As filed with the Securities and Exchange Commission on December 6, 2018

Registration No. 333-227379

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4

To

Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DOTA HOLDINGS LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	5961	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Draper Oakwood Investments, LLC
55 East 3rd Ave.
San Mateo, CA 94401
(713) 213-7061

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19715
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart Neuhauser, Esq. Douglas Ellenoff, Esq. Jeffrey W. Rubin, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105-0302 (212) 370-1300	Michael Johns Michael Lockwood Maples and Calder PO Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands (345) 949-8066	Ira L. Kotel, Esq. Brian Lee, Esq. Michael A. Smith Dentons US LLP 1221 Avenue of the Americas New York, NY 10020 (212) 768-6700

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Registration Statement becomes effective and all other conditions to the business combination contemplated by the Business Combination Agreement described in the included proxy statement/prospectus have been satisfied or waived.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each Class of Security to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee
Ordinary Shares(3)(10)	7,575,000	$10.10	$76,507,500		$9,525.19
Warrants(4)(10)	3,011,250	$0.5745	$1,729,963		$215.39
Ordinary Shares issuable on exercise of Warrants(5)(10)	3,011,250	$11.50	—	(11)	—
Ordinary Shares issuable on exchange of Rights(6)(10)	602,250	$10.10	$6,082,725		$757.30
Unit Purchase Option (7)(10)	500,000	$10.00	$5,000,000		$622.50
Units subject to Unit Purchase Option(7)(10)	—	$—	—		—
Ordinary Shares issuable on exercise of Unit Purchase Option(8)(10)	550,000	—	—	(11)	—
Warrants issuable on exercise of Unit Purchase Option(9)(10)	250,000	—	—	(11)	—
Total	15,499,750				$11,120.36	(12)

(1)	All securities being registered will be issued by DOTA Holdings Limited, a Cayman Islands exempted company (“Holdco”). In connection with the business combination described in the enclosed proxy statement/prospectus, (a) DOTA Merger Subsidiary Inc. (“Merger Sub”), a newly formed subsidiary of Holdco, will be merged with and into Draper Oakwood Technology Acquisition, Inc., a publicly traded Delaware corporation (“DOTA”), and all of the outstanding common stock, warrants and rights of DOTA will be converted into securities of Holdco, and (b) the existing shareholders of Reebonz Limited, a Singapore corporation (“Reebonz”), will exchange 100% of the outstanding share capital of Reebonz for ordinary shares of Holdco.

(2)	Based on the market prices on September 12, 2018 of the Class A common stock and warrants of DOTA (the company to which the Registrant will succeed after the transactions described in this registration statement and the enclosed proxy statement/prospectus).

(3)	Consists of ordinary shares issuable in exchange for outstanding Class A common stock, par value $.0001 per share, and Class F common stock, par value $.0001 per share, of DOTA, including shares of Class A common stock included in outstanding units of DOTA, each unit consisting of one share of Class A common stock, one-half of one Warrant and one right entitling the holder to receive one-tenth (1/10) of one share of Class A common stock and shares of Class A common stock issued to EarlyBirdCapital, Inc. Upon the business combination described in this registration statement and the enclosed proxy statement/prospectus, all units will be separated into their component securities, and all rights will be exchanged for ordinary shares of Holdco.

(4)	Consists of warrants issuable in exchange for outstanding warrants of DOTA, including warrants included in outstanding units of DOTA, warrants included in outstanding units purchased by the founders of DOTA (“Founders”).

(5)	Consists of ordinary shares issuable upon exercise of warrants. Each warrant will entitle the warrant holder to purchase one ordinary share at a price of $11.50 per share (subject to adjustment).

(6)	Consists of ordinary shares issuable pursuant to the mandatory exchange of rights upon the effectiveness of the business combination described in this registration statement and the enclosed proxy statement/prospectus, including rights included in outstanding units of DOTA, rights included in outstanding units purchased by the Founders and rights issuable on the exercise of a Unit Purchase Option. The Registrant will not receive any consideration in connection with such exchange.

(7)	The Unit Purchase Option represents the right of the holder to acquire up to 500,000 units, each unit consisting of one and one-tenth (1/10) ordinary shares and one-half of one warrant of Holdco. Each warrant will entitle the holder thereof to purchase one ordinary share of Holdco at a price of $11.50 per share (subject to adjustment).

(8)	Consists of ordinary shares issuable upon exercise of the Unit Purchase Option, including 500,000 ordinary shares issuable upon exercise of warrants and 50,000 ordinary shares issuable in lieu of issuance of rights.

(9)	Consists of warrants issuable upon the exercise of the Unit Purchase Option.

(10)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(11)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(12)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION, DATED DECEMBER 6, 2018

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.
c/o Draper Oakwood Investments, LLC
55 East 3rd Ave.
San Mateo, CA 94401

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2018

TO THE STOCKHOLDERS OF DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Draper Oakwood Technology Acquisition, Inc., a Delaware corporation (“DOTA”), will be held at 10:00 a.m. eastern time, on December 19, 2018, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, NY 10105. You are cordially invited to attend the special meeting, which will be held for the following purposes:

(1)       to consider and vote upon a proposal to approve the Business Combination Agreement, dated as of September 4, 2018 (the “Business Combination Agreement”), by and among DOTA, DOTA Holdings Limited, a Cayman Islands exempted company (“Holdco”), DOTA Merger Subsidiary Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Merger Sub”), Draper Oakwood Investments, LLC (solely in the capacity as the Purchaser Representative), Reebonz Limited, a Singapore corporation (“Reebonz”) and the shareholders of Reebonz named therein (the “Sellers”), which, among other things, provides for (a) the merger of Merger Sub with and into DOTA, with DOTA surviving the merger and the security holders of DOTA becoming security holders of Holdco, which will become a new public company, and (b) upon the effectiveness of such merger, the exchange of 100% of the outstanding share capital of Reebonz by the shareholders of Reebonz for ordinary shares of Holdco and the assumption by Holdco of outstanding Reebonz options and warrants (with equitable adjustments and additional amendments to the options) and (c) adoption of the amended and restated memorandum and articles of association, and to approve the business combination contemplated by such agreement – we refer to this proposal as the “business combination proposal” and a copy of the Business Combination Agreement and a copy of the amended and restated memorandum and articles of association of Holdco are attached to the accompanying proxy statement/prospectus as Annex A and Annex B, respectively;

(2)       to consider and vote upon proposals to approve the adoption of the 2018 Omnibus Equity Incentive Plan, the 2018 Reebonz Share Option Plan and the Management Performance Plan — we refer to these proposals as the “incentive compensation plan proposals” and a copy of each of these plans is attached to the accompanying proxy statement/prospectus as Annex C-1, C-2 and C-3, respectively;

(3)       to approve, for purposes of complying with applicable NASDAQ Stock Market LLC listing rules, the issuance of more than 20% of DOTA’s issued and outstanding common stock in financing transactions in connection with the proposed business combination - we refer to this as the “share issuance proposal”; and

(4)       to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, DOTA is not authorized to consummate the business combination — we refer to this proposal as the “adjournment proposal.”

These items of business are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of DOTA Common Stock at the close of business on December 5, 2018 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

After careful consideration, DOTA’s board of directors has determined that the business combination proposal, the incentive compensation plan proposals, the share issuance proposal and the adjournment proposal are fair to and in the best interests of DOTA and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” the incentive compensation plan proposals, “FOR” the share issuance proposal and “FOR” the adjournment proposal, if presented.

Under the Business Combination Agreement, the approvals of the business combination proposal and the approval of the incentive plan proposals are conditions to the consummation of the business combination. If the business combination or any of the incentive plan proposals is not approved by DOTA’s stockholders, the business combination will not be consummated. The approval of the business combination proposal is a condition to the submission of the other proposals included herein for stockholder approval.

All DOTA stockholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of DOTA Common Stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the business combination proposal and the incentive compensation plan proposals, but will have no effect on the other proposals.

A complete list of DOTA stockholders of record entitled to vote at the special meeting will be available for ten (10) days before the special meeting at the principal executive offices of DOTA for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

______________

Roderick Perry

Executive Chairman

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS, AND YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES CONVERTED INTO CASH. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST AFFIRMATIVELY VOTE EITHER FOR OR AGAINST THE BUSINESS COMBINATION PROPOSAL AND DEMAND THAT DOTA CONVERT YOUR SHARES INTO CASH NO LATER THAN 5:00 P.M. EASTERN TIME ON DECEMBER 17, 2018 (TWO (2) BUSINESS DAYS PRIOR TO THE SPECIAL MEETING) BY (A) CHECKING THE BOX ON THE PROXY CARD, (B)DELIVERING A CONVERSION NOTICE TO DOTA’S TRANSFER AGENT AND (C) TENDERING YOUR STOCK TO DOTA’S TRANSFER AGENT. YOU MAY TENDER YOUR STOCK BY EITHER DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. AS LONG AS YOU VOTE ON THE BUSINESS COMBINATION PROPOSAL, YOU MAY VOTE EITHER FOR OR AGAINST THE SUCH PROPOSAL WITHOUT AFFECTING YOUR ELIGIBILITY FOR EXERCISING REDEMPTION RIGHTS. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE CONVERTED INTO CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “SPECIAL MEETING OF DOTA STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

This proxy statement/prospectus is dated ________, 2018 and is first being mailed to Draper Oakwood Technology Acquisition, Inc. stockholders on or about ________, 2018.

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commissions is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 6, 2018

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

PROSPECTUS FOR UP TO 7,575,000 ORDINARY SHARES, 3,011,250 WARRANTS, 3,613,500 ORDINARY SHARES ISSUABLE UPON EXERCISE OF WARRANTS AND EXCHANGE OF RIGHTS, 500,000 UNIT PURCHASE OPTIONS, 500,000 UNITS, 550,000 ORDINARY SHARES AND 250,000 WARRANTS ISSUABLE UPON EXERCISE OF UNIT PURCHASE OPTIONS

OF

DOTA HOLDINGS LIMITED

The board of directors of Draper Oakwood Technology Acquisition, Inc., a Delaware corporation (“DOTA”) has unanimously approved the Business Combination Agreement, dated as of September 4, 2018 (the “Business Combination Agreement”), by and among DOTA, DOTA Holdings Limited, a Cayman Islands exempted company (“Holdco”), DOTA Merger Subsidiary Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Merger Sub”), Draper Oakwood Investments, LLC (solely in the capacity as the Purchaser Representative) and Reebonz Limited, a Singapore corporation (“Reebonz”) and the shareholders of Reebonz named therein (the “Sellers”), which, among other things, provides for (i) the merger of Merger Sub with and into DOTA, with DOTA surviving the merger and the security holders of DOTA becoming security holders of Holdco, (ii) upon the effectiveness of such merger, the exchange of 100% of the outstanding share capital of Reebonz by the shareholders of Reebonz for ordinary shares of Holdco and the assumption of Holdco of outstanding Reebonz options and warrants (with equitable adjustments and additional amendments to the options) (the “business combination”) and (iii) the adoption of Holdco’s amended and restated memorandum and articles of association. As a result of and upon consummation of the business combination, each of DOTA and Reebonz will become a wholly owned subsidiary of Holdco, and Holdco will change its name to “Reebonz Holding Limited.” as described in this proxy statement/prospectus and become a new public company owned by the prior stockholders of DOTA and the prior shareholders of Reebonz.

Pursuant to the Business Combination Agreement, upon the consummation of the business combination (i) each outstanding share of Class A common stock and each outstanding share of Class F common stock of DOTA will be converted into one ordinary share of Holdco, (ii) each outstanding warrant of DOTA will be converted into one warrant of Holdco that entitles the holder thereof to purchase one ordinary share of Holdco in lieu of one share of DOTA Class A common stock, and (iii) each outstanding right of DOTA will be exchanged for one-tenth of an ordinary share of Holdco. Accordingly, this prospectus covers the issuance by Holdco of an aggregate of 7,575,000 ordinary shares, 3,011,250 warrants and 3,613,500 ordinary shares issuable upon exercise of warrants or exchange of rights.

Additionally, the holders of an outstanding unit purchase options of DOTA which represents the right to acquire an aggregate of 500,000 shares of Class A common stock, 250,000 warrants and rights to purchase 50,000 shares of Class A common stock of DOTA will exchange such unit purchase options for unit purchase options of Holdco which represent the right to acquire an aggregate of 550,000 ordinary shares and 250,000 warrants of Holdco upon consummation of the Business Combination. Such unit purchase options and securities of Holdco underlying such unit purchase options are also covered by this prospectus.

As a result of the business combination, Holdco will become a new public company and each of DOTA and Reebonz will become a wholly-owned subsidiary of Holdco. The former security holders of DOTA and Reebonz will become security holders of Holdco. As a result of the business combination, assuming that no stockholders of DOTA elect to convert their public shares into cash in connection with therewith as permitted by DOTA’s amended and restated certificate of incorporation and based on the audited consolidated indebtedness and cash and cash equivalent of Reebonz and its subsidiaries and the redemption price for public stockholders using the balance of the trust account as of June 30, 2018, the Sellers and holders of the in-the-money Reebonz options (for such purpose only treating such options as if exercised on a net basis) will own approximately 71% of the ordinary shares of Holdco to be outstanding immediately after the business combination and the former DOTA stockholders will own approximately 29% of Holdco’s outstanding ordinary shares provided that such numbers also include 10% of the Holdco ordinary shares otherwise issuable to the Sellers at the closing of the business combination, which will not be issued at such time and will be reserved as holdback shares (the “Holdback Shares”) to serve as indemnification under the Business Combination Agreement and only issued on the first anniversary of the Closing to the extent not used for indemnification purposes and exclude any potential earnout shares issued pursuant to the Management Performance Plan. If 3,090,397 DOTA public shares (the maximum number of DOTA public shares that can be redeemed, such that at least $5,000,001 is available from the trust account after giving effect to payments that DOTA would be required to make to converting shareholders which meets the net tangible assets requirement in order to consummate the business combination) are converted into cash, such percentages will be approximately 80.2% and 19.8%, respectively.

Proposals to approve the Business Combination Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the special meeting of stockholders of DOTA scheduled to be held on December 19, 2018.

DOTA’s units, Class A common stock, warrants and rights are currently listed on the Nasdaq Capital Market under the symbols “DOTAU,” “DOTA,” “DOTAW” and “DOTAR,” respectively. Holdco will apply for listing, to be effective at the time of the business combination, of its ordinary shares and warrants on NASDAQ under the proposed symbols RBZ and RBZW, respectively. Holdco will not have units traded following consummation of the business combination.

Each of DOTA and Holdco is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements.

This proxy statement/prospectus provides you with detailed information about the business combination and other matters to be considered at the special meeting of DOTA’s stockholders. We encourage you to carefully read this entire document and the documents incorporated by reference. You should also carefully consider the risk factors described in “Risk Factors.”

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated _____, 2018, and is first being mailed to DOTA security holders on or about _______, 2018.

i

ANNEXES

Annex A: Business Combination Agreement

Annex B: Amended and Restated Memorandum and Articles of Association of Reebonz Holding Limited

Annex C-1: Form of Reebonz Holding Limited 2018 Omnibus Equity Incentive Plan

Annex C-2: Form of Reebonz Holding Limited 2018 Share Option Plan

Annex C-3: Form of Reebonz Holding Limited Management Performance Plan

Annex D: Form of Proxy for Draper Oakwood Technology Acquisition, Inc. Special Meeting of Stockholders

ii

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission, or SEC, by Holdco (File No. 333-227379), constitutes a prospectus of Holdco under Section 5 of the U.S. Securities Act of 1933, as amended, or the Securities Act, with respect to the Holdco ordinary shares to be issued to DOTA stockholders and holders of rights, the warrants to acquire Holdco ordinary shares to be issued to DOTA warrant holders and the Holdco Ordinary Shares underlying such warrants as well as the unit purchase option to acquire Holdco securities to be issued to holders of DOTA unit purchase options and securities of Holdco underlying such unit purchase options, if the business combination described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to the special meeting of DOTA stockholders at which DOTA stockholders will be asked to consider and vote upon a proposal to approve the business combination by the approval and adoption of the Business Combination Agreement, among other matters.

CONVENTIONS WHICH APPLY TO THIS PROXY STATEMENT/PROSPECTUS

In this proxy statement/prospectus, unless otherwise specified or the context otherwise requires:

“$,” “US$” and “U.S. dollar” each refers to the United States dollar; and

“S$,” “SGD” and “Singapore Dollar” each refers to the Singapore dollar, the official currency of Singapore.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

Reebonz’s audited financial statements and interim financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and referred to in this proxy statement/prospectus as “IFRS.” Reebonz refers in various places within this proxy statement/prospectus to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-IFRS measures that are calculated as earnings before interest, tax and depreciation and amortization and more fully explained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Reebonz—Certain Non-IFRS Measures.” The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for Reebonz’s consolidated financial results prepared in accordance with IFRS.

INDUSTRY AND MARKET DATA

In this proxy statement/prospectus, Reebonz relies on and refers to industry data, information and statistics regarding the markets in which it competes from research as well as from publicly available information, industry and general publications and research and studies conducted by third parties such as data by International Monetary Fund, World Economic Outlook database and Bain & Company (“Bain”). Reebonz has supplemented this information where necessary with its own internal estimates and information obtained from discussions with Reebonz customers, taking into account publicly available information about other industry participants and Reebonz management’s best view as to information that is not publicly available. This information appears in “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Market Opportunity,” “Business of Reebonz” and other sections of this proxy statement/prospectus. We have taken such care as we consider reasonable in the extraction and reproduction of information from such data from third-party sources.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

iii

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms the “Company” and “Reebonz” refer to Reebonz Limited, a Singapore company, and the term “DOTA” refers to Draper Oakwood Technology Acquisition, Inc., a Delaware corporation. “Holdco” refers to DOTA Holdings Limited, a newly incorporated Cayman Islands exempted company.

In this document:

“accumulated buyers” means, as of the end of the period specified, the number of total buyers on a cumulative basis since Reebonz’s inception.

“adjournment proposal” means a proposal to adjourn the special meeting of the stockholders of DOTA to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the business combination proposal.

“ateliers” means Reebonz’s team of appraisers, trained gemologists and watch technicians who provide certain services including authentication, valuation and grading services.

’‘AUD” means the legal currency of Australia.

“average GMV per user” represents online transacted GMV for the period divided by the number of total buyers who purchased online during the period (Reebonz currently does not track offline orders from buyers using their unique customer identification number), regardless of the order being returned or canceled or discounts and credits being applied.

“average order value” or ’‘AOV” represents online transacted GMV for the period divided by the number of online orders from buyers during the period (Reebonz currently does not track the number of offline orders), regardless of the order being returned or canceled or discounts and credits being applied.

“B2C” means “business to consumer” and refers to business or transactions conducted directly between a company and consumers who are the end-users of its products or services.

“B2C Merchandise Business” means Reebonz’s core merchandise sales business, which consists primarily of its B2C “e-tailing” business, through which Reebonz sells authentic new and pre-owned luxury goods to buyers through its platform.

“B2C Merchant’s Marketplace” means Reebonz B2C marketplace which was launched in Singapore in May 2015.

“broker non-vote” means the failure of a DOTA stockholder, who holds his or her shares in “street name” through a broker or other nominee, to give voting instructions to such broker or other nominee.

“Business Combination Agreement” means the Business Combination Agreement, dated as of September 4, 2018, as may be amended, by and among DOTA, Merger Sub, Holdco, Reebonz, the Purchaser Representative, and the Sellers.

“Business Combination” or “Transactions” means the Merger and the Share Exchange, and other transactions contemplated by the Business Combination Agreement.

“business combination proposal” means a proposal to approve the Business Combination Agreement and transactions contemplated thereby.

“C2C” means “consumer to consumer” and refers to business or transactions conducted directly between consumers of certain products or services.

“C2C Individual Seller’s Marketplace” means collectively, Reebonz’s C2C marketplaces, Reebonz Closets and White Glove Service.

“Closing” means the closing of the Transactions.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Law” means the Companies Law (2018 Revision) of the Cayman Islands.

“Core Asia Pacific Market” means a region consisting solely of Singapore, Malaysia, Indonesia, Thailand, the Philippines, Vietnam, Hong Kong, South Korea, Taiwan, Australia and New Zealand, and excluding among others, China, India and Japan.

“DGCL” means the Delaware General Corporation Law.

“DOTA” or “Purchaser” means Draper Oakwood Technology Acquisition, Inc., a Delaware corporation.

“DOTA Class A Common Stock” means DOTA’s Class A common stock, par value $0.0001 per share.

“DOTA Class F Common Stock” means DOTA’s Class F common stock, par value $0.0001 per share.

“DOTA Common Stock” means shares of DOTA Class A Common Stock and DOTA Class F Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extended Period” means the time permitted for DOTA to consummate its initial business combination; if DOTA does not consummate its initial business combination by September 19, 2018, it may extend the period of time to consummate a business combination up to two times, each by an additional three months (or until March 19, 2019 to complete a business combination).

“€” means Euro, the legal currency of the European Union.

“Founder Shares” means shares of DOTA Class F common stock, 1,437,500 of which are currently outstanding and have been issued to the Initial Stockholder prior to the.

“GMV” for a specified period represents gross merchandise value and is an operating metric, which is the total value of online orders placed and offline merchandise sold through Reebonz’s Merchandise Business or its Marketplace Business that are generally initiated through our platform.

“HK$” means the legal currency of Hong Kong.

“Holdco” means DOTA Holdings Limited, a Cayman Islands exempted company.

“IDR” means the legal currency of Indonesia.

“IFRS” refers to International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB).

“incentive plan proposals” refer to proposals to approve the adoption of the 2018 Omnibus Equity Incentive Plan, the 2018 Reebonz Share Option Plan and the Management Performance Plan of Holdco.

“Initial Stockholder” means the holder of DOTA Class F Common Stock.

“IPO” means the initial public offering of units of DOTA, consummated on September 19, 2017.

“KRW” means the legal currency of South Korea.

“Marketplace Business” or “marketplaces” means collectively, Reebonz’s C2C Individual Seller’s Marketplace and B2C Merchant’s Marketplace.

“Merger” or “redomestication merger” means the merger of Merger Sub with and into DOTA, with DOTA surviving such merger. Pursuant to the Merger, prior security holders will receive securities of Holdco, and DOTA will become a wholly owned subsidiary of Holdco.

“Merger Sub” means DOTA Merger Subsidiaries Inc., a Delaware corporation.

“MYR” means the legal currency of Malaysia.

“NASDAQ” means the NASDAQ Stock Market LLC.

“new buyer” means any unique buyer, as identified by his or her unique customer identification number in Reebonz’s system, who made his or her first online purchase in the specified period (Reebonz currently does not track offline orders from buyers using their unique customer identification number), regardless of the buyer returning or cancelling the order.

“NT$” means the legal currency of Taiwan.

“online sales” mean sales made through Reebonz’s online platform, including its websites and mobile application.

“ordinary shares” means the ordinary shares, par value $0.0001 per share, of Holdco.

“Prospectus” means the prospectus included in the Registration Statement on Form F-4 (Registration No. 333-227379) filed with the U.S. Securities and Exchange Commission.

“public shares” means shares of DOTA Class A Common Stock issued as part of the units sold in DOTA’s IPO.

“public stockholders” means the holders of DOTA Class A Common Stock.

“public warrants” means the warrants included in the units sold in DOTA’s IPO, each of which is exercisable for one share of DOTA Class A Common Stock, in accordance with its terms.

“Purchaser Representative” means Draper Oakwood Investments, LLC, a Delaware limited liability company.

“redemption” means the right of the holders of DOTA Class A Common Stock to have their shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus.

“Reebonz Closets” means one of Reebonz’s C2C marketplaces, where individual members primarily use Reebonz’s mobile application to sell pre-owned luxury goods directly to other members in the same country.

“registered members” means the number of Reebonz accounts that have been registered as of the end of a period.

“repeat buyer” means any buyer, as identified by his or her unique customer identification number in Reebonz’s system, who made an online purchase in the specified period and had previously made one or more online purchase through its platform from Reebonz’s inception to the end of the specified period (Reebonz currently does not track offline orders from buyers using their unique customer identification number), regardless of the buyer returning or cancelling the order. A new buyer that makes his or her first purchase and then a repeat purchase during the same period would be considered a “repeat buyer” for such period and would also be considered a “new buyer” for such period.

“rights” means the rights included in the units sold in the IPO and simultaneous private placements, each of which is exercisable for one tenth of one share of DOTA Class A Common Stock, in accordance with its terms.

“SEC” means the U.S. Securities and Exchange Commission.

“Sellers” means the shareholders of Reebonz named as seller parties to the Business Combination Agreement.

“SGD,” “Singapore dollar” and “S$” mean the legal currency of Singapore.

“Share Exchange” means the exchange of 100% of share capital of Reebonz for ordinary shares of Holdco and assumption by Holdco of outstanding Reebonz options and warrants (with equitable adjustments and additional amendments to the options).

“share issuance proposal” means a proposal to approve, for purposes of complying with applicable NASDAQ Stock Market LLC listing rules, the issuance of more than 20% of DOTA’s issued and outstanding common stock in financing transactions in connection with the Business Combination.

“Singapore” means the Republic of Singapore.

“SKUs” mean stock keeping units. For new products sold by Reebonz through its B2C Merchandise Business, a line of products has a single stock keeping unit, while for pre-owned goods sold by Reebonz, or goods sold through its Marketplace Business, each item available for sale has its own unique stock keeping unit. SKU data is presented for the period specified and not as of a specific date.

“Southeast Asia” means a region consisting solely of Singapore, Malaysia, Indonesia, Thailand, the Philippines and Vietnam.

“Special Meeting” means the special meeting of the stockholders of DOTA, to be held on December 19, 2018 at 10_ a.m. Eastern Time, at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105.

“Sponsor” means Draper Oakwood Investments, LLC, a Delaware limited liability company.

“THB” means the legal currency of Thailand.

“total buyers” for a specified period means, collectively, the unique buyers, as identified by his or her unique customer identification number in Reebonz’s system, who have made online purchases through our platform during the specified period (Reebonz currently do not track offline orders from buyers using their unique customer identification number), regardless of the buyer returning or cancelling the order.

“total orders” for a specified period means total online orders (Reebonz currently do not track the number of offline orders), regardless of the order being returned or cancelled.

“trust account” means the trust account that holds a portion of the proceeds of DOTA’s IPO and the concurrent sale of the private placement units.

“units” means units issued in the IPO, each consisting of one share of DOTA Class A Common Stock, one-half of one warrant of DOTA and one right.

“U.S.” means the United States of America.

“U.S. dollar,” “US$” and “$” mean the legal currency of the United States;

“U.S. GAAP” means United States generally accepted accounting principles.

“warrants” means a warrant to purchase DOTA Class A Common Stock issued in the IPO and simultaneous private placements. Each whole warrant entitles the holder thereof to purchase one share of DOTA Class A Common Stock at a price of $11.50 per share.

“White Glove Service” means one of Reebonz’s C2C marketplaces which primarily caters to premium individual sellers, where Reebonz takes pre-owned luxury goods on consignment from individuals and offer them for sale on its platform.

SUMMARY OF THE MATERIAL TERMS OF THE BUSINESS COMBINATION

The parties to the Business Combination Agreement are Draper Oakwood Technology Acquisition, Inc. (“DOTA”), DOTA Merger Sub Inc. (“Merger Sub”), DOTA Holdings Limited (“Holdco”), Draper Oakwood Investments, LLC, in its capacity as the Purchaser Representative thereunder (the “Purchaser Representative”), Reebonz Limited (‘Reebonz”), and the shareholders of Reebonz named as Sellers therein (the “Sellers”). Pursuant to the Business Combination Agreement, (1) Merger Sub will merge with and into DOTA, with DOTA surviving the merger, and each of the former security holders of DOTA receiving securities of Holdco (the “redomestication merger”) and (2) the outstanding share capital of Reebonz will be exchanged by the Sellers for ordinary shares of Holdco and the outstanding options and warrants of Reebonz will be assumed by Holdco (with equitable adjustments) (the “share exchange” and together with the redomestication merger and the other transactions contemplated by the Business Combination Agreement, the “business combination”). See the section in this summary entitled “The Business Combination Proposal.”

Reebonz believes it is a leading player in the online luxury market in its markets of Southeast Asia and Core Asia Pacific Market, based on GMV. Reebonz’s Core Asia Pacific Market consists of Singapore, Malaysia, Indonesia, Thailand, the Philippines, Vietnam, Hong Kong, South Korea, Taiwan, Australia and New Zealand, collectively. Reebonz aims to makes luxury accessible to consumers through its internet platform, which includes localized versions of its website, www.reebonz.com, and its Reebonz mobile application, complemented by its offline channels. Through its core B2C Merchandise Business, Reebonz curates and sells authentic new and pre-owned luxury goods, including handbags, small leather goods and other accessories, shoes, watches and jewelry, from the world’s leading luxury brands. Reebonz also provides a marketplace for individuals to sell new and pre-owned luxury goods. Reebonz believes its buyer and seller promises, transaction fulfillment services, returns and refunds policies and product authentication capabilities have helped it build a trusted reputation that encourages buyers and sellers to use its platform. With the introduction of Reebonz Closets, a C2C marketplace, in February 2015, and the launch of B2C Merchant’s Marketplace in Singapore in May 2015, Reebonz expect to grow its Marketplace Business to complement its B2C Merchandise Business by enabling its buyers to become sellers, and sellers to become buyers, thereby transforming Reebonz’s business into an ecosystem for luxury goods that increases engagement and enhances the lifetime value of its customers. Reebonz provides buyers and sellers an omni-channel experience to buy and sell luxury goods through its integrated websites, mobile application and offline channels. See the section entitled “Business of Reebonz.”

Under the Business Combination Agreement, upon the consummation of the redomestication merger, each share of DOTA Class A common stock and Class F Common Stock, including those contained in units of DOTA, will be exchanged for one ordinary share of Holdco, except that holders, or “public stockholders,” of shares of DOTA’s common stock sold in its initial public offering, or “public shares,” shall be entitled to elect instead to receive a pro rata portion of DOTA’s trust account, as provided in DOTA’s constitutional documents. Additionally, each outstanding DOTA warrant will entitle the holder to purchase one ordinary share of Holdco in lieu of one share of DOTA Common Stock.

Under the Business Combination Agreement, upon consummation of the share exchange, the holders of Reebonz’s ordinary shares and vested in-the-money options will be entitled to receive, in their pro rata portion, a number of ordinary shares of Holdco and replacement in-the-money options of Holdco based on an enterprise value of US$252 million, as reduced for the consolidated indebtedness, net of cash and cash equivalents, of Reebonz (“Net Debt”) as of the date of the last auditor reviewed fiscal quarter prior to the closing of the business combination (the “Closing”), with each Holdco share valued at the price per share paid to public stockholders for each DOTA share in the redemption (the “Redemption Price”). Using the Net Debt as of June 30, 2018 and a Redemption Price of approximately $10.27 per share (estimated redemption price as of December 19, 2018, the anticipated closing date), this would result in approximately 19.92 million ordinary shares of Holdco being issued to the Sellers and the holders of Reebonz in-the-money options at the Closing (treating the options for such calculations as if exercised on a cashless basis at such time, although they will not be and will be assumed by Holdco); provided, that 10% of the Holdco ordinary shares otherwise issuable to the Sellers at the Closing will not be issued at such time and will be reserved as holdback shares (the “Holdback Shares”) to serve as indemnification under the Business Combination Agreement and only issued on the first anniversary of the Closing to the extent not used for indemnification purposes. For a detailed discussion on calculation of the number of Holdco shares to be received by holders of Reebonz securities in connection with the Business Combination, please see the section titled “The Business Combination Proposal - The Business Combination Agreement and Related Agreements.” These calculations exclude any earnout shares under the business combination agreement and the Management Performance Plan and the awards under the 2018 Omnibus Equity Incentive Plan, as well as any out-of-the-money warrants of Reebonz that are assumed by Holdco pursuant to the Business Combination Agreement. In addition, after the Closing, the Sellers may receive up to an additional 1,000,000 Holdco ordinary shares as earnout shares under the Business Combination Agreement, and Holdco’s management may receive up to an additional 1,500,000 Holdco ordinary shares under the Management Performance Plan, in each case, if certain consolidated revenue and share price targets are achieved with respect to the 2019 and 2020 calendar years (with an additional lookback for the subsequent year with respect to the share price). Issuance of Holdco securities in connection with the share exchange with Reebonz security holders are exempt from registration under the Securities Act in reliance upon Section 4(a)(2) thereof because, among other things, the issuances are contractual obligations pursuant to a privately negotiated transaction and each of the holders of Reebonz shares executed the Business Combination Agreement and therefore is already contractually bound. Certain holders of Reebonz securities are not U.S. persons and that the issuance of the securities of Holdco to such persons would be extraterritorial and within the scope of Regulation S, and that those shareholders who are likely considered as U.S. persons under Regulation S are all accredited investors or qualified institutional buyers.

Pursuant to the Business Combination Agreement, prior to the consummation of the business combination, the board of directors and shareholders of Holdco will amend and restate Holdco’s memorandum and articles of association. The Amended and Restated Memorandum and Articles of Association of Holdco differ from DOTA’s amended and restated certificate of incorporation in multiple aspects, including: (i) the name of the new public entity will be “Reebonz Holding Limited” as opposed to “Draper Oakwood Technology Acquisition, Inc.”; (ii) Holdco has 200,000,000 authorized ordinary shares and 5,000,000 authorized preferred shares, as opposed to DOTA having 18,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (iii) Holdco’s corporate existence is perpetual as opposed to DOTA’s corporate existence terminating if a business combination is not consummated by DOTA within a specified period of time; and (iv) Holdco’s charter does not include the various provisions applicable only to specified purpose acquisition corporations that DOTA’s amended and restated certificate of incorporation contains.

In addition to voting on the business combination, the stockholders of DOTA will consider and vote upon proposals to approve the adoption of the 2018 Omnibus Equity Incentive Plan, the 2018 Reebonz Share Option Plan and the Management Performance Plan — we refer to these proposals as the “incentive compensation plan proposals.” See the section entitled “The Incentive Compensation Plan Proposals.”

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior the Closing, including, among other reasons: (i) by mutual written consent of DOTA, Holdco and Reebonz; (ii) by written notice by either DOTA or Reebonz if the Closing has not occurred on or prior to December 19, 2018, (iii) by written notice by either DOTA or Reebonz if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the business combination, and such order or other action has become final and non-appealable; (iv) by written notice by Reebonz for DOTA’s, Holdco’s or Merger Sub’s uncured breach, such that the related closing condition would not be satisfied; (v) by written notice by DOTA or Holdco for Reebonz’s or any Seller’s uncured breach, such that the related closing condition would not be satisfied; (vi) by DOTA or Holdco if there has been an event constituting a “Material Adverse Effect” on Reebonz or any of its subsidiaries since the date of the Business Combination Agreement which is uncured and continuing; (vii) by written notice by either DOTA, Holdco or Reebonz if DOTA holds its stockholder meeting to approve the Business Combination Agreement and the business combination and such approval is not obtained; and (viii) by written notice by Sellers holding at least 50.1% of Reebonz’s shares (on an as-converted to ordinary share basis) if the Closing has not occurred on or prior to June 30, 2019. See the section entitled “The Business Combination Proposal - The Business Combination Agreement and Related Agreements — Termination.”

After the business combination, the directors of Holdco will be Samuel Lim, Chua Kee Lock, and Jeff Richards, who were designated by Reebonz, and Roderick Perry and Ali Erfan, who were designated by DOTA. Roderick Perry is currently the Executive Chairman and a director of DOTA, and Ali Erfan is currently the Vice Chairman and a director of DOTA. Neither Mr. Perry nor Mr. Erfan has received or will receive any compensation as an executive officer of DOTA. After the merger, Messrs. Perry, Erfan, Chua, and Richards will be considered independent directors under the rules of NASDAQ. See the section entitled “Management of Holdco Following the Business Combination.”

Upon completion of the business combination, the current officers of Reebonz will remain officers of Reebonz and will become officers of Holdco, holding the equivalent positions as those held with Reebonz. These officers are Samuel Lim, Daniel Lim, Benjamin Han, Torres Oey, Nupur Sadiwala, Cassie Mah, Lynn Ng, and Evelyn Lim. Each of these persons is currently an executive officer of Reebonz. See the section entitled “Management of Holdco Following the Business Combination.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q. Why am I receiving this proxy statement/ prospectus?	A. DOTA and Reebonz have agreed to a business combination under the terms of the Business Combination Agreement, dated as of September 4, 2018, that is described in this proxy statement/prospectus and to approve the business combination contemplated by the Business Combination Agreement. This agreement is referred to as the “Business Combination Agreement.” The Business Combination Agreement provides for, among other things, (a) the merger of Merger Sub with and into DOTA, with DOTA surviving the merger, and each of the current security holders of DOTA receiving securities of Holdco, which we call the “redomestication merger,” (b) the exchange of 100% of the ordinary shares of Reebonz by holders thereof for ordinary shares of Holdco and the assumption by Holdco of outstanding Reebonz options and warrants (with equitable adjustments and additional amendments to the options), which we call the “share exchange,” and (c) the adoption of Holdco’s amended and restated memorandum and articles of association. This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

Q. What is being voted on at the Special Meeting?	A. DOTA’s stockholders are being asked to vote to approve the Business Combination Agreement and transactions contemplated thereby. See the section entitled “The Business Combination Proposal.”

DOTA’s stockholders are also being asked to consider and vote upon proposals to approve the adoption of the 2018 Omnibus Equity Incentive Plan, the 2018 Reebonz Share Option Plan and the Management Performance Plan of Holdco. See the section entitled “The Incentive Compensation Plan Proposals.”

In addition to the foregoing proposals, the stockholders are also asked to consider and vote upon a proposal to approve, for purposes of complying with applicable NASDAQ Stock Market LLC listing rules, the issuance of more than 20% of DOTA’s issued and outstanding common stock in financing transactions in connection with the proposed business combination. See the section entitled “The Share Issuance Proposal.”

The stockholders may also be asked to consider and vote upon a proposal to adjourn the meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, DOTA would not have been authorized to consummate the business combination. See the section entitled “The Adjournment Proposal.”

DOTA will hold the special meeting of its stockholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed business combination and the other matters to be acted upon at the special meeting. Stockholders should read it carefully.

The vote of stockholders is important. Stockholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q. Why is DOTA proposing the business combination?	A. DOTA was organized to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities.

DOTA completed its IPO of units on September 19, 2017, with each unit consisting of one share of its Class A common stock, one-half of one warrant to purchase one share of common stock at a price of $11.50 and one right, each entitling the holder thereof to receive one tenth of one share of DOTA Class A Common Stock upon DOTA’s completion of its initial business combination and also closed on the sale of the units subject to overallotment on September 27, 2017, raising total gross proceeds of $57,500,000. Since the IPO, DOTA’s activity has been limited to the evaluation of business combination candidates.

Although DOTA’s focus in searching for a target business was in technology sector, DOTA was not limited to that industry and was permitted to choose a target business in any industry or geographic region that it felt provided its stockholders with the greatest opportunity to participate in a company with significant growth potential. Accordingly, it regularly analyzed investment opportunities that were outside the technology section in an effort to locate the best potential business combination opportunity for its stockholders.

Reebonz operates an online luxury market in Southeast Asia and the Core Asia Pacific Market. Based on its due diligence investigations of Reebonz and the industry in which it operates, including the financial and other information provided by Reebonz in the course of their negotiations, DOTA believes that Reebonz has an appealing growth profile and a compelling valuation. As a result, DOTA believes that a business combination with Reebonz will provide DOTA stockholders with an opportunity to participate in a company with significant growth potential. See the section entitled “The Business Combination Proposal — DOTA’s Board of Directors’ Reasons for Approval of the Business Combination.”

Q. Why is DOTA providing stockholders with the opportunity to vote on the Business Combination?	A. Under its amended and restated certificate of incorporation, DOTA must provide all holders of its public shares with the opportunity to have their public shares redeemed upon the consummation of DOTA’s initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, DOTA has elected to provide its stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, DOTA is seeking to obtain the approval of its stockholders of the Business Combination Proposal in order to allow its public stockholders to effectuate redemptions of their public shares in connection with the closing of the Business Combination.

Q. Are the proposals conditioned on one another?	A. Unless the business combination proposal is approved, the incentive compensation plan proposals and the share issuance proposal will not be presented to the stockholders of DOTA at the Special Meeting. The adjournment proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that in the event that the business combination proposal does not receive the requisite vote for approval, then DOTA will not consummate the Business Combination. If DOTA does not consummate the Business Combination and fails to complete an initial business combination by December 19, 2018 (or, if applicable, the Extended Period), DOTA will be required to dissolve and liquidate its trust account by returning the then remaining funds in such account to its public stockholders.

Q. What will happen in the Business Combination?	A. At the Closing, Merger Sub will merge with and into DOTA, with DOTA surviving such merger. Upon consummation of the merger, DOTA will become a wholly-owned subsidiary of Holdco and security holders of DOTA securities will exchange their DOTA securities for securities of Holdco. In particular, each outstanding share of DOTA Class A Common Stock and each outstanding share of DOTA Class F Common Stock will be converted into one ordinary share of Holdco, (ii) each outstanding warrant of DOTA shall be converted into one warrant of Holdco that entitles the holder thereof to purchase one ordinary share of Holdco in lieu of one share of DOTA Class A common stock, and (iii) each outstanding right of DOTA will be exchanged for one-tenth of an ordinary share of Holdco. In connection with the share exchange, shareholders of Reebonz will exchange their Reebonz shares for of Holdco and Holdco will assume all Reebonz options and warrants (with equitable adjustments and additional amendments to the options), as a result of which, Reebonz will become a wholly-owned subsidiary of Holdco. The cash held in the trust account and the proceeds from the financing transactions in connection with the Business Combination will be used by Holdco for working capital and general corporate purposes following the consummation of the Business Combination. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A. For Holdco’s organizational structure chart upon consummation of the Business Combination, please see “The Business Combination Agreement — Transaction and Organizational Structures Prior to and Following consummation of the Business Combination.”

Q. What conditions must be satisfied to complete the Business Combination?	A. There are a number of closing conditions to the Business Combination, including, but not limited to, the following:

●	the approval of the Business Combination Agreement and the transactions contemplated thereby and related matters by the requisite vote of DOTA’s stockholders;

●	expiration of any waiting period under applicable antitrust laws;

●	receipt of requisite regulatory approvals and specified third party consents;

●	no law or order preventing or prohibiting the transactions contemplated by the Business Combination Agreement;

●	no pending litigation to enjoin or restrict the consummation of the Business Combination;

●	DOTA having at least $5,000,001 in net tangible assets upon the consummation of the Business Combination, after giving effect to public stockholders’ exercise of their redemption rights;

●	the election or appointment of members to Holdco’s board of directors as described herein;

●	the effectiveness of this registration statement; and

●	the assumption by Holdco of the Reebonz options, warrants and other convertible securities.

For a summary of all of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “Business Combination Proposal – Business Combination Agreement and Related Agreements.”

Q. Did the DOTA board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the business combination?	A. DOTA’s board of directors did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the business combination with Reebonz. The officers and directors of DOTA have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of DOTA’s financial advisors, enabled them to make the necessary analyses and determinations regarding the business combination with Reebonz. In addition, DOTA’s officers and directors and its advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of DOTA’s board of directors in valuing Reebonz’s business, and assuming the risk that the board of directors may not have properly valued such business.

Q. How many votes do I have at the Special Meeting?	A. DOTA stockholders are entitled to one vote at the Special Meeting for each share of DOTA Common Stock held of record as of December 5, 2018, the record date for the Special Meeting (the “Record Date”). As of the close of business on the Record Date, there were 7,575,000 shares of DOTA Common Stock outstanding.

Q. What vote is required to approve the proposals presented at the Special Meeting?	A. The approval of each of the business combination proposal, the incentive compensation plan proposals, the share issuance proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of DOTA Common Stock entitled to vote and represented in person or by proxy at the Special Meeting. Assuming a quorum is established, a stockholder’s failure to vote by proxy or to vote in person at the Special Meeting will have the same effect as voted “against” each of the foregoing proposals. DOTA’s Sponsor, directors and officers have agreed to vote their shares in favor of the business combination proposal. As of the date of this proxy statement/prospectus, DOTA’s Sponsor, directors and officers beneficially owned an aggregate of 1,655,500 shares of DOTA Common Stock.

Q. What constitutes a quorum at the Special Meeting?	A. Holders of a majority in voting power of DOTA Common Stock issued and outstanding and entitled to vote at the Special Meeting constitute a quorum. In the absence of a quorum, the chairman of the meeting has power to adjourn the Special Meeting. As of the Record Date, 3,787,500 shares of DOTA Common Stock would be required to achieve a quorum.

Q. How do the insiders of DOTA intend to vote on the proposals?	A. DOTA’s Sponsor, officers and directors beneficially own and are entitled to vote an aggregate of approximately 21.8% of the outstanding shares of DOTA’s common stock. These parties have agreed to vote their securities in favor of the business combination proposal. The DOTA’s Sponsor, officers and directors have also indicated that they intend to vote their shares in favor of all other proposals being presented at the meeting.

Q. Do I have redemption rights?	A. Pursuant to DOTA’s amended and restated certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with DOTA’s Charter. As of the date of this proxy statement/prospectus, based on funds in the trust account of approximately $59.10 million, this would have amounted to approximately $10.27 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of DOTA Common Stock for cash. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to DOTA’s transfer agent prior to the Special Meeting. See the section titled “Special Meeting of DOTA Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q. As long as I vote on the business combination, will how I vote affect my ability to exercise redemption rights?	A. No. You may exercise your redemption rights whether you vote your shares of DOTA Common Stock “FOR” or “AGAINST” the Business Combination Proposal or any other proposal described by this proxy statement/prospectus. As a result, the Business Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of NASDAQ.

Q. How do I exercise my redemption rights?

A.    If you are a holder of public shares and wish to exercise your redemption rights, you must affirmatively vote either for or against the Business Combination Proposal and demand that DOTA convert your shares into cash no later than 5:00 p.m. Eastern Time on December 17, 2018 (two (2) business days prior to the vote on the business combination proposal) by (A) checking the box on the proxy card, (B) submitting your request in writing to Mark Zimkind of Continental Stock Transfer & Trust Company, at the address listed at the end of this section and (C) delivering your stock to DOTA’s transfer agent physically or electronically using The Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System.  As long as you vote on the Business Combination Proposal, you may affirmatively vote either for or against the business combination proposal without affecting your eligibility for exercising your redemption rights.  Any holder of public shares voting for or against the business combination proposal will be entitled to demand that his shares be converted for a full pro rata portion of the amount then in the trust account (which was $59.1 million, or $10.27 per share, as of December 5, 2018, the record date).  Such amount, less any owed but unpaid taxes on the funds in the trust account, will be paid promptly upon consummation of the business combination.  There are currently no owed but unpaid income taxes on the funds in the trust account.  However, under Delaware law, the proceeds held in the trust account could be subject to claims which could take priority over those of DOTA’s public stockholders exercising redemption rights, regardless of whether such holders vote for or against the business combination proposal.  Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims.  Your vote on any proposal other than the business combination proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

If you wish to exercise your redemption rights but initially do not check the box on the proxy card providing for the exercise of your redemption rights and do not send a written request to DOTA to exercise your redemption rights, you may request DOTA to send you another proxy card on which you may indicate your intended vote or your intention to exercise your redemption rights. You may make such request by contacting DOTA at the phone number or address listed at the end of this section.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the business combination proposal at the special meeting. If you deliver your shares for redemption to DOTA’s transfer agent and later decide prior to the special meeting not to elect conversion, you may request that DOTA’s transfer agent return the shares (physically or electronically). You may make such request by contacting DOTA’s transfer agent at the phone number or address listed at the end of this section.

Any corrected or changed proxy card or written demand of redemption rights must be received by DOTA’s secretary prior to the vote taken on the business combination proposal at the special meeting.  No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to DOTA’s transfer agent at least two (2) business days prior to the vote at the meeting.

If a holder of public shares properly makes a demand for redemption as described above, then, if the business combination is not consummated, DOTA will convert these shares into a pro rata portion of funds deposited in the trust account. If you exercise your redemption rights, then you will be exchanging your shares of DOTA Common Stock for cash and will not be entitled to Holdco ordinary shares upon consummation of the Business Combination. If the business combination is not approved or completed for any reason, then holders of public shares who elected to exercise their redemption rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, DOTA will promptly return any shares delivered by public holders and such holders may only share in the assets of the trust account upon the liquidation of DOTA. This may result in holders receiving less than they would have received if the business combination was completed and they exercised redemption rights in connection therewith due to potential claims of creditors.

If you are a holder of public shares and you exercise your redemption rights, it will not result in the loss of any DOTA warrants that you may hold. Your warrants will become exercisable to purchase one ordinary share of Holdco in lieu of one share of DOTA Common Stock for a purchase price of $11.50 upon consummation of the business combination.

Q. If I am a Warrant or Right holder, can I exercise redemption rights with respect to my warrants or rights?	A. No. The holders of warrants and rights have no redemption rights with respect to such securities.

Q. If I am a Unit holder, can I exercise redemption rights with respect to my Units?

A.    No. Holders of outstanding Units must separate the underlying shares of common stock, warrants and rights prior to exercising redemption rights with respect to the public shares.

If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company, DOTA’s transfer agent, with written instructions to separate such units into public shares, rights and warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units. See “how do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, DOTA’s transfer agent. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of public shares, rights and warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q. Do I have appraisal rights if I object to the proposed business combination?	A. No. Neither DOTA stockholders nor its unit holders, warrant holders or rights holders have appraisal rights in connection with the business combination under the General Corporation Law of the State of Delaware (“DGCL”).

Q. I am a DOTA warrant holder. Why am I receiving this proxy statement/prospectus?	A. As a holder of DOTA warrants, you will be entitled to purchase one ordinary share of Holdco in lieu of one share of DOTA Common Stock at a purchase price of $11.50 upon consummation of the business combination, in lieu of one share of common stock of DOTA. This proxy statement/prospectus includes important information about Holdco and the business of Holdco and its subsidiaries following consummation of the business combination. Since holders of DOTA warrants will become holders of warrants of Holdco and may become holders of Holdco ordinary shares upon consummation of the business combination, we urge you to read the information contained in this proxy statement/prospectus carefully.

Q. What happens to the funds deposited in the trust account after consummation of the business combination?	A. Of the net proceeds of DOTA’s initial public offering (including underwriters’ exercise of over-allotment option) and simultaneous private placements, a total of $57,500,000 were placed in the trust account immediately following the initial public offering. After consummation of the business combination, the funds in the trust account will be released to Holdco and used by Holdco to pay holders of the public shares who exercise redemption rights, to pay fees and expenses incurred in connection with the business combination with Reebonz (including fees of an aggregate of approximately $5.025 million to certain underwriters and finders in connection with the business combination), for expenses related to prior proposed business combinations that were not consummated and for working capital and general corporate purposes of Holdco.

Q. What happens if a substantial number of public stockholders vote in favor of the business combination proposal and exercise their redemption rights?

A.    Unlike other blank check companies which require public stockholders to vote against a business combination in order to exercise their redemption rights, DOTA’s public stockholders may vote in favor of the business combination and exercise their redemption rights.  Accordingly, the business combination may be consummated even though the funds available from the trust account and the number of public stockholders are substantially reduced as a result of redemption by public stockholders.  However, the business combination will not be consummated if, upon the consummation of the business combination, DOTA does not have at least $5,000,001 net tangible assets after giving effect to payment of amounts that DOTA will be required to pay to converting stockholders upon consummation of the business combination. As a result, based on the current expected DOTA cash, expenses and liabilities at Closing, holders of no more than 5,256,391 public shares of DOTA (or approximately 69.3% of the total outstanding shares of DOTA Common Stock) could seek redemption of their shares without triggering Reebonz’s right to terminate the business combination agreement. Also, with fewer public shares and public stockholders, the trading market for Holdco’s ordinary shares may be less liquid than the market for DOTA’s shares of common stock were prior to the merger and Holdco may not be able to meet the listing standards for Nasdaq or another national securities exchange.  In addition, with fewer funds available from the trust account, the working capital infusion from the trust account into Reebonz’s business will be reduced.

Q. What happens if the business combination is not consummated?	A. If DOTA does not complete the business combination with Reebonz or another business combination by December 19, 2018 (or, if applicable, the Extended Period), DOTA must redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to an amount then held in the trust account (currently anticipated to be approximately $10.27 per share as of December 19, 2018, the anticipated closing date).

Q. When do you expect the business combination to be completed?	A. It is currently anticipated that the business combination will be consummated promptly following the DOTA special meeting which is set for December 19, 2018; however, such meeting could be adjourned, as described above. For a description of the conditions for the completion of the business combination, see the section entitled “The Business Combination Agreement — Conditions to the Closing of the Business Combination.”

Q. What do I need to do now?	A. DOTA urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the business combination will affect you as a stockholder and/or warrant holder of DOTA. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q. How do I vote?	A. If you are a holder of record of DOTA Common Stock on the record date, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q. If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?	A. As disclosed in this proxy statement/prospectus, your broker, bank or nominee cannot vote your shares on the business combination proposal or the incentive plan proposals unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q. May I change my vote after I have mailed my signed proxy card?	A. Yes. Stockholders may send a later-dated, signed proxy card to DOTA’s secretary at the address set forth below so that it is received by DOTA’s Chief Executive Officer prior to the vote at the special meeting or attend the special meeting in person and vote. Stockholders also may revoke their proxy by sending a notice of revocation to DOTA’s Chief Executive Officer, which must be received by DOTA’s Chief Executive Officer prior to the vote at the special meeting.

Q. What happens if I fail to take any action with respect to the meeting?	A. If you fail to take any action with respect to the meeting and the business combination is approved by stockholders and consummated, you will become a shareholder of Holdco. If you fail to take any action with respect to the meeting and the business combination is not approved, you will continue to be a stockholder and/or warrant holder of DOTA.

Q. What should I do with my stock and/or warrants certificates?

A.    DOTA warrant holders should not submit their warrant certificates now and those stockholders who do not elect to have their DOTA shares converted into the pro rata share of the trust account should not submit their share certificates now.  After the consummation of the business combination, Holdco’s transfer agent will send instructions to DOTA security holders regarding the exchange of their DOTA securities for Holdco securities.  DOTA stockholders who exercise their redemption rights must deliver their stock certificates to DOTA’s transfer agent (either physically or electronically) at least two (2) business days prior to the vote at the special meeting.

Q. What should I do if I receive more than one set of voting materials?	A. Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your DOTA shares.

Q. Who can help answer my questions?

A.    If you have questions about the Business Combination or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

Aamer Sarfraz

Draper Oakwood Technology Acquisition, Inc.

55 East 3rd Ave.

San Mateo, CA 94401

Email: aamer@draperoakwood.com

Or:

Advantage Proxy Tel: 1-877-870-8565 or 1-206-870-8565 Email: ksmith@advantageproxy.com

You may also obtain additional information about DOTA from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your shares, you will need to deliver your stock (either physically or electronically) to DOTA’s transfer agent at the address below at least two (2) business days prior to the vote at the special meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mr. Mark Zimkind Continental Stock Transfer & Trust Company 1 State Street, 30th Floor New York, New York 10004 E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the special meeting, including the business combination, you should read this entire document carefully, including the business combination agreement attached as Annex A to this proxy statement/prospectus. The business combination agreement is the legal document that governs the merger and share exchange and the other transactions that will be undertaken in connection with the business combination. It is also described in detail in this proxy statement/prospectus in the section entitled “The Business Combination Agreement.”

The Parties

DOTA

DOTA is a blank check company formed in order to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. DOTA was incorporated under the laws of Delaware on April 27, 2017.

On September 19, 2017, DOTA closed its initial public offering of 5,000,000 units, with each unit consisting of one share of its common stock, one-half of one warrant to purchase one share of its common stock at a purchase price of $11.50 upon consummation of an initial business combination and one right entitling the holder thereof to receive one-tenth (1/10) of one share of Common Stock upon the consummation of an initial business combination. On September 27, 2017, DOTA consummated the sale of an additional 750,000 units which were subject to an over-allotment option granted to the underwriters of its initial public offering. The units from the initial public offering (including the over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $7,500,000. Simultaneously with the consummation of the initial public offering and the exercise of the underwriters’ over-allotment option, DOTA consummated the private sale of 272,500 units to its initial stockholders, in each case at $10.00 per unit for an aggregate purchase price of $2,725,000. A total of $57,500,000 was deposited into the trust account and the remaining proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The initial public offering was conducted pursuant to a registration statement on Form S-1 (Reg. No. 333-220180) that became effective on September 14, 2018. As of the date of this proxy statement/prospectus, there was approximately $59.10 million held in the trust account.

After consummation of the business combination, the funds in the trust account will be released to Holdco and used by Holdco to pay holders of the public shares who exercise redemption rights, to pay fees and expenses incurred in connection with the business combination with Reebonz (including fees of an aggregate of approximately $5.025 million to various underwriters and finders in connection with the business combination), for expenses related to prior proposed business combinations that were not consummated and for working capital and general corporate purposes.

EBC, in its role as investment banker to DOTA, has provided DOTA with advice and assistance in reviewing potential targets with which to consummate a business combination and arranging meetings with and preparing materials for investors in connection with the consummation of the business combination, as well as providing general advice with respect to special purpose acquisition company transactions.

EBC and other holders of DOTA’s unit purchase options representing the right to acquire up to 500,000 shares of common stock of DOTA and 250,000 warrants of DOTA will receive 550,000 ordinary shares and 250,000 warrants in exchange for such unit purchase options upon the consummation of the business combination.

DOTA units, common stock, warrants and rights are listed on NASDAQ under the symbols “DOTAU,” “DOTA,” “DOTAW,” and “DOTAR,” respectively.

The mailing address of DOTA’s principal executive office is 55 East 3rd Ave., San Mateo, CA. After the consummation of the business combination, it will become a wholly owned subsidiary of Holdco.

Holdco

Holdco was incorporated in July 2018 solely for the purpose of effectuating the redomestication merger described herein. Holdco was incorporated under the laws of the Cayman Islands as an exempted company on July 27, 2018. Holdco owns no material assets and does not operate any business.

Prior to the consummation of the business combination, the sole directors and shareholders of Holdco are Roderick Perry and Aamer Sarfraz, who are currently Executive Chairman and Chief Executive Officer, respectively, of DOTA.

The mailing address of Holdco’s registered office is PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. After the consummation of the business combination, its principal executive office will be that of Reebonz, located at 5 Tampines North Drive 5, #07-00, Singapore 528548 and its telephone number is (+65) 6499 9469.

Holdco will be renamed “Reebonz Holding Limited” upon consummation of the Business Combination.

Reebonz

Reebonz is a leading specialist online luxury retailer in our Core Asia Pacific Market. Its Core Asia Pacific Market consists of Singapore, Malaysia, Indonesia, Thailand, the Philippines, Vietnam, Hong Kong, South Korea, Taiwan, Australia and New Zealand, collectively. Reebonz makes luxury accessible to consumers through its internet platform, which includes localized versions of its website, www.reebonz.com, and the Reebonz mobile application, complemented by its offline channels. Through its core Merchandise Business, Reebonz curates and sells authentic new and pre-owned luxury goods, including handbags, small leather goods and other accessories, shoes, watches and jewelry, from the world’s leading luxury brands. Reebonz also provides a marketplace for individuals to sell new and pre-owned luxury goods. Reebonz believes its buyer and seller promises, transaction fulfillment services, returns and refunds policies and product authentication capabilities have helped it build a trusted reputation that encourages buyers and sellers to use its platform.

The mailing address of Reebonz’s principal executive office is 5 Tampines North Drive 5, #07-00, Singapore 528548 and its telephone number is (+65) 6499 9469.

The Business Combination Proposal

The business combination agreement provides for a business combination transaction by means of (i) the merger of Merger Sub with and into DOTA, with DOTA surviving and each of the former security holders of DOTA receiving securities of Holdco, with Holdco becoming a new public company and (ii) the exchange of 100% of the outstanding share capital of Reebonz by the Reebonz shareholders for ordinary shares of Holdco and assumption by Holdco of outstanding Reebonz options and warrants (with equitable adjustments and additional amendments to the options).

On September 4, 2018, DOTA entered into the Business Combination Agreement with Holdco, Merger Sub, Reebonz, Draper Oakwood Investments, LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative thereunder, and the shareholders of Reebonz named therein.

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement, Merger Sub will merge with and into DOTA, with DOTA continuing as the surviving entity and with holders of DOTA securities receiving securities of Holdco, and Holdco will acquire all of the issued and outstanding capital shares of Reebonz from existing shareholders of Reebonz in exchange for ordinary shares of Holdco, with Reebonz becoming a wholly-owned subsidiary of Holdco and Holdco will assume Reebonz’s outstanding options, warrants and other securities convertible into or that have the right to acquire Reebonz shares (the “Share Exchange”).

The total consideration to be provided at the closing of the Business Combination by Holdco to shareholders of Reebonz and the holders of in-the-money convertible securities Reebonz that are assumed by Holdco will be based on an enterprise value of Reebonz of (i) US$252 million, less (ii) the aggregate amount of any outstanding indebtedness, net of cash and cash equivalents, of Reebonz and its subsidiaries as of the end of the last fiscal quarter for which there are auditor-reviewed financial statements as of the closing of the Business Combination, with the price per share of Reebonz shares determined on a fully diluted basis using such valuation. For a detailed discussion on calculation of the number of Holdco shares to be received by holders of Reebonz securities in connection with the Business Combination, please see the section titled “The Business Combination Proposal - The Business Combination Agreement and Related Agreements.” However, ten percent (10%) of the ordinary shares of Holdco otherwise issuable to shareholders of Reebonz at the closing of the Business Combination will be held back and not issued until twelve (12) months after the closing to the extent that such shares are not used to satisfy the indemnification obligations of Reebonz’s shareholders under the Business Combination Agreement. In addition, after the Closing, the Sellers may receive up to an additional 1,000,000 Holdco ordinary shares as earnout shares under the Business Combination Agreement, and Holdco’s management may receive up to an additional 1,500,000 Holdco ordinary shares under the Management Performance Plan, in each case, if certain consolidated revenue and share price targets are achieved with respect to the 2019 and 2020 calendar years (with an additional lookback for the subsequent year with respect to the share price).

In addition to the approval of the Business Combination Proposal, unless waived by the parties to the Business Combination Agreement, in accordance with applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Business Combination Agreement including, among others, receipt of the requisite stockholder approval contemplated by this proxy statement/prospectus. For more information about the closing conditions to the Business Combination, see the section titled “Business Combination Proposal—Conditions to Closing of the Business Combination.”

Pursuant to the Business Combination Agreement, prior to the consummation of the Business Combination, the board of directors and shareholders of Holdco will amend and restate Holdco’s memorandum and articles of association. The Amended and Restated Memorandum and Articles of Association will differ from DOTA’s amended and restated certificate of incorporation in multiple aspects, including: (i) the name of the new public entity will be ” Reebonz Holding Limited” as opposed to “Draper Oakwood Technology Acquisition, Inc.”; (ii) Holdco has 200,000,000 authorized ordinary shares and 5,000,000 authorized preferred shares, as opposed to DOTA having 18,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (iii) Holdco’s corporate existence is perpetual as opposed to DOTA’s corporate existence terminating if a business combination is not consummated by DOTA within a specified period of time; and (iv) Holdco’s constitutional documents do not include the various provisions applicable only to special purpose acquisition companies that DOTA’s amended and restated certificate of incorporation contains. For more information about Holdco’s Amended and Restated Memorandum and Articles of Association, please see the section entitled “The Business Combination Proposal – Holdco’s Amended and Restated Memorandum and Articles of Association” and a copy of the Amended and Restated Memorandum and Articles of Association of Holdco is attached hereto as Annex B.

The Incentive Compensation Plan Proposals

The stockholders of DOTA will vote on the adoption of three equity compensation plans: (i) the 2018 Omnibus Equity Incentive Plan, which permits the grant of various types of equity awards to such employees (including officers), non-employee consultants and non-employee directors and subject to such terms as the compensation committee may from time to time determine; (ii) the 2018 Share Option Plan which provides for the grant of options to replace vested and unvested options in the Reebonz Limited option plan which are outstanding at the time of the termination of the Reebonz Limited option plan upon closing of the Business Combination, and (iii) the Management Performance Plan which provides for equity awards to management employees based upon the achievement of Company performance targets for 2019 and 2020. For more information about each of the foregoing compensation plans, please see the section titled “The Incentive Compensation Plan Proposals” and annexes C-1, C-2 and C-3 of this proxy statement/prospectus.

The Share Issuance Proposal

NASDAQ listing rules require that its listed companies obtain shareholder approval for issuances of securities in excess of 20% of its issued and outstanding voting stock prior to the issuance. In connection with the approval of the Business Combination Proposal, DOTA’s stockholders will be asked to consider and vote upon a proposal to approve, for purposes of complying with applicable NASDAQ listing rules, the issuance of securities in excess of 20% of DOTA’s issued and outstanding common stock, including the shares of DOTA Common Stock issuable upon the exchange of such securities. Please see the section entitled “The Share Issuance Proposal.”

The Adjournment Proposal

If, based on the tabulated vote, there are not sufficient votes at the time of the special meeting to authorize DOTA to consummate the business combination (because the business combination proposal is not approved or DOTA would have less than $5,000,001 of net tangible assets immediately prior to Closing after taking into account the holders of the public shares that have properly elected to redeem their public shares), DOTA’s board of directors may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies. Please see the section entitled “The Adjournment Proposal.”

DOTA Initial Stockholder

As of December 5, 2018, the record date for the Special Meeting, DOTA’s initial stockholder/its sponsor beneficially owned and were entitled to vote an aggregate of 1,437,500 initial shares that were issued prior to DOTA’s initial public offering. The sponsor also purchased an aggregate of 218,000 private units simultaneously with the consummation of DOTA’s IPO. The initial shares and shares underlying the private units currently constitute approximately 21.8% of the outstanding shares of DOTA Common Stock.

In connection with the initial public offering, each of DOTA’s Sponsor, officers and directors agreed to vote the initial shares, the shares included in the private units, as well as any shares of common stock acquired in the aftermarket, in favor of the business combination proposal. DOTA’s Sponsor, officers and directors have also indicated that they intend to vote their shares in favor of all other proposals being presented at the meeting. The Founder Shares and shares included in the private units have no redemption rights in the event a business combination is not effected in the required time period and will be worthless if no business combination is effected by DOTA. In connection with the IPO, the DOTA initial stockholder entered into an escrow agreement pursuant to which their initial shares are held in escrow and may not be transferred (subject to limited exceptions) until with respect to 50% of the initial shares, the earlier of one year after the date of the consummation of an initial business combination and the date on which the closing price of DOTA’s common stock exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of an initial business combination and, with respect to the remaining 50% of the initial shares, one year after the date of the consummation of an initial business combination, or earlier in each case if, subsequent to DOTA’s initial business combination, it consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property (which escrow arrangements will be transferred to Holdco at the closing of the Business Combination).

Date, Time and Place of Special Meeting of DOTA’s Stockholders

The special meeting of the stockholders of DOTA will be held at 10:00 a.m., Eastern time, on December 19, 2018, at the offices of Ellenoff Grossman & Schole LLP, DOTA’s counsel, at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105, to consider and vote upon the business combination proposal, the incentive compensation plan proposals, the share issuance proposal and/or if necessary, the adjournment proposal to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, DOTA is not authorized to consummate the business combination.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned shares of DOTA Common Stock at the close of business on December 5, 2018, which is the record date for the special meeting. Stockholders will have one vote for each share of DOTA Common Stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. DOTA warrants do not have voting rights. On the record date, there were 7,575,000 shares of DOTA Common Stock outstanding, of which 5,750,000 were public shares with the rest being held by the DOTA initial stockholder and EBC.

Quorum and Vote of DOTA Stockholders

A quorum of DOTA stockholders is necessary to hold a valid meeting. A quorum will be present at the DOTA special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum. The DOTA Initial Stockholder holds approximately 21.8% of the outstanding shares of DOTA Common Stock. Such shares, as well as any shares of common stock acquired in the aftermarket by the DOTA Initial Stockholder, will be voted in favor of the proposals presented at the special meeting. The proposals presented at the special meeting will require the following votes:

●	Pursuant to DOTA’s amended and restated certificate of incorporation, the approval of the business combination proposal will require the affirmative vote of the holders of a majority of the then outstanding shares of DOTA Common Stock present and entitled to vote at the meeting. There are currently 7,575,000 shares of DOTA Common Stock outstanding, of which 5,750,000 are public shares.

●	The approval of the incentive compensation plan proposals will require the affirmative vote of the holders of a majority of the then outstanding shares of DOTA Common Stock present and entitled to vote at the meeting.

●	The approval of the share issuance proposal will require the affirmative vote of the holders of a majority of the then outstanding shares of DOTA Common Stock present and entitled to vote at the meeting.

●	The approval of the adjournment proposal will require the affirmative vote of the holders of a majority of the then outstanding shares of DOTA Common Stock present and entitled to vote at the meeting.

Abstentions will have the same effect as a vote “against” on each of the above proposals. Broker non-votes will have no effect on the business combination proposal and the incentive compensation plan proposals.

Under the business combination agreement, the approval of the incentive compensation plan proposals is a condition to the adoption of the business combination proposal. In addition, if the business combination proposal is not approved, the other proposals (other than the adjournment proposal) will not be presented to the stockholders for a vote.

Redemption Rights

Pursuant to DOTA’s amended and restated certificate of incorporation, a holder of public shares may demand that DOTA convert such shares into cash if the business combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they affirmatively vote either for or against the Business Combination Proposal and demand that DOTA convert their shares into cash no later than 5:00 p.m. Eastern Time on December 17, 2018 (two (2) business days prior to the vote at the special meeting) by (A) checking the box on the proxy card, (B) by submitting your request in writing to Mark Zimkind of Continental Stock Transfer & Trust Company and (C) delivering your stock to DOTA’s transfer agent physically or electronically using the Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System. If you fail to affirmatively vote either for or against the business combination proposal, including as a result of an abstention or broker non-vote, you will not be permitted to exercise your redemption rights. If the business combination is not completed, these shares will not be converted into cash. In such case, DOTA will promptly return any shares delivered by public holders for redemption and such holders may only share in the assets of the trust account upon the liquidation of DOTA. This may result in holders receiving less than they would have received if the business combination was completed and they had exercised their redemption rights in connection therewith due to potential claims of creditors. If a holder of public shares properly demands redemption, DOTA will convert each public share into a full pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the business combination. As of December 5, 2018, the record date, this would amount to approximately $10.27 per share. If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of DOTA Common Stock for cash and will no longer own the shares. See the section entitled “Special Meeting of DOTA Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to convert your shares into cash.

The Business Combination will not be consummated if DOTA will have net tangible assets of less than $5,000,001 after taking into account holders of public shares that have properly demanded redemption of their, upon the consummation of the business combination, shares into cash.

Holders of DOTA warrants and rights will not have redemption rights with respect to such securities.

Appraisal Rights

DOTA stockholders (including the initial stockholder) and holders of other DOTA securities do not have appraisal rights in connection with the merger under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. DOTA has engaged Advantage Proxy to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of DOTA Stockholders — Revoking Your Proxy.”

Interests of DOTA’s Directors and Officers in the Business Combination

When you consider the recommendation of DOTA’s board of directors in favor of approval of the business combination proposal, you should keep in mind that DOTA’s initial stockholders, including its directors and executive officers, have interests in such proposal that are different from, or in addition to, your interests as a stockholder, warrant holder or rights holder. These interests include, among other things:

●	If the business combination with Reebonz or another business combination is not consummated by December 19, 2018 (or, if applicable, the Extended Period), DOTA will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the 1,437,500 initial shares held by DOTA’s initial stockholders, including its directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to DOTA’s initial public offering, would be worthless because DOTA’s initial stockholders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $14.7 million based upon the closing price of $10.2 per share on NASDAQ on November 30, 2018.

●	DOTA’s initial stockholder and EBC purchased an aggregate of 272,500 private units from DOTA for an aggregate purchase price of $2,725,000 (or $10.00 per unit). These purchases took place on a private placement basis simultaneously with the consummation of the initial public offering. All of the proceeds DOTA received from these purchases were placed in the trust account. Such units had an aggregate market value of $3.03 million based upon the closing price of $11 per unit on NASDAQ on November 30, 2018. The purchasers of the private units waived the right to participate in any redemption or liquidation distribution with respect to such private units. Accordingly, the DOTA shares and warrants underlying the private units will become worthless if DOTA does not consummate a business combination by December 19, 2018 (or, if applicable, the Extended Period)(as will the DOTA warrants held by public stockholders).

●	The market value of each of the DOTA directors’ current equity ownership in DOTA Common Stock and units, based on the closing price of $10.2 per share of common stock and $11 per unit on the NASDAQ as of November 30, 2018, is approximately $17.73 million.

●	The business combination agreement provides that Roderick Perry and Ali Erfan, current directors of DOTA, will be directors of Holdco after the closing of the business combination. As such, in the future each will receive any cash fees, stock options or stock awards that the Holdco board of directors determines to pay to its non-executive directors.

●	If Holdco is unable to complete a business combination within the required time period, the Initial Stockholder will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by DOTA for services rendered or contracted for or products sold to DOTA, but only if such a vendor or target business has not executed such a waiver.

●	DOTA’s initial stockholders, including its officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on DOTA’s behalf, such as identifying and investigating possible business targets and business combinations. However, if DOTA fails to consummate a business combination within the required period, they will not have any claim against the trust account for reimbursement. Accordingly, DOTA may not be able to reimburse these expenses if the business combination with Reebonz or another business combination, is not completed by December 19, 2018 (or, if applicable, the Extended Period). As of the date of this proxy statement/prospectus, there are no unpaid reimbursable expenses.

●	Since its inception, the Sponsor has made loans from time to time to DOTA to fund certain capital requirements. As of the date of this proxy statement/prospectus, an aggregate of $710,000 principal amount of these loans is outstanding. These loans are evidenced by non-interest bearing notes that are convertible at the Sponsor’s election upon the consummation of an initial business combination into units of DOTA, at a price of $10.00 per unit.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding DOTA or its securities, the DOTA initial stockholders, or Reebonz’s shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of DOTA’s common stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the shares present and entitled to vote at the special meeting to approve the business combination proposal vote in its favor and that DOTA have in excess of the required amount to consummate the business combination under the business combination agreement, where it appears that such requirements would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the DOTA initial stockholders for nominal value.

Entering into any such arrangements may have a depressive effect on DOTA’s common stock. For example, as a result of these arrangements, an investor or holder may have to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the business combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the business combination proposal and other proposals to be presented at the special meeting and would likely increase the chances that such proposals would be approved. Moreover, any such purchases may make it more likely that DOTA will have in excess of the required amount of cash available to consummate the business combination as described above.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. DOTA will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the business combination proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Recommendation to Stockholders

DOTA’s board of directors believes that the business combination proposal and the other proposals to be presented at the special meeting are fair to and in the best interest of DOTA’s stockholders and unanimously recommends that its stockholders vote “FOR” the business combination proposal, “FOR” each of the incentive compensation plan proposals, “FOR” the share issuance proposal and “FOR” the adjournment proposal, if presented.

Conditions to the Closing of the Business Combination

The obligations of each party to consummate the Business Combination are subject to the satisfaction or waiver of customary conditions and Closing deliverables, including (1) the Registration Statement having been declared and remain effective, (2) DOTA’s stockholders having approved each of the proposals set forth herein at the Special Meeting in accordance with the Registration Statement, (3) all consents required to be obtained from or made with any governmental authority in order to consummate the transactions contemplated by the Business Combination Agreement shall have been obtained or made, and any waiting periods (an any extension thereof) applicable to the consummation of transactions contemplated by the Business Combination Agreement under any antitrust laws shall have expired or been terminated; (4) the consents required to be obtained or made from any third party (other than a governmental authority) in order to consummate the transactions contemplated by the Business Combination Agreement, that are set forth in a schedule thereto, shall have been obtained or made; (5) no governmental authority having enacted any law or order which has the effect of making the transactions or agreements contemplated by the Business Combination Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by the Business Combination Agreement, (6) there shall be no pending action brought by a third party non-affiliate to enjoin or otherwise restrict the consummation of the Closing, (7) upon the Closing, after giving effect to the completion of DOTA’s redemption of its public stockholders in connection with the Merger, DOTA shall have net tangible assets of at least $5,000,001, (8) the parties’ respective representations and warranties shall be true and correct as of the closing date (subject to certain materiality qualifiers), (9) each of the parties shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the Business Combination Agreement to be performed or complied with by it on or prior to the Closing Date, and (10) no event having occurred since the date of the Business Combination Agreement resulting in a material adverse effect upon the business, assets, liabilities, results of operations, prospects or condition of the other party and its subsidiaries, taken as a whole, or the other party’s ability to consummate the transactions contemplated by the Business Combination Agreement and ancillary documents on a timely basis (subject in each case to customary exceptions) (a “Material Adverse Effect”), which is continuing and uncured. The obligation of DOTA, Holdco and Merger Sub to consummate the Transactions is also subject to the satisfaction or waiver or certain additional conditions, including the receipt of certain employment agreements, terminations of certain agreements and resignations of Reebonz officers and directors prior to Closing. In addition, each party shall have received duly executed copies of the various related agreements (as described below) in the forms attached to the Business Combination Agreement.

Anticipated Accounting Treatment

The business combination will be accounted for as a reverse merger in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”). Under this method of accounting, DOTA will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Reebonz’s existing operations will comprise the ongoing operations of the combined company, Reebonz’s senior management will comprise the senior management of the combined company, and the former owners and management of Reebonz will have control of the board of directors after the merger by virtue of being able to appoint a majority of the directors of the combined company. In accordance with guidance applicable to these circumstances, the merger will be treated as the equivalent of Reebonz issuing shares for the net assets of DOTA, accompanied by a recapitalization. The net assets of DOTA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the merger will be those of Reebonz.

Regulatory Matters

The business combination agreement and the transactions contemplated by the business combination agreement are not subject to any additional federal or state regulatory requirement or approval, except for filings with the Registrar of Companies of the Cayman Islands and the Secretary of State of the State of Delaware necessary to effectuate the transactions contemplated by the business combination agreement.

Risk Factors

In evaluating the proposals to be presented at the special meeting, a stockholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED HISTORICAL FINANCIAL INFORMATION

In this section, references to “Reebonz” are intended to refer to Reebonz Limited and its subsidiaries, unless the context clearly indicates otherwise.

DOTA

DOTA is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the merger.

DOTA’s balance sheet data as of September 30, 2018 and statement of operations data for the nine months ended September 30, 2018 are derived from DOTA’s unaudited financial statements included elsewhere in this proxy statement/prospectus. The financial statements of DOTA are stated in US dollars (US$).

DOTA’s balance sheet data as of December 31, 2017, statement of operations data for the period from April 27, 2017 (inception) to December 31, 2017 are derived from DOTA’s audited financial statements included elsewhere in this proxy statement/prospectus. The consolidated financial statements of DOTA are stated in US dollars (US$).

The information in this section is only a summary and should be read in conjunction with each of DOTA’s financial statements and related notes and “Other Information Related to DOTA — DOTA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of DOTA.

Selected Financial Information – DOTA

	Nine Months Ended September 30, 2018	Six Months Ended June 30, 2018	Period from April 27, 2017 (inception) through December 31, 2017
Income Statement Data:
Formation and operating costs	$736,162	$423,108	$253,792
Interest income	716,156	442,067	164,443
Net loss	(71,334)	19,221	(86,279)
Net loss per share – basic and diluted	(0.29)	(0.16)	(0.14)
Weighted average shares outstanding excluding shares subject to possible redemption – basic and diluted	2,309,823	2,301,204	1,666,791

	As of September 30, 2018	As of June 30, 2018	As of December 31, 2017
Balance Sheet Data:
Working capital (deficit)	$(1,011,916)	$(82,451)	$296,912
Trust Account	58,905,007	58,066,097	57,667,513
Total assets	58,936,133	58,137,278	58,050,010
Total liabilities	1,043,042	153,632	85,585
Common stock subject to redemption	52,893,090	52,983,645	52,964,424
Total stockholders’ equity	5,000,001	5,000,001	5,000,001

Reebonz

Reebonz’s consolidated statements of financial position as of June 30, 2017 and 2018 and consolidated statements of profit and loss for the six months ended June 30, 2017 and 2018 are derived from Reebonz’s unaudited financial statements included elsewhere in this proxy statement/prospectus.

Reebonz’s consolidated statements of financial position as of December 31, 2016 and 2017 and consolidated statements of profit and loss for the years ended December 31, 2016 and 2017 are derived from Reebonz’s audited financial statements included elsewhere in this proxy statement/prospectus.

The consolidated financial statements of Reebonz are stated in thousands of Singapore dollars (S$). However, solely for the convenience of the readers, the consolidated statement of financial position as of December 31, 2017 and as of June 30, 2018, the consolidated statement of profit or loss and other comprehensive income, and consolidated statement of cash flows for the year ended December 31, 2017 and for the six months ended June 30, 2018 were translated into U.S. dollars at the exchange rate of the buying rate of US$1.00 to S$1.3667 on September 30, 2018 in the City of New York for cable transfers of S$ as certified customs purposes by the Federal Reserve Bank of New York. These convenience translations should be treated as supplementary information and has not been prepared in compliance with IFRS.

The noon buying rate on December 29, 2017 in New York City for cable transfers in Singapore dollars (S$) for U.S. dollars (US$), provided in the H.10 weekly statistical release of the Federal Reserve Board of the United States as certified for customs purposes by the Federal Reserve Bank of New York, was S$1.3363 to US$1.00. On August 24, 2018, the noon buying rate was S$1.3651 to US$1.00. DOTA, Holdco and Reebonz make no representation that any Singapore dollar or U.S. dollar amounts could have been, or could be, converted into U.S. dollars, as the case may be, at any particular rate or at all.

The information in this section is only a summary and should be read in conjunction with each of Reebonz’s consolidated financial statements and related notes and “Reebonz’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Reebonz.

Selected Financial Information — Reebonz
(in thousands)

Consolidated statements of profit and loss:

				6 months ended June 30,
	2016	2017	2017	2017	2018	2018
	SGD ’000	SGD ’000	USD ’000	SGD ’000	SGD ’000	USD ’000

Revenue	176,478	149,606	109,465	80,468	58,821	43,039
Cost of revenue	(131,294)	(107,793)	(78,871)	(58,865)	(43,565)	(31,876)
Gross profit	45,184	41,813	30,594	21,603	15,256	11,163
Fulfillment expenses	(26,033)	(25,238)	(18,466)	(12,890)	(10,168)	(7,440)
Marketing expenses	(13,430)	(10,515)	(7,694)	(5,426)	(3,491)	(2,554)
Technology and content expenses	(7,240)	(6,680)	(4,888)	(3,691)	(2,553)	(1,868)
General and administrative expenses	(22,023)	(15,354)	(11,234)	(8,453)	(6,406)	(4,687)
Government grant	399	232	170	127	182	133
Operating loss	(23,143)	(15,742)	(11,518)	(8,730)	(7,180)	(5,253)
Other income	759	577	422	78	296	216
Other expenses	(1,594)	(1,282)	(938)	(997)	(435)	(318)
Finance costs	(2,477)	(4,512)	(3,301)	(2,103)	(2,380)	(1,741)
Finance income	48	20	15	17	5	4
	(26,407)	(20,939)	(15,320)	(11,735)	(9,694)	(7,092)
Change in fair value of :
- convertible preference shares	81,664	97,289	71,185	7,084	(18,860)	(13,800)
Profit/(Loss) before tax	55,257	76,350	55,865	(4,651)	(28,554)	(20,892)
Income tax expense	(14)	(105)	(77)	(11)	(86)	(63)
Profit/(Loss) for the year	55,243	76,245	55,788	(4,662)	(28,640)	(20,955)

Attributable to :
Owners of the Company	56,049	76,879	56,252	(4,414)	(28,480)	(20,838)
Non-controlling interests	(806)	(634)	(464)	(248)	(160)	(117)
Profit/(Loss) for the year	55,243	76,245	55,788	(4,662)	(28,640)	(20,955)

Selected Non-IFRS Financial Data
Adjusted EBITDA	(14,089)	(10,683)	(7,817)	(6,200)	(4,514)	(3,302)
Adjusted EBITDA margin	-8.0%	-7.1%	-7.1%	-7.7%	-7.7%	-7.7%

Profit/(Loss) per share ($)
Basic, profit/(loss) for the year/period attributable to ordinary equity holders of the parent	5.31	7.16	5.24	(0.41)	(2.65)	(1.94)
Diluted, profit/(loss) for the year/period attributable to ordinary equity holders of the parent	(0.78)	(0.63)	(0.46)	(0.41)	(2.65)	(1.94)

Consolidated statements of financial position:

				6 months ended June 30,
	2016	2017	2017	2018	2018
	SGD ’000	SGD ’000	USD ’000	SGD ’000	USD ’000

Non-current assets	38,957	50,440	36,906	49,036	35,879
Current assets	63,901	50,976	37,299	47,954	35,086
Cash and cash equivalents	16,822	9,886	7,233	7,106	5,198
Total assets	102,858	101,416	74,205	96,990	70,965

Current liabilities	54,862	60,587	44,331	80,667	59,022
Non-current liabilities	213,377	118,872	86,977	112,864	89,897
Convertible preference shares	174,161	76,872	56,246	95,732	70,046
Total liabilities	268,239	179,459	131,308	203,531	148,919

SELECTED UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

DOTA is providing the following selected unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions.

The following selected unaudited pro forma condensed combined statement of position combines the audited historical balance sheet of DOTA as of June 30, 2018 with the audited condensed consolidated historical statement of financial position of Reebonz as of June 30, 2018, giving effect to the transactions as if they had been consummated as of that date.

The following selected unaudited pro forma condensed combined statement of profit or loss for the six months ended June 30, 2018 combines the unaudited consolidated statement of profit or loss of Reebonz for the six months ended June 30, 2018 with the unaudited statement of operations of DOTA for the six months ended June 30, 2018, giving effect to the transactions as if they had occurred as of the earliest period presented.

The following selected unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2017 combines the audited consolidated statement of profit or loss of Reebonz for the year ended December 31, 2017 with the audited statement of operations of DOTA for the period from April 27, 2017 (inception) through December 31, 2017, giving effect to the transactions as if they had occurred as of the earliest period presented.

The selected unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of DOTA common stock into cash:

●	Assuming No Redemption: This presentation assumes that no DOTA stockholders exercise redemption rights with respect to their common stock upon consummation of the transactions; and

●	Assuming Maximum Redemption: This presentation assumes that DOTA stockholders exercise their redemption rights with respect to 3,780,860 shares of common stock upon consummation of the transactions at a redemption price of approximately $10.20 per share. The maximum redemption amount is derived on the basis that DOTA will be required to have $5,000,001 minimum net tangible assets following the transactions, after giving effect to payments to redeeming stockholders.

The historical financial information has been adjusted to give effect to the expected events that are related and/or directly attributable to the transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented in the selected unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the transactions.

The historical financial statements of DOTA have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The historical financial statements of Reebonz have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as adopted by the International Accounting Standards Board. The historical financial information of DOTA has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB for the purposes of the selected unaudited pro forma condensed combined financial information. No adjustments were required to convert DOTA’s financial statements from US GAAP to IFRS for purposes of the selected unaudited pro forma condensed combined financial information, except to classify DOTA’s common stock subject to redemption as non-current liabilities under IFRS.

The historical financial information of DOTA was derived from the historical unaudited financial statements of DOTA for the six months ended June 30, 2018, which are included elsewhere in this proxy statement. The historical financial information of DOTA was derived from the historical audited financial statements of DOTA for the period from April 27, 2017 (inception) through December 31, 2017, which are included elsewhere in this proxy statement.

The historical financial information of Reebonz was derived from the historical unaudited consolidated financial statements of Reebonz for the six months ended June 30, 2018 and 2017 which have been translated into United States dollars for the purposes of convenience translation included elsewhere in this proxy statement. The historical financial information of Reebonz was derived from the historical audited consolidated financial statements of Reebonz for the years ended December 31, 2017 and 2016 which have been translated into United States dollars for the purposes of convenience translation included elsewhere in this proxy statement. This information should be read together with DOTA’s and Reebonz’s financial statements and related notes, “Other Information Related to DOTA - DOTA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Reebonz’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

The selected unaudited pro forma condensed combined financial information is presented for illustrative purposes only. Such information is only a summary and should be read in conjunction with the section titled “Unaudited Pro Forma Condensed Combined Financial Information.” The financial results may have been different had the companies always been combined. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

Selected Unaudited Pro Forma Financial Information
(dollars in thousands except share and per share amounts)

	Reebonz	DOTA	Pro Forma Combined Scenario 1 Assuming No Redemptions into Cash	Pro Forma Combined Scenario 2 Assuming Maximum Redemptions into Cash
Statement of Operations Data – Six Months Ended June 30, 2018
Revenues	$43,039	$—	$43,039	$43,039
Operating loss	$(5,253)	$(423)	$(4,948)	$(4,948)
Net income (loss) attributable to the Company’s shareholders	$(20,838)	$19	$(6,670)	$(6,670)
Net loss per ordinary share – basic and diluted	$(1.94)	$(0.16)	$(0.24)	$(0.27)

Balance Sheet Data – As of June 30, 2018
Total current assets	$35,086	$71	$82,915	$44,356
Total assets	$70,965	$58,137	$118,794	$80,235
Total current liabilities	$59,022	$153	$58,139	$58,139
Total liabilities	$148,919	$53,137	$77,990	$77,990
Total shareholders’ (deficit)/equity	$(77,954)	$5,000	$40,804	$2,245

	Reebonz	DOTA	Pro Forma Combined Scenario 1 Assuming No Redemptions into Cash	Pro Forma Combined Scenario 2 Assuming Maximum Redemptions into Cash
Statement of Operations Data – Year Ended December 31, 2017 (Reebonz) and For the Period from April 27, 2017 (inception) through December 31, 2017 (DOTA)
Revenues	$109,465	$—	$109,465	$109,465
Operating loss	$(11,518)	$(253)	$(11,771)	$(11,771)
Net income/(loss) attributable to the Company’s shareholders	$56,252	$(86)	$(15,109)	$(15,109)
Net profit (loss) per ordinary share – basic and diluted	$5.24	$(0.14)	$(0.54)	$(0.54)

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus.

Risks Relating to the Business Combination

Reebonz operates in a sector which is outside of DOTA’s management’s area of expertise.

Although DOTA’s management has endeavored to evaluate the risks inherent in the Business Combination, there is no assurance that DOTA has adequately ascertained or assessed all of the significant risks. There is no assurance that an investment in securities in DOTA will not ultimately prove to be less favorable to investors than a direct investment, if an opportunity were available, in Reebonz. DOTA management’s expertise may not be directly applicable to the evaluation or operation of Reebonz’s business, and the information contained in this proxy statement regarding the areas of DOTA management’s expertise would not be relevant to an understanding of Reebonz.

DOTA has a limited ability to assess the management of Reebonz’s business and, as a result, cannot assure you that Reebonz’s management has all the skills, qualifications or abilities to manage a public company.

DOTA’s ability to assess Reebonz’s business’s management may be limited due to a lack of time, resources or information. DOTA’s assessment of the capabilities of Reebonz’s management, therefore, may prove to be incorrect and Reebonz management may lack the skills, qualifications or abilities that DOTA believed Reebonz management had. Should Reebonz’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of Holdco or Reebonz post-Business Combination may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by DOTA’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws proxy statement materials relating to the Business Combination contained an actionable material misstatement or material omission.

The fact that Reebonz is a private company and the bulk of its operations is conducted outside of the United States limits DOTA’s access to all information that may be relevant to the Business Combination. This may result in a Business Combination that is not as profitable as DOTA suspects.

By definition, very little public information exists about private companies and companies that operate outside of the United States, and DOTA has been required to make decisions on whether to pursue the Business Combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as DOTA suspected, if at all.

DOTA’s Sponsor, officers and directors have agreed to vote their shares in favor of the Business Combination, regardless of how DOTA’s public stockholders vote.

In connection with the Business Combination, our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by DOTA’s Sponsor during or after its initial public offering in favor of the Business Combination. Currently, DOTA’s Sponsor, officers and directors collectively own approximately 21.8% of its outstanding shares of DOTA Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if DOTA’s Sponsor, officers and directors agreed to vote their shares in accordance with the majority of the votes cast by DOTA’s public stockholders.

DOTA may not be able to complete the Business Combination or any other business combination within the prescribed time frame, in which case DOTA would cease all operations except for the purpose of winding up and DOTA would redeem DOTA’s public shares and liquidate.

DOTA must complete an initial business combination by December 19, 2018 (or, if applicable, the Extended Period). DOTA may not be able to consummate the Business Combination or any other business combination by such date. If DOTA has not completed any initial business combination by such date, it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of DOTA remaining stockholders and board of directors, dissolve and liquidate, subject in each case to DOTA’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Subsequent to our completion of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price post-Business Combination, which could cause you to lose some or all of your investment.

Even though we have conducted extensive due diligence on Reebonz, we cannot assure you that this diligence will surface all material issues that may be present, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our or Reebonz’s control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. The fact that we report charges of this nature could contribute to negative market perceptions about our securities post-Business Combination. Accordingly, any stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by DOTA officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that this proxy statement contained an actionable material misstatement or material omission.

DOTA stockholders may be held liable for claims by third parties against DOTA to the extent of distributions received by them upon redemption of their shares.

Under the Delaware General Corporation Law, or DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of DOTA’s trust account distributed to DOTA’s public stockholders upon the redemption of DOTA’s public shares in the event DOTA does not complete an initial business combination by December 19, 2018 (or, if applicable, the Extended Period) may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Because DOTA may not be complying with Section 280, Section 281(b) of the DGCL requires DOTA to adopt a plan, based on facts known to DOTA at such time that will provide for DOTA’s payment of all existing and pending claims or claims that may be potentially brought against DOTA within the 10 years following DOTA’s dissolution. However, because DOTA is a blank check company, rather than an operating company, and DOTA’s operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from DOTA’s vendors (such as lawyers, investment bankers and auditors) or prospective target businesses. If DOTA’s plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. DOTA cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, DOTA stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of DOTA stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our Trust Account distributed to DOTA’s public stockholders upon the redemption of its public shares in the event DOTA does not complete an initial business combination by December 19, 2018 (or, if applicable, the Extended Period) is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

DOTA did not obtain an opinion from an independent investment banking or accounting firm, and consequently, you have no assurance from an independent source that the price DOTA is paying for the business is fair to DOTA from a financial point of view.

DOTA is not required to obtain an opinion from an independent investment banking or accounting firm that the price DOTA is paying for the Business Combination is fair to DOTA from a financial point of view. DOTA’s board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. Its officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and have concluded that their experience and backgrounds, together with the experience and sector expertise of its financial advisors enabled them to make the necessary analyses and determinations regarding the business combination with Reebonz. In addition, DOTA’s officers and directors and its advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of DOTA’s board of directors in valuing Reebonz’s business, and assuming the risk that the board of directors may not have properly valued such business.

The grant and future exercise of registration rights may adversely affect the market price of DOTA Class A Common Stock and ordinary shares of Holdco upon consummation of the Business Combination.

Pursuant to the existing registration rights agreement with DOTA Sponsor and the registration rights agreement to be entered into in connection with the Business Combination and which are described elsewhere in this proxy statement, DOTA’s Sponsor and certain shareholders of Reebonz can demand that Holdco register their registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that Holdco undertakes. Following the consummation of the Business Combination, Holdco intend to file and maintain an effective registration statement under the Securities Act covering such securities.

The registration of these securities will permit the public resale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Holdco’s ordinary shares post-Business Combination.

DOTA’s ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of DOTA’s key personnel, some of whom may join Holdco following the Business Combination. The loss of key personnel could negatively impact the operations and profitability of Reebonz.

DOTA’s ability to successfully effect the Business Combination is dependent upon the efforts of its key personnel. The role of DOTA’s key personnel in Holdco, however, cannot presently be ascertained. Although certain of DOTA’s directors intend to serve on Holdco’s board of directors following the Business Combination, most of the management of Reebonz will remain in place. While DOTA intends to closely scrutinize any individuals the Reebonz management intends to engage after the Business Combination, the impact of the DOTA directors would have on selecting Holdco’s management subsequent to the Closing can be limited since DOTA’s directors will not constitute a majority of Holdco’s board and the terms of their directorship are subject to various factors such as Holdco’s decision on approving their re-election, approval of re-election by Holdco’s shareholders and voluntary resignations of such individuals due to conflicting obligations. As a result, DOTA cannot assure you that the Reebonz management’s assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause Reebonz to have to expend significant time and resources helping them become familiar with such requirements.

Sales of a substantial number of Holdco securities in the public market following this Business Combination could adversely affect the market price of our Common Stock.

1,437,500 Founder Shares and 218,000 units that DOTA Sponsor currently holds will be exchangeable for ordinary shares and warrants of Holdco and continue to be held by DOTA Sponsor following the Business Combination. Such Holdco securities will be subject to an one year lock up restriction following the Closing. After the lock-up agreements expire, these ordinary shares will become eligible for future sale in the public market. Sales of a significant number of these ordinary shares of Holdco in the public market, or the perception that such sales could occur, could reduce the market price of ordinary shares of Holdco.

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the business combination, DOTA’s board of directors will not have the ability to adjourn the special meeting to a later date in order to solicit further votes, and, therefore, the business combination will not be approved.

DOTA’s board of directors is seeking approval to adjourn the Special Meeting to a later date or dates if, at the Special Meeting, based upon the tabulated votes, there are insufficient votes to approve the consummation of the business combination. If the adjournment proposal is not approved, DOTA’s board will not have the ability to adjourn the special meeting to a later date and, therefore, will not have more time to solicit votes to approve the consummation of the business combination. In such event, the business combination would not be completed.

Risks Relating to Redemptions and Certain Outstanding Securities of DOTA

The ability of DOTA’s public stockholders to redeem their shares for cash may make DOTA’s financial condition unattractive to Reebonz, which may affect Reebonz’s ability to close the Business Combination.

Pursuant to the Business Combination Agreement, DOTA would need to have net tangible assets of at least $5,000,001 in the Trust Account as a closing condition to the Business Combination. Therefore, DOTA will need to reserve a portion of the cash in the Trust Account to meet such requirements, or, if such amounts are not available after taking into account all redemptions, arrange for third party debt or equity financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. If too many public stockholders exercise their redemption rights, DOTA would not be able to meet such closing condition and, as a result, would not be able to proceed with the Business Combination unless this condition is waived. Furthermore, in no event will DOTA redeem its public shares in an amount that would cause DOTA’s net tangible assets to be less than $5,000,001 upon consummation of the Business Combination Business Combination, or any greater net tangible asset or cash requirement which may be contained in the agreement. Consequently, if accepting all properly submitted redemption requests would cause DOTA’s net tangible assets to be less than $5,000,001, DOTA would not proceed with the Business Combination and may instead search for an alternate business combination.

The ability of DOTA’s public stockholders to exercise redemption rights with respect to a large number of DOTA’s shares could increase the probability that the Business Combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

The Business Combination Agreement requires DOTA to have net tangible assets of at least $5.0 million upon the closing. Therefore the probability that the Business Combination will be unsuccessful is increased by the amount of stockholder redemptions. If the Business Combination is unsuccessful and DOTA is not able to consummate another business combination before December 19, 2018 (or, if applicable, the Extended Period), DOTA’s public shareholders will not receive their pro rata portion of the trust account until DOTA liquidates the Trust Account. If DOTA’s public shareholders are in need of immediate liquidity, they could attempt to sell their stock in the open market; however, at such time DOTA’s stock may trade at a discount to the pro rata amount per share in the Trust Account. In either situation, DOTA public shareholders may suffer a material loss on their investment or lose the benefit of funds expected in connection with DOTA’s redemption until DOTA liquidates or they are able to sell their stock in the open market.

If DOTA stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of DOTA Common Stock for a pro rata portion of the funds held in the Trust Account.

In order to exercise their redemption rights, public stockholders of DOTA are required to submit a request in writing and deliver their stock (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. See the section entitled “Special Meeting of DOTA Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

DOTA’s public stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) DOTA’s completion of the Business Combination, and then only in connection with those shares of DOTA Common Stock that such stockholder properly elected to redeem, subject to the limitations described herein, and (ii) the redemption of DOTA’s public shares if DOTA is unable to complete its business combination by December 19, 2018 (or, if applicable, the Extended Period), subject to applicable law and as further described herein. In addition, if DOTA plans to redeem its public shares if DOTA is unable to complete a business combination by December 19, 2018 (or, if applicable, the Extended Period), for any reason, compliance with Delaware law may require that DOTA submits a plan of dissolution to DOTA’s then-existing stockholders for approval prior to the distribution of the proceeds held in DOTA’s trust account. In that case, public stockholders may be forced to wait beyond December 19, 2018 (or, if applicable, the Extended Period), before they receive funds from the Trust Account. In no other circumstances will a public stockholder have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Future resales of the ordinary shares of Holdco issued to the Reebonz shareholders may cause the market price of Holdco’s securities to drop significantly, even if Holdco’s business is doing well.

Under the business combination agreement, the Reebonz shareholders will receive, among other things, a significant amount of ordinary shares of Holdco. Pursuant to the Business Combination Agreement and related agreements, the Reebonz shareholders will be restricted from selling any of the Holdco shares that they receive as a result of the share exchange during the twelve month period after the closing date of the Business Combination, subject to certain exceptions, and the Reebonz shareholders will be required to enter into lock-up agreements to such effect. See the section entitled “The Business Combination Proposal — The Business Combination Agreement and Related Agreements – Lock-up Agreement.”

The Reebonz shareholders may sell Holdco shares pursuant to Rule 144 under the Securities Act, if available. In these cases, the resales must meet the criteria and conform to the requirements of that rule, including, because DOTA and Holdco are currently shell companies, waiting until one year after Holdco’s filing with the SEC of a Current Report on Form 8-K containing Form 10 type information reflecting the merger with Reebonz.

Upon expiration of the applicable lock-up periods, and upon effectiveness of the registration statement Holdco files pursuant to the registration rights agreement or upon satisfaction of the requirements of Rule 144 under the Securities Act, the Reebonz shareholders may sell large amounts of Holdco shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in Holdco’s stock price or putting significant downward pressure on the price of Holdco’s stock.

If DOTA stockholders fail to properly demand redemption rights, they will not be entitled to convert their shares of common stock of DOTA into a pro rata portion of the trust account.

DOTA stockholders holding public shares may demand that DOTA convert their shares into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the business combination. DOTA stockholders who seek to exercise this redemption right must deliver their stock (either physically or electronically) to DOTA’s transfer agent prior to the vote at the meeting. Any DOTA stockholder who fails to properly demand redemption rights will not be entitled to convert his or her shares into a pro rata portion of the trust account for redemption of his shares. See the section entitled “Special Meeting of DOTA Stockholders — Redemption Rights” for the procedures to be followed if you wish to convert your shares to cash.

NASDAQ may not list Holdco’s securities on its exchange, which could limit investors’ Reebonz to make transactions in Holdco’s securities and subject Holdco to additional trading restrictions.

Holdco intends to apply to have its securities listed on NASDAQ upon consummation of the business combination. Holdco will be required to meet the initial listing requirements to be listed. Holdco may not be able to meet those initial listing requirements. Even if Holdco’s securities are so listed, Holdco may be unable to maintain the listing of its securities in the future.

If Holdco fails to meet the initial listing requirements and NASDAQ does not list its securities on its exchange, Holdco could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	a limited amount of news and analyst coverage for the company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Holdco’s ability to request indemnification from Reebonz shareholders for damages arising out of the Business Combination are limited in certain instances and is also limited to the shares held back.

At the closing of the business combination, 10% of the ordinary shares of Holdco issuable to the Reebonz shareholders will be held back from issuance to provide a fund for payment to Holdco with respect to its post-closing rights to indemnification under the business combination agreement for breaches of representations and warranties and covenants by Reebonz and its shareholders, and for certain other indemnifiable matters. Claims for indemnification may only be asserted by Holdco for (a) the breach of any of representations relating to organization and standing, authorization and binding effect, capitalization, subsidiaries, ownership of the Reebonz shares, and finders and brokers (the “Fundamental Reps”), (b) fraud claims, (c) the breach of any of Reebonz’s or its selling shareholders’ respective covenants or Purchaser’s or Holdco’s post-closing covenants, or (d) any actions by persons who were holders of equity securities (including options, warrants, convertible securities or other rights) of Reebonz or its subsidiaries prior to the closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities. Accordingly, it is possible that Holdco will not be entitled to indemnification even if Reebonz is found to have breached certain of its representations and warranties and covenants contained in the business combination agreement if such breaches were not breaches of the Fundamental Reps. Also, the aggregate liability for damages is limited to the shares held back, which will only be until one year from the Closing. At such time, 100% of the shares held back will be released from the escrow to the selling shareholders of Reebonz, less amounts previously applied in satisfaction of or reserved with respect to indemnification claims, if any that are made prior to that date. Under the terms of the business combination agreement, there is no right to seek indemnification with respect to the action described herein under “Business of Reebonz — Legal Proceedings.”

DOTA’s current directors and executive officers beneficially own shares of DOTA common stock and warrants that will be worthless and have made loans and incurred reimbursable expenses that may not be reimbursed or repaid if the business combination is not approved. Such interests may have influenced their decision to approve the business combination with Reebonz.

DOTA’s officers and directors and/or their affiliates beneficially own or have a pecuniary interest in insider shares and private units that they purchased prior to, or simultaneously with, DOTA’s IPO. DOTA’s executive officers and directors and their affiliates have no redemption rights with respect to these securities in the event a business combination is not effected in the required time period. Therefore, if the business combination with Reebonz or another business combination is not approved within the required time period, such securities held by such persons will be worthless. Such securities had an aggregate market value of approximately $17.73 million based upon the closing prices of the shares and units on NASDAQ on November 30, 2018. Furthermore, DOTA’s officers and directors have loaned DOTA an aggregate of $710,000 as of the record date and DOTA’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on DOTA’s behalf, such as identifying and investigating possible business targets and business combinations. These loans and expenses will be repaid upon completion of the business combination with Reebonz. However, if DOTA fails to consummate the business combination, they will not have any claim against the trust account for repayment or reimbursement. Accordingly, DOTA may not be able to repay or reimburse these amounts if the business combination is not completed. See the section entitled “The Business combination proposal — Interests of DOTA’s Directors and Officers in the Business Combination.”

These financial interests may have influenced the decision of DOTA’s directors to approve the business combination with Reebonz and to continue to pursue such business combination. In considering the recommendations of DOTA’s board of directors to vote for the business combination proposal and other proposals, its stockholders should consider these interests.

DOTA’s executive officers are liable to ensure that proceeds of the trust are not reduced by vendor claims in the event the business combination is not consummated. Such liability may have influenced their decision to approve the business combination with Reebonz.

If the business combination with Reebonz or another business combination is not consummated by DOTA within the required time period, DOTA’s executive officers will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by DOTA for services rendered or contracted for or products sold to DOTA, but only if such a vendor or target business has not executed a waiver agreement. If DOTA consummates a business combination, on the other hand, DOTA will be liable for all such claims. Neither DOTA nor the executive officers have any reason to believe that the executive officers will not be able to fulfill their indemnity obligations to DOTA. See the section entitled “Other Information Related to DOTA — Financial Condition and Liquidity” for further information.

These personal obligations of the executive officers may have influenced DOTA’s board of director’s decision to approve the business combination with Reebonz and to continue to pursue such business combination. In considering the recommendations of DOTA’s board of directors to vote for the business combination proposal and other proposals, DOTA’s stockholders should consider these interests.

The exercise of DOTA’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the business combination may result in a conflict of interest when determining whether such changes to the terms of the business combination or waivers of conditions are appropriate and in DOTA’s stockholders’ best interest.

In the period leading up to the closing of the business combination, events may occur that, pursuant to the business combination agreement, would require DOTA to agree to amend the business combination agreement, to consent to certain actions taken by Reebonz or to waive rights that DOTA is entitled to under the business combination agreement. Such events have arisen and could continue to arise because of changes in the course of Reebonz’s business, a request by Reebonz to undertake actions that would otherwise be prohibited by the terms of the business combination agreement or the occurrence of other events that would have a material adverse effect on Reebonz’s business and would entitle DOTA to terminate the business combination agreement. In any of such circumstances, it would be at DOTA’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is best for DOTA and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, DOTA does not believe there will be any changes or waivers that DOTA’s directors and officers would be likely to make after stockholder approval of the business combination proposal has been obtained. While certain changes could be made without further stockholder approval, DOTA will circulate a new or amended proxy statement/prospectus and resolicit DOTA’s stockholders if changes to the terms of the transaction that would have a material impact on its stockholders are required prior to the vote on the business combination proposal.

If DOTA is unable to complete the business combination with Reebonz or another business combination by December 19, 2018 (or, if applicable, the Extended Period), DOTA will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, third parties may bring claims against DOTA and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.00 per share.

Under the terms of DOTA’s amended and restated certificate of incorporation, DOTA must complete the business combination with Reebonz or another business combination by December 19, 2018 (or, if applicable, the Extended Period), or DOTA must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, third parties may bring claims against DOTA. Although DOTA has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of DOTA’s public stockholders. If DOTA is unable to complete a business combination within the required time period, the executive officers have agreed they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by DOTA for services rendered or contracted for or products sold to DOTA, but only if such a vendor or prospective target business does not execute such a waiver. However, he may not be able to meet such obligation. Therefore, the per-share distribution from the trust account in such a situation may be less than $10.00 due to such claims.

Additionally, if DOTA is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if DOTA otherwise enters compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, DOTA may not be able to return to its public stockholders at least $10.00 per share.

DOTA’s stockholders may be held liable for claims by third parties against DOTA to the extent of distributions received by them.

If DOTA is unable to complete the business combination with Reebonz or another business combination within the required time period, DOTA will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. DOTA cannot assure you that it will properly assess all claims that may be potentially brought against DOTA. As such, DOTA’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, DOTA cannot assure you that third parties will not seek to recover from its stockholders amounts owed to them by DOTA.

If DOTA is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/ creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by DOTA’s stockholders. Furthermore, because DOTA intends to distribute the proceeds held in the trust account to its public stockholders promptly after the expiration of the time period to complete a business combination, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, DOTA’s board may be viewed as having breached their fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and the company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. DOTA cannot assure you that claims will not be brought against it for these reasons.

Activities taken by existing DOTA stockholders to increase the likelihood of approval of the business combination proposal and other proposals could have a depressive effect on DOTA’s stock.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding DOTA or its securities, DOTA’s initial stockholders, officers, directors, Reebonz or Reebonz’s shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of DOTA Common Stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to consummate the business combination where it appears that such requirements would otherwise not be met. Entering into any such arrangements may have a depressive effect on DOTA Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

Risks Related to Holdco’s Business and Operations Following the Business Combination with Reebonz

The value of your investment in Holdco following consummation of the business combination will be subject to the significant risks affecting Holdco and Reebonz and inherent in the industry in which Reebonz operates. You should carefully consider the risks and uncertainties described below and other information included in this proxy statement/prospectus. If any of the events described below occur, the post-acquisition business and financial results could be adversely affected in a material way. This could cause the trading price of its ordinary shares to decline, perhaps significantly, and you therefore may lose all or part of your investment. As used in the risks described in this subsection, references to “we,” “us” and “our” are intended to refer to Reebonz unless the context clearly indicates otherwise.

Following the consummation of the Business Combination, Holdco’s only significant asset will be its ownership of Reebonz and affiliates and such ownership may not be sufficient to pay dividends or make distributions or loans to enable Holdco to pay any dividends on its ordinary shares or satisfy other financial obligations.

Following the consummation of the Business Combination, Holdco will be a holding company and will not directly own any operating assets other than its ownership of interests in Reebonz. Holdco will depend on Reebonz for distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company and to pay any dividends. The earnings from, or other available assets of, Reebonz may not be sufficient to make distributions or pay dividends, pay expenses or satisfy Holdco’s other financial obligations.

Fluctuations in operating results, quarter to quarter earnings and other factors, including incidents involving Reebonz’s customers and negative media coverage, may result in significant decreases in the price of Holdco securities post-Business Combination.

The stock markets experience volatility that is often unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of Holdco ordinary shares post-Business Combination and, as a result, there may be significant volatility in the market price of Holdco ordinary shares post-Business Combination. If Reebonz is unable to operate profitably as investors expect, the market price of Holdco ordinary shares post-Business Combination will likely decline when it becomes apparent that the market expectations may not be realized. In addition to operating results, many economic and seasonal factors outside of Holdco or Reebonz’s control could have an adverse effect on the price of Holdco ordinary shares post-Business Combination and increase fluctuations in its quarterly earnings. These factors include certain of the risks discussed herein, operating results of other companies in the same industry, changes in financial estimates or recommendations of securities analysts post-Business Combination, speculation in the press or investment community, negative media coverage or risk of proceedings or government investigation, the possible effects of war, terrorist and other hostilities, adverse weather conditions, changes in general conditions in the economy or the financial markets or other developments affecting the luxury goods retail industry.

Holdco will incur higher costs post-Business Combination as a result of being a public company.

Holdco will incur significant additional legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements following completion of the Business Combination. Holdco will incur higher costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and related rules implemented by the SEC and NASDAQ. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. Holdco expects these laws and regulations to increase its legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although Holdco is currently unable to estimate these costs with any degree of certainty. Holdco may need to hire more employees post-Business Combination or engage outside consultants to comply with these requirements, which will increase its post-Business Combination costs and expenses. These laws and regulations could make it more difficult or costly for Holdco to obtain certain types of insurance, including director and officer liability insurance, and Holdco may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on Holdco board of directors, board committees or as executive officers. Furthermore, if Holdco is unable to satisfy its obligations as a public company, it could be subject to delisting of its ordinary shares, fines, sanctions and other regulatory action and potentially civil litigation.

The earnout provisions of the Business Combination Agreement and the Management Performance Plan may affect management decisions and incentives.

Under the Business Combination Agreement and the Management Performance Plan, the Sellers and Holdco management will receive up to an additional 2.5 million ordinary shares upon achieving certain consolidated revenue targets and share price targets for the calendar years 2019 and 2020 (with a share price lookback in each subsequent year).  As a result, Holdco management may focus on increasing the consolidated revenue of Holdco and its subsidiaries for such years rather than on the net income during such period, and may be incentivized to incur additional expenses to increase revenues without increasing net income during such periods.  Additionally, the share price target can be achieved at any time during the applicable year, and the share price targets could be achieved early in the year and the revenues targets could be achieved, but the share price could fall later in the applicable year and the earnout shares would still be required to be delivered.

Holdco does not anticipate paying any cash dividends in the foreseeable future.

Following confirmation of the Business Combination, Holdco intends to retain future earnings, if any, for use in the business or for other corporate purposes and do not anticipate that cash dividends with respect to its ordinary shares will be paid in the foreseeable future. Any decision as to the future payment of dividends will depend on its results of operations, financial position and such other factors as its board of directors, in its discretion, deems relevant. As a result, capital appreciation, if any, of Holdco’s ordinary shares will be a shareholder’s sole source of gain for the foreseeable future.

A market for Holdco’s securities may not develop, which would adversely affect the liquidity and price of Holdco’s securities.

The price of Holdco’s securities may vary significantly due to general market or economic conditions. Furthermore, an active trading market for the post-Business Combination company securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

The price of Holdco ordinary shares may be volatile.

The price of Holdco ordinary shares may fluctuate due to a variety of factors, including:

●	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in industry;

●	mergers and strategic alliances in the e-commerce and luxury retail industries;

●	market prices and conditions in the e-commerce and luxury retail markets;

●	changes in government regulation;

●	potential or actual military conflicts or acts of terrorism;

●	the failure of securities analysts to publish research about us, or shortfalls in our operating results compared to levels forecast by securities analysts;

●	announcements concerning us or our competitors; and

●	the general state of the securities markets.

These market and industry factors may materially reduce the market price of our ordinary shares, regardless of our operating performance.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our common shares.

We currently expect that securities research analysts will establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. While we expect research analyst coverage, if no analysts commence coverage of us, the trading price and volume for our common shares could be adversely affected.

Holdco may issue additional ordinary shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of Holdco’s ordinary shares.

Holdco may issue additional ordinary shares or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions, repayment of outstanding indebtedness or our equity incentive plan, without shareholder approval, in a number of circumstances.

Holdco’s issuance of additional ordinary shares or other equity securities of equal or senior rank would have the following effects:

●	Holdco’s existing shareholders’ proportionate ownership interest in Holdco will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding common share may be diminished; and

●	the market price of Holdco’s common shares may decline.

HoldCo is a Cayman Islands exempted company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, you could have less protection of your shareholder rights than you would under U.S. law.

Holdco’s corporate affairs will be governed by its amended and restated memorandum and articles of association, the Cayman Islands Companies Law, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by noncontrolling shareholders and the fiduciary responsibilities of Holdco’s directors to Holdco under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. Your rights as a shareholders and the fiduciary responsibilities of Holdco’s directors under Cayman Islands law are different from under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws from the United States and may provide significantly less protection to investors. In addition, some U.S. states, such as Delaware, have different bodies of corporate law than the Cayman Islands.

Holdco has been advised by its Cayman Islands legal counsel, Maples and Calder, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against Holdco judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State and (ii) in original actions brought in the Cayman Islands, to impose liabilities against Holdco predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. Holdco understands that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

You will have limited ability to bring an action against Holdco or against its directors and officers, or to enforce a judgment against Holdco or them, because Holdco is incorporated in the Cayman Islands, because Holdco conducts a majority of its operations in Singapore and because a majority of Holdco’s directors and officers reside outside the United States.

Holdco is incorporated in the Cayman Islands and following the Business Combination, would conduct a majority of its operations through its subsidiary, Reebonz, in Singapore. All of Holdco’s assets are located outside the United States. A majority of Holdco’s officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against Holdco or against these individuals in the Cayman Islands or in Singapore in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Singapore could render you unable to enforce a judgment against Holdco’s assets or the assets of Holdco’s directors and officers.

Shareholders of Cayman Islands exempted companies such as Holdco have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders of these companies. Holdco’s directors have discretion under Cayman Islands law to determine whether or not, and under what conditions, Holdco corporate records could be inspected by Holdco’s shareholders, but are not obliged to make them available to Holdco’s shareholders. This could make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, public shareholders might have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Provisions in Holdco’s amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for Holdco’s securities and could entrench management.

Holdco’s amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders of Holdco may consider to be in their best interests. Among other provisions, the staggered board of directors may make it more difficult for Holdco’s shareholders to remove incumbent management and accordingly discourage transactions that otherwise could involve payment of a premium over prevailing market prices for Holdco’s securities. Other anti-takeover provisions in Holdco’s amended and restated memorandum and articles of association include the ability of Holdco’s board of directors to issue preferred shares with preferences and voting rights determined by the board without shareholder approval, the indemnification of Holdco’s officers and directors, the requirement that directors may only be removed from Holdco’s board of directors for cause and the requirement for the affirmative vote of holders of at least two-thirds of the voting power to amend provisions therein that affect shareholder rights. These provisions could also make it difficult for Holdco shareholders to take certain actions and limit the price investors might be willing to pay for Holdco’s securities.

As a “foreign private issuer” under the rules and regulations of the SEC, Holdco is permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and will follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

Holdco is, and will be after the consummation of the Transaction, considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, Holdco is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. Holdco currently prepares its financial statements in accordance with IFRS. Holdco will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as its financial statements are prepared in accordance with IFRS as issued by the International Accounting Standards Board. Holdco is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, Holdco’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Holdco’s securities. Accordingly, after the Transaction, if you continue to hold Holdco’s securities, you may receive less or different information about Holdco than you currently receive about Reebonz.

In addition, as a “foreign private issuer” whose ordinary shares will be listed on the NASDAQ, Holdco is permitted to follow certain home country corporate governance practices in lieu of certain NASDAQ requirements. A foreign private issuer must disclose in its Annual Reports filed with the Securities and Exchange Commission, or the SEC, each NASDAQ requirement with which it does not comply followed by a description of its applicable home country practice. Holdco currently intends to follow the corporate governance requirements of NASDAQ. However, Holdco cannot make any assurances that it will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available NASDAQ exemptions that would allow Holdco to follow its home country practice. Unlike the requirements of the NASDAQ, the corporate governance practice and requirements in the Cayman Islands do not require Holdco to have a majority of its board of directors to be independent; do not require Holdco to establish a nominations committee; and do not require Holdco to hold regular executive sessions where only independent directors shall be present. Such Cayman Islands home country practices may afford less protection to holders of Holdco’s Ordinary Shares.

Holdco could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of Holdco’s outstanding voting securities become directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of Holdco’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of Holdco’s assets are located in the United States; or (iii) Holdco’s business is administered principally in the United States. If Holdco loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, Holdco would likely incur substantial costs in fulfilling these additional regulatory requirements and members of Holdco’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

Risks Related to Reebonz

Any harm to Reebonz’s brand or reputation may materially and adversely affect its business and results of operations.

Brand recognition and reputation are invaluable assets in the luxury goods market. Reebonz believes that the recognition and reputation of the Reebonz brand among buyers of luxury goods, its suppliers, marketplace merchants and individual sellers have contributed significantly to the growth and success of its business. Maintaining and enhancing such brand recognition and reputation are critical to Reebonz’s business and competitiveness. Many factors, including those beyond Reebonz’s control, are important to maintaining and enhancing its brand. These factors include Reebonz’s ability to:

●	provide a compelling online buying and selling experience to customers;

●	maintain the authenticity, quality and diversity of the products it offers in sufficient quantities;

●	maintain the efficiency, reliability and security of its fulfillment services and payment systems;

●	maintain or improve buyer satisfaction with its after-sale services;

●	enhance brand awareness through marketing and brand promotion activities;

●	preserve its reputation and goodwill in the event of any negative publicity involving its product authenticity and quality, customer service, cybersecurity, data protection, authorization to sell products or other issues affecting it; and

●	maintain positive relationships with its suppliers, marketplace merchants, individual sellers and other service providers.

Any public perception (i) that counterfeit goods, pre-owned goods that are in a worse-than-described condition or unauthorized or stolen goods are sold on Reebonz’s website, (ii) that Reebonz, or its third-party service providers, do not provide satisfactory customer service or (iii) that Reebonz infringes upon any brand owners’ intellectual property rights could damage its reputation, diminish its brand value, undermine its credibility and adversely impact its business. If Reebonz is unable to maintain its reputation, enhance its brand recognition or increase positive awareness of its website, products and services, it may be difficult to maintain and grow its customer base, and its business and growth prospects may be materially and adversely affected.

If Reebonz is unable to manage its growth or execute its strategies effectively, its business and prospects may be materially and adversely affected.

Reebonz’s business has grown substantially since its inception in 2009. We continue to introduce new lines of business and plan to continue to grow our business. Specifically, we launched our Reebonz Closets, a C2C marketplace, in February 2015, our Merchant’s Marketplace, a B2C marketplace, in May 2015, and introduced the “Sell Back” feature in May 2017. In addition, in the past few years, Reebonz has expanded into new markets and increased its product offerings. Expanding its business has entailed and will continue to entail significant risks as Reebonz works with new suppliers, expands into new markets and offers new products. As the business grows and its product offerings increase, Reebonz will need to continue to work with a large number of merchants and an even larger number of individual sellers efficiently and establish and maintain mutually beneficial relationships with them. It will also need to perform sufficient due diligence and other checks to prevent the sale of counterfeit or unauthorized goods on its platform. To support its growth, Reebonz also plans to implement a variety of new and upgraded managerial, operating, financial and human resource systems, procedures and controls. All of these efforts will require significant financial, managerial and human resources. In addition, Reebonz’s number of employees has increased since its inception, and may continue to increase in the future. Reebonz cannot assure you that it will be able to effectively manage its growth or to implement desired systems, procedures and controls successfully, particularly as the size of its organization grows, or that its system will perform as expected or that its new business initiatives will be successful. If Reebonz is not able to manage its growth or execute its strategies effectively, its growth may be interrupted and its business and prospects may be materially and adversely affected.

Reebonz’s limited operating history makes it difficult to evaluate its business and prospects, and it may not be able to sustain its historical growth rates.

Reebonz commenced business in May 2009 and has a limited operating history. Since our inception, we have experienced rapid growth in our business. Our revenue was S$149.6 million (US$109.5 million) in 2017. Reebonz has incurred losses every year since its inception. Its business has undergone significant changes each year since its inception, including through acquisitions and the introduction of new products and services, and therefore Reebonz’s historical growth rate may not be indicative of its future performance. Reebonz cannot assure you that it will be able to achieve similar results or grow at a similar rate as it did in the past. Growth may slow, revenue may decline and losses may increase for a number of possible reasons, some of which are beyond Reebonz’s control, including decreased consumer spending, greater competition, slower growth of the luxury goods market in the Asia Pacific region, negative perceptions about product quality or authenticity, fulfillment bottlenecks, sourcing difficulties, emergence of alternative business models, changes in government policies, tax policies or general economic conditions. It is difficult to evaluate Reebonz’s prospects, as it may not have sufficient experience in addressing the risks to which companies operating in rapidly evolving markets may be exposed. If Reebonz’s growth rate declines, investors’ perceptions of its business and business prospects may be adversely affected and the market price of its securities could decline. You should consider Reebonz’s prospects in light of the risks and uncertainties that fast-growing companies with a limited operating history may encounter.

Reebonz has limited control over sellers in its Reebonz Closets and B2C Merchant’s Marketplace platform.

In 2015, Reebonz started Reebonz Closets, a C2C marketplace, and B2C Merchant’s Marketplace in Singapore. In its Marketplace Business, Reebonz does not source goods itself and instead provides a platform for sellers and buyers to directly buy and sell goods using its platform. Reebonz has limited control over the actions of sellers in its marketplaces and its interactions with buyers. Many of the buyers in its Marketplace Business are existing Reebonz customers and any negative experience buying through its marketplaces could adversely impact their trust in the Reebonz brand. For example, sometimes sellers advertising a product on Reebonz’s platform may no longer have the product available for sale. A significant percentage of sellers using Reebonz’s marketplace platform may identify buyers and then transact with them outside its platform, thereby avoiding the payment of its commissions, which would result in lower revenue and GMV.

Furthermore, if any seller on its platform does not control the quality of the goods that it sells, does not deliver the goods on time or at all, delivers goods that are materially different from its description of them, sells counterfeit, unlicensed or stolen goods on its platforms, or sells certain goods in violation of relevant laws and regulations or in violation of brand owners’ distribution restrictions, the reputation of Reebonz’s online marketplaces and its brand may be materially and adversely affected, and it could face claims that it should be held liable for any losses. Any perception that counterfeit goods are sold on Reebonz’s platform could severely harm its brand and reputation. Third-party sellers may offer certain goods that are the same as, or similar to, the products that Reebonz directly offers for sale, thereby competing with its B2C Merchandise Business. In addition, expanding into these new businesses has required, and will continue to require, significant management attention and other resources. In order for Reebonz’s online marketplace to be successful, it must also continue to identify and attract third-party sellers, and it may not be successful in this regard. While every item sold through Reebonz’s C2C Individual Seller’s Marketplace is authenticated by its ateliers, it may still fail to detect some counterfeit goods and Reebonz is generally unable to detect stolen goods as there is typically no way to ascertain this.

Reebonz has a history of losses, operating losses and negative cash flow from operating activities, and it may continue to incur losses and operating losses, and experience negative cash flow from operating activities, in the future.

Reebonz has incurred significant losses and negative cash flow from operating activities since its inception. In 2016 and 2017, Reebonz had negative cash flow from operating activities of S$19.5 million and S$11.4 million (US$8.4 million), respectively. Reebonz’s profit for the year in in 2017 included a gain of S$97.3 million (US$71.4 million), resulting from changes in fair value of convertible preferences shares due to the decrease in the fair value of Series A, B, C and D convertible preference shares. Reebonz cannot assure you that it will be able to generate profits, operating profits or positive cash flow from operating activities in the future or that it will be able to continue to obtain financing (and in particular trust receipt financing, which is Reebonz’s primary source of financing for inventory purchases) on acceptable terms or at all. Reebonz’s ability to achieve profitability and positive cash flow from operating activities will depend on a mix of factors, some of which are beyond its control, including its ability to grow and retain its buyer and seller base, its ability to secure favorable commercial terms from suppliers, its ability to spot trends in the luxury goods market and manage its product mix accordingly and its ability to expand its new lines of business and offer value-added services with higher profit margins. In addition, Reebonz intends to continue to invest heavily in the foreseeable future in order to grow its business in the Asia Pacific online luxury goods market. As a result, Reebonz believes that it may continue to incur losses for some time in the future.

Reebonz does not have direct contractual or business relationships with luxury brand owners except in limited circumstances, and as a result it may face legal risks from potential liability for goods sold by the company, or individuals or merchants in its marketplaces, outside brand owners’ authorized distribution channels and potential claims related to ’‘parallel import’’ activities, and it may also face commercial risks from actions by luxury brand owners.

Reebonz does not have direct contractual or business relationships with luxury brand owners except in limited circumstances. Instead, Reebonz sources new luxury goods in its B2C Merchandise Business primarily from authorized distributors and luxury wholesalers in various countries. The contractual arrangements between some luxury brand owners and certain of its suppliers could contain restrictions on the price, geographic region and manner in which goods may be resold. Reebonz also sources luxury goods through distribution channels outside the control of brand owners, which are often referred to as ’‘parallel imports.’’ Reebonz believes that the import and sale of parallel import goods is generally permitted under the laws and regulations of the primary jurisdictions in which Reebonz operates, subject to certain exceptions. If Reebonz’s sourcing from any supplier is in violation of contractual arrangements with brand owners or legal restrictions on parallel import activities, it could be subject to claims of intellectual property rights infringement, tortious interference or inducement of contract breach, among others, and face significant liabilities. Any such perception that Reebonz is a parallel importer may undermine its reputation among buyers and sellers of luxury goods.

Reebonz is also subject to the commercial risks that brand owners may instruct its suppliers not to sell goods to us or may cease selling goods to its suppliers completely or in sufficient quantities to meet its sourcing needs. In particular, brand owners may object to Reebonz’s pricing practices, especially the discounts to the retail prices fixed or suggested by brand owners. If Reebonz is successful in increasing the scale of its business and becomes more prominent in the luxury goods industry, the risk that brand owners may take legal or commercial action against Reebonz or its suppliers may increase. Any such actions could harm Reebonz’s reputation and adversely impact its product offerings, which could have a material and adverse effect on its results of operations and growth prospects.

Authorized distributors and luxury wholesalers have entered into framework supply agreements with us, which contain representations that they are not restricted from selling such goods to Reebonz and indemnities for losses Reebonz suffers or costs it incurs in connection with the agreement. Reebonz is actively seeking to enter into such agreements with all of its suppliers from which it sources new luxury items, but there can be no assurance that such suppliers will agree to the proposed terms. In addition, there can be no assurance that the representations made by Reebonz’s suppliers are accurate, and it may not be able to successfully enforce its contractual rights, including any indemnities, and may need to initiate costly and lengthy legal proceedings to protect its rights. Enforcing Reebonz’s contractual rights under those agreements may require Reebonz to incur significant costs and effort, and may divert its management’s attention from day-to-day operations. With Reebonz’s other suppliers that have not entered into any framework supply agreements, it places spot purchase orders, and any contractual rights or other recourse Reebonz may have against them in the event their sales to it are in violation of the rights of brand owners are highly limited and unlikely to provide sufficient compensation for any losses Reebonz suffers or costs it incurs.

With respect to Reebonz’s online Marketplace Business, although Reebonz plans to implement standard terms and conditions requiring individual sellers and merchants to confirm to it that, among other things, their sale of luxury goods on Reebonz’s platforms is not in violation of any distribution agreements and does not infringe the intellectual property rights of brand owners, there can be no assurance that these confirmations will be accurate, and Reebonz may not be able to successfully enforce any contractual rights or other recourse it may have against them in the event such confirmations are not accurate.

Reebonz has in the past received and may continue to receive claims alleging that sales of luxury goods by it, or individuals or merchants in its marketplaces, are not through brand owners’ authorized distribution channels. In March 2013, November 2015 and in March 2016, Reebonz received letters from a brand owner demanding that it cease selling its products and claiming Reebonz is not part of its authorized distribution network. Although such allegations and claims have not had a material adverse impact on Reebonz’s business, it might be required to allocate significant resources and incur material expenses to address such claims in the future. Irrespective of the validity of such claims, Reebonz could incur significant costs and effort in either defending or settling such claims, which could divert Reebonz’s management’s attention from day-to-day operations. If a successful claim is made against Reebonz, it might be required to pay substantial damages or refrain from further sale of the relevant products. Regardless of whether Reebonz successfully defends against such claims, it could suffer negative publicity, its reputation could be severely damaged and its product offerings could be significantly reduced. Any of these events could have a material and adverse effect on Reebonz’s business, results of operations or financial condition.

If Reebonz fails to manage and expand its relationships with suppliers of luxury goods, or otherwise fails to procure products on favorable terms, its business and growth prospects may be materially and adversely affected.

For Reebonz’s B2C Merchandise Business, it sources substantially all new luxury items from authorized distributors and luxury wholesalers, and it sources pre-owned items from individuals, pre-owned luxury goods dealers and auction houses. Maintaining strong relationships with these suppliers is important to the growth of Reebonz’s business. In particular, Reebonz depends on its ability to procure products from authorized distributors and luxury wholesalers and, to a lesser extent, brand owners, on favorable pricing terms. In the past, Reebonz typically entered into spot purchase orders and did not have long-term arrangements for the supply of products. Reebonz is actively seeking to enter into framework supply agreements with all of the authorized distributors and wholesalers that it sources new luxury items from. In addition, there is no assurance that all of Reebonz’s relevant suppliers will enter into Reebonz’s standard supply agreements with it or that Reebonz’s efforts to enter into such agreements will not adversely affect Reebonz’s relationships with its suppliers. Reebonz may also choose to discontinue its relationship with a supplier that declines to enter into such agreements, which would reduce the pool of suppliers that it sources luxury goods from and could materially and adversely affect its business and growth prospects. Reebonz cannot assure you that its current suppliers will continue to sell products to it on commercially acceptable terms, if at all. Even if it maintains good relations with its suppliers, their ability to supply products to Reebonz in sufficient quantity and at competitive prices may be adversely affected by changes in their relationship with brand owners, economic conditions, labor unrest, regulatory or legal decisions, natural disasters or other contingencies. In addition, it is possible that its Marketplace Business will not be able to retain existing sellers or to attract sufficient new sellers in the future. In the event that Reebonz is not able to source luxury goods at favorable prices, its revenue and cost of revenue may be materially and adversely affected. If Reebonz is unable to develop and maintain good relationships with suppliers that would allow it to obtain a sufficient amount and variety of luxury merchandise on commercially acceptable terms, it may inhibit Reebonz’s ability to offer sufficient products sought by luxury goods buyers, or to offer these products at competitive prices. Any adverse developments in Reebonz’s relationships with its suppliers, as well as with merchants and individual sellers on its marketplaces, could materially and adversely affect its business and growth prospects.

If counterfeit products are inadvertently sold by Reebonz or through its platform, Reebonz may be subject to legal claims from brand owners, and its reputation and results of operations could be materially and adversely affected.

Reebonz is subject to the risk that counterfeit goods could be sold through its platform. Although Reebonz conducts due diligence on most of its suppliers and has quality control procedures in place to ensure that new luxury goods sold through its B2C Merchandise Business are authentic, Reebonz does not authenticate each item that it takes in its inventory and sells and therefore relies on suppliers to sell it authentic luxury goods. Although Reebonz authenticates pre-owned luxury goods sold by it or through its C2C Individual Seller’s Marketplace (consisting of Reebonz Closets and its White Glove Service), Reebonz’s authentication procedures may not be effective in all circumstances. In addition, Reebonz does not authenticate products sold through its B2C Merchant’s Marketplace. Any sale of counterfeit goods through its platform could significantly harm Reebonz’s reputation and could result in brand owners making legal claims against it for infringement of trademark, copyright or other intellectual property rights. From time to time in the ordinary course of its business, buyers, brand owners or other third parties have alleged and may allege that counterfeit products have been sold by Reebonz or through its platform. Any perception that Reebonz’s platform may contain counterfeit goods, even without merit, could have a material and adverse impact on its reputation.

When Reebonz receives complaints or allegations regarding infringement or counterfeit goods, Reebonz typically verifies the nature of the complaint and the relevant facts. Reebonz’s procedures could result in delays in de-listing products. In the event that alleged counterfeit or infringing products are listed or sold through its platform, Reebonz could face claims relating thereto for alleged failure to act in a timely or effective manner or to otherwise restrict or limit such sales or infringement. Reebonz may implement further measures in an effort to strengthen its protection against these potential liabilities, which could require it to spend substantial resources or discontinue certain service offerings. In addition, these changes may reduce the attractiveness of its marketplaces and other services to buyers, sellers or other users. A seller whose content is removed or whose services are suspended or terminated by Reebonz, regardless of its compliance with the applicable laws, rules and regulations, may dispute Reebonz’s actions and commence action against it for damages based on breach of contract or other causes of action or make public complaints or allegations. Any costs incurred as a result of liability or asserted liability relating to the sale of unlawful goods or other infringement could harm Reebonz’s business.

Companies that operate merchandise sales and online marketplace businesses, particularly those in the Asia Pacific region, have been subject to claims regarding counterfeit goods, and Reebonz could be subject to such claims in the future. For example, in January 2015, China’s State Administration for Industry and Commerce accused a major e-commerce company of failing to implement adequate procedures to prevent the sale of counterfeit goods on its platforms, and in May 2015, Kering, owner of Gucci and other luxury brands, filed a claim in U.S. federal court against this major e-commerce company alleging that it profited from the sale of counterfeit goods on its online marketplaces. Manufacturers and distributors of counterfeit goods are also increasingly sophisticated, making their products increasingly difficult to detect as counterfeits. If Reebonz were to be held to have sold or facilitated the sale of counterfeit goods, potential legal sanctions may include injunctions to cease infringing activities, rectification, compensation, administrative penalties and even criminal liability, depending on the governing law and the seriousness of the misconduct.

Reebonz may be subject to intellectual property infringement claims, especially claims alleging unauthorized use of brand names or trademarks, which may be expensive to defend and may disrupt its business and operations.

Reebonz cannot be certain that its operations or any aspects of its business do not, or will not, infringe upon or otherwise violate trademarks, patents, copyrights or other intellectual property rights held by third parties. Reebonz may be subject to legal proceedings and claims relating to the intellectual property rights of others, especially those relating to luxury brand owners’ brand names, logos and trademarks. Although Reebonz’s practice is not to display those brand names, logos and trademarks on its website (except in product photos), it has received complaints in the past that it has displayed certain brand names and trademarks without authorization or in a misleading manner, including from brand owners whose goods have accounted for a significant percentage of its revenues.

For example, Reebonz received a letter of complaint in June 2012 from the legal counsel of a luxury brand, alleging that it had displayed certain trademarks on its website without authorization and demanding that it cease the sale of its products. Reebonz also received a letter of complaint in February 2013 from the legal counsel of a luxury brand alleging that one of its promotional events used certain trademarks without authorization and conveyed a false impression that such event had its endorsement. Based on advice from Reebonz’s intellectual property law counsel, Reebonz generally believes that its actions referred to in those letters have not infringed on the brand owners’ rights, and it has responded as such to those letters through its legal counsel. Reebonz also has intellectual property rights policies and take-down procedures in place to deal with claims that it believes have merit. However, Reebonz cannot assure you that its policies and practices will be successful in averting similar complaints in the future, or that its legal interpretation or other defenses against claims that it believes are without merit will be upheld in a court of law or otherwise successful. Even if none of the claims are successful, defending its rights against such claims could involve significant costs and effort and divert Reebonz’s management’s attention from day-to-day operations. Actively defending against such claims could also lead brand owners to take commercial or other actions against it, such as instructing its suppliers not to sell goods to it or ceasing to sell goods to its suppliers completely or in sufficient quantities to meet its sourcing needs.

In addition, other third-party intellectual property may be infringed by Reebonz’s products, services or other aspects of its business. Holders of patents purportedly relating to some aspect of Reebonz’s technology platform or business, if any such holders exist, may seek to enforce such patents against Reebonz in the United States or any other jurisdictions. Further, the application and interpretation of patent laws and the procedures and standards for granting patents in certain jurisdictions in which Reebonz operates are still evolving and are uncertain, and Reebonz cannot assure you that the courts or regulatory authorities would agree with its analysis.

If Reebonz is found to have violated the intellectual property rights of others, it may be subject to liability for its infringement activities or may be prohibited from using such intellectual property, and Reebonz may incur licensing fees or be forced to develop alternatives of its own. For instance, Reebonz was alerted in September 2012 by Getty Images, the copyright licensee of certain images Reebonz had used on its website, that those images were used without proper licensing and it subsequently paid licensing fees to Getty Images. In addition, Reebonz may incur significant expenses, and may be forced to divert management’s time and other resources from its business and operations to defend against these third-party infringement claims. Any ensuing negative publicity may severely damage its brand and reputation, regardless of the merits of the claims. Successful infringement or licensing claims made against Reebonz may result in significant monetary liabilities and may materially disrupt its business and operations by restricting or prohibiting its use of the intellectual property in question.

Finally, Reebonz uses open source software in connection with its products and services. Some open source software licenses require users who distribute open source software as part of their software to publicly disclose all or part of the source code to such software and make available any derivative works of the open source code on unfavorable terms or at no cost. Any requirement to disclose Reebonz’s source code or pay damages for breach of contract could be harmful to its business, results of operations and financial condition.

Reebonz may not be able to secure trademark registrations, which could adversely affect its ability to operate its business.

Reebonz files trademark applications with the proper authorities in each country in which it operates and will continue to do so if and when it expands into other jurisdictions. Trademark applications where Reebonz may file may not be allowed registration, and Reebonz may not be able to maintain or enforce our registered trademarks. If there are trademark registration proceedings, Reebonz may receive rejections. Although trademark applicants are given an opportunity to respond to those rejections, Reebonz may be unable to overcome such rejections. In addition, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against Reebonz’s applications and/or registrations, and its applications and/or registrations may not survive such proceedings. Failure to secure such trademark registrations could adversely affect Reebonz’s ability to operate its business in a specific jurisdiction.

Failure to safeguard private and confidential information of Reebonz’s buyers and sellers and protect its network against security breaches could damage its reputation and brand and substantially harm Reebonz’s business and results of operations.

An important challenge to the online retail industry in general, and the online luxury retail market in particular, is the safekeeping and secure transmission of private and confidential information. Through third-party cloud computing service providers, Reebonz maintains a large database of confidential and private information as a result of buyers of luxury goods placing orders and inputting payment and contact information online, and sellers listing products and accepting payments, all through its website and its mobile application. In addition, Reebonz accepts a variety of payment methods such as major credit cards networks, bank transfers and third party payment service providers, and online payments are settled through third-party online payment services. Reebonz also shares certain personal information about its customers with contracted third-party couriers, such as their names, addresses, phone numbers and transaction records in order to facilitate pickups and deliveries. Maintaining complete security for the storage and transmission of confidential information in its system presents Reebonz with significant challenges.

Given the high monetary value of the luxury goods Reebonz carries and the relatively high average net worth of its buyers, safeguarding consumer privacy is essential to maintaining customer confidence. Advances in technology and the sophistication of cyber-attackers, new discoveries in cryptography or other developments could result in a compromise or breach of the technology that Reebonz uses to protect confidential information, which could lead to third parties illegally obtaining private and confidential information Reebonz holds as a result of its customers’ visits to its website and use of its mobile application, which could significantly affect consumer confidence in Reebonz’s platform and harm its business. In a Facebook post in November 2014, a satirical group, SMRT Ltd (Feedback), claimed that the personal data of 400,000 customers from Zalora, 440,000 customers from Reebonz and 650,000 records from deal.com.sg, were being peddled. Although Reebonz and other retailers have refuted this claim, such report or any similar reports in the future, whether factual or not, could negatively impact consumer perceptions of the safety and security of Reebonz’s platform or online shopping generally as well as Reebonz’s relationships with third parties, such as payment platforms. In addition to external threats, leaks of private and confidential information may result from operational errors. For instance, there have been instances where Reebonz’s staff have inadvertently sent e-mails with information regarding particular customers to the wrong customer. There can be no assurance that similar instances will not occur in the future.

In addition, Reebonz has limited control or influence over the security policies or measures adopted by third-party providers of online payment services through which Reebonz’s customers may elect to make or accept payments. Any negative publicity on Reebonz’s website’s or mobile application’s safety or privacy protection mechanisms and policies, and any claims asserted against Reebonz or fines imposed upon it as a result of actual or perceived failures, could have a material and adverse effect on its public image, reputation, financial condition and results of operations. Any compromise of its information security, or the information security measures of its contracted third-party couriers or third-party online payment service providers, could have a material and adverse effect on Reebonz’s reputation, business, prospects, financial condition and results of operations.

Practices regarding the collection, use, storage and transmission of personal information by companies operating over the internet and mobile platforms have recently come under increased public scrutiny in the various jurisdictions in which Reebonz and its subsidiaries operate. In addition to already existing stringent laws and regulations in such jurisdictions applicable to the solicitation, collection, processing, sharing or use of personal or consumer information, Reebonz may become subject to newly enacted laws and regulations that could affect how it stores, processes and shares data with its customers, suppliers and third-party sellers. Compliance with any additional laws could be expensive, and may place restrictions on the conduct of its business and the manner in which it interacts with its customers. Any failure to comply with applicable regulations could also result in regulatory enforcement actions against Reebonz.

Significant capital, managerial resources and other resources may be required to protect against information security breaches or to alleviate problems caused by such breaches or to comply with Reebonz’s privacy policies or privacy-related legal obligations. The resources required may increase over time as the methods used by cyber-attackers and others engaged in online criminal activities are increasingly sophisticated and constantly evolving. Any failure or perceived failure by Reebonz to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause Reebonz’s customers to lose trust in it and could expose it to legal claims. Any perception by the public that e-commerce or the privacy of customer information is becoming increasingly unsafe or vulnerable to attacks could inhibit the growth of online luxury retail and other online services generally, which could have a material and adverse effect on Reebonz’s financial condition and results of operations.

If Reebonz fails to manage its inventory effectively, Reebonz’s results of operations, financial condition and liquidity may be materially and adversely affected.

Reebonz takes inventory risk in its B2C Merchandise Business, which requires it to effectively manage a large volume of high-value inventory. Reebonz depends on its demand forecasts for various kinds of luxury items and the subjective judgments of its merchandising team regarding fashion and style trends to make sourcing decisions and to manage its inventory. Demand, however, can change unexpectedly between the time inventory is ordered and the time by which Reebonz intends to sell it. Demand may be affected by changes in consumer tastes, new product launches, changes in product cycles and pricing, product defects and many other factors, and luxury goods buyers may not order products in the quantities that Reebonz expects. In such circumstances, given that Reebonz does not typically have the right to return unsold items to its suppliers, Reebonz may decide to clear its inventory by reducing prices and making sales at a loss. In addition, when Reebonz begins selling a new product, it may be difficult to establish supplier relationships, determine appropriate product selection and accurately forecast demand. The acquisition of certain types of inventory may require significant lead time and prepayment that is typically nonrefundable. Reebonz is also subject to the risk that its inventory may be lost or damaged in storage or in transit, to the extent that such loss or damage is outside the coverage of its insurance.

If Reebonz fails to manage its inventory effectively, Reebonz may face inventory obsolescence, a decline in inventory value and significant inventory write-downs or write-offs. Such decline in inventory value may be substantial, especially given the high monetary value of the luxury goods Reebonz sells. Reebonz may be required to lower sale prices or conduct additional marketing activities in order to reduce inventory levels, which may lead to lower margins. High inventory levels may also tie up substantial capital resources, preventing Reebonz from using that capital for other purposes. On the other hand, if Reebonz underestimates demand for its products, or if its suppliers fail to supply quality products in a timely manner, Reebonz may experience inventory shortages and as a result, lost sales and damage to its reputation. Any of the above may materially and adversely affect Reebonz’s results of operations and financial condition.

If Reebonz is unable to provide a high level of customer service, its business and reputation may be materially and adversely affected.

Reebonz’s ability to ensure an enjoyable, efficient and user-friendly buying and selling experience for customers is crucial to its success. The quality of its customer service depends on a variety of factors, including its ability to continue to offer a wide range of authentic luxury goods at affordable prices, source products to respond to ever-changing buyer demands and preferences, maintain the quality of its products and services, provide a secure and user-friendly website interface and mobile application for its buyers and sellers, and provide timely delivery and pick up and satisfactory after-sales service. If Reebonz’s customers are not satisfied with any aspect of its goods or services, or the prices it offers, or if its internet platform is interrupted or otherwise fails to meet its customers’ requests, Reebonz’s reputation and customer loyalty could be materially and adversely affected.

Reebonz depends on its customer service center and online customer service representatives to provide live assistance to its buyers and sellers. Each member of Reebonz’s loyalty programs with Reebonz Black or Reebonz Solitaire status, which are the two statuses achievable by members of its loyalty program being earned either by spending beyond certain thresholds, has access to its team of relationship managers and customer service representatives whom he or she can contact for any of his or her customer service needs. If Reebonz’s customer service representatives, including relationship managers, fail to provide satisfactory service, Reebonz’s brand and customer loyalty may be adversely affected. In addition, any negative publicity or poor feedback regarding Reebonz’s customer service may harm its brand and reputation and in turn cause it to lose customers and market share.

Reebonz also relies on contracted third-party delivery service providers, including global logistics providers and smaller local logistics providers, to pick up and deliver various high-value luxury goods. Reebonz also relies on these and other third parties to act as collection locations for its C2C Individual Seller’s Marketplace. If product pick up or delivery is not on time, or if the product is damaged in transit or while held at a collection location, customers’ confidence in its fulfillment capabilities could be diminished, particularly given the high monetary value of the goods sold on its platform. Furthermore, the personnel of contracted third-party delivery service providers act on Reebonz’s behalf and interact with its customers personally. Any failure to provide high-quality services to its customers may negatively impact the experience of Reebonz’s customers, damage its reputation and cause it to lose customers.

As a result, if Reebonz is unable to continue to maintain its customer experience and provide high-quality customer service, Reebonz may not be able to retain existing customers or attract new customers, which will have a material and adverse effect on its business, financial condition and results of operations.

Reebonz uses third-party couriers to deliver orders, and relies heavily on them for its fulfillment services it provides to sellers and buyers in its online marketplace. Any failure on the part of these couriers to provide reliable services may materially and adversely affect Reebonz’s business and reputation.

Reebonz maintains arrangements with 16 third-party logistics providers, including multinational delivery companies and local couriers. Reebonz uses its services to deliver its products to buyers and pick up goods from individual sellers. In addition, Reebonz’s marketplaces, including both the B2C Merchant’s Marketplace and the C2C Individual Seller’s Marketplace, requires Reebonz to build and maintain a compelling platform, on which it provides fulfillment services to sellers and buyers. Reebonz relies heavily on the third-party couriers to provide pick-up and delivery services, which form an integral part of its fulfillment services.

Interruptions to, or failures of the delivery or collection services, could prevent the timely and successful pick-up and delivery of products. Reebonz may not be in a position to forestall or minimize the impact of these interruptions or failures, given that it is not in direct control of the third-party couriers. In addition, these interruptions or failures may be due to unforeseen events that are beyond Reebonz’s control or the control of the couriers, such as inclement weather, natural disasters or labor unrest.

Reebonz also encountered situations in the past where shipments were lost or stolen in transit and in certain cases it may choose not to utilize insurance coverage (such as where it believes paying the claim directly may be more beneficial than paying the deductible and electing to use insurance coverage) to cover losses or such losses may not be covered by insurance. Given the high monetary value of the luxury merchandise Reebonz handles, the reliability of third-party courier services and the quality of services they provide are crucial factors that merchants and individual sellers consider when determining whether to do business on Reebonz’s platform, and any mistake or interruption on the part of those couriers could severely dampen their confidence in its services and the Reebonz brand. Relatively small local couriers may be less reliable than long-established multinational delivery companies. For example, if Reebonz’s third-party couriers, especially those relatively small local couriers, fail to comply with applicable rules and regulations in their respective jurisdictions, Reebonz’s fulfillment services may be materially and adversely affected. Reebonz may not be able to find alternative delivery companies to provide pick-up and delivery services in a timely and reliable manner, if at all. Delivery of Reebonz’s products could also be affected or interrupted by merger, acquisition, insolvency or shut-down of the delivery companies it engages, especially those local companies with relatively small business scales. If Reebonz’s products are not delivered in proper condition or on a timely basis, or if Reebonz’s fulfillment services are disrupted by service failure of the third-party couriers, Reebonz’s business and reputation could be materially and adversely affected.

Reebonz’s delivery, return and warranty policies and those of luxury brand owners may adversely affect its results of operations.

Reebonz generally provides free three- to seven-business day shipping for luxury items it directly sells to buyers. Reebonz also has adopted buyer-friendly return policies that make it convenient for buyers to return the purchase and obtain a refund. Reebonz may also be required by law to adopt new or amend existing return and exchange policies from time to time. Reebonz’s return policy is even more generous for members of its loyalty programs, Reebonz Black and Reebonz Solitaire. In addition, luxury watches purchased from us come with a one-year warranty. These return, exchange and warranty policies could subject Reebonz to additional costs and expenses which may not be offset by increased revenue. Reebonz’s ability to handle a large volume of returns is unproven. If Reebonz’s return and exchange policy is abused by a significant number of buyers, its costs may increase significantly and its results of operations may be materially and adversely affected. If Reebonz revises these policies to reduce its costs and expenses, its customers may be dissatisfied, which may result in loss of existing customers or failure to acquire new customers at a desirable pace, which may materially and adversely affect its results of operations. Some of the new and pre-owned luxury goods it sells may not be covered by the relevant manufacturer’s or brand owner’s original warranty, and such manufacturers or brand owners may refuse to provide replacement, repair, cleaning or other services for goods purchased on its platform. Although Reebonz intends to improve its disclosure of this risk to its buyers, Reebonz may be subject to consumer claims under applicable consumer protection or other laws and regulations in connection with limitations on manufacturer’s or brand owner’s warranties.

Reebonz’s independent registered public accounting firm has included an explanatory paragraph relating to Reebonz’s ability to continue as a going concern in its report on Reebonz’s audited consolidated financial statements included in this proxy statement/prospectus.

Reebonz’s audited consolidated financial statements were prepared assuming that it will continue as a going concern. However, the report of Reebonz’s independent registered public accounting firm included elsewhere in this proxy statement/prospectus contains an explanatory paragraph on its consolidated financial statements stating there is substantial doubt about Reebonz’s ability to continue as a going concern, meaning that Reebonz may not be able to continue in operation for the foreseeable future or be able to realize assets and discharge liabilities in the ordinary course of operations. Such an opinion could materially limit Reebonz’s ability to raise additional funds through the issuance of new debt or equity securities or otherwise. There is no assurance that sufficient financing will be available when needed to allow Reebonz to continue as a going concern. The perception that Reebonz may not be able to continue as a going concern may also make it more difficult to raise additional funds or operate its business due to concerns about its ability to meet our contractual obligations.

Based on current operating plans, assuming successful completion of this business combination, Reebonz believes that it has resources to fund its operations for at least the next twenty-four months, but will require further funds to finance its activities thereafter. In the event this business combination is not consummated as expected Reebonz will need to consider alternative arrangements and such arrangements could have a potentially significant negative impact on its ability to continue our operations.

If Reebonz fails to implement and maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results or prevent fraud. As a result, Holdco’s security holders could lose confidence in its financial and other public reporting, which would harm its business and the trading price of the HoldCo securities.

Prior to this proposed business combination, Reebonz is not a publicly listed company and it had limited accounting personnel and other resources with which to address its internal controls and procedures. Effective internal control over financial reporting is necessary for it to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Effective internal controls can be particularly important to preparing consolidated financial results for the company since Reebonz operates in multiple markets with varying financial reporting rules and standards, such that it may have to make adjustments to its subsidiaries’ financial results as part of the consolidation process. If in subsequent years Holdco is unable to assert that its internal control over financial reporting is effective, Holdco could lose investor confidence in the accuracy and completeness of its financial reports, which could have a material adverse effect on the price of the Holdco securities.

Reebonz’s internal controls relating to financial reporting have not kept pace with the expansion of its business. Reebonz’s financial reporting function and system of internal controls are less developed in certain respects than those of similar companies that operate in fewer or more developed markets and may not provide its management with as much or as accurate or timely information. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “deficiency, or a combination of deficiencies, in internal control, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.”

In connection with the preparation and external audit of Reebonz’s consolidated financial statements as of and for the years ended December 31, 2016 and 2017, Reebonz and KPMG LLP, independent registered public accounting firm, noted a material weakness in Reebonz’s internal control over financial reporting. The material weakness identified was Reebonz’s insufficient accounting resources and processes necessary to comply with reporting and compliance requirements of IFRS and the SEC. As a result of the identification of this material weakness, Reebonz plans to take measures to remedy this control deficiency. However, Reebonz can give no assurance that its planned remediation will be properly implemented or will be sufficient to eliminate such material weakness or that material weaknesses or significant deficiencies in its internal control over financial reporting will not be identified in the future. Reebonz’s failure to implement and maintain effective internal controls over financial reporting could result in errors in its financial statements that could result in a restatement of its financial statements, cause it to fail to meet its reporting obligations and cause investors to lose confidence in its reported financial information, which may result in volatility in and a decline in the market price of Holdco securities.

Reebonz’s independent registered public accounting firm did not undertake an audit of the effectiveness of its internal controls over financial reporting. Reebonz’s independent registered public accounting firm will not be required to report on the effectiveness of its internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 until its annual report on Form 20-F following the date on which it ceases to qualify as an ’‘emerging growth company,’’ which may be up to five full fiscal years following the date of this offering. The process of assessing the effectiveness of Reebonz’s internal control over financial reporting may require the investment of substantial time and resources, including by members of its senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete. In addition, Reebonz cannot predict the outcome of this determination and whether it will need to implement remedial actions in order to implement effective control over financial reporting. If in subsequent years Reebonz is unable to assert that its internal control over financial reporting is effective, or if its auditors express an opinion that its internal control over financial reporting is ineffective, Reebonz could lose investor confidence in the accuracy and completeness of its financial reports, which could have a material adverse effect on the price of Holdco securities. Reebonz will be implementing a number of measures to address the material weakness including: (i) hiring a number of financial reporting and internal control with IFRS and SEC financial reporting expertise, (ii) conducting training for our personnel with respect to IFRS and SEC financial reporting requirements. Reebonz intends to remediate this material weakness in its internal control over financial reporting by the end of the second full year after the completion of this transaction.

Reebonz is an “emerging growth company” and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, its common stock may be less attractive to investors.

Reebonz is an “emerging growth company,” as defined in the JOBS Act, and it intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Reebonz cannot predict if investors will find its common stock less attractive because Reebonz will rely on these exemptions. If some investors find Reebonz’s common stock less attractive as a result, there may be a less active trading market for its common stock and its stock price may be more volatile. Reebonz may take advantage of these reporting exemptions until it is no longer an emerging growth company. Reebonz will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which it has total annual gross revenue of at least $1.07 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of Reebonz’s common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which it has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Reebonz relies on online sale of luxury handbags for a major portion of its revenue.

Online sales of luxury handbags have historically accounted for a majority of Reebonz’s revenue. Substantially all of these handbags are designed for and marketed to women, which limits its demographic reach. Reebonz’s business depends, to a certain extent, on the fashion trends and desirability of luxury handbags. Reebonz expects that sales of these products will continue to represent a significant portion of its revenue in the near future. Reebonz has increased its offerings to include other product categories, such as a wide array of luxury watches, small leather goods and shoes. Reebonz expects to continue to expand its product offerings to diversify its revenue sources in the future. However, Reebonz’s sales of these new products may not reach a level that would substantially reduce its dependence on the sales of handbags. Sales of luxury handbags accounted for more than 70% of Reebonz’s revenue in each of 2016 and 2017. Any event that results in a reduction in Reebonz’s sales of luxury handbags could materially and adversely affect its ability to maintain or increase its current level of revenue and maintain or improve its business prospects.

A substantial portion of Reebonz’s revenue is derived from luxury goods manufactured by three luxury conglomerates.

In 2016 and 2017, Reebonz derived an aggregate of 50% to 60% of its revenue from brands owned by three major luxury conglomerates. Each conglomerate consists of multiple brand owners, and these three conglomerates in aggregate account for more than forty brands. Reebonz sources luxury goods made by these brand owners primarily from luxury wholesalers and authorized distributors in Europe. Reebonz does not have direct relationships with any of these brand owners and therefore does not have explicit permission from these conglomerates or their brand owners to resell their goods. Although none of these conglomerates have taken any action at the conglomerate or parent company level seeking to stop it from selling their products, certain of the individual brand owners within these conglomerates have issued letters alleging intellectual property infringement or asking Reebonz to stop selling their products. For example, in March 2013, November 2015, and March 2016 Reebonz received letters from a brand owner demanding that Reebonz cease selling its products. Although Reebonz believes these letters have not affected its ability to source these brands from luxury wholesalers and authorized distributors, if for any reason it were to experience reduced supply of luxury goods produced by the brand owners which are part of these three major conglomerates, or if any of such conglomerates or their brand owners were to take any action to prevent Reebonz from acquiring or selling their products, or if demand for the brands produced by these brand owners falls, its business, financial condition and results of operations would be materially and adversely affected.

Fluctuations in exchange rates between and among the Singapore dollar, the Australian dollar, the Euro, the Hong Kong dollar, the Malaysian ringgit, the Indonesian rupiah, the Korean won, the New Taiwan dollar, the Thai baht and the U.S. dollar, as well as other currencies in which Reebonz does business, may adversely affect its operating results.

Reebonz operates in various countries in the Asia Pacific region, including Singapore, Australia, Malaysia and Indonesia, among other countries. Reebonz makes inventory purchases primarily in Euros and U.S. dollars, incurs employee compensation expenses and administrative expenses primarily in Singapore dollars, and incur certain other expenses in various other currencies. Reebonz derives a significant portion of its revenue from sales denominated in Singapore dollars as well as in various local currencies other than the Singapore dollar.

Recently, currency exchange rates in Asia Pacific and Southeast Asia in particular have experienced volatility, including as a result of volatility in the Chinese Renminbi. For example, the exchange rate for the Chinese Renminbi to the U.S. dollar as of December 31, 2016 was 6.94470, and was 6.506 as of December 31, 2015. The Singapore dollar has generally weakened compared to the U.S. dollar in recent years, and in particular in 2015 and 2016. The exchange rate for the Singapore dollar to the U.S. dollar as of December 31, 2016 was 1.4473 and as of December 31, 2017 was 1.337.

Reebonz’s margins may be affected and it may otherwise be affected by foreign exchange differences in connection with fluctuations in the value of currencies against the Singapore dollar and managing multiple currency exposures. For example, Reebonz must pay fees to convert proceeds in foreign currencies to Singapore dollars. In addition, foreign exchange controls may restrict Reebonz from repatriating income earned in certain foreign countries to Singapore. Any such delay in revenue repatriation may cause Reebonz to incur losses due to the volatility of these currencies compared to the Singapore dollar. Because Reebonz reports its results in Singapore dollars, the difference in exchange rates in one period compared to another directly impacts period-to-period comparisons of its operating results. Because currency exchange rates have been especially volatile in the recent past, these currency fluctuations may make it difficult for Reebonz to predict its results.

Currently, Reebonz has not implemented any comprehensive strategy to mitigate risks related to the impact of fluctuations in currency exchange rates. Implementing hedging strategies can prove costly. Even if Reebonz were to implement hedging strategies, not every exposure is or can be hedged, and, where hedges are put in place based on expected foreign exchange exposure, they are based on forecasts which may vary or which may later prove to have been inaccurate. Failure to hedge successfully or anticipate fluctuations in the value of currencies and other currency risks accurately could adversely affect Reebonz’s operating results.

As Reebonz expands its business internationally, it will face additional business, political, regulatory, operational, financial and economic risks, any of which could increase its costs and hinder its growth.

Reebonz expects to continue to devote significant resources to international expansion in the Asia Pacific region through organic growth. Expanding its business internationally will require considerable management attention and resources and is subject to the particular challenges of operating a rapidly growing business in an environment of multiple languages, cultures, customs and legal and regulatory systems. Entering new international markets or expanding Reebonz’s operations in existing international markets will involve substantial cost, and Reebonz’s ability to gain market acceptance in any particular market is uncertain. There can be no assurance that Reebonz will be able to successfully grow its business internationally. For example, Reebonz may become subject to risks that it has not faced before or an increase in the risks that it currently faces, including risks associated with:

●	localizing its operations and platform, and gaining customer acceptance;

●	recruiting and retaining talented and capable management and employees in various countries;

●	language barrier and cultural differences;

●	negotiating agreements that are economically beneficial to it and protective of its rights, such as contracting with various third parties for the localization of its services;

●	competition from home-grown businesses with significant local market share and a better understanding of consumer preferences;

●	protecting and enforcing its intellectual property rights;

●	the inability to extend proprietary rights in its brand, content or technology into new jurisdictions;

●	complying with applicable foreign laws and regulations, such as those relating to intellectual property, privacy, consumer protection, e-commerce, customs and anti-money laundering;

●	currency exchange rate fluctuations, and foreign exchange controls that might restrict or prevent it from repatriating income earned in foreign countries;

●	challenges in maintaining internal controls and managing accounting personnel in the countries where it operates;

●	protectionist laws and business practices that favor local businesses in some countries;

●	various forms of online fraud, such as credit card fraud;

●	foreign and local tax consequences;

●	political, economic and social instability; and

●	higher costs associated with doing business internationally.

Any failure to meet the challenges associated with international expansion could materially and adversely affect Reebonz’s business, financial condition and results of operations.

Reebonz operates in a competitive environment and may lose market share and customers if it fails to compete effectively.

The online luxury goods industry in the Asia Pacific region is competitive. Reebonz competes for customers, third-party merchants and individual sellers. Reebonz’s current and potential competitors include other specialist online luxury retailers, general online retailers, fashion online retailers, luxury brand owners’ online stores, luxury department retailers’ online stores, as well as physical stores that sell luxury goods, including retail stores owned and operated by the brands that Reebonz carries. See “Business of Reebonz — Competition.” In addition, new technologies may increase or even transform the competitive landscape in the online luxury goods industry. New competitive business models may appear, such as business models based on new forms of social media, and Reebonz may not adapt quickly enough, or at all, to changing industry trends.

Increased competition may reduce Reebonz’s margins, market share and brand recognition, or result in significant losses. For example, when Reebonz sets prices, it considers how competitors have set prices for the same or similar products. When they cut prices or offer additional incentives to compete with it, Reebonz may have to lower its own prices or offer comparable incentives or risk losing market share. When Reebonz has products that do not sell, it often reduce prices to clear inventory. Competitive price reduction on certain luxury items lowers prices and benefits buyers, but in the longer term may hurt the perceived prestige of those luxury goods and dampen consumer interest. In addition, third-party merchants are crucial in broadening its product listings, and Reebonz competes with other companies for these sellers.

Reebonz also competes on the basis of non-price terms. For example, in Reebonz’s B2C Merchandise Business, it offers free international shipping for orders above a certain minimum value and aim to make deliveries within three to seven business days depending on the country of delivery. Reebonz plans to employ a variety of strategies to shorten delivery times, such as increased monitoring of third-party courier performance and implementation of a “local sourcing and local sale” model. If these strategies do not succeed, and one or more of Reebonz’s significant competitors manage to shorten delivery times, it may lose any competitive advantage.

Some of Reebonz’s current or future competitors may have longer operating histories, greater brand recognition, better supplier relationships and sourcing expertise, including direct relationships with brand owners, larger customer bases or greater financial, technical or marketing resources than Reebonz does. Those smaller companies or new entrants may be acquired by, receive investment from or enter into strategic relationships with well-established and well-financed companies or investors which would help enhance their competitive positions. Reebonz cannot assure you that it will be able to compete successfully against current or future competitors, and competitive pressures may have a material and adverse effect on its business, financial condition and results of operations.

If Reebonz is unable to maintain a strong buyer base by offering luxury goods that attract new buyers and repeat purchases from existing buyers, or if it is unable to build and sustain an integrated ecosystem for luxury goods, Reebonz’s business, financial condition and results of operations may be materially and adversely affected.

Reebonz’s future growth depends on its ability to continue to attract new buyers as well as new purchases from existing buyers. More importantly, its future growth also depends on its ability to leverage its platform and build an integrated ecosystem for luxury goods where customers are able to become both buyers and sellers. Ever-changing consumer preferences have affected and will continue to affect the online luxury goods market. Reebonz must stay abreast of emerging consumer preferences and anticipate upcoming trends. In addition, maintaining effective marketing is important for its business. Reebonz increasingly plans to use technology to enable its systems to make recommendations to buyers based on its past purchases or on goods that it viewed but did not purchase. Reebonz’s ability to make individually tailored recommendations is dependent on its business intelligence system, which tracks, collects and analyzes its customers’ browsing and purchasing behavior, to provide accurate and reliable information. Reebonz believes that buyers choose to purchase authentic and quality luxury goods on its platform because it offers a wide selection of goods, and they may choose to shop elsewhere if Reebonz cannot match the range of goods or the prices offered by other websites or by physical stores. If buyers cannot find their desired luxury goods on Reebonz’s websites or through its mobile application, they may lose interest in us and visit us less frequently or stop visiting us altogether. Likewise, if Reebonz’s buyer base diminishes, fewer buyers could potentially be converted to sellers on its platform, hindering the growth of its Marketplace Business. It could also cause existing luxury goods sellers in Reebonz’s marketplace to perceive its platform as less valuable and leave its platform. In addition, potential merchants and individual sellers could be deterred from joining Reebonz. Sellers may also regard Reebonz as less valuable for various other reasons, such as the perceived ineffectiveness of its marketing efforts or the emergence of alternative platforms that charge lower commissions and fees. Any of the above scenarios in turn may materially and adversely affect its business, financial condition and results of operations.

If Reebonz is unable to conduct its marketing activities in a successful and cost-effective manner, its results of operations and financial condition may be materially and adversely affected.

Reebonz believes that consistent marketing communication supports its level of sales and brand identity as a trusted name for buying and selling luxury goods. As a result, Reebonz has incurred significant expenses on a variety of marketing and brand promotion campaigns, both broad-based and targeted, that are designed to enhance its brand recognition and increase sales. Reebonz’s brand promotion and marketing activities may not be well received by customers and may not result in the levels of product sales that it anticipates. Reebonz incurred S$13.4 million and S$10.5 million of marketing expenses in 2016 and 2017, respectively. Reebonz expects that it could incur higher amounts of expenses in the foreseeable future, as its customer acquisition cost increases over time as a result of greater competition and market saturation. Marketing approaches and tools in the luxury goods market in the Asia Pacific region are evolving. This further requires Reebonz to enhance its marketing approaches and experiment with new marketing methods to keep pace with industry developments and consumer preferences. Failure to refine its existing marketing approaches, failure to introduce new marketing approaches in a successful and cost-effective manner, or failure of its innovative marketing initiatives, such as Reebonz Mobil (a truck that features a mobile luxury goods boutique), to bring about desired results could reduce its market share, cause its revenue to decline and negatively impact its profitability.

If Reebonz’s senior management is unable to work together effectively or efficiently, or if it loses their service, its business may be severely disrupted.

Reebonz’s success depends heavily upon the continued services of its management. In particular, Reebonz relies on the expertise and experience of Mr. Samuel Lim, its Co-Founder and Chief Executive Officer, and other executive officers. If Reebonz’s senior management cannot work together effectively or efficiently, its business may be severely disrupted. If one or more members of its senior management were unable or unwilling to serve in their current positions, Reebonz might not be able to locate an appropriate replacement, if at all, and its business, financial condition and results of operations may be materially and adversely affected. If any member of Reebonz’s senior management joins a competitor or forms a competing business, Reebonz may lose customers, suppliers, know-how and key professionals and staff. Reebonz’s senior management has entered into employment agreements with it, which contain confidentiality and non-competition provisions. There can be no assurance that any such non-competition provision will be enforceable in the Singapore courts. In addition, under these agreements, members of Reebonz’s senior management team can resign by giving it prior notice or through forfeiture of compensation during the notice period in lieu of giving prior notice. Reebonz currently does not maintain any insurance coverage for loss of key management personnel. If any dispute arises between Reebonz senior management and Reebonz, especially one that results in any resignation, Reebonz may suffer negative publicity and erosion of investor confidence, and it may have to incur substantial costs and expenses in order to enforce such agreements, or it may be unable to enforce them at all.

Reebonz depends on talented, experienced and committed personnel to grow and operate its business, and if Reebonz is unable to recruit, train, motivate and retain qualified personnel or sufficient workforce while controlling its labor costs, its business may be materially and adversely affected.

A fundamental driver of Reebonz’s continued success is its ability to recruit, train and retain qualified personnel with deep experience in the luxury retail industry, particularly in areas of technology, authentication, marketing and operations. For example, Reebonz faces difficulty recruiting experienced technology personnel, whose responsibility is to design and maintain user-friendly websites and mobile applications.

Reebonz’s senior management and mid-level managers are instrumental in implementing its business strategies, executing its business plans and supporting its business operations and growth. The effective operation of Reebonz’s managerial and operating systems, fulfillment services, customer service centers and other back office functions also depends on the knowledge and diligence of its management and employees. Since the online luxury retail industry is characterized by high demand and intense competition for talent, Reebonz can provide no assurance that it will be able to attract or retain qualified staff or other highly skilled employees that it will need to achieve its strategic objectives. Reebonz plans to hire additional employees both in its technology department, in order to enhance user experience for all its online touch points, and in its finance department. Reebonz has observed an overall tightening of the labor market and an emerging trend of shortage of labor supply and this requires it to be more creative and pro-active in its talent sourcing rather than only depending on traditional recruitment channels. Failure to obtain experienced and dedicated employees may lead to underperformance of these functions and cause disruption to its business. Labor costs in the countries in which Reebonz operates have increased with the economic development in the Asia Pacific region. In addition, Reebonz’s ability to train and integrate new employees into its operations may also be limited and may not meet the demand for its business growth in a timely fashion, if at all, and rapid expansion may impair Reebonz’s ability to maintain a dynamic corporate culture. Furthermore, additional employees that Reebonz plans to hire may be located at its offices and facilities outside Singapore. As a result, Reebonz may have less control over these employees, and it may experience increased difficulty in integrating them into its corporate culture.

Reebonz depends on its Reebonz ateliers, its in-house team of trained experts, to ensure the authenticity of the luxury goods it carries on its platform. If Reebonz ateliers fail to identify counterfeit goods or it is unable to recruit and train qualified professionals for the atelier team, its business may be materially and adversely affected.

Reebonz believes that an important measure to maintain buyer confidence in the Reebonz brand is to provide buyers with the assurance that the items they purchase are authentic. Reebonz ateliers, which consist of its in-house team of appraisers, trained gemologists and watch technicians, authenticate all pre-owned luxury goods sold by Reebonz or through its C2C Individual Seller’s Marketplace. Each pre-owned item sold through Reebonz’s B2C Merchandise Business and its C2C Individual Seller’s Marketplace is authenticated, appraised, valued and graded by an atelier. Reebonz’s ateliers also support other areas of its business by, for example, providing authentication services to sellers and buyers using its B2C Merchant’s Marketplace in the event of a dispute.

There can be no assurance that Reebonz ateliers will identify all counterfeit goods and not certify such goods as genuine. Any failure by Reebonz ateliers to identify counterfeit goods could significantly harm its reputation and could result in brand owners making legal claims for infringement of trademark, copyright or other intellectual property rights, which in turn could materially and adversely affect its results of operations and prospects. In the event counterfeit goods are sold in its marketplaces, the authentication services Reebonz provides may also expose Reebonz to a heightened risk of contributory liability compared to other online marketplace operators that do not offer such services. In addition, Reebonz’s atelier team authenticates products sold through its C2C Individual Seller’s Marketplace, consisting of Reebonz Closets and its White Glove Service, which could lead to a backlog if Reebonz is unable to increase the size and efficiency of its atelier team as its C2C Individual Seller’s Marketplace grows. In Reebonz’s B2C Merchant’s Marketplace, it does not, except in certain circumstances, authenticate products sold by merchants to buyers, which increases the possibility that counterfeit products could be sold through its platform.

Reebonz’s team of ateliers currently consists of 12 professionals located across its collection spokes. As its business grows, Reebonz may need to retain additional ateliers, and it could experience a backlog if it is unable to increase the size and efficiency of its atelier team as its C2C Individual Seller’s Marketplace grows. The market competition for experienced luxury goods authentication professionals is intense, and there is no assurance that Reebonz will be able to hire and retain a sufficient number of professionals with the required experience on acceptable terms or that its training programs for new ateliers will be effective. Furthermore, counterfeiters and the products they produce are increasingly sophisticated, such that there can be no assurance that Reebonz’s ateliers will be able to consistently differentiate between authentic and counterfeit goods. If Reebonz is unable to grow its team of ateliers at the rate, and with the degree of sophistication, that Reebonz expects to require as its business grows, Reebonz’s authentication capabilities could be impacted, which could result in counterfeit or defective products being sold on its platform. Any of the foregoing could have a material and adverse effect on Reebonz’s business, results of operations and prospects.

Customer behavior on mobile devices is rapidly evolving, and if Reebonz fails to successfully adapt to these changes, its competitiveness and market position may suffer.

In line with the significant growth in smartphone usage and the global shift in online activity towards mobile devices, a significant portion of Reebonz’s sales are made through mobile devices. In addition, the company’s Reebonz Closets, which Reebonz launched in February 2015, is significantly dependent on its mobile application for a number of its functions, including uploading items for sale and interaction among customers. Use of mobile devices and platforms is relatively new and developing rapidly, and Reebonz may not be able to continue to increase the level of mobile access to, and engagement on, its business. The variety of technical and other configurations across different mobile devices and platforms increases the challenges associated with this environment. Reebonz’s ability to successfully expand the use of mobile devices to access its platform is affected by the following factors:

●	its ability to continue to provide a compelling e-commerce and mobile commerce platform and tools in a multi-device environment;

●	its ability to successfully deploy and update its application on popular mobile operating systems that it does not control, such as iOS and Android;

●	its ability to adapt to the device standards used by third-party manufacturers and distributors; and

●	the attractiveness of alternative platforms.

If Reebonz is unable to attract significant numbers of new mobile buyers and increase levels of mobile engagement, its ability to maintain or grow its business would be materially and adversely affected.

The proper functioning of Reebonz’s information technology platform is essential to its business. Any failure to maintain the satisfactory performance of its website, mobile application and systems could materially and adversely affect its business and reputation.

The satisfactory performance, reliability and availability of Reebonz’s technology platform are critical to its success and its ability to attract and retain buyers and sellers of luxury goods and provide superior customer service. Substantially, all of Reebonz’s sales of products are made online through its websites and mobile application, and the fulfillment services Reebonz provide to merchants and individual sellers is related to sales of their products through its website and mobile applications. Any system interruptions caused by telecommunications failures, computer viruses, software errors, third party services, cloud computing providers, cyberattack or other attempts to harm Reebonz’s systems that result in the unavailability or slowdown of its websites or mobile application or reduced orders and fulfillment performance could reduce the volume of products sold and the attractiveness of product offerings on its website. Reebonz’s cloud servers may also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to system interruptions, websites or mobile application slowdown or shutdown, delays or errors in transaction processing, loss of valuable data or the inability to accept and fulfill orders. In December 2014, Reebonz was the victim of a distributed denial of service (DDOS) attack, which overloaded its servers and resulted in approximately three hours of downtime. While Reebonz has implemented security measures for DDOS prevention and full-time security monitoring, there can be no assurance that its websites will not be victimized by such attacks in the future. Security breaches, computer viruses, software errors and cyberattacks have become more prevalent in Reebonz’s industry. Because of its brand recognition in the online luxury retail industry in its Core Asia Pacific Market, Reebonz believes it is a particularly attractive target for such attacks. Reebonz has experienced in the past, and may experience in the future, such attacks and unexpected interruptions. Reebonz can provide no assurance that its current security mechanisms will be sufficient to protect its information technology systems from any third-party intrusions, viruses or cyberattacks, information or data theft or other similar activities. Any such future occurrences could reduce customer satisfaction, damage Reebonz’s reputation and result in a material decrease in its revenue. Additionally, Reebonz must continue to upgrade and improve its technology platform to support its business growth, and failure to do so could impede its growth. However, Reebonz cannot assure you that it will be successful in executing these system upgrades, improvement strategies or updates by its third party technology service providers. In particular, Reebonz’s systems may experience windows of down time during upgrades, and the new technologies or infrastructures may not be fully integrated with the existing systems on a timely and reliable basis, if at all. In October 2012, a system administrator erroneously made a configuration change at the database level, which resulted in approximately 25 hours of downtime for its websites. While Reebonz has implemented standard operating procedures to prevent such incidents, there can be no assurance that human error will not result in website downtime or any other technological problems in the future. In addition, Reebonz experiences surges in online traffic associated with promotional activities and holiday seasons, which could strain its technology platform. During a certain sales event in 2011, Reebonz’s server was unable to handle the volume of traffic to its websites and it experienced three days of downtime as its websites were moved to a dedicated hosting site. While Reebonz has implemented procedures to add server capacity prior to such events, there can be no assurance that its servers will not be overloaded in the future due to the popularity of sales events or for any other reason. If its existing or future technology platform does not function properly, it could cause system disruptions and slow response times, affecting data transmission, which in turn could materially and adversely affect Reebonz’s business, financial condition and results of operations.

The costs of fulfillment services that Reebonz incurs may increase, and Reebonz may not be able to pass the increased costs on to its buyers and sellers.

Reebonz provides fulfillment services both in its B2C Merchandise business and in its Marketplace Business. Reebonz incurs significant costs in providing fulfillment services, such as logistics center labor costs and third-party courier costs. Reebonz cannot assure you that these costs will stay at the current level in the future, and if they increase, it may not be able to pass the increased costs on to its buyers and sellers. For example, shipping costs are currently borne by the buyer in its Reebonz Closets and B2C Merchant’s Marketplace, and if one or more of Reebonz’s third-party couriers decide to charge it increased shipping fees, Reebonz may decide to absorb the increased cost ourselves in order to stay competitive and retain customers. This may have a material and adverse effect on its business, financial condition and results of operations.

Uncertainties relating to the growth and profitability of the online luxury goods industry in the Asia Pacific region could adversely affect Reebonz’s revenues and business prospects.

Reebonz generates substantially all of its revenues from online sales of new and pre-owned luxury goods. While the online retail business has existed in the Asia Pacific region since the 1990s and has flourished in recent years, the long-term viability and prospects of various online B2C and C2C luxury retail business models in the Asia Pacific region remain relatively untested. Reebonz’s future results of operations will depend on numerous factors affecting the development of the online luxury retail industry in the Asia Pacific region, which may be beyond its control. These factors include:

●	the growth of internet, broadband and mobile penetration and usage in the Asia Pacific region, and the rate of such growth;

●	the trust and confidence of online luxury retail consumers in the Asia Pacific region, as well as changes in customer demographics and consumer tastes and preferences;

●	the selection, price and popularity of luxury goods that Reebonz and its competitors offer online and offline;

●	whether alternative retail channels or business models that better address the needs of existing and potential luxury buyers emerge in the Asia Pacific region;

●	the development of fulfillment, payment and other ancillary services associated with online purchases;

●	government policies that affect the luxury goods industry, such as tax policies in connection with online sales, luxury goods, or both; and

●	governmental actions that affect the luxury goods industry, such as the introduction or relaxation of anti-corruption campaigns (similar to the ongoing anti-corruption campaign in China), which could be implemented by countries in which Reebonz operates.

A decline in the popularity of online shopping in general, or any failure by Reebonz to adapt its websites and improve the online customer experience in response to trends and consumer requirements, may adversely affect its revenue and business prospects.

The accessories, footwear and apparel industries are heavily influenced by general macroeconomic cycles that affect consumer spending and a prolonged period of depressed consumer spending could have a material adverse effect on Reebonz’s business, results of operations and financial condition.

The accessories, footwear and apparel industries have historically been subject to cyclical variations, recessions in the general economy and uncertainties regarding future economic prospects that can affect consumer spending habits. Purchases of discretionary luxury items, such as Reebonz’s products, tend to decline during recessionary periods when disposable income is lower. The success of Reebonz’s operations depends on a number of factors impacting discretionary consumer spending, including general economic conditions, consumer confidence, wages and unemployment, housing prices, consumer debt, interest and tax rates, fuel and energy costs, taxation and political conditions. A worsening of the economy may negatively affect consumer and wholesale purchases of Reebonz’s products and could have a material adverse effect on its business, results of operations and financial condition.

Any deficiencies in the internet infrastructure of any particular country in which Reebonz operates or any disruption in Reebonz’s arrangements with third-party providers of communications and storage capacity could impair its ability to sell products over its website and mobile applications, which could cause Reebonz to lose customers and harm its operating results.

The majority of Reebonz’s sales of products are made online through its websites and mobile application, and the fulfillment services it provides to merchants and individual sellers are related to sales of their products through its websites and mobile application. Reebonz’s business depends on the performance and reliability of the internet infrastructure in the Asia Pacific countries in which it operates. The availability of Reebonz’s websites depends on telecommunications carriers and other third-party providers of communications and storage capacity, including bandwidth and server storage, among other things. If Reebonz is unable to enter into and renew agreements with these providers on acceptable terms, or if any of its existing agreements with such providers are terminated as a result of its breach or otherwise, Reebonz’s ability to provide its services to its customers could be adversely affected. For example, on July 8, 2015 Reebonz’s website in Hong Kong experienced an outage which lasted approximately two hours, due to communication breakdown between its telecommunications provider and its internet service provider. Service interruptions prevent Reebonz’s buyers and sellers from accessing its websites and mobile application, and frequent interruptions could frustrate them and discourage them from attempting to place orders, which could cause Reebonz to lose customers and harm its operating results.

If Reebonz fail to adopt new technologies or adapt its websites, mobile application and systems to changing customer requirements or emerging industry standards, its business may be materially and adversely affected.

To remain competitive, Reebonz must continue to enhance and improve the responsiveness, functionality and features of its websites and mobile application. The internet and the online retail industry are characterized by rapid technological evolution, changes in customer requirements and preferences, frequent introductions of new products and services embodying new technologies and the emergence of new industry standards and practices, any of which could render its existing technologies and systems obsolete. Reebonz’s success will depend, in part, on its ability to identify, develop, acquire or license leading technologies useful in its business, and respond to technological advances and emerging industry standards and practices, such as mobile internet, in a cost-effective and timely manner. The development of websites, mobile applications and other proprietary technology entails significant technical and business risks. Reebonz cannot assure you that it will be able to use new technologies effectively or adapt Reebonz’s websites, mobile application, proprietary technologies and systems to meet customer requirements or emerging industry standards. If Reebonz is unable to adapt in a cost-effective and timely manner in response to changing market conditions or customer requirements, whether for technical, legal, financial or other reasons, its business prospects, financial condition and results of operations may be materially and adversely affected.

Customer growth and activity on mobile devices depends upon effective use of mobile operating systems, networks and standards that Reebonz does not control.

Reebonz has seen an increase in the use of mobile devices by buyers to place orders and by sellers to showcase their products (through, for example, its Reebonz Closets), and Reebonz expects this trend to continue. To optimize the mobile shopping experience, Reebonz guides its customers to download its mobile application to their devices as opposed to accessing Reebonz’s sites from an internet browser on their mobile device. As new mobile devices and platforms are released, it is difficult to predict the problems it may encounter in developing applications for these alternative devices and platforms, and it may need to devote significant resources to the development, support and maintenance of such applications. In addition, Reebonz’s future growth and its results of operations could suffer if it experiences difficulties in the future in integrating its mobile application into mobile devices or if problems arise with its relationships with providers of mobile operating systems or mobile application download stores, if its applications receive unfavorable treatment compared to competing applications on the download stores, or if it faces increased costs to distribute or have customers use its mobile application. Reebonz is further dependent on the interoperability of its sites with popular mobile operating systems that it does not control, such as iOS and Android, and any changes in such systems that degrade the functionality of its sites or give preferential treatment to competitive products could adversely affect the usage of its sites on mobile devices. In the event that it is more difficult for Reebonz’s customers to access and use its websites or application on their mobile devices, or if Reebonz’s customers choose not to access or to use its websites or application on their mobile devices or to use mobile products that do not offer access to its websites or application, Reebonz’s customer growth could be harmed and its business, financial condition and operating results may be adversely affected.

The wide variety of payment methods that Reebonz accepts subjects it to third-party payment processing-related risks.

Reebonz accepts payments using a variety of methods, including major credit card networks, bank transfers and payment gateways such as Adyen, Alipay and PayPal. For certain payment methods, including credit cards, Reebonz pays transaction fees, which may increase over time and increase its operating costs and lower its profit margins. Reebonz may also be subject to fraud and other illegal activities in connection with the various payment methods it offers. Reebonz also relies on third parties to provide payment processing services. If these service providers fail to provide adequate services or if its relationships with them were to terminate, Reebonz and its third party merchants’ ability to accept payments could be adversely affected, and its business could be harmed. One of Reebonz’s payment service providers has experienced a network failure in the past, and it cannot assure you that similar incidents will not occur in the future. Reebonz is also subject to various rules, regulations and requirements, regulatory or otherwise, governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for it to comply. If Reebonz fails to comply with these rules or requirements, it may be subject to fines and higher transaction fees and lose its ability to accept credit card payments from its customers, process electronic funds transfers or facilitate other types of online payments, and its business, financial condition and results of operations could be materially and adversely affected.

Reebonz’s results of operations are subject to seasonal fluctuations.

Reebonz experiences seasonality in its business, reflecting a combination of traditional retail seasonality patterns and new patterns associated with online luxury retail in particular. Reebonz’s sales have historically been higher during festive periods, especially the December holiday season, as its business tends to benefit from consumers’ increased leisure time and discretionary spending (as a result of, for example, year-end bonuses). Reebonz’s sales during the fourth quarter tend to be higher than the other quarters. In addition, certain luxury brand owners and their authorized distributors tend to reduce the retail prices of their luxury goods during end-of-season sales events, and Reebonz may be forced to reduce its prices of these goods in order to remain competitive. As a result, its profit margin during such periods may be impacted. Reebonz’s financial condition and results of operations for future periods may continue to fluctuate. As a result, the trading price of the ADSs may fluctuate from time to time due to seasonality.

Future strategic alliances, joint ventures, investments or acquisitions may have a material and adverse effect on Reebonz’s business, reputation and results of operations.

Reebonz has in the past and may in the future enter into strategic alliances or joint ventures with various third parties from time to time to further its business purposes. Strategic alliances or joint ventures with third parties could subject Reebonz to a number of risks, including risks associated with sharing proprietary information, non-performance by the counterparty, and an increase in expenses incurred in establishing new strategic alliances or joint ventures, any of which may materially and adversely affect its business. Reebonz may have little ability to control or monitor its partners’ actions. To the extent its partners suffer negative publicity or harm to their reputations from events relating to their business, Reebonz may also suffer negative publicity or harm to its reputation by virtue of its association with such third parties.

In addition, if Reebonz is presented with appropriate opportunities, it may invest in or acquire additional assets, technologies or businesses that are complementary to its existing business. Future investments or acquisitions and the subsequent integration of new assets and businesses into its own would require significant attention from its management and could result in a diversion of resources from Reebonz’s existing business, which in turn could have an adverse effect on its business operations. The costs of identifying and consummating investments and acquisitions may be significant. Reebonz may also incur significant expenses in obtaining necessary approvals from relevant government authorities. Acquired assets or businesses may not generate the financial results Reebonz expects. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. The cost and duration of integrating newly acquired businesses could also materially exceed Reebonz’s expectations. Any such negative developments could have a material and adverse effect on Reebonz’s business, financial condition and results of operations.

Reebonz may need additional capital, and financing may not be available on terms acceptable to it, if at all.

Reebonz may, from time to time, require additional cash resources. For example, Reebonz uses trust receipt loans to fund a portion of its ongoing liquidity requirements. See “Management’s Discussion and Analysis of Results of Operations and Financial Condition — Liquidity and Capital Resources.” In the future, to fund Reebonz’s liquidity requirements, acquisitions, marketing efforts or other corporate actions, Reebonz may seek to obtain additional credit facilities or offer additional equity or debt securities for sale. The sale of additional equity securities could result in dilution of its existing shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict its operations. It is uncertain whether financing, if required, will be available in amounts or on terms acceptable to Reebonz, if at all, in the future. Any non-compliance with the terms of Reebonz’s financing agreements in the future could trigger the acceleration of other indebtedness and could make it more difficult and costly to obtain additional financing.

Reebonz’s major shareholders will have the ability to significantly influence the outcome of shareholder actions in its company.

Upon completion of the Business Combination and assuming no shares of DOTA Common Stock is redeemed for cash, Reebonz’s Co-Founder and Chief Executive Officer, Mr. Samuel Lim, will beneficially own approximately 16.9% of its ordinary shares and voting power. Furthermore, several of Reebonz’s shareholders are entities affiliated with the Singapore Government, namely Vertex Asia Growth Ltd., Vertex Asia Investments Pte. Ltd, MediaCorp Pte. Ltd. and SGInnovate, collectively will beneficially own approximately 19.3% of the ordinary shares after the business combination, assuming no shares of DOTA common stock is redeemed for cash. Their voting power gives those shareholders the ability to significantly influence actions that require shareholder approval under the laws of the Cayman Islands, the Articles of Association or NASDAQ requirements, including the election of Holdco’s board of directors, significant mergers and acquisitions and other business combinations, amendments to the Articles of Association, and amendments to the Holdco’s equity incentive plans.

Such concentration of voting control may cause transactions to occur that might not be beneficial to you, and may prevent transactions that would be beneficial to you. For example, such significant shareholders may prevent a transaction involving a change of control of the company, including transactions in which you might otherwise receive a premium for your securities over the then current market price. In addition, Reebonz’s major shareholders are not prohibited from selling a controlling interest in it to a third party and may do so without your approval and without providing for a purchase of your securities.

Reebonz does not own a majority of the shares in certain of its subsidiaries.

Reebonz operates its businesses in Korea and Thailand through subsidiaries that are not wholly owned by it. Reebonz owns, directly or indirectly, 58.4% of Reebonz Korea Co., Ltd. and a legal interest of 49% in Reebonz (Thailand) Limited. Pursuant to a shareholders agreement, Reebonz is entitled to appoint the majority of the directors of Reebonz Korea Co., Ltd. Revenues from Korea accounted for 19.6% of its revenue of 2017. The remaining 51% interest in Reebonz (Thailand) Limited is legally owned by local Thai shareholders who Reebonz has entered into loan agreements with and who have assigned their power to direct relevant activities and the right to variable returns to Reebonz. Revenues from Thailand accounted for 1.2% of its revenue in 2017. However, to the extent there are disagreements between Reebonz and the other holders of equity interests in its subsidiaries regarding the business and operations of these companies, Reebonz cannot assure you that it will be able to resolve them in a manner that will be in Reebonz’s best interests. Reebonz’s partners in its subsidiaries may be unable or unwilling to fulfill its obligations, whether of a financial nature or otherwise; have economic or business interests or goals that are inconsistent with it; take actions contrary to its instructions or requests, or contrary to its policies and objectives; take actions that are not acceptable to regulatory authorities; or experience financial difficulties. Furthermore, there are restrictions on foreign ownership in Thai companies and it is possible that regulatory authorities may challenge Reebonz’s ownership structure for Reebonz (Thailand) Limited and may deem such structure as non-compliant with applicable law. Any dispute or regulatory action that results in Reebonz’s inability to control these entities could result in Reebonz having to de-consolidate these entities in its results of operations. Any of the foregoing could have an adverse effect on Reebonz’s business, prospects, financial condition and results of operations. In addition, Reebonz may operate its business in other countries using similar arrangements in the future, which could impact Reebonz’s business and expose it to additional risks.

Reebonz may not be able to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position.

Reebonz regards its trademarks, copyrights, domain names, know-how, proprietary technologies, and similar intellectual property as critical to its success, and it relies on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with its employees and others, to protect its proprietary rights. Although Reebonz is not aware of any copycat websites that attempt to cause confusion or divert traffic from it at the moment, Reebonz may become an attractive target to such schemes in the future because of its brand recognition in the online luxury retail industry in the Asia Pacific region. Despite these measures, any of its intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide it with competitive advantages. Further, because of the rapid pace of technological change in its industry, parts of Reebonz’s business rely on technologies developed or licensed by third parties, and it may not be able to obtain, or continue to obtain, licenses and technologies from these third parties at all or on reasonable terms. It may be difficult to register, maintain and enforce intellectual property rights in the jurisdictions in which Reebonz has operations. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to Reebonz for any such breach. Accordingly, Reebonz may not be able to effectively protect its intellectual property rights or to enforce its contractual rights. Policing any unauthorized use of its intellectual property is difficult and costly and the steps Reebonz takes may be inadequate to prevent the infringement or misappropriation of its intellectual property. In the event that Reebonz resorts to litigation to enforce its intellectual property rights, such litigation could result in substantial costs and a diversion of its managerial and financial resources, and could put its intellectual property at risk of being invalidated or narrowed in scope. Reebonz can provide no assurance that it will prevail in such litigation, and even if it does prevail, it may not obtain a meaningful recovery. In addition, Reebonz’s trade secrets may be leaked or otherwise become available to, or be independently discovered by, its competitors. Any failure in maintaining, protecting or enforcing Reebonz’s intellectual property rights could have a material and adverse effect on its business, financial condition and results of operations.

Reebonz does not have, and may be unable to obtain, sufficient insurance to insure against certain business risks. As a result, Reebonz may be exposed to significant costs and business disruption.

The insurance industry in certain jurisdictions where Reebonz operates is not yet fully developed, and many forms of insurance protection common in more developed countries are not available on comparable or commercially acceptable terms, if at all. Reebonz does not currently maintain insurance coverage for business interruption, product liability, or loss of key management personnel. Reebonz does not hold insurance policies to cover for any losses resulting from counterparty and credit risks and fraudulent transactions, nor for losses from cyberattacks, software failures and data loss. Reebonz’s lack of insurance coverage or reserves with respect to business-related risks may expose it to substantial losses. As to those risks for which Reebonz has insurance coverage, the insurance payouts Reebonz is entitled to in case of an insured event are subject to deductibles and other customary conditions and limitations. For instance, Reebonz stores a large volume of luxury goods in its seven logistics centers throughout the Asia Pacific region, and it cannot rule out the possibility that natural disasters, fire or theft would destroy valuable inventory in one or more logistics centers, in which case the damages it suffers may exceed the insurance payouts to which it would be entitled. This, and various other scenarios, if materialized, could materially and adversely affect Reebonz’s business, financial condition and results of operations.

Reebonz may be the subject of anti-competitive, harassing, or other detrimental conduct by third parties including complaints to regulatory agencies, negative blog postings, negative comments on social media and the public dissemination of malicious assessments of its business that could harm its reputation and cause it to lose market share, customers and revenues and adversely affect the price of Holdco’s ordinary shares.

In the future Reebonz may be the target of anti-competitive, harassing, or other detrimental conduct by third parties. Such conduct includes complaints, anonymous or otherwise, to regulatory agencies. Reebonz may be subject to government or regulatory investigation as a result of such third-party conduct and may be required to expend significant time and incur substantial costs to address such third-party conduct, and there is no assurance that it will be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against Reebonz, may be posted in internet chat-rooms or on blogs or websites by anyone, whether or not related to it, on an anonymous basis. Consumers value readily available information concerning retailers, manufacturers, and their goods and services and often act on such information without further investigation or verification and without regard to its accuracy. The availability of information on social media platforms and devices is virtually immediate, as is its impact. Social media platforms and devices immediately publish the content their subscribers and participants post, often without filters or checks on the accuracy of the content posted. Information posted may be inaccurate and adverse to Reebonz, and it may harm its financial performance, prospects or business. Given that the comments and posts on social media also tend to spread broadly and quickly, the harm may be immediate without affording Reebonz an opportunity for redress or correction. Reebonz’s reputation may be negatively affected as a result of the public dissemination of anonymous allegations or malicious statements about its business, which in turn may cause it to lose market share, customers and revenues and adversely affect the price of Holdco securities.

Any natural or other disasters, including outbreaks of health epidemics, and other extraordinary events could severely disrupt Reebonz’s business operations.

Reebonz’s operations are vulnerable to interruption and damage from natural and other types of disasters, including earthquakes, fire, typhoons, floods, environmental accidents, power loss, communication failures and similar events. If any natural disaster or other extraordinary events were to occur in the area where Reebonz operates, its ability to operate its business could be seriously impaired. Reebonz’s business could be materially and adversely affected by any outbreak of H7N9 bird flu, H1N1 swine influenza, avian influenza, severe acute respiratory syndrome, or SARS, Ebola virus disease, Middle East respiratory syndrome, or MERS, or another epidemic. Any prolonged occurrence of these adverse public health developments in the Asia Pacific region could severely disrupt its business operations and adversely affect its results of operations. Reebonz’s operation could also be severely disrupted if its suppliers, buyers and sellers, or business partners are affected by such natural disasters or health epidemics.

Reebonz could face uncertain tax liabilities in various jurisdictions where it operates, and suffer adverse financial consequences as a result.

Reebonz believes it is in compliance with all applicable tax laws in the various jurisdictions where it is subject to tax, but its tax liabilities, including any arising from restructuring transactions, could be uncertain, and it could suffer adverse tax and other financial consequences if tax authorities do not agree with its interpretation of the applicable tax laws. Although Reebonz is domiciled in Singapore, Reebonz and its subsidiaries collectively operate in multiple tax jurisdictions and pay income taxes according to the tax laws of these jurisdictions. Various factors, some of which are beyond its control, determine its effective tax rate and/or the amount it is required to pay, including changes in or interpretations of tax laws in any given jurisdiction and changes in geographical allocation of income. Reebonz accrues income tax liabilities and tax contingencies based upon its best estimate of the taxes ultimately expected to be paid after considering its knowledge of all relevant facts and circumstances, existing tax laws, its experience with previous audits and settlements, the status of current tax examinations and how the tax authorities view certain issues. Such amounts are included in income taxes payable or deferred income tax liabilities, as appropriate, and are updated over time as more information becomes available. Reebonz believes that it is filing tax returns and paying taxes in each jurisdiction where it is required to do so under the laws of such jurisdiction. However, it is possible that the relevant tax authorities in the jurisdictions where it does not file returns may assert that it is required to file tax returns and pay taxes in such jurisdictions. There can be no assurance that Reebonz’s subsidiaries will not be taxed in multiple jurisdictions in the future, and any such taxation in multiple jurisdictions could adversely affect its business, financial condition and results of operations. In addition, Reebonz may, from time to time, be subject to inquiries from tax authorities of the relevant jurisdictions on various tax matters, including challenges to positions asserted on income and withholding tax returns. Reebonz cannot be certain that the tax authorities will agree with its interpretations of the applicable tax laws, or that the tax authorities will resolve any inquiries in its favor. To the extent the relevant tax authorities do not agree with its interpretation, Reebonz may seek to enter into settlements with the tax authorities which may require significant payments and may adversely affect its results of operations or financial condition. Reebonz may also appeal against the tax authorities’ determinations to the appropriate governmental authorities, but it cannot be sure it will prevail. If Reebonz does not prevail, it may have to make significant payments or otherwise record charges (or reduce tax assets) that could adversely affect its results of operations, financial condition and cash flows. Similarly, any adverse or unfavorable determinations by tax authorities on pending inquiries could lead to increased taxation on Reebonz that may adversely affect its business, financial condition and results of operations.

Reebonz is subject to extensive government regulation in the countries where it operates, including regulations with respect to e-commerce, intellectual property rights, consumer protection and fair trade.

Reebonz is subject to extensive government regulation in the countries where it operates that cover many aspects of its sales practice. In particular, Reebonz is subject to laws relating to e-commerce, intellectual property rights, consumer protection and fair trade in jurisdictions such as Singapore, Australia, Hong Kong, South Korea and Taiwan. Reebonz may be subject to regulatory investigations by governmental agencies and may be subject to fines or sanctions by those governmental agencies or other claims from third parties in the event of non-compliance with relevant statutory or regulatory requirements. Any such claims or sanctions, including the costs of settling claims and operational impacts, could materially and adversely affect Reebonz’s business and results of operations. Reebonz’s business may also be materially and adversely affected by changes in laws or regulations that may be introduced concerning various aspects of its sale practices, including in relation to online content, e-commerce, foreign ownership of internet or retail companies operating in a particular jurisdiction, liability for third-party activities and user privacy.

Reebonz’s business and results of operations are also affected by taxation legislation and other fiscal policies adopted by the governments in the countries where it operates. For example, the sales of stock, financing and administration or management service arrangements between Reebonz and its Australian subsidiary must be consistent with the relevant provisions of Australian taxation laws relating to transfer pricing. Future changes in taxation laws or changes in the way in which taxation laws may be interpreted may adversely affect its business, financial position and results of operations.

Risks Related to Doing Business in Countries in Which Reebonz Operates

Developments in the social, political, regulatory and economic environment in Singapore, or other countries where Reebonz operates, may have a material and adverse impact on it.

Reebonz’s business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in countries in which it operates. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation. For example, Reebonz derives a substantial portion of its revenue from the Singapore market, and negative developments in Singapore’s socio-political environment may adversely affect its business, financial condition, results of operations and prospects. Although the overall economic environment in Singapore and other countries where it operates appears to be positive, there can be no assurance that this will continue to prevail in the future.

Disruptions in the international trading environment may seriously decrease Reebonz’s international sales.

The success and profitability of Reebonz’s international activities depend on certain factors beyond its control, such as general economic conditions, labor conditions, political stability, macro-economic regulating measures, tax laws, import and export duties, transportation difficulties, fluctuation of local currency and foreign exchange controls of the countries in which it sells its products, as well as the political and economic relationships among the jurisdictions where it sources products and jurisdictions where its customers are located. As a result, Reebonz’s services will continue to be vulnerable to disruptions in the international trading environment, including adverse changes in foreign government regulations, political unrest and international economic downturns. For example, certain countries in which Reebonz sells its products may require that its customers or freight forwarders obtain import licenses, and there can be no assurance that, where required, its customers or freight forwarders will be aware of or obtain such licenses. If licenses are not obtained by its customers or freight forwarders, this may subject its sales transactions to greater scrutiny and could result in more stringent regulations being applied to it in the future. It may also subject Reebonz to additional costs and expenses in the event it experiences returns and may cause it to lose existing customers or discontinue or re-design some of its fulfilment processes in some or all of its business lines in certain countries, all of which may materially and adversely affect Reebonz’s results of operations.

Any disruptions in the international trading environment may affect the demand for Reebonz’s products, which could impact its business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

DOTA believes that some of the information in this proxy statement/prospectus constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; or

●	state other “forward-looking” information.

DOTA believes it is important to communicate its expectations to its security holders. However, there may be events in the future that DOTA is not able to predict accurately or over which it has no control. The risk factors and cautionary language discussed in this proxy statement/prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by DOTA or Reebonz in such forward-looking statements, including among other things:

●	the number and percentage of its public stockholders voting against the business combination proposal and/or seeking redemption;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement ;

●	Holdco’s ability to maintain the listing of its securities on Nasdaq following the business combination;

●	changes adversely affecting the business in which Reebonz is engaged;

●	management of growth;

●	general economic conditions;

●	Reebonz’s business strategy and plans; and

●	the result of future financing efforts.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.

All forward-looking statements included herein attributable to any of DOTA, Reebonz or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, DOTA and Reebonz undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

Before a stockholder grants its proxy or instructs how its vote should be cast or vote on the business combination proposal, incentive compensation plan proposals, the share issuance proposal or the adjournment proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect DOTA, Holdco and/or Reebonz.

SPECIAL MEETING OF DOTA STOCKHOLDERS

General

DOTA is furnishing this proxy statement/prospectus to DOTA’s stockholders as part of the solicitation of proxies by DOTA’s board of directors for use at the special meeting of DOTA stockholders to be held on December 19, 2018, and at any adjournment or postponement thereof. This proxy statement/prospectus provides DOTA’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on December 19, 2018 at 10:00 a.m., eastern time, at the offices of Ellenoff Grossman & Schole LLP, DOTA’s counsel, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105.

Purpose of the DOTA Special Meeting

At the special meeting, DOTA is asking holders of DOTA Common Stock to:

●	consider and vote upon a proposal to adopt the business combination agreement and approve the business combination contemplated by the Business Combination Agreement (business combination Proposal);

●	consider and vote upon proposal to approve the adoption of the 2018 Omnibus Equity Incentive Plan, the 2018 Reebonz Share Option Plan and the Management Performance Plan of Holdco (incentive compensation plan proposals);

●	consider and vote upon a proposal to approve issuances of 20% or more of DOTA’s common stock in connection with financing related to the proposed business combination (the share issuance proposal); and

●	consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated votes at the time of the special meeting, DOTA would not have been authorized to consummate the business combination (adjournment proposal).

Recommendation of DOTA Board of Directors

DOTA’s board of directors has unanimously determined that the business combination proposal is fair to and in the best interests of DOTA and its stockholders; has unanimously approved the business combination proposal; unanimously recommends that stockholders vote “FOR” the business combination proposal; “FOR” each of the incentive compensation plan proposals; unanimously recommends that stockholders vote “FOR” the share issuance proposal and unanimously recommends that stockholders vote “FOR” an adjournment proposal if one is presented to the meeting.

Record Date; Outstanding Shares; Stockholders Entitled to Vote

DOTA has fixed the close of business on December 5, 2018, as the “record date” for determining DOTA stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on December 5, 2018, the Record Date, there were 7,575,000 shares of DOTA Common Stock outstanding and entitled to vote. Each share of DOTA Common Stock is entitled to one vote per share at the special meeting.

Pursuant to agreements with DOTA, the 1,437,500 Founder Shares held by the initial stockholder, the shares included in the 272,500 private units held by the initial stockholder and any shares of DOTA Common Stock acquired in the aftermarket by such stockholder, will be voted in favor of the business combination proposal. Such holder has indicated it intend to vote its shares in favor of the other proposals presented at the special meeting.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of DOTA Common Stock entitled to vote constitutes a quorum at the special meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to DOTA but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld from the broker. If a stockholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the business combination proposal and the incentive compensation plan proposals.

Vote Required

The approval of the business combination proposal, the incentive compensation plan proposals, the share issuance proposal and the adjournment proposal (if presented) will require the affirmative vote by the holders of a majority of the shares of DOTA Common Stock present and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes “against” these proposals. Broker non-votes will have no effect on the vote on the business combination proposal and the incentive compensation plan proposals.

Voting Your Shares

Each share of DOTA Common Stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of DOTA Common Stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your shares of DOTA Common Stock at the special meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by DOTA’s board “FOR” the business combination proposal, the incentive compensation plan proposals, the share issuance proposal and the adjournment proposal, if presented. Votes received after a matter has been voted upon at the special meeting will not be counted.

You Can Attend the Special Meeting and Vote in Person. You will receive a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way DOTA can be sure that the broker, bank or nominee has not already voted your shares.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote in person and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way DOTA can be sure that the broker, bank or nominee has not already voted your shares.

Stock Ownership of and Voting by DOTA Directors and Officers

Current DOTA directors and officers beneficially own an aggregate of 1,437,500 shares of DOTA Class F Common Stock and 218,000 DOTA Class A Common Stock. Each current director and officers has agreed to vote their shares of DOTA Common Stock in favor of the business combination proposal.

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify DOTA’s secretary, in writing before the special meeting that you have revoked your proxy; or

●	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of DOTA Common Stock, you may call Aamer Sarfraz of DOTA at (713) 213-7061 or Advantage Proxy, DOTA’s proxy solicitor, at (877) 870-8565 or (206) 870-8565.

Redemption rights

Holders of public shares may seek to convert their shares, regardless of whether they vote for or against the business combination proposal. Any stockholder holding public shares as of the record date may demand that DOTA convert such shares into a full pro rata portion of the trust account (which was $10.27 per share as of December 5, 2018, the record date), calculated as of two business days prior to the anticipated consummation of the business combination. If a holder properly seeks redemption as described in this section and the business combination is consummated, DOTA will convert these shares into a pro rata portion of funds deposited in the trust account and the holder will no longer own these shares following the business combination.

DOTA’s Sponsor, officers and directors will not have redemption rights with respect to any shares of DOTA Common Stock owned by them, directly or indirectly.

DOTA stockholders who seek to convert their public shares are required to vote for or against the business combination proposal in order to exercise their redemption rights. In addition to voting on the Business Combination Proposal, holders demanding redemption are also required to (A)  check the box on their proxy card, (B) submit their request in writing to Continental Stock Transfer & Trust Company, DOTA’s transfer agent and (C) deliver their stock, either physically or electronically using The Depository Trust Company’s DWAC System, to DOTA’s transfer agent no later than 5:00 p.m. Eastern Time on December 17, 2018 (two (2) business days prior to the special meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting stockholder. In the event the proposed business combination is not consummated this may result in an additional cost to stockholders for the return of their shares.

Any request to convert such shares, once made, may be withdrawn at any time up to the vote on the business combination proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the business combination is not approved or completed for any reason, then DOTA’s public stockholders who elected to exercise their redemption rights will not be entitled to convert their shares into a full pro rata portion of the trust account, as applicable. DOTA will thereafter promptly return any shares delivered by public holders. In such case, holders may only share in the assets of the trust account upon the liquidation of DOTA. This may result in holders receiving less than they would have received if the business combination was completed and they had exercised redemption rights in connection therewith due to potential claims of creditors. If DOTA would be left with less than $5,000,001 of net tangible assets as a result of the holders of public shares properly demanding redemption of their shares, DOTA will not be able to consummate the business combination.

The closing price of DOTA Common Stock on the Record Date was $__. The cash held in the trust account on such date was approximately $59.10 million (approximately $10.27 per public share). Prior to exercising redemption rights, stockholders should verify the market price of DOTA Common Stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. DOTA cannot assure its stockholders that they will be able to sell their shares of DOTA Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of DOTA Common Stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption no later than the close of the vote on the business combination proposal, and deliver your stock certificate (either physically or electronically) to DOTA’s transfer agent prior to the vote at the meeting, and the business combination is consummated.

Appraisal Rights

None of the stockholders, unit holders, warrant holders or rights holders of DOTA have appraisal rights in connection the business combination under the DGCL.

Proxy Solicitation Costs

DOTA is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. DOTA and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. DOTA will bear the cost of the solicitation.

DOTA has hired Advantage Proxy to assist in the proxy solicitation process.

DOTA will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. DOTA will reimburse them for their reasonable expenses.

THE BUSINESS COMBINATION PROPOSAL

General

Holders of DOTA Common Stock are being asked to approve and adopt the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination. DOTA stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled “—The Business Combination Agreement” below, for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

Because DOTA is holding a stockholder vote on the Business Combination, DOTA may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of DOTA Common Stock as of the Record Date for the Special Meeting.

The Business Combination Agreement and Related Agreements

The subsections that follow this subsection describe the material provisions of the Business Combination Agreement, but do not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto. Stockholders and other interested parties are urged to read the Business Combination Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates, which may be updated prior to the closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision.

General Description of the Business Combination Agreement

On September 4, 2018, DOTA entered into the Business Combination Agreement with Holdco, Merger Sub, Reebonz, Draper Oakwood Investments, LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative thereunder (the “Purchaser Representative”), and the shareholders of Reebonz named therein (the “Sellers”).

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), (a) Merger Sub will merge with and into DOTA, with DOTA continuing as the surviving entity, and with holders of DOTA securities receiving securities of Holdco, and (b) Holdco will (i) acquire all of the issued and outstanding capital shares of Reebonz from the Sellers in exchange for ordinary shares of Holdco, with Reebonz becoming a wholly-owned subsidiary of Holdco, and (ii) assume Reebonz’s outstanding options, warrants and other securities convertible into or that have the right to acquire Reebonz shares (the foregoing collectively, “Reebonz Convertible Securities”) (with equitable adjustments to the number and exercise price of such assumed Reebonz Convertible Securities) with the result that such assumed Reebonz Convertible Securities shall be exercisable or convertible into ordinary shares of Holdco (the transactions described in clauses (i) and (ii), the “Securities Exchange”, and together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Transactions”). The Reebonz options to be assumed by Holdco will also be amended so that (1) subject to approval by Holdco’s compensation committee, they may be exercisable on a cashless basis, (2) 50% of any unvested Reebonz options will vest at the Closing and the balance will vest on the one year anniversary of the Closing, (3) all vested options (including those that accelerate) expire 15 months after Closing, and (4) all remaining unvested options expire 90 days after the one year anniversary of the Closing.

The total consideration to be provided at the Closing by Holdco to the Sellers and the holders of in-the-money Reebonz Convertible Securities that are assumed by Holdco will be based on an enterprise value of Reebonz (the “Exchange Consideration” and the Holdco shares issuable to the Sellers, the “Exchange Shares”) of (i) US$252 million, less (ii) the aggregate amount of any outstanding indebtedness, net of cash and cash equivalents, of Reebonz and its subsidiaries (the “Target Companies”) as of the end of the last fiscal quarter for which there are auditor-reviewed financial statements as of the Closing, with the price per share of Reebonz shares determined on a fully diluted basis using such valuation. However, ten percent (10%) of the Exchange Shares otherwise issuable to the Sellers at the Closing (the “Holdback Shares”) will be held back and not issued until twelve (12) months after the Closing to the extent that the Holdback Shares are not used to satisfy the Sellers’ indemnification obligations under the Business Combination Agreement. For purposes of determining the number of Exchange Shares, each Holdco share will be valued at a price per share equal to the price at which each share of DOTA common stock is redeemed or converted pursuant to the redemption by DOTA of its public stockholders in connection with DOTA’s initial business combination, as required by its amended and restated certificate of incorporation (the “Redemption”).

A calculation detailing the per share consideration as of the anticipated closing date to be received by holders of Reebonz securities in such a scenario pursuant to the Business Combination Agreement is provided in the table below:

Basic Exchange Consideration	$252,000,000
Minus, Net Debt of Reebonz as of June 30, 2018	(57,723,000)
Plus, Aggregate Exercise Price of Outstanding In-the-Money Reebonz Options *	10,316,937
Adjusted Exchange Consideration	$204,593,937
Number of Fully-Diluted Reebonz Shares	35,526,897
Per Share Price	$204,593,937 divided by 35,526,897 = $5.7588 per share
Redemption Price of DOTA Public Shares	$10.27 per share [as of the anticipated closing date of the Business Combination]
Exchange Ratio	$5.7588/$10.27 = 0.5607

*In-the-Money Options refer to options with an exercise price less than the Per Share Price. Exercise prices of options held by certain former employees of Reebonz are estimated based on a blended rate of the remaining Reebonz options.

The table below illustrates the number of Holdco shares to be issued to Reebonz and DOTA security holders and their respective ownership percentages subsequent to the Business Combination assuming no redemption and maximum redemption and based on the estimated trust account balance as of December 19, 2018, the anticipated closing date, and indebtedness of Reebonz as of June 30, 2018. The number of shares and ownership percentages listed below are based on an estimated redemption price of $10.27 as of the anticipated closing date. Accordingly, these numbers may change if the redemption price at closing is different from the assumed redemption price used in the analysis.

	No Redemption	% Owned	Max Redemption	% Owned
IPO Public Shares	6,325,000	22.5%	3,112,917	12.5%
Draper Shares	1,677,300	6.0%	1,677,300	6.7%
EBC Shares(1)	174,950	0.6%	174,950	0.8%
Reebonz Shares(2)(3)	19,921,519	70.9%	19,921,519	80.0%
Total	28,098,769	100.0%	24,886,686	100.0%

(1)	Does not include shares underlying Unit Purchase Options.
(2)	Include holdback shares and securities to be issued to holders of Reebonz in-the-money options on an as converted basis.
(3)	Does not include any earnout shares to be issued under the Business Combination Agreement or any awards under the compensation plans to be approved at the Special Meeting.

In addition to the Exchange Consideration, the Sellers (but not holders of Reebonz Convertible Securities) will also have a contingent earnout right to receive up to an additional 1,000,000 Holdco shares (the “Earnout Shares”) after the Closing based on the consolidated revenues of Holdco and its subsidiaries, including the Target Companies, and Holdco’s stock price, during the calendar years 2019 and 2020 (each, an “Earnout Year”), as follows:

●	If during the calendar year ended December 31, 2019 (i) the consolidated revenue of Holdco and its subsidiaries (based on audited financial statements) is at least SGD$199,000,000 (Singapore Dollars), and (ii) the closing sale price of Holdco ordinary shares on its principal securities market equals or exceeds US$11.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations)) for any 20 trading days within any 30 trading day period, then the Sellers shall be entitled to receive from Holdco, an earnout payment equal to 500,000 Earnout Shares.

●	If during the calendar year ended December 31, 2020 (i) the consolidated revenue of Holdco and its subsidiaries (based on audited financial statements) is at least SGD$290,000,000 (Singapore Dollars), and (ii) the closing sale price of Holdco ordinary shares on its principal securities market equals or exceeds US$13.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations)) for any 20 trading days within any 30 trading day period, then the Sellers shall be entitled to receive from Holdco, an earnout payment equal to 500,000 Earnout Shares.

●	Both the revenue target and the stock price target must be met for the applicable Earnout Year; except that if the revenue target, but not the stock price target, is met for an Earnout Year, then if the stock price target for such Earnout Year is met in the subsequent year, the earnout payment for such Earnout Year will still be made promptly after it is determined in the subsequent year that such stock price target was met.

Additionally, if after the Closing and prior to the later of (x) the 15 month anniversary of the Closing and (y) the 90th day after the 1 year anniversary of the Closing, there are any in-the-money Reebonz options assumed by Holdco that (i) were unvested at Closing and did not vest (and accordingly were forfeited) by such date or (ii) were not exercised prior to their expiration or termination, Holdco will issue to the Sellers (on a pro rata basis in accordance with their shareholdings immediately prior to the Closing) an additional number of Holdco shares equal to difference between the number of Holdco shares actually issued in exchange for Reebonz shares at the Closing and the number of shares that would have been issued to them had such unexercised options not been issued and outstanding at the time of the Closing.

The issuances of Holdco securities in connection with the share exchange will be exempted from registration under the Securities Act in reliance upon Section 4(a)(2) thereof because securities of Holdco will issued to a limited number of holders of Reebonz securities without involving a public offering. Such issuances will also be exempted from registration in reliance upon Regulation S of the Securities Act with regard to certain holders of Reebonz securities receiving Holdco securities who are qualified as non-U.S. persons thereunder.

Representations and Warranties

The Business Combination Agreement contains a number of representations and warranties made by DOTA and Holdco, on the one hand, and Reebonz and the Sellers, on the other hand, made solely for the benefit of the other, which in certain cases are subject to specified exceptions and materiality, Material Adverse Effect, knowledge and other qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. “Material Adverse Effect” as used in the Business Combination Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Business Combination Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. The representations and warranties are customary for transactions similar to the Transactions.

In the Business Combination Agreement, Reebonz made certain customary representations and warranties to DOTA and Holdco, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary agreements; (3) capitalization; (4) subsidiaries; (5) governmental approvals; (6) non-contravention; (7) financial statements; (8) absence of certain changes; (9) compliance with laws; (10) permits and licenses; (11) litigation; (12) material contracts; (13) intellectual property; (14) taxes and returns; (15) real property; (16) personal property; (17) title to and sufficiency of assets; (18) employee matters; (19) benefit plans; (20) environmental matters; (21) transactions with related persons; (22) insurance; (23) suppliers; (24) ethical business practices; (25) Investment Company Act of 1940; (26) finders and brokers; (27) information supplied; and (28) disclosure. Each of the Sellers also made certain customary representations and warranties to DOTA and Holdco on a several and not joint basis, including representations and warranties related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary agreements; (3) ownership of the Reebonz shares to be acquired by Holdco; (4) governmental approvals; (5) non-contravention; (6) litigation; (7) investment representations; and (8) finders and investment bankers.

In the Business Combination Agreement, DOTA made certain customary representations and warranties to Reebonz and the Sellers, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary agreements; (3) governmental approvals; (4) non-contravention; (5) capitalization; (6) SEC filings and financial statements; (7) absence of certain changes; (8) compliance with laws; (9) litigation, orders and permits and licenses; (10) taxes and returns; (11) employees and employee benefit plans; (12) properties; (13) material contracts; (14) transactions with related persons; (15) Investment Company Act of 1940; (16) finders and investment bankers; (17) ethical business practices; (18) insurance; and (19) trust account. Additionally, Holdco also made certain customary representations and warranties to Reebonz and the Sellers, including representations and warranties related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary agreements; (3) governmental approvals; (4) non-contravention; (5) capitalization, (6) title and ownership of the Holdco shares to be issued to the Sellers; (7) Holdco and Merger Sub activities; (8) finders and investment bankers; and (9) Investment Company Act of 1940.

Covenants of the Parties

Each party agreed in the Business Combination Agreement to use its commercially reasonable efforts to effect the Closing. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), including covenants regarding (1) the provision of access to their properties, books and personnel, (2) the operation of their respective businesses in the ordinary course of business, (3) DOTA public filings and Reebonz’s interim financial statements, (4) no insider trading, (5) notifications of certain breaches, consent requirements or other matters, (6) efforts to consummate the Closing and obtain third party and regulatory approvals, (7) further assurances, (8) public announcements, (9) confidentiality, (10) retention of documents and information, (11) indemnification of directors and officers, (12) use of trust proceeds after the Closing, and (13) efforts to support a private placement, if sought. Each party also agreed not to solicit or enter into any alternative competing transactions during the Interim Period.

The parties also agreed that they will take all necessary actions to cause Holdco’s board of directors immediately after the closing to be a classified board, with directors in each class serving three year terms, and consisting of 5 directors, 2 appointed by DOTA prior to the Closing (at least 1 of which will be independent under Nasdaq requirements) and 3 appointed by Reebonz prior to the Closing (at least 2 of which will be independent under Nasdaq requirements). The initial board after the Closing will designate the directors to serve until the annual meetings in the first, second and third years following the Closing. The parties also agreed that the individuals serving as the chief executive officer and chief financial officer of Reebonz will serve as the chief executive officer and chief financial officer of Holdco immediately after the Closing.

It is intended that Holdco will adopt three new equity incentive plans in connection with the Closing:

●	a plan to cover the options that are assumed from Reebonz at the Closing, which will be issued under substantially the same terms as they were immediately prior to the Closing, except with the amendments and modifications described in the second paragraph under the heading “General Terms, Effects and Consideration” above;

●	a management performance plan, which will provide for up to a total of 1,500,000 Holdco ordinary shares (subject to equitable adjustment) to be issued to participating management of Holdco and its subsidiaries if Holdco attains the same performance requirements for the 2019 and 2020 calendar years that apply to the Earnout Shares as described above (750,000 shares for each such calendar year); and

●	a public company equity incentive plan that will provide for awards relating to a number of Holdco shares equal to 10% of the aggregate number of Holdco shares issued and outstanding immediately after the Closing.

DOTA and Holdco also agreed to prepare, with the assistance of Reebonz, and use their commercially reasonable efforts to file with the SEC a registration statement on Form F-4 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the issuance of securities of Holdco to the holders of the DOTA securities and containing a proxy statement/prospectus for the purpose of soliciting proxies from the stockholders of DOTA for the matters to be acted on at the special meeting of the stockholders of DOTA and providing such holders an opportunity to participate in the Redemption. The matters to be acted upon at such special meeting include (i) the Business Combination Agreement and transactions contemplated by the Business Combination Agreement, (ii) the adoption of the three equity incentive plans, as described above, (iii) the appointment, and designation of classes, of the members of the Holdco post-Closing and (iv) such other matters as Reebonz and DOTA shall mutually determine to be necessary or appropriate to effect the Transactions.

Conditions to Closing

The obligations of the parties to consummate the Transactions are subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Business Combination Agreement and the transactions contemplated thereby and related matters by the requisite vote of DOTA’s stockholders; (ii) expiration of any waiting period under applicable antitrust laws; (iii) receipt of requisite regulatory approvals and specified third party consents; (iv) no law or order preventing or prohibiting the Transactions; (v) no pending litigation to enjoin or restrict the consummation of the Closing; (vi) DOTA having at least $5,000,001 in net tangible assets as of the Closing, after giving effect to the completion of the Redemption; (vii) the election or appointment of members to Holdco’s board of directors as described above; (viii) the effectiveness of the Registration Statement; and (ix) the assumption by Holdco of the Reebonz Convertible Securities, as described above.

In addition, unless waived by Reebonz, the obligations of Reebonz and the Sellers to consummate the Transactions are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations and warranties of Purchaser and Holdco being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (ii) Purchaser, Holdco and Merger Sub having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (iii) absence of any Material Adverse Effect with respect to Purchaser or Holdco since the date of the Business Combination Agreement which is continuing and uncured; (iv) the shareholders of Holdco will have adopted a new amended and restated memorandum and articles of association in substantially the form attached to the Business Combination Agreement; and (v) Purchaser, Holdco and the other parties thereto will have amended, in substantially the forms attached to the Business Combination Agreement, Purchaser’s Registration Rights Agreement and Stock Escrow Agreement that were entered into by Purchaser at the time of its initial public offering, to among other matters, have such agreements apply to Holdco and the Holdco securities to be received by Purchaser’s shareholders that are parties to such agreements.

Unless waived by Purchaser and Holdco, the obligations of Purchaser, Holdco and Merger Sub to consummate the Transactions are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations and warranties of Reebonz and the Sellers being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (ii) Reebonz and the Sellers having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (iii) absence of any Material Adverse Effect with respect to any Target Company since the date of the Business Combination Agreement which is continuing and uncured; and (iv) the Lock-Up Agreements, Registration Rights Agreement, Non-Competition Agreements and acknowledgements from certain holders of Reebonz warrants and options shall be in full force and effect as of the Closing.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior the Closing, including, among other reasons: (i) by mutual written consent of DOTA, Holdco and Reebonz; (ii) by written notice by either DOTA or Reebonz if the Closing has not occurred on or prior to December 19, 2018, (iii) by written notice by either DOTA or Reebonz if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iv) by written notice by the Company for Purchaser’s, Holdco’s or Merger Sub’s uncured breach, such that the related closing condition would not be satisfied; (v) by written notice by Purchaser or Holdco for the Company’s or any Seller’s uncured breach, such that the related closing condition would not be satisfied; (vi) by DOTA or Holdco if there has been a Material Adverse Effect on any Target Company since the date of the Business Combination Agreement which is uncured and continuing; (vii) by written notice by either DOTA, Holdco or Reebonz if DOTA holds its stockholder meeting to approve the Business Combination Agreement and the Transactions and such approval is not obtained; and (viii) by written notice by Sellers holding at least 50.1% of Reebonz’s shares (on an as-converted to ordinary share basis) if the closing has not occurred on or prior to June 30, 2019.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, trust fund waiver, termination and general provisions) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to termination. There are no termination fees in connection with the termination of the Business Combination Agreement.

Survival, Indemnification and Escrow

Only certain fundamental representations and warranties of Reebonz and the Sellers (representations relating to organization and standing, authorization and binding effect, capitalization, subsidiaries, ownership of the Reebonz shares, and finders and brokers) (the “Fundamental Reps”) and fraud claims survive the Closing, which Fundamental Reps and fraud claims survive for a period of 12 months after the Closing. All other representations and warranties of the parties, including any representations and warranties of Purchaser and Holdco, terminate as of and do not survive the Closing. The covenants and agreements of the parties to be performed prior to the Closing do not survive the Closing, and after the Closing the parties have no obligations with respect thereto. The parties’ covenants and agreements to be performed after the Closing survive until fully performed.

From and after the Closing, the Sellers and their respective successors and assigns are required to indemnify Holdco, Purchaser, the Purchaser Representative and their respective affiliates and their respective officers, directors, managers, employees, successors and permitted assigns from and against any losses from (a) the breach of any of Fundamental Reps, (b) fraud claims, (c) the breach of any of Reebonz’s or the Sellers’ respective covenants or Purchaser’s or Holdco’s post-closing covenants, or (d) any actions by persons who were holders of equity securities (including options, warrants, convertible securities or other rights) of any Target Company entity prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities.

Any indemnification claims will be solely satisfied using the Holdback Shares, with such indemnification being on a pro rata basis among all Sellers (based on ownership of Reebonz’s shares immediately prior to the Closing), except that a breach of a representation, warranty or covenant of, or fraud claims relating to, a Seller will be solely borne by that Seller.

Draper Oakwood Investments, LLC, DOTA’s sponsor, is serving as the Purchaser Representative under the Business Combination Agreement, and in such capacity will represent the interests of Holdco’s shareholders (other than the Sellers) after the Closing with respect to certain matters under the Business Combination Agreement, including the determination of any indemnification claims made against the Sellers.

Trust Account Waiver and Seller Release

Reebonz and each of the Sellers have agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in DOTA’s trust account held for its public stockholders, and have agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Each Seller, on behalf of itself and its affiliates that own shares of such Seller, also provided a general release of the Target Companies, effective as of the Closing, other than its rights under the Business Combination Agreement and ancillary documents.

Governing Law and Dispute Resolution

The Business Combination Agreement is governed by New York law. Any disputes under the Business Combination Agreement, other than claims for injunctive or equitable relief (including specific performance to strictly enforce the terms of the Business Combination Agreement), will be subject to arbitration by the American Arbitration Association to be held in New York County, New York. Any claims that are brought before a court will be subject to the exclusive jurisdiction of the state and federal courts in New York, New York (and appellate courts thereof), and each party has waived its rights to a jury trial in connection therewith.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, copies of each of which are attached hereto as part of Annex A. Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

Lock-Up Agreement

On September 4, 2018, each Seller entered into a Lock-Up Agreement with Holdco and the Purchaser Representative (each, a “Lock-Up Agreement”) with regard the Exchange Shares to be received by such Seller, such Lock-Up Agreement to become effective upon the Closing. In such Lock-Up Agreement, each Seller agreed that such Seller will not, during the period commencing from the Closing and ending on the first anniversary of the Closing (or if earlier, the date on which Holdco consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Holdco’s shareholders having the right to exchange their equity holdings in Holdco for cash, securities or other property), subject to earlier release with respect to 50% of the Exchange Shares if the closing sale price of Holdco shares equals or exceeds $12.50 per share (as equitably adjusted) for any 20 trading days within any 30 trading day period commencing after the Closing (such period, the “Lock-Up Period”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any of its Exchange Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of its Exchange Shares, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). However, each Seller is allowed to transfer any of its Exchange Shares (other than its rights to the Holdback Shares prior to such shares being issued) by gift, will or intestate succession or to any immediate family member (or related trust), trustor or trust beneficiary, as a distribution to equity holders upon liquidation or to an affiliate or pursuant to a court order or settlement agreement in divorce; provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreement. Additionally, each Seller is permitted to encumber its Exchange Shares (other than Holdback Shares) during the Lock-Up Period, but such encumbrance can only be enforced after the Lock-Up Period.

Registration Rights Agreement

On September 4, 2018, Holdco, the Purchaser Representative and the Sellers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with respect to the Exchange Shares and Earnout Shares to be received by the Sellers, such Registration Rights Agreement to become effective upon the Closing. Under the Registration Rights Agreement, the Sellers have registration rights that will obligate Holdco to register for resale under the Securities Act all or any portion of their Exchange Shares and Earnout Shares (together with any securities issued as a dividend or distribution with respect thereto or in exchange therefor, the “Registrable Securities”), except that Registrable Securities that are subject to transfer restrictions in the Lock-Up Agreement may not be requested to be registered or registered until the end of the Lock-Up Period and the Holdback Shares may not be requested to be registered or registered until they are issued. Sellers holding a majority-in-interest of Registrable Securities will be entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of the their Registrable Securities, and other Sellers holding Registrable Securities will be entitled to join in such demand registration. Subject to certain exceptions, if any time after the Closing, Holdco proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, Holdco shall give notice to the Sellers holding Registrable Securities as to the proposed filing and offer them an opportunity to register the sale of such number of Registrable Securities as requested by them in writing, subject to customary cut-backs. In addition, subject to certain exceptions, Sellers holding Registrable Securities will be entitled under the Registration Rights Agreement to request in writing that Holdco register the resale of any or all of such Registrable Securities on Form S-3 and any similar short-form registration that may be available at such time. Under the Registration Rights Agreement, Holdco will indemnify the holders of Registrable Securities and certain persons or entities related to them, such as their officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and the holders of Registrable Securities, including Registrable Securities in any registration statement or prospectus, will agree to indemnify Holdco and certain persons or entities related to Holdco, such as its officers and directors and underwriters, against all losses caused by their misstatements or omissions in those documents.

Non-Competition Agreement

On September 4, 2018, certain Sellers who were executive officers or directors of Reebonz and held at least a 0.25% ownership interest in Reebonz each entered into a Non-Competition and Non-Solicitation Agreement (each, a “Non-Competition Agreement”) in favor of Holdco, DOTA and Reebonz and their respective present and future affiliates, successors and direct and indirect subsidiaries (collectively, the “Covered Parties”). Under each Non-Competition Agreement, for a period of two (2) years after the Closing (such period, the “Restricted Period”), the Seller party thereto has agreed that it will not and will not permit its affiliates to, without Holdco’s prior written consent, directly or indirectly engage in the business of online purchases and sales of luxury goods (the “Business”) (other than through a Covered Party) or own, manage or control, or participate in the ownership, management or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business in Southeast Asia, South Asia, North Asia, Australia, the Middle East and in any other markets in which the Covered Parties are engaged, or are actively contemplating becoming engaged, in the Business as of the Closing Date or during the Restricted Period. However, such Seller and its affiliates will be permitted under its Non-Competition Agreement to own passive investments of less than 5% of the total issued and outstanding equity interests of a competitor, so long as such Seller and its affiliates and their respective equity holders, directors, officers, managers and employees that were involved with the business of any Covered Party are not involved in the management or control of such competitor. Under each Non-Competition Agreement, the Seller party thereto and its affiliates will also be subject to certain non-solicitation and non-interference obligations during the Restricted Period with respect to the Covered Parties’ respective (i) employees, consultants and independent contractors, (ii) customers, and (iii) vendors, suppliers, distributors, agents or other service providers. Each such Seller will also be subject to non-disparagement provisions regarding the Covered Parties and confidentiality obligations with respect to the confidential information of the Covered Parties.

Transaction and Organizational Structures prior to and following consummation of the Business Combination.

The following diagram illustrates the transaction structure of the Business Combination and Organizational Structures of the parties thereto.

Current Structure and Transactions

1.	Merger: Merger Sub merges with and into DOTA, with DOTA surviving. Existing DOTA shareholders receive ordinary shares of Holdco on a one-for-one basis. Existing holders of DOTA rights receive 1/10th of an ordinary share of Holdco for each DOTA right. Existing holders of DOTA warrants receive a replacement warrant to purchase an equal number of ordinary shares of Holdco at the same price per share. Outstanding Holdco shares prior to the merger are cancelled and DOTA becomes a wholly-owned subsidiary of Holdco.

2.	Securities Exchange: Reebonz shareholders exchange their shares of Reebonz for ordinary shares of Holdco (including contingent rights to receive additional shares after the closing). Outstanding Reebonz warrants and options are assumed by Holdco so that they are exercisable for ordinary shares of Holdco, with equitable adjustments to the number of shares and exercise price. Reebonz becomes a wholly-owned subsidiary of Holdco.

3.	Name Change: Holdco changes its name to “Reebonz Holding Limited”.

* For a list of subsidiaries of Reebonz Limited and its ownership of each of these entities, please see the organizational structure chart in the section titled “Business of Reebonz.”

The following diagram illustrates Holdco’s Organizational Structure following the consummation of the Business Combination.

Post-Closing Structure

Sponsor
Public Shareholders (including former holders of DOTA rights)
Sellers
Holders of Holdco Warrants issued in replacement for DOTA Warrants
Holders of Options assumed from Reebonz
Holders of Warrants assumed from Reebonz
Reebonz Holding Limited
(Cayman Islands company)
(f/k/a DOTA Holdings Limited)
(“Holdco”)
100%
100%
Draper Oakwood Technology Acquisition, Inc.
(Delaware corporation)
(“DOTA”)
Reebonz Limited*
(Singapore corporation)
(“Reebonz”)

*	For a list of subsidiaries of Reebonz Limited and its ownership of each of these entities, please see the organizational structure chart in the section titled “Business of Reebonz.”

Charter Documents of Holdco Following the Business Combination

Pursuant to the Business Combination Agreement, upon the closing of the Business Combination, Holdco’s memorandum and articles of association will be amended and restated promptly to:

●	reflect necessary changes and to be consistent with the proposed amended charter (for a full description of the proposed amendments to the charter see “The Business Combination Proposal – Holdco’s Amended and Restated Memorandum and Articles of Association;” and

●	make certain other changes that Holdco’s board of directors deems appropriate for a public operating company.

Name; Headquarters; Stock Symbols

After completion of the transactions contemplated by the business combination agreement:

●	the name of Holdco will be “Reebonz Holding Limited”;

●	the corporate headquarters and principal executive offices of Holdco will be located at 5 Tampines North Drive 5, #07-00, Singapore 528548, which are Reebonz’s current corporate headquarters; and

●	If Holdco’s applications for listing are approved, Holdco’s ordinary shares and warrants will be traded on Nasdaq under the symbols RBZ and RBZW, respectively.

Background of the Business Combination

The following is a discussion of DOTA’s formation, the background of DOTA’s previous attempts at a business combination, its negotiations with and evaluation of Reebonz, the Business Combination Agreement and related matters.

On September 19, 2017, DOTA closed its initial public offering of 5,000,000 units, with each unit consisting of one share of DOTA Class A Common Stock, one warrant to acquire one share of its common stock at a price of $11.50 and one right entitling the holder thereof to received one-tenth (1/10) of one share of DOTA Class A Common Stock. On September 27, 2017, DOTA consummated the sale of an additional 750,000 units which were subject to an over-allotment option granted to the underwriters of its initial public offering. The units from the initial public offering (including the over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $57,500,000. Simultaneously with the consummation of the initial public offering and the exercise of the underwriters’ over-allotment option, DOTA consummated the private sale of 272,500 units to its initial stockholders and EBC and its designees, in each case at $10.00 per unit for an aggregate purchase price of $2,725,000.

Promptly following its initial public offering, DOTA commenced consideration of potential target businesses with the objective of consummating a business combination. DOTA sought out potential target businesses based on internal research and through the networks of relationships of DOTA’s management, board of directors and with professional service providers (lawyers, accountants, consultants, finders and investment bankers). DOTA educated these parties on its structure as a special purpose acquisition company and its criteria for an acquisition. DOTA also responded to inquiries from investment bankers or other similar professionals who represented companies engaged in a sale or financing process. On a regular basis, DOTA’s directors were updated with respect to the status of the business combination search. Input received from DOTA’s directors was material to its management’s evaluation of a potential business combination.

From the closing of DOTA initial public offering through the signing of the exclusive letter of intent with Reebonz in April 2018, representatives of DOTA contacted and were contacted by a number of individuals and entities with respect to business combination opportunities and engaged with several possible target businesses in discussions with respect to potential transactions. A majority of these introductions were made through network of DOTA’s senior advisor Timothy Draper as well as network of funds within the Draper Venture Network, of which DOTA’s sponsor is a member.

During that period, Roderick Perry, Executive Chairman, Aamer Sarfraz, Chief Executive Officer and Chief Financial Officer and Ali Erfan, Vice Chairman of DOTA, as well as representatives of their team have identified and evaluated over 90 potential transactions from a wide range of industry segments including, among others, consumer products, retail, financial and technology.

Based on DOTA’s initial screening efforts and criteria selection, DOTA had substantial discussions with over 40 companies that were determined as appropriate targets. These discussions covered various aspects of potential business combinations such as target business operations, potential deal structures and considerations.

After discussions with these candidates, DOTA advanced to the next phase of the selection process and executed non-disclosure agreements with eleven companies in order for DOTA to receive and evaluate these companies’ financial information, access data rooms containing these companies’ materials and/or review other written and verbal confidential information. Upon further discussions and consideration of suitability of each potential target, DOTA executed letters of intent with two companies, including Reebonz and another potential target company. DOTA did not move forward with discussing a business combination with the other nine companies for one or more of the following reasons:

●	The inability of a target to prepare accounts audited to PCAOB standards in a timely manner;
●	A valuation expectation by a target that DOTA management believed to be excessive;
●	The lack of experience of a target’s management team in operating a publicly-listed company;
●	Growth projections by a target that DOTA management considered to be unrealistic;
●	Proposed deal terms that DOTA management considered to be unacceptable or that would not in the best interests of DOTA shareholders;
●	Concerns that a target was at too early a stage financially or operationally to justify a public listing;
●	Concerns regarding unproven or undeveloped technology of a target;
●	Risk of regulatory changes that could directly or indirectly affect a target’s business operations and financial condition;
●	Dependence of a target on third party suppliers or service providers, or on a limited number of customers; and
●	A competing financial offer for a target on terms that DOTA management determined would not be possible or reasonable to match.

In early 2018, simultaneously with its discussions with Reebonz, DOTA management team had several conference calls and meetings with the management of a potential target in the enterprise mobile message space and then provided this company a preliminary letter of intent on February 26, 2018. DOTA management team subsequently had several conference calls with this company’s management to discuss a potential transaction, redemption process and post-transaction governance matters. DOTA also discussed key aspects of the proposed transaction with its financial advisor and sought its input on market appetite for the deal. The parties executed a letter of intent on March 15, 2018 and subsequently continued their discussions on the proposed transaction. In April 2018, after having in-depth discussions with this target company, DOTA management discovered that this company had not finalized a potential customer relationship that would have had a material impact on its growth projections. Given such uncertainty and the limited timeframe for DOTA to consummate its initial business combination, DOTA decided not to pursue a business combination with this company.

At the same time, after having in-depth discussions with Reebonz and conducting preliminary business diligence, DOTA’s management determined that Reebonz was a more suitable target based on DOTA’s criteria for selecting initial business combination target and ceased its efforts to pursue an opportunity with this company. The table below sets forth DOTA’s criteria for selecting a business combination target and Reebonz’s compatibility with such criteria:

DOTA Evaluation Criteria	Factors in Selecting Reebonz
A high-quality senior management team	Reebonz’s management team has a solid understanding of their business operations, a good reputation and disciplined use of equity capital in financing growth.

Review of past financial performance and metrics	Reebonz has had positive financial performance in terms of GMV, revenue, average order values, gross profit per online order, and efficiency of marketing investments.

Assessment of future growth prospects	DOTA anticipates that, with access to the capital markets, Reebonz will be able to grow its business at attractive growth rates. DOTA believes that Reebonz has a realistic path to profitability.

Demonstration of industry leadership	DOTA considered online luxury e-commerce to be an attractive sector, particularly in the Asia Pacific region, where DOTA believes both demands and online penetration are still growing in this sector. Reebonz has been able to leverage data gathering to assist new product development and also developed thought leadership in the industry, an example being the publication of Reebonz’s annual luxury indices.

Promising innovation strategies	Reebonz has been able to turn buyers into sellers, and vice versa. Reebonz has also been able to develop promising strategies, such as its buy back guarantee.

An attractive valuation	Reebonz’s valuation expectations are at an attractive discount to public market comparable.

Strong references from investors, customers and suppliers	DOTA received positive feedback received in its interviews of Reebonz’s key investors, certain customers and suppliers.

Alignment with existing investors	It was DOTA’s strong preference to identify a business combination target whose existing investors were reputable and were not seeking to sell their shares at the time of combination. Reebonz had well-known technology investors who indicated an interest in remaining investors.

Use of proceeds	Reebonz has reasonable expectations relating to the use of the funds it will receive in the business combination, particularly in areas of marketing and customer acquisition where it has demonstrated efficient customer acquisition.

On February 9, 2018, Arun Batavia of Exit Strategy Partners, an independent M&A advisor to DOTA, introduced DOTA to Samuel Lim, co-founder and CEO, and Nupur Sadiwala, then the Head of Corporate Development, and currently the CFO of Reebonz. Also on this date, DOTA and Reebonz executed a non-disclosure agreement.

On February 10, 2018, Reebonz provided DOTA with a corporate presentation. Mr. Batavia of Exit Strategy Partners briefed DOTA on Reebonz’s deal expectations and a proposed timeline for a transaction after speaking with Reebonz’s management. Mr. Batavia also discussed considerations and potential transaction structures with DOTA. Representatives of Exit Strategy Partners continued to participate in the discussions between DOTA and Reebonz on a potential business combination that subsequently lead to the execution of the Letter of Intent discussed below.

On February 13, 2018, management teams of DOTA, Reebonz and Mr. Batavia of Exit Strategy Partners had a conference call to discuss transaction structure and deal process.

On February 14, 2018, DOTA reached out to DVN Singapore fund, a member of the Draper Venture Network, to seek feedbacks on reputation of Reebonz and its business.

On February 23, 2018, Mr. Sarfraz and Mr. Perry had a video call with Mr. Lim and Ms. Sadiwala to discuss Reebonz’s growth strategy.

On February 27, 2018, DOTA circulated its preliminary due diligence list to Reebonz.

On March 1, 2018, DOTA sent a draft Letter of Intent (“LOI”) to Reebonz, which included key terms such as initial equity consideration to Reebonz shareholders, an earn-out structure and a $25 million minimum cash condition.

On March 2, 2018, DOTA, Reebonz and Exit Strategy Partners had a conference call to discuss the LOI.

From March 1 through March 5, 2018, Reebonz and DOTA had several conference calls and exchanged emails in connection with negotiating the terms of the LOI. In particular, on March 5, 2018, Reebonz provided its comments to LOI, and DOTA sent back a revised LOI in response to Reebonz’s comments on the LOI.

During the month of March 2018, DOTA and Reebonz further discussed the $25 million cash condition. Reebonz originally proposed a minimum of $25 million to be delivered as working capital to Reebonz at closing of the business combination. After considering its then trust account balance and potential redemptions and also reviewing recent business combination transactions, DOTA found such proposal to be acceptable and consistent with SPAC transaction trends. As such, the parties preliminarily agreed upon such minimum cash condition.

On March 5, 2018, Michael Sampoerna, a member of DOTA’s sponsor, visited Reebonz’s offices and conducted on-site diligence.

On March 5, 2018, a potential investor confirmed its willingness to support financing in connection with the potential business combination between DOTA and Reebonz.

On March 6, 2018, Reebonz sent additional comments to the revised LOI to DOTA.

On March 7, 2018, Reebonz sent DOTA a revised LOI and the parties executed the LOI, which included the $25 million minimum cash condition.

Starting March 12, 2018, the DOTA and Reebonz deal teams had weekly calls to discuss deal progress.

On March 9, 2018, Reebonz provided DOTA and Ellenoff Grossman & Schole LLP, DOTA’s U.S. legal counsel (“EGS”) access to its data room for DOTA’s diligence review in connection the proposed business combination.

On March 13, 2018, DOTA management team and Reebonz management team had a conference call to discuss deal structure. Representatives of EGS, Marcum LLP, DOTA’s independent auditors, Skadden, Arps, Slate, Meagher & Flom LLP, Reebonz’s then legal counsel (“Skadden”) and Ernst & Young LLP, Reebonz’s then independent auditors also participated. The participants discussed various topics, including determination of the target company’s foreign private issuer (“FPI”) status and the implication of accounting requirements pre and post combination.  Based upon various precedents provided by legal counsel, the parties discussed the structure of a combination event between a domestic SPAC and FPI in detail.  It was agreed the EGS and Skadden would discuss two potential structures, seek input of tax advisors, and revert to larger group.

On March 13, 2018, Ali Erfan of DOTA met with EarlyBirdCapital, Inc. (“EBC”), DOTA’s financial advisor, in New York to discuss Reebonz transaction structure, status of transaction, and get their input on market for potential financing in connection with the proposed business combination. EBC analyzed possibilities for financing based on trends in the Special Purpose Acquisition Corporation market.

On March 14, 2018, Mr. Sarfraz and Mr. Perry had a conference call with a representative of the Vertex Funds, a shareholder of Reebonz, to discuss diligence questions relating to Reebonz.

On March 15, 2018, Mr. Sarfraz, Mr. Perry and Mr. Erfan had a call with Reebonz’s management team to discuss next steps of the transactions.

On March 15, 2018, DOTA management had a call with another investor of Reebonz to discuss diligence questions relating to Reebonz.

On March 16, March 19 and March 20, 2018, DOTA had diligence calls with retailers on Reebonz’s platform.

On April 3, 2018, Tim Draper had a video conference with the Reebonz team to discuss various aspects of Reebonz’s business, industry, management and growth strategies.

On April 5 and April 6, 2018, Mr. Sarfraz and Mr. Perry visited Reebonz’s offices in Singapore to conduct on-site diligence.

On April 9, 2018, DOTA and Reebonz management teams had a conference call with Cowen, DOTA’s financial advisor in the proposed business combination, to discuss Reebonz’s financial metrics and GMV growth in comparison to its peers. The participants of the call also reviewed an industry-specific cohort analysis on Reebonz.

On April 13, 2018, DOTA board had a conference call to discuss entering into an exclusivity agreement with Reebonz.

On April 20, 2018, DOTA and Reebonz management teams had a call to introduce Dentons Rodyk and Davidson LLP (“Dentons Rodyk”), Reebonz’s newly engaged legal counsel for the proposed business combination. Representatives of EGS and Dentons Rodyk participated in the call.

On April 27, 2018, DOTA and Reebonz executed first amendment to the LOI, which provided for exclusivity between the parties.

On May 9, 2018, DOTA and Cowen discussed a potential advisory engagement in connection with the proposed business combination and related financing.

On May 10, 2018, DOTA and EGS had a conference call to discuss due diligence review of Reebonz.

On May 14, 2018, Ms. Sadiwala, CFO of Reebonz, met with representatives of Cowen to further discuss Reebonz’s business model.

On May 15, 2018, Ms. Sadiwala, CFO of Reebonz, met with representatives of EBC to further discuss Reebonz’s business model.

On May 17, 2018, Ali Erfan of DOTA met with EBC and Cowen to discuss strategies of the transaction and deal timeline.

On June 8, 2018, DOTA had a call with EBC to discuss advisory services related to the proposed business combination.

On June 13, 2018, DOTA had a call with Reebonz to discuss draft business combination agreement.

On June 18 and June 21, 2018, DOTA had calls with Cowen to discuss status of the transaction.

On June 25, 2018, Reebonz provided Cowen with access to its data room for Cowen’s diligence in connection with the proposed business combination.

On June 27, 2018, DOTA executed an engagement letter with Cowen for advisory services in connection with the business combination and related financing.

On July 9 and July 10, 2018, Cowen visited Reebonz’s office in Singapore for on-site diligence. Cowen had meetings with Reebonz management teams and employees to discuss business model and other aspects of its business in detail.

On July 11, 2018, DOTA had a call with Reebonz to discuss valuation model, comparable and financial assumptions relating to the valuation of Reebonz. In particular, the participants of the call discussed valuations of comparable private and public companies in the e-commerce and luxury retail sectors and also went through GMV, revenue, operating expense and profitability assumptions.

On July 13 and July 16, 2018, DOTA had a call with Cowen to discuss transaction marketing strategy and timeline.

On July 20, 2018, DOTA had a call with Reebonz to discuss status of audit of Reebonz’s financials.

On July 25, 2018, DOTA had a call with Cowen to discuss Reebonz’s visit to New York.

During the week of July 30, 2018, Reebonz and DOTA met with several potential investors in New York. DOTA, Reebonz and Cowen also had several meetings to discuss the proposed transaction, valuation of Reebonz, comparable and also timing and strategy of the transaction. At such meetings, DOTA was presented with the audited financial statement of Reebonz for fiscal year 2017. DOTA reviewed the audited financials with Cowen and also revisited the preliminary valuation concluded in its prior valuation analysis. DOTA and Reebonz then discussed adjustments to such valuation based on Reebonz’s audited financials for fiscal year 2017 as well as feedback from potential investors. In addition, Cowen advised on adjustments to DOTA’s preliminary valuation of Reebonz based on a number of factors, including treatment of inventory in net debt calculation, the impact of Reebonz option holders delaying exercise of their options until post-Closing and qualitative factors such as Reebonz’s market position and geographic foothold. Based on such adjustments, the parties agreed on an adjusted valuation of $252 million. DOTA and Reebonz also discussed potential earn-out provisions in connection with the business combination. After consulting Cowen, DOTA proposed both stock price thresholds and revenue targets for issuing earnout shares to Reebonz’s management. Such proposal was agreed upon by Reebonz.

On August 9, 2018, DOTA and Reebonz had a call with Cowen to discuss feedback from prior meetings with investors.

During the months of July and August 2018, DOTA, Reebonz and their respective counsels negotiated and prepared the Business Combination Agreement and related agreements. Among other aspects, DOTA and Reebonz reconsidered the $25 million minimum cash condition in the LOI. From Reebonz’s perspective, it did not need any specific level of funds immediately upon consummation of the business combination. Instead, Reebonz’s primary objective of entering into the transaction was to have access to the capital markets as a listed entity with post-closing financing options. The parties agreed that removing such provision would mitigate the risk of not being able to consummate a business combination due to the uncertainty surrounding trust account balance. In addition, the parties also discussed the size and classification of the post-closing board as well as tenure of each class and agreed on a board of 5 members with 2 to be designated by DOTA and 3 to be designated by Reebonz. DOTA and Reebonz then each presented the background of its candidates for such board seats and each party agreed to the other party’s designations.

On August 10, 2018, DOTA held a conference call with EGS to discuss outstanding points of the Business Combination Agreement.

On August 21 and August 22, 2018, DOTA held multiple conference calls with Reebonz to discuss outstanding points of the Business Combination Agreement, including earn-out provisions and forecasted transaction expenses.

On August 23, 2018, DOTA held a call with Vertex Funds to discuss status of the transaction and views of existing Reebonz shareholders on the proposed business combination terms.

On August 30, 2018, the DOTA board of directors held a meeting, at which the board approved the Business Combination Agreement, related agreements and transactions contemplated thereby.

On September 4, 2018, the Reebonz board of directors approved the Business Combination Agreement, related agreements and transactions contemplated thereby via written consent.

On September 4, 2018, shareholders of Reebonz approved the Business Combination Agreement, related agreements and transactions contemplated thereby via written consent.

On September 4, 2018, the Business Combination Agreement and related agreements were executed.

DOTA’s Board of Directors’ Reasons for Approval of the Business Combination

The consideration to be paid to the Reebonz shareholders in the business combination agreement was determined based upon several factors. DOTA’s board of directors reviewed various industry and financial data in order to determine that the consideration to be paid to Reebonz was reasonable and that the Business Combination was in the best interests of DOTA’s stockholders.

DOTA’s management conducted a due diligence review of Reebonz that included an industry analysis, an analysis of Reebonz’s existing business model, historical and projected financial results and a valuation analysis in order to enable its board of directors to ascertain the reasonableness of the consideration being paid. In particular, DOTA’s management used four methodologies to estimate a fair market value of Reebonz, including public market comparable analysis, private deal comparable analysis, discounted cash flows analysis and analysis of previous Reebonz funding. Under each of these methodologies, DOTA’s management calculated a fair market value range and an un-weighted mean enterprise value estimate.

DOTA’s management engaged Cowen and Company (“Cowen”) as financial advisor in connection with the proposed business combination. Cowen regularly consulted with DOTA’s management, but was not engaged to provide a report, opinion or appraisal. DOTA’s management selected Cowen following meetings with a number of investment banking firms, because of Cowen’s familiarity with the technology sector, specifically, e-commerce, and its knowledge of the expectations of investors in that sector. Aside from its services to DOTA as a financial advisor, there has been no material relationship between DOTA or its affiliates and Cowen and its affiliates or unaffiliated representatives during the past two years, nor is any such relationship contemplated.

Selected Publicly Traded Comparable Company Analysis. In order to assess how the public market values shares of publicly traded companies in the online retail and luxury product industries, DOTA reviewed and compared certain financial information (including revenue, enterprise value and EBITDA) of 14 selected public companies operating in the United States, Europe and Asia. In the exercise of its professional judgment and based on its knowledge of the relevant industries, DOTA deemed these selected public companies similar to Reebonz.

The tables below summarized financial data and quantitative analysis relating to DOTA’s publicly traded comparable company methodology.

(All figures in US$ mm, otherwise noted)

	JD	Coach	Louis Vuitton	Tiffany	Amazon	Etsy	AliBaba
Ticker	NAS:JD	NYSE:TPR	PAR: MC	NYSE:TIF	NAS:AMZN	NAS:ETSY	NYSE:BABA
Industry	Online Retail	Luxury GOCKIS	Luxury Goods	Luxury Goods	Online Retail	Online Retail	Online Retail
Financials Date	Dec-17	Jun-17	Dec-17	Dec-17	Dec-17	Dec-17	Mar-18
Enterprise Value (EV)	40,687	14,951	186,729	15,186	979,270	5,599	455,132
EBITDA	406	1,000	11.7	1,009	15,930	68	12,164
Revenues
- 2017A	53,615	4,488	48,047	4,169	177,866	441	37,775
- 2018E	73,766	5,861	54,124	4,539	237,594	587	62,791
- 2019E	93,434	6,089	57,674	4,945	289,729	741	85,700
EV/Rev
- 2017A	0.8	3.3	3.9	3.6	5.5	12.7	12.0
- 2018E	0.6	2.6	3.5	3.3	4.1	9.5	7.2
- 2019E	0.4	2.5	3.2	3.1	3.4	7.6	5.3
Rz EV Implied Value	56	261	353	342	421	975	741
- 2017A	83	365	426	400	604	1,393	1,322
- 2018E	56	261	353	342	421	975	741
- 2019E	63	357	470	446	491	1,098	771
Headquarters	Beijing, China	NewYork, USA	Paris, France	NewYork, USA	Seattle, USA	NewYork, USA	Hangzhou, China

Company Description	Operator of an e-commerce platform designed to offer electronic products through its online website, enabling customers to buy from a variety of range of electronic options.	Designer of luxury accessories. The company's luxury accessories cover a wide range of luxury accessories under one roof.	LVMH Moet Hennessy Louis Vuitton SA is an international luxury goods producer and distributor with a portfolio of over 60 brands and an international retail network of 3204 stores.	Designer, manufacturer and specialty retailer of jewelry and ornaments. The company’s focus lies in product design, manufacturing and retailing activities.	Developer of an online shopping website designed to act as a medium between sellers and consumers and deliver purchased products.	Provider of an online marketplace where people around the world connect, both online and offline, to make, sell and buy unique goods.	Developer of an eCommerce shopping portal designed to offer consumer-to-consumer. business-to-consumer and business-to-business sales services.

(All figures in US$ mm, otherwise noted)

	Walmart	Secoo	Hello Fresh	Locondo	Stitch Fix	Baozun	MakeMy Trip
Ticker	NYS: WMT	NAS: SECO	FRA: HFG	TKS: 3558	NAS: SFIX	NAS: BZUN	NAS: MMYT
Industry	Retail/Ecommerce	Internet Retail/Flowers	Internet Retail/Foods	Internet Retail/Apparel	Internet Retail/Apparel	Internet Retail/Home Furnish.	Internet Retail/Travel
IPO Date	June-16	Sept-17	Nov-17	Mar-17	Nov-17	May-15	May-17
Deal Value	2,900	111	325	26	120	110	330
Enterprise Value (EV)	323,451	645	1,403	116	3,587	3,085	2.851
EBITDA	27,830.0	18.0	(92.0)	3	52.0	45.0	188
Revenues
- 2017A	500,343	553	1,020	36	977	643	695
- 2018E	510,375	834	1,438	45	1,212	822	699
- 2019E	527,839	1,113	1,815	56	1,454	1,075	784
EV/Rev
- 2017A	0.6	1.2	1.4	3.2	3.7	4.8	4.1
- 2018E	0.6	0.8	1.0	2.6	3.0	3.8	4.1
- 2019E	0.6	0.6	0.8	2.1	2.5	2.9	3.6
Rz EV Implied Value	65	79	100	263	302	384	417
- 2017A	71	128	151	352	403	526	450
- 2018E	65	79	100	263	302	384	417
- 2019E	89	84	112	300	358	417	528
Headquarters	Bentonville, US	Beijing China	Berlin, Germany	Tokyo, Japan	California, USA	Beijing, China	Gurgaon, India

Company Description	Operator of a chain of hypermarkets delivering popular brand products across the globe offers online shopping and home delivery facilities.	Provider of an online lifestyle platform intended to provide comprehensive luxury products and services.	Provider of online subscription services designed to offer cooking recipes and pre-measured ingredients.	Operator of a shopping platform specializing in selling and distribution of apparel, shoes and bags, enabling customers to buy products of their own choice.	Provider of online personal styling services designed to reinvent the shopping experience by delivering one-to-one personalization to clients.	Provider of an online retail platform for home furnishings and house wares including decoration items, furniture, garden and dining products.	Provider of an online travel booking platform created to empower the Indian travelers with instant booking and comprehensive choices.

The selected public companies had an enterprise value ranging from $263 million to $417 million with an unweighted mean enterprise value of $343 million. DOTA then calculated the estimate enterprise value of each selected public company as a multiple of its 2017, 2018 estimated and 2019 estimated revenue. The enterprise value/revenue multiples implied in such analysis are listed in the table above.

Selected Private Transaction Analysis. DOTA reviewed publicly available information relating to seven private placements and acquisition transactions involving companies in the online retail and luxury product industries that consummated during the period from May 2016 to April 2018. Such information primarily included purchase price, valuation and revenue of the company issuing securities or being acquired in those selected transactions.

The table below summarized financial data and quantitative analysis relating to DOTA’s selected private transaction methodology.

(All figures in US$ mm, otherwise noted)

	TechStyle Fashion	FreshDirect	Yoox Net-a-Porter	Matches Fashion	Moda Operandi	Glossier	Farfetch
Date	Jan-17	Nov-17	Apr-18	Dec-17	Dec-17	Feb-18	May-16
Industry	Ecom/Fashion/Social	Internet Retail/Foods	Int. Retail/Luxury Fashion	Retail (Speciality & Internet)	Int. Retail/ Luxury Fashion	Int. Retail/ Personal Care	Int. Retail/ Clothing
Type	Series E	Series H	Acquisition	LBO	Series G	Series C	Series F
Deal Value	50	50	6,630	1,070	165	52	160
Valuation	1,000	610	6,630	1,070	485	338	1,390
Revenue	650	400	2,774	381	165	86	205
Revenue Growth	~25%	~25%		~40%	~50%	NA	~50%
EV/Rev	1.5	2.3	2.4	2.8	2.9	3.9	6.8
Rz EV Implied Value	157	232	244	287	300	402	693

Company Description	Provider of a subscription-based fashion platform created to build high-value global fashion brands.	Provide online retail platform to sell food and grocery products directly to customers’ doorsteps.	Retailer of online luxury fashion. The Company’s Multibrand In-Season business involves four online stores	Retailer of luxury clothing and accessories through its multi-brand fashion retail stores as well as an online shopping platform.	Operator of an online retail platform intended to offer women’s apparel and accessories.	Provider of a beauty brand that offers skincare and facial care products through its online platform.	Developer of a global e-commerce platform designed to provide a marketplace for independent boutiques of the world’s luxury boutiques and brands
Deal Summary	SevenVentures sold a stake in the company to Crosslantic Capital on June 28, 2017	Received debt financing from Cisco Systems Capital. Previously venture funded by JP Morgan AM	Acquired by Compagnie Financiere Richemont to compete in an expanding online luxury goods market	Acquired by Apax Partners through a GBP 800 million LBO in December 2017	Raised $165 million of Series G venture funding from lead investors Apax Digital and Adrian Cheng	Deal led by IVP and Index Ventures, Thrive Capital, Fore runner Ventures also participated.	Raised $110 million of Series F venture funding in a deal co-led by Temasek, IDG Capital Partners and Eurazeo
Year Founded	2010	1999	2000	1987	2010	2013	2008
Headquarters	California, USA	NewYork, USA	Milan, Italy	London, UK	NewYork, USA	NewYork, USA	London, UK

The selected private transaction analysis implied an enterprise value ranging from $232 million to $402 million with an unweighted mean enterprise value of $293 million. DOTA then calculated the enterprise value as a multiple of the current year revenue. Such analysis showed a multiple ranging from 1.5 to 6.8.

Discount Cash Flow Analysis. This valuation methodology focused on an estimate of the present value of projected future cash flows. In connection with its cash flow analysis, DOTA received sales forecasts from Reebonz and used such information to estimate free cash flow available to shareholders. DOTA then assumed capital costs and terminal value of cash based on comparable industry benchmarks and calculated discounted cash flow by deducting capital costs and terminal value of cash from the free cash flow. DOTA then conducted sensitivity tests by changing certain key factors relating to cash flow by certain percentages (i.e. 2.5%, 5% or 20%), including total number of order, average order value, gross profit margin, fulfillment expenses, marketing expenses as well as technology and administrative expenses. Such sensitivity testing implied an enterprise value ranging from $99 million to $214 million with an unweighted mean enterprise value of $174 million, which represented a 1.7 multiple of current year revenue.

Previous Reebonz Financing Analysis. In this analysis, DOTA reviewed certain information relating to four rounds of Reebonz private placements, included Series A, Series B, Series C and Series D. Information reviewed included amount raised, price per share, pre-money valuation, post-money valuation and revenue.

DOTA then estimated Reebonz’s enterprise value based on both revenue and number of customers. All revenue numbers and number of customers used in such analysis were provided by Reebonz. The table below summarized financial data and quantitative analysis relating to DOTA’s valuation using this methodology.

(All figures in SGD mm, except price per share, or noted)

History	Series A	Series B	Series C	Series D-1	Series D-2	Series D-2B
Date	Feb-10	Dec-10	Jan-11	Apr-13	Nov-15	Jan-17
Amount Raised	$3	$12	$35	$50	$17	$2
Price per Share	$1.00	$3.17	$5.39	$7.43	$11.30	$11.30
Pre-Money Valuation	$9	$38	$95	$180	$384	$401
Post-Money Valuation	$12.00	$50.00	$130.00	$230.00	$401.00	$403.00
Revenues				113.8	171.4	140.0
EV/Revenues				1.6	2.2	2.9

Revenue Based Comps		Series D-1	Series D-2	Series D-2B	Implied 2018	Implied 2019
Date		Apr-13	Nov-15	Jan-17	Jan-18	Jan-19
Pre-Money Valuation		180	384	401
Revenues		114	171	140	140	199
EV/Revenues		1.6	2.2	2.9	2.2	2.2
EV Estimate (SGDmm)					312	444
EV Estimate (US$mm)					228	324

Customer Based Comps		Series D-1	Series D-2	Series D-2B	Implied 2018	Implied 2019
Date		Apr-13	Nov-15	Jan-17	Jan-18	Jan-19
Pre-Money Valuation		180.0	384.0	401.0		-
Total Customers (1 Year Fwd)		85,007	152,037	143,261	158,325	209,548
Implied Value per Customer		2,117	2,526	2,799	2,481	2,481
EV Estimate (SGDmm)					393	520
EV Estimate (US$mm)					287	379

The previous Reebonz financing analysis implied an enterprise value ranging from $228 million to $379 million with an unweighted mean enterprise value of $304, which represented a 3.0 multiple of current year revenue.

DOTA’s management then identified in qualitative terms key elements of valuation upside that were not fully captured by quantitative analysis under each methodology. Such qualitative factors primarily included the following:

-	Among the public and private comparable universe of companies, Reebonz appears to have the widest geographic footprints.

-	Reebonz has implemented enhanced user engagement strategies compared to its peers in the online retail industry, which will likely enable Reebonz to capture additional market share. Such aspect has not been fully reflected in any of the four valuation methodologies.

Based on these qualitative factors, DOTA then assigned relevance weightages to the estimate fair market value under each valuation methodology. The table below summarized quantitative information and relevance weightage allocated to valuation estimate under each methodology based on the above qualitative considerations.

(All figures in USD mm)

EV Estimate Range	Public	Private	DCF	Prev Rds
- Low	263	232	99	228
- High	417	402	214	379
- Average	343	293	174	304
2018E Revenue Multiple	3.4	2.9	1.7	3.0
Unweighted Average		278
2018E Revenue Multiple		2.7
Relevance Weightage	30%	30%	15%	25%
Wighted Consensus		293
2018E Revenue Multiple		2.9

Based on the foregoing analysis, DOTA’s management then came up with a $293 million preliminary estimate fair market value of Reebonz.

Cowen, assisted DOTA’s management in the valuation process by collecting public company financial data for the public market comparable analysis. Cowen also advised on the analysis of Reebonz’s indebtedness in connection with DOTA’s valuation of Reebonz and suggested deducting Reebonz’s net debt in calculating exchange consideration for the business combination. Cowen also informed DOTA that for the purposes of evaluating enterprise value, inventory should not be considered as a component of net debt, as is standard practice. In addition, Cowen informed DOTA that Reebonz’s in-the-money options should count as a component of the consideration received by Reebonz’s shareholders for purposes of calculating exchange consideration. Taking into account adjustments based on Cowen’s advice, DOTA then adjusted its valuation to $252 million.

The foregoing valuation analysis and financial data in connection therewith were presented to DOTA’s board by key members of its management during board meeting and informal conference calls prior to the execution of the Business Combination Agreement.

In addition to the above valuation analysis, DOTA’s management, certain board members and advisors conducted on-site diligence of Reebonz during which they reviewed key aspects of Reebonz’s business operations such as technology programs and infrastructure for Reebonz’s online platform and conducted interviews of Reebonz’s management members, key customers, investors and vendor representatives. DOTA and its legal advisor also reviewed legal, accounting and other materials in the data room set up for the transaction and analyzed issues and risks discovered in this process. DOTA’s management then updated its board of directors on findings in the foregoing diligence process at meetings of the board as well as during conference calls with certain board members and also answered questions raised by board members in relation to diligence on Reebonz, transaction structures, valuation and consideration.

DOTA’s management and the members of its board of directors, has long and diverse experience in both operational management and investment and financial management and analysis and, in its opinion, was suitably qualified to conduct the due diligence and other investigations and analyses required in connection with DOTA’s search for a merger partner. A detailed description of the experience of DOTA’s board of directors is included in the section of this proxy statement/prospectus entitled “Other Information Related to DOTA – Directors and Executive Officers.”

Based on information provided by DOTA’s management and financial advisors as well as information collected in its own diligence of Reebonz, the DOTA board of directors concluded that the business combination agreement with Reebonz was in the best interests of DOTA’s stockholders. The DOTA board of directors considered a wide variety of factors in connection with its evaluation of the business combination. In light of the complexity of those factors, the DOTA board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the DOTA board may have given different weight to different factors.

Reebonz Projections

In connection with DOTA’s review of the business combination, Reebonz provided DOTA management with certain projections regarding future financial performance. Such information is provided below. The projections were based on internal Reebonz estimates, which may not be consistent with actual performance. No assurance can be given that any of the projections set forth below will prove to be accurate, or that the growth described, or any growth, will be able to be achieved. The following information is provided solely for the convenience of the reader.

(all dollar amounts in millions of Singapore dollars (S$)

	2018E		2019E		2020E		2021E

GMV	S$	332	S$	475	S$	664	S$	873
Revenue	S$	165	S$	229	S$	322	S$	446
Gross Profit	S$	48	S$	69	S$	98	S$	142
Adjusted EBITDA	S$	(-8)	S$	0	S$	14	S$	35
Adjusted EBITDA Margin		-4.6%		0.2%		4.2%		7.9%
Fulfillment expense	S$	26.7	S$	35.9	S$	48.8	S$	65.6
Fulfillment expense as a percentage of revenue		16.2%		15.6%		15.2%		14,7%
Marketing expense	S$	14.3	S$	16.8	S$	19.4	S$	24.0
Marketing expense as a percentage of revenue		8.7%		7.3%		6.0%		5.4%
Technical and content expense	S$	5.2	S$	5.6	S$	6.1	S$	6.4
Technical and content expense as a percentage of revenue		3.2%		2.5%		1.9%		1.4%
General and administrative expense	S$	13.1	S$	13.3	S$	13.7	S$	14.0
General and administrative expense as a percentage of revenue		7.9%		5.8%		4.2%		3.1%

In considering the business combination, the DOTA board of directors gave considerable weight to the following factors:

●	Market Leadership Across Multiple Geographies. Reebonz has built a successful brand and diversified business across multiple countries in North Asia and Southeast Asia. The majority of Reebonz’s revenue base is spread across two regions with approximately 46% from North Asia (China, South Korea, Taiwan, Hong Kong), and 33% from Southeast Asia (Singapore, Indonesia, Malaysia and Thailand). Understanding the intricacies of each of these local markets, as well as local consumer behavior, is an important competitive edge. Over the years, Reebonz has developed a strong understanding of local markets in these countries, and has the ability to localize services including payments, deliveries, returns, and customer service. Reebonz has have also developed an operational capability in managing cross-border commerce across these geographies, including managing import/export requirements and exchange rate fluctuations.

●	Compelling Market Opportunity. The approximately $43 billion[1] personal luxury goods market in Asia, excluding China and Japan, is large, with a rising middle and upper class, increasing brand awareness, and rapidly growing economy. The increase in online demand for luxury goods has been approximately 27% CAGR since 2010. DOTA believes that this trend will continue, and Asia Pacific consumers will continue to increase their buying and selling of luxury products online. E-commerce penetration is expected to increase to 6.4% by 2025 in Southeast Asia.[2]

●	Unique Ecosystem. Reebonz has developed a unique luxury ecosystem which caters to both buyers and sellers of new luxury goods, as well as buyers and sellers of pre-owned luxury goods. This in turn creates a sticky ecosystem where buyers can be encouraged to become sellers. The Reebonz platform also caters to both business-to-consumer (B2C) customers as well as consumer-to-consumer (C2C) customers. DOTA believes this provides the platform a broad product and customer range, with network effects.

●	A Trusted Brand. Luxury products have frequently been targets of global counterfeiting. Reebonz employs in-house ateliers, and uses various technologies, to combat counterfeiting. This has resulted in consumers developing a trust for the Reebonz brand across their geographies, which takes years to develop. Reebonz is currently advancing their blockchain authentication strategy, which can have a real impact on counterfeiting in luxury goods.

●	Prominent & Committed Investors. Reebonz has managed to attract venture capital over multiple rounds from top-tier investors including Vertex Ventures, Intel Capital, GGV Capital, and Matrix China. Other investors include Mediacorp. Our business combination is not an exit or liquidity event for any of these investors, and they will remain shareholders in the combined company.

●	Poised for Significant Growth. The board believes that with access to the capital markets, Reebonz is positioned for strong growth. They have knowledge of the products and geographies which drive the highest ROI, and will continue to add more SKU’s and users.

●	Innovative Technology. Reebonz’s platform is technology driven. Reebonz has collected valuable data and insights over several years of operations. Such data enables them to offer services such as a sell-back guarantee, predict prices across different exchange rates, and produce thought leadership in their industry, such as their annual sector reports.

●	Strong Management Team. DOTA has found Reebonz’s management team to be very strong and experienced. Key members of the team have worked together previously, many for several years. Reebonz’s Chief Executive Officer, Samuel Lim, has an excellent reputation and is a very capable leader.

●

National and International Competitive Positioning.  DOTA believes that the strength of the Reebonz brand across North Asia and Southeast Asia will provide an effective barrier to entry and to growth of both local and international competitors who do not have the breadth and depth of the Reebonz service offering nor the exceptional localization of this broad range of services across the region.

[1]	Bain - “Luxury Goods Worldwide Market Study” (Fall-Winter 2017 and the Spring 2018 update)

[2]	Report published by Temasek and Google “e-conomy SEA, Unlocking the $200 billion digital opportunity in Southeast Asia”

The DOTA board also considered a variety of uncertainties and risks and other potentially negative factors concerning the business combination, including, but not limited to, the following:

●	Macroeconomic Risks. Macroeconomic uncertainty and the effects it could have on the combined company’s revenues;

●	Foreign Holding Company Structure. The added risks that would be present in the proposed post-merger structure, such as the risk of being able to enforce future judgments against a foreign company, that would not have been present if the combined company remained a U.S. domiciled entity;

●	Ability to Assess Reebonz’s Business and Management. DOTA’s ability to assess Reebonz’s business’ management may be limited due to a lack of time, resources or information. DOTA’s assessment of the capabilities of Reebonz’s management may accordingly prove to be incorrect and Reebonz management may lack the skills, qualifications or abilities that DOTA believed Reebonz management had; and

●	Other Risks. Various other risks associated with the business of Reebonz, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

The DOTA board concluded that the potential benefits that it and its shareholders expected to achieve as a result of the Transactions outweighed the potentially negative factors associated with the Transactions. The board also noted that the DOTA stockholders would have a substantial economic interest in the combined company (depending on the level of redemption). Accordingly, the board unanimously determined that the Business Combination Agreement and the Transactions contemplated therein, were advisable, fair to, and in the best interests of the Draper Oakwood and its stockholders.

Satisfaction of 80% Test

It is a requirement under DOTA’s amended and restated certificate of incorporation that any business acquired by DOTA have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for an initial business combination.

As of September 4, 2018, the date of the execution of the merger agreement, the balance of the funds in the trust account was approximately $58 million and 80% thereof represents approximately $46 million. In reaching its conclusion on the 80% asset test, DOTA’s board of directors used as a fair market value the $251.94 million enterprise value for Reebonz, which was implied based on the terms of the Business Combination agreed to by parties in negotiating the Business Combination Agreement. This fair market value was implied based on adding (i) the $194.94 million common equity value consideration to the current Reebonz owners, and (ii) the $57 million of estimated net debt of Reebonz to be rolled over at closing. The parties to the Merger Agreement considered factors such as Reebonz’s historical financial results, the future growth outlook and financial plan, as well as valuations and trading of publicly traded companies in similar and adjacent sectors.

The DOTA board of directors determined that the consideration being paid in the Business Combination, which amount was negotiated at arms-length, was fair to and in the best interests of DOTA and its stockholders and appropriately reflected Reebonz’s value. The board based this conclusion on (i) a comparison of (a) the agreed $285.1 million enterprise value of Reebonz as a multiple of the estimated 2018 Net Revenue (a 2.8:1 multiple), to (b) the median enterprise values as a multiple of the Net Revenues of a set of comparable companies (a 4.1:1 multiple); (ii) a review of revenue projections provided by Reebonz by conducting sensitivity testing; and (iii) a range of qualitative and quantitative factors such as Reebonz’s market position, management experience, geographic foothold, and future growth opportunities. In particular, the enterprise value/net revenue multiple analysis indicated that DOTA’s valuation of Reebonz was at a lower multiple of its net revenue compared to that of the selected comparable public companies in the same industry. Such comparison supported the fairness of DOTA’s valuation of Reebonz. DOTA also undertook its sensitivity testing by adjusting Reebonz’s audited financial information to reflect different revenue and GMV scenarios. DOTA then reviewed Reebonz’s projected revenues under each scenario and concluded that the outputs under its sensitivity testing were largely consistent with Reebonz’s projections.

The DOTA board of directors believes that because of the financial skills and background of its directors, it was qualified to conclude that the acquisition of Reebonz met the 80% requirement. Based on the fact that the $251.94 million fair market value of Reebonz as described above, is in excess of the threshold of approximately $46 million, representing 80% of the balance of the funds in the trust account, the DOTA board determined that the fair market value of Reebonz was substantially in excess of 80% of the funds in the trust account and that the 80% test was met.

Interests of DOTA’s Directors and Officers in the Business Combination

In considering the recommendation of the board of directors of DOTA to vote in favor of approval of the business combination proposal, the charter amendments proposal and the other proposals, stockholders should keep in mind that DOTA’s initial stockholders, including its directors and executive officers, have interests in such proposals that are different from, or in addition to, those of DOTA stockholders generally. In particular:

●	If the business combination with Reebonz or another business combination is not consummated by December 19, 2018 (or, if applicable, the Extended Period), DOTA will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the 1,437,500 initial shares held by DOTA’s initial stockholders, including its directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to DOTA’s initial public offering, would be worthless because DOTA’s initial stockholders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $14.7 million based upon the closing price of $10.2 per share on NASDAQ on November 30, 2018.

●	DOTA’s initial stockholder and EBC purchased an aggregate of 272,500 private units from DOTA for an aggregate purchase price of $2,725,000 (or $10.00 per unit). These purchases took place on a private placement basis simultaneously with the consummation of the initial public offering. All of the proceeds DOTA received from these purchases were placed in the trust account. Such units had an aggregate market value of $3.03 million based upon the closing price of $11 per unit on NASDAQ on November 30. The purchasers of the private units waived the right to participate in any redemption or liquidation distribution with respect to such private units. Accordingly, the DOTA shares and warrants underlying the private units will become worthless if DOTA does not consummate a business combination by December 19, 2018 (or, if applicable, the Extended Period)(as will the DOTA warrants held by public stockholders).

●	The market value of each of the DOTA directors’ current equity ownership in DOTA Common Stock and units, based on the closing price of $10.2 per share of DOTA Common Stock and $11 per unit on the NASDAQ as of November 30, 2018, is approximately $17.73 million.

●	The business combination agreement provides that Roderick Perry and Ali Erfan, current directors of DOTA, will be directors of Holdco after the closing of the business combination. As such, in the future each will receive any cash fees, stock options or stock awards that the Holdco board of directors determines to pay to its non-executive directors.

●	If Holdco is unable to complete a business combination within the required time period, the Initial Stockholder will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by DOTA for services rendered or contracted for or products sold to DOTA, but only if such a vendor or target business has not executed such a waiver.

●	DOTA’s initial stockholders, including its officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on DOTA’s behalf, such as identifying and investigating possible business targets and business combinations. However, if DOTA fails to consummate a business combination within the required period, they will not have any claim against the trust account for reimbursement. Accordingly, DOTA may not be able to reimburse these expenses if the business combination with Reebonz or another business combination, is not completed by December 19, 2018 (or, if applicable, the Extended Period). As of the date of this proxy statement/prospectus, there are no unpaid reimbursable expenses.

●	Since its inception, the Sponsor has made loans from time to time to DOTA to fund certain capital requirements. As of the date of this proxy statement/prospectus, an aggregate of $710,000 principal amount of these loans is outstanding. These loans are evidenced by non-interest bearing notes that are convertible at the Sponsor’s election upon the consummation of an initial business combination into units of DOTA, at a price of $10.00 per unit.

Recommendation of DOTA’s Board of Directors

After careful consideration of the matters described above, particularly Reebonz’s historical record of growth, potential for growth and profitability, the experience of Reebonz’s management, Reebonz’s competitive positioning, its customer relationships, and technical skills, DOTA’s board determined unanimously that each of the business combination proposal, the incentive compensation plan proposals, the share issuance proposal and the adjournment proposal, if presented, DOTA’s board of directors has approved and declared advisable and unanimously recommend that you vote or give instructions to vote “FOR” each of these proposals.

The foregoing discussion of the information and factors considered by the DOTA board of directors is not meant to be exhaustive, but includes the material information and factors considered by the DOTA board of directors.

Holdco’s Amended and Restated Memorandum and Articles of Association

Pursuant to the Business Combination Agreement, prior to the consummation of the Business Combination, the board of directors and shareholders of Holdco will amend and restate Holdco’s memorandum and articles of association. Holdco’s amended and restated memorandum and articles of association will reflect the following material differences from DOTA’s current amended and restated certificate of incorporation:

●	the name of the new public entity will be “Reebonz Holding Limited” as opposed to “Draper Oakwood Technology Acquisition, Inc.”;

●	Holdco will have 200,000,000 authorized ordinary shares and 5,000,000 authorized preferred shares, as opposed to DOTA having 15,000,000 authorized shares of Class A Common Stock, 3,000,000 shares of Class F Common Stock and 1,000,000 authorized shares of preferred stock;

●	Holdco’s corporate existence will be perpetual as opposed to DOTA’s corporate existence which terminates if DOTA is unable to consummate a business combination; and

●	Holdco’s amended and restated memorandum and articles of association will not include the various provisions applicable only to special purpose acquisition companies that DOTA’s amended and restated certificate of incorporation contains (Article Sixth).

As noted above, the provisions of Article Sixth of DOTA’s amended and restated certificate of incorporation will not be included in Holdco’s amended and restated memorandum and articles of association. The provisions of Article Sixth that are proposed to be deleted, by the terms of the preamble (which will also be deleted), apply only during the period that will terminate upon the consummation of the business combination that will be effected by the business combination:

●	Section A requires that DOTA submit such business combination to its stockholders for approval pursuant to the proxy rules promulgated under the Exchange Act.

●	Section B provides that DOTA may consummate a business combination that is submitted to its stockholders for approval only if a majority of the then outstanding shares of common stock present and entitled to vote at the meeting to approve such business combination are voted for the approval of such business combination.

●	Section C specifies the procedures for exercising redemption rights with respect to public shares.

●	Section D relates to certain tender offer procedures in connection with a business combination.

●	Section E prohibits DOTA from consummating a business combination unless DOTA has net tangible assets of at least $5,000,001 upon consummation of such business combination.

●	Section F provides that, if a business combination is not consummated by September 19, 2018 (or, if applicable, the Extended Period), DOTA will cease all operations except for the purposes of winding up, redeeming 100% of the public shares for cash and, subject to approval of DOTA’s then stockholders and DOTA’s board of directors, dissolving and liquidating.

●	Section G provides when holders of public shares are entitled to receive distributions from the trust account.

●	Section H prohibits a business combination prior to the initial business combination.

●	Section I prohibits DOTA from issuing any shares of common stock, any securities convertible into common stock, or any securities which participate in or are otherwise entitled in any manner to any of the proceeds in the trust account or which vote as a class with the common stock on a business combination, prior to the consummation of a business combination.

●	Section J relates to the classification of Directors.

The preamble and Article Sixth (other than Section J providing for a classified board) relate to the operation of DOTA as a blank check company prior to the consummation of its initial business combination and would not be applicable to Holdco after consummation of the merger. Accordingly, they would serve no further purpose.

The Amended and Restated Memorandum and Articles of Association of Holdco will provide:

●	that persons standing for election as directors at a duly constituted general meeting with requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a plurality of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. The articles further provide that the board of directors will be divided into three groups designated as Class I, Class II and Class III with as nearly equal a number of directors in each group as possible. Directors assigned to Class I shall initially serve until the first annual general meeting of shareholders following the effectiveness of the articles upon completion of this offering, or the Articles Effectiveness Date; directors assigned to Class II shall initially serve until the second annual general meeting of shareholders following the Articles Effectiveness Date; and directors assigned to Class III shall initially serve until the third annual general meeting of shareholders following the Articles Effectiveness Date. Commencing with the first annual general meeting of shareholders following the Articles Effectiveness Date, each director of each class the term of which shall then expire shall, upon the expiration of his or her term, be eligible for re-election at such annual general meeting to hold office for a three-year term and until such director’s successor has been duly elected.

●	that amendments thereto and a reduction in Holdco’s share capital will require an approval from shareholders representing two-thirds of Holdco’s issued and outstanding shares.

Certain provisions in the Amended and Restated Memorandum and Articles of Association of Holdco, such as the classified board and super majority voting requirements for amendments thereto described above, may discourage unsolicited takeover proposals that Holdco’s shareholders may consider to be in their best interest and may make the removal of Holdco’s incumbent management more difficult. In particular, electing and removing directors under the classified board structure may tend to it generally makes it more difficult for shareholder to replace a majority of the directors and accordingly discourage a third party from making attempting to obtain control of the Holdco.

Other anti-takeover provisions under the Amended and Restated Memorandum and Articles of Association of Holdco include:

●	Undesignated Preferred Stock. Holdco’s board of directors will have the ability to designate and issue preferred shares with voting or other rights or preferences that could deter hostile takeovers or delay changes in its control or management.

●	Directors Removed Only for Cause. Holdco’s Amended and Restated Memorandum and Articles of Association will provide that shareholders may remove directors only for cause.

For discussions on risks associated with the above anti-takeover provisions, please see “Risk Factors - Provisions in Holdco’s amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for Holdco’s securities and could entrench management.”

Comparison of Corporate Governance and Shareholder Rights

Holdco is an exempted company incorporated under the Companies Law. Cayman Islands law and Holdco’s amended and restated memorandum and articles of association will govern the rights of its shareholders. The Companies Law differs in some material respects from laws generally applicable to United States corporations and their stockholders. In addition, the amended and restated memorandum and articles of association will differ in certain material respects from the certificate of incorporation and bylaws of DOTA. As a result, when you become a shareholder of Holdco, your rights will differ in some regards as compared to when you were a stockholder of DOTA. Below is a summary chart outlining important similarities and differences in the corporate governance and stockholder/shareholder rights associated with each of DOTA and Holdco according to applicable law and/or the organizational documents of DOTA and Holdco. You also should review the amended and restated memorandum and articles of association of Holdco (as it will be amended and restated immediately prior to the business combination) attached as Annex B to this proxy statement/prospectus, as well as the Delaware corporate law and corporate laws of the Cayman Islands, including the Companies Law, to understand how these laws apply to DOTA and Holdco.

Provision	DOTA (A Delaware Corporation)	Holdco (An Exempted Company under Cayman Islands Law)
Applicable legislation	General Corporation Law of the State of Delaware	The Companies Law

Special Vote Required for Combinations with Interested Stockholders/Shareholders	A corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder.	No Similar Provision

Appraisal Rights	Generally a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.	Minority shareholders that dissent from a merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.

Stockholder/Shareholder Meetings; Quorum	Stockholder approval of mergers and amendments of constitutional documents require a majority of outstanding shares; most other stockholder approvals require a majority of those present and voting, provided a quorum is present.	Subject to the articles of association, matters which require shareholder approval, whether under Cayman Islands statute or the company’s articles of association, are determined (subject to quorum requirements) by simple majority of the shares present and voting at a meeting of shareholders. Where the proposed action requires approval by “Special Resolution” (such as the amendment of the company’s constitutional documents) the approval of not less than two-thirds of the shares present and voting at a meeting of shareholders is required.

	Quorum is set in the constitutional documents, but cannot be less than one-third of outstanding shares.	Quorum is set in the company’s articles of association.

Provision	DOTA (A Delaware Corporation)	Holdco (An Exempted Company under Cayman Islands Law)
Stockholder/Shareholder Consent to Action Without Meeting	The certificate of incorporation provides that its stockholders may not act by written consent.	Shareholder action by written resolutions (whether unanimous or otherwise) may be permitted by the articles of association. The articles of association may provide that shareholders may not act by written consent.

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.

Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements.	In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company only in certain limited circumstances.

Removal of Directors	Except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.	Holdco’s amended and restated memorandum and articles of association provides that a director may only be removed by resolutions of the Board upon a finding of cause.

	The board may increase the size of the board and fill any vacancies.	Subject to the articles of association, the board may increase the size of the board and fill any vacancies.

Classified or Staggered Boards	Classified boards are permitted.	Holdco’s amended and restated memorandum and articles of association provides for three classes of directors.

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders.	A director owes a fiduciary duty to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors owe a duty of care, diligence and skill.

Such duties are owed to the company but may be owed directly to creditors or shareholders in certain limited circumstances.

Indemnification of Directors and Officers	A corporation is generally permitted to indemnify its directors and officers acting in good faith.	A Cayman Islands exempted company generally may indemnify its directors or officers, except with regard to fraud or willful default.

Limited Liability of Directors	Permits the limiting or eliminating of the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.	Liability of directors may be limited, except with regard to their own fraud or willful default.

Material United States Federal Income Tax Considerations

The following section is a summary of the material United States federal income tax considerations to U.S. holders (as defined below) of DOTA common stock, warrants and rights (which we sometimes refer to as our “securities”) that elect either (i) to participate in the Business Combination, including owning and disposing of Holdco’s ordinary shares, or (ii) to have their common stock redeemed for cash. This discussion addresses only those DOTA security holders (other than the Sponsor and its affiliates) that hold their securities as a capital asset within the meaning of Section 1221 of the Code and does not address all the United States federal income tax consequences that may be relevant to particular holders in light of their individual circumstances (such as a stockholder owning directly or indirectly 5% or more of DOTA’s common stock or of Holdco’s ordinary shares) or to holders that are subject to special rules, such as:

●	insurance companies;

●	real estate investment trusts or regulated investment companies;

●	persons who hold or receive DOTA common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	individual retirement and other tax-deferred accounts;

●	persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to DOTA’s common stock being taken into account in an applicable financial statement;

●	financial institutions;

●	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●	tax-exempt organizations;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting;

●	persons holding DOTA common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and

●	Non-U.S. holders (as defined below).

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our securities that is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

The term “Non-U.S. holder” means a beneficial owner of our securities other than a U.S. holder or an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes.

If an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes holds our securities the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding DOTA securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

This discussion is based upon the Code, applicable U.S. treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change or differing interpretation, possibly with retroactive effect. In December 2017, the U.S. government enacted broad tax legislation that included significant changes to the taxation of business entities. Some aspects of this new law are not clear, and, as a result, we cannot assure you that such change in law does not impact the tax considerations that we describe in this summary. Tax considerations under state, local and non-U.S. laws, or federal laws other than those pertaining to the income tax, are not addressed.

Neither DOTA nor Reebonz intends to request any ruling from the Internal Revenue Service (the “IRS”) as to the U.S. federal income tax consequences of the Business Combination and there can be no assurance that the IRS will agree with the discussion set out below.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BUSINESS COMBINATION AND THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF DOTA SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS AND THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDING HOLDCO ORDINARY SHARES AND WARRANTS TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF HOLDCO ORDINARY SHARES AND WARRANTS.

Certain U.S. Federal Income Tax Considerations of Participating in the Business Combination

This section is addressed to U.S. holders of DOTA common stock that elect to participate in the Business Combination. It is intended that the Merger of DOTA and Merger Sub together with the Share Exchange by Reebonz qualify as an exchange described in Section 351 of the Code. However, there can be no assurance that the IRS will not successfully challenge this position, and if so then the exchange of DOTA common stock for Holdco ordinary shares will be a taxable exchange, and the tax consequences described herein will be materially different from those described below. The remainder of this discussion assumes that the transactions described above qualify as an exchange described in Section 351 of the Code.

A U.S. holder who owns DOTA common stock and who exchanges such common stock for Holdco’s ordinary shares will generally not recognize gain or loss. The aggregate tax basis for U.S. federal income tax purposes of the shares of Holdco received by such a U.S. holder in the Merger will be the same as the aggregate adjusted tax basis of the DOTA shares surrendered in exchange therefor. The holding period of the shares of Holdco received in the Merger by such U.S. holder will include the period during which the DOTA shares exchanged therefor were held by such U.S. holder.

A U.S. holder whose DOTA warrant automatically converts into a warrant to purchase Holdco’s ordinary shares will recognize gain or loss upon such exchange equal to the difference between the fair market value of the Holdco warrant received and such U.S. holder’s adjusted basis in its DOTA warrant. A U.S. holder’s basis in its Holdco warrant deemed received in the Merger will equal the fair market value of such warrant. A U.S. holder’s holding period in its Holdco’s warrant will begin on the day after the Merger.

A U.S. holder who receives Holdco ordinary shares in exchange for such U.S. holder’s DOTA common stock and whose DOTA warrants automatically convert into warrants to purchase Holdco’s ordinary shares will recognize gain (if any) with respect to each share of DOTA common stock and warrant held immediately prior to the Merger in an amount equal to the lesser of (i) the excess (if any) of the fair market value of the Holdco ordinary shares and warrants to acquire Holdco ordinary shares deemed received in exchange for such share or warrant, as described below, over such U.S. holder’s tax basis in the DOTA share or warrant exchanged therefor or (ii) the fair market value of the warrants to acquire Holdco ordinary shares deemed received in exchange for such DOTA share or warrant. To determine the amount of gain, if any, that such U.S. holder must recognize, the holder must compute the amount of gain or loss realized as a result of the Merger on a share-by-share and warrant-by-warrant basis by allocating the aggregate fair market value of (i) the Holdco ordinary shares received by such U.S. holder and (ii) the warrants to purchase Holdco ordinary shares owned by such U.S. holder as a result of the Merger among the DOTA common stock and warrants owned by such U.S. holder immediately prior to the Merger in proportion to their fair market values. Any loss recognized by a U.S. holder is disallowed.

Certain U.S. Federal Income Tax Considerations of Owning Holdco Ordinary Shares

This section is addressed to U.S. holders of DOTA common stock that receive Holdco ordinary shares in the Merger.

Taxation of Dividends and Other Distributions on Holdco Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by Holdco to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of Holdco’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. holders, the dividends will generally not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. holders, including individual U.S. holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or Holdco is eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) Holdco is not a passive foreign investment company (as discussed below) for either the taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to Holdco’s ordinary shares.

To the extent that the amount of the distribution exceeds Holdco’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate Holdco’s earnings and profits under U.S. federal income tax principles. Therefore, a U.S. holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a Holdco ordinary share equal to the difference between the amount realized (in U.S. dollars) for the ordinary share and your tax basis (in U.S. dollars) in the ordinary share. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. holder, including an individual U.S. holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC for any taxable year if either:

•       at least 75% of its gross income for such taxable year is passive income; or

•       at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Holdco will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of its assets for purposes of the PFIC asset test, (1) the cash Holdco owns at any time will generally be considered to be held for the production of passive income and (2) the value of Holdco’s assets must be determined based on the market value of its ordinary shares from time to time, which could cause the value of its non-passive assets to be less than 50% of the value of all of its assets (including cash) on any particular quarterly testing date for purposes of the asset test.

Holdco must make a separate determination each year as to whether it is a PFIC. Holdco will make this determination following the end of any particular tax year. If Holdco is a PFIC for any year during which you hold Holdco ordinary shares, it will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if Holdco ceases to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If Holdco is a PFIC for any taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

•       the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

•       the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which Holdco was a PFIC, will be treated as ordinary income, and

•       the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Holdco ordinary shares and for which Holdco is determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by Holdco, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on Holdco Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Holdco ordinary shares are regularly traded on Nasdaq and if you are a holder of ordinary shares, the mark-to-market election would be available to you were Holdco to be or become a PFIC.

Alternatively, a U.S. holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. Holdco does not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which Holdco is a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if Holdco were a PFIC at any time during the period you hold its ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if Holdco ceases to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which Holdco is treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which Holdco is treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in Holdco’s ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Certain U.S. holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. holder is required to submit such information to the IRS and fails to do so.

Dividend payments with respect to Holdco ordinary shares and proceeds from the sale, exchange or redemption of Holdco ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and timely furnishing any required information. Transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Certain U.S. Federal Income Tax Considerations of Exercising Redemption Rights

This section is addressed to U.S. holders of DOTA common stock that elect to have their DOTA common stock redeemed for cash (we refer to these U.S. holders as “Redeeming U.S. holders”). A Redeeming U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the redemption and such stockholder’s adjusted basis in the DOTA common stock exchanged therefor if the Redeeming U.S. holder’s ownership of stock in DOTA is completely terminated or if the redemption meets certain other tests described below. Special constructive ownership rules apply in determining whether a Redeeming U.S. holder’s ownership of stock in DOTA is treated as completely terminated. If gain or loss treatment applies, such gain or loss will be long-term capital gain or loss if the holding period of such stock is more than one year at the time of the exchange. Stockholders who hold different blocks of DOTA common stock (generally, shares of DOTA common stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Cash received upon redemption that does not completely terminate the Redeeming U.S. holder’s interest will still give rise to capital gain or loss, if the redemption is either (i) “substantially disproportionate” or (ii) “not essentially equivalent to a dividend.” In determining whether the redemption is substantially disproportionate or not essentially equivalent to a dividend with respect to a Redeeming U.S. holder, that Redeeming U.S. holder is deemed to own not just stock actually owned but also any stock underlying a right to acquire stock, such as the DOTA warrants, and also, in some cases, stock owned by certain family members, certain estates and trusts of which the Redeeming U.S. holder is a beneficiary, and certain affiliated entities.

Generally, the redemption will be “substantially disproportionate” with respect to the Redeeming U.S. holder if (i) the Redeeming U.S. holder’s percentage ownership of the outstanding voting stock (including all classes which carry voting rights) of DOTA is reduced immediately after the redemption to less than 80% of the Redeeming U.S. holder’s percentage interest in such stock immediately before the redemption; (ii) the Redeeming U.S. holder’s percentage ownership of the outstanding common stock (both voting and nonvoting) immediately after the redemption is reduced to less than 80% of such percentage ownership immediately before the redemption; and (iii) the Redeeming U.S. holder owns, immediately after the redemption, less than 50% of the total combined voting power of all classes of stock of DOTA entitled to vote. Whether the redemption will be considered “not essentially equivalent to a dividend” with respect to a Redeeming U.S. holder will depend upon the particular circumstances of that U.S. holder. At a minimum, however, the redemption must result in a meaningful reduction in the Redeeming U.S. holder’s actual or constructive percentage ownership of DOTA. The IRS has ruled that any reduction in a stockholder’s proportionate interest is a “meaningful reduction” if the stockholder’s relative interest in the corporation is minimal and the stockholder does not have meaningful control over the corporation.

If none of the redemption tests described above give rise to capital gain or loss, the consideration paid to the Redeeming U.S. holder will be treated as dividend income for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. However, for the purposes of the dividends-received deduction and of “qualified dividend” treatment, due to the redemption right, a Redeeming U.S. holder may be unable to include the time period prior to the redemption in the stockholder’s “holding period.” Any distribution in excess of our earnings and profits will reduce the Redeeming U.S. holder’s basis in the DOTA common stock (but not below zero), and any remaining excess will be treated as gain realized on the sale or other disposition of the DOTA common stock.

As these rules are complex, U.S. holders of DOTA common stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.

This discussion is intended to provide only a summary of the material United States federal income tax consequences of the Merger to holders of DOTA securities. The disclosure in this section, in so far as it relates to matters of U.S. federal income tax law, constitutes the opinion of Ellenoff Grossman & Schole LLP, a copy of which is filed as Exhibit 8.1 to this proxy statement/prospectus. It does not address tax consequences that may vary with, or are contingent on, your individual circumstances. In addition, the discussion does not address any non-income tax or any non-U.S., state or local tax consequences of the Business Combination. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or non-U.S. income or other tax consequences to you of the Business Combination.

Anticipated Accounting Treatment

The business combination will be accounted for as a reverse merger in accordance with International Financial Reporting Standards (“IFRS”). Under this method of accounting, DOTA will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Reebonz comprising the ongoing operations of the combined company, Reebonz senior management comprising the senior management of the combined company, and the former owners and management of Reebonz will have control of the board of directors after the merger by virtue of being able to appoint a majority of the directors of the combined company. In accordance with guidance applicable to these circumstances, the merger will be treated as the equivalent of Reebonz issuing shares for the net assets of DOTA, accompanied by a recapitalization. The net assets of DOTA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the merger will be those of Reebonz.

Regulatory Matters

The business combination and the transactions contemplated by the business combination agreement are not subject to any additional federal or state regulatory requirement or approval, except for filings with the Secretary of State of the State of Delaware and Registrar of Companies of the Cayman Islands necessary to effectuate the merger.

Required Vote and Recommendation of the Board

The approval of the business combination proposal will require the affirmative vote of the holders of a majority of the then outstanding shares of DOTA Common Stock entitled to vote and present in person or by proxy at the Special Meeting. Abstentions will have the same effect as a vote “against” the business combination proposal. Broker non-votes will not have effect on the business combination proposal. Additionally, the business combination will not be consummated if, upon consummation of the business combinations, DOTA has less than $5,000,001 of net tangible assets after taking into account the holders of public shares that properly demanded that DOTA convert their public shares into their pro rata share of the trust account.

The approval of the business combination proposal is a condition to the consummation of the business combination. If the business combination proposal is not approved, the other proposals (except an adjournment proposal, as described below) will not be presented to the stockholders for a vote.

THE DOTA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE DOTA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

DOTA is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Transactions.

The following unaudited pro forma combined statement of financial position as of June 30, 2018 combines the unaudited consolidated statement of financial position of Reebonz as of June 30, 2018 with the unaudited balance sheet of DOTA as of June 30, 2018, giving effect to the Transactions as if they had been consummated as of that date.

The following unaudited pro forma combined statement of profit or loss for the six months ended June 30, 2018 combines the unaudited consolidated statement of profit or loss of Reebonz for the six months ended June 30, 2018 with the unaudited statement of operations of DOTA for the six months ended June 30, 2018, giving effect to the Transactions as if they had occurred as of the beginning of the earliest period presented.

The following unaudited pro forma combined statement of profit or loss for the year ended December 31, 2017 combines the audited consolidated statement of profit or loss of Reebonz for the year ended December 31, 2017 with the audited statement of operations of DOTA for the period from April 27, 2017 (inception) through December 31 2017, giving effect to the Transactions as if they had occurred as of the beginning of the earliest period presented.

The unaudited combined pro forma financial information should be read in conjunction with the accompanying notes. In addition, the unaudited combined pro forma financial information was based on and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in this proxy statement/prospectus:

●	historical unaudited consolidated financial statements of Reebonz for the six months ended June 30, 2018 and 2017

●	historical audited consolidated financial statements of Reebonz for the years ended December 31, 2017 and 2016

●	historical unaudited financial statements of DOTA for the six months ended June 30,2018 and 2017

●	historical audited financial statements of DOTA for the period from April 27, 2017 (inception) through December 31, 2017

The historical financial statements of Reebonz have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and in its functional and presentation currency of the Singapore dollar. The historical financial statements of DOTA have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) in its functional and presentation currency of United States dollars. The financial statements of Reebonz have been translated into United States dollars for purposes of convenience translation in the unaudited pro forma combined financial information at the noon buying rate on September 30, 2018 of US$1.00 to S1.3667 in New York City for cable transfers in Singapore dollars (S$) for U.S. dollars (US$), provided in the H.10 weekly statistical release of the Federal Reserve Board of the United States as certified for customs purposes by the Federal Reserve Bank of New York.

Description of the Transactions

On September 4, 2018, DOTA entered into a Business Combination Agreement with Holdco, Merger Sub, the Purchaser Representative, Reebonz and the Sellers, pursuant to which at the Closing (a) Merger Sub will merge with and into DOTA, with DOTA continuing as the surviving entity, and with holders of DOTA securities receiving securities of Holdco, which will become a new public company, and (b) Holdco will acquire all of the issued and outstanding capital shares of Reebonz from the Sellers in exchange for ordinary shares of Holdco and will assume all outstanding options and warrants of Reebonz with equitable adjustments and additional amendments to the options, with Reebonz becoming a wholly-owned subsidiary of Holdco.

The total consideration to be provided at the Closing by Holdco to the Sellers and the holders of vested in-the-money Reebonz Convertible Securities that are assumed by Holdco will be based on an enterprise value of Reebonz (the “Exchange Consideration” and the Holdco shares issuable to the Sellers, the “Exchange Shares”) of (i) US$252 million, less (ii) the aggregate amount of any outstanding indebtedness, net of cash and cash equivalents, of Reebonz and its subsidiaries (the “Target Companies”) as of the end of the last fiscal quarter for which there are auditor-reviewed financial statements as of the Closing, with the price per share of Reebonz shares determined on a fully diluted basis using such valuation. However, ten percent (10%) of the Exchange Shares otherwise issuable to the Sellers at the Closing (the “Holdback Shares”) will be held back and not issued until twelve (12) months after the Closing to the extent that the Holdback Shares are not used to satisfy the Sellers’ indemnification obligations under the Business Combination Agreement. For purposes of determining the number of Exchange Shares, each Holdco share will be valued at a price per share equal to the price at which each share of DOTA common stock is redeemed or converted pursuant to the redemption by DOTA of its public stockholders in connection with DOTA’s initial business combination, as required by its amended and restated certificate of incorporation.

In addition to the Exchange Consideration, the Sellers (but not holders of Reebonz Convertible Securities) will also have a contingent earnout right to receive up to an additional 1,000,000 Holdco after the Closing based on the consolidated revenues of Holdco and its subsidiaries, including the Target Companies, and Holdco’s stock price, during the calendar years 2019 and 2020.

Accounting for the Transactions

The Transactions will be accounted for as a reverse merger in accordance with IFRS. Under this method of accounting, DOTA will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the expectation that the former shareholders of Reebonz will have a majority of the voting power of the combined company, that the business of Reebonz will comprise the ongoing operations of the combined entity, that persons designated by Reebonz will comprise a majority of the governing body of the combined company, and that Reebonz’s senior management will comprise the senior management of the combined company. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of Reebonz issuing shares for the net assets of DOTA, accompanied by a recapitalization. The net assets of DOTA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be deemed to be those of Reebonz.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Transactions, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transactions.

The unaudited pro forma combined financial information is presented for illustrative purposes only. The financial results may have been different had the companies been combined for the referenced periods. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies been combined for the referenced periods or the future results that the combined company will experience. Reebonz and DOTA have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The historical financial information of DOTA has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB for the purposes of the combined unaudited pro forma financial information. No adjustments were required to convert DOTA’s financial statements from US GAAP to IFRS for purposes of the combined unaudited pro forma financial information, except to classify DOTA’s common stock subject to redemption as non-current liabilities under IFRS. The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company after giving effect to the Transactions.

The unaudited pro forma combined financial information has been prepared assuming two alternative levels of redemption of DOTA common stock into cash:

●	Scenario 1 — Assuming no redemptions for cash: This presentation assumes that no DOTA stockholders exercise redemption rights with respect to their common stock upon consummation of the Transactions; and

●	Scenario 2 — Assuming redemptions of 3,780,860 shares of DOTA common stock for cash: This presentation assumes that DOTA stockholders exercise their redemption rights with respect to 3,780,860 shares of common stock upon consummation of the Transactions at a redemption price of approximately $10.20 per share. The maximum redemption amount is derived on the basis that DOTA will be required to have $5,000,001 minimum net tangible assets upon consummation of the Transactions, after giving effect to payments to redeeming stockholders. In addition, entries 1 through 4, 6 and 7 recorded in the pro forma combined statement of financial position under Scenario 1 also apply to Scenario 2.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are an assumed 20,058,235 ordinary shares of Holdco to be issued to the Sellers (which may be less at the Closing based on the various factors for determining the number of shares issuable to the Sellers at the Closing, including the Net Debt, the redemption price, the amount allocable to the holders of in-the-money Reebonz options, the amount reserved and deducted for the Holdback Shares, and which amounts excludes the earnout shares).

As a result of the Transactions, assuming no DOTA stockholders elect to redeem their shares for cash, former shareholders of Reebonz would own approximately 71.0% of Holdco’s ordinary shares to be outstanding immediately after the Transactions and former DOTA stockholders would own approximately 29.0% of Holdco’s ordinary shares, based on the unaudited consolidated indebtedness and cash and cash equivalents of Reebonz and its subsidiaries and the redemption price for public stockholders using the balance of the trust account as of June 30, 2018 and the number of DOTA’s shares outstanding as of June 30, 2018 provided that such numbers also include the Holdback Shares and exclude any potential earnout shares issued pursuant to the Management Performance Plan any shares issuable upon exercise of warrants. If 3,780,860 shares were redeemed for cash, which assumes the maximum redemption of DOTA’s shares and providing for a minimum of $5,000,001 in net tangible assets upon consummation of the business combination after giving effect to payments to redeeming stockholders, former shareholders of Reebonz would own approximately 82.0% of Holdco and former stockholders of DOTA would own approximately 18.0% of Holdco’s ordinary shares immediately after the Transactions (in each case, not giving effect to any shares issuable upon the exercise of warrants).

PRO FORMA COMBINED STATEMENT OF FINANCIAL POSITION AS OF JUNE 30, 2018

(UNAUDITED)

(in USD thousands, except share amounts)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) Reebonz	(B) DOTA	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Marketable securities held in Trust Account	$-	$58,066	$575	(1)
			(58,641	)(2)	$-	$-		$-
Property and equipment, net	27,730	-	-		27,730	-		27,730
Leasehold land	4,864	-	-		4,864	-		4,864
Intangible assets, net	1,264	-	-		1,264	-		1,264
Goodwill	1,552	-	-		1,552	-		1,552
Other assets	469	-	-		469	-		469
Non-Current Assets	35,879	58,066	(58,066)		35,879	-		35,879

Inventories	22,101	-	-		22,101	-		22,101
Receivables, net	4,349	-	-		4,349	-		4,349
Prepaid expenses and other current assets	3,438	36	-		3,474	-		3,474
Cash and cash equivalents	5,198	35	58,641	(2)
			(10,000	)(3)
			(575	)(4)
			(308	)(7)	52,991	(38,559	)(5)	14,432
Total Current Assets	35,086	71	47,758		82,915	(38,559)		44,356
Total Assets	$70,965	$58,137	$(10,308)		$118,794	$(38,559)		$80,235

Equity
Common stock	$-	$-	$-		$-	$-		$-
Ordinary shares	-	-	1	(5)
			2	(6)	3	(1	)(5)	2
Additional paid-in capital	14,964	5,067	52,983	(5)
			2,051	(6)
			70,046	(7)	145,111	(38,558	)(5)	106,553
Warrants	2,120	-	(2,120	)(6)	-	-		-
Other components of equity	(103,566)	-	-		(103,566)	-		(103,566)
Accumulated deficit	8,231	(67)	(9,272	)(3)
			67	(6)	(1,041)	-		(1,041)
Total Shareholders' Equity	(78,251)	5,000	113,758		40,507	(38,559)		1,948
Noncontrolling interest	297	-	-		297	-		297
Total Equity	(77,954)	5,000	113,758		40,804	(38,559)		2,245

Liabilities
Convertible preference shares	70,046	-	(70,046	)(7)	-	-		-
Contingent settlement provision	-	-	-		-	-		-
Asset reinstatement obligations	166	-	-		166	-		166
Deferred tax liabilities	1,426	-	-		1,426	-		1,426
Interest-bearing loans and borrowings	17,844	-	-		17,844	-		17,844
Other payables and accruals	415	-	-		415	-		415
Common stock subject to possible redemption	-	52,984	(52,984	)(5)	-	-		-
Non-Current Liabilities	89,897	52,984	(123,030)		19,851	-		19,851

Trade and other payables	9,179	148	(728	)(3)	8,599	-		8,599
Promissory note - related party	-	-	575	(1)
			(575	)(4)	-	-		-
Deferred revenue	694	-	-		694	-		694
Advances from customers	2,740	-	-		2,740	-		2,740
Provision for sales returns	828	-	-		828	-		828
Contingent settlement provision	308	-	(308	)(7)	-	-		-
Asset reinstatement obligations	95	-	-		95	-		95
Interest-bearing loans and borrowings	45,077	-	-		45,077	-		45,077
Income taxes payable	101	5	-		106	-		106
Total Current Liabilities	59,022	153	(1,036)		58,139	-		58,139
Total Liabilities	148,919	53,137	(124,066)		77,990	-		77,990
Total Liabilities and Equity	$70,965	$58,137	$(10,308)		$118,794	$(38,559)		$80,235

Pro Forma Adjustments to the Unaudited Combined Statement of Financial Position

(In USD thousands, except share and per share amounts)

(A)	Derived from the unaudited consolidated statement of financial position of Reebonz as of June 30, 2018, which have been translated into United States dollars for purposes of convenience translation.

(B)	Derived from the unaudited balance sheet of DOTA as of June 30, 2018, as adjusted for the reclassification of DOTA’s common stock subject to redemption as non-current liabilities under IFRS due to the nature of the common stock subject to redemption.

(1)	To reflect the funding of $575,000 in order to extend the date by which the Company has to consummate a business combination.

(2)	To reflect the release of cash from investments held in the trust account.

(3)	To reflect the payment of estimated legal, financial advisory and other professional fees related to the Transactions.

(4)	To record repayment of loans from related parties.

(5)	In Scenario 1, which assumes no DOTA stockholders exercise their redemption rights, the common stock subject to redemption into cash amounting to $52,984 would be transferred to permanent equity. In Scenario 2, which assumes the maximum number of shares are redeemed into cash by the DOTA stockholders, $38,559 would be paid out in cash. The $38,559 or 3,780,860 shares of common stock, represents the maximum redemption amount providing for a minimum of $5,000 of net tangible assets of DOTA, after giving effect to payments to redeeming stockholders based on a consummation of the Transactions on June 30, 2018.

(6)	To reflect the recapitalization of Reebonz through the contribution of all the share capital in Reebonz to DOTA, the conversion of all DOTA shares of common stock to ordinary shares of Holdco, the issuance of 20,058,235 ordinary shares and the elimination of the historical accumulated deficit of DOTA, the accounting acquiree.

(7)	To reflect the conversion of Reebonz’s convertible preference shares into ordinary shares of Holdco and contingent settlement.

Upon consummation of the Transactions, 6,022,500 rights would convert into 602,250 ordinary shares of Holdco.

PRO FORMA COMBINED STATEMENT OF PROFIT OR LOSS

SIX MONTHS ENDED JUNE 30, 2018

(UNAUDITED)

(in USD thousands, except share and per share amounts)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) Reebonz	(B) DOTA	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement

Revenue	$43,039	$-	$-		$43,039	$-		$43,039
Cost of sales	31,876	-	-		31,876	-		31,876
Gross Profit	11,163	-	-		11,163	-		11,163

Fulfillment expenses	7,440	-	-		7,440	-		7,440
Marketing expenses	2,554	-	-		2,554	-		2,554
Technology and content expenses	1,868	-	-		1,868	-		1,868
General and administrative expenses	4,687	423	(728	)(1)	4,382	-		4,382
Government grant	(133)	-	-		(133)	-		(133)
Operating loss	(5,253)	(423)	728		(4,948)	-		(4,948)

Other income (expense):
Interest income	-	442	(442	)(2)	-	-		-
Unrealized gain on marketable securities held in Trust Account	-	5	(5	)(2)	-	-		-
Interest expense	-	-	-		-	-		-
Other expenses net	(102)	-	-		(102)	-		(102)
Finance costs, net	(1,737)	-	-		(1,737)	-		(1,737)
Change in fair value of convertible preference shares	(13,800)	-	13,800	(3)	-	-		-
Income (loss) before income tax expense	(20,892)	24	14,081		(6,787)	-		(6,787)
Provision for income taxes	(63)	(5)	68	(4)	-	-		-
Net income (loss)	(20,955)	19	14,149		(6,787)	-		(6,787)
Net income attributable to noncontrolling interest	117	-	-		117	-		117
Net income (loss) attributable to shareholders	$(20,838)	$19	$14,149		$(6,670)	$-		$(6,670)

Weighted average shares outstanding, basic and diluted		2,301,204	25,908,706	(5)	28,209,910	(3,833,842	)(5)	24,376,068
Basic and diluted net loss per share		$(0.16)			$(0.24)			$(0.27)

PRO FORMA COMBINED STATEMENT OF PROFIT OR LOSS

YEAR ENDED DECEMBER 31, 2017

(UNAUDITED)

(in USD thousands, except share and per share amounts)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(C) Reebonz	(D) DOTA	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement

Revenue	$109,465	$-	$-		$109,465	$-		$109,465
Cost of sales	78,871	-	-		78,871	-		78,871
Gross Profit	30,594	-	-		30,594	-		30,594

Fulfillment expenses	18,466	-	-		18,466	-		18,466
Marketing expenses	7,694	-	-		7,694	-		7,694
Technology and content expenses	4,888	-	-		4,888	-		4,888
General and administrative expenses	11,234	253	-		11,487	-		11,487
Government grant	(170)	-	-		(170)	-		(170)
Operating loss	(11,518)	(253)	-		(11,771)	-		(11,771)

Other income (expense):
Interest income	-	164	(164	)(2)	-	-		-
Unrealized loss on marketable securities held in Trust Account	-	3	(3	)(2)	-	-		-
Interest expense	-	-	-		-	-		-
Other expenses net	(516)	-	-		(516)	-		(516)
Finance costs, net	(3,286)	-	-		(3,286)	-		(3,286)
Change in fair value of convertible preference shares	71,185	-	(71,185	)(3)	-	-		-
Income (loss) before income tax expense	55,865	(86)	(71,352)		(15,573)	-		(15,573)
Provision for income taxes	(77)	-	77	(4)	-	-		-
Net income (loss)	55,788	(86)	(71,275)		(15,573)	-		(15,573)
Net income attributable to noncontrolling interest	464	-	-		464	-		464
Net income (loss) attributable to shareholders	$56,252	$(86)	$(71,275)		$(15,109)	$-		$(15,109)

Weighted average shares outstanding, basic and diluted		1,666,791	26,568,694	(5)	28,235,485	-	(5)	28,235,485
Basic and diluted net loss per share		$(0.14)			$(0.54)			$(0.54)

Pro Forma Adjustments to the Unaudited Combined Statement of Profit or Loss

(In USD thousands, except share and per share amounts)

(A)	Derived from the unaudited consolidated statement of profit or loss of Reebonz for the six months ended June 30, 2018, which have been translated into United States dollars for purposes of convenience translation.

(B)	Derived from the unaudited statement of operations of DOTA for the six months ended June 30, 2018.

(C)	Derived from the audited consolidated statement of profit or loss of Reebonz for the year ended December 31, 2017, which have been translated into United States dollars for purposes of convenience translation.

(D)	Derived from the audited statement of operations of DOTA for the period from April 27, 2017 (inception) through December 31, 2017.

(1)	Represents an adjustment to eliminate direct, incremental costs of the Transactions which are reflected in the historical financial statements Reebonz and DOTA in the amount of $650 and $78 as of June 30, 2018, respectively. There were no such amounts recorded for Reebonz or DOTA as of December 31, 2017.

(2)	Represents an adjustment to eliminate interest income and unrealized gain on marketable securities held in the trust account as of the beginning of the period.

(3)	Represents an adjustment to eliminate the change in fair value of convertible preference shares as it is assumed the preference shares are converted as of the beginning of the period.

(4)	To record normalized blended statutory income tax benefit rate of 17.0%, which represents the Singapore tax rate attributable to Reebonz, for pro forma financial presentation purposes resulting in the recognition of an income tax benefit, which has been offset by a full valuation allowance as the combined company expects to incur continuing losses,

(5)	As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. Weighted average shares outstanding—basic and diluted are calculated as follows:

	Scenario 1 Combined (Assuming No Conversions into Cash)		Scenario 2 Combined (Assuming Maximum Conversions into Cash)
	Six Months Ended June 30, 2018	Year Ended December 31, 2017	Six Months Ended June 30, 2018	Year Ended December 31, 2017
Weighted average shares calculation, basic and diluted
DOTA weighted average public shares outstanding	2,301,204	7,575,000	2,301,204	7,575,000
DOTA rights converted to shares	602,250	602,250	602,250	602,250
DOTA shares subject to redemption reclassified to equity	5,248,221	—	1,414,379	—
DOTA shares issued in Transactions	20,058,235	20,058,235	20,058,235	20,058,235
Weighted average shares outstanding	28,209,910	28,235,485	24,376,068	28,235,485

	Scenario 1 Combined (Assuming No Conversions into Cash)		Scenario 2 Combined (Assuming Maximum Conversions into Cash)
	Six Months Ended June 30, 2018	Year Ended December 31, 2017	Six Months Ended June 30, 2018	Year Ended December 31, 2017
Weighted average shares calculation, basic and diluted
Existing Reebonz holders	20,058,235	20,058,235	20,058,235	20,058,235
DOTA holders	8,151,675	8,177,250	4,317,833	8,177,250
Weighted average shares outstanding	28,209,910	28,235,485	24,376,068	28,235,485

The computation of diluted loss per share for the six months ended June 30, 2018 and the year ended December 31, 2017 excludes the effect of (1) warrants to purchase 3,011,250 ordinary shares and (2) 500,000 ordinary shares of Holdco, warrants to purchase 250,000 ordinary shares and rights that convert into 50,000 ordinary shares pursuant to the Unit Purchase Option because the inclusion of these securities would be anti-dilutive.

THE INCENTIVE COMPENSATION PLAN PROPOSALS

Description

The board of directors of DOTA recommends that shareholders approve the Incentive Compensation Plan Proposals, which if approved, will authorize Holdco to adopt (i) the 2018 Omnibus Equity Incentive Plan (the “2018 Plan”), (ii) the 2018 Reebonz Share Option Plan (the “Reebonz Option Plan”) and (iii) the Management Performance Plan (the “Performance Plan” collectively with the 2018 Plan and the Reebonz Option Plan, the “Plans”).

Description of the 2018 Plan

General

The 2018 Plan will cover the grant of awards to our employees (including officers), non-employee consultants and non-employee directors and those of our subsidiaries.

We expect that the compensation committee of the board of directors of Holdco will administer the 2018 Plan. The committee may delegate any or all of its administrative authority to our Chief Executive Officer except with respect to awards to executive officers who are subject to Section 16 of the Exchange Act. In addition, the full board of directors must serve as the committee with respect to any awards to our non-employee directors.

Up to a maximum of number of our ordinary shares equal to 10% of our issued and outstanding ordinary shares immediately after the Closing of our ordinary shares may be delivered in settlement of awards granted under the 2018 Plan, including upon exercise of incentive share options. The shares delivered to settle awards made under the 2018 Plan may be authorized and unissued shares or treasury shares, including shares repurchased by us for purposes of the 2018 Plan. If any shares subject to any award granted under the 2018 plan (other than a substitute award as described below) is forfeited or otherwise terminated without delivery of such shares (or if such shares are returned to us due to a forfeiture restriction under such award), the shares subject to such awards will again be available for issuance under the 2018 Plan unless otherwise provided. However, any shares that are withheld or applied as payment for shares issued upon exercise of an award or for the withholding or payment of taxes due upon exercise of the award will continue to be treated as having been delivered under the 2018 Plan and will not again be available for grant under the 2018 Plan. Upon settlement of any share appreciation rights, or SARs, the number of shares underlying the portion of the SARs that is exercised will be treated as having been delivered for purposes of determining the maximum number of shares available for grant under the 2018 Plan and shall not again be treated as available for issuance under the 2018 Plan.

If a dividend or other distribution (whether in cash, shares or other property), recapitalization, forward or reverse share split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving us or repurchase or exchange of our shares or other securities, or other rights to purchase shares of our securities or other similar transaction or event affects our ordinary shares such that the committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the 2018 Plan, the committee will make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to awards (whether or not then outstanding) and the related exercise price relating to an award in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2018 Plan.

Types of Awards

The 2018 Plan permits the granting of any or all of the following types of awards to all grantees:

●	share options, including incentive share options, or ISOs;

●	share appreciation rights, or SARs;

●	restricted shares;

●	deferred shares and restricted share units;

●	performance share units and performance shares;

●	dividend equivalents;

●	bonus shares; and

●	other share-based awards.

Generally, awards under the 2018 Plan are granted for no consideration other than prior and future services. Awards granted under the 2018 Plan may, in the discretion of the committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the 2018 Plan or other plan of ours; provided, however, that if an SAR is granted in tandem with an ISO, the SAR and ISO must have the same grant date and term and the exercise price of the SAR may not be less than the exercise price of the ISO. The material terms of each award will be set forth in a written award agreement between the grantee and us.

Share Options and SARs

The committee is authorized to grant SARs and share options (including ISOs except that an ISO may only be granted to an employee of ours or one of our subsidiary corporations). A share option allows a grantee to purchase a specified number of our ordinary shares at a predetermined price per share (the “exercise price”) during a fixed period measured from the date of grant. An SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share. The exercise price of an option or an SAR will be determined by the committee and set forth in the award agreement but the exercise price may not be less than the fair market value of a share on the grant date. The term of each option or SAR is determined by the committee and set forth in the award agreement, except that the term may not exceed 10 years. Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer), by delivering our ordinary shares previously owned by the grantee, or with the approval of the committee, by delivery of our ordinary shares acquired upon the exercise of such option or by delivering restricted shares. The committee may also permit a grantee to pay the exercise price of an option through the sale of shares acquired upon exercise of the option through a broker-dealer to whom the grantee has delivered irrevocable instructions to deliver sales proceeds sufficient to pay the purchase price to us. The grant of ISOs is contingent upon shareholder approval of the 2018 Plan within 12 months of its adoption by our board of directors.

Restricted Shares

The committee may award restricted shares consisting of our ordinary shares which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. A grantee receiving restricted shares will have all of the rights of a shareholder, including the right to vote the shares and the right to receive any dividends, except as otherwise provided in the award agreement. Upon termination of the grantee’s affiliation with us during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the award agreement.

Restricted Share Units and Deferred Shares

The committee may also grant restricted share unit awards and/or deferred shares awards. A deferred shares award is the grant of a right to receive a specified number of our ordinary shares at the end of specified deferral periods or upon the occurrence of a specified event, which satisfies the requirements of Section 409A of the Internal Revenue Code. A restricted share unit award is the grant of a right to receive a specified number of our ordinary shares upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achievement of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will lapse without the issuance of the shares underlying such award.

Restricted share units and deferred shares awards carry no voting or other rights associated with share ownership until the shares underlying the award are delivered in settlement of the award. The award agreement will provide whether grantees may receive dividend equivalents with respect to restricted share units or deferred shares, and if so, whether such dividend equivalents are distributed when credited or deemed to be reinvested in additional shares of restricted share units or deferred shares.

Performance Share Units

The committee may grant performance share units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance and other terms and conditions as specified by the committee and reflected in the award agreement. Performance conditions may include individual or company performance conditions. Performance share units may be subject to additional forfeiture conditions reflected in the award agreement, such as completion of a specified period of service. The award agreement will provide whether grantees may receive dividend equivalents with respect to performance share units paid in shares.

Performance Shares

The committee may grant performance shares, which entitle a grantee to a certain number of ordinary shares, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the committee and reflected in the award agreement. The committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement. The award agreement will provide whether grantees may receive dividend equivalents with respect to performance shares.

Bonus Shares

The committee may grant fully vested ordinary shares as bonus shares on such terms and conditions as specified in the award agreement.

Dividend Equivalents

The committee is authorized to grant dividend equivalents which provide a grantee the right to receive payment equal to the dividends paid on a specified number of our ordinary shares. Dividend equivalents may be paid directly to grantees or may be deferred for later delivery under the 2018 Plan. If deferred such dividend equivalents may be credited with interest or may be deemed to be invested in ordinary shares or in other property. No dividend equivalents may be granted in conjunction with any grant of share options or SARs.

Other Share-Based Awards

In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 2018 Plan authorizes the committee to grant awards that are valued in whole or in part by reference to or otherwise based on our securities. The committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Merger, Consolidation or Similar Corporate Transaction

If there is a merger or consolidation of us with or into another corporation or a sale of substantially all of our shares, or, collectively, a Corporate Transaction, and the outstanding awards are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), the committee will cancel any outstanding awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the committee accelerates the vesting of any such awards) and with respect to any vested and nonforfeitable awards, the committee may either (i) allow all grantees to exercise options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any options or SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. If an exercise price of the option or SAR exceeds the fair market value of our ordinary shares and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the grantee.

Amendment to and Termination of the 2018 Plan

The 2018 Plan may be amended, altered, suspended, discontinued or terminated by our board of directors without further shareholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the ordinary shares are then listed or quoted. Thus, shareholder approval will not necessarily be required for amendments which might increase the cost of the 2018 Plan. Shareholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of grantees on such approval, although our board of directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. No ISOs may be awarded after any amendment to the 2018 Plan that either broadens eligibility or increases the number of shares available for delivery in the form of ISOs unless such amendment is approved by our shareholders within 12 months of the date the board of directors approve the adoption of such amendment.

In addition, subject to the terms of the 2018 Plan, no amendment or termination of the 2018 Plan may materially and adversely affect the right of a grantee under any award granted under the 2018 Plan.

Description of the Reebonz Option Plan

The Reebonz Option Plan will cover the grant of share options to those individuals who were employees, consultants and directors of Reebonz and who held vested or unvested options under the option plan maintained by Reebonz (the “prior option plan”) immediately prior to the closing of the Business Combination Agreement. Options under the prior option plan will cease to exist as of the closing, and in lieu thereof such prior option holders will receive option grants under the Reebonz Option Plan to be granted upon the closing. No ISOs will be granted under the Reebonz Option Plan.

The compensation committee of the board of directors of Holdco will administer the Reebonz Option plan. The number of underlying shares and exercise price of the share options awarded under the Reebonz Option Plan will be determined under a formula intended to economically match as of the grant date the options which such grantees previously held under the prior option plan. Grantees who were 100% vested in their prior option plan awards will be 100% vested on the grant date in the options granted under the Reebonz Option Plan. Grantees who were not vested in their prior option plan awards will be 50% vested on the grant date in the options granted under the Reebonz Option Plan (consistent with the vesting provisions of the prior plan in the event of a corporate transaction) and will become 100% vested in the options granted under the Reebonz Option Plan on the 12-month anniversary of the closing of the Business Combination Agreement.

All grantees with vested options as of Closing will have 15 months from the date of closing of the Business Combination Agreement to exercise their vested options under the Reebonz Option Plan, and grantees holding unvested options as of Closing will have 90 days after such options vest on the 12 month anniversary of the Closing to exercise such options. The compensation committee and the grantee will agree to the payment method upon exercise. Such method may be one or more of the following: payment by cash or check; payment by shares owned by the grantee; payment as a “net exercise” with shares that would be acquired through exercise of the option; or payment with an immediate sale of shares acquired upon exercise of the option by a broker-dealer receiving irrevocable instructions from the grantee regarding the sale and the delivery of the purchase price from the sale proceeds.

Description of the Management Performance Plan

The Management Performance Plan covers the grant of performance share unit awards to be granted as an incentive to selected management employees upon the closing of the Business Combination Agreement. The compensation committee of the board of directors of Holdco will administer the Management Performance Plan and will determine which management employees receive grants of performance share units and the number of units each receives.

Each performance share unit represents a percentage of a pool of ordinary shares of Holdco. A pool of 750,000 ordinary shares will be established for calendar year 2019 if the 2019 performance targets are satisfied, and a pool of 750,000 ordinary shares will be established for 2020 if the 2020 performance targets are satisfied. Grantees will be issued their respective percentages of shares in the pool provided they are employees at the time the compensation committee determines whether targets have been satisfied so that shares are to be allocated to the pools. Grantees also will share on a pro rata basis in any shares in the pool that are not otherwise subject to a grant at the time of the determination by the compensation committee of the satisfaction of the targets. No shares will be issued for a calendar year if the targets for that year are not satisfied (subject to the share price lookbacks described below).

The targets for each of 2019 and 2020 include a revenue target and a share price target, both of which must be satisfied for shares to be allocated to the pool and issued to grantees. The revenue target is based on the aggregate of all revenue generated by Holdco and its subsidiaries, after intercompany eliminations, determined in accordance with International Financial Reporting Standards as reported on audited financial statements. The revenue target for 2019 is SGD$199,000,000 and the revenue target for 2020 is SGD$290,000,000. The share price target is based on the closing price of a share for any 20-day trading period within a 30-day trading period during the calendar year. The share price target for 2019 is $11.50 and the share price target for 2020 is $13.00.

If the revenue target is satisfied for a year but the share price target is not satisfied, the share pool will still be established for that year if the share price target for the year is met by the end of the following year. For example, if following the end of 2019 the compensation committee determines that the 2019 revenue target is satisfied but the 2019 share price target is not satisfied, then no shares will be allocated to the 2019 share pool following such determination and no shares will be issued to grantees. However, if during 2020 the compensation committee determines that the 2019 share price target was satisfied during 2020, then 750,000 shares will be allocated to the 2019 pool and issued to grantees who are employees at the time the determination is made. This share pool will be in addition to the share pool, if any, established for 2020. Similarly, if the 2020 revenue target is satisfied but the 2020 share price target is not satisfied, a 2020 share pool while not established after the end of 2020, may still be established during 2021 if the 2020 share price target is met in 2021.

The Management Performance Plan grants are for 2019 and 2020 performance only. Incentive grants for periods after those years will be made under the 2018 Plan.

Required Vote and Recommendation of the Board

Adoption of each of the incentive compensation plan proposals requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy at the Special Meeting. Abstentions will have the same effect as a vote “against” the incentive compensation plan proposals. Broker non-votes will not have effect on the incentive compensation plan proposals. The incentive compensation plan proposals will not be submitted if the business combination proposal is not approved.

THE DOTA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT DOTA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE COMPENSATION PLAN PROPOSALS.

THE SHARE ISSUANCE PROPOSAL

At the DOTA Special Meeting, DOTA will ask its stockholders to vote upon and approve, for purposes of complying with applicable NASDAQ Stock Market LLC listing rules, the issuance of securities that exceed 20% of the issued and outstanding DOTA Common Stock.

NASDAQ Listing Rule 5635(a) requires stockholder approval where, among other things, the issuance of securities in a transaction exceeds 20% of the number of shares of DOTA Common Stock or the voting power outstanding before the transaction. DOTA currently has 7,575,000 shares of common stock issued and outstanding.

Since the issuance of securities in potential financing transactions in connection with the Business Combination, will exceed 20% of the currently outstanding shares of DOTA Common Stock, DOTA is required to obtain approval of its stockholders under NASDAQ Listing Rule 5635(a).

Required Vote and Recommendation of the Board

The share issuance proposal must be approved by the affirmative vote of a majority of shares of DOTA Common Stock entitled to vote and present in person or by proxy on such proposal at the Special Meeting. Abstentions will have the same effect as a vote “against” the share issuance proposal. The share issuance proposal will not be submitted if the business combination proposal is not approved.

THE DOTA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT DOTA stockholders VOTE “FOR” THE APPROVAL OF THE share issuance PROPOSAL.

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows DOTA’s board of directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the business combination. In no event will DOTA solicit proxies to adjourn the special meeting or consummate the business combination beyond the date by which it may properly do so under its amended and restated certificate of incorporation and Delaware law. The purpose of the adjournment proposal is to provide more time for the DOTA initial stockholders, Reebonz and the Reebonz shareholders to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the business combination proposal and to meet the requirements that are necessary to consummate the business combination. See the section entitled “The Business Combination Proposal — Interests of DOTA’s Directors and Officers in the Business Combination.”

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the board of directors of DOTA is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, DOTA will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If an adjournment proposal is presented to the meeting and is not approved by the stockholders, DOTA’s board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the business combination (because either the business combination proposal is not approved or the conditions to consummating the business combination have not been met). In such event, the business combination would not be completed.

Required Vote and Recommendation of the Board

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of DOTA Common Stock represented in person or by proxy at the Special Meeting and entitled to vote thereon. Abstentions will the same effect as a vote “against” the adjournment proposal. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

THE DOTA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT DOTA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION RELATED TO HOLDCO

Holdco was incorporated in July 2018 solely for the purpose of effectuating the Business Combination described herein. Holdco was incorporated under the laws of the Cayman Islands as an exempted company on July 27, 2018. Holdco owns no material assets and does not operate any business.

In July 2018, Holdco issued an aggregate of 200 ordinary shares to three shareholders for a total consideration of $200 (or $1 per share). These shares represent all ordinary shares of Holdco that are currently issued and outstanding. For descriptions of Holdco securities, please see the section titled “Description of Holdco Securities.”

Prior to the consummation of the business combination, the sole directors and shareholders of Holdco are Roderick Perry and Aamer Sarfraz, who are currently Executive Chairman and Chief Executive Officer, respectively, of DOTA.

The mailing address of Holdco’s registered office is PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. After the consummation of the business combination, its principal executive office will be that of Reebonz, located at 5 Tampines North Drive 5, #07-00, Singapore 528548 and its telephone number is (+65) 6499 9469.

Holdco will change its name to “Reebonz Holding Limited” in connection with the closing of the business combination.

OTHER INFORMATION RELATED TO DOTA

References in this section to “DOTA”, “we”, “our”, “us” or “the Company” refer to Draper Oakwood Technology Acquisition, Inc., a Delaware corporation.

Introduction

DOTA was incorporated on April 27, 2017 in order to serve as a vehicle for the acquisition of a target business. DOTA’s efforts to identify a prospective target business were not limited to any particular industry or geographic region although it focused its search for target businesses that operated in the technology sector. Prior to executing the business combination agreement with Reebonz, DOTA’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

In May 2017, DOTA issued an aggregate of 1,437,500 shares of its Class F common stock to Draper Oakwood Investments, LLC, its sponsor, for $25,000 in cash, at a purchase price of approximately $0.017 per share, in connection with its organization. The 1,437,500 founders shares included an aggregate of up to 187,500 shares which were subject to forfeiture by the sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part so that the sponsor would own, on an as-converted basis, 20.0% of DOTA’s issued and outstanding shares after the initial public offering (excluding the placement shares and representative shares). As a result of the underwriters’ election to exercise their over-allotment option in full on September 27, 2017, 187,500 founder shares were no longer subject to forfeiture.

Initial Public Offering

On September 19, 2017, DOTA consummated its initial public offering of 5,000,000 units, each unit consisting of one share of Class A common stock, one-half of one warrant to acquire one share of Class A common stock and one right entitling the holder thereof to receive one-tenth of one share of Class A Common Stock upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $50,000,000. On September 27, 2017, DOTA consummated the sale of an additional 22,500 units that were subject to the underwriters’ over-allotment option, for aggregate additional proceeds of $225,000. EBC acted as the representative of the underwriters for the initial public offering. The shares of common stock and warrants comprising the units commenced separate trading on October 12, 2017.

Simultaneously with each of the consummation of the initial public offering and the exercise of the over-allotment option, DOTA consummated a private placement of an aggregate of 272,500 private units to its initial stockholder, Draper Oakwood Investments, LLC, an affiliate of DOTA’s chief executive officer and EBC and their respective designees. The private units were sold at an offering price of $10.00 per unit, generating gross proceeds of $2,725,000. The private units are identical to the units sold in the initial public offering, except that the warrants included in the private units are not redeemable and are exercisable on a cashless basis as long as held by the original purchasers or their permitted transferees. In addition, the holders of the private unit securities have agreed (A) to vote the underlying shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to DOTA’s amended and restated certificate of incorporation with respect to its pre-business combination activities prior to the consummation of such a business combination, (C) not to convert any underlying shares into the right to receive cash from the trust account in connection with a stockholder vote to approve a proposed initial business combination or a vote to amend the provisions of its amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity and (D) that such underlying shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The purchasers have agreed that these units will not be sold or transferred by them (except to certain permitted transferees) until after DOTA has completed an initial business combination.

Offering Proceeds Held in Trust

The net proceeds from the initial public offering (including the exercise of the over-allotment option), plus the net proceeds from the private placement of private units, or an aggregate of $57,500,000, was placed in a trust account at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except as described in the prospectus for DOTA’s initial public offering and in the section entitled “Other Information Related to DOTA — DOTA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” these proceeds will not be released until the earlier of the completion of an initial business combination and DOTA’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the required time period.

Fair Market Value of Target Business

The target business or businesses that DOTA acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for its initial business combination, although DOTA may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. DOTA’s board of directors determined that this test was met in connection with the proposed business combination with Reebonz.

Stockholder Approval of Business Combination

Under DOTA’s amended and restated certificate of incorporation, in connection with any proposed business combination, DOTA must seek stockholder approval of an initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for DOTA’s initial public offering. Accordingly, in connection with the business combination with Reebonz, the DOTA public stockholders may seek to convert their public shares in accordance with the procedures set forth in this proxy statement/prospectus.

Voting Restrictions in Connection with Stockholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the business combination proposal, all of DOTA’s initial stockholders, as well as all of its officers and directors, have agreed to vote the initial shares, shares included in the private units as well as any shares of common stock acquired in the aftermarket in favor of such proposed business combination.

No directors or officers of DOTA have purchased any securities of DOTA in any open market transactions. However, at any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding DOTA or its securities, the DOTA initial stockholder, Reebonz or Reebonz’s shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire shares of DOTA Common Stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the business combination be approved where it appears that such requirements would otherwise not be met. All shares repurchased by DOTA’s affiliates pursuant to such arrangements would be voted in favor of the proposed business combination. As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder.

Extension of Deadline for Consummating Initial Business Combination

On September 19, 2018, DOTA issued an unsecured promissory note in the amount of $575,000, representing $0.10 per public share, to the Sponsor, which bears no interest and is repayable in full upon consummation of DOTA’s initial business combination. The Sponsor deposited such funds into the Trust Account. As a result, as contemplated in DOTA’s prospectus for the IPO, the period of time DOTA has to consummate a business combination has been extended by three months to December 19, 2018. DOTA may further extend the period of time to consummate a business combination by an additional three months (or until March 19, 2019).

Liquidation if No Business Combination

Under DOTA’s amended and restated certificate of incorporation, if DOTA does not complete the business combination with Reebonz or another initial business combination by December 19, 2018 (or, if applicable, the Extended Period), DOTA will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account (currently anticipated to be approximately $10.27 per share without considering additional funds to be deposited in connection with potential extensions) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of DOTA’s remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to DOTA’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the warrants will expire. Holders of warrants will receive nothing upon a liquidation with respect to such rights and the warrants will be worthless.

Each of DOTA’s initial stockholders has agreed to waive its rights to participate in any distribution from DOTA’s trust account or other assets with respect to the initial shares and shares underlying the private units. There will be no distribution from the trust account with respect to DOTA’s warrants, which will expire worthless if DOTA is liquidated.

The proceeds deposited in the trust account could, however, become subject to the claims of DOTA’s creditors which would be prior to the claims of the DOTA public stockholders. Although DOTA has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses DOTA has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, and although DOTA will seek such waivers from vendors it engages in the future, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Each executive officer of DOTA has agreed, pursuant to an agreement with DOTA and EBC that he will be jointly and severally personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by DOTA for services rendered or contracted for or products sold to DOTA, but only if such a vendor or target business has not executed such a waiver. Moreover, such executives will not be personally liable to the DOTA public stockholders and instead will only have liability to DOTA. However, neither of the executives may be able to satisfy his indemnification obligations if he is required to so as DOTA has not required such executives to retain any assets to provide for their respective indemnification obligations, nor has DOTA taken any further steps to ensure that such executives will be able to satisfy any indemnification obligations that arise. Accordingly, the actual per-share redemption price could be less than $10.27, plus interest, due to claims of creditors. Additionally, if DOTA is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in DOTA’s bankruptcy estate and subject to the claims of third parties with priority over the claims of DOTA’s stockholders. To the extent any bankruptcy claims deplete the trust account, DOTA cannot assure you it will be able to return to the DOTA public stockholders at least $10.27 per share. DOTA’s public stockholders are entitled to receive funds from the trust account only in the event of its failure to complete a business combination within the required time periods or if the stockholders properly seek to have DOTA convert their respective shares for cash upon a business combination which is actually completed by DOTA. In no other circumstances does a stockholder have any right or interest of any kind to or in the trust account.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The portion of DOTA’s trust account distributed to the DOTA public stockholders upon the redemption of 100% of its outstanding public shares in the event DOTA does not complete its initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the portion of DOTA’s trust account distributed to the DOTA public stockholders upon the redemption of 100% of its public shares in the event DOTA does not complete its initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If DOTA is unable to complete a business combination within the prescribed time frame, it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish the DOTA public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of DOTA’s remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, if a business combination does not occur, it is DOTA’s intention to redeem its public shares as soon as reasonably possible following the expiration of the time periods described above and, therefore, DOTA does not intend to comply with the procedures required by Section 280 of the DGCL, which would limit the amount and duration of DOTA’s stockholders’ liability with respect to liquidating distributions as described above. As such, DOTA’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of DOTA’s stockholders may extend well beyond the third anniversary of such date.

Because DOTA will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires DOTA to adopt a plan, based on facts known to it at such time that will provide for its payment of all existing and pending claims or claims that may be potentially brought against it within the subsequent 10 years. However, because DOTA is a blank check company, rather than an operating company, and DOTA’s operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

DOTA will pay the costs of any subsequent liquidation from its remaining assets outside of the trust account. If such funds are insufficient, each of the executives of the Company has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.

Facilities

DOTA currently maintains its principal executive offices at 55 East 3rd Ave., San Mateo, CA 94401. The cost for this space is included in the $10,000 per-month fee DOTA’s sponsor, Draper Oakwood Investments, LLC, charges DOTA for general and administrative services pursuant to a letter agreement between us and Draper Oakwood Investments, LLC. DOTA believes, based on rents and fees for similar services in the San Mateo, CA area, that the fee charged by Draper Oakwood Investments, LLC is at least as favorable as DOTA could have obtained from an unaffiliated person. DOTA considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for its current operations. Upon consummation of the Business Combination, the principal executive offices of Holdco will be located at 5 Tampines North Drive 5, #07-00, Singapore 528548 and its telephone number is (+65) 6499 9469, at which time nothing more will be paid to Draper Oakwood Investments, LLC.

Employees

DOTA has two executive officers. These individuals are not obligated to devote any specific number of hours to DOTA’s matters and intend to devote only as much time as necessary to assist DOTA identify, negotiate and complete a business combination and perform fiduciary duties to DOTA’s stockholders and other obligations of such officers pursuant to applicable legal requirements and DOTA’s certificate of incorporation and bylaws. DOTA does not intend to have any full time employees prior to the consummation of a business combination. DOTA will continue to exist as a wholly owned subsidiary of Holdco for potential business purposes, including, but not limited to, potential expansions of Holdco’s operations into the United States as may be determined by Holdco’s board of directors. Holdco’s board of directors may, however, in its judgment, determine to dissolve DOTA at any time.

Directors and Executive Officers

DOTA’s directors and officers are as follows:

Name	Age	Position
Roderick Perry	73	Executive Chairman
Aamer Sarfraz	36	Chief Executive Officer, Chief Financial Officer and Director
Ali Erfan	53	Vice Chairman and Director
Richard Atterbury	58	Director
Gabe Turner	36	Director
General Frank Gorenc	60	Director
Abduwahab Abdul Karim Al Betairi	38	Director

Roderick Perry, our Executive Chairman and Director since our inception, has over 30 years of experience in investment management. From 1985 to 2005, Mr. Perry was employed by 3i Group plc, one of the oldest private equity firms in the world, listed on the London Stock Exchange (LSE:III). During his tenure at 3i, Mr. Perry held a number of positions, including Sector Advisor covering systems and software sectors before joining the Executive Committee in 1996. He was an Executive Director of the Group (on the Board of 3i Group plc) from 1999 to 2005. He was a member of the Executive Committee and Investment Committee from 1997 to 2005. From 1997 to 2001 he was responsible for developing the 3i investment business in Asia Pacific, and from 2001 to 2005, he was the Global Head of Venture Capital for 3i. Mr. Perry was involved in the origination, execution and disposal of numerous technology venture capital investments internationally. Mr. Perry was a Non-Executive Director of PartyGaming plc, a FTSE listed company, from 2005, and became Chairman in 2008, until 2011. PartyGaming plc went public on the London Stock Exchange in 2005 at a valuation of £4.76 billion. He became Deputy Chairman of, Senior Independent Director and Chairman of Remuneration Committee of BWIN.Party, one of the largest publicly traded online gaming business at the time, when BWIN.Party and PartyGaming merged in 2011 and retired from that Board in July 2015. From 2006 to 2009, Mr. Perry was a Non-Executive Director at Gulf of Guinea Energy (Nigeria) and a Non-Executive Director of Indago Petroleum from 2005 to 2009, an AIM listed oil and gas exploration company operating in Oman. Mr. Perry started his technology career with GCHQ, a British intelligence and security agency. Since February 2015, he has served as an advisor to Amanat Holdings PJSC in Dubai, a private equity firm which is listed on the Dubai Stock Exchange. Amanat invests in Healthcare and Education in the region. Mr. Perry has been Chairman of the Audit and Risk Committee of Ithmar Capital Partners, which is a Dubai International Financial Centre regulated company in Dubai, investing in special situations, since December 2016. He has also served since January 2017 as Chairman of the Board of Objectivity Ltd., an agile software developer and system integrator based in the UK and Poland and has been an advisor to the company since January 2014. He is Chairman of Draper Oakwood Royalty Capital Ltd. He holds a BSc (Hons) in Physics from the University of Salford and is a Chartered Member of the Institution for Engineering and Technology. We believe Mr. Perry is well-qualified to serve as a member of the board due to his experience in making financial investments in small and medium sized companies, in mergers and acquisitions, and his experience serving as a member of the boards of publicly listed companies.

Aamer A. Sarfraz, our Chief Executive Officer and Director since our inception, is founder and Chief Executive Officer of the Draper Oakwood Companies, a group of investment and advisory companies which he established with Mr. Draper in October 2015 to provide new and innovative funding opportunities to growth companies. He has been Chief Executive Officer of Draper Oakwood Royalty Capital Ltd., an investment and advisory company which is authorized and regulated by the UK Financial Conduct Authority since July 2016. Mr. Sarfraz has been founder and Chief Executive Officer of Better Grain Ltd., which builds sustainable agricultural supply chains worldwide, working with thousands of small-hold farmers to use technology to grow better crops and increase livelihoods, since February 2016. He previously founded and managed various affiliates of Better Grain since 2011. He has been founder and Director of Indus Basin Holding, a private holding and advisory company, since 2011. From 2006 to February 2014, Mr. Sarfraz served as Managing Director of The Electrum Group (UK) LLP, which was part of The Electrum Group, a global private equity business investing in natural resources, headquartered in New York. At The Electrum Group, Mr. Sarfraz was involved in building international strategic partnerships, sourcing and evaluating new business opportunities, fundraising, international business development for portfolio companies, managing government relations, and overseeing the management of various mineral exploration projects. From 2005 to 2006, Mr. Sarfraz served as Business Development Director in the London office of Ithmar Capital Partners, a Dubai based private equity fund, investing in special situations, where he was responsible for the development of an international network of co-investors. From 2004 to 2005, Mr. Sarfraz was an Analyst in the venture capital team at 3i Group plc in London, where he worked on evaluating new technology investment opportunities, due diligence, and value addition strategies. Mr. Sarfraz serves as a Member of the President’s Circle at Baylor College of Medicine in Houston, Member of the International Advisory Board of Texas A&M University, Trustee of the Cogito Scholarship Foundation in London, Member of the Wolfson College Strategy Group in Oxford, Trustee of his family foundation, the Fazaldad Institute, Member of the Board of Governors of the World Wide Fund for Nature (WWF) Pakistan, Trustee of the Cheetah Conservation Fund UK, and founder and Director of the Govtech Alliance in London. He is Honorary Consul of Estonia in Pakistan. He conceived of and launched the UK’s All-Party Parliamentary Group on Entrepreneurship. Mr. Sarfraz holds an MSc (with Distinction) in Information Systems from the London School of Economics and Political Science, and graduated from Boston University’s School of Management. We believe Mr. Sarfraz is well-qualified to serve as a member of the board due to his experience in financial investments and his operational and corporate development experience.

Ali Erfan, our Vice Chairman and one of our directors since September 14, 2017, has worked in venture capital and private equity for over 17 years. Mr. Erfan worked at 3i Group plc’s London headquarters from 2000 to 2007, becoming a senior partner in the venture capital group in 2004. He was a member of the management committee for the global venture capital business and led 3i’s venture capital expansion into the Middle East and China. He also led 3i’s investment into new sectors including clean tech and alternative energy. Since 2007, Mr. Erfan has been a director of The Electrum Group. Investments include private and public mining companies such as NovaGold, Sunshine Mining and Gabriel Resources. Mr. Erfan was a founding board member of Leor Energy in 2003, an oil and gas exploration company in Texas, that was acquired by EnCana for $2.55 billion in 2007. He is also a Director at Draper Oakwood Royalty Capital Ltd. and Better Grain Ltd. Mr. Erfan is founder of the Cogito Scholarship Foundation, a UK charity. He holds a BA and MA (Hons) from Oxford University, and an MBA from the London Business School. He is a Fellow of the Kauffman Foundation for Venture Capital. We believe Mr. Erfan is well-qualified to serve as a member of the board due to financial and investment experience.

Richard Atterbury, one of our directors since September 14, 2017, has been Chairman of AgFe, a specialist in European financial assets, since February 2011, and joined the firm in May 2010. He is also a board member of the Economic Advancement Program of the Open Society Foundations and Chairman of New Philanthropy Capital. He is also a Director of Factern Ltd, Alta Advisors Ltd. and Draper Oakwood Royalty Capital Ltd. and Non-Executive Chairman of Better Grain Ltd. Mr. Atterbury has 28 years of banking experience in both Europe and the US. He was a Vice Chairman at Nomura International, an international investment bank, from 2008 to 2009, and previously worked at Lehman Brothers from 2005 to 2008, where he was co-head of European Capital Markets and global co-head of the Financial Sponsors Group. He was also a member of the firm’s European Operating Committee. From 1999 to 2004 he worked at Morgan Stanley in London where he was global co-head of the Financial Sponsors Group and Chairman of European Leveraged Finance. From 1997 to 1999, he was a Managing Director at Credit Suisse First Boston. Mr. Atterbury also worked in the Chicago office of Bank of America from 1994 to 1997 and as Treasurer of Applied Power, Inc., a manufacturing company located in Milwaukee, Wisconsin, from 1992 to 1994. Mr. Atterbury has a B.A. from Jesus College, University of Cambridge. We believe Mr. Atterbury is well-qualified to serve as a member of the board due to his financial and investment experience.

Gabe Turner, one of our directors since September 14, 2017, has been the executive director of the Draper Venture Network since September 2013. Prior to Draper Venture Network, Mr. Turner spent six years as a management consultant, first with Deloitte’s Strategy & Operations practice, from 2004 to 2011 and then as an independent advisor, from 2011 to August 2013, working with governments on policy related to science, technology and innovation, and with startups in the Silicon Valley on user acquisition and growth. He graduated from UC Berkeley with a BA and BS, and holds an MBA from the Harvard Business School. We believe Mr. Turner is well-qualified to serve as a member of the board due to his business experience and his leadership of the Draper Venture Network.

General Frank Gorenc, one of our directors since September 14, 2017, retired from the United States Air Force as a four-star general in October 2016. From August 2013 to August 2016, General Gorenc served as Commander of the U.S. Air Forces in Europe, Commander of the U.S. Air Forces in Africa and Commander of NATO Allied Air Command, headquartered at Ramstein Air Base, Germany. He was responsible for Air Force activities, conducted through 3rd Air Force, in an area of operations covering more than 19 million square miles. This area includes 104 countries in Europe, Africa, Asia and the Middle East, and the Arctic, Atlantic and Indian Oceans. General Gorenc has commanded a fighter squadron, an operations group, a wing, an air expeditionary wing, the Air Force District Washington, and a component Numbered Air Force. He has served in numerous positions at Headquarters Air Combat Command, Headquarters Air Force Air Staff, the Joint Staff, and at US European Command/Supreme Headquarters Allied Powers Europe. These include as Assistant Vice Chief of Staff and Director Air Staff from April 2012 to August 2013, Commander 3rd Air Force from August 2009 to March 2012, Director of Air and Space Operations at Air Combat Command from August 2008 to August 2009, and Commander Air Force District of Washington from June 2007 to August 2008. During his long military career, spanning from 1979 to October 2016, he received numerous awards and decorations, including the Defense Distinguished Service Medal, Distinguished Service Medal with two oak leaf clusters, Defense Superior Service Medal with oak leaf cluster and Legion of Merit with two oak leaf clusters. The general is a command pilot with more than 4,800 flight hours. He earned his commission in 1979 from the United States Air Force Academy. We believe General Gorenc is well qualified to serve as a member of the board due to his leadership qualities.

Abduwahab Abdul Karim Al Betairi, one of our directors since January 15, 2018, is a co-founder and managing partner of Watar Partners, an investment management and financial consulting company based in Riyadh, Saudi Arabia, established in October 2014. Prior to that, from June 2004 to June 2014, Mr. Al Betairi was at The Family Office Co BSc, a leading multi-family office based in the Kingdom of Bahrain, where he was a founding partner. During his time there, he was involved in all aspects of the business from investments to managing client relationships and was a member of the firm’s executive committee. From June 1999 to February 2004, Mr. Al Betairi worked at the Treasury Division of Saudi American Bank (a Citibank affiliate in Saudi Arabia), most recently managing over $500 million of alternative investments for the bank’s propriety investment book. Since October 2015, Mr. Al Betairi has served as the chairman of the board of directors of Osool & Bakheet Investment Company, an asset management firm in Saudi Arabia. Since November 2015, Mr. Al Betairi has served as a member of the supervisory committee of Trispan LLP, a global investment and wealth manager based out of London. In addition, since April 2017, Mr. Al Betairi has served on the board of directors of Sunbulah Group, one of the largest food manufacturing companies in Saudi Arabia and the Middle East. Mr. Al Betairi currently heads the Saudi chapter for the alumni of London Business School and he is a member of the Young Presidents’ Organization in both Saudi Arabia and Bahrain. Mr. Al Betairi holds an MBA from London Business School and a bachelor’s degree in finance from King Fahd University of Petroleum and Minerals. We believe Mr. Al Betairi is well-qualified to serve as a member of the board due to financial and investment experience.

Senior Advisor

Timothy C. Draper, our Senior Advisor, has, for over 30 years, been one of the most prominent venture capital investors in the world. An affiliated entity of Mr. Draper owns 25% of the pecuniary interests of our sponsor. Mr. Draper is Founding Partner of venture capital firms Draper Fisher Jurvetson and Draper Associates. His venture successes include Skype, Hotmail, Tesla, Baidu, Athenahealth, Solar City, Box, TwitchTV, SpaceX, Cruise Automation, Parametric Technology and others. As an advocate for entrepreneurs and free markets, Mr. Draper is regularly featured as a keynote speaker in entrepreneurial conferences throughout the world, has been recognized as a leader in his field and has frequent TV, radio and headline appearance. He has received various awards and honors including the Entrepreneurship Forum’s “Entrepreneur of the World” in 2015, the Commonwealth Club’s Distinguished Citizen Award for achievements in green and sustainable energy in 2007, is listed as one of the top 100 most influential people in finance by Worth Magazine in 2014, and #7 on the Forbes Midas List in 2006. Mr. Draper founded the Draper Venture Network. In promoting entrepreneurship, he created Draper University of Heroes, a residential and online school based in San Mateo, California to help extraordinary people accomplish their life missions. He started Innovate Your State, a non-profit dedicated to crowdsource innovation in government, and BizWorld, a non-profit that teaches young children how business and entrepreneurship work. Mr. Draper received a Bachelor of Science in Electrical Engineering from Stanford University and a Master of Business Administration from the Harvard Business School.

We currently expect Mr. Draper to (i) assist us in sourcing potential business combination targets and (ii) provide his business insights when we assess potential business combination targets. However, Mr. Draper will not be a member of the board, nor will he have any voting or decision making capacity on our behalf. Mr. Draper will also not be subject to the fiduciary requirements to which our board members are subject and will have no contractual commitments to us.

Number and Terms of Office of Officers and Directors

DOTA’s board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Atterbury, Erfan, Gorenc and Al Betairi, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Perry, Sarfraz and Turner, will expire at the second annual meeting of stockholders. We do not currently intend to hold an annual meeting of stockholders until after we consummate our initial business combination (unless we do not consummate our initial business combination prior to December 31, 2018, in which case NASDAQ rules require that we hold an annual meeting prior to December 31, 2018).

Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Committees of the Board of Directors

Audit Committee

We have established an audit committee of the board of directors, which consists of Messrs. Atterbury (Chairman), Erfan and Turner, each of whom is an independent director under NASDAQ’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee.

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under NASDAQ’s listing standards. NASDAQ’s standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Atterbury qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

We have established a compensation committee of the board of directors, which consists of Messrs. Gorenc (Chairman) and Turner, each of whom is an independent director under NASDAQ’s listing standards. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of such adviser, including the factors required by NASDAQ and the SEC.

Nominating Committee

We have established a nominating committee of the board of directors, which consists of Messrs. Atterbury, Erfan (Chairman), Turner and Gorenc, each of whom is an independent director under NASDAQ’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2017 there were no delinquent filers.

Code of Ethics

We have adopted a code of ethics that applies to our officers and directors. We have filed copies of our code of ethics, our audit committee charter, our compensation committee charter and our nominating committee charter as exhibits to our registration statement in connection with our initial public offering. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, the code of ethics will be provided without charge upon request to us.

Executive Compensation

Compensation Discussion and Analysis

None of our executive officers has been paid cash compensation in connection with services rendered to the Company for the year ended December 31, 2017. Commencing on April 27, 2017 through the earlier of consummation of our initial business combination and our liquidation, we have paid our sponsor a total of $10,000 per month for office space, utilities and secretarial support. Our sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive and director compensation. Any compensation to be paid to our officers will be determined by our compensation committee.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Legal Proceedings

DOTA or any of its officers or directors is not currently involved in any legal proceedings.

Periodic Reporting and Audited Financial Statements

DOTA has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, DOTA’s annual reports contain financial statements audited and reported on by DOTA’s independent registered public accounting firm. DOTA has filed with the SEC its Annual Report on Form 10-K covering the year ended December 31, 2017 and its Quarterly Reports on Form 10-Q covering the quarters ended March 31, 2018 and June 30, 2018.

DOTA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

References in this section to “we,” “us” or the “Company” refer to Draper Oakwood Technology Acquisition, Inc. References to our “management” or our “management team” refer to DOTA’s officers and directors, and references to the “sponsor” refer to Draper Oakwood Investments, LLC. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this section. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

We are a blank check company incorporated on April 27, 2017 in Delaware and formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. We intend to effectuate our business combination using cash from the proceeds of our initial public offering and the sale of the private placement units that occurred simultaneously with the completion of our initial public offering, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock:

●	may significantly reduce the equity interest of our stockholders;

●	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

●	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

●	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

●	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a Business Combination will be successful.

Management’s Discussion with Respect to Financial Statements as at June 30, 2018

Recent Developments

We initially had until September 19, 2018 to complete a Business Combination, with an option to extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination). In order to extend the time available for us to consummate a Business Combination, the Sponsor or its affiliates or designees were required to deposit into the Trust Account $575,000 prior to the applicable deadline for each three month extension. On September 19, 2018, we elected to extend the period of time to consummate a Business Combination for an additional three months ending on December 19, 2018 and, accordingly, we deposited $575,000 into the Trust Account. The deposit was funded by a non-interest bearing unsecured loan from the Sponsor in the amount of $575,000.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception to June 30, 2018 were organizational activities and those necessary to prepare for the Initial Public Offering, described below, and identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We expect to generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We expect that we will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended June 30, 2018, we had net income of $22,387, which consists of interest income on marketable securities held in the Trust Account of $248,608, offset by operating costs of $216,410, an unrealized loss on marketable securities held in our Trust Account of $4,702 and a provision for income taxes of $5,109.

For the six months ended June 30, 2018, we had net income of $19,221, which consists of interest income on marketable securities held in the Trust Account of $442,067 and unrealized gain on marketable securities held in our Trust Account of $5,371, offset by operating costs of $423,108 and a provision for income taxes of $5,109.

For the period from April 27, 2017 (inception) through June 30, 2017, we had a net loss of $1,500, which consists of operating costs of $1,500.

For the period from April 27, 2017 (inception) through December 31, 2017, we had a net loss of $86,279 which consists of operating costs of $253,792, offset by interest income on marketable securities held in the trust account of $164,443 and an unrealized gain on marketable securities held in our trust account of $3,070.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay our sponsor a monthly fee of $10,000 for office space, utilities and administrative support provided to the Company. We began incurring these fees on September 15, 2017 and will continue to incur these fees monthly until the earlier of the completion of the business combination and the Company’s liquidation.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. The Company has identified the following critical accounting policy:

Common Stock subject to possible redemption

We account for our common stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2018 and December 31, 2017, the common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our balance sheet.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Management’s Discussion with Respect to Financial Statements as at September 30, 2018

Recent Developments

We initially had until September 19, 2018 to complete a Business Combination, with an option to extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination). In order to extend the time available for us to consummate a Business Combination, the Sponsor or its affiliates or designees were required to deposit into the Trust Account $575,000 prior to the applicable deadline for each three month extension. On September 19, 2018, we elected to extend the period of time to consummate a Business Combination for an additional three months ending on December 19, 2018 and, accordingly, we deposited $575,000 into the Trust Account. The deposit was funded by a non-interest bearing unsecured loan from the Sponsor in the amount of $575,000.

On September 4, 2018, the Company entered into the Business Combination Agreement with Pubco, Merger Sub, the Purchaser Representative, Reebonz, and the Sellers.

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the Closing, (a) Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and with holders of the Company’s securities receiving securities of Pubco, and (b) Pubco will (i) acquire all of the issued and outstanding capital shares of Reebonz from the Sellers in exchange for ordinary shares of Pubco, with Reebonz becoming a wholly-owned subsidiary of Pubco, and (ii) assume Reebonz’s outstanding options, warrants and other securities convertible into or that have the right to acquire Reebonz shares.

The Exchange Consideration will be based on an enterprise value of Reebonz of (i) US$252 million, less (ii) the aggregate amount of any outstanding indebtedness, net of cash and cash equivalents, of the Target Companies.

However, ten percent (10%) of the Exchange Shares otherwise issuable to the Sellers at the Closing (the “Holdback Shares”) will be held back and not issued until twelve (12) months after the Closing to the extent that the Holdback Shares are not used to satisfy the Sellers’ indemnification obligations under the Business Combination Agreement. For purposes of determining the number of Exchange Shares, each Pubco share will be valued at a price per share equal to the price at which each share of the Company’s common stock is redeemed or converted pursuant to the redemption by the Company of its public stockholders in connection with the Company’s initial Business Combination, as required by its amended and restated certificate of incorporation (the “Redemption”).

In addition to the Exchange Consideration, the Sellers (but not holders of Reebonz Convertible Securities) will also have a contingent earnout right to receive up to an additional 1,000,000 Pubco shares (the “Earnout Shares”) after the Closing based on the consolidated revenues of Pubco and its subsidiaries, including the Target Companies, and Pubco’s stock price, during the calendar years 2019 and 2020.

The obligations of the parties to consummate the Transactions are subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Business Combination Agreement and the transactions contemplated thereby and related matters by the requisite vote of the Company’s stockholders; (ii) expiration of any waiting period under applicable antitrust laws; (iii) receipt of requisite regulatory approvals and specified third party consents; (iv) no law or order preventing or prohibiting the Transactions; (v) no pending litigation to enjoin or restrict the consummation of the Closing; (vi) the Company having at least $5,000,001 in net tangible assets as of the Closing, after giving effect to the completion of the Redemption; (vii) the election or appointment of members to Pubco’s board of directors as described above; (viii) the effectiveness of the Registration Statement; and (ix) the assumption by Pubco of the Reebonz Convertible Securities, as described above.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception to September 30, 2018 were organizational activities, those necessary to prepare for the Initial Public Offering, described below, identifying a target company for a Business Combination and activities in connection with the proposed acquisition of Reebonz. We do not expect to generate any operating revenues until after the completion of our Business Combination. We expect to generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We are incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended September 30, 2018, we had net loss of $90,555, which consists of operating costs of $313,054, an unrealized loss on marketable securities held in our Trust Account of $3,207 and a provision for income taxes of $48,383, offset by interest income on marketable securities held in the Trust Account of $274,089.

For the nine months ended September 30, 2018, we had net loss of $71,334, which consists of operating costs of $736,162 and a provision for income taxes of $53,492, offset by interest income on marketable securities held in the Trust Account of $716,156 and unrealized gain on marketable securities held in our Trust Account of $2,164.

For the three months ended September 30, 2017, we had net income of $3,843, which consists of interest income on marketable securities held in the Trust Account of $3,306 and an unrealized gain on marketable securities held in our Trust Account of $12,169, offset by operating costs of $10,425 and a provision for income taxes of $1,207.

For the period from April 27, 2017 (inception) through September 30, 2017, we had a net income of $2,343 which consists of interest income on marketable securities held in the Trust Account of $3,306 and an unrealized gain on marketable securities held in our Trust Account of $12,169, offset by operating costs of $11,925 and a provision for income taxes of $1,207.

Liquidity and Capital Resources

On September 19, 2017, we consummated the Initial Public Offering of 5,000,000 Units at a price of $10.00 per Unit, generating gross proceeds of $50,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 250,000 Placement Units to our Sponsor and EarlyBirdCapital at a price of $10.00 per Unit, generating gross proceeds of $2,500,000.

On September 27, 2017, in connection with the underwriters’ exercise of their over-allotment option in full, we consummated the sale of an additional 750,000 Units and the sale of an additional 22,500 Placement Units at a price of $10.00 per Unit, generating total gross proceeds of $7,725,000.

Following the Initial Public Offering, the exercise of the over-allotment option and the sale of the Placement Units, a total of $57,500,000 was placed in the Trust Account. We incurred $2,199,396 in Initial Public Offering related costs, including $1,725,000 of underwriting fees and $474,396 of other costs.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, our Sponsor, our officers and directors or their affiliates may, but are not obligated to, loan us funds from time to time or at any time as may be required. If we complete a Business Combination, we would repay such loaned amounts out of the proceeds of the Trust Account released to us. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into Units at a price of $10.00 per Unit at the option of the lender. The Units would be identical to the Placement Units. On July 30, 2018, the Sponsor loaned us $200,000, of which $135,000 was used to finance transaction costs in connection with a Business Combination and $65,000 was used to fund the deposit required in order to extend the period of time with which the Company has to complete a Business Combination. The loan is evidenced by a promissory note, is non-interest bearing, unsecured and due to be paid on the earlier of (i) the consummation of a Business Combination or (ii) the Company’s liquidation. The loan may also be converted into Units of the post-Business Combination entity at a price of $10.00 per Unit. In September 2018, the promissory note was amended to provide for aggregate borrowings of up to $135,000 and the previously funded $65,000 loan was applied to the $575,000 sponsor loan described below.

In September 2018, the Company received an aggregate of $10,400 in advances from its Chief Executive Officer in order to fund working capital requirements. The advances are non-interest bearing, unsecured and due on demand.

In September 2018, we deposited $575,000 into the Trust Account as payment for a three month extension of the period of time to consummate a Business Combination, to December 19, 2018. The Sponsor advanced us $575,000 with respect to this deposit, and in connection therewith, we issued to the Sponsor a non-interest bearing unsecured promissory note in the principal amount of up to $575,000, which is repayable on the closing of the Business Combination.

As of September 30, 2018, we had marketable securities held in the Trust Account of $58,905,007 (including approximately $1,405,000 of interest income and unrealized gains on marketable securities) consisting of U.S. treasury bills with a maturity of 180 days or less. Interest income on the balance in the Trust Account may be used by us to pay franchise and income taxes. Through September 30, 2018, we withdrew $55,826 from the interest earned on the Trust Account in order to pay our franchise taxes.

For the nine months ended September 30, 2018, cash used in operating activities was $527,561. Net loss of $71,334 was impacted by interest earned on marketable securities held in the Trust Account of $716,156 and an unrealized gain on marketable securities held in our Trust Account of $2,164. Changes in operating assets and liabilities provided $262,093 of cash from operating activities.

For the period April 27, 2017 (inception) through September 30, 2017, cash used in operating activities was $87,425, consisting primarily of net income of $2,343, interest earned on cash and marketable securities held in the Trust Account of $3,306 and an unrealized gain on marketable securities held in our Trust Account of $12,169. Changes in operating assets and liabilities used $74,293 of cash from operating activities.

We intend to use substantially all of the funds held in the Trust Account to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our capital stock or debt is used, in whole or in part, as consideration to effect a Business Combination, the remaining proceeds held in the Trust Account, as well as any other net proceeds not expended, will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we may incur prior to the completion of our Business Combination if the funds available to us outside of the Trust Account were insufficient to cover such expenses.

As of September 30, 2018, we had cash of $7,685 held outside the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

As of September 30, 2018, we had $7,685 in cash and a working deficit of $1,011,916. We have not generated operating revenues, nor do we expect to generate operating revenues until the consummation of a Business Combination. Our Sponsor or certain of our officers and directors are not under any obligation to advance us funds, or to invest in us. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay our Sponsor a monthly fee of $10,000 for office space, utilities and administrative support provided to the Company. We began incurring these fees on September 15, 2017 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and the Company’s liquidation.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. The Company has identified the following critical accounting policy:

Common Stock subject to possible redemption

We account for our common stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2018 and December 31, 2017, the common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our balance sheet.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

MARKET OPPORTUNITY

This section provides an overview of the market in which Reebonz currently operates and Holdco will operate subsequent to the Business Combination. References in this section to “we”, ”us” or “Reebonz” refer to Reebonz Limited and its subsidiaries prior to the Business Combination and Holdco and its subsidiaries subsequent to the Business Combination.

Information contained herein from the “Luxury Goods Worldwide Market Study” (Fall-Winter 2017 and the Spring 2018 update) by Bain was converted from Euro to U.S. dollars at an exchange rate of US$1.2022, which is the exchange rate published by the Federal Reserve Bank of New York as of the date December 29, 2017.

Luxury Goods Market Overview

We believe we are a leading player in the online luxury market in our markets of Southeast Asia and Core Asia Pacific Market, based on GMV. We operate in the fast growing luxury goods market in certain key countries in Asia Pacific, including Singapore, Malaysia, Indonesia, Thailand, Philippines and Vietnam in Southeast Asia; South Korea, Taiwan, and Hong Kong in North Asia; and Australia and New Zealand. These countries, which exclude China, India and Japan, are collectively referred to as our “Core Asia Pacific Market.” “Southeast Asia” is comprised of only Singapore, Malaysia, Indonesia, Thailand, Philippines and Vietnam.

“Luxury goods” refers to premium products manufactured by brand owners that enjoy a widely held consumer perception of being luxury brands and comprise the following three categories:

●	Designer apparel, which consists of clothing, footwear, ties, scarves and other apparel-related goods;

●	Luxury accessories, which consist of handbags, purses, wallets, belts, cufflinks and other small leather goods and accessories; and

●	Luxury jewelry and timepieces, which consist of necklaces, bracelets, rings, wrist watches and other ornamental goods.

The total global market size for personal luxury goods globally was estimated to be US$315 billion in 2017, according to Bain. The market has been growing at a 6% CAGR since 2010, and in 2017, the personal luxury goods market experienced growth across all regions. We primarily operate across countries in Asia Pacific excluding China and Japan. In 2017, Bain estimated that 14% or approximately US$43 billion of personal luxury goods was contributed from Asia excluding China and Japan, which grew at 9% from 2016 at constant exchange rates. Asia excluding China and Japan is the second fastest growing region in the world for personal luxury goods.

Personal Luxury Goods Market by Region

Source: Bain

The global market for personal luxury goods was estimated to be worth US$315 billion in 2017 and is expected to grow by approximately 4%-5% to reach US$439 - US$469 billion by 2025, according to Bain. The Asia market excluding China and Japan is projected to experience fast growth and increase its contribution. By nationality, while the Chinese are expected to consume 35% of the personal luxury goods market, Asia excluding China and Japan will gain market share and consume 11% of the personal luxury goods market.

The key drivers of growth in luxury market spending can be attributed to the following:

●	Rapidly growing economy and GDP Per Capita in Asia Pacific countries;

●	Rising middle and upper-middle class population with high disposable income; and

●	Increasing brand awareness and social status.

Rapidly Growing Economy and GDP Per Capita

According to International Monetary Fund, the economies of Southeast Asia and North Asia (which comprises South Korea, Taiwan and Hong Kong only) are expected to grow faster than North America and Europe in the medium term. Real GDP in Southeast Asia is projected to grow by 7.7% from 2017 to 2021, with strong growth coming from countries such as Malaysia, Indonesia, and Vietnam, according to the International Monetary Fund. The Real GDP of North Asia (which comprises South Korea, Taiwan and Hong Kong only) is projected to grow by 5.4% over the same period, driven by strong domestic consumption. Higher GDP per capita tends to drive demand for, and sales of, luxury goods.

Social Economic Data by Country, 2017E to 2021E

	Population	Real GDP (US$ Billions) (1)		Gross GDP Per Capita (US$ Thousands) (1)
Countries	(Millions) 2017	2017	CAGR (2017-21E)	2017	CAGR (2017-21E)
Southeast Asia	567.7	2,643.0	7.7%
Indonesia	262.0	1,015.4	7.2%	3.9	5.9%
Malaysia	32.1	314.5	11.0%	9.8	9.6%
Philippines	105.3	313.4	8.3%	3.0	6.2%
Singapore	5.6	323.9	5.5%	57.7	4.6%
Thailand	69.1	455.4	6.3%	6.6	6.2%
Vietnam	93.6	220.4	9.5%	2.4	8.5%
North Asia	82.4	2,459.0	5.4%
Hong Kong	7.4	341.7	6.3%	46.1	5.5%
Taiwan	23.6	579.3	2.6%	24.6	2.4%
South Korea	51.5	1,538.0	6.2%	29.9	5.8%
Australia and New Zealand	29.6	1,581.0	6.4%
Australia	24.8	1,379.6	6.2%	55.7	4.6%
New Zealand	4.8	201.5	7.4%	41.6	5.4%
International Benchmarks
China	1,390.1	12,014.6	11.2%	8.6	10.8%
India	1,316.9	2,611.0	10.1%	2.0	8.6%
US	325.9	19,390.6	4.4%	59.5	3.6%

Source: International Monetary Fund and World Economic Outlook Database, April 2018

(1)       Current Prices, US dollars

Rising Middle and Upper Class Population

Most of the consumption in the luxury goods market is from the middle and upper-middle class segments of the population, which have higher propensities to spend on luxury goods.

We believe the affluent population growth is due to a massive young population and higher number of women entering the workforce in Southeast Asia. This segment’s consumption behavior has also expanded beyond basic necessities into lifestyle products.

Traditionally, luxury products have been distributed to end users primarily through luxury retail chains and branded stores. However, online retailers and specialty retail stores have developed significantly in recent years with the emergence of technology in the Asia Pacific market, offering consumers alternative options to purchase luxury products.

Increasing Brand Awareness and Social Status

Luxury brands have been investing in building and maintaining brand awareness in both the mature and emerging countries in Asia Pacific through retail store expansion and rejuvenation, retail experience innovation and use of omni-channel marketing to engage existing and potential customers. These investments include more sophisticated store designs such as Louis Vuitton’s iconic “Island Maison” store in Singapore, enhanced customer service such as the deployment of iPads within retail stores to better engage consumers, and the innovative use of digital platforms and content to connect with the growing number of internet and smartphone users, such as web-only short films (such as Chanel’s Reincarnation), microsites (such as Cartier’s L’Odyssée), hashtag campaigns (such as Burberry’s Art of the Trench) and mobile applications and games (such as Hermès’s Tie Break).

This ongoing brand awareness development is instrumental to accelerating status-driven consumption, particularly in Southeast Asia as populations in this region become more affluent and perceive luxury goods as a status symbol.

Online Luxury Goods Market Size

According to Bain, sale of personal luxury goods through online channels contributed 9% of the US$315 billion global luxury goods market in 2017, which represented a 24% annual growth. Online contribution of global sales of personal luxury goods is expected to grow to 25% by 2025E, with expected market size expected to reach US$439 - US$469 billion. Bain also states that online has become a larger percentage of the overall market, growing at a 27% CAGR since 2010.

Due to growing credit card penetration, e-payment solutions, rising smartphone ownership, internet usage, improvements in logistics and fulfillment, e-commerce penetration and an increasing population of potential luxury consumers, we expect that Asia will experience an increase in online penetration of luxury goods.

Online is the fastest growing channel for luxury products according to Bain. We believe that the Southeast Asia and Core Asia Pacific markets currently have lower online penetration of luxury products and there is potential for increasing penetration based on the key factors stated below.

Growing E-Commerce Penetration

E-commerce in Southeast Asia is still nascent due to low personal computer and smartphone penetration, low credit card ownership and a relatively less developed logistics infrastructure. According to a report published by Google and Temasek, ecommerce penetration was 0.8% of total retail in 2015, and expected to be 6.4% of total retail by 2025, representing a growth in ecommerce spend of 32% CAGR.

Growing smartphone and mobile data penetration and the presence of large e-commerce firms entering Southeast Asia is expected to help drive e-commerce penetration, especially in emerging countries such as Indonesia, Thailand, the Philippines and Vietnam. The situation is similar to China’s e-commerce growth following 2008, prior to which cash-on-delivery was the main payment mode and the number of e-commerce players was low. We expect Southeast Asia’s e-commerce growth to emulate China’s growth trajectory once the number of online shoppers achieves a critical mass. As consumers become more accustomed to buying online, we expect online purchases of luxury goods in Southeast Asia to increase in tandem, closely tracking the overall e-commerce penetration for each country.

Rising Smartphone and 3G and 4G Penetration

Smartphone and mobile internet penetration are important for e-commerce, as they provide convenient access for consumers to purchase goods online. According to market data, mobile 3G and 4G subscriptions coverage in 2017 ranges from 53%-96% in the countries we operate in. By 2019, analysts expect mobile 3G and 4G subscribers to reach or exceed 100% in our markets other than in the Philippines and Vietnam.

According to analysts, smartphone penetration is varying per country in the markets we operate in. All countries are expected to increase penetration from 2017 to 2021.

Rising Credit Card Ownership

Credit card ownership is a key facilitator for e-commerce transactions and is expected to increase steadily as a result of rising personal income levels, growth in consumer retail banking services and more widespread acceptance of credit cards by merchants.

Although credit card penetration in certain countries such as Indonesia is still relatively low, alternative payment modes such as cash-on-delivery, direct bank transfers, prepaid cards and mobile e-wallets, as well as offline payment modes using authorized agents and standalone kiosks, have emerged to address and mitigate e-payment issues and risks. Currently, an estimated 80% of online shopping payments in Indonesia use electronic bank transfers facilitated by banks. In the Philippines, Thailand and Vietnam, offline payments modes such as cash-over-counter and cash-on-delivery are still preferred over online payment and this is where last-mile logistics providers play an increasingly important role in facilitating the payment process.

Information Communication Technology Data by Country

	Smartphone Penetration		3G/4G Subscribers Coverage		Credit Card Ownership
Countries	2017	2021(E)	2017	2019(E)	2017
Southeast Asia
Indonesia	23.7%	31.2%	62.8%	97.9%	2.4%
Malaysia	62.8%	68.1%	64.9%	108.8%	21.3%
Philippines	29.0%	38.8%	52.8%	50.3%	1.9%
Singapore	74.9%	79.3%	82.1%	159.4%	48.9%
Thailand	66.4%	76.4%	75.9%	103.7%	9.8%
Vietnam	30.7%	41.9%	-	32.0%	4.1%
North Asia
Hong Kong	74.6%	78.8%	86.4%	240.0%	65.4%
Taiwan	70.4%	-	83.0%	146.1%	53.5%
South Korea	76.8%	82.1%	96.4%	137.8%	63.7%
ANZ
Australia	68.3%	73.7%	79.3%	145.6%	59.7%
New Zealand	85.0%	-	58.1%	126.7%	60.9%
International Benchmarks
China	47.9%	56.9%		68.3%	20.8%
India	22.3%	30.3%		40.2%	3.0%
US	67.3%	72.7%	86.5%	114.4%	65.6%

Sources: Google, Our Mobile Planet, Statista, The State of LTE, Worldbank

Strengths in Logistic Systems

Investments by many logistics players including global logistics providers, postal operators, express couriers and e-commerce companies have increased in Asia Pacific in recent years to support and drive e-commerce growth. For example, DHL is investing US$108 million to expand its Southeast Asia hub in Singapore to increase its shipment processing speed from 2,400 to 14,000 shipments per hour. Alibaba is investing approximately US$68 million in Quantium Solutions International, a subsidiary of SingPost to improve its warehousing, B2C e-commerce fulfillment capability and last-mile delivery. Yamato Transport which operates the Ta-Q-Bin courier service has also been actively expanding its regional footprint into our Core Asia Pacific Market, while e-commerce logistics start-ups such as aCommerce in Thailand, Ninja Vans in Singapore and domestic traditional logistics players such as JNE in Indonesia, LBC Express in Philippines and GHN in Vietnam are expanding their e-commerce fulfillment capabilities to capture market share. There is a rising trend for retailers to partner with transport booking application providers, such as Go-Jek, for last-mile delivery and payment collection for selected e-commerce offerings in Thailand, the Philippines and Singapore. These trends are expected to have a strong positive impact on e-commerce adoption, especially in Southeast Asia.

Competitive Landscape

Online Luxury Market in Southeast Asia

The online luxury market in Southeast Asia is very fragmented. Online luxury consumers in Southeast Asia are more likely to review and compare prices across different online retailers and offline retail stores before deciding on the best channel to use when buying an item. There is no direct competitor that offers the ecosystem of buying and selling, new and pre-owned luxury products in our markets.

Specialist Online Luxury Retailers on Our Core Asia Pacific Market

Industry players serving the online luxury market within our Core Asia Pacific Market are global and regional general online retailers and marketplaces, global and regional fashion online retailers, luxury department retailers’ online stores, luxury brand owners’ online stores, regional multi-label concept retailers and specialist online luxury retailers. Currently, specialist online luxury retailers serving our Core Asia Pacific Market are mainly from the U.S. or Europe with the exception of Reebonz.

Potential Pre-owned Luxury Goods Market Assessment

As the luxury goods market expands, consumers become more receptive to buying and selling pre-owned luxury goods, as observed in more developed markets such as the U.S. and Europe. In Southeast Asia, consumers are still wary about counterfeit products and hence prefer to buy new or from trusted retailers. The development of advanced e-commerce platforms also allows consumers to purchase and sell pre-owned luxury goods online more easily and conveniently. Per our analysis, the cumulative value of new luxury goods sold from 2012 to 2016 was US$188.6 billion. If approximately 15.0% of those luxury goods could potentially be re-offered for sale as pre-owned goods across online and offline platforms, such a percentage represents a potential addressable market of US$28.3 billion. We believe that this percentage of luxury goods offered for re-sale could potentially increase as digital platforms become more advanced and user-friendly, thereby enticing more consumers to buy and sell pre-owned luxury goods online.

Potential Pre-owned Luxury Goods Market Size, US$ Billions

	2015	2016	2017E
Luxury goods sold over the last 5 years ended December 31	$174.7	$188.6	$199.0
Likelihood of goods being listed for sale	15.0%	15.0%	15.0%
Potential Addressable Market	$26.2	$28.3	$29.8

BUSINESS OF REEBONZ

In this section, references to “we,” “us,” “Reebonz” and “our” are intended to refer to Reebonz Limited and its subsidiaries, unless the context clearly indicates otherwise.

Overview

Our goal is to make luxury accessible, build a leading global luxury brand and become a trusted platform to buy and sell luxury.

We believe we are a leading player in the online luxury market in our markets of Southeast Asia and Core Asia Pacific Market, based on GMV. Our Core Asia Pacific Market consists of Singapore, Malaysia, Indonesia, Thailand, the Philippines, Vietnam, Hong Kong, South Korea, Taiwan, Australia and New Zealand, collectively. “Southeast Asia” is comprised of only Singapore, Malaysia, Indonesia, Thailand, Philippines and Vietnam. We make luxury accessible to consumers through our internet platform, which includes localized versions of our website, www.reebonz.com, and our Reebonz mobile app, complemented by our offline channels. Through our core B2C Merchandise Business, we curate and sell authentic new and pre-owned luxury goods, including handbags, small leather goods and other accessories, shoes, watches, and jewelry from the world’s leading luxury brands. We also provide a marketplace for individuals to sell new and pre-owned luxury goods. We believe our buyer and seller promises, transaction fulfillment services, returns and refunds policies and product authentication capabilities have helped us build a trusted reputation that encourages buyers and sellers to use our platform. With the introduction of our White Glove Service, a consignment marketplace, in 2012 and Reebonz Closets, a C2C marketplace, in February 2015, and the launch of our B2C Merchant’s Marketplace in Singapore in May 2015, we have grown our Marketplace Business to complement our B2C Merchandise Business by enabling our buyers to become sellers, and sellers to become buyers, thereby transforming our business into an integrated ecosystem for luxury goods that increases engagement and enhances the lifetime value of our customers. We provide buyers and sellers an omni-channel experience to buy and sell luxury goods through our integrated websites, mobile app and offline channels. As of June 30, 2018, we offered approximately 585 thousand SKUs and greater than 1,000 brands through our platform. Our business has grown substantially since its launch in May 2009. In 2017, we achieved a GMV of $347.2 million (US$254.1 million) and revenue of S$149.6 million (US$109.5 million), and for the six months ended June 30, 2018, we achieved a GMV of S$168.3 million (US$123.1 million) and revenue of S$58.8 million (US$43.0 million).

The following diagram depicts our organizational structure immediately prior to the consummation of the Business Combination as of June 30, 2018.

1.	A 51% interest in Reebonz (Thailand) Limited is legally owned by local Thai shareholders, who have assigned their power to direct relevant activities and rights to variable returns to us. As a result, we consolidate Reebonz (Thailand) Limited as a subsidiary. Revenues from Thailand accounted for 1.2% of our revenue in 2017.
2.	We are entitled to appoint a majority of the board of directors of Reebonz Korea Co., Ltd. We have concluded that we have control over Reebonz Korea Co., Ltd. and its key activities, and own rights to a majority of its variable returns and accordingly we consolidate Reebonz Korea Co., Ltd. as a subsidiary. The remaining interest in Reebonz Korea Co., Ltd. is owned by ISE Commerce Inc. and a number of other shareholders which each own less than 5% of the shares of Reebonz Korea Co., Ltd. Revenues from Korea accounted for 19.6% of our revenue in 2017.

Our business model is summarized below:

B2C Merchandise Business. Currently, our core business is our B2C Merchandise Business, through which we sell authentic new and pre-owned luxury goods to buyers through our platform. We source new items primarily from authorized distributors and luxury wholesalers and pre-owned items from individuals, pre-owned luxury dealers and auction houses. Unlike our Marketplace Business, in our B2C Merchandise Business, we purchase new and pre-owned items as inventory for sale to our buyers. Our sales are largely made through limited-time curated sales events and open-catalogue listings on our online platform as well as offline channels. In 2017, our B2C Merchandise Business accounted for 60.5% of our GMV and 96.9% of our Revenue.

Marketplace Business. Our Marketplace Business consists of our C2C Individual Seller’s Marketplace and our B2C Merchant’s Marketplace. Our C2C Individual Seller’s Marketplace allows individual sellers to sell luxury goods to buyers through Reebonz Closets or our White Glove Service. Our Reebonz Closets, launched in February 2015, is a C2C marketplace, where individual members use our mobile app to sell pre-owned luxury goods directly to other members in the same country, with the added benefit of authentication by our ateliers before delivery to the buyer. Reebonz Closets currently operates in Singapore, Hong Kong, Malaysia, Taiwan and Thailand, and we intend to launch Reebonz Closets in other markets in the future. Our White Glove Service, which we launched in 2012, caters to premium individual sellers. Through our White Glove Service, we take luxury goods on consignment from individuals, offer them for sale on our platform and, in addition to authentication, provide certain services such as valuation, grading, photographing, writing product descriptions, and interfacing with buyers. In May 2015, we launched our B2C Merchant’s Marketplace in Singapore. Our B2C Merchant’s Marketplace is a B2C marketplace that aggregates multi-brand boutiques, shops that sell pre-owned luxury goods and vintage luxury dealers curated by us from around the world and allows them to sell new and pre-owned luxury goods on our websites. As of December 31, 2017, products have been shipped through our B2C Merchant’s Marketplace to, among other locations, Singapore, Hong Kong, Malaysia, Australia, the Middle East, North America, and Taiwan. In 2017, our Marketplace Business accounted for 39.5% of our GMV and 2.8% of our Revenue.

Our platform consists of our websites and mobile app, complemented by our offline channels. Our international website is www.reebonz.com and we also operate ten websites fully localized for language, currency, payment gateways, sales events, promotions and customer service, and 17 additional websites that are localized for language and/or currency. We also offer a mobile app that can be downloaded in 27 countries. We also sell luxury goods through offline channels, such as our retail lounges and limited-time, invitation-only pop-up events. We believe that our offline channels complement our online sales by enhancing our overall branding, attracting traditional offline shoppers, encouraging traditional offline shoppers to try online shopping, and have otherwise helped us create an online-to-offline and offline-to-online omni-channel experience for buying and selling luxury goods.

Our business has changed substantially in recent years. For example, (i) our GMV increased from S$340.6 million in 2016 to S$347.2 million (US$254.1 million) in 2017, (ii) our number of accumulated buyers and registered members increased from 349,880 and 5,212,343, respectively, in 2016, to 441,612 and 5,536,652, respectively, in 2017, (iii) repeat buyers decreased from 63,054 in 2016 to 54,329, and (iv) average order value increased from S$783 in 2016 to S$933 in 2017. For the six months ending June 30, 2017 and 2018 respectively, (i) our GMV decreased from S$197.5 million to S$168.3 million (US$123.1 million), (ii) our number of accumulated buyers and registered members increased from 374,053 and 479,532, respectively, and 5,367,002 and 5,702,673, respectively, (iii) repeat buyers decreased from 33,877 to 28,166, and (iv) average order value decreased from S$1,088 to S$979. In addition, from January 1, 2015 to June 30, 2018, our C2C Individual Seller’s Marketplace had 45,631 unique sellers who had uploaded 357,335 SKUs available for sale. As of June 30, 2018, our B2C Merchant’s Marketplace had 183 merchants.

We believe our growth has been driven by a variety of factors, including: our eco-system strategy that enables buyers to become sellers, and sellers to become buyers, our ability to offer a wide range of goods from leading brands at competitive prices across online, offline, and mobile channels; the continued development of our pioneering product authentication, appraisal, and grading capabilities, which has helped us build a trusted reputation among our buyers and sellers; our provision of a seamless customer experience that makes payment, delivery, and returns fast and easy; and our ability to tailor and personalize our advertising and marketing communications to our members.

We recorded revenues of S$176.5 million and S$149.6 million (US$109.5 million) and operating losses of S$23.1 million and S$15.7 million (US$11.5 million) in 2016 and 2017 respectively. We recorded revenues of S$80.5 million and S$58.8 million (US$43.0 million) and operating losses of S$8.7 million and S$7.2 million (US$5.3 million) for the six months ending June 30, 2017 and 2018 respectively.

Our negative Adjusted EBITDA was S$14.1 million and S$10.7 million (US$7.8 million) in 2016 and 2017, respectively and our net profit for the year was S$55.2 million and S$76.2 million (US$55.8 million) in 2016 and 2017 respectively. Our negative Adjusted EBITDA was S$6.2 million and S$4.5 million (US$3.3 million) for the six months ending June 30, 2017 and 2018 respectively. See “Selected Consolidated Financial Data and Selected Operating Data” section for a reconciliation of Adjusted EBITDA to loss for the year/period.

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

Attractive Luxury and E-Commerce Market Opportunity in Asia with Favorable Long Term Fundamentals

According to Bain, the total market size for luxury goods in Asia excluding China and Japan is approximately US$43 billion in 2017, Real GDP in Southeast Asia is projected to grow by 7.7% from 2017 to 2021, with strong growth coming from countries such as Indonesia, Malaysia and Vietnam, while North Asia (which comprises South Korea, Taiwan and Hong Kong only) GDP is projected to grow by at least 5.4% over the same period, driven by strong domestic consumption. These growth rates are faster than expected for North America and Europe, according to International Monetary Fund and World Economic Outlook database. Higher GDP per capita tends to drive demand for, and sales of, luxury goods. Demand for luxury goods is primarily from the middle and upper-middle class populations which are expected to grow.

In addition, as an online destination for buying and selling luxury goods, we believe that the growth in e-commerce in Asia Pacific provides us with a significant opportunity. E-Commerce is expected to grow in our Core Asia Pacific Market, due to growing credit card penetration and e-payment solutions, rising smartphone ownership and internet usage, improvements in logistics and fulfillment, a higher number of consumers and increasing incomes.

We also benefit from demand for pre-owned luxury goods. The development of advanced e-commerce platforms also allows consumers to purchase and sell pre-owned luxury goods online more easily and conveniently. We believe due to our omni-channel experience and ecosystem strategy that we provide to buyers and sellers of luxury goods, we are well-positioned to take advantage of the favorable demographic and economic fundamentals in the Asia Pacific region, and particularly in Southeast Asia.

Southeast Asia’s Leading Luxury Ecosystem with Powerful Network Effects

We believe we are a leading player in the online luxury market in Southeast Asia and Core Asia Pacific Market based on GMV. We currently sell luxury goods in our Core Asia Pacific Market, China, and North America and we seek to expand our each into certain other markets globally such as other parts of Southeast Asia, Japan, Europe and the Middle East. We had a broad portfolio of approximately 585 thousand SKUs available for sale as of June 30, 2018. Our sourcing relationships with a wide range of suppliers, primarily comprising authorized distributors and luxury wholesalers, provide us with reliable access to new luxury goods. Our platform also has a wide variety of pre-owned luxury goods available through our B2C Merchandise Business and Marketplace Business. Our sourcing of pre-owned luxury goods is supported by our team of Reebonz ateliers who authenticate each pre-owned item we sell or that is transacted through our C2C Individual Seller’s Marketplace.

Leveraging our leading position, existing capabilities and customer base, we launched our White Glove Service in 2012, Reebonz Closets, a C2C marketplace, in February 2015 and launched our B2C Merchant’s Marketplace, a B2C marketplace, in Singapore in May 2015, with the aim of creating an ecosystem for buyers and sellers of luxury goods. In the first quarter of 2017, we soft launched a luxury accessory rental business in South Korea.

We have and plan to continue to capitalize on the strong network effects of our ecosystem. Our existing base of buyers provides a pool of customers familiar with our brand and so are a significant advantage as we expand our marketplaces. Our marketplaces enable our buyers to become sellers, and then for sellers to become buyers, increasing customer engagement, and we believe increasing loyalty and maximizing the lifetime value of our customers. We believe our ecosystem will strengthen over time as a result of these network effects: as our buyer base has grown, we have been able to offer increased opportunities to sellers; as more sellers are being attracted to our platform, the product selection and range for buyers has increased.

In May 2017, we launched the “Sell Back” feature through which we enabled existing buyers to sell back their Reebonz purchase(s) made through B2C Merchandise Business or White Glove Service for payment in Reebonz Credits to offset the next purchase. Reebonz offers a buy back value that is determined based on factors such as brand, category, age, estimated condition, and potential resale value, amongst other factors. This option encourages an existing buyer to convert to a seller. Payment is in the form of Reebonz Credits and can only be redeemed for purchases of other Reebonz products across the platform. This Sell Back feature is currently available in Australia, Indonesia, Hong Kong, Malaysia, Singapore and Taiwan only. In May 2018, we launched the “Sell Back Guarantee” feature through which a buy back value is provided at the time of purchase for selected products. The buy back value is valid for six months, after which the value decreases.

We believe that our ecosystem increases engagement and loyalty and maximizes the lifetime value of our customers. We believe that customer satisfaction coupled with customer spending power has resulted in an increasing number of repeat buyers and consistent order momentum. We achieved repeat buyer rates of 46.1% and 41.3% in 2016 and 2017, respectively and 45.9% and 45.3% in the six months ending June 30, 2017 and 2018, respectively.

We believe the convertibility of buyers becoming sellers and sellers becoming buyers creates a behavior that is beneficial to us, and increases customer engagement. For example, in our C2C Individual Seller’s Marketplace, from January 1, 2015 to the six months ended June 30, 2018 approximately 38% of the sellers on C2C Individual Seller’s Marketplace had previously made a purchase through our platform, and approximately 17% of the sellers on C2C Individual Seller’s Marketplace that had not made a purchase through our platform prior to becoming a seller, subsequently made a purchase through our platform. In addition, there were 16,917 unique sellers and 104,600 SKUs available for sale on C2C Individual Seller’s Marketplace in the twelve months ended December 31, 2017.

These network effects enable us to convert members to sellers, broaden our range of luxury goods, increase our customer engagement and create stronger barriers to entry, all of which provide us with a competitive advantage and contribute to our growth.

Trusted Brand by our Buyers and our Sellers for Luxury Goods

We believe that our Reebonz brand has become well-recognized in our Core Asia Pacific Market for buying luxury goods. We believe that our buyers and sellers trust our brand and are more inclined to make purchases and sales, using our platform due to our high level of customer service, including our authentication of pre-owned luxury goods, in addition to our attractive prices and wide range of products and brands. In 2016 and 2017, 70.3% and 64.1%, respectively, of our total orders were placed by repeat buyers. The total number of repeat buyers were 63,054 and 54,329 in 2016 and 2017, respectively, representing 46.1% and 41.3%, respectively, of the total buyers during the same periods. In addition, we believe that we are building trust with buyers and sellers through Reebonz Closets. From January 1, 2015 to the six months ending June 30, 2018, 49.0% of our total buyers for Reebonz Closets were repeat buyers through Reebonz Closets, and 62.4% of the sellers through Reebonz Closets were repeat sellers (being sellers that had successfully uploaded more than one item for sale) through Reebonz Closets. As of the six months ending June 30, 2017 and 2018, 64.2% and 62.6%, respectively, of our total orders were placed by repeat buyers. The total number of repeat buyers were 33,877 and 28,166, respectively, representing 45.9% and 45.3%, respectively, of the total buyers during the same periods.

Our Reebonz ateliers provide authentication services customized for different categories of pre-owned luxury goods, certifying the authenticity of each pre-owned item sold by us through our B2C Merchandise Business and C2C Individual Seller’s Marketplace. In addition, our ateliers provide other services, including grading each pre-owned item sold by us or through our White Glove Service, which we believe instill buyers with confidence in the quality of the item being purchased. We also leverage technology to scale our authentication capabilities. We also provide buyers and sellers through each line of business with certain customer service promises to enhance confidence in our platform, such as aiming to respond to customer inquiries within one business day. Through our reputable third-party logistics providers, we provide payment and fulfillment services that facilitate buying and selling as well as returns and refunds. We believe our use of reputable third party logistics services providers enhances customer trust and experience.

We believe these factors, as well as our local presence in our key markets, foster confidence in our Reebonz platform, leading customers not only to utilize our platform for the purchase and sale of popular luxury brands but also to purchase and sell rare and highly coveted luxury items. In 2017, our AOV was S$933 (US$682) and our average GMV per user was S$1,526 (US$1,117). In 2017, the average GMV per user from Reebonz Black members was S$17,854.

As of the six months ending June 30, 2018, our average consigned value per seller in the C2C Individual Seller’s Marketplace was S$9,628 and our purchase frequency rate (being the net orders for C2C Individual Seller’s Marketplace divided by the number of buyers in C2C Individual Seller’s Marketplace) was approximately 1.5 times purchases per buyer. We believe the foregoing is a testament to the trust buyers have in our platform. We believe that confidence in our Reebonz platform and our ability to provide a high level of customer service provides us with a significant competitive advantage as compared to other global luxury online platforms.

Localized Services that Create a Seamless Customer Experience and Encourage Loyalty

A key factor in our ability to provide a high level of customer service is the localization of our platform. Ten of our local websites are localized for language, currency, payment gateways, sales events, promotions and customer service, while 17 additional websites are localized for language and / or currency. We also offer a mobile app that can be downloaded in 27 countries. The application is generally in English (except in South Korea, where it is in Korean) and can be set to the local language for Taiwan, Hong Kong, China and Thailand.

Our localized platform allows us to provide buyers with pricing in local currency, and, for products sold through our B2C Merchandise Business, B2C Merchant Marketplace and White Glove Service, prices that include all duties, taxes and landing costs, providing buyers with full price transparency with no hidden costs or charges. In addition, we provide hassle free returns as well as local currency refunds and flexible payment options, such as installment plans with local banks for certain purchases, all of which enhance our level of customer service. Through our third-party logistics providers, we offer sellers the benefit of a full service and high quality logistics system, including free pick up. We also offer additional services including authentication services at in-country collection spokes, allowing fast delivery without compromising transaction qualify.

Omni-Channel Experience along with Robust Mobile Platform

Through our websites, mobile app and offline channels, we provide buyers and sellers an omni-channel experience to buy and sell luxury goods. We enjoy diversified buying activity across all our channels, with our online and offline channels accounting for 78.8% and 21.2% of our 2017 revenue, respectively. We believe that our omni-stock approach by which products in our offline channels are continued to be displayed online, allows any given product to have the maximum chance of being purchased since a customer can purchase the stock in the offline channel or the online channel.

We believe consumers of luxury goods are increasingly shopping online through mobile devices. We have invested in our mobile platform, which consists of our mobile app (for smartphone and tablet users) and our mobile-optimized website in order to provide a superior buyer and seller experience. Through our mobile app, our customers can quickly and efficiently browse, filter and search our products, and make purchases securely. We host special promotions and sales events that are only available on our mobile app, as well as use “push” notifications to promote targeted sales events based on our analysis of the purchasing and browsing behaviors of our mobile customers, which serve to further enhance buyers’ shopping experience. Sales through our mobile app have grown significantly since its launch in June 2010. 55.1% of our online revenue was generated from our mobile channels in 2017, as compared to 51.7% in 2016. As of six months ending June 30, 2017 and 2018, 56.2% and 58.6% of our online revenue was generated from our mobile channels, respectively.

In seeking to capitalize on the mobile opportunity, in February 2015, we introduced Reebonz Closets, a C2C marketplace which is a social marketplace that encourages discovery of pre-owned luxury goods by our buyers with their mobile devices. Buyers can browse our product selections, including our curated events, while sellers can easily upload photos of products for sale from their mobile devices. Sellers and buyers can also use the chat function in our mobile app to exchange additional information about the products and negotiate pricing. Buyers and sellers can view the price guide of recently transacted products to discover valuation of products on the marketplace. In addition, buyers and sellers are notified when there is social activity actions, for example when a seller drops price, adds new items, sells items, amongst others. The Reebonz Closets mobile app and Reebonz mobile app are seamlessly linked to each other, allowing a member to browse between the two applications easily.

Experienced Management Team with Proven Track Record of High Growth

Our founders identified the potential for an online luxury market years ago and have since developed the Reebonz business into the number one online luxury retailer in Southeast Asia. Our management team has a clear sense of mission and a long-term commitment to our values and culture, which has contributed to our success. Our Co-Founder and Chief Executive Officer, Mr. Samuel Lim, also has a strong entrepreneurial background with a proven track record of building successful companies. Our management team has a demonstrated ability to react rapidly to evolving industry trends, as evidenced by the launch of White Glove in 2012, Reebonz Closets in February 2015, B2C Merchant’s Marketplace in May 2015, Sell Back feature in May 2017, and Sell Back Guarantee feature in May 2018. As our business has expanded geographically, our management has localized our platform for key markets and managed our business across multiple geographical areas.

Our core management team has worked closely together in a highly aligned manner to grow our business. Under their management, our business has grown rapidly through disciplined execution and product diversification. In 2016 and 2017 the total GMV of our business was S$340.6 million and S$347.2 million (US$254.1 million) respectively, and we recorded revenue of S$176.5 million and S$149.6 million (US$109.5 million), respectively. As of six months ending June 30, 2017 and 2018, we recorded GMV of S$197.5 million and S$168.3 million (US$123.1 million) and revenue of S$80.5 million and S$58.8 million (US$43.0 million), respectively.

Our Strategies

Our goal is to make luxury accessible, build a leading global luxury brand and become the most trusted platform to buy and sell luxury. We plan to achieve this goal by implementing the following strategies:

Enhance and Scale our Marketplace Business

We introduced two marketplaces in 2015, namely Reebonz Closets in February 2015 and launched our B2C Merchant’s Marketplace in Singapore in May 2015. We believe there are significant advantages from growing our Marketplace Business, including expansion of the range of luxury goods available on our platform across multiple categories, price points and brands. In addition, because products sold through our marketplaces are sold directly from sellers to buyers, our Marketplace Business does not require us to maintain inventory or include cost of inventory in our cost of revenue providing higher margins and potentially higher return on capital compared with our B2C Merchandise Business. In addition, we believe our core B2C Merchandise Business provides us with a strong customer base to attract individual sellers. As of June 30, 2018, our ecosystem included over 5.7 million registered members, including a total accumulated buyer base of 479,532. We seek to reduce customer acquisition costs by leveraging our ecosystem to convert buyers into sellers and sellers into buyers. To that end, we plan to increase our seller base by leveraging the scalability and compelling value proposition that Reebonz Closets, White Glove, Sell Back and Sell Back Guarantee offers.

In May 2018, we launched a new feature in beta called “Sell Back Guarantee” through which we provide a guaranteed sell back price upfront for a product if a customer wish to sell it back to Reebonz within six months of purchase. The sell back price is determined based on a combination of factors including brand and product category, amongst others. We will continue to test and experiment on other product features to increase number of individual sellers in the ecosystem.

We plan to use data on past transactions, buyers’ style preferences and current wish lists to incentivize customers to monetize their unused items and encourage the purchase of pre-owned merchandise through our platform. Our “Sell Back” and “Sell Back Guarantee” feature encourages existing customers to sell back their selected Reebonz purchase(s) made through B2C Merchandise Business or White Glove Service for payment in Reebonz Credits to offset future purchases.

In addition, since mobile devices serve as the first point of entry for internet access and online commerce in many Southeast Asian countries, we intend to leverage mobile technology to promote the benefits of Reebonz Closets, which is a social marketplace that encourages discovery of pre-owned luxury goods using mobile devices. Reebonz Closets has a “Prices” feature that presents the history of products sold, with transacted prices. This encourages potential sellers to price their product according to the market prices and encourages buyers to discover valuable products. Reebonz Closets currently operates in Singapore, Hong Kong, Malaysia, Taiwan and Thailand, and we intend to launch Reebonz Closets in other markets in the future.

An important part of our strategy is to grow our B2C Merchant’s Marketplace. We are working directly with brands and have added local “Asian Designers” and other “Independent Brands” to our platform to expand our product selection and be a platform of discovery for new and unique designers. We have direct collaborations with 33 Asian Designers and 25 Independent Brands and are their authorized online retailers. We plan to leverage our existing base of buyers to attract merchants of new and pre-owned products as well as local designers and independent brands to our platform. We believe this will create a wider range of high-quality luxury goods available on our platform, without the need for us to purchase additional inventory. As of June 30, 2018, we have 183 merchants on our platform.

Continue to Expand the Product Categories, Brands and Number of SKUs Available on our Platform

We plan to further expand the range and number of products available for purchase through our platform, as we believe this will help attract more buyers and sellers. In our B2C Merchandise Business, we plan to establish relationships with additional suppliers, particularly in additional countries in Europe, the United States and Japan, and enhance relationships with existing suppliers in order to increase our product range. A key element of our strategy is to continue to expand the range of products and number of SKUs available through our marketplaces, which we believe will provide us with a sourcing “long tail” (being the ability to sell a large number of unique items with relatively small quantities sold of each) to complement our B2C Merchandise Business by allowing us to increase the number of SKUs available without the need to take on additional inventory. We plan to market to additional third-party sellers to offer more product categories, brands and SKUs in our marketplaces while maintaining our standards for trust and customer service. See “— Enhance and Scale our Marketplace Business.”

Continue to Enhance Customer Experience and Loyalty

We attract new buyers and sellers and foster loyalty through exceptional service and exclusive loyalty programs. We plan to continue to enhance our customer experience through, among others, continuing to add more new and pre-owned products to the platform, increase product categories, curate desirable luxury goods at attractive prices, continuing to implement enhancements to our platform, improving fulfillment and logistics services, providing improved delivery times and offering additional collection locations, expanding our customer hotline hours and introducing new payment options, including Reebonz Credits and improving payment times to sellers.

We intend to continue to implement our data analytics and personalization strategy through additional aggregation and analytics of buyer and seller data using our proprietary technology and algorithms to optimize search, customer interface, product design and personalized marketing in order to better direct buyers to relevant sellers’ listings and better market listings to the right set of buyers. These also provide an attractive return on investment by enabling us to attract more buyers and increase sales without the need to incur significant marketing expenses. We intend to continue to utilize data analytics to capture customer behavior, improve product personalization, and convert more buyers into sellers. As our mobile platform remains key to our customer experience and growth, we plan to continue to increase our mobile customer base and engagement through additional innovations and improvements in our mobile offerings. We encourage web users to utilize our mobile app which offers “push” updates and periodically scheduled releases with new features. We conduct special offers and events to encourage mobile users to download and use our mobile app with a view to increasing access to our business across the platform. Improving our mobile app is a key part of our strategy to access buyers and sellers through multiple touch points, serving as an additional marketing channel to encourage customer loyalty and as a direct sourcing channel for new customers.

Our Business Model

Our Mission is to create the easiest way to buy and sell luxury.

Our core brand vision is to make luxury accessible as illustrated in the diagram below.

BUY
• B2C Merchandise
• B2C Merchant's Marketplace
SELL
• Closets (C2C Marketplace)
• White Glove (C2C Consignment)
• Sell Back (Soft launch in Q2 2017)
LUXURY FINANCING
• Installment Payment Plan
• Luxury Asset Based Financing
• In-house Financing Scheme
RENT
• Soft Launch in Korea in Q1 2017
• Monthly Membership
SUPPORTING
LUXURY AS A SERVICE
SUPPORTING
REEBONZ CARE: Repair, Restore, Warranty Services
AUTHENTICATION & CERTIFICATION
DATA: Valuation/Pricing Tools
PERSONALIZATION: Relationship Manager/Private Viewing

Our business model is described below:

B2C Merchandise Business. Currently, our core business is our B2C Merchandise Business, where we sell authentic new luxury goods sourced from authorized distributors and luxury wholesalers at competitive prices and authenticated pre-owned luxury goods sourced from individuals, pre-owned luxury dealers and auction houses. Our online direct sales are made through our websites, including www.reebonz.com, and our mobile app to registered members. Leveraging our understanding of buyers’ preferences as well as our merchandizing capabilities, we sell our luxury goods primarily through limited-time curated sales events and through open catalogue shopping on our websites. Our limited-time curated sales events consist of a carefully selected collection of luxury goods that typically focus on a certain brand or product type and are available at a discount for a limited period of time. On average, we launch eight to ten curated sales events per day for new luxury goods and one to two daily events for pre-owned goods across all countries we ship to, which typically last one to five days. Members of our loyalty programs are provided with early access to certain exclusive sales events including new arrivals.

We provide buyers with free delivery within an average of three business days (in the case of delivery within Singapore) or five business days (in the case of delivery outside Singapore, except Indonesia, Thailand, Korea and China where we deliver within seven business days), and our prices include all duties, taxes and landing costs. Depending on the country, we charge a nominal shipping fee for orders below a certain minimum value. We also provide buyers with free shipping on returns. Offline direct sales are made through our offline channels, which include our retail lounges and pop-up events. In 2017, 21.2% of our revenue was generated through offline channels. In 2017 sales through our B2C Merchandise Business accounted for 60.5% of our GMV and our GMV from our B2C Merchandise Business was S$210.0 million (US$153.7 million). In 2017, revenue from our B2C Merchandise Business accounted for 96.9% of our Revenue and our revenue from our B2C Merchandise Business was S$144.9 million.

Marketplace Business. Our Marketplace Business consists of our B2C Merchant’s Marketplace and C2C Individual Seller’s Marketplace.

B2C Merchant’s Marketplace

In May 2015, we launched our B2C Merchant’s Marketplace in Singapore. Our B2C Merchant’s Marketplace aggregates multi brand boutiques, shops that sell new and pre-owned luxury goods and vintage luxury dealers curated by us from around the world. Merchants are able to use our websites to sell new and pre-owned luxury goods and can also open an online boutique. We require merchants to meet certain standards for authenticity and reliability, and all merchants that sell in our marketplace are pre-qualified by us. We are also working directly with brands and have added local designers and other independent brands to our platform to expand our product selection and be a platform of discovery for new and unique young designers.

Goods are sold and shipped directly from sellers to buyers using our fulfillment services, which we provide through third party logistics providers. These fulfillment services include pick up from the merchant, delivery to the buyer and processing of payments, returns and refunds. We provide Reebonz packaging to each of the merchants we work with. Customer payments are wired securely through Reebonz, through which we keep our commissions and pay the merchant upon mutually agreed number of days. We earn revenue through charging commissions and plan to charge annual listing fees.

From the date of its inception to June 30, 2018, our B2C Merchant’s Marketplace offered 223,637 SKUs from 183 merchants for sale. We also have direct collaborations with 33 Asian Designers and 25 Independent Brands. As of June 30, 2018, products have been shipped through our B2C Merchant’s Marketplace to, among other locations, Singapore, Hong Kong, Malaysia, Australia, the Middle East, North America and Taiwan.

C2C Individual Seller’s Marketplace

Our C2C Individual Seller’s Marketplace allows individuals to sell luxury goods to buyers. In February 2015, we launched Reebonz Closets, which is a marketplace that allows members to sell authenticated, pre-owned luxury goods directly to buyers in the same country through our platform. Reebonz Closets is a social marketplace that encourages social discovery of pre-owned luxury goods using mobile devices. We make it convenient for sellers to photograph, upload information about and sell their luxury goods. Customers can comment on, “like” and share items posted for sale by other customers. Sellers and buyers can use the chat function in our mobile app to exchange product information and negotiate pricing.

We provide payment, fulfillment, and authentication services by our team of ateliers at a collection spoke. Our collection spokes function as collection locations for our White Glove Service, explained below, as warehouses to store pre-owned items until they are sold and as authentication points in countries with Reebonz Closets.

We currently allow products from 160 brands to be sold through Reebonz Closets, which we authenticate and assist in fulfillment and payment between buyer and seller and each item must exceed a minimum value threshold. We also allow products to be sold from 1,955 brands which we don’t authenticate but assist in fulfillment and payment between buyer and seller. We currently charge a maximum of 10% commission on the sales price, which represents our revenue. Commission is tiered and dependent on the selling price of the product, regardless of the brand. See an example of commission paid per the table below of a product that is sold for $3,000.

Selling Price	Example	Commission Scheme
The commission payable for a $3,000 item will be as follows:
First $300: Fixed $30	First $300; $30 fixed commission	$30
On the next $301 to $2,000; 10% rate	On the next $1,700; 10% of $1,700	$170
On the next $2,001 onwards: 7% rate	On the next $1,000; 7% of $1,000	$70
	Total Commission ($30 + $170 + $70)	$270

Our Reebonz Closets also allows customers to transact directly with other customers whereby we do not provide payment, fulfilment nor authentication services. For those transactions, we do not charge commission.

We also provide return and refund processing services where the cost of shipping for returns is borne by the buyer. The selling price is exclusive of taxes and a flat shipping fee paid for by the buyer. Once a payment is received by us, we hold it until expiration of the return period, whereupon we remit payment, less our commission, shipping and taxes payable, to the seller. In the case of a return, once the seller receives the returned item, we refund the purchase price to the buyer, net of return shipping costs and we do not receive a commission.

As of June 30, 2018, our Reebonz Closets platform is available in Singapore, Hong Kong, Taiwan, Malaysian, Thailand, and Indonesia.

We also provide individual sellers with our premium White Glove Service for higher-end luxury goods. We take goods meeting certain criteria on consignment from individuals in countries where we have collection spokes, namely Singapore, Hong Kong, Taiwan, South Korea, Malaysia and Australia, and offer them for sale through our online catalogue (where such goods are not distinguishable from pre-owned goods sold directly by us as we do not mention the individual seller’s identity), and, in addition to authentication, provide valuation, photography, carefully written product descriptions and fulfillment services. We currently charge a 10% to 30% commission on the sales price, depending on the sales price and category of the item being sold, which represents our revenue.

From January 1, 2015 to June 30, 2018, our Individual Sellers Marketplace had 45,631 unique sellers who had uploaded 357,335 SKUs with an aggregate listing value of S$568.5 million (US$416.0 million).

We believe our ecosystem, which is our seamless, integrated platform for buying and selling luxury goods, complemented by our offline channels and localization, increases customer engagement and maximizes the lifetime value of customers. As of June 30, 2018, approximately all our sellers through our C2C Individual Seller’s Marketplace were existing Reebonz members.

The diagram below illustrates our business model.

Integration of B2C Merchandise Business and B2C and C2C Marketplaces to reinforce the luxury ecosystem

Buyers enter the Reebonz Ecosystem
B2C
B2C Merchandise Business
Luxury offerings including handbags, leather goods, shoes, timepieces and jewelry
Inventory of new and pre-owned luxury goods
Merchant's Marketplace
B2C Marketplace
Luxury offerings including handbags, leather goods, shoes, timepieces and jewelry and apparel
New Luxury Goods
Pre-owned Luxury Goods
SELLERS BECOME BUYERS
BUYERS BECOME SELLERS
White Glove
C2C Consignment
Reebonz accepts pre-owned luxury goods on consignment from individual members
End-to-end premium service
Reebonz Closets
C2C Marketplace
C2C marketplace for individual members to sell pre-owned luxury goods directly to other members in the same country
Social commerce: pre-owned luxury goods bought and sold directly through mobile app
C2C Individual Seller's Marketplace
Sellers enter the Reebonz Ecosystem

Reebonz is capitalizing on a growing demand for luxury goods from a range of demographics across Asia Pacific that historically did not have a platform to purchase and sell luxury products, especially online.

High lifetime value of customers
Most Affluent
40+
$$$
Absolute
High end collectible
and coveted luxury
Working
Middle Class
30+
$$
Aspirational
Authenticated, trusted
pre-owned luxury
Young Adults
20+
$
Accessible
New, in-season
and off-price luxury
Luxury consumer classes

Product Offerings

Product Categories

The new and pre-owned branded luxury goods we sell through our core B2C Merchandise Business include the following:

●	handbags;

●	small leather goods and other accessories;

●	watches;

●	shoes; and

●	jewelry.

Through our C2C Individual Seller’s Marketplace and our B2C Merchant’s Marketplace, sellers also sell apparel as well as other products that are not listed above.

Pricing

Our goal is to make luxury goods accessible to a wide range of buyers.

For new and pre-owned luxury goods sold by us through our B2C Merchandise Business, we set pricing based on, among other things, quarterly analyses of market prices and market demand prepared by our in-house team. We use a dynamic multi-pricing model, which allows us to set different prices in different countries based on local demand and other pricing considerations. We centralize the pricing of our products to manage coordination of pricing decisions between our merchandising team in Singapore and our other country teams, which we believe better enables us to control prices across our markets. Prices are inclusive of shipping, taxes and duties, providing buyers with an “all in” price. We typically price our goods at discounts to retail prices, which may vary and typically range from 15% to 30% off original retail prices for new luxury goods and up to 70% off original retail prices for clearances and pre-owned goods, although for certain popular or “limited edition” items we may set the price at or above the original retail price. Our competitive pricing is made possible by cost savings achieved through our sourcing and business model, including volume discounts, the absence of significant physical retail space and related overhead costs and, in certain cases, sourcing goods from prior seasons’ collections.

For goods sold through Reebonz Closets, the seller sets an initial price, which buyers and sellers may negotiate using the chat function on our mobile app. The selling price is exclusive of taxes and any shipping costs, which is a flat fee paid by the buyer. For goods sold through our White Glove Service, we and the seller set a base sales price, and the buyer pays a final “all in” price that includes shipping, duties and taxes, which may vary from country to country. If an item sold through our White Glove Service remains unsold after 90 days, we send a system-generated notification e-mail to the seller suggesting a price reduction. In Singapore, should the product be unsold for more than 120-days, an automatic price reduction between 10% - 50% of the original price is applied to the product, depending on the product category and initial selling price.

For goods sold through our B2C Merchant’s Marketplace, prices are set by merchants, and buyers are provided with an “all in” price inclusive of shipping, taxes and duties, which may vary from country to country.

Customers

Our customer base is key to our success. Customers of our B2C Merchandise Business are primarily individual buyers of luxury goods. In our Marketplace Business, our customers are sellers of goods through our platform, from which we earn commissions from the sales of goods to buyers.

Buyers

Due to the nature of our products, most of our buyers are women. Approximately 75% of our buyers were women in 2017. We believe women gradually increase spending on luxury goods as their age and incomes increase. The loyalty of our buyers is demonstrated by our sales to repeat buyers. We had 136,828 and 131,677 total buyers in 2016 and 2017, respectively, among which 46.1% and 41.3%, respectively, were repeat buyers. Orders placed by our repeat buyers accounted for 70.3% and 64.1% of our total orders in 2016 and 2017. We had 73,742 and 62,224 total buyers for six months ending June 30, 2017 and 2018 respectively, among which 45.9% and 45.3%, respectively were repeat buyers. Orders placed by our repeat buyers accounted for 64.2% and 62.6% of our total orders in six months ending June 30, 2017 and 2018 respectively. We believe that our ecosystem of a seamless, integrated platform for buying and selling luxury goods increases engagement and loyalty and maximizes the lifetime value of our customers.

To increase buyer retention, we have established a two-tier loyalty program for our most important, or VIP, members, namely Reebonz Solitaire and Reebonz Black. Loyalty status is achieved by spending beyond certain thresholds. Benefits include, among other things, exclusive access to new arrivals and sales events, accelerated accumulation of loyalty credits, extended return periods and assignment of dedicated Relationship Manager. In 2017, the average GMV per user from Reebonz Black members was S$17,854.

Sellers

In our C2C Individual Seller’s Marketplace, sellers are individuals with Reebonz memberships. As of December 31, 2017, approximately all of sellers through our C2C Individual Seller’s Marketplace were prior members. In 2017, our C2C Individual Seller’s Marketplace had 16,917 unique sellers. In our B2C Merchant’s Marketplace, our sellers include multi-brand boutiques, shops selling new and pre-owned items and vintage luxury dealers curated by us and located around the world. As of June 30, 2018, our B2C Merchant’s Marketplace had 183 merchants.

Our Internet Platform

Our internet platform consists of localized and international versions of our website and mobile app. In countries where we have a local website, customers are automatically redirected to our local website. 10 of our local websites are localized for language, currency, payment gateways, sales events, promotions and customer service, while 17 of our websites are localized for language and / or currency. Each localized website has localized pricing and allows for payments and refunds in local currency. Our mobile-optimized websites are localized in line with the local website. We also offer a mobile app that can be downloaded in 27 countries. The application is generally in English (except in South Korea, where it is in Korean) and can be set to the local language for Taiwan, Hong Kong, China and Thailand. The table below sets forth certain information about our websites in certain key markets as of June 30, 2018.

	Singapore	Hong Kong	Taiwan	South Korea	Malaysia	Australia	Indonesia	Thailand	China	N. America
Year of Launch	2009	2009	2010	2010	2011	2009	2011	2011	2016	2016
URL Address	reebonz.com/sg	reebonz.com/hk	reebonz.com/tw	reebonz.co.kr	reebonz.com/my	reebonz.com/au	reebonz.com/id	reebonz.com/th	reebonz.com/cn	reebonz.com/us
Languages	English Chinese	English Chinese	English Chinese	Korean	English Chinese	English Chinese	English	English Thai	English Chinese	English Chinese
Currency	SGD	HKD	NTD	KRW	MYR	AUD	IDR	THB	CNY	USD
Local Sales Events & Promotions	x	x	x	x	x	x	x	x	x	x
Local Payment Gateway	x	x	x	x	x	x	x	x	x	x
Local Customer Service Hotline	x	x	x	x	x	x	x	x	x	x
Local Returns & Refund Policies	x	x	x	x	x	x	x	x	x	x
Closets	x	x	x		x		x	x
White Glove	x	x	x	x	x	x
B2C Merchant’s Marketplace	x	x	x		x	x				x

Our Website

Our www.reebonz.com home page and most of our local websites are arranged with tabs for New In, Women, Men, Outlet, and Sale. In addition, most localized websites have a tab for selling. Below is an example of our South Korea localized website:

- Consistent branding and message with key aspects fully localized:
  - ✓ Language[1]
  - ✓ Marketing channels
  - ✓ Partnerships
  - ✓ Messaging applications
  - ✓ Sales events and promotions (offline & pop-up strategies)
  - ✓ Authentication capabilities
  - ✓ Collection points
  - ✓ Currency for price display and billing
  - ✓ Pricing (all-in)
  - ✓ Payment gateways
  - ✓ Customer service hotline
  - ✓ Return and refund policies
  - ✓ Fulfillment partners

South Korea

LOCALIZED LANGUAGE
- South Korea: Korean

TAILORED EVENTS & PROMOTIONS
- Key events
  - Customized events and promotions on the landing page of Reebonz websites

PRICE IN LOCAL CURRENCY[2]
- South Korea: Korean Won (KRW)

LOCAL PAYMENT GATEWAYS
- Local tie ups with banks and payment options for installment plans

LOCALIZED CUSTOMER SERVICE
- South Korea: Korean

MAIN PAGE

REEBONZ
Sell
Something Special
Special Item,

PRODUCT VIEW

PAYMENT GATEWAY

11월 무이자 할부 안내
조건부 2~5개월 무이자 할부
CHECK NOW

CONTACT US

1577-3683
1:1
CUSTOMER SERVICE
IN 24 HOURS
TALK

(1)	Mobile apps are generally available in English language, except in South Korea where it is in Korean.

(2)	Price for the same product varies across different countries; price variance not only results from currency conversion but also reflects supply and demand dynamics as well as taxes and duties.

Shopping. Authentic new and pre-owned goods that are sold directly by us through our B2C Merchandise Business, B2C Merchant’s Marketplace and White Glove Service are sold through limited-time, curated sales events displayed on our homepage or through open catalogue shopping, which allows buyers to search for goods using certain parameters, such as brand, price, gender and product type. On average, we launch eight to ten curated sales events per day for new luxury goods and one to two daily events for pre-owned goods across all countries we ship to, each of which typically last one to five days. We also host local online sales events on local websites in select countries from time to time. Each luxury item sold through our B2C Merchandise Business, B2C Merchant’s Marketplace and White Glove Service has a page with detailed product information, including product specifications, photographs, pricing and savings information, loyalty credits earned, sell back value if relevant, information about shipping and returns and our authenticity guarantee.

Selling. Individual sellers have two options for selling goods through our platform: our Reebonz Closets and White Glove Service. Currently, sellers in the Reebonz Closets begin the sales process through our mobile app where they can upload pictures of and information on the goods being sold. For our White Glove Service, sellers with goods that meet our selective criteria contact us through a form on our webpage, which our team commits to respond to usually within one business day, and if we elect to take the item on consignment, the item is offered for sale on platform.

Personalized Services. We offer personalized services to buyers through our account management system by allowing them to customize their payment and delivery preferences. Buyers can link their Reebonz accounts with other popular social networks such as Facebook and payment platforms such as Paypal. In certain cases, localized payment channels are available for our members. To further ease the checkout process for our repeat buyers, our database keeps track of their preferred delivery address, shipping method and payment option based on information previously provided to us. Buyers can also log in to keep track of their loyalty point balances and order status. We allow buyers to subscribe to future sales notices through text messages, e-mails and mobile “push” notifications. We believe these features improve the shopping experience of our buyers and help deepen their loyalty.

Our Mobile App

We believe buyers of luxury goods are increasingly shopping online through mobile devices. Accordingly, we have invested substantial resources to build a mobile platform dedicated to providing a superior shopping experience. Sales through our mobile platform have grown significantly since its launch in June 2010. 55.1% of our online revenue was generated from our mobile app in 2017, as compared to 51.7% in 2016. As of six months ended June 30, 2017 and 2018, 56.2% and 58.6% of our online revenue was generated from our mobile channels, respectively. Our mobile app has more than 2 million downloads as of June 30, 2018.

The layout of products offered on our mobile app is designed to be intuitive and easy to use. We view our Android and iOS-based mobile app as a key part of our strategy of providing an ecosystem where buyers are able to become sellers and sellers are able to become buyers. Our mobile app allows buyers to quickly and efficiently search, view, select and purchase products and upload pictures and descriptions of items for sale through our Reebonz Closets. It facilitates interaction between buyers and sellers using our Reebonz Closets by allowing customers to create profiles, “like” and comment on products for sale by other customers. Buyers are also able to interact with sellers using our chat function and negotiate prices. Sellers using Reebonz Closets can also request courier pick up for items that have been sold. A direct dial feature on our mobile app allows customers to call our customer service with a single touch. We periodically send product promotional information to users using our mobile app through text messages and “push” notifications, including providing “push” notifications to users when new events are launched and targeted “push” notifications based on behavioral data.

Offline Channels

We believe our offline channels complement our online sales by enhancing our overall branding, attracting traditional offline shoppers, encouraging conversion to online shopping and providing online shoppers with the opportunity to physically view products, thereby helping us create an online-to-offline and offline-to-online omni-channel for buying and selling luxury goods. Our offline channels include retail lounges in Singapore, Malaysia and Australia, as well as pop-up events throughout the markets in which we operate. We also sell products to our VIP members through exclusive private sales coordinated by our relationship managers. Offline sales contributed 21.5% and 21.2% of our revenue in 2016 and 2017, respectively. For six months ending June 30, 2017 and 2018, offline sales contributed 21.5% and 17.0%, respectively.

Retail Lounges. To complement our internet platform, we have a retail lounge in each of Singapore, Malaysia and Australia. Our retail lounges provide us with a physical presence to provide customer service to our members, including the opportunity to touch and feel products viewed online before making a purchase, and with a physical venue for events and private sales. Our retail lounges are boutiques that are open to the public and attracts walk-in buyers, or where existing members may shop. Periodically, we offer member-only events in our retail lounges. Our retail lounges also function as buyer service centers where buyers can interact with our staff, and as collection locations for our White Glove Service. They carry both new and pre-owned products. We have established an omni-stock approach by which products in our retail lounges are continued to be displayed online, allowing the product to have the maximum chance of being purchased since a customer can purchase the stock in the offline channel or the online channel.

Pop-up events. Our pop-up events consist of events held for a limited time in certain cities as part of our marketing efforts. They are invitation-only events targeted at certain categories of buyers (such as holders of certain higher-tiered credit cards) and held at hotel ballrooms or other similar locations. Our pop-up events carry both new and pre-owned products. In certain circumstances, we also invite third-party merchants curated by us to sell at our pop-up events. We believe these events attract traditional offline shoppers and encourage their conversion to online shopping by making them aware of our online platform.

Reebonz Experience

We believe our emphasis on customer service creates a positive buying and selling experience and encourages repeat visits, purchases and sales through our platform.

Localization. We offer localized services to our buyers and sellers. Ten of our local websites are fully localized for language, currency, payment gateways, sale events, promotions and customer service, while 17 of our websites are localized for language and / or currency. Each localized website has localized pricing and allows payments and refunds in local currency. In addition, certain local websites have additional features offered only in certain key markets. For example, some of our localized websites have a feature through which buyers and sellers can speak with customer service representatives. In some countries, through our partnerships with 62 financial institutions, we offer qualified buyers free credit card installment plans, which allows buyers to pay for products through installment payments which are made to the partner bank, while we receive full payment up front. Through our third-party logistics providers, local collection spokes and collection locations, we offer sellers convenient pickup and drop-off for their items.

Relationship managers.

We provide our highest level of customer service to our Reebonz Black (our highest tier of membership) and selectively to our Reebonz Solitaire (our second highest tier of membership) programs. Each member of our loyalty programs has access to our team of dedicated relationship managers that can be contacted for any customer service needs. Our relationship managers perform a number of functions, such as assisting buyers with inquiries while providing support and recommendations to buyers, resolving returns, refunds and other buyer issues by e-mail, messages and telephone, educating buyers on products, helping to promote brands and offerings, and assisting members with to consign their products. As of December 31, 2017, we have two relationship managers.

Sourcing and Authentication

We believe our multi-layer sourcing model is a key driver for the growth of our ecosystem. We source our new luxury goods from a wide range of suppliers, primarily comprising authorized distributors and luxury wholesalers. The pre-owned luxury goods we sell are sourced from individuals, pre-owned luxury dealers and auction houses. Our marketplaces enhance our product offerings by providing a long-tail of products with a variety of SKUs, without the need for us to take on inventory risk.

B2C Merchandise Business.

Suppliers. Substantially all of the new luxury goods sold through our B2C Merchandise Business and offline channels are sourced from authorized distributors and luxury wholesalers (which either have direct relationships with brand owners or purchase from authorized distributors) in Europe, the United States and Asia. We generally seek to enter into framework supply agreements with our suppliers based on our standard form, and we purchase on the basis of purchase orders. We typically make prepayments to our suppliers at the time we place orders. We have implemented a systematic selection process for suppliers. Our merchandizing team is responsible for identifying potential suppliers globally based on our selection guidelines. Our supplier selection criteria include size, reputation, sales records in offline and online channels and product offerings. We also conduct screening and inspection of SKUs arriving at our Singapore logistics center for quality control and maintain the ability to return or reject low quality or counterfeit goods. In addition, we source pre-owned goods from individuals, pre-owned luxury dealers and auction houses. In each case, we pay our suppliers upfront.

Product selection. As of December 31, 2017, we have a 28-member merchandising team that considers and analyzes historical sales data, forward trends, seasonality and buyer demand and feedback. Our overall purchasing volume is also significantly affected by our sales targets and the budgets that we set. We pre-order certain models and for others we are able to make weekly purchases of in-season goods based on market demand. For pre-owned goods, our product selection is also based on the analysis performed by our merchandising team and product availability.

Inventory management. Goods sold through our B2C Merchandise Business are the only products that we purchase and hold as inventory. Title to the goods and risk of loss transfer to us upon pick up. We have implemented an inventory management system to manage the information related to stock receipt from suppliers, stock maintenance, stock preparation for delivery and stock deliveries. We also use an enterprise resource planning system to manage information related to procurement and quality control upon receipt, monitor and actively track sales data and invoicing. This system helps us make timely adjustments to our purchasing decisions and plans and minimizes excess inventory. When we have unsold inventory, we prioritize our sales efforts, such as through discounts, to drive inventory turnover.

Marketplace Business.

The products sold through our Reebonz Closets are sold directly by individual sellers that are our members, to other members in the same country. Our ateliers at the in-country collection spoke authenticate each relevant item sold through our Reebonz Closets prior to delivery to the buyer.

For our White Glove Service, we source pre-owned luxury goods from our members in the countries where we maintain our collection spokes, namely Singapore, Hong Kong, Taiwan, South Korea, Malaysia and Australia. We hold these products on a consignment basis and such products are not accounted for as inventory. Our ateliers at the collection spoke where the product is sourced authenticate each item sold through our White Glove Service prior to delivery to the buyer.

The products sold through our B2C Merchant’s Marketplace are sold directly by multi-brand boutiques, shops that sell new, pre-owned luxury goods and vintage luxury dealers curated by us from around the world, and brands. When selecting sellers for our B2C Merchant’s Marketplace, we use criteria which include the seller’s sales profile, product offering, number of SKUs available for sale and the brands offered with a focus primarily on quality over quantity.

Reebonz Ateliers

We have ateliers located at each collection spoke. We introduced our atelier service in 2013 and as of December 31, 2017, we had 12 ateliers, who are full time appraisers, trained gemologists and watch technicians and worked with certain additional watch technicians who are not our employees. Each pre-owned item sold through our B2C Merchandise Business and our White Glove Service is authenticated, appraised, valued and graded by our ateliers at one of our collection spokes and then photographed with a description provided for display in our online catalogue, while every item sold through Reebonz Closets is authenticated and the condition of the item is also checked by our ateliers prior to delivery to the buyer. Currently, we are able to provide authentication services for 160 brands. Our ateliers have an average of 8 years of experience in the luxury goods industry. All pre-owned items, except for those sold through our B2C Merchant’s Marketplace, undergo testing, product identification and security tagging. Watches and certain categories of jewelry are provided with a certificate of authenticity and we issue a 12 month limited warranty for watches. For each type of luxury product, our ateliers are guided by an authentication checklist that provides a step-by-step guide to authenticating products. For certain luxury brands, we have developed more detailed in-house authentication manuals. We use this manual to train prospective ateliers and plan to set up an atelier training academy to grow the size of our team as our business grows.

Set forth below are examples of our jewelry and watch certifications:

CERTIFIED BY

REEBONZ

ATELIER

TRADEMARKED IN SWITZERLAND

REEBONZ ATELIER WATCH REPORT

Report Date	12 February 2014
Report Number	RV00002966-I
Brand	ROLEX
	Lady-Datejust
SKU / Tag Number	vu04RVR0560000212045

SPECIFICATION

Series Number	P703472
Color	Silver
Model Number	79173
Functions	Hours, Minutes, Seconds, Instantaneous date with rapid setting, Superlative chronometer
Case Finish	Brushed
Case Material	904L Steel
Case Width	26 mm
Water resistance	100m
Crystal	Sapphire
Case Thickness	10 mm
Case Back	904L Steel
Dial	Silver
Markers	Roman numerals
Bezel	18K Yellow Gold Fluted
Calendar	Magnified date window at 3 o clock
Crown	Screw-down
Strap	Jubilee Bracelet
Strap Material	18k Yellow Gold, 904L Steel
Strap Colour	Silver, Gold
Clasp	Oysterclasp
Made In	Switzerland
Manufactured Year	2001
Rolex Size Guide	Ladies - 26mm; Boys - 31, 36mm; Mens - 40, 42, 44mm
Note	This is a general guide based on case size only. Your size preference may differ. Bracelet length can be adjusted to fit your wrist. Subject to availability of the links.
Comes With	Original Box
Warranty	1 Year Warranty

Sample

Image not to scale

Replacement Value for Insurance Purposes: S$7,470.00

CONDITION

Pristine - Minimal signs of wear.

7-POINT CHECK UP CERTIFICATION

	PASS	FAIL
1. Original parts with no modification	■	☐
2. Water resistance test	■	☐
3. Ultra-sonic cleaning of the watch bracelet	■	☐
4. Testing the automatic winding mechanism	■	☐
5. Accuracy test	■	☐
6. Check bracelet, and tighten or replace screws	■	☐
7. Check pins on strap-models	■	☐

AUTHENTICATED IN REEBONZ ATELIER

Reebonz Atelier Chief Horologist

12th of February 2014

This examination has been authenticated on the 12th of February 2014.

CERTIFIED BY

REEBONZ
ATELIER

TRADEMARKED IN SWITZERLAND

REEBONZ ATELIER FINE JEWELERY REPORT

Report Date	12 February 2014
Report Number	RV0000298541
Brand	VINTAGE CUSTOMISED DESIGN
	20k Yellow Gold Rubies & Diamonds Ring
SKU / Tag Number	RVV0500000088667

SPECIFICATION

Material	Yellow Gold
Type	Ring
Ring Size	51
Gemstones	Diamond|Ruby
Carat	Ruby 0.63ct, Diamonds totalling 0.16ct
Colour Grade	H
Clarity Grade	VS
Comes With	N.A

DESCRIPTION

The timeless design and combination of precious stones makes this a great piece of jewellery.

CONDITION

Pristine - No visible signs of wear, set with one piece of oval faceted Ruby and 6 pieces of round brilliant cut Diamonds. 3.6 grams.

RARITY

Prized Gem - Unique details make it a worthy investment

CLARITY REPRESENTATION

Sample

Image not to scale

Replacement Value for Insurance Purposes: S$1,080.00

AUTHENTICATED IN REEBONZ ATELIER

Eric Wong

Reebonz Atelier Chief Gemologist

12th of February 2014

This examination has been authenticated on the 12th of February 2014.

Set forth below is a summary of the process of authenticating, appraising, valuing and grading for pre-owned items sold through our B2C Merchandise Business and items sold through our White Glove Service.

Leather Goods | **Jewelry** | **Timepieces**

1. Authentication and Certification

- Objective assessment: team of ateliers ensure all requirements and fulfilled
- Subjective assessment: based on workmanship
- Reebonz Atelier Authenticity Card issued once products are authenticated

REEBONZ

2. Grading, Appraisal and Valuation

Leather Goods

- Inspect leather signature elements and unique characteristics
- Examine workmanship and quality of materials
- Determine quality based on wears, stains, scratches and coloring
- Check original packaging

Jewelry

- Previous metal hallmarks
- Manufacturer's hallmarks
- Consistency to brand's style and model
- Gemstone authentication and setting
- Any modification or repair

Timepieces

- Original parts with no modification
- Check water resistance
- Ultra-sonic cleaning of the watch bracelet
- Testing the automatic winding mechanism
- Accuracy test
- Check bracelet and tighten or replace screws
- Check pins on strap models

3. Reebonz Care Program & Luxury As a Service

Leather Goods

- Cleaning
- Stain guard
- Deodorizing
- Refinishing
- Moisturizing
- Color correction

Jewelry

- Ultrasonic cleaning
- Buffing and polishing
- Electroplating

Timepieces

- Battery replacement
- Polishing and refinishing
- Water resistance maintenance
- 1 Year Warranty

A comprehensive Reebonz atelier grading report is issued upon close examination and each pre-owned item sold through our B2C Merchandise Business and White Glove Service is given a grading of either “unused,” “pristine,” “mint,” or “good.” We also perform repairs and restorations on such products in order to deliver the best price to sellers and high quality to buyers. Our ateliers also support other areas of our business by, for example, providing authentication services to sellers and buyers using our B2C Merchant’s Marketplace in the event of a dispute and authenticating products sold on Reebonz Closets. Our ateliers also assist in quality checks on new products that we purchase from time to time. While historically it has been rare for one of our customers to allege the product they purchased was not authentic, we follow internal guidelines to verify claims that an item is not authentic, which may include our ateliers performing a second inspection of the item. Depending on the outcome of such inspections, we work with the customer to take appropriate steps to address the claim.

Payment and Fulfillment

Payment

We provide multiple payment options for buyers including online payment with credit cards, payment through major third-party online payment platforms, such as Adyen, Paypal and Alipay, payment through internet banking and through bank transfers. We allow payment in local currency in 22 countries. We are also able to process refunds through the same payment method used by the buyer and in the same currency in the form of Reebonz Credits.

In some countries, through our partnerships with 62 financial institutions, we offer buyers free credit card installment plans that allow buyers to pay for products through installment payments which are made to the partner bank, while we receive full payment up front. We believe the flexibility of our payment options and installment payment plan provide us with a competitive advantage in attracting buyers.

In addition, as part of our marketing efforts, we award Reebonz loyalty credits which can be used to deduct from the purchase price of our products. Furthermore, buyers can use the account balances accumulated from prior product refunds or sales to make future purchases.

Fulfillment

We use a mix of third-party international and local delivery companies to ensure reliable and timely pick up from, and delivery to, our customers. We leverage our large-scale operations and reputation to obtain favorable contractual terms from our third-party logistics providers. We regularly monitor and review the logistics providers’ performance and compliance with contractual terms. We typically negotiate and enter into logistics agreements on an annual basis.

Our logistics network consists of one centralized logistics center and two additional collection spokes in Singapore, and seven logistics centers located in Australia, Hong Kong, Indonesia, South Korea, Malaysia, Taiwan and Thailand, all of which also serve as our collection spokes. In Singapore, our management system enables us to closely monitor each step of the fulfillment process from the time a purchase order is confirmed and the product stocked in our logistics centers, up to when the product is packaged and picked up by the delivery service provider for delivery to a customer. Inventory is bar-coded and tracked through our management information system, allowing real-time monitoring of inventory levels and item tracking. Our logistics center management system in Singapore is specifically designed to support the frequent curated sales events on our internet platform and a large volume of inventory turnover.

For pre-owned items, we have eight collection spokes which also function as logistics centers, in Singapore, Taiwan, Hong Kong, Indonesia, South Korea, Malaysia, Australia and Thailand. These collection spokes serve as collection locations for our White Glove Service, as warehouses to store pre-owned items until they are sold and as authentication points in countries where we have set up Reebonz Closets. We also work with several networks of luxury bag spas in Singapore, to serve as collection points for our customers to drop off their pre-owned items for consignment.

We have ateliers located at seven of our collection spokes to provide authentication, appraisal, valuation and grading services as well as repair and restoration services. We also partner with logistics providers to provide sellers with an extensive network of more than 600 collection locations as of December 31, 2017 to supplement our collection spokes. In 2017, we completed the construction of a 215,000 square foot headquarters that also houses our primary logistics center in Singapore specifically designed for our luxury goods business.

Payment and Fulfillment by Business Line

B2C Merchandise Business. For the majority of items sold through our B2C Merchandise Business, shipments from suppliers first arrive at our centralized logistics center in Singapore, following which quality checks are performed by our team. In the case of pre-owned products, the product may be delivered to a collection spoke in the country where the product is sourced. Once an order is received, the product is selected from our inventory by our staff, packaged, and then delivered directly to the buyer from our Singapore logistics center or collection spoke. In certain cases, we also aggregate and collectively send certain SKUs to collection spokes for dispatch to buyers. If a buyer returns a product within the applicable return period, our third-party logistics provider will pick up the item or the item can be dropped off at a collection location and we refund the payment to the purchaser.

Marketplace Business.

For our B2C Merchant’s Marketplace, once the boutique receives the order, the product is selected by the merchant, packaged in Reebonz branded packaging, fulfilled by our third party logistics provider and then delivered directly to the buyer from the merchant location. All payments are processed by us and held for a specified period given the possibility of returns, and within a mutually agreed period after the applicable return period has expired we remit the payment, less our commission and shipping, duties and taxes payable, to the merchant.

For our Reebonz Closets, once a seller and buyer agree on a sales price and the sale is confirmed in our system, the seller then inputs the pickup date and time into our mobile app. The item is then picked up by our logistics provider and delivered to one of our collection spokes for authentication. The seller may also choose to drop off the item at one of our collection spokes or collection locations. Once authenticated, we then ship the item to the buyer through our logistics provider. Currently, items in our Reebonz Closets may only be bought and sold in the same country.

For our White Glove Service, once acceptance of a request to sell a pre-owned product is confirmed, we provide the seller with the option of dropping the product off at one of our collection locations or complimentary pick up by us through our logistics providers. At our collection spoke, the item is authenticated, appraised, valued and graded by our ateliers and then photographed and a description is provided for display in our online catalogue. Once a purchase order is received, the item is packaged and then delivered directly to the buyer from our relevant collection spoke. All payments are processed by us and held for a specified period given the possibility of returns, and within a period of up to seven business days after the applicable return period has expired we remit the payment, less our commission and shipping, duties and taxes payable, to the seller. We maintain records of all transactions, which we share with the relevant authorities if there is any allegation or investigation into possible stolen or counterfeit goods being traded on our platform.

Technology Platform

Our technology systems are designed to enhance efficiency and scalability, and play an important role in the success of our business. We rely on a combination of internally developed proprietary technologies and commercially available licensed technologies to improve our websites and management systems in order to optimize every aspect of our operations for the benefit of buyers and sellers.

We have adopted a micro-service architecture that is built on top of our highly scalable cloud infrastructure that spans across multiple data centers to ensure its availability at all times. We have full redundancy at each data center to ensure information is properly stored and backed up.

Our front-end modules facilitate the online shopping processes of buyers. Our front-end modules are supported by our content distribution network with dynamic image optimization on the fly (which allows images to be optimized based on the user’s connection speed), providing buyers with quicker access to the product display they are interested in, and facilitating faster processing of their purchases. We have designed our systems to cope with our maximum peak concurrent visitors with a view to providing a consistently smooth online shopping experience. Our mid-end modules support our daily administrative and business operations and our back-end modules support our supply chain and greatly enhance the efficiency of our operations.

We have developed centralized payment services allowing for multiple localized payment methods. We have also developed a unique and customized fraud detection algorithm as well and have implemented fraud prevention measures. Our fraud detection and prevention algorithm triggers email alerts to our internal fraud detection team based on certain red flags (e.g. suspicious customer behavior or certain types of credit cards that are considered high risk) that our system automatically detects, so that our team can review and follow up.

In order to manage cybersecurity risks, we have hired third parties to manage and monitor the security of networks, servers, and applications against distributed denial-of-service (DDOS), hacking and sniffing attacks. In addition, we have also adopted rigorous security policies and measures to protect our proprietary data and customer information.

Our business intelligence systems enables us to effectively gather, analyze and use internally-generated customer behavior and transaction data. We regularly use this information in planning our marketing initiatives for upcoming curated sales and merchandizing for our online shopping mall. Our business intelligence systems are configured to support decision-making intelligence such as dashboard, operation, operational analysis, market analysis, sales forecasts and products such as precision marketing, and other application-oriented products that facilitate data-driven decision-making and increase our product sales.

We have developed most of our key business modules in-house. We also license software from reputable third-party providers, and work closely with these third-party providers to customize the software for our operations. We have implemented a number of measures to prevent data failure and loss. We have developed a disaster tolerant system for our key business modules which includes real-time data mirroring, real-time data back-up and redundancy and load balancing.

We plan to use the blockchain technology to provide authentication capabilities for luxury goods, using cryptographic NFC chips and a decentralized marketplace.

Marketing

Our marketing objectives include enhancing our brand recognition, enhancing our trusted reputation among buyers and sellers, increasing word-of-mouth referrals, increasing organic traffic and stimulating repeat purchases. In addition, we aim to encourage further participation in our ecosystem for buying and selling luxury goods by marketing to existing customers in order to encourage buyers to become sellers and sellers to become buyers. In designing our marketing initiatives, our marketing team looks at customers at varying income levels and browsing and purchasing patterns. Specifically we analyze customer acquisition, retention, length of relationship and attrition. We look at different customer groups and analyze the customer acquisition cost through marketing activities in the context of the revenue each group of customers is likely to provide.

We conduct marketing activities online through major search engines, portals, social media, online video and other major websites. We also conduct marketing activities specifically aimed at customers through mobile devices. Using mobile device IDs or user profiles, we track browsing and buying behavior and use the information to create a customized browsing experience in order to market to existing buyers. We aim to keep our customer base engaged by providing reminders of upcoming events and providing special mobile-only offers. We also use messaging channels such as WhatsApp and Line, to engage with our customer base and send them notifications on special events and promotions for the messaging application community.

To enhance our brand awareness, we also have engaged in brand promotion activities such as partnerships with major banks and brand ambassadors, including local celebrities, reputable fashion stylists and bloggers. We engage in ad campaigns (including television commercials) and social media engagements to build awareness and trust in our brand. In four countries we have a multi-year online luxury shopping partnership with MasterCard. We also send “push” notifications to buyers using our mobile app, notifying them of certain sales events. In addition, we engage in brand-building campaigns, such as promotional contests with prizes and our viral campaigns, such as “Reebonz Mobil” where we temporarily converted a truck into a mobile luxury boutique.

We also provide various incentives to our existing customers to increase their engagement. Our buyers earn loyalty credits for each purchase they make in our B2C Merchandise Business, B2C Merchant’s Marketplace and White Glove Service, and may redeem the credits towards purchases made of products sold by us in our B2C Merchandise Business, B2C Merchant’s Marketplace, White Glove Service and Reebonz Closets. We believe that an effective form of marketing is to continually enhance our customer experience, as customer satisfaction engenders word-of-mouth referrals and additional purchases and sales. We use a personalized approach based on a member’s browsing and buying behavior to provide notifications on products or promotions specific to their behavior.

We believe we have been able to build a large base of loyal buyers primarily by providing superior customer experience, including through our loyalty programs and conducting marketing and brand promotion activities. We provide various incentives to buyers to increase their spending and loyalty, and we send e-mails to buyers periodically with targeted product recommendations or events and to customers who have been inactive for certain periods of time. We had approximately 136,828 and 131,677 total buyers in 2016 and 2017, respectively, among which approximately 46.1% and 41.3% respectively, were repeat buyers.

In addition to our promotional and brand building activities, we market to individual sellers by reaching out to experienced sellers using other platforms and by marketing to existing buyers and encouraging them to become sellers through our Sell Back feature. For our B2C Merchant’s Marketplace, we plan to conduct targeted marketing activities aimed at merchants, brands, and designers curated by us. Once we identify a seller that we believe would made a good addition to our marketplace, we will reach out to the seller about the possibility of selling through our platform.

As of December 31, 2017, our sales and marketing team consisted of 48 employees, located in Singapore and our other regional offices. We incurred S$13.4 million and S$10.5 million (US$7.7 million) of marketing expenses in 2016 and 2017, respectively.

Competition

The luxury goods market, both online and offline, is very competitive, however, there is no direct competitor that offers the ecosystem of buying and selling, new and pre-owned luxury products in our Core Asia Pacific Market. Our primary competitors include global and regional online general retailers and marketplaces, global and regional online fashion retailers, luxury department retailers’ online stores, luxury brand owners’ online stores, regional multi-label concept retailers, and specialist online luxury retailers, such as Yoox Net-A-Porter and Farfetch. Our primary offline competitors include pre-owned luxury retailers, auction houses selling luxury goods and traditional brick-and-mortar retail channels including those operated by the luxury brands themselves and department stores. We believe we compete primarily on the basis of:

●	geographic focus in Southeast Asia and Asia Pacific;

●	focus on luxury segment only;

●	ability to identify products in demand among consumers and source these products on favorable terms from suppliers;

●	providing an ecosystem to buy and sell luxury goods;

●	providing new and pre-owned products;

●	breadth and quality of product offerings;

●	pricing and local payment options;

●	website features and mobile app;

●	value-added services such as authentication;

●	localization, customer service, fulfillment capabilities and returns and refunds processing; and

●	reputation among suppliers as well as among both buyers and sellers of luxury goods.

We believe that our size, market positioning and platform give us a competitive advantage in the markets where we operate. However, some of our current and potential competitors may have longer operating histories, larger customer bases, better brand recognition, more reliable sourcing, including from luxury brand owners directly, stronger platform management and fulfillment capabilities and greater financial, technical and marketing resources than we do. See “Risk Factors — Risks Relating to Our Business — We operate in a competitive environment and may lose market share and customers if we fail to compete effectively.”

Employees

As of December 31, 2017, we had a total of 357 employees. The following tables give breakdowns of our employees as of December 31, 2017, by function and by region:

Function	Number	Region	Number
Fulfillment	168	Singapore	181
Technology	67	Thailand	2
General and Administrative	74	Malaysia	13
Sales and Marketing	48	Australia	21
		Hong Kong	9
		Japan	5
		Taiwan	13
		Indonesia	62
		South Korea	46
		China	2
		USA	3
TOTAL	357		357

We place great emphasis on our corporate culture and seek to maintain consistently high standards everywhere we operate and to help us to realize our goals. We invest significant resources in the recruitment of employees to support our business operations. In 2018 and beyond, we plan to recruit additional employees in connection with the increasing staffing needs of our technology department, the expansion of our Marketplace Business and for our digital marketing team.

We provide a number of employee benefits, including social insurance funds, a medical insurance plan, a work-related injury insurance plan and a maternity insurance plan, and as required by local regulations, a mandatory provident fund.

We enter into labor contracts with our employees. We also enter into confidentiality and non-compete agreements with certain of our employees and senior management. The non-compete restricted period typically expires one to two years after the termination of employment, subject to local laws.

We believe that we maintain a good working relationship with our employees, and we have not experienced any major labor disputes.

Facilities

We have our headquarters in Singapore and logistics centers in Singapore and six other cities. The table below summarizes our facilities as of June 30, 2018.

				Lease period
Country	Location	Gross Floor Area (square meter)	Use	Start	End
Singapore	5 Tampines North Drive 5 Reebonz Building Singapore 528548	19,974	Headquarters, office space, operations and logistics center	01/12/2014	30/11/2044
Singapore	1 Habourfront Walk #01-138/139 Vivo City Singapore 098585	332	Retail	29/04/2018	28/10/2019
Korea	Samjin Building 7F, 113 Achasanro, Seongdong-gu, Seoul, Korea	709	Office, Warehouse	01/06/2015	31/05/2019
Korea	Daereuk Building 5F 501, 636-43, Deongchon-dong, Gangseo-gu, Seoul, Korea	129	Invitree Office, Warehouse	24/09/2018	23/09/2019
Australia	Unit 8/888 Bourke St, Zetland, NSW 2017, Australia	349	Headquarters, office space, operations and logistics center	08/11/2016	08/10/2019
Australia	Shop G01, 570 George Street, Sydney, NSW 2000 , Australia	208	Retail	18/09/2015	16/09/2020
Indonesia	Prince Center Building, 3rd Floor Jl. Jend. Sudirman Kav. 3-4 Jakarta 10220	720	Office, Reebonz Space	01/12/2017	30/11/2018
Malaysia	100.3.007 & 100.3.009 129 Office Block J Jaya One No 72A Jalan Universiti 46200 Petaling Jaya , Selangor Darul Ehsan, Malaysia	366	Office Space, operations and logistics center	01/09/2017	31/08/2019
Malaysia	S4-S11 Second Floor, Lot 10 Shopping Centre , 50 Jalan Sultan Ismail 50250 Kuala Lumpur Malaysia	396	Retail	16/02/2017	15/02/2019
Japan	Reebonz Japan KK 2-15-3 Yoshikawa Bldg 2F Hakataekimae Hakata-ku Fukuoka Japan 812-0011	48	Office Space and operations	01/06/2018	31/05/2020
Thailand	Unit 903, 9th Floor RSU Tower, 571 Sukhumvit Road Klong Ton Nua, Wattana, Bangkok 10110, Thailand	13	Office Space, operations and logistics center	01/10/2018	30/09/2019
Hong Kong	Unit D&E , 18/F Seabright Plaza , 9-23 Shell Street , North Point	182	Office Space and operations	01/02/2017	31/01/2019
Taiwan	3F-1 No.97 Songren Rd, Xinyi District , Taipei City 110, Taiwan	103	Office Space, operations and logistics center	01/01/2018	31/12/2019
USA	Galvanize Ste 400, 1644 Platte St, Denver CO80202	-	Office Space and operations

To expand our warehouse space and accommodate future growth, we constructed a new 215,000 square foot headquarters in Singapore, which completed in 2017. Our new headquarters houses our logistics center, which is specifically designed for our luxury goods business, increasing our warehouse space in Singapore by nearly threefold. We spent a total of approximately S$38.2 million (US$28.0 million) on land acquisition, construction and warehousing equipment purchase in connection with this project, which includes S$7.3 million paid in 2014 for the land rights for our headquarters. We financed this project through a loan facility of S$28.2 million (US$20.7 million) granted by a local bank in Singapore and cash from operations.

Intellectual Property

We regard our trademarks, copyrights, domain names, know-how, proprietary technologies, and similar intellectual property as critical to our success, and we rely on copyright and trademark law and confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. As of March 31, 2018, we owned one computer software copyright, held one perpetual license agreement to use a software platform relating to various aspects of our operations and maintained six trademark registrations in Singapore and 32 trademark registrations outside Singapore. We had 28 trademark applications pending outside Singapore. As of March 31, 2018, we had 35 domain name registrations, including reebonz.com, among others.

Insurance

We maintain various insurance policies to safeguard against risks and unexpected events. We have purchased industrial all-risk property insurance covering our inventory and fixed assets such as equipment, furniture and office facilities. We maintain inventory insurance to cover items held on consignment through our White Glove Service. We also maintain marine insurance covering our inventory in transit. We maintain public liability insurance for our business activities. We also provide work injury compensation insurance and medical insurance for our employees. Additionally, we provide group hospitalization insurance for all employees and specialist coverage for our management staff. We also cover our board of directors through the directors and officers liability insurance. We consider our insurance coverage to be sufficient for our business operations.

Legal Proceedings

From time to time, we may be involved in legal proceedings in the ordinary course of our business. We are currently not a party to any material legal or administrative proceedings.

Regulation of Reebonz

We are subject to laws and regulations in the jurisdictions where we conduct our business. This section summarizes certain rules and regulations that significantly affect our business activities.

Singapore

Broadcasting Act

All internet content providers (all persons who maintain websites), including us, are governed by an automatic class license, pursuant to the Broadcasting Act of Singapore (Chapter 28) and the Broadcasting (Class Licence) Notification. Internet content providers must comply with internet codes of practice as the Singapore Media Development Authority, or the MDA, may issue from time to time, and must ensure that its services are not used for any purpose or contain any program that is against the public interest, public order or national harmony or offends good taste or decency. Internet content providers also have obligations to assist certain investigations of the MDA and remove programs included in its service where the MDA informs the licensee that the program is contrary to a code of practice, is against public interest, public order or national harmony or offends against good taste or decency.

The Personal Data Protection Act 2012

The Personal Data Protection Act 2012 of Singapore, or the PDPA, generally requires organizations to give notice and obtain consents prior to collection, use or disclosure of personal data (data, whether true or not, about an individual who can be identified from that data or other accessible information). The PDPA also imposes various obligations upon organizations, or the Main Data

Protection Obligations, that relate to, among other things, the access to, the correction of, the protection of, the retention of and the transfer of, personal data. In addition, the PDPA requires organizations to check national ’‘Do-Not-Call’’ registries prior to sending marketing messages addressed to Singapore telephone numbers through voice calls, fax or text message.

The PDPA specifies various offenses that apply for failure to comply with PDPA requirements, which could apply to both organizations and their officers, depending on the circumstances. The PDPA also created a regulatory agency, the Personal Data Protection Commission, which has the power to give directions to organizations for compliance with the PDPA, including the power to require an organization to pay a penalty of up to S$1 million for breach of PDPA requirements. Apart from this, an individual has a right of private action against an organization for breach of the Main Data Protection Obligations if the individual suffers loss or damage directly as a result of a contravention of the Main Data Protection Obligations by an organization. The relief which a court may grant includes damages, injunctions and relief by way of declaration.

Laws affecting the sale of goods to consumers in Singapore

The Unfair Contract Terms Act of Singapore (Chapter 396), or the UCTA, provides that exclusion clauses in standard terms of business or where one of the contracting parties is a consumer are subject to a condition of ’‘reasonableness.’’ Also, when a business deals with a consumer, the business cannot render contractual performance substantially different from what was reasonably expected of it, or render no performance at all in respect of the whole or part of any contractual obligation. The Sale of Goods Act of Singapore (Chapter 393), or the SOGA, regulates the sale of goods in Singapore. The SOGA implies certain terms into contracts of sale of goods, which include implied conditions that the seller has or will have the right to sell the goods and that goods supplied are of satisfactory quality. The SOGA also provides that where a seller wrongfully neglects or refuses to deliver goods, the buyer may sue for non-delivery. The damages available are the estimated loss directly and naturally resulting from the seller’s breach of contract in the ordinary course of events. Rights, liabilities and implied conditions arising under a contract of sale pursuant to SOGA may be excluded or varied by contract, subject to the requirements of the UCTA.

The Consumer Protection (Fair Trading) Act of Singapore (Chapter 52A), or the CPFTA, provides a buyer who has entered into a transaction involving an unfair practice with the right to bring an action against the supplier. This right to bring an action does not apply where the remedy or relief sought exceeds S$30,000. Unfair practices include situations where the supplier does or says anything which reasonably would result in the consumer being deceived or misled, or where the supplier makes false claims as to origin, performance characteristics or method of manufacture of the product.

The CPFTA also provides that if goods do not conform to the applicable contract at the time of delivery, the buyer would have the right to require the seller to repair or replace the goods, reduce the amount to be paid for the sale by an appropriate amount or to rescind the contract with regard to the goods in question. Goods which do not conform to the applicable contract at any time within the period of six months from the date on which the goods were delivered will be regarded as not having conformed to the applicable contract at the time of delivery.

Electronic Transactions Act

The Electronic Transactions Act of Singapore (Chapter 88), or the ETA, makes clear that, in general, transactions conducted using paper documents and transactions conducted using electronic communications will be treated equally by the law. While the ETA allows for certain rebuttable presumptions in connection with electronic transactions, which are generally helpful to us, we do not rely on these rebuttable presumptions on our website or platform in Singapore.

The Secondhand Goods Dealers Act

As a seller of pre-owned luxury goods, we are subject to the Secondhand Goods Dealers Act (Chapter 288A) of Singapore, or the SGDA, which requires dealers of certain secondhand goods, including watches and certain types of jewelry, to obtain a license or an exemption from the Singapore police before commencing operations. As of the date hereof, we have successfully registered and obtained exemption from the requirement to obtain a license for the purpose of dealing in secondhand goods on our website, www.reebonz.com, and we are currently applying for an exemption for our retail lounge. Any person who deals in secondhand goods except under and in accordance with the conditions of a license issued under the SGDA would be guilty of an offense. Any person who is guilty of an offense under the SGDA would be liable on conviction to a fine not exceeding S$20,000 or to imprisonment for a term not exceeding 12 months, or to both.

In addition, dealers of secondhand goods are also required to comply with other rules of the SGDA and the regulations thereunder, including but not limited to record keeping requirements. Further, under the SGDA, if any person is convicted in any court of an offense under Chapter XVII of the Penal Code (Chapter 224) in respect of any property, and it appears to the court that the property has been sold to a secondhand goods dealer, such as our company, the court may, in certain circumstances, order the delivery of the property to the original owner either on payment to the secondhand goods dealer of the amount of the purchase price or any part thereof, or without payment thereof or of any part thereof, depending on the circumstances. The court may also adjourn the proceedings for the attendance of the secondhand goods dealer and may summon the secondhand goods dealer to attend the adjourned hearing. If after hearing the secondhand goods dealer, the court is satisfied that the secondhand goods dealer, before purchasing the property referred to above, (i) ought reasonably to have known or suspected that the property was stolen property, and (ii) did not exercise due care and diligence to ascertain that the property was not stolen property, the court may order the secondhand goods dealer to pay a financial penalty not exceeding S$2,000.

The Trade Marks Act

The Trade Marks Act (Chapter 332), or the TMA, establishes the law for trademarks in Singapore, including infringement of registered trademarks and the position of parallel-imported luxury goods. There are civil reliefs (such as injunction or damages) and criminal sanctions (such as fines) stipulated in the TMA for the import, sale or other commercial dealings in goods that infringe or counterfeit the registered trademarks belonging to brand owners.

Copyright Act

The Copyright Act (Chapter 63) sets out the protection of literary, dramatic, artistic and musical works, as well as entrepreneurial works (published editions, sound recordings, cinematograph films, broadcasts, performances and cable programs). Generally, only the owner of a copyright work has the right to reproduce, publish, perform, communicate and adapt his work, unless consent or authorization to do these acts have been obtained. The term of protection varies according to the type of work involved, and infringement of copyright will arise where there has been substantial reproduction or adaptation of the work. Company names are generally not regarded as literary works although brand logos are capable of protection as artistic works.

Australia

The sale and marketing of branded products to the Australian market by us, either through our Australian or non-Australian websites or through our Australian subsidiary’s operation of a physical store, is generally permitted subject to compliance with various laws and regulations in Australia. In particular our operations in Australia are subject to compliance with laws aimed at advancing consumer rights, protecting consumer privacy, regulating direct marketing practices, promoting fair trading, protecting the rights of owners of intellectual property and regulating the importation of goods in to Australia. In general, these laws prevent the making of misrepresentations in relation to products being offered for sale and the unauthorized sale of products that contravene intellectual property rights, such as the sale of branded products in the Australian market in circumstances where the brand owner has not consented to the application of its brand on products for sale in the Australian market. Further, Australian privacy laws govern the collection, handling and protection of personal information by a company. Our operations in Australia are also subject to Australian direct marketing laws that regulate how personal information can and cannot be used by a company for direct marketing purposes. Our Australian sales are also affected by taxation legislation and other fiscal policies adopted by the Australian government. In particular, sales of stock, financing and administration or management service arrangements between us and our Australian subsidiary must be consistent with the relevant provisions of Australian taxation laws relating to transfer pricing.

Consumer Guarantees

Consumer guarantees under the Australian Consumer Law, or ACL, apply in Australia for the supply of goods to consumers where (i) the price is less than AUD$40,000 or (ii) the goods are of a type ordinarily acquired for personal, domestic or household consumption. Relevant consumer guarantees include that the goods are of acceptable quality (fit for purpose), acceptable in appearance and finish, free from defects, safe and durable. An importer may be liable directly to the consumer if the manufacturer has no place of business in Australia. Liability for consumer guarantees cannot be excluded or limited.

Misleading and Deceptive Conduct and Passing Off

In general, Australian laws prevent the making of misrepresentations in relation to products being offered for sale in Australia. Under the ACL, it is unlawful for a person or corporation, in trade or commerce, to engage in conduct that is misleading and deceptive or likely to mislead and deceive. The sale in Australia of goods that were intended by the manufacturer for sale only overseas has the potential to give rise to representations that are misleading or deceptive, particularly where there is a difference in quality in the goods. In addition, the common law tort of passing off forms part of the law in Australia and prevents a person from misrepresenting that his goods are those of another trader where that misrepresentation is likely to deceive the public that the goods are the other’s party’s goods, and where the first trader suffers damage to its business, reputation or goodwill as a result of the misrepresentation.

Hong Kong

Sale of Goods Ordinance & Control of Exemption Clauses Ordinance

The Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong), or the SGO, implies certain terms into contracts of sale of goods in Hong Kong, which include implied conditions that the seller has or will have the right to sell the goods and that goods supplied are of satisfactory quality, fit for the buyer’s purposes, match the descriptions provided by the seller and any samples. The SGO also provides for circumstances where buyers may be deemed to have accepted goods and the actions that a buyer may take for any breach of contract by a seller.

Where any right, duty or liability would arise under a contract of sale of goods by implication of the SGO, the contract may (subject to the Control of Exemption Clauses Ordinance (Chapter 17 of the Laws of Hong Kong), or the CECO) be negated or varied by express agreement, or by the course of dealings between the parties, or by usage if the usage is such as to bind both parties to the contract. The CECO provides that exemption clauses in standard terms of business or where one of the contracting parties is a consumer in Hong Kong may have no effect to void a claim against the seller if such clauses are proved to be unreasonable.

Unconscionable Contracts Ordinance

The Unconscionable Contracts Ordinance (Chapter 458 of the Laws of Hong Kong), or the UCO, applies to a contract for the sale of goods or supply of services in which one of the contracting parties is a consumer. Under the UCO, if it is proven that the contract or any part thereof was unconscionable (unfair or not sensible) in circumstances relating to the contract at the time when it was made, the Hong Kong courts may refuse to enforce the contract, to only enforce the other provisions of the contract without the unconscionable part, or to limit the application of, or to revise or alter, any unconscionable part of the contract so as to avoid any unconscionable result.

Trade Descriptions Ordinance

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong), or the TDO, prohibits false trade descriptions, false, misleading or incomplete information, false marks and misstatements in respect of goods provided in the course of trade and false trade descriptions in respect of services supplied by traders in Hong Kong. Generally speaking, violations of the TDO are considered to be an offense under Hong Kong law, unless a defense is available.

Electronic Transactions Ordinance

The Electronic Transactions Ordinance (Chapter 553 of the Laws of Hong Kong) in general accords electronic record and electronic signature the same legal status as that of their paper-based counterparts.

Laws relating to intellectual property

The sale of branded products to the Hong Kong market by us either through our websites or through our Hong Kong subsidiary’s operation of offline pop-up events in Hong Kong are subject to compliance with laws aimed at protecting the rights of owners of intellectual property (including the Trade Marks Ordinance (Chapter 559 of the laws of Hong Kong), the Copyright Ordinance (Chapter 528 of the laws of Hong Kong) and the Registered Designs Ordinance (Chapter 522 of the laws of Hong Kong)). In general, these laws offer protection to brand owners that own intellectual property rights that are contravened by any unauthorized sale of the branded products in the Hong Kong market.

Laws of tort in respect of passing-off, procuring a breach of contract and conversion

The sale of branded products to the Hong Kong market by us either through our websites or through our Hong Kong subsidiary’s operation of offline pop-up events in Hong Kong are also subject to compliance with the common laws of tort in respect of passing-off (where a person misrepresents that his goods are those of another person and the misrepresentation is likely to so deceive or confuse the public, resulting in the latter to suffer damage to its business, reputation or goodwill), procuring a breach of contract (where there is a contractual arrangement in place between the trademark owner and an authorized dealer restricting the latter from selling the goods for re-sale outside a particular territory, a person who takes part in acts effecting the breach of that contractual arrangement in a concerted effort with such authorized dealer commits a tort) and conversion (where a person purchases stolen goods from his suppliers and sells them, even if that person neither knows nor ought to have known that it is acting unlawfully, or that person acts entirely without negligence).

Personal Data (Privacy) Ordinance

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), or the PDPO, covers any personal data that relates to a living person and can be used to identify that person, which exists in a form in which access or processing is practicable. It applies to a data user who, either alone or jointly or in common with other persons, controls the collection, holding, processing or use of the data. Pursuant to the PDPO, Hong Kong’s Privacy Commissioner for Personal Data, or the Commissioner, can investigate complaints of breaches of the PDPO, as well as initiate investigations and, at the conclusion of an investigation, issue an enforcement notice against the data user, requiring it to take remedial action. The Commissioner can institute civil or criminal proceedings against any data user that fails to comply with an enforcement notice, depending on the nature of the breach.

Contravention of an enforcement notice is an offense which could result in a maximum fine of HK$50,000 and imprisonment for two years.

The PDPO also criminalizes, among others, misuse or inappropriate use of personal data in direct marketing activities; non-compliance with data access request and unauthorized disclosure of personal data obtained without data user’s consent. The maximum penalty for breach under the PDPO is a fine of up to HK$1,000,000 and imprisonment for up to five years.

Theft Ordinance

Pursuant to section 24 of the Theft Ordinance (Chapter 210 of the laws of Hong Kong), a person handles stolen goods if (otherwise than in the course of the stealing) knowing or believing them to be stolen goods he dishonestly receives the goods, or dishonestly undertakes or assists in their retention, removal, disposal or realization by or for the benefit of another person, or if he arranges to do so.

Such person shall be guilty of an offense and shall be liable on conviction to imprisonment for up to 14 years.

South Korea

Act on Consumer Protection in Electronic Commerce Transactions, etc.

The Act on Consumer Protection in Electronic Commerce Transactions, etc., or the E-Commerce Consumer Protection Act, provides a general framework for regulation of e-commerce businesses, and sets forth legal requirements with the goal of providing consumer protection for sale of goods and services by any means not involving direct, face-to-face contact between a seller and a buyer. This is referred to as ’‘distance selling,’’ which includes transactions conducted through telecommunications and any other means of distance communication, such as the internet. Under the E-Commerce Consumer Protection Act, a business seeking to engage in distance selling must comply with the following legal requirements:

Reporting requirements: The distance selling trader must report information including, among other things, its contact details, internet domain name and the location of its host server to the Korea Fair Trade Commission, or the KFTC, or other relevant government entities;

Notification requirements to customers: The distance selling trader must notify and provide its counterparty with documents (electronic or otherwise) containing basic descriptions of the transactions prior to supplying or providing the products or services, and the information contained in such documents needs to include, among others (i) details of sellers and suppliers, (ii) name, type and contents of as well as other information relating to the products or services being sold, (iii) pricing and payment information, (iv) time and method of supply, (v) method of, deadline for and effect of withdrawal of the order or termination of the contract (including standard form of documents for such withdrawal or termination), (vi) terms and procedures regarding return, exchange, guarantees, refund and compensation in case of delay in refund of the products or services, (vii) certain types of customer service policies, (viii) standard terms and conditions for the transaction (including methods of how to find such standard terms and conditions to verify them), (ix) in case of distance selling under which the consumer pays all or part of the products’ price in advance of the products or services, the fact that such consumer may use certain escrow payment as specified in the E-Commerce Consumer Protection Act and (x) other terms of transaction that may affect the consumer’s decision on the purchase;

Timing requirements: The distance selling trader must take action on the supply of the products or services within seven days, or three business days if advance payment is made (or any other period mutually agreed between the distance selling trader and the consumer) from the date the consumer placed the order. If the distance selling trader becomes aware of any problem in the supply of the products or services ordered, it must promptly notify the consumer of the reason, and in case of distance selling with advance payment, must refund, or take measures necessary for such refund, the amount paid by the consumer within three business days from the date of payment;

Cancellation: Subject to certain exceptions, a consumer may cancel an order or return the products or services ordered within specific time periods; and

Refunds: Upon cancellation of the purchase and return of the products or services by the consumer, the distance selling trader must return the purchase price within three business days from the date it has received the returned products or services. If the products or services are returned without cause, the consumer must bear the delivery expenses. If the cause of the return of products is attributable to the distance selling trader, then the distance selling trader must bear the delivery expenses.

The E-Commerce Consumer Protection Act also regulates businesses which are considered to be ’‘distance selling intermediaries.’’ These businesses facilitate the distance selling by third parties by making available for use to such third parties a website or other means of distance selling. As an online marketplace provider for distance selling by third parties, regulations relating to ’‘distance selling intermediaries’’ in the E-Commerce Consumer Protection Act are applicable to our business in South Korea. For example, under the E-Commerce Consumer Protection Act, unless a distance selling intermediary expressly disclaims liability by notice or agreement regarding sales of products, the distance selling intermediary bears joint and several liability with such distance selling trader for damages caused to such trader’s consumers if such damages are caused by willful misconduct or negligence.

Investigation of Breach

The KFTC, the head of city government or the provincial government may, on its own authority or upon petition, conduct necessary investigations relating to violations of the E-Commerce Consumer Protection Act and, in case of any violation, order the violating entity or person to cease and desist, order compliance or take other corrective measures. If the violating entity or person repeats the violation or does not comply with the ordered corrective measure, the KFTC may suspend all or part of the business of the violating entity or person for up to one year or impose a penalty surcharge up to an amount not exceeding the sales amount related to the violation. Not responding to the correction order may also result in imprisonment of up to three years or a fine of up to KRW100 million.

Prohibited Actions

The E-Commerce Consumer Protection Act prohibits distance selling traders and distance selling intermediaries from engaging in certain actions, including among others, misrepresentation, fraud, supplying products without an order and demanding payment, and using consumer information without permission or beyond the scope permitted. A failure to comply with such requirements could result in a fine of up to KRW10 million and a correction order from the KFTC.

Telecommunications Business Act

The Telecommunications Business Act classifies telecommunications service providers into three categories: a network service provider, a specific service provider and a value-added service provider.

An operator of an online marketplace, such as Reebonz Korea Co., Ltd., is classified as a value-added service provider under the Telecommunications Business Act. Value-added service providers are subject to certain reporting requirements and must notify users, among others, of any suspension or closure of all or part of their business and report such events to the relevant authority at least 30 days in advance.

Act on Promotion of Information and Communications Network Utilization and Information Protection, etc.

The Act on Promotion of Information and Communications Network Utilization and Information Protection, etc., or the Information Communication Network Act, requires online service providers to protect consumer information maintained by such service providers. When gathering personal information, online service providers must notify the user of (i) the purpose of gathering and using the personal information, (ii) the items of personal information that it intends to gather among others, and (iii) the period of time during which it intends to retain and use the personal information, and obtain consent from the user. Furthermore, in case such information is provided to a third party, online service providers must obtain consent from the user after providing certain notifications. Also, the online service provider may only gather the minimum necessary information directly related to the service it provides. Any use or disclosure of information to a third party beyond the scope notified to the user or agreed in a contract with the user is allowed only when the user consents to such use or disclosure or when such use or disclosure is permitted under any other laws or regulations of South Korea. Certain exceptions to the consent requirement apply. Using or receiving personal information beyond the scope notified to the user or as set forth in the contract or providing personal information to a third party may be punishable by imprisonment of up to five years or a penalty of up to KRW50 million.

After the online service provider has achieved its purpose of collecting or receiving personal information or after the period during which the third party was allowed to hold and use such information has expired, subject to the Information Communication Network Act’s requirement for retention of certain information on contracts, sales, consumer complaints, among others, the online service provider must immediately destroy the personal information, provided, that the same must not apply where it is required to preserve the personal information in accordance with any other laws. A user may claim damages against an online service provider for the harm suffered as a result of the online service provider’s breach of the requirement to protect personal information under the Information Communication Network Act. In such cases, the online service provider may not be discharged from liability, unless it proves that such harm was not due to its willful or negligent act.

Laws Relating to Intellectual Property or Prohibited Items

Certain laws relating to intellectual property rights, such as the Copyright Act or the Trademark Act, regulate items being sold in online marketplaces that infringe on third-party intellectual rights. For example, under the Copyright Act, importers or distributors of authentic luxury goods are prohibited from using others’ images or descriptions of such products. However, if the images or descriptions are created by them and do not constitute a reproduction or transmission of others’ images or descriptions, such use of images or descriptions of the products may be allowed.

Under the Trademark Act, parallel importation is not prohibited and does not itself constitute a trademark infringement if (i) the imported product is a ’‘genuine product’’ bearing the trademark which was attached by a foreign trademark owner or licensee of such trademark, (ii) such foreign trademark owner or licensee and a domestic trademark owner or licensee (if any) are the same person or entity, or have a close legal or economic relationship (for example, the domestic trademark owner or licensee is an exclusive dealer or distributor or an affiliate of the foreign trademark owner or licensee), and (iii) there is no substantial difference between the product imported by a parallel importer and the products distributed in Korea by a domestic dealer or distributor having the domestic trademark right or license, in terms of product quality (such as the product’s functionality or durability) but not in terms of ancillary services (such as customer service support for the product or replacement of the product). Any person who knowingly infringes a trademark right or an exclusive license to trademark could be subject to imprisonment of up to seven years or a fine of up to KRW100 million. An entity whose representative, agent or employee infringed the trademark right or exclusive license to trademark could also be subject to a fine of up to KRW300 million.

In case the trademark on a product imported by a parallel importer is used as a business mark of the parallel importer and, as a result, misleads others to believe that the parallel importer is an official domestic agent or licensee of the foreign trademark owner or licensee, such use of trademark may constitute an act of unfair competition that is prohibited under the Unfair Competition Prevention and

Trade Secret Protection Act. However, if the parallel importer exercises due care to avoid such confusion by, for example, clarifying on its website that it is not an owner or licensee of the trademark of luxury goods imported and distributed by it or an agent or dealer of the foreign owner or licensee of such trademarks, and that it has no relationship whatsoever with such foreign trademark owner or licensee, the parallel importer’s such use of trademark is not likely to constitute a prohibited unfair competition. An individual who violates the Unfair Competition Prevention and Trade Secret Protection Act by knowingly engaging in an act of unfair competition could be punished by imprisonment of up to three years or a criminal fine of up to KRW30 million, and an entity whose representative, agent or employee commits an act of unfair competition could also be subject to a criminal fine of up to KRW30 million.

Taiwan

Consumer Protection Act

A business operator who engages in the business of designing, producing, manufacturing, importing or distributing goods, or providing services to consumers, is subject to the Consumer Protection Act of Taiwan, or the CPA. With respect to a business operator of an online retail business, the following rules under the CPA apply:

Seven-day Return Period for Online Sales

A consumer who purchases goods online, through telephone, by mail order or in any other similar manner which does not allow a consumer to examine the goods physically (“mail order sale” or “distance sale”) is entitled to return the goods within seven days from the receipt without stating any reasons or paying any expenses or the purchase price under the CPA. Any agreement limiting the seven day return period will be deemed null and void under the CPA.

Regulations on Standardized Contracts

Under the CPA, if a business operator enters into a standardized contract with consumers, the interpretation of the terms and conditions therein should be based on the principles of equality and reciprocity, and if ambiguity exists, interpretations shall be made favorable to consumers. In addition, the CPA authorizes competent authorities to promulgate mandatory and prohibitory provisions of a standardized contract to be used in certain industries. Any terms and conditions contained in the standardized contract used by a business operator violating the mandatory and prohibitory provisions shall be null and void, and such provisions would automatically constitute part of the agreement between the business operator and the consumer. For online retail businesses, the “Mandatory and Prohibitory Provisions Governing Standardized Contracts for the Online Retail Industry” will apply. For online marketplace businesses, if the marketplace operator withholds payment pending the expiration of the return period and remitting the same to the seller, the “Mandatory and Prohibitory Provisions Governing Standardized Contracts for Third-Party Payment Service” will apply. According to the CPA, a business operator who violates the mandatory and prohibitory provisions of the standardized contract will be subject to, unless otherwise provided by law, an administrative fine of NT$30,000 to NT$300,000 if it fails to rectify the violation within the period specified by the competent authority. The fine can be further increased to NT$50,000 to NT$500,000 if it fails to rectify the violation pursuant to the subsequent order, and such fines may be imposed until the violation is remedied.

Notification Requirement for Online Sales

The CPA currently requires a business operator to inform consumers of the following information in writing when making a distance sale: the terms and conditions of the sale, the names of the business operator and its responsible person, and the office address or residential address. An amendment to the CPA, which is not yet effective, will require additional information to be disclosed, including, among others, the deadline for the consumer to rescind the transaction and/or return the goods purchased (the seven day return period), the method of handling consumer complaints and other matters required by competent authorities.

False Advertisements

Under the CPA, a business operator must ensure the accuracy of the content of advertisements, and a business operator’s obligations to consumers shall not be less than what is stated in its advertisements. In addition, a media business operator engaging in publishing or reporting advertisements who knows or should have known that the contents of the advertisements are untrue will also be jointly and severally liable to consumers who rely on such advertisements.

Dispute Resolution Mechanism for Consumer Complaint

According to the CPA, when a dispute arises, a consumer may file a complaint with the business operator, a consumer protection group or a consumer service center (which is a part of the local government), and if a complaint is not properly handled by the business operator within 15 days, the consumer may further file a complaint with a consumer protection officer. If the dispute is still unresolved, the consumer may further apply for mediation by the Consumer Dispute Mediation Commission. If meditation is unsuccessful, a consumer may seek relief from the appropriate court where the consumer/business operator relationship was established.

Fair Trade Act

According to the Fair Trade Act, or the FTA, no enterprise shall make a false or misleading representation of the information relevant to goods that would affect the purchasing decision of consumers on such goods, in the advertisements thereof or through any other means so as to make such representation known to the public. Such information includes price, quantity, quality, content, production method, production date, valid period, method of use, purpose of use, place of origin, manufacturer, place of manufacture, processor, place of processing or any other relevant information that has inducement effects. The FTA further prohibits any enterprise from selling, transporting, exporting or importing goods bearing false or misleading information as described above.

In general, an unauthorized distributor engaging in parallel imports and/or resale of authentic products should not be deemed to violate the FTA, unless the unauthorized distributor makes a representation that may likely cause confusion or a mistake by consumers with regard to such products as being sold by an authorized distributor. The Taiwanese Fair Trade Commission, or the TFTC, has declared that, in the event that an unauthorized distributor makes a representation inducing consumers to regard the parallel imported products as authorized local products, such conduct may be deemed as an attempt to free ride the authorized distributor’s efforts in promoting the same products and therefore may constitute violation of the FTA. The FTA provides that an enterprise shall not engage in deceptive or obviously unfair acts that are sufficient to affect trading order.

For any violation of Article 21 or 25 of the FTA, the TFTC may order the party to discontinue its act, or prescribe a time limit for it to rectify its act or to take necessary corrective measures accordingly, and may further impose an administrative fine of between NT$50,000 and NT$25,000,000.

The fine can further be increased to NT$100,000 to NT$50,000,000 if the party fails to rectify the violation pursuant to the subsequent order, and such fines may be imposed successively until the violation is remedied.

Moreover, according to Article 29 of the FTA, a party that suffers losses due to a violation of FTA may petition to enjoin such act. If there is a likelihood of infringement of trademark rights, the party may petition for the prevention thereof. In addition, the infringing party shall be liable for the damage resulting from the violation. In the case of an intentional violation, the court may, at the request of the injured party and based on the extent of infringement, award compensation greater than the amount of damages actually incurred; provided, however, that the amount so awarded may not exceed three times the amount of damages. The injured party may also request the court to calculate the amount of damages exclusively based on the monetary gain of the infringing party.

Personal Data Protection Act

Collection, Processing and Use of Personal Data

The collection, processing, use and international transfer of personal data are subject to the Personal Data Protection Act, or the Taiwan PDPA. In general, the collection of personal data must be for a specific purpose and be based on a statutory justification, and the individual must be provided with adequate notice, as prescribed by the Taiwan PDPA.

Use of Personal Data Beyond Original Purposes

Under the Taiwan PDPA, the rights and interests of the individual should be respected when collecting, processing or using his/her personal data, and the data should be handled in a bona fide manner. Unless a statutory justification is met, the collection, processing and use of personal data should not go beyond the original purpose of collection. To the extent such data may be used for purposes beyond the original purpose of collection based on the data subject’s written consent, the data collector would need to ensure that the individual is provided with notice so that he or she is aware of the content of such notice and is providing informed consent.

Violations of the Taiwan PDPA could subject the violator to imprisonment and/or administrative penalties.

REEBONZ’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward looking statements about our business and operations. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we describe under “Risk Factors” and elsewhere in this prospectus. See “Special Note Regarding Forward Looking Statements.”

In this section, references to “we,” “us,” “Reebonz” and “our” are intended to refer to Reebonz and its subsidiaries, unless the context clearly indicates otherwise.

Overview

We believe we are a leading player in the online luxury market in our markets of Southeast Asia and Core Asia Pacific Market, based on GMV. Our Core Asia Pacific Market consists of Singapore, Malaysia, Indonesia, Thailand, the Philippines, Vietnam, Hong Kong, South Korea, Taiwan, Australia and New Zealand, collectively. “Southeast Asia” is comprised of only Singapore, Malaysia, Indonesia, Thailand, Philippines and Vietnam. We make luxury accessible to consumers through our internet platform, which includes localized versions of our website, www.reebonz.com, and our Reebonz mobile application, complemented by our offline channels. Through our core B2C Merchandise Business, we curate and sell authentic new and pre-owned luxury goods, including handbags, small leather goods and other accessories, shoes, watches and jewelry, from the world’s leading luxury brands. We also provide a marketplace for individuals to sell new and pre-owned luxury goods. We believe our buyer and seller promises, transaction fulfillment services, returns and refunds policies and product authentication capabilities have helped us build a trusted reputation that encourages buyers and sellers to use our platform. With the introduction of our White Glove Service, a consignment marketplace in 2012, Reebonz Closets, a C2C marketplace, in February 2015, and the launch of our B2C Merchant’s Marketplace in Singapore in May 2015, we expect to grow our B2C Marketplace Business to complement our B2C Merchandise Business by enabling our buyers to become sellers, and sellers to become buyers, thereby transforming our business into an ecosystem for luxury goods that increases engagement and enhances the lifetime value of our customers. We provide buyers and sellers an omni-channel experience to buy and sell luxury goods through our integrated websites, mobile application and offline channels. Our business has grown substantially since its launch in May 2009. In 2017, we achieved a GMV of S$347.2 million (US$254.1 million) and revenue of S$149.6 million (US$109.5 million). For six months ending June 30, 2018, we achieved GMV of S$168.3 million (US$123.1 million) and revenue of S$58.8 million (US$43.0 million).

Our business model is summarized below:

●	B2C Merchandise Business. Currently, our core business is our B2C Merchandise Business, which consists primarily of our B2C “e tailing” business, through which we sell authentic new and pre-owned luxury goods to buyers through our platform. We source new items primarily from authorized distributors and luxury wholesalers and pre-owned items from individuals, pre-owned luxury dealers and auction houses. Unlike for our marketplaces, we purchase these new and pre-owned items as inventory for sale to our buyers. Our sales are largely made through limited time curated sales events and open catalogue listings on our online platform as well as offline channels. In 2017, our B2C Merchandise Business accounted for 60.5% of our GMV and 96.9% of our revenue.

●	Marketplace Business. Our Marketplace Business consists of our C2C Individual Seller’s Marketplace and our B2C Merchant’s Marketplace. Our C2C Individual Seller’s Marketplace allows individual sellers to sell luxury goods to buyers through Reebonz Closets or our White Glove Service. Our Reebonz Closets, launched in February 2015, is a C2C marketplace, where individual members use our mobile application to sell pre-owned luxury goods directly to other members in the same country, with the added benefit of authentication by our ateliers before delivery to the buyer. Reebonz Closets currently operates in Singapore, Hong Kong, Malaysia, Taiwan and Thailand, and we intend to launch Reebonz Closets in other markets in the future. Our White Glove Service, which was launched in 2012, caters to premium individual sellers. Through our White Glove Service, we take luxury goods on consignment from individuals, offer them for sale on our platform and, in addition to authentication, provide certain services such as valuation, grading, photographing, writing product descriptions, and interfacing with buyers. In 2017, our Marketplace Business accounted for 39.5% of our GMV and 2.8% of our revenue. In May 2015, we launched our B2C Merchant’s Marketplace in Singapore. Our B2C Merchant’s Marketplace is a B2C marketplace that aggregates multi brand boutiques, shops that sell pre-owned luxury goods, vintage luxury dealers, and local “Asian Designers” and “Independent Brands” curated by us from around the world and allows them to sell new and pre-owned luxury goods on our platform.

We generate our revenue from our B2C Merchandise Business and Marketplace Business. Our Reebonz Closets and B2C Merchant’s Marketplace were introduced in February 2015 and May 2015, respectively, and therefore our marketplace revenue for periods prior to 2015 does not include any revenue from these marketplaces. Prior to 2015, our marketplace revenue was mainly derived from our White Glove Service.

Our business has changed substantially in recent years. For example, (i) our GMV increased from S$340.6 million in 2016 to S$347.2 million (US$254.1 million) in 2017, (ii) our number of accumulated buyers, and registered members increased from 349,880 and 5,212,343, respectively, in 2016, to 441,612 and 5,536,652, respectively, in 2017, (iii) repeat buyers decreased from 63,054 in 2016 to 54,329 in 2017, and (iv) average order value increased from S$783 in 2016 to S$933 in 2017. For the six months ending June 30, 2017 and 2018 respectively, (i) our GMV decreased from S$197.5 million to S$168.3 million (US$123.1 million), (ii) our number of accumulated buyers and registered members increased from 374,053 and 479,532, respectively, and 5,367,002 and 5,702,673, respectively, (iii) repeat buyers decreased from 33,877 to 28,166, and (iv) average order value decreased from S$1,088 to S$979. In addition, from January 1, 2015 to June 30, 2018, our C2C Individual Seller’s Marketplace had 45,631 unique sellers who had uploaded 357,335 SKUs available for sale. As of June 30, 2018, our B2C Merchant’s Marketplace had 183 merchants.

We recorded revenues of S$176.5 million and S$149.6 million (US$109.5 million) and operating losses of S$23.1 million and S$15.7 million (US$11.5 million) in 2016 and 2017 respectively. We recorded revenues of S$80.5 million and S$58.8 million (US$43.0 million) and operating losses of S$8.7 million and S$7.2 million (US$5.3 million) for the six months ending June 30, 2017 and 2018 respectively. Our negative Adjusted EBITDA was S$14.1 million and S$10.7 million (US$7.8 million) in 2016 and 2017 respectively and our net profit for the year was S$55.2 million and S$76.2 million ($US 55.8 million) in 2016 and 2017, respectively. Our negative Adjusted EBITDA was S$6.2 million and S$4.5 million (US$3.3 million) for the six months ending June 30, 2017 and 2018 respectively. See “Selected Consolidated Financial Data and Selected Operating Data –Non IFRS Financial Measures” section for a reconciliation of Adjusted EBITDA to loss for the year.

Key Factors Affecting Our Results of Operations

Our Ability to Attract and Retain Buyers and Sellers at a Reasonable Cost

Attracting and retaining buyers has been our key focus since our inception, particularly for our B2C Merchandise Business, and with our expansion of our Marketplace Business, we expect that attracting and retaining sellers will also be an important factor in maintaining and expanding our growth. In 2017, 78.8% of our revenue was from sales made through online channels, including our websites and mobile application, and 21.2% of our sales were made through offline channels. We measure our effectiveness in attracting and retaining buyers for our online channels through several key performance indicators, including our total buyers, new buyers, repeat buyers, total orders, orders placed by repeat buyers, average order value, or AOV, and average GMV per user. The following table sets forth these indicators for our online channels for the periods presented:

	2016	2017	6 months ended June 30, 2017	6 months ended June 30, 2018

Accumulated buyers(1)	349,880	441,612	374,053	479,532
New buyers(2)	92,640	91,732	46,046	37,920
Repeat buyers(3)	63,054	54,329	33,877	28,166
Total buyers(4)	136,828	131,677	73,742	62,224
Total orders(5)	248,800	215,510	111,216	91,184
Percentage of total orders placed by repeat buyers(3)	70.3%	64.1%	64.2%	62.6%
GMV (S$, in millions) (6)	340.6	347.2	197.5	168.3
Revenue (S$, in millions)	176.5	149.6	80.5	58.8
AOV (S$)(7)	783	933	1,088	979
Average GMV per user (S$)(8)	1,425	1,526	1,641	1,435

(1)	The number of “accumulated buyers” means, as of the end of the period specified, the number of total buyers on a cumulative basis since our inception.

(2)	A “new buyer” means any unique buyer, as identified by his or her unique customer identification number in our system, who made his or her first online purchase in the specified period (we currently do not track offline orders from buyers using their unique customer identification number), regardless of the buyer returning or cancelling the order.

(3)	A “repeat buyer” means any buyer, as identified by his or her unique customer identification number in our system, who made an online purchase in the specified period and had previously made one or more online purchase through our platform from our inception to the end of the specified period (we currently do not track offline orders from buyers using their unique customer identification number), regardless of the buyer returning or cancelling the order. A new buyer that makes his or her first purchase and then a repeat purchase during the same period would be considered a “repeat buyer” for such period and would also be considered a “new buyer” for such period.

(4)	“Total buyers” for a specified period means, collectively, the unique buyers, as identified by his or her unique customer identification number in our system, who have made online purchases through our platform during the specified period (we currently do not track offline orders from buyers using their unique customer identification number), regardless of the buyer returning or cancelling the order.

(5)	“Total orders” for a specified period means total online orders (we currently do not track the number of offline orders), regardless of the order being returned or cancelled.

(6)	“GMV” for a specified period represents gross merchandise value and is an operating metric, which is the total value of online orders placed and offline merchandise sold through our Merchandise Business or our Marketplace Business that are generally initiated through our platform.

(7)	“Average order value” or ’‘AOV” represents online transacted GMV for the period divided by the number of online orders from buyers during the period (we currently do not track the number of offline orders), regardless of the order being returned or canceled or discounts and credits being applied.

(8)	“Average GMV per user” represents online transacted GMV for the period divided by the number of total buyers who purchased online during the period (we currently do not track offline orders from buyers using their unique customer identification number), regardless of the order being returned or canceled or discounts and credits being applied.

The decrease in our total buyers and repeat buyers have been primarily attributable to the limited investment in marketing, offset by the growth in the number of our registered members from 5,212,343 in 2016 to 5,536,652 in 2017, and to the mix shift in geographic expansion of our business, including increase in sales of pre-owned goods, changes in consumer spending patterns in the markets where we operate, more consumers being able to afford luxury goods, and the regional growth in e commerce and mobile commerce, as well as increased recognition of our Reebonz brand and platform.

The decrease in our total orders has primarily resulted from the limited investment in marketing, which impacted both repeat buyers and new buyers. In 2016 and 2017, 70.3% and 64.1%, respectively, of our total orders were placed by repeat buyers. The total number of repeat buyers were 63,054 and 54,329, in 2016 and 2017, respectively, representing 46.1% and 41.3%, respectively, of the total buyers during the same periods. Our total buyers were 136,828 and 131,677 in 2016 and 2017, respectively. For six months ending June 30, 2017 and 2018 respectively, 64.2% and 62.6% of our total orders were placed by repeat buyers. The total numbers of repeat buyers were 33,877 and 28,166 for the same periods, representing 45.9% and 45.3%, respectively, of the total buyers during the same periods. Our total buyers were 73,742 and 62,224 for six months ended June 30, 2017 and 2018, respectively. Our buyers may include those that have made purchases through both our online B2C Merchandise Business and our Marketplace Business during the same period.

The overall growth in AOV and average GMV per user have been driven by, among other things, a growth in higher value luxury goods available through our platform, which occurred due to changes in the mix of brands and products that we carry and our increased sales of pre-owned luxury goods.

We expect that, as our Marketplace Business grows, the number of individual sellers and merchants selling through our platform and as a result the number and value of products sold through our platform, will continue to increase and be a factor in our operating results.

Our customer acquisition strategy has been a key factor affecting our growth. Historically, we have maintained stability in our marketing costs as a percentage of revenue, and we expect that our ability to control such costs and improve market efficiency as our business grows, particularly as we expand our Marketplace Business, will continue to be a key factor which affects our results.

Geographic Expansion

Our entry into new countries significantly affects our number of buyers and results of operations. Our business started in 2009 when we commenced operations in Singapore, followed by Hong Kong and Australia. Since 2009, our business has expanded to new countries, and we currently have a presence in nine Asia Pacific countries, including Singapore, Hong Kong, Taiwan, South Korea, Malaysia, Australia, Indonesia, Thailand, and China and ship to additional regions such as Middle East and North America. We have grown primarily organically by establishing local subsidiaries. In certain situations, we have made acquisitions or entered into joint ventures, such as in 2013 when we acquired Club Venit in Korea; however, we do not consider the contribution of such acquisitions to our overall growth to be significant. Our expansion into new markets and our ability to deepen our market presence have been a key driver of our revenue growth. Expansion and our efforts to further penetrate markets have negatively impacted our gross profit margin periodically, as we have offered discounts and other promotions when entering new markets, such as Korea and Indonesia.

Business Lines and Supply of Products

Since our inception, our core business has been the sale of new luxury goods through our B2C Merchandise Business. Toward the end of 2012, we started buying and selling pre-owned luxury goods and commenced the sale of pre-owned luxury goods through our White Glove Service. In February 2015, we introduced Reebonz Closets and in May 2015 our B2C Merchant’s Marketplace, which we expect will continue to support our growth. Products sold through our Marketplace Business are sold directly from sellers to buyers, and, accordingly, we do not purchase inventory related to this business. Therefore, we do not record any cost of revenue for our Marketplace Business, and our gross profit reflects 100% of our revenue from our Marketplace Business. For our B2C Merchandise Business, we record cost of revenues, which primarily consists of the cost of purchasing luxury goods that we sell through our B2C Merchandise Business, as well the cost of shipping such goods to our logistics centers. Accordingly, our gross profit for our B2C Merchandise Business represents the difference between our B2C Merchandise Revenue and our cost of revenues. As a result, going forward, as we expect our Marketplace Business grows as a percentage of our revenue, we expect that our gross margin for our overall business would be higher due to the inclusion of the full amount of Marketplace Revenue in our gross profit. In addition, we expect that our expansion of our Marketplace Business will increase the number of individual sellers and merchant boutiques as well as SKUs on our platform and allow us to scale our business.

Demand for Luxury Goods and Growth of E Commerce and Mobile Commerce

The overall demand for luxury goods sold through our platform is affected by the demand for luxury goods in the markets where we sell our products. We believe that brand awareness and the growth in consumer demand for luxury goods have been key factors affecting our results. In addition, our business is affected by the growth of e-commerce and mobile commerce in those markets. According to Bain, e-commerce and smartphone penetration is expected to increase across Asia.

In particular, we believe consumers of luxury goods are increasingly shopping online and especially through mobile devices. 55.1% of our online revenue was generated from our mobile application in 2017, as compared to 51.7% in 2016 and 56.2% and 58.6% as of six months ending June 30, 2017 and 2018 respectively. In line with our mobile strategy, in February 2015, we introduced Reebonz Closets, an interactive marketplace that encourages social discovery of pre-owned luxury goods which is available to buyers and sellers through their mobile devices. We also host special promotions and sales events that are available exclusively on our mobile application, as well as use “push” notifications to promote targeted sales events based on analyses of our mobile customers’ purchasing and browsing behaviors. We use messaging channels such as WhatsApp, Wechat, and Line, amongst others to engage with our customer base and send them notifications on special events and promotions. As a result, sales through our mobile application have grown significantly since its launch in June 2010, and we expect that our ability to continue to grow sales through our mobile application will continue to impact our results going forward.

Brand, Product, Channel and Geographical Mix

Our revenues, cost of revenues and margins are significantly affected by the pricing of our products and our cost of merchandise. Our pricing varies by brand, product type, channel and geography. Our cost of merchandise, which is the largest component of our cost of revenue, varies by brand and product type. Accordingly, the mix of brands and product types we sell and the mix of channels being used and the mix of countries where we sell our products, all impact our revenues and margins.

From time to time we have shifted our brand and product mix in order to increase our AOV, and this has affected our revenues and gross margins. For example, we continuously optimize our product mix to sell more of higher value goods and brands and reduced our emphasis on certain lower value items, such as small leather goods and shoes. This allows us to improve certain operating cost efficiencies by achieving revenue growth through the sale of fewer higher value items at higher prices. We centrally coordinate pricing decisions across our markets in order to pursue improved margins. We set prices dramatically to be more in line with local considerations, such as local pricing by brand owners, competition and demand. We typically seek to align our pricing of particular products based on the countries where we can derive the highest margins, and then may choose to reduce prices to the extent necessary to increase demand. We have increased contribution of Marketplace Business which has resulted in increase in gross profit margin. In 2016 and 2017, our Marketplace Business contributed 35.6% and 39.5% of GMV respectively. We expect that as we increase individual sellers, merchant boutiques and SKUs in the Marketplace Business, the contribution will continue to grow.

In addition, our mix of in-season and out of season products, and pre-owned and new products also affects our margins, with new in season products typically carrying higher prices but lower margins as compared to new out of season products and pre-owned products. Because we use offline channels as a marketing tool, and sometimes to clear out of season stock, the products we sell in our offline channels can have lower prices, and therefore our revenues and margins may be impacted by our online and offline channel mix. Offline sales contributed 21.5% and 21.2% of our revenue in 2016 and 2017, respectively and 21.5% and 17.0% for the six months ending June 30, 2017 and 2018, respectively.

From a geographic perspective, our dynamic pricing strategy varies by country due to, among other things, varying consumer preferences across countries, country specific discounts and credits driven by our marketing strategies, local competition and differing regulatory, taxation and foreign exchanges regimes.

We may continue to alter our brand and product mix, channel mix and geographical mix of our sales from time to time, and can do so, for example, with a view to increasing revenues at the expense of margins, or increasing margins at the expense of revenues. To the extent our sales by brand, product type, channel or geography fluctuate, our revenues and margins could be significantly affected.

Our Investment in User Experience, Technology and Infrastructure

We have made, and will continue to make, significant investments in our platform and ecosystem to attract buyers and sellers and enhance user experience, including providing a personalized experience, dynamic and localized pricing of products, predictive analytics to determine the Sell Back value, integrating with 62 financial institutions in all the countries we operate in, speeding up delivery time and through improving the features of our platform. We have an omni-channel and omni-stock strategy where we will continue to integrate with merchant boutiques around the world as well as products in our offline channels. We expect that our investments will continue to include developing our data analytics in order to optimize user experience, targeting our marketing activities, optimizing our cross-border operations and maintaining and improving our mobile application.

We expect to continue to extend our operational capabilities to support our long term growth. We completed construction of our new, 215,000 square foot headquarters in Singapore in 2017, specifically designed to house luxury goods to allow us to increase warehouse space as we grow our business and optimize our localized and cross border supply chain process. Our new headquarters allow us to better manage costs through owning our own land rather than renting, thereby reducing rental expenses. However, our depreciation expenses increased through our property ownership.

Our Ability to Increase our Scale

Our margins are significantly affected by the scale of our business. We expect that as the size of our business grows, we will be able to negotiate more favorable pricing with our suppliers of luxury goods, logistics providers, marketing service providers, technology providers, and merchant boutiques. In addition, we believe that as our business grows we will be able to increase our cost efficiency due to economies of scale. Our logistics center at our new headquarters allow us to increase our scale at a lower cost.

Key Components of Results of Operations

Revenue

We generate our revenue from our B2C Merchandise Business and Marketplace Business. Merchandise revenue represents revenue from our B2C Merchandise Business and are generated when we act as principal for the direct sale of luxury goods from our inventory to buyers through our platform. Merchandise revenue is recorded net of discounts, credits, refunds and taxes. Marketplace revenues represent the commissions that we earn for sales made by third parties using our platform.

The following table sets forth our revenue by business line, broken down by amounts and percentages of revenue for the years/periods presented.

	2016		2017			6 months ending June 30, 2017		6 months ending June 30, 2018
	S$	%	S$	US$	%	S$	%	S$	US$	%
Revenue:
B2C Merchandise Business revenue	173,398	98.3	144,896	106,019	96.9	78,415	97.5	55,669	40,732	94.6
Marketplace Business revenue	3,080	1.7	4,244	3,105	2.8	1,864	2.3	2,858	2,092	4.9
Rental revenue	-	-	466	341	0.3	189	0.2	294	215	0.5
Total revenue	176,478	100.0	149,606	109,465	100.0	80,468	100.0	58,821	43,039	100.0

We closely monitor our total number of orders and average order value as an indicator of revenue trends. Our total numbers of orders were 248,800 in 2016 and 215,510 in 2017, among which 70.3% and 64.1%, respectively, were orders placed by repeat buyers. Average order value increased from S$783 in 2016 to S$933 (US$682) in 2017. Our total numbers of orders were 111,216 and 91,184 for the six months ending June 30, 2018, among which 64.2% and 62.6%, respectively, were orders placed by repeat buyers. Average order value decreased from S$1,088 to S$979 (US$716) in the six months ending June 30, 2017 and 2018, respectively.

GMV for a specified period represents gross merchandise value and is an operating metric, which is the total value of online orders placed and offline merchandise sold through our Merchandise Business or our Marketplace Business that are generally initiated through our platform.

The following table sets forth our GMV by business line, broken down by amounts and percentages of GMV for the years/periods presented.

						6 months ending June 30,
	2016		2017			2017		2018
	S$	%	S$	US$	%	S$	%	S$	US$	%
GMV:
B2C Merchandise Business GMV	219,325	64.4	209,998	153,653	60.5	127,051	64.3	81,776	59,834	48.6
Marketplace Business GMV	121,231	35.6	137,222	100,404	39.5	70,409	35.7	86,507	63,296	51.4
Total GMV	340,556	100.0	347,220	254,057	100.0	197,461	100.0	168,283	123,131	100.0

Cost of revenue

Our cost of revenue primarily consists of the cost of purchasing luxury goods that we sell through our B2C Merchandise Business, the cost of shipping such goods to our logistics centers, and allowance for inventories. As the revenue generated from our Marketplace Business represents commissions from sales of luxury goods by our sellers, none of our cost of revenue is attributable to our Marketplace Business.

Fulfillment Expenses

Fulfillment expenses consist primarily of expenses incurred in connection with the fulfillment of orders to customers, shipments, operations and staffing of our logistics, retail and customer service centers. Such expenses include inspecting and warehousing inventories; authenticating goods sold through Reebonz Closets and our White Glove Service; picking, packaging and preparing customer orders for shipment; collecting payments from buyers, including payment gateway fees; operating our retail lounges; warehouse rental expenses; and customer service. Fulfillment expenses are generally variable except for staff costs and rental expenses. Fulfillment expenses also include amounts payable to third parties that assist us in fulfillment and customer service operations, including for orders placed through Marketplace Business.

Marketing Expenses

Marketing expenses consist primarily of advertising expenses, brand promotional activities, data analytics and payroll and related expenses for personnel engaged in marketing. Advertising expenses are expensed when the relevant services are received. We expect that our marketing expenses will decrease as a percentage of revenue as we seek to grow our Marketplace Business.

Technology and Content Expenses

Technology and content development expenses consist primarily of payroll and related costs for employees involved in application development, technology required for new business lines, editorial content production on our websites and mobile application and system support expenses, as well as server charges, costs associated with telecommunications, fees paid to third parties for IT services and amortization expenses related to intangible assets.

General and Administrative Expenses

General and administrative expenses consist primarily of payroll and related costs for employees involved in general corporate functions, including accounting, finance, tax, legal, merchandising, business development and human resources; professional fees and other general corporate costs, as well as costs associated with the use of facilities and equipment for these general corporate functions, such as depreciation and rental expenses. As our business grows, we expect our general and administrative expenses to continue to increase in absolute terms. In addition, following consummation of the proposed business combination, we will incur compliance, auditing, legal and other costs, as a consequence of becoming a publicly traded company.

Government Grant

Government grant primarily includes grants provided by the government of Singapore to support the development of businesses.

Other Income

Other income primarily consists of maintenance income, forfeiture of customer deposit and other miscellaneous income.

Other Expenses

Other expenses primarily consist of net foreign exchange losses, which are mainly related to changes in the value of the Singapore dollar against other currencies used in countries where we sell luxury goods or earn commissions on the sale of luxury goods and other miscellaneous expenses.

Finance Costs and Income

Finance costs and income primarily consist of interest expenses on bank borrowings and interest income on bank deposits, respectively.

Change in Fair Value of Convertible Preference Shares

Change in fair value of convertible preference shares represents changes in the fair value of our Series A, Series B, Series C and Series D convertible preference shares, each of which are accounted for under IFRS as derivative financial liabilities and carried at fair value on our statements of financial position. Changes in the fair value of these instruments are recognized in our statements of profit or loss in the period in which the changes occur. The Series A Preference Shares were issued in February 2010, the Series B Preference Shares were issued in December 2010, the Series C Preference Shares were issued in two tranches, in December 2011 and January 2012, and the Series D Preference Shares were issued in April 2013.

Taxation

We and our subsidiaries incorporated in Singapore are subject to the uniform tax rate of 17% under Singapore income tax law on taxable income. Under Singapore tax laws, we are exempted from Singapore income tax on our foreign sourced dividend income received in Singapore by our company and Singapore tax resident subsidiaries provided that (i) such income is subject to income tax of a similar character under the laws of the jurisdiction from which such income is received at the time the income is received in Singapore; (ii) the highest rate of such tax on any gains or profits from a trade or business carried on in such jurisdiction is not less than 15%; and (iii) the Singapore Comptroller of Income Tax is satisfied that the tax exemption would be beneficial to the person resident in Singapore. We recorded income tax expenses of S$0.01 million and S$0.1 million (US$0.07 million), in 2016 and 2017, respectively, reflecting corporate taxes paid by certain of our subsidiaries located outside of Singapore. We recorded income tax expenses of S$0.01 million and S$0.09 million (US$0.06 million) in the six months ended June 30, 2017 and 2018 respectively. As of June 30, 2018, we had $129.6 million (US$94.8 million) of tax losses carried forward. We have not recognized deferred tax assets with respect to our carried forward tax losses as we are not able to estimate the timing of the availability of future taxable profits to utilize these tax losses, based on our operating history. In addition, before utilizing these tax losses carried forward, we would need to obtain the approval of the Inland Revenue Authority of Singapore.

Results of Operations

The following table summarizes our consolidated results of operations in absolute amounts and as a percentage of our total revenue for the periods indicated. Our business has grown rapidly in recent years. Period to period comparisons of historical results of operations should not be relied upon as indicative of future performance.

Consolidated statements of profit or loss

					Six Months Ended June 30,
	Note	2016	2017	2017	2017	2018	2018
		$’000	$’000	US$’000	$’000	$’000	US$’000

Revenue		176,478	149,606	109,465	80,468	58,821	43,039
Cost of revenue		(131,294)	(107,793)	(78,871)	(58,865)	(43,565)	(31,876)
Gross profit		45,184	41,813	30,594	21,603	15,256	11,163
Fulfilment expenses		(26,033)	(25,238)	(18,466)	(12,890)	(10,168)	(7,440)
Marketing expenses		(13,430)	(10,515)	(7,694)	(5,426)	(3,491)	(2,554)
Technology and content expenses		(7,240)	(6,680)	(4,888)	(3,691)	(2,553)	(1,868)
General and administrative expenses		(22,023)	(15,354)	(11,234)	(8,453)	(6,406)	(4,687)
Government grant		399	232	170	127	182	133
Operating loss		(23,143)	(15,742)	(11,518)	(8,730)	(7,180)	(5,253)
Other income		759	577	422	78	296	216
Other expenses		(1,594)	(1,282)	(938)	(997)	(435)	(318)
Finance costs		(2,477)	(4,512)	(3,301)	(2,103)	(2,380)	(1,741)
Finance income		48	20	15	17	5	4
		(26,407)	(20,939)	(15,320)	(11,735)	(9,694)	(7,092)
Change in fair value of:
Convertible preference shares		81,664	97,289	71,185	7,084	(18,860)	(13,800)
Profit/(Loss) before tax		55,257	76,350	55,865	(4,651)	(28,554)	(20,892)
Tax expense		(14)	(105)	(77)	(11)	(86)	(63)
Profit/(Loss) for the year		55,243	76,245	55,788	(4,662)	(28,640)	(20,955)

Years Ended December 31, 2017 and 2016

Revenue. Our revenue decreased by 15.2% from S$ 176.5 million in 2016 to S$ 149.6 million (US$ 109.5 million) in 2017. This was a function of a decrease in B2C Merchandise Business GMV of 4.3%, offset by an increase in GMV of our Marketplace Business. These decreases were driven by a decrease in online orders, which decreased from 248,800 in 2016 to 215,510 in 2017, primarily driven by decrease in total buyers and marketing expenses. Our total buyers decreased from 136,828 in 2016 to 131,677 in 2017, attributable to decrease in both repeat buyers and new buyers. We believe these decreases were primarily attributable to decreased marketing activities.

Cost of Revenue. Our cost of revenue decreased by 17.9% from S$131.3 million in 2016 to S$107.8 million (US$78.9 million) in 2017, primarily due to decreased cost of merchandise, which in turn was primarily due to decreases in both sales volume.

Gross Profit. Our gross profit decreased by 7.5% from S$45.2 million in 2016 to S$41.8 million (US$30.6 million) in 2017. However, our gross margin increased from 25.6% in 2016 to 27.9% in 2017, due to, among other things, central coordination of pricing decisions across our markets, as well as clearing fewer overstocked items and aged stocks, which are typically sold at lower prices and accordingly carry lower gross margins, and increase in Marketplace revenue contributions

Fulfillment Expenses. Our fulfillment expenses decreased by 3.1% from S$26.0 million in 2016 to S$25.2 million (US$18.5 million) in 2017. This decrease was primarily due to a decrease in staff costs due to decreased headcount and decrease in rental costs from S$1.4 million in 2016 to S$1.1 million (US$0.8 million) in 2017, partially offset by increase in Selling and Distribution costs due to an increase in Marketplace business revenue. Our fulfillment expenses increased as a percentage of revenue from 14.8% in 2016 to 16.9% in 2017.

Marketing Expenses. Our marketing expenses decreased by 21.7% from S$13.4 million in 2016 to S$10.5 million (US$7.7 million) in 2017. This decrease was primarily due to decreased advertising expenses, which decreased from S$11.0 million in 2016 to S$8.0 million (US$5.9 million) in 2017, primarily because we decreased customer acquisition, retargeting and branding activities across all channels. Our marketing expenses decreased as a percentage of revenue from 7.6% in 2016 to 7.0% in 2017.

Technology and Content Expenses. Our technology and content expenses decreased by 7.7% from S$7.2 million in 2016 to S$6.7 million (US$4.9 million) in 2017. This decrease was primarily due to decreased headcount of our development teams and contractor fee, and decreased hosting and license fees. Our technology and content expenses increased as a percentage of revenue at 4.1% in 2016 and 4.5% in 2017.

General and Administrative Expenses. Our general and administrative expenses decreased by 30.3% from S$22.0 million in 2016 to S$15.4 million (US$11.2 million) in 2017. This decrease was primarily due to a decrease in deferred IPO expenses, share based compensation expenses, decreased staff to support the business which resulted in lower staff costs, and decreased rental cost as we moved to our Headquarters in Singapore, and decreased professional fees. This was partially offset by increase in our depreciation and amortization from the ownership of our Headquarters. Our general and administrative expenses decreased as a percentage of revenue from 12.5% in 2016 to 10.3% in 2017.

Government Grant. In 2017, we recorded operating income of S$0.23 million (US$0.17 million). Our operating income primarily consisted of grants from the Singapore Government related to capability development.

Operating Loss. Our operating loss improved by 32.0% from S$23.1 million in 2016 to S$15.7 million (US$11.5 million) in 2017, primarily due to decreased fulfillment, marketing and technology and content expenses. Our operating loss as a percentage of revenue increased from 13.1% in 2016 to 10.5% in 2017, due to, among other things, our increased fulfillment and general and administrative expenses as a percentage of revenue partially offset by our increased gross profit margin and increased cost optimization in marketing.

Other Income. Other income decreased from S$0.8 million in 2016 to S$0.6 million (US$0.4 million) in 2017.

Other Expenses. Other expenses decreased by 19.6% from S$1.6 million in 2016 to S$1.3 million (US$0.9 million) in 2017, primarily due to optimizing for fluctuations in the exchange rate of the Singapore dollar compared to other currencies in which we conduct business.

Finance Costs. Our finance costs increased from S$2.5 million in 2016 to S$4.5 million (US$3.3 million) in 2017. This increase was primarily due to increased interest expenses on bank borrowings.

Finance Income. Our finance income decreased from S$0.05 million in 2016 to S$0.02 million (US$0.01 million) in 2017. This decrease was primarily due to decreased interest income on bank deposits in 2017.

Change in Fair Value of Convertible Preference Shares. We recorded fair value gains on convertible preference shares of S$81.7 million in 2016 and S$97.3 million (US$71.2 million) in 2017. The fair value gain in 2016 resulted from a decrease in fair value of our Series A Preference Shares of S$13.9 million, Series B Preference Shares of S$16.2 million, and Series C Preference Shares of S$24.8 million, and Series D Preference Shares of S$26.9 million. The fair value gain in 2017 resulted from a decrease in fair value of our Series A Preference Shares of S$10.6 million, Series B Preference Shares of S$16.4 million, Series C Preference Shares of S$35.8 million, and Series D Preference Shares of S$34.5 million. These decreases in fair value were primarily due to the decreased equity value of the Company resulting from the uncertain business environment and a slowdown in our business expansion due to budget constraints.

Profit for the Year. As a result of the foregoing, our profit for the year 2016 was S$55.2 million and profit for the year 2017 was S$76.2 million (US$55.8 million).

Adjusted EBITDA. Our Adjusted EBITDA improved from negative $14.1 million in 2016 to negative S$10.7 million (negative US$7.8 million) in 2017. Our negative Adjusted EBITDA decreased as a percentage of revenue from 8.0% in 2016 to 7.1% in 2017. See “Selected Consolidated Financial Data and Selected Operating Data – Non IFRS Financial Measures” section for a reconciliation of Adjusted EBITDA to loss for the year.

Six Months Ended June 30, 2018 and 2017

Revenue. Our revenue decreased by 26.9% from S$80.5 million for the six months ended June 30, 2017 to S$58.8 million (US$43.0 million) for the six months ended June 30, 2018. These decrease were driven by a decrease in online orders, which decreased from 111,216 for the six months ended June 30, 2017 to 91,184 for the same period in 2018, primarily driven by decrease in total buyers and marketing expenses. Our total buyers decreased from 73,742 for the six months ended June 30, 2017 to 62,224 for the same period in 2018, attributable to decrease in both repeat buyers and new buyers. We believe these decreases were primarily attributable to decreased marketing activities.

Cost of Revenue. Our cost of revenue decreased by 26.0% from S$58.9 million for the six months ended June 30, 2017 to S$43.6 million (US$31.9 million) for the same period in 2018, primarily due to decreased cost of merchandise, which in turn was primarily due to decreases in both sales volume.

Gross Profit. Our gross profit decreased by 29.4% from S$21.6 million for the six months ended June 30, 2017 to S$15.3 million (US$11.2 million) for the same period in 2018.

Fulfillment Expenses. Our fulfillment expenses decreased by 21.1% from S$12.9 million for the six months ended June 30, 2017 to S$10.2 million (US$7.4 million) for the same period in 2018. This decrease was primarily due to a decrease in staff costs due to decreased headcount and decrease in selling and distribution costs due to lower sales volume, partially offset by increased rental costs from S$0.4 million for the six months ended June 30, 2017 to S$0.6 million (US$0.4 million) for the same period in 2018. Our fulfillment expenses increased as a percentage of revenue from 16.0% for the six months ended June 30, 2017 to 17.3% for the same period in 2018.

Marketing Expenses. Our marketing expenses decreased by 35.7% from S$5.4 million for the six months ended June 30, 2017 to S$3.5 million (US$2.6 million) for the same period in 2018. This decrease was primarily due to decreased staff costs which decreased from S$1.2 million for the six months ended June 30, 2017 to S$0.9 million (US$0.7 million) for the same period in 2018 and decreased advertising expenses, which decreased from S$4.2 million for the six months ended June 30, 2017 to S$2.5 million (US$1.9 million) for the same period in 2018, primarily because we decreased customer acquisition, retargeting and branding activities across all channels. Our marketing expenses decreased as a percentage of revenue from 6.7% for the six months ended June 30, 2017 to 5.9% for the same period in 2018.

Technology and Content Expenses. Our technology and content expenses decreased by 30.8% from S$3.7 million for the six months ended June 30, 2017 to S$2.6 million (US$1.9 million) for the same period in 2018. This decrease was primarily due to decreased headcount of our development teams and contractor fee, and decreased hosting and license fees. Our technology and content expenses decreased as a percentage of revenue at 4.6% for the six months ended June 30, 2017 and 4.3% for the same period in 2018.

General and Administrative Expenses. Our general and administrative expenses decreased by 24.2% from S$8.5 million for the six months ended June 30, 2017 to S$6.4 million (US$4.7 million) for the same period in 2018. This decrease was primarily due to a decrease in staff to support the business which resulted in lower staff costs, decreased rental cost as we moved to our Headquarters in Singapore, and decreased traveling costs and general expenses. This was partially offset by increase in professional fees to support this transaction and our depreciation and amortization from the ownership of our Headquarters. Our general and administrative expenses increased as a percentage of revenue from 10.5% for the six months ended June 30, 2017 to 10.9% for the same period in 2018.

Government Grant. For the six months ended June 30, 2017 we recorded income from government grant of S$0.13 million, which increased to S$0.18 million (US$0.13 million) for the same period in 2018. Our government grant primarily consisted of grants from the Singapore Government related to capability development.

Operating Loss. Our operating loss improved by 17.8% from S$8.7 million for the six months ended June 30, 2017 to S$7.2 million (US$5.3 million) for the same period in 2018, primarily due to decreased fulfillment, marketing, technology and content, and general and administrative expenses.

Other Income. Other income increased from S$0.08 million for the six months ended June 30, 2017 to S$0.3 million (US$0.2 million) for the same period in 2018.

Other Expenses. Other expenses decreased by 56.4% from S$1.0 million for the six months ended June 30, 2017 to S$0.4 million (US$0.3 million) for the same period in 2018, primarily due to optimizing for fluctuations in the exchange rate of the Singapore dollar compared to other currencies in which we conduct business.

Finance Costs. Our finance costs increased from S$2.1 million for the six months ended June 30, 2017 to S$2.4 million (US$1.7 million) for the same period in 2018. This increase was primarily due to increased interest expenses on bank borrowings.

Finance Income. Our finance income decreased from S$0.02 million for the six months ended June 30, 2017 to S$0.005 million (US$0.004) for the same period in 2018. This decrease was primarily due to decreased interest income on bank deposits in 2018.

Change in Fair Value of Convertible Preference Shares. We recorded a fair value gain on convertible preference shares of S$7.1 million for the six months ended June 30, 2017 and a fair value loss of S$18.9 million (US$13.8 million) for the same period in 2018. The fair value gain for the six months ended June 30, 2017 resulted from a gain in fair value of our Series B Preference Shares of S$1.6 million and Series C Preference Shares of S$6.9 million, offset by a loss in fair value of our Series A Preference Shares of S$0.6 million and Series D Preference Shares of S$0.8 million. The fair value loss for the six months ended June 30, 2018 resulted from a loss in fair value of our Series A Preference Shares of S$4.3 million, Series B Preference Shares of S$5.5 million, and Series C Preference Shares of S$9.3 million, offset by fair value gain in Series D Preference Shares of S$0.2 million. The increase in fair value were primarily due to the increase equity value of the Company resulting from the completion of a certain transaction.

Loss for the Period. As a result of the foregoing, our loss for the six months ended June 30, 2017 was S$4.7 million and for the same period in 2018 was S$28.6 million (US$21.0 million).

Adjusted EBITDA. Our Adjusted EBITDA improved from negative S$6.2 million for the six months ended June 30, 2017 to negative S$4.5 million (negative US$3.3 million) for the same period in 2018. Our negative Adjusted EBITDA remained constant at -7.7% as a percentage of revenue for the six months ended June 30, 2017 and June 30, 2018 the same period in 2018. See “Selected Consolidated Financial Data and Selected Operating Data – Non IFRS Financial Measures” section for a reconciliation of Adjusted EBITDA to loss for the year.

Non-IFRS Financial Measures

The following table presents our EBITDA and Adjusted EBITDA for the periods ending December 31, 2016 and December 31, 2017 and for the six months ending June 30, 2017 and 2018. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non IFRS financial measures. You should not consider EBITDA, Adjusted EBITDA and Adjusted EBITDA margin as a substitute for or superior to net income prepared in accordance with IFRS. Furthermore, because non-IFRS measures are not determined in accordance with IFRS, it is susceptible to varying calculations and may not be comparable to other similarly titled measures presented by other companies. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

We present Adjusted EBITDA as a supplemental performance measure because we believe that it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by various items. We define EBITDA as net profit or loss excluding the age and book depreciation or amortization of property and equipment, leasehold land and intangible assets (affecting relative depreciation and amortization expenses), variations in capital structures (affecting interest income and interest expenses), and tax positions (affecting income tax expenses) (such as the impact on periods or companies of changes in effective tax rates). In addition, we define Adjusted EBITDA as EBITDA excluding share based compensation expenses, changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than our functional currency (affecting foreign exchange gains/(losses), net), changes in the fair value of convertible preference shares, and write offs of property and equipment, other assets and intangible assets, as these changes are non cash, and in each case, we do not believe these exclusions to be reflective of the underlying performance of our business. In addition, Adjusted EBITDA Margin is defined to be Adjusted EBITDA as a percentage of revenue.

Some limitations of Adjusted EBITDA are that:

●	Adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to us;

●	Adjusted EBITDA does not consider the impact of share-based compensation expenses or changes in the fair value of convertible preference shares;

●	Adjusted EBITDA does not consider the impact of foreign exchange losses;

●	Adjusted EBITDA does not include other income, other expenses or reflect the interest expense of, or the cash requirements necessary to service interest or principal payments on, our debts; and

●	Adjusted EBITDA excludes depreciation and amortization and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

The following table reconciles Adjusted EBITDA to loss for the periods ending December 31, 2016 and December 31, 2017 and for the six months ended June 30, 2017 and June 30, 2018:

				Six Months Ended June 30,
	2016	2017	2017	2017	2018	2018
	S$’000	S$’000	US$’000	S$’000	S$’000	US$’000
Profit/(Loss) for the year/period	55,243	76,245	55,788	(4,662)	(28,640)	(20,955)
Add: Interest expense	2,477	4,512	3,301	2,103	2,380	1,741
Less: Interest income	(48)	(20)	(15)	(17)	(5)	(4)
Add: Depreciation of property and equipment	617	2,054	1,503	806	1,080	790
Add: Amortization of leasehold land	265	277	203	137	142	104
Add: Amortization of intangible assets	800	820	600	455	394	288
Add: Income tax expenses	14	105	77	11	86	63
EBITDA	59,368	83,993	61,457	(1,167)	(24,563)	(17,973)
Less: Change in fair value of convertible preference shares	(81,664)	(97,289)	(71,185)	(7,084)	18,860	13,800
Add/(Less): Foreign exchange losses/(gains), net	1,428	1,269	929	986	434	318
Add: Employee share option expense	3,146	1,344	983	1,065	155	114
Add: Intangible asset written off	122	-	-	-	-	-
Add: Property and equipment written off	61	-	-	-	-	-
Add: Impairment-deferred IPO Cost/IPO related transaction cost	3,450	-	-	-	600	439
Adjusted EBITDA	(14,089)	(10,683)	(7,816)	(6,200)	(4,514)	(3,302)

Liquidity and Capital Resources

Cash Flows and Working Capital

Our primary sources of liquidity have been bank borrowings, proceeds from operating activities, and issuances of shares. We typically make advance payments for purchases of luxury goods from our suppliers using trust receipt financing, where payments are made to suppliers by our banks and we repay the banks within 120 to 180 days using cash at banks or on hand. We receive payment from customers upon the sale of goods.

Our inventories decreased from S$33.4 million as of December 31, 2016 to S$29.7 million (US$21.7 million) as of December 31, 2017. Our inventory as of June 30, 2018 was S$30.2 million (US$22.1 million). The overall decrease from 2016 to 2018 in inventories reflects the inventory required to support our sales volume. Our inventory turnover days were 92 days in 2016, 107 days in 2017, and 124 days in the six months ending June 30, 2018. Inventory turnover days for a given period equal average inventory balances at the beginning and the end of the period divided by total cost of revenue during the period and then multiplied by the number of days during the period. Our inventory balances will fluctuate over time due to a number of factors, including higher value items on hand, number of pieces of each SKU purchased, expansion in our product selection and changes in our brand and product mix.

As of December 31, 2017 and as of the six months ending June 30, 2018, we had a total of S$9.9 million (US$7.2 million) and S$7.1 million (US$5.2 million), respectively in cash and cash equivalents and short-term deposits. Our cash and cash equivalents generally consist of bank deposits. As of June 30, 2018, we had revolving trade lines of credit for an aggregate amount of approximately S$45.0 million from several commercial banks in Singapore which we primarily use for trust receipt financing, a S$15.0 million term loan facility from Oversea-Chinese Banking Corporation (“OCBC”) for working capital purposes, a S$4.0 million venture debt term loan facility and a S$28.2 million term loan facility from United Overseas Bank (“UOB”) in Singapore for land and construction costs related to our new headquarters and logistics center. We had S$34.1 million (US$25.0 million) outstanding under these revolving trade lines of credit, S$1.8 million (US$1.3 million) outstanding under the venture debt term loan, S$25.7 million (US$18.8 million) outstanding under UOB term loan facility and S$14.8 million (US$10.8 million) outstanding under the OCBC term loan as of June 30, 2018.

The following table sets forth a summary of our cash flows for the years indicated:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2016	2017	2017	2017	2018	2018
	S$’000	S$,000	US$,000	S$’000	S$’000	US$’000

Summary Consolidated Statements of Cash Flows
Net cash used in operating activities	(19,468)	(11,413)	(8,351)	(6,557)	(8,243)	(6,032)
Net cash used in investing activities	(7,388)	(3,560)	(2,605)	(1,656)	(681)	(498)
Net cash provided from financing activities	15,731	8,036	5,880	1,367	6,144	4,495
Net decrease in cash and cash equivalents	(11,125)	(6,937)	(5,076)	(6,846)	(2,780)	(2,035)
Cash and cash equivalents at beginning of period	27,947	16,822	12,308	16,822	9,886	7,233
Effect of exchange rate changes on cash and cash equivalents	-	1	1	-	-	-
Cash and cash equivalents at end of period	16,822	9,886	7,233	9,976	7,106	5,198

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2018 was S$8.2 million (US$6.0 million), primarily attributable to a loss before tax of S$28.6 million (US$20.9 million), adjusted for non-cash items of S$23.4 million (US$17.1 million), which primarily consisted of adjustments for an increase in fair value of convertible preference shares of S$18.9 million (US$13.8 million), and a net increase in working capital of S$1.5 million (US$1.1 million) attributable to a decrease in trade and other payables of S$1.5 million (US$1.1 million) and an increase in inventories of S$1.1 million (US$0.8 million).

Net cash used in operating activities in 2017 was S$11.4 million (US$8.3 million), primarily attributable to a profit before tax of S$76.4 million (US$55.8 million), adjusted for non-cash items of S$89.0 million (US$65.1 million), which primarily consisted of adjustments for an increase in fair value of convertible preference shares of S$97.3 million (US$71.2 million), and a net increase in working capital of S$4.1 million (US$3.0 million) attributable to a decrease in trade and other payables of S$2.3 million (US$1.7 million), a decrease in prepayments of S$2.5 million (US$1.8 million) related to prepayments to suppliers for the purchase of goods, and a decrease in inventories of S$3.7 million (US$2.7 million).

Net cash used in operating activities in 2016 was S$19.5 million, primarily attributable to a profit before tax of S$55.3 million, adjusted for non cash items of S$74.4 million, which primarily consisted of an adjustment for an increase in fair value of convertible preference shares of S$81.7 million, decrease in employee share option expense of S$3.1 million, and decrease in finance costs of S$2.5 million and a net increase of S$1.0 million in working capital. The net increase in working capital was primarily attributable to a decrease in trade and other payables of S$2.3 million related to decreased payables to third party vendors, a decrease in deferred expenses of S$4.7 million, and a net increase of trade and other receivables of S$1.1 million related to increased receivables from third party platforms due to the expansion of our business.

Investing Activities

Net cash used in investing activities for six months ended June 30, 2018 was S$0.7 million (US$0.5 million), consisting primarily of S$0.5 million (US$0.4 million) relating to purchase of property and equipment for office use and equipment.

Net cash used in investing activities in 2017 was S$3.6 million (US$2.6 million), consisting primarily of S$3.1 million (US$2.3 million) relating to the construction of our new headquarters and office, and the purchase of property and equipment for office use and equipment, and the acquisition of intangible assets of S$0.5 million (US$0.3 million) related to software investment and platform development.

Net cash used in investing activities in 2016 was S$7.4 million, consisting primarily of S$6.2 million relating to the construction of new headquarters and office, and the purchase of property and equipment for office use and equipment and the acquisition of intangible assets of S$0.9 million related to software investment and platform development.

Financing Activities

Net cash provided by financing activities for June 30, 2018 was S$6.1 million (US$4.5 million), primarily consisting of S$36.9 million (US$27.0 million) in proceeds from interest bearing loans and borrowings in connection with drawdowns under trust receipt financing related to inventory purchases, partially offset by S$30.7 million (US$22.5 million) for the repayment of interest bearing loans and borrowings, primarily consisting of repayments under trust receipt financing.

Net cash provided by financing activities in 2017 was S$8.0 million (US$5.9 million), primarily consisting of S$92.4 million (US$67.6 million) in proceeds from interest bearing loans and borrowings in connection with drawdowns under trust receipt financing related to inventory purchases, partially offset by S$86.6 million (US$63.6 million) for the repayment of interest bearing loans and borrowings, primarily consisting of repayments under trust receipt financing.

Net cash provided by financing activities in 2016 was S$15.7 million, primarily consisting of proceeds from interest bearing loans and borrowings of S$121.6 million in connection with our acquisition of leasehold land and headquarters and office construction, term loan from a financial institution, and an increase in trust receipt financing related to inventory purchases, partially offset by S$105.9 million for the repayment of interest bearing loans and borrowings, primarily consisting of the repayment of trust receipt financing.

Capital Expenditures

We made capital expenditures of S$7.4 million, S$3.6 million (US$2.6 million), and S$0.7 million (US$0.5 million) in 2016, 2017, and for the six months ended June 30, 2018, respectively. In the past two years, our capital expenditures mainly included purchases of property and equipment, renovation of office, warehouse and retail spaces and purchases of computers, software and office equipment and intangible assets related to platform development.

Our capital expenditures for 2018 are expected to be approximately S$1.5 million (US$1.1 million), which we expect to fund primarily through bank borrowings and cash on hand. Our planned capital expenditures for 2018 will consist primarily of expenditures related to office renovations, and purchases of computers, software and office equipment.

Borrowings

As of June 30, 2018, our total borrowings, including current borrowings and non current borrowings, were S$86.0 million (US$62.9 million), which consisted of trust receipt loans, a venture debt term loan, loans from a shareholder of a subsidiary, a secured term loan, an unsecured term loan and other borrowings.

The following table sets forth the details of our borrowings as of June 30, 2018:

Lender	Type of Loan (Principal Amount)/ Type of Facility (Line of Credit)	Interest Rates and Repayment Terms	Security/Guarantee
United Overseas Bank (“UOB”)

Venture debt term loan in the amount of S$4 million, granted in September 2014;

Trust receipts facilities in the amount of S$10 million, granted in December 2013, and increased to S$40 million in September 2014;
22-year term loan of S$25.7 million, comprising two tranches of S$5.7 million and S$20 million each granted in September 2014, and increased to S$25.8 million comprising two tranches of S$5.8 million and S$20 million each in November 2014 and additional $2.4 million term loan granted in July 2017

Venture debt term loan: the applicable one-month Singapore Swap Offer Rate plus 1.75% or the prevailing one-month cost of funds plus 1.75%, whichever is higher. As of June 30, 2018, S$1.8 million (US$1.3 million) was outstanding under this facility.

Trust receipts facilities: For Singapore dollar denominated bills, UOB’s cost of funds plus 1.50% per annum or the applicable Swap Offer Rate as determined by the bank on the date of the transaction plus 1.50% per annum, whichever is higher; for bills denominated in other currencies, London Interbank Offered Rate plus 1.50% per annum or the bank’s cost of funds as determined by the bank on the day of the transaction plus 1.50% per annum, whichever is higher. Borrowings under the facilities must be repaid within 120-180 days. As of June 30, 2018, S$29.4 million (US$21.5 million) was outstanding under these trust receipt facilities.

Term loan: for the first 24 months from the date of first drawdown, the applicable one-month Swap Offer Rate plus 1.75% per annum or the prevailing one-month cost of funds plus 1.75% per annum, whichever is higher; thereafter the applicable one-month Swap Offer Rate plus 1.50% per annum or the prevailing one-month cost of funds plus 1.50% per annum, whichever is higher. The term loan is to be repaid through 240 monthly installments of S$107,500 from the date of the issuance of the Temporary Occupation Permit for our headquarters or on April 30, 2017, whichever is earlier. As of June 30, 2018, S$25.7 million (US$18.8 million) was outstanding under this facility.

Term loan 2 : for the first 24 months from the date of first drawdown, the applicable one-month Swap Offer Rate plus 1.75% per annum or the prevailing one-month cost of funds plus 1.75% per annum, whichever is higher; thereafter the applicable one-month Swap Offer Rate plus 1.50% per annum or the prevailing one-month cost of funds plus 1.50% per annum, whichever is higher. The term loan 2 shall be repaid over by monthly instalments (comprising principal and interest), based on the interest rate(s) set out above. In respect of each drawing, the first of such monthly instalments shall be payable on 31 August 2017.

All the banking facilities are secured by:

(i) a first legal mortgage over land and property and our headquarters that is under construction; and (ii) legal assignment of all rights, title and interests in the construction contract, insurance policies, performance bonds (if any), tenancy agreements and sale and purchase agreements in respect of our headquarters that is under construction and legal assignment of rental proceeds from the land and property and sales proceeds from any sale of our headquarters which is under construction.(iii) in October 2015, we issued 130,255 warrants (“2015 Warrants”) to UOB to secure the venture debt term loan facility which entitles UOB to subscribe for ordinary shares of our Company (on a one for one basis) at an exercise price of S$11.52. The warrants lapse and expire after four years from their issuance date. If a qualified IPO does not occur on or before December 31, 2017, we are required to pay S$0.5 million to UOB within 30 days after expiration of the 2015 Warrants if they remain unexercised.

DBS Bank	Trade facility for import Bills Receivables Purchase with a total limit of S$5 million, granted in November 2014	For Singapore dollar denominated bills, the prevailing Singapore Interbank Offered Rate plus 2.50% per annum, or for bills denominated in other currencies, the bank’s prevailing cost of funds plus 2.50% per annum.	Unsecured

Borrowings under the facility must be repaid within 120 days. As of June 30, 2018, S$4.7 million (US$3.4 million) were outstanding under this facility.

Trade facility agreement to finance direct purchase of goods from supplier, with a total limit of S$5 million, granted in June 2018

For Singapore dollar denominated bills, the prevailing Singapore Interbank Offered Rate plus Margin of 2.5% per annum.

Borrowings under the facility must be repaid within 150 days. As of June 30, 2018, there were no amounts outstanding under this facility.

Unsecured Warrants worth S$1 million at an exercise price of S$11.30 can be issued, which entitles DBS Bank to subscribe for ordinary shares of our Company.

Lion-OCBC Capital Asia I Holding Pte. Ltd., or LOCA, and Oversea-Chinese Banking Corporation Limited, or OCBC	Term loan facility of S$15 million granted in November 2015	Term loan for a period of 36 months after the first utilization date. Interest for the first year from utilization date is 6.0% per annum, 7% per annum for 2nd year and 8.0% per annum for 3rd year. On 10 May 2016 and 15 November 2016, the Company drew down S$7,500,000 and S$7,500,000 respectively on the term loan facility. As of June 30, 2018, S$14.8 million (US$10.8 million) was outstanding under this facility.	Unsecured We first utilized this facility in May 2016 with a drawdown of S$7.5 million and upon utilization of any amounts under this facility, each of LOCA and OCBC are issued a warrant entitling each of them to subscribe for ordinary shares in our company at an exercise price of S$9.66025. The number of ordinary shares that each of LOCA and OCBC is entitled to subscribe for pursuant to the exercise of the warrant would be equal to (i) 20% to 25% (depending on the date of exercise) of the amount drawn down to date (regardless of any amounts that have been repaid); divided by (ii) the exercise price. Such warrants expire 36 months after their issue date.

Contractual Obligations and Commitments

The following table sets forth our contractual obligations and commitments as of June 30, 2018:

	Total	2019	From 2020 To 2022	From 2023 To 2024	After 2024
	(S$ in thousands)
Operating lease commitments	2,057	1,384	673	-	-
Finance lease obligations	121	77	44	-	-
Capital commitments — Construction of headquarters(1)	595	595	-	-	-
Property and equipment	414	414	-	-	-
Interest-bearing borrowings
— Trust receipts	34,636	34,636	-	-	-
— Loan from an external party	262	262	-	-	-
— Venture debt term loan	1,819	1,819	-	-	-
— Unsecured term loan	15,691	15,691	-	-	-
— Other borrowings	9,303	9,303	-	-	-
— Term loan	32,786	2,083	6,024	3,829	20,850
Total	97,684	66,264	6,741	3,829	20,850

(1)	Approximately 80% of this amount is currently planned to be financed through our UOB term loan as described under “— Borrowings.”

Other than those shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of June 30, 2018.

Off Balance Sheet Commitments and Arrangements

We do not have any off balance sheet commitments and arrangements.

Seasonality

We experience seasonality in our business, reflecting a combination of traditional retail seasonality patterns and new patterns associated with online luxury retail in particular. Our sales have historically been higher during festive periods, especially the December holiday season, as our business tends to benefit from consumers’ increased leisure time and discretionary spending (as a result of, for example, year end bonuses).

Inflation

Inflation in Singapore and other countries in which we do business has not materially affected our results of operations in recent years. Although we have not been affected by inflation in the past, we may be affected if any of the countries in which we do business experience high rates of inflation in the future.

Quantitative and Qualitative Disclosure about Market Risk

Foreign Exchange Risk

We operate in various countries in the Asia Pacific region, including Singapore, Australia, Malaysia and Indonesia, among other countries. We make inventory purchases primarily in Euros and U.S. dollars, incur employee compensation expenses and administrative expenses primarily in Singapore dollars, and incur certain other expenses in various other currencies. We derive a significant portion of our revenue from sales denominated in various local currencies other than the Singapore dollar, such as the Australian dollar, Korean won, New Taiwan dollar, Hong Kong dollar, Thai baht, Malaysian ringgit and Indonesian rupiah. As a result, we bear risks associated with the fluctuation of foreign exchange rates. Because we report our results in the Singapore dollar, the difference in exchange rates in one period compared to another directly impacts period to period comparisons of our operating results. In addition, the value of your investment will be affected by the exchange rate between the U.S. dollar and the Singapore dollar and these and other currencies because the value of our business is effectively denominated in Singapore dollars and those other currencies, while we will be traded in U.S. dollars.

Currently, we have not implemented any comprehensive strategy to mitigate risks related to the impact of fluctuations in currency exchange rates.

Interest Rate Risk

Our exposure to interest rate risk primarily relates to (i) the interest income generated by excess cash, which is mostly held in interest bearing bank deposits and (ii) borrowings from banks and other financial institutions. Interest earning instruments carry a degree of interest rate risk. We have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in market interest rates. However, we may have decreased interest income and increased interest expenses due to changes in market interest rates. Substantially all of our borrowings as of December 31, 2017 were subject to floating rates, within a specified band. For example, interest bearing bank deposits are short to medium term in nature, but given the significant cash and bank balances held by us, any variation in the interest rates may have a material impact on our results of operations. We have not used derivative financial instruments in our investment portfolio.

Critical Accounting Policies, Judgments and Estimates

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements.

We prepare our financial statements in conformity with IFRS, which requires us to make significant judgments, estimates and assumptions. We continually evaluate these judgments, estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and other disclosures included in this prospectus. When reviewing our financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions.

Revenue Recognition

We generate revenue primarily from our Merchandise Business and Marketplace Business. Revenue is recognized to the extent that it is probable that the economic benefits will flow to us and the revenue can be reliably measured. We evaluate whether it is appropriate to record the gross amount of service sales and related costs or the net amount earned as commissions. Provisions for sales returns are estimated using historical experience and recorded as a reduction to revenue.

Generally, when we are primarily responsible in a transaction, are subject to inventory risk, and/or have latitude in establishing prices or have several but not all of these indicators, revenues are recorded at the gross sale price. When we do not have the primary responsibility in a transaction, do not bear the inventory risk and do not have the ability to establish the price, revenues are recorded on a net basis. Refundable payments received from customers, where risks and rewards of the goods have yet to transfer over, are recorded as advances from customers as at the end of each reporting date.

Merchandise Business. We recognize revenues from online direct sales and offline channels on a gross basis. Revenue is recognized when the significant risks and rewards of ownership of the goods have passed to the buyer in the course of ordinary activities and is measured at the fair value of the consideration received or receivable, net of estimated returns and trade discounts. In addition, we have launched a loyalty point program in April 2013 where customers who purchase from us can accumulate loyalty points to redeem credits entitling them to a discount on future purchases. A portion of the revenue from the sale of goods attributable to the award of purchase credits is deferred until they are redeemed or used. Any remaining unutilized credits are recognized as revenue upon expiry. We estimate the fair value of points awarded based on the dollar value of the loyalty credits which can be exchanged using the predetermined number of loyalty points and the expected redemption rate. As points issued under the program expire within a year, such estimates are subject to significant uncertainty.

Marketplace Business. Revenues from our Marketplace Business primarily consist of fees charged to individual third party sellers for participating in our online marketplace. Commission fee revenues are recognized on a net basis when the underlying transaction is completed.

Rental income from leasing of inventories. Rental income arising from rental of luxury products to customers is accounted for on a straight-line basis over the rental period. The aggregate costs arising from the underlying transactions are recognized under the cost of revenue.

Rental income from leasing of office building. Rental income arising from operating leases on building is accounted for on a straight-line basis over the lease term. The aggregate costs of incentives provided to lessees are recognized as a reduction of rental income over the lease term on a straight-line basis.

Use of estimates and judgements

(a)	Impairment of non-financial assets

Impairment exists when the carrying value of an asset or Cash Generating Unit (“CGU”) exceeds its recoverable amount, which is the higher of its fair value less costs of disposal and its value in use. The fair value less costs of disposal calculation is based on available data from binding sales transactions, conducted at arm’s length, for similar assets or observable market prices less incremental costs for disposing of the asset. The value in use calculation is based on a discounted cash flow (“DCF”) model. The estimated cash flows are derived from the future budgets and do not include restructuring activities that the Group is not yet committed to or significant future investments that will enhance the asset’s performance of the CGU being tested. The recoverable amount is sensitive to the discount rate used for the DCF model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes. These estimates are most crucial in determining the recoverable amount of goodwill recognized by the Group.

(b)	Fair value of financial instruments

When the fair values of financial liabilities recorded in the statement of financial position cannot be measured based on quoted prices in active markets, their fair value is measured using valuation techniques including the DCF model and significantly influenced by the movement in the estimated initial public offering (“IPO”) prices. The inputs to these models are taken from observable markets where possible, but where this is not feasible, a degree of judgment is required in establishing fair values. Judgments include considerations of inputs such as discount rate and the IPO price. Changes in assumptions about these factors could affect the reported fair value of financial instruments.

(c)	Share-based payments

The Group initially measures the cost of equity-settled transactions with employees using a Black Scholes model to determine the fair value of the equity incurred. Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model including the expected life of the share option, volatility and dividend yield and making assumptions about them.

(d)	Revenue recognition – Provision for sales returns

The Group made an estimate on the provision for sales returns based on the historical rate of returns. Provision for sales returns are recorded as a reduction to revenue.

(e)	Revaluation of property and equipment - Building

The Group carries its building at its revalued amount, which approximates its fair value. Changes in fair values are recognized in other comprehensive income. The Group engaged a real estate valuation expert to assess the fair value as at 31 December 2017. The fair value of the building is determined by an independent real estate valuation expert using an open market value approach.

(f)	Taxes

Deferred tax assets are recognized for unused tax losses and temporary differences to the extent that it is probable that taxable profit will be available against which the losses and temporary differences can be utilized. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and the level of future taxable profits together with future tax planning strategies.

(g)	Measurement of fair values

A number of the Group’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

Management determines the policies and procedures for both recurring and non-recurring fair value measurements.

External valuers are involved for valuation of significant assets and liabilities. Involvement of external valuers is decided upon annually by Management after discussion with and approval by the Board. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained. The Management decides, after discussions with the Group’s external valuers, which valuation techniques and inputs to use for each case.

At each reporting date, the Group analyses the movements in the values of assets and liabilities which are required to be measured or re-assessed as per the Group’s accounting policies. For this analysis, Management verifies the major inputs applied in the latest valuation by agreeing the information in the valuation computation to contracts and other relevant documents.

The Group, in conjunction with the Group’s external valuers, also compares the change in the fair value of each asset and liability with relevant external sources to determine whether the change is reasonable.

For the purpose of fair value disclosures, the Group has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the asset or liability and the level of the fair value hierarchy as explained below.

When measuring the fair value of an asset or a liability, the Group uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

Level 1:	quoted prices (unadjusted) in active markets for identical assets or liabilities

Level 2:	inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

Level 3:	inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement (with Level 3 being the lowest).

The Group recognizes transfers between levels of the fair value hierarchy as of the end of the reporting period during which the change has occurred.

The accounting policies set out below have been applied consistently to all periods presented in these financial statements except for the following:

The Group derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred, or it neither transfers nor retains substantially all of the risks and rewards of ownership and does not retain control over the transferred asset Any interest in transferred financial assets that is created or retained by the Group is recognized as a separate asset or liability.

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group currently has a legally enforceable right to offset the amounts and intends either to settle them on a net basis or to realize the asset and settle the liability simultaneously.

The Group classifies non-derivative financial assets into the following categories: financial assets at fair value through profit or loss, held-to-maturity financial assets, loans and receivables and available-for-sale financial assets.

Recent Accounting Pronouncements

The Group has applied the following amendments for the first time for the annual period beginning on 1 January 2017:

Applicable to 2017 financial statements

●	Disclosure Initiative (Amendments to IAS 7);

●	Recognition of Deferred Tax Assets for Unrealized Losses (Amendments of IAS 12); and

●	Clarification of the scope of IFRS 112 (Improvements to IFRS’s 2016).

From 1 January 2017, as a result of the amendments to IAS 7, the Group has provided an additional disclosure in relation to the changes in liabilities arising from financial activities for the year ended 31 December 2017.

Other than the amendments to IAS 7, the adoption of these amendments did not have any impact on the current or prior period and is not likely to affect future periods.

Applicable to 2018 financial statements

●	Revenue from Contracts with Customers IFRS 15; and

●	IFRS 9 Financial Instruments.

The first-time implementation of the above standards did not have a material current and retrospective effect on the financial statements as of 1 January 2017 and 2018 and accordingly, have not been restated.

From 1 January 2018, as a result of the amendments to IFRS 15 and 9, the Group has provided additional disclosures in relation to disaggregation of revenue and classification of financial assets and liabilities in line with the new classification requirements of IFRS 9.

New standards and interpretations not adopted

A number of new standards and interpretations to standards are effective for annual periods beginning after 1 January 2019 and earlier application is permitted; however, the Group has not early applied the following new or amended standards in preparing these statements. The Group is currently still assessing the potential impact of adopting these new standards and interpretations, on the financial statements of the Group.

Applicable to 2019 financial statements

New standards Summary of the requirements	Potential impact on the financial statements
IFRS 16 Leases

IFRS 16 Leases

IFRS 16 eliminates the lessee’s classification of leases as either operating leases or finance leases and introduces a single lessee accounting model. Applying the new model, a lessee is required to recognize right-of-use (ROU) assets and lease liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value.

The Group has performed a preliminary high-level assessment of the new standard on its existing operating lease arrangements as a lessee. Based on the preliminary assessment, the Group expects these operating leases to be recognized as ROU assets with corresponding lease liabilities under the new standard.

The operating lease commitments on an undiscounted basis amount to approximately 2.5% of the total assets and more than approximately 1.2% of total liabilities. Assuming no additional new operating leases in future years until the effective date, the Group expects the amount of ROU asset and lease liability to be lower due to discounting and as the lease terms run down.

IFRS 16 substantially carries forward the lessor accounting requirements in IAS 17 Leases. Accordingly, a lessor continues to classify its leases as operating leases or finance leases, and to account for these two types of leases using the IAS 17 operating lease and finance lease accounting models respectively. However, IFRS 16 requires more extensive disclosures to be provided by a lessor.

When effective, IFRS 16 replaces existing lease accounting guidance, including IAS 17, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC 15 Operating Leases – Incentives, and SIC 27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease.

IFRS 16 is effective for annual periods beginning on or after January 1, 2019, with early adoption permitted if IFRS 15 is also applied.

The Group plans to adopt the standard when it becomes effective in 2019. The Group is currently performing a detailed analysis of the standard, including the transition options and practical expedients.

Other standards

The following amended standards and interpretations are not expected to have a significant impact on the Group’s financial statements.

●	Classification and Measurement of Share-based Payment Transactions (Amendments to IFRS 2);

●	Transfers of Investment Property (Amendments to IAS 40);

●	Deletion of short-term exemptions for first-time adopters (Amendments to IFRS 1);

●	Measuring an Associate or Joint Venture at Fair Value (Amendments to IAS 28);

●	Applying IFRS 9 Financial Instruments with IFRS 4 Insurance Contracts (Amendments to IFRS 4);

●	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (Amendments to

●	IFRS 10 and IAS 28);

●	Prepayment Features with Negative Compensation (Amendments to IFRS 9);

●	Long-term Interests in Associates and Joint Ventures (Amendments to IAS 28);

●	IFRIC 22 Foreign Currency Transactions and Advance Consideration; and

●	IFRIC 23 Uncertainty over Income Tax Treatments

MANAGEMENT OF HOLDCO FOLLOWING THE BUSINESS COMBINATION

As contemplated by the business combination agreement, Holdco’s board of directors following the business combination will be comprised of five directors.

Our articles provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Our articles further provide that our board of directors will be divided into three groups designated as Class I, Class II and Class III with as nearly equal a number of directors in each group as possible. Directors assigned to Class I shall initially serve until the first annual general meeting of shareholders following the effectiveness of our articles upon completion of this offering, or the Articles Effectiveness Date; directors assigned to Class II shall initially serve until the second annual general meeting of shareholders following the Articles Effectiveness Date; and directors assigned to Class III shall initially serve until the third annual general meeting of shareholders following the Articles Effectiveness Date. Commencing with the first annual general meeting of shareholders following the Articles Effectiveness Date, each director of each class the term of which shall then expire shall, upon the expiration of his or her term, be eligible for re-election at such annual general meeting to hold office for a three-year term and until such director’s successor has been duly elected.

The officers of Reebonz will remain the same following the transaction, and will also be appointed as executive officers of Holdco following the transactions, as set forth in the table below.

The following sets forth certain information concerning the persons who are expected to serve as Holdco’s directors and executive officers following the consummation of the business combination:

Directors and Executive Officers	Age	Position/Title
Samuel Lim	39	Class III Director, Chairman and Chief Executive Officer
Chua Kee Lock	57	Class II Director
Jeff Richards	46	Class I Director
Roderick Perry	73	Class III Director
Ali Erfan	53	Class I Director
Daniel Lim	34	Chief Product Officer
Benjamin Han	34	Chief Marketing Officer
Torres Oey	46	Chief Technology Officer
Nupur Sadiwala	34	Chief Financial Officer
Cassie Mah	49	Chief Operating Officer, Head of Sales
Lynn Ng	47	Head of Operations
Evelyn Lim	42	Financial Controller

Biographical information for Messrs. Perry and Erfan is set forth in the section entitled “Other Information Related to DOTA — Directors and Executive Officers”. Biographical information concerning the other directors and executive officers listed above is set forth below.

Samuel Lim. Mr. Lim is a Co-Founder of Reebonz and has been its Chairman and Chief Executive Officer since our inception in 2009. Mr. Lim will serve as Chairman and Chief Executive Officer of Holdco upon consummation of the Business Combination. Mr. Lim’s foray into entrepreneurship began as early as when he was 20. In 2000, he founded and held the position of Chief Executive Officer at eFusion Pte. Ltd, one of Southeast Asia’s largest mobile content company. In 2004, Mr. Lim founded and held the position of Chief Executive Officer at eFusion Solutions Pte. Ltd., a company that specialized in direct sales and database marketing for the banking and finance sector for unsecured financial products mainly consumer loans. Both of these two companies were subsequently acquired by publicly-listed companies. Mr. Lim holds a Bachelor of Accountancy from Nanyang Technological University in Singapore. He served as President of the Audiotext Service Providers Association, President of the Entrepreneurs Organization Singapore, and is a member of the Young Presidents’ Organization. He currently also serves on the board of governors of Singapore Polytechnic.

Chua Kee Lock. Mr. Chua will serve as a non-executive director of Holdco upon consummation of the Business Combination. He has been a non-executive director of Reebonz since 2011. Since 2008, Mr. Chua has been the president and chief executive officer of the Vertex Group, a Singapore-headquartered venture capital group. Prior to joining the Vertex Group, Mr. Chua was the president and an executive director of Biosensors International Group, Ltd., a developer and manufacturer of medical devices used in interventional cardiology and critical care procedures from 2006 to 2008. Previously, from 2003 to 2006, Mr. Chua was a managing director of Walden International, a U.S.-headquartered venture capital firm. From 2001 to 2003, Mr. Chua served as deputy president of NatSteel Ltd., a Singapore industrial products company active in Asia Pacific. From 2000 to 2016, Mr. Chua served as a member on the board of directors at Logitech International S.A. He earned a Bachelor of Science in Mechanical Engineering from University of Wisconsin at Madison and a Master of Science in Engineering from Stanford University under a distinguished scholarship from NatSteel.

Jeff Richards. Mr. Richards will serve as a non-executive director of Holdco upon consummation of the Business Combination. He has been a non-executive director of Reebonz since July 2015. He is currently employed by GGV Capital, where he has served as a managing partner focusing on investments in the Internet, software and mobile sectors since 2008. He currently sits on the board of numerous other private companies including Bigcommerce, Boxed, Brightwheel and Percolate, and has previously sat on the boards of Appirio, Buddy Media and BlueKai. From 2005 to 2008, Mr. Richards served as a vice president of digital content services at VeriSign, Inc. after a company he had co-founded in 2003, R4 Global Solutions Inc., was acquired by VeriSign, Inc. From 1997 to 2002, he co-founded and held an executive position at QuantumShift where he led the operations, sales and marketing teams of the venture-backed hosted software company operating in the telecommunications sector. From 1995 to 1997, Mr. Richards was a management consultant in the strategy and organizational change practice at PricewaterhouseCoopers. Mr. Richards holds a Bachelor of Arts in Government from Dartmouth College.

Daniel Lim. Mr. Lim will serve as Chief Product Officer of Holdco upon consummation of the Business Combination. He is a Co-Founder of Reebonz and has been the Chief Product Officer of Reebonz since its inception in 2009. He is also a co-founder of Zuunbo Pte. Ltd., All the Rage Pte. Ltd, and Qanvast Pte. Ltd. Mr. Lim holds a Bachelor of Business Management degree from Singapore Management University.

Benjamin Han. Mr. Han will serve as Chief Marketing Officer of Holdco upon consummation of the Business Combination. He is a Co-Founder of Reebonz and has been the Chief Marketing Officer of Reebonz since its inception in 2009. He is also a co-founder of Zuunbo Pte. Ltd, All the Rage Pte. Ltd and Qanvast Pte. Ltd. Mr. Han holds a Bachelor of Science degree in Real Estate from National University of Singapore.

Torres Oey. Mr. Oey will serve as Chief Technology Officer of Holdco upon consummation of the Business Combination. He has been the Chief Technology Officer of Reebonz since its founding in 2009, and is responsible for our IT infrastructure and Research and Development. His prior experience includes employment with eFusion Pte. Ltd. as Chief Operating Officer from 2005 to 2009, Aspial Corporation as Technical Manager from 2001 to 2005 and i-One.net International as Network Manager from 1999 to 2001. Mr. Oey holds a Bachelor’s degree in Computer Science from Curtin University of Technology in Perth, Australia.

Nupur Sadiwala. Ms. Sadiwala will serve as Chief Financial Officer of Holdco upon consummation of the Business Combination. She has been the Chief Financial Officer of Reebonz since 2018. She was previously Reebonz’s Head of Corporate Development and Strategic Projects since 2015 and Regional General Manager Southest Asia since 2017. Her prior experience includes employment from 2011 to 2015 with Goldman Sachs, Inc., where she was in the Investment Banking Group and from 2006-2009 with Deloitte Consulting in their Strategy and Operations Group. Ms. Sadiwala holds a Master of Business Administration from Columbia Business School and Bachelor of Science degree from Washington University in St. Louis.

Cassie Mah. Ms. Mah will serve as Chief Operating Officer of Holdco upon consummation of the Business Combination. She has been the Chief Operating Officer and Head of Sales of Reebonz since 2016 and 2018, respectively. She was previously Head of Operations since 2014. Her experience includes employment with eFusion Solutions Pte. Ltd. as Chief Operating Officer from 2006 to 2014 and IBC Asia Ltd. as Senior Marketing Manager and Head of Database Department from 1993 to 2004. She holds a Bachelor of Business Administration degree from University of Western Sydney in Australia.

Lynn Ng. Ms. Ng will serve as the Head of Operations of Holdco upon consummation of the Business Combination. She has been the Head of Operations of Reebonz since 2016. Her experience includes employment with eFusion Solutions Pte. Ltd. as Head of Operations from 2007 to 2014 and IBC Asia Ltd. as Senior Marketing Manager from 1997 to 2007. She holds a Bachelor of Arts & Social Sciences degree from National University of Singapore.

Evelyn Lim. Ms. Lim will serve as the Group Financial Controller of Holdco upon consummation of the Business Combination. She is the Group Financial Controller of Reebonz since 2013. Her experience includes employment with Declout Limited, a Singapore Listed Company, as Senior Finance Manager from 2010 to 2013, Cavu Corp Pte. Ltd. as Finance Manager from 2006 to 2010 and Achieve Limited as Assistant Finance Manager from 2001 to 2006. Ms. Lim is a qualified Chartered Accountant by the Association of Chartered Certified Accountants and a fellow member with the Institute of Singapore Chartered Accountants. Ms. Lim holds a professional qualification from The Association of Chartered Certified Accountants.

Family Relationships

Mr. Daniel Lim, Reebonz’s Co-Founder, Chief Product Officer, is the brother of Mr. Samuel Lim, Reebonz’s Co-Founder, Chairman and Chief Executive Officer. There are no family relationships between any of the other executive officers and directors.

Independence of Directors

As a result of its common shares being listed on NASDAQ following consummation of the business combination, Holdco will adhere to the rules of NASDAQ in determining whether a director is independent. The board of directors of Holdco has consulted, and will consult, with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NASDAQ listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Holdco’s independent directors will have regularly scheduled meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight

Upon consummation of the Business Combination, Samuel Lim will be appointed as Chairman of the Board and Chief Executive Officer of Holdco. Holdco believes that having Mr. Lim act as both Chairman of the Board and Chief Executive Officer is most appropriate for Holdco at this time because it provides Holdco with consistent and efficient leadership, both with respect to Holdco’s operations and the leadership of the board. In particular, having Mr. Lim act in both of these roles increases the timeliness and effectiveness of the board’s deliberations, increases the board’s visibility into the day-to-day operations of Holdco, and ensures the consistent implementation of Holdco’s strategies.

Holdco also believes in the importance of independent oversight. Holdco will look to ensure that this oversight is truly independent and effective through a variety of means, including:

●	Having a majority of the board be considered independent.

●	At each regularly scheduled board meeting, all independent directors will typically be scheduled to meet in an executive session without the presence of any management directors.

Holdco believes that the combined role of Chairman and Chief Executive Officer, together with the significant responsibilities of Holdco’s other independent directors described above, provides an appropriate balance between leadership and independent oversight.

Meetings and Committees of the Board of Directors

Upon consummation of the business combination, Holdco will establish a separately standing audit committee, compensation committee and nominating and corporate governance committee.

Audit Committee Information

Effective upon consummation of the business combination, Holdco will establish an audit committee comprised of independent directors. It is expected that the audit committee will initially consist of Roderick Perry, Chua Kee Lock, and Jeff Richards. Each of the member of the audit committee will be independent under the applicable NASDAQ listing standards. The audit committee will have a written charter. The purpose of the audit committee will be, among other things, to appoint, retain, set compensation of, and supervise Holdco’s independent accountants, review the results and scope of the audit and other accounting related services and review Holdco’s accounting practices and systems of internal accounting and disclosure controls.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under the NASDAQ listing standards and the rules and regulations of the SEC, who are “financially literate,” as defined under NASDAQ’s listing standards. NASDAQ’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, Holdco will be required to certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Roderick Perry will serve as a financial expert on the Audit Committee.

Nominating Committee Information

Effective upon consummation of the business combination, Holdco will establish a nominating of the board of directors comprised of Chua Kee Lock and Jeff Richards. Each member of the nominating committee will be independent under the applicable NASDAQ listing standards. The nominating committee will have a written charter. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on Holdco’s board of directors.

Guidelines for Selecting Director Nominees

The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee will not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee Information

Effective upon consummation of the business combination, the board of directors of Holdco will establish a compensation committee consisting of independent directors. It is expected that the Compensation Committee will initially consist of Chua Kee Lock and Jeff Richards. The compensation committee will have a written charter. The purpose of the compensation committee will be to review and approve compensation paid to Holdco’s officers and directors and to administer Holdco’s incentive compensation plans, including authority to make and modify awards under such plans.

Any award made pursuant to an individual subject to the requirements of Section 16 of the Exchange Act must consist of a committee of two or more members of the board who are Section 162(m)(4)I of “nonemployee directors” as defined in Rule 16b-3(d)(1) under the Exchange Act.

EXECUTIVE COMPENSATION

DOTA Executive Officer and Director Compensation

DOTA is an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, and the following is intended to comply with the scaled disclosure requirements applicable to emerging growth companies. No executive officer or director of DOTA has received any compensation for services rendered to DOTA. No fees of any kind, including finders, consulting or other similar fees, will be paid to any of DOTA’s existing stockholders, including its officers and directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of the mergers. Since its formation, DOTA has not granted any stock options, stock appreciation rights, or any other equity or equity-based awards under long-term incentive plans to any of its executive officers or directors.

DOTA’s executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on DOTA’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than DOTA’s board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, DOTA generally does not have the benefit of independent directors examining the propriety of expenses incurred on its behalf and subject to reimbursement. As of the date of this proxy statement/prospectus, all expenses of DOTA officers and directors relating to the Business Combination have been paid by DOTA and there are no unpaid reimbursable expenses.

REEBONZ’S EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The aggregate cash compensation paid to Reebonz’s executive officers who were employed by Reebonz for the year ended December 31, 2017 was approximately S$1.3 million (US$1.0 million). Reebonz grants options to its employees under its 2010 Employee Share Option Scheme. In 2017, Reebonz granted stock options to its executive officers, which have a share option expense of S$2.5 million (US$1.8 million). We have not paid any directors fees for their service on the board of directors in 2017.

Holdco Executive Officer and Director Compensation Following the Business Combination

The policies of Holdco with respect to the compensation of its executive officers and following the merger will be administered by Holdco’s board in consultation with its compensation committee (as described above). The compensation policies followed by Holdco will be intended to provide for compensation that is sufficient to attract, motivate and retain executives of outstanding Reebonz and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the compensation committee will be charged with recommending executive compensation packages to Holdco’s board of directors.

It is anticipated that performance-based and equity-based compensation will be an important foundation in executive compensation packages as Holdco believes it is important to maintain a strong link between executive incentives and the creation of stockholder value. Holdco believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. Following consummation of the business combination, Holdco will adopt a long-term incentive plan which will reflect what Holdco believes is a focus on performance- and equity-based compensation. Since Holdco will not have a compensation committee until completion of the business combination, it has not yet adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation for executives hired in the future.

Holdco intends to be competitive with other similarly situated companies in its industry following completion of the business combination.

The compensation decisions regarding Holdco’s executives will be based on Holdco’s need to attract individuals with the skills necessary for Holdco to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above Holdco’s expectations.

Since Holdco’s compensation committee will not be formed until consummation of the merger, Holdco has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.

In addition to the guidance provided by its compensation committee, Holdco may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

Holdco’s compensation committee will be charged with performing an annual review of Holdco’s executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Compensation Components

Base Salary.  Upon consummation of the business combination, Holdco intends to preserve the cash compensation of its executive officers, until the compensation committee has adequate opportunity assess its executive’s compensation. Holdco will seek to maintain base salary amounts at or near the industry norms, while avoiding paying amounts in excess of what it believes is necessary to motivate executives to meet corporate goals. It is anticipated base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the compensation committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses.  Holdco intends to utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the board, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the board and compensation committee will determine the level of achievement for each corporate goal.

Equity Awards.  Holdco intends to establish three equity incentive plans to incentive its employees, consultants, advisors and other person who perform services for Holdco. Descriptions of the three plans, plans — the 2018 Omnibus Equity Incentive Plan, the 2018 Reebonz Share Option Plan and the Management Performance Plan, and the awards that may be made under each of these plans are set forth in the section entitled “The Incentive Compensation Plan Proposals.”

Severance Benefit.  Holdco currently has no severance benefits plan. Holdco may consider the adoption of a severance plan for executive officers and other employees in the future.

Director and Consultant Compensation.  Holdco currently does not have a definitive compensation plan for its future directors or consultants. Holdco, working with the compensation committee, anticipates setting director and consultant compensation at a level comparable with those directors and consultants with similar positions at comparable companies.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of DOTA

The following table sets forth information regarding the beneficial ownership of DOTA Common Stock as of the date of this proxy statement/prospectus based on information obtained from the persons named below, with respect to the beneficial ownership of shares of DOTA Common Stock, by:

●	each person known by DOTA to be the beneficial owner of more than 5% of DOTA’s outstanding shares of common stock;

●	each of DOTA’s executive officers and directors that beneficially owns shares of DOTA’s common stock; and

●	all DOTA’s executive officers and directors as a group.

Unless otherwise indicated, DOTA believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Class A Common Stock		Class F Common Stock
Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	% of Class	Number of Shares Beneficially Owned	% of Class	Percentage of Outstanding DOTA Common Stock
Draper Oakwood Investments, LLC(2)	218,000	3.36%	1,437,500	100%	21.8%
Aamer Sarfraz(2)	218,000	3.36%	1,437,500	100%	21.8%
Roderick Perry(2)	218,000	3.36%	1,437,500	100%	21.8%
Richard Atterbury(3)	—	—	—	—	—
Ali Erfan(3)	—	—	—	—	—
Gabe Turner(3)	—	—	—	—	—
General Frank Gorenc(3)	—	—	—	—	—
Abduwahab Abdul Karim Al Betairi	—	—	—	—	—
All directors and executive officers as a group (7 individuals)	218,000	3.36%	1,437,500	100%	21.8%
Polar Asset Management Partners (4)	625,000	10.87%	—	—	8.25%
HGC Investment Management Inc. (5)	525,736	8.57%	—	—	6.94%
Basso SPAC Fund LLC	312,138	5.1 0%	—	—	4.12%

*	Less than 1 percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is 55 East 3rd Ave., San Mateo, CA 94401.

(2)

Other than Mr. Al Betairi, each of DOTA’s officers and directors is a member of the Sponsor. Roderick Perry, DOTA’s Executive Chairman of the Board, and Aamer Sarfraz, DOTA’s Chief Executive Officer, Chief Financial Officer and Director, are the managing members of the Sponsor and jointly have the voting and dispositive power of the securities held by the Sponsor. Accordingly, Messrs. Perry and Sarfraz may be deemed to have or share beneficial ownership of such shares.

(3)	Does not include any shares held by the Sponsor. This individual is a member of the Sponsor, either directly or indirectly through the managing member of the Sponsor, as described in footnote (2).

(4)

According to a Schedule 13G filed with the SEC on October 10, 2017, by Polar Asset Management Partners Inc. The business address of Polar Asset Management Partners Inc., is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada. Polar Asset Management Partners Inc., a company incorporated under the laws of Ontario, Canada (the “PAMP”) serves as investment advisor to Polar Multi-Strategy Master Fund, a Cayman Islands exempted company (“PMSMF”) and has sole voting and investment discretion with respect such securities which are held by PMSMF. PAMP disclaims beneficial ownership such securities, except to the extent of PAMP’s pecuniary interest therein.

(5)	According to a Schedule 13G filed with the SEC on February 1, 2018, by HGC Investment Management Inc., the business address of HGC Investment Management Inc., is 366 Adelaide, Suite 601, Toronto, Ontario M5V 1R9, Canada. HGC Investment Management Inc., a company incorporated under the laws of Canada, (the “HGCIM”) serves as investment advisor to HGC Arbitrage Fund LP, an Ontario limited partnership (“HGCAF”) and has sole voting and investment discretion with respect such securities which are held by HGCAF. HGCIM disclaims beneficial ownership such securities, except to the extent of HGCAF’s pecuniary interest therein.

(6)	According to a Schedule 13G filed with the SEC on August 24, 2018, by Basso SPAC Fund LLC. The business address of Basso SPAC Fund LLC is 1266 East Main, Street, Fourth Floor, Stamford, Connecticut 06902. Basso Management, LLC, a Delaware limited liability company, is the manager of Basso SPAC Fund LLC. Basso Capital Management, L.P., a Delaware limited partnership, serves as the investment manager of Basso SPAC Fund LLC. Basso GP, LLC, a Delaware limited liability company, is the general partner of Basso Capital Management, L.P. Howard I. Fischer is the sole portfolio manager for Basso SPAC Fund LLC, the Chief Executive Officer and a founding managing partner of Basso Capital Management, L.P., and a member of each of Basso Management, LLC and Basso GP, LLC. Accordingly, each of Basso Management, LLC, Basso Capital Management, L.P., Basso GP, LLC and Mr. Fischer may be deemed to indirectly beneficially own the shares reported herein.

The table above does not include the shares of common stock underlying the private placement warrants included in the private placement units held or to be held by DOTA’s officers or sponsor because these securities are not exercisable within 60 days of this proxy statement/prospectus.

Security Ownership of Reebonz

There are issued and outstanding 17,423,666 ordinary shares of Reebonz. Reebonz’s ordinary shares are held by 20 shareholders, and are not publicly traded.

Security Ownership of Certain Beneficial Owners and Management of Holdco

The following table sets forth information regarding the beneficial ownership of Holdco ordinary shares as of the record date and immediately following consummation of the business combination by:

●	each person known by Holdco to be the beneficial owner of more than 5% of DOTA’s outstanding shares of common stock on the record date or 5% of Holdco’s outstanding ordinary shares upon the consummation of the business combination;

●	each of DOTA’s current executive officers and directors;

●	each person who will become an executive officer or a director of Holdco upon consummation of the business combination;

●	all of DOTA’s current executive officers and directors as a group; and

●	all of Holdco’s executive officers and directors as a group upon the consummation of the business combination.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding DOTA or its securities, the DOTA initial stockholder, officers and directors as well as Reebonz and/or their affiliates, may enter into a written plan to purchase DOTA securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities. The ownership percentages listed below do not include any such shares that may be purchased after the record date.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding DOTA or its securities, the DOTA initial stockholder, officers and directors as well as Reebonz or Reebonz’s shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire shares of DOTA’s Common Stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the public shares present and entitled to vote at the special meeting to approve the business combination proposal vote in its favor and that DOTA will have at least $5,000,001 of net tangible assets upon the consummation of the Business Combination after taking into account holders of public shares that properly demanded redemption of their public shares into cash, when it appears that such requirements would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the DOTA initial stockholder for nominal value.

Entering into any such arrangements may have a depressive effect on DOTA Common Stock. For example, as a result of these arrangements, an investor or holder may have DOTA, Reebonz or their respective affiliates effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Special Meeting.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. DOTA will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposal included herein or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

	Pre-Business combination(2)			Post-Business combination(3)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Shares of DOTA Common Stock	Amount and Nature of Beneficial Ownership(4)	Approximate Percentage of Outstanding Holdco Ordinary Shares
Directors and Executive Officers Pre-Business combination:
Aamer Sarfraz(5)	1,655,500		21.8%	1,677,300	7.0%
Roderick Perry(5)	1,655,500		21.8%	1,677,300	7.0%
Richard Atterbury (6)	--		--	--	--
Ali Erfan (6)	--		--	--	--
Gabe Turner (6)	--		--	--	--
General Frank Gorenc (6)	--		--	--	--
Abduwahab Abdul Karim Al Betairi	--		--	--	--
All directors and executive officers prior to the business combination as a group (seven individuals) (1)	1,655,500		21.8%	1,677,300	7.0%
Directors and Executive Officers Post-Business combination
Samuel Lim (7)	--		--	4,081,655	16.9%
Chua Kee Lock (14)	--		--	3,098,606	13.0%
Jeff Richards	--		--	--	--
Roderick Perry (5)	--		--	1,677,300	7.0%
Ali Erfan (5)	--		--	1,677,300	7.0%
Daniel Lim (8)	--		--	222,160	*
Benjamin Han (8)	--		--	222,160	*
Torres Oey (8)	--		--	165,775	*
Nupur Sadiwala (8)	--		--	53,240	*
Cassie Mah (8)	--		--	80,669	*
Lynn Ng (8)	--		--	60,423	*
Evelyn Lim (8)	--		--	56,197	*
All directors and executive officers post-business combination as a group (twelve individuals) (9)	--		--	9,718,186	38.8%
Five Percent Holders:
Polar Asset Management Partners (10)	625,000	(12)	8.25%	1,000,000	3.9%
HGC Investment Management Inc. (11)	525,736	(12)	6.94%	578,300	2.3%
Granite Global Ventures Funds (13)	--		--	2,740,921	11.5%
Vertex Funds (14)	--		--	3,098,606	13.0%
Intel Capital Corporation (15)	--		--	1,825,275	7.7%
MediaCorp Pte. Ltd. (16)	--		--	1,365,558	5.7%

*Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is 55 East 3rd Ave., San Mateo, CA 94401.
(2)

The pre-business combination percentage of beneficial ownership of DOTA in the table above is calculated based on 1,677,300 shares of DOTA Common Stock outstanding as of the date of this proxy statement/prospectus.

(3)

The post-business combination percentage of beneficial ownership of Holdco in the table above is calculated based on 23.9 million ordinary shares of Holdco outstanding upon the consummation of the Business Combination, assuming a Redemption price of $10.26 per share and Reebonz’s net debt of $57,031,000, which assumes that (i) no shares of DOTA Common Stock are redeemed for cash and (ii) all outstanding DOTA rights are converted into Holdco ordinary shares following the business combination, and excludes (a) 1.7 million shares issuable to the Reebonz Selling Shareholders that is subject to holdback and (b) 1.0 million shares issuable to the Reebonz Selling Shareholders upon achievement of the earnout provision in the Business Combination Agreement.

(4)

The Holdco securities ownership is calculated based on the number of Holdco securities in exchange for securities of DOTA or Reebonz currently owned by such holder pursuant to the Business Combination Agreement, and excludes (a) 1.7 million shares issuable to the Reebonz Selling Shareholders that are subject to holdback and (b) 1.0 million shares issuable to the Reebonz Selling Shareholders upon achievement of the earnout provision in the business combination agreement.

(5)

Other than Mr. Al Betairi, each of DOTA’s current officers and directors is a member of the Sponsor. Roderick Perry, DOTA’s Executive Chairman of the Board, and Aamer Sarfraz, DOTA’s Chief Executive Officer, Chief Financial Officer and Director, are the managing members of the Sponsor and jointly have the voting and dispositive power of the securities held by the Sponsor. Accordingly, Messrs. Perry and Sarfraz may be deemed to have or share beneficial ownership of such shares.

(6)	Does not include any shares held by the Sponsor. This individual is a member of the Sponsor, either directly or indirectly through the managing member of the Sponsor, as described in footnote (5).
(7)	Includes 230,001 options to purchase Holdco ordinary shares that are vested and exercisable within 60 days of the Closing. Also includes 72,148 options to purchase Holdco ordinary shares held by Mr. Lim’s spouse that are vested and exercisable within 60 days of the Closing.
(8)	Consists solely of options to purchase Holdco ordinary shares that are vested and exercisable within 60 days of the Closing.
(9)	Unless otherwise indicated, the business address of each of the individuals is c/o Reebonz Limited, 5 Tampines North Drive 5, #07-00, Singapore 528548.
(10)	Such holder’s address as set forth on its Schedule 13G filed with the SEC is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.
(11)	Such holder’s address as set forth on its Schedule 13G filed with the SEC is 366 Adelaide, Suite 601, Toronto, Ontario M5V 1R9, Canada.
(12)	The number of shares reported is based on Schedule 13G and amendment(s) thereto filed by such holder with the SEC.
(13)	Includes 43,855 ordinary shares held by GGV III Entrepreneurs Fund L.P. and 2,697,066 ordinary shares held by Granite Global Ventures III L.P., which are affiliated funds. Such holder’s address is 3000 Sand Hill Road, Suite 4-230, Menlo Park, CA 94025.
(14)	Includes 2,364,274 ordinary shares held by Vertex Asia Growth Ltd. and 734,332 ordinary shares held by Vertex Asia Investments Pte. Ltd., which are affiliated funds. Mr. Lock is president and chief executive officer of the Vertex Group, and may be deemed to be the beneficial owner of securities held by the Vertex Funds. Such holder’s address is 250 North Bridge Road, #11-01 Raffles City Tower, Singapore 179101.
(15)	Such holder’s address is 2200 Mission College Boulevard, Santa Clara, CA 95052.
(16)	Such holder’s address is 1 Stars Avenue, Mediacorp Campus, Singapore 138507.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

DOTA Related Person Policy

DOTA’s Code of Ethics requires DOTA to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) DOTA or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of DOTA’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

DOTA’s audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent DOTA enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, DOTA requires each of its directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DOTA Related Person Transactions

Founders Shares

In May 2017, DOTA issued 1,437,500 shares of Class F common stock to Draper Oakwood Investments, LLC for $25,000 in cash, at a purchase price of approximately $0.017 per share, in connection with its organization. The shares of Class F common stock will automatically convert into shares of Class A common stock at the time of DOTA’s initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in DOTA’s initial public offering and related to the closing of the business combination, the ratio at which shares of Class F common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class F common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class F common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of DOTA’s initial public offering (not including the shares of Class A common stock underlying the founders’ units or the 115,000 shares of common stock issued to EBC) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination or pursuant to units (and their underlying securities) issued to DOTA’s sponsor upon conversion of working capital loans, after taking into account any shares of Class A common stock redeemed in connection with the business combination.

The 1,437,500 founders shares included an aggregate of up to 187,500 shares which were subject to forfeiture by the sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part so that the sponsor would own, on an as-converted basis, 20.0% of DOTA’s issued and outstanding shares after the initial public offering (excluding the placement shares and representative shares). As a result of the underwriters’ election to exercise their over-allotment option in full on September 27, 2017, 187,500 founder shares were no longer subject to forfeiture.

The sponsor has agreed that, subject to certain limited exceptions, 50% of its founders shares will not be transferred, assigned or sold until one year after the date of the consummation of a business combination or earlier if, subsequent to a business combination, the last sales price of DOTA’s common stock (or equivalent securities) equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period, and the remaining 50% of its founders shares will not be transferred, assigned or sold until one year after the date of the consummation of a business combination.

Placement Units

Simultaneously with DOTA’s initial public offering, the sponsor and EBC(and its designees) purchased an aggregate of 250,000 private placement units at a price of $10.00 per Unit (for an aggregate purchase price of $2,500,000), among which 200,000 sponsor units were purchased by DOTA’s sponsor and 50,000 EBC units were purchased by EBC (and its designees). In addition, on September 27, 2017, DOTA consummated the sale of an additional 22,500 private placement units at a price of $10.00 per unit, which were purchased by the sponsor and EBC (and its designees), among which 18,000 sponsor units were purchased by DOTA’s sponsor and 4,500 EBC units were purchased by EBC (and its designees), generating gross proceeds of $225,000. Each private placement unit consists of one placement share, one placement right and one-half of one placement warrant. The proceeds from the private placement units were added to the proceeds from DOTA’s initial public offering held in the trust account. If DOTA does not complete a business combination by December 19, 2018 (or by March 19, 2019 if it extends the period of time to consummate a business combination by the full amount of time), the proceeds of the sale of the private placement units will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the placement rights and placement warrants will expire worthless.

The private placement units are identical to the units sold in the initial public offering except that the underlying placement warrants: (i) are not be redeemable by us and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the initial purchaser or any of their permitted transferees. The placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units sold in the initial public offering if they are held by someone other than the initial purchasers or any of their permitted transferees. The initial purchasers have agreed not to transfer, assign or sell any of the private placement units or their underlying securities, including the Class A common stock issuable upon conversion of the placement rights or exercise of the placement warrants (except to certain permitted transferees), until after the completion of DOTA’s initial business combination. Additionally, EBC has agreed that it and its designees will not be permitted to exercise any EBC warrants after September 14, 2022.

Related Party Advances

During the year ended December 31, 2017, one of DOTA’s officers advanced the company an aggregate of $247,580 for costs related to its initial public offering. The advances were non-interest bearing, unsecured and due on demand. The advances were repaid upon the consummation of the initial public offering on September 19, 2017.

Administrative Services Agreement

DOTA entered into an agreement whereby, commencing on September 14, 2017 through the earlier of the consummation of a business combination or its liquidation, DOTA will pay the sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For the period from April 27, 2017 (inception) through December 31, 2017, DOTA incurred $35,000 in fees for these services, of which $5,000 was included in accounts payable and accrued expenses at December 31, 2017. For the three and six months ended June 30, 2018, the Company incurred $30,000 and $60,000, respectively, in fees for these services, of which $5,000 is included in accounts payable and accrued expenses at June 30, 2018.

Related Party Loans

On July 30, 2018, the Sponsor loaned DOTA $200,000, of which $135,000 was used to finance transaction costs in connection with a Business Combination and $65,000 was used to fund the deposit required in order to extend the period of time with which the Company has to complete a Business Combination. The loan is evidenced by a promissory note, is non-interest bearing, unsecured and due to be paid on the earlier of the consummation of DOTA’s business combination or its liquidation. The loan may also be converted into Units of the post-business combination entity at a price of $10.00 per Unit. In September 2018, the promissory note was amended to provide for aggregate borrowings of up to $135,000 and the previously funded $65,000 loan was applied to the $575,000 Sponsor loan described below.

On September 19, 2018, in order to fund the Trust Account to extend the time for DOTA to complete a business combination, the Sponsor loaned DOTA $575,000. Such loan is evidenced by a promissory note, which is non-interest bearing, unsecured and repayable in full on the earlier of the consummation of DOTA’s business combination or its liquidation.

Related Person Policy

DOTA’s Code of Ethics requires it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) DOTA or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of DOTA’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

DOTA’s audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent DOTA enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to it than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. DOTA also requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, DOTA has agreed not to consummate an initial business combination with an entity that is affiliated with any of its sponsor, officers or directors including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of the foregoing, (ii) an entity in which any of the foregoing or their affiliates are currently passive investors, (iii) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (iv) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them, unless DOTA has obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business DOTA is seeking to acquire, and the approval of a majority of its disinterested independent directors that the business combination is fair to DOTA’s unaffiliated stockholders from a financial point of view.

Director Independence

Currently, Messrs. Atterbury, Erfan, Turner, Gorenc and Al Betairi are each be considered an “independent director” under the NASDAQ listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of DOTA’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Any affiliated transactions will be on terms no less favorable to DOTA than could be obtained from independent parties. DOTA’s board of directors reviews and approves all affiliated transactions with any interested director abstaining from such review and approval.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires DOTA directors, officers and persons owning more than 10% of DOTA Common Stock to file reports of ownership and changes of ownership with the SEC. Based on its review of the copies of such reports furnished to DOTA, or representations from certain reporting persons that no other reports were required, DOTA believes that all applicable filing requirements were complied with during the fiscal year ended December 31, 2017.

Reebonz Related Person Transactions and Policies

Reebonz does not have a formal policy on related party transactions, but it conducts a review of all transactions for potential conflict of interest situations. There were no related party transactions for Reebonz during 2016 and 2017 and as of the date of this proxy statement/prospectus in which any related person had or will have a direct or indirect material interest.

DESCRIPTION OF HOLDCO SECURITIES

The following description of the material terms of the share capital of Holdco following the transactions includes a summary of specified provisions of the amended and restated memorandum and articles of association of Holdco that will be in effect upon completion of the transactions. This description is qualified by reference to Holdco’s amended and restated memorandum and articles of association as will be in effect upon consummation of the transactions, a copy of which are attached to this proxy statement/prospectus as Annex B and is incorporated in this proxy statement/prospectus by reference. References in this section to “we,” “us” or the “Company” refer to Holdco.

General

The constitutional documents of Holdco will provide for the issuance of 200,000,000 ordinary shares, par value $.0001, and 5,000,000 preferred shares, par value $.0001.

In the redomestication merger, Holdco will issue its ordinary shares in exchange for the outstanding securities of DOTA as follows:

●	each share of DOTA Common Stock will be exchanged for one ordinary share of Holdco, except for public shares that have been converted into a pro rata portion of DOTA’s trust account;

●	each DOTA warrant will remain outstanding but will be deemed converted into one warrant of Holdco;

●	each DOTA right shall be automatically converted into the number of ordinary shares of Holdco as of the right has been converted into its underlying shares of DOTA Common Stock immediately prior to the Closing; and

●	500,000 unit purchase options of DOTA will be exchanged for 500,000 unit purchase options of Holdco that entitle the holders thereof to purchase 500, 000 units, each consisting of one and one-tenth ordinary shares and one-half warrant of Holdco.

This prospectus covers an aggregate of 7,575,000 ordinary shares, 3,011,250 warrants, and 3,613,500 ordinary shares issuable upon exercise of warrants and rights, all of which will be issued by Holdco as a result of the redomestication merger in exchange for the outstanding securities of DOTA. This prospectus also covers 500,000 units, 550,000 ordinary shares and 250,000 warrants of Holdco issuable upon exercise of unit purchase options of Holdco to be issued in the redomestication merger in exchange for outstanding unit purchase options of DOTA.

In the share exchange, the holders of Reebonz’s securities will receive approximately 20,058,235 ordinary shares of Holdco assuming there are no redemptions by DOTA public stockholders and based on the audited consolidated indebtedness and cash and cash equivalent of Reebonz and its subsidiaries and the redemption price for DOTA public stockholders using the balance of the trust account as of June 30, 2018.

Ordinary Shares

The holders of ordinary shares will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of Holdco’s ordinary shares will not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the ordinary shares.

Preferred Shares

The amended and restated memorandum and articles of association of Holdco, as amended, will authorize the issuance of 5,000,000 blank check preferred shares with such designations, rights and preferences as may be determined from time to time by Holdco’s board of directors. Accordingly, Holdco’s board of directors will be empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of Holdco.

Warrants

Upon the Closing, each outstanding warrant of DOTA shall automatically represent the right to purchase one ordinary share of Holdco in lieu of one share of DOTA Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. However, no Holdco warrants to be issued in exchange for public warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the shares issuable upon exercise of such warrants is not effective within a specified period following the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the ordinary shares for the ten (10) trading days ending on the trading day prior to the date of exercise. The Holdco warrants will become exercisable thirty (30) days after the Closing and will expire on the fifth anniversary of the Closing.

The Holdco warrants to be issued in exchange for private warrants are identical to warrants to be issued in exchange for the public warrants, except that such private warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

We may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant,

●	at any time while the warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $17.50 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for Holdco’s warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

Upon consummation of the Business Combination, Holdco will issue an aggregate of 500,000 unit purchase options to holders of DOTA unit purchase options in exchange for DOTA unit purchase options they currently own. Each such option of Holdco will entitle the holder thereof to purchase one unit at $10.00 per unit and each unit will consist of one and one-tenth ordinary shares and one-half warrant of Holdco.

Dividends

DOTA has not paid any cash dividends on its common stock to date and does not intend to pay dividends prior to the completion of the merger. The payment of dividends subsequent to the business combination will be entirely within the discretion of Holdco’s then board of directors and will be contingent upon Holdco’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the merger.

Holdco’s Transfer Agent

The transfer agent for Holdco’s ordinary shares following the Business Combination will be is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004-1561.

PRICE RANGE OF DOTA SECURITIES AND DIVIDENDS

Market Price of Units, Common Stock and Warrants

DOTA’s units, Class A common stock, warrants and rights are traded on The NASDAQ Capital Market under the symbols “DOTAU,” “DOTA,” “DOTAW,” and “DOTAR”, respectively. The following table sets forth the high and low sales prices for DOTA’s units, common stock, warrants and rights for the periods indicated since the units began public trading on September 15, 2017 and DOTA’s common stock, warrants and rights began public trading on October 12, 2017.

On November 30, 2018, the closing price for DOTA’s units, Class A Common Stock, warrants and rights was $11, $10.2, $0.3 and $0.38, respectively.

	Units		Class A Common Stock		Warrants		Rights
	High	Low	High	Low	High	Low	High	Low
Fiscal 2018
Fourth Quarter*	$11	$10.3013	$10.34	$9.97	$0.5998	$0.22	$0.525	$0.2538
Third Quarter	$12	$10.7	$10.35	$9.97	$0.93	$0.35	$0.60	$0.28
Second Quarter	$13.5	$10.6	$10	$9.86	$0.8499	$0.55	$0.6368	$0.5
First Quarter	$10.7999	$10.5347	$9.87	$9.75	$0.92	$0.54	$0.6499	$0.49
Fiscal 2017
Fourth Quarter	$10.68	$10.07	-	-	-	-	-	-
Third Quarter	$10.80	$10.15	$9.87	$9.71	$0.67	$0.53	$0.58	$0.41

*	Through November 30, 2018.

**	DOTA’s units commenced public trading on September 15, 2017, and its Class A Common Stock, warrants and rights separate public trading on October 12, 2017.

Holders of DOTA units, Class A common stock, warrants and rights should obtain current market quotations for their securities. The market price of DOTA’s securities could vary at any time before the business combination.

Holders

As of the date of this proxy statement/prospectus, there were four holders of record of DOTA Class A Common Stock, one holder of record of DOTA’s public warrants, one holder of record of DOTA’s rights, and five holders of record of DOTA’s units, each unit consisting of one share of DOTA Class A Common Stock, one-half of one warrant to purchase one share of Class A common stock and one right to receive one-tenth of one share of Class A common stock.

Dividends

DOTA has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the initial business combination. The payment of cash dividends in the future will be dependent upon DOTA’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the initial business combination. The payment of any cash dividends subsequent to the initial business combination will be within the discretion of our board of directors at such time. In addition, DOTA’s board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

APPRAISAL RIGHTS

Neither DOTA stockholders nor DOTA warrantholders or rightsholders have appraisal rights under the DGCL in connection with the Business Combination.

STOCKHOLDER PROPOSALS

If the business combination is consummated, you will be entitled to attend and participate in Holdco’s annual meetings of shareholders. If Holdco holds a 2018 annual meeting of shareholders, it will provide notice of or otherwise publicly disclose the date on which the 2018 annual meeting will be held. If the 2018 annual meeting of shareholders is held, shareholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for Holdco’s 2018 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with DOTA’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of DOTA, c/o Draper Oakwood Investments, LLC, 55 East 3rd Ave., San Mateo, CA 94401. Following the business combination, such communications should be sent in care of Holdco, 5 Tampines North Drive 5, #07-00, Singapore 528548. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

EXPERTS

The consolidated financial statements of Reebonz Limited and subsidiaries as of January 1, 2016, December 31, 2016 and December 31, 2017, have been included herein and in this registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering  January 1, 2016, December 31, 2016 and December 31, 2017 consolidated financial statements contains an explanatory paragraph that states that Reebonz Limited and subsidiaries’ recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

KPMG LLP’s audit report also includes emphasis of matter paragraphs that draw attention to a) the correction of a prior period error described in Note 37 and b) the convenience translation described in Note 3.2iii.

The financial statements of DOTA for the period from April 27, 2017 (inception) through December 31, 2017, appearing in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The financial statements of Holdco for the period from July 24, 2018 (inception) through August 31, 2018, appearing in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, DOTA and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of DOTA’s annual report to stockholders and DOTA’s proxy statement. Upon written or oral request, DOTA will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that DOTA deliver single copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that DOTA deliver single copies of such documents in the future. Stockholders may notify DOTA of their requests by calling or writing DOTA at its principal executive offices at Draper Oakwood Technology Acquisition, Inc., c/o Draper Oakwood Investments, LLC, 55 East 3rd Ave., San Mateo, CA 94401 or (713) 213-7061. Following the business combination, such requests should be made by calling or writing Reebonz at 5 Tampines North Drive 5, #07-00, Singapore 528548 or (+65) 6499 9469.

WHERE YOU CAN FIND MORE INFORMATION

DOTA files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on DOTA at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to DOTA has been supplied by DOTA, and all such information relating to Reebonz has been supplied by Reebonz. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.

If you would like additional copies of this document or if you have questions about the business combination, you should contact via phone or in writing:

Mr. Aamer Sarfraz

Draper Oakwood Technology Acquisition, Inc.

c/o Draper Oakwood Investments, LLC

55 East 3rd Ave.

San Mateo, CA 94401

Tel. (713) 213-7061

INDEX TO FINANCIAL STATEMENTS

Page
DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.
Condensed Balance Sheets as of June 30, 2018 (unaudited) and December 31, 2017	F-2
Condensed Statements of Operations for the three and six months ended June 30, 2018 (unaudited) and for the period from April 27, 2017 (inception) through June 30, 2017	F-3
Condensed Statements of Cash Flows for the six months ended June 30, 2018 (unaudited) and for the period from April 27, 2017 (inception) through June 30, 2017	F-4
Notes to Condensed Financial Statements (unaudited)	F-5

Condensed Balance Sheets as of September 30, 2018 (unaudited) and December 31, 2017	F-15
Condensed Statements of Operations for the three and nine months ended September 30, 2018 (unaudited) and for the period from April 27, 2017 (inception) through September 30, 2017	F-16
Condensed Statements of Cash Flows for the nine months ended September 30, 2018 (unaudited) and for the period from April 27, 2017 (inception) through September 30, 2017	F-17
Notes to Condensed Financial Statements (unaudited)	F-18

Report of independent registered public accounting firm	F-29
Balance Sheet as of December 31, 2017	F-30
Statement of Operations for the period from April 27, 2017 (inception) through December 31, 2017	F-31
Statement of Changes in Stockholder’s Equity for the period from April 27, 2017 (inception) through December 31, 2017	F-32
Statement of Cash Flows for the period from April 27, 2017 (inception) through December 31, 2017	F-33
Notes to Financial Statements	F-34 - F-43

REEBONZ LIMITED
FOR THE SIX MONTHS ENDED JUNE 30, 2018
Interim Condensed Consolidated Statements of Profit or Loss for the Six Months Ended 30 June 2017 and 2018	F-46
Interim Condensed Consolidated Statements of Comprehensive Income for the Six Months Ended 30 June 2017 and 2018	F-47
Interim Condensed Consolidated Statements of Financial Position as of 31 December 2017 and 30 June 2018	F-48
Interim Condensed Consolidated Statements of Changes in Equity for the Six Months Ended 30 June 2017 and 2018	F-49
Interim Condensed Consolidated Statements of Cash Flows for the Six Months Ended 30 June 2017 and 2018	F-50
Notes to the Interim Condensed Consolidated Financial Statements	F-51 - F-80

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017
Report of independent registered public accounting firm	F-82
Consolidated statements of financial position	F-83
Consolidated statements of profit or loss	F-85
Consolidated statement of changes in equity	F-87
Consolidated statement of cash flows	F-89
Notes to the financial statements	F-92 - F-162

DOTA HOLDINGS LIMITED
CONSOLIDATED FINANCIAL STATEMENTS AS OF AUGUST 31, 2018
Report of independent registered public accounting firm	F-165
Consolidated Financial Statements	F-166
Consolidated Statements of Comprehensive Income (Loss)	F-167
Consolidated Statements of Changes in Shareholders’ Equity (Deficit)	F-168
Consolidated Statements of Cash Flows	F-169
Notes to consolidated financial statements	F-170 - F-171

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

CONDENSED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current Assets
Cash	$34,906	$334,020
Prepaid expenses	36,275	48,477
Total Current Assets	71,181	382,497

Marketable securities held in Trust Account	58,066,097	57,667,513
Total Assets	$58,137,278	$58,050,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$148,523	$85,585
Income taxes payable	5,109	—
Total Current Liabilities	153,632	85,585

Commitments

Common stock subject to possible redemption, 5,248,221 and 5,281,057 shares at redemption value at June 30, 2018 and December 31, 2017, respectively	52,983,645	52,964,424

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—	—
Class A Common stock, $0.0001 par value; 15,000,000 shares authorized; 889,279 and 856,443 issued and outstanding (excluding 5,248,221 and 5,281,057 shares subject to possible redemption) at June 30, 2018 and December 31, 2017, respectively	89	85
Class F Common stock, $0.0001 par value; 3,000,000 shares authorized; 1,437,500 shares issued and outstanding	144	144
Additional paid-in capital	5,066,826	5,086,051
Accumulated deficit	(67,058)	(86,279)
Total Stockholders’ Equity	5,000,001	5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,137,278	$58,050,010

The accompanying notes are an integral part of the unaudited condensed financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018	For the Period from April 27, 2017 (inception) through June 30, 2017

Operating costs	$216,410	$423,108	$1,500
Loss from operations	(216,410)	(423,108)	(1,500)

Other income:
Interest income	248,608	442,067	—
Unrealized gain (loss) on marketable securities held in Trust Account	(4,702)	5,371	—
Other income, net	243,906	447,438	—

Income (loss) before provision for income taxes	27,496	24,330	(1,500)
Provision for income taxes	(5,109)	(5,109)	—
Net income (loss)	$22,387	$19,221	$(1,500)

Weighted average shares outstanding, basic and diluted (1)	2,308,385	2,301,204	1,250,000

Basic and diluted net loss per common share (2)	$(0.08)	$(0.16)	$(0.00)

(1)	Excludes an aggregate of up to 5,248,221 shares subject to redemption at June 30, 2018.
(2)	Net loss per common share – basic and diluted excludes interest income attributable to common stock subject to redemption of $207,357 and $393,121 for the three and six months ended June 30, 2018, respectively.

The accompanying notes are an integral part of the unaudited condensed financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30, 2018	For the Period from April 27, 2017 (inception) through June 30, 2017
Cash Flows from Operating Activities:
Net income (loss)	$19,221	$(1,500)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(442,067)	—
Unrealized gain on marketable securities held in Trust Account	(5,371)	—
Changes in operating assets and liabilities:
Prepaid expenses	12,202	—
Accounts payable and accrued expenses	62,938	1,500
Income taxes payable	5,109	—
Net cash used in operating activities	(347,968)	—

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account	48,854	—
Net cash provided by investing activities	48,854	—

Cash Flows from Financing Activities:	—
Proceeds from issuance of Class F common stock to initial stockholders	—	25,000
Advances from related parties	—	81,105
Payment of offering costs	—	(81,105)
Net cash provided by financing activities	—	25,000

Net Change in Cash	(299,114)	25,000
Cash – Beginning	334,020	—
Cash – Ending	$34,906	$25,000

Non-cash investing and financing activities:
Change in value of common stock subject to redemption	$19,221	$—

The accompanying notes are an integral part of the unaudited condensed financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2018

(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Draper Oakwood Technology Acquisition, Inc. (the “Company”) is a blank check company incorporated in Delaware on April 27, 2017. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that the Company has not yet identified (a “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on the technology industry in North America.

At June 30, 2018, the Company had not yet commenced operations. All activity through June 30, 2018 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for a Business Combination.

The registration statement for the Company’s Initial Public Offering was declared effective on September 14, 2017. On September 19, 2017, the Company consummated the Initial Public Offering of 5,000,000 units (“Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $50,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 250,000 units (the “Placement Units”) at a price of $10.00 per Unit in a private placement to Draper Oakwood Investments, LLC (“Sponsor”) and EarlyBirdCapital, Inc. (“EarlyBirdCapital”), generating gross proceeds of $2,500,000, which is described in Note 5.

Following the closing of the Initial Public Offering on September 19, 2017, an amount of $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Placement Units was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to pay its franchise and income tax obligations.

On September 27, 2017, in connection with the underwriters’ exercise of their over-allotment option in full, the Company consummated the sale of an additional 750,000 Units at $10.00 per Unit, and the sale of an additional 22,500 Placement Units, of which 18,000 Placement Units were purchased by the Sponsor and 4,500 Placement Units were purchased by EarlyBirdCapital (and their designees) at $10.00 per Unit, generating gross proceeds of $225,000. Following the closing, an additional $7,500,000 of net proceeds was placed in the Trust Account, resulting in $57,500,000 held in the Trust Account as of September 27, 2017.

Transaction costs amounted to $2,199,396, consisting of $1,725,000 of underwriting fees and $474,396 of Initial Public Offering costs. At June 30, 2018, $34,906 of cash was held outside of the Trust Account and was available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding franchise and income taxes payable) at the time of the signing of an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor, officers and directors (the “Initial Stockholders”) have agreed to (a) vote their Founder Shares (as defined in Note 6), Placement Shares (as defined in Note 5) and any Public Shares held by them in favor of approving a Business Combination and (b) not to convert any Founder Shares, Placement Shares and Public Shares in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2018

(Unaudited)

The Company will have until September 19, 2018 to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination by September 19, 2018, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination) (the “Combination Period”). Pursuant to the terms of the Amended and Restated Certificate of Incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $575,000 ($0.10 per share), up to an aggregate of $1,150,000, or $0.20 per share, if the Company extends for the full six months, on or prior to the date of the applicable deadline, for each three month extension. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination (see Note 6).

The Initial Stockholders have agreed (i) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares, Placement Shares, Placement Rights (as defined in Note 5) and Placement Warrants (as defined in Note 5) if the Company fails to consummate a Business Combination within the Combination Period and (ii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution (including Trust Account assets) will be less than the $10.00 per Unit in the Initial Public Offering. In order to protect the amounts held in the Trust Account, Mr. Aamer Sarfraz, the Company’s Chief Executive Officer, has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Sarfraz will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that Mr. Sarfraz will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

2. LIQUIDITY AND GOING CONCERN

As of June 30, 2018, the Company had $34,906 in its operating bank accounts, $58,066,097 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and a working capital deficit of $82,451. As of June 30, 2018, approximately $566,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations. During the six months ended June 30, 2018, the Company withdrew $48,854 of interest income from the Trust Account in order to pay its franchise taxes.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

On July 30, 2018, the Sponsor loaned the Company $200,000 in order to finance transaction costs in connection with a Business Combination (see Note 10). The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2018

(Unaudited)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on March 29, 2018, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2017 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The interim results for the six months ended June 30, 2018 are not necessarily indicative of the results to be expected for the year ending December 31, 2018 or for any future interim periods.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from the Company’s estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less, when purchased, to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2018 and December 31, 2017.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2018

(Unaudited)

Marketable securities held in Trust Account

At June 30, 2018 and December 31, 2017, the assets held in the Trust Account were substantially held in cash and U.S. Treasury Bills.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2018 and December 31, 2017, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Income taxes

The Company complies with the accounting and reporting requirements of Accounting Standards Codification (“ASC”) Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2018 and December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

On December 22, 2017 the U.S. Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into law. As a result of Tax Reform, the U.S. statutory tax rate was lowered from 35% to 21% effective January 1, 2018, among other changes. ASC Topic 740 requires companies to recognize the effect of tax law changes in the period of enactment; therefore, the Company was required to revalue its deferred tax assets and liabilities at the new rate.

Net loss per common share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at June 30, 2018, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and private placement to purchase 3,011,250 shares of Class A common stock, (2) rights sold in the Initial Public Offering and private placement that convert into 602,250 shares of Class A common stock and (3) 500,000 shares of Class A common stock, warrants to purchase 250,000 shares of Class A common stock and rights that convert into 50,000 shares of Class A common stock in the unit purchase option sold to the underwriter, in the calculation of diluted loss per share, since the exercise of the warrants, the conversion of the rights into shares of common stock and the exercise of the unit purchase option is contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for the periods.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2018

(Unaudited)

Reconciliation of net loss per common share

The Company’s net loss is adjusted for the portion of income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

	Three Months Ended June 30,	Six Months Ended June 30,	For the Period from April 27, 2017 (inception) through June 30,
	2018	2018	2017
Net income (loss)	$22,387	$19,221	$(1,500)
Less: Income attributable to common stock subject to redemption	(207,357)	(393,121)	—
Adjusted net loss	$(184,970)	$(373,900)	$(1,500)

Weighted average shares outstanding, basic and diluted	2,308,385	2,301,204	1,250,000

Basic and diluted net loss per common share	$(0.08)	$(0.16)	$(0.00)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance coverage of $250,000. At June 30, 2018 and December 31, 2017, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 5,750,000 Units at a purchase price of $10.00 per Unit, which includes the exercise by the underwriters of their overallotment option in full of 750,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock, one right (“Public Right”) and one-half of one warrant (“Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one share of Class A common stock upon consummation of a Business Combination (see Note 8). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 8).

5. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Sponsor and EarlyBirdCapital purchased an aggregate of 250,000 Placement Units (200,000 Placement Units by the Sponsor and 50,000 Placement Units by EarlyBirdCapital) at a price of $10.00 per Placement Unit, for an aggregate purchase price of $2,500,000). On September 27, 2017, the Company consummated the sale of an additional 22,500 Placement Units at a price of $10.00 per Placement Unit, of which 18,000 Placement Units were purchased by the Sponsor and 4,500 Placement Units were purchased by EarlyBirdCapital (and their designees), generating gross proceeds of $225,000. Each Placement Unit consists of one share of Class A common stock (“Placement Share”), one right (“Placement Right”) and one-half of one warrant (each, a “Placement Warrant”). Each Placement Right will convert into one-tenth (1/10) of one share of Class A common stock upon consummation of a Business Combination (see Note 8). Each whole Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50. The proceeds from the Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Placement Rights and Placement Warrants will expire worthless.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2018

(Unaudited)

6. RELATED PARTY TRANSACTIONS

Founder Shares

On May 11, 2017, the Company issued an aggregate of 1,437,500 shares of Class F common stock to the Sponsor (“Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustments as described in Note 8. The 1,437,500 Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding the Placement Units and the Representative Shares (as defined in Note 8)). As a result of the underwriters’ election to fully exercise their over-allotment option on September 27, 2017, 187,500 Founder Shares are no longer subject to forfeiture.

The Initial Stockholders have agreed that, subject to certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, the last sales price of the Company’s Class A common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period after a Business Combination, and the remaining 50% of its Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination. All of the Founder Shares may be released from escrow earlier than as described above if, within that time period, the Company consummates a subsequent liquidation, merger, stock exchange, or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on September 14, 2017 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For the three and six months ended June 30, 2018, the Company incurred $30,000 and $60,000, respectively, in fees for these services, of which $5,000 is included in accounts payable and accrued expenses in the accompanying condensed balance sheet at June 30, 2018.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into Units at a price of $10.00 per Unit. The Units would be identical to the Placement Units. As described in Note 10, the Sponsor loaned the Company $200,000. Such loan may be converted into Units of the post-Business Combination entity at a price of $10.00 per Unit.

In order to fund the Trust Account to extend the time for the Company to complete a Business Combination, the Sponsor or its affiliates or designees may, but are not obligated to, loan the Company funds (“Extension Loan”). Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and payable upon the consummation of a Business Combination. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, it will not repay such loans. Furthermore, the letter agreement with the Initial Stockholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the Trust Account in the event that the Company does not complete a Business Combination.

7. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on September 14, 2017, the holders of the Founder Shares, Placement Units (and their underlying securities), Representative Shares (as a defined below) and any Units that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. Notwithstanding anything to the contrary, EarlyBirdCapital and its designees may only make a demand registration (i) on one occasion and (ii) during the five year period beginning on the effective date of the registration statement. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the shares of common stock are to be released from escrow. The holders of a majority of the Placement Units or Units issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (in each case, including the underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding anything to the contrary, EarlyBirdCapital and its designees may participate in a “piggy-back” registration during the seven year period beginning on the effective date of the registration statement. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2018

(Unaudited)

Business Combination Agreement

The Company has engaged EarlyBirdCapital as an advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss a potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with a Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of a Business Combination in an amount equal to $2,300,000 (exclusive of any applicable finders’ fees which might become payable). The Company will have the right to pay up to 25% of such amount to another FINRA member firm retained by the Company to assist the Company in connection with a Business Combination.

8. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At June 30, 2018 and December 31, 2017, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 15,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At June 30, 2018 and December 31, 2017, there were 889,279 and 856,443 shares of Class A common stock issued and outstanding (excluding 5,248,221 and 5,281,057 shares of common stock subject to possible redemption), respectively.

Class F Common Stock — The Company is authorized to issue 3,000,000 shares of Class F common stock with a par value of $0.0001 per share. Holders of the Company’s Class F common stock are entitled to one vote for each share. At June 30, 2018 and December 31, 2017, there were 1,437,500 shares of Class F common stock issued and outstanding.

The shares of Class F common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment as follows. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering in connection with the closing of a Business Combination, the ratio at which shares of Class F common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class F common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class F common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering (not including Placement Shares or the Representative Shares) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination or pursuant to Units (and their underlying securities) issued to the Sponsor upon conversion of Working Capital Loans, after taking into account any shares of Class A common stock redeemed in connection with a Business Combination.

Holders of Class A common stock and Class F common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

Rights — Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis and each holder of a right will be required to affirmatively covert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2018

(Unaudited)

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the shares of Class A common stock underlying the rights.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within 90 days following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	at any time during the exercise period;
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.
●	If, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2018

(Unaudited)

Representative Shares

At the closing of the Initial Public Offering, the Company issued EarlyBirdCapital 100,000 shares of Class A common stock (the “Representative Shares”) for no additional consideration. In addition, on September 27, 2017, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company issued an additional 15,000 Representative Shares to the underwriters for no additional consideration. The Company accounted for the Representative Shares as an expense of the Initial Public Offering, resulting in a charge directly to stockholders’ equity. The Company determined the fair value of Representative Shares to be $1,150,000 based upon the offering price of the Units of $10.00 per Unit. The underwriter has agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the underwriter has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the date of the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

Unit Purchase Option

On September 19, 2017, the Company sold to EarlyBirdCapital, for $100, an option to purchase up to 500,000 Units exercisable at $10.00 per Unit (or an aggregate exercise price of $5,000,000) commencing on the later of the first anniversary of the effective date of the registration statement related to the Initial Public Offering and the consummation of a Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement related to the Initial Public Offering. The Units issuable upon exercise of this option are identical to those offered in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity. The Company estimated the fair value of this unit purchase option to be approximately $1,683,789 (or $3.37 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.84% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the common stock underlying such units, the rights included in such units, the common stock that is issuable for the rights included in such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2018

(Unaudited)

9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2018 and December 31, 2017, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2018	December 31, 2017
Assets:
Marketable securities held in Trust Account	1	$58,066,097	$57,667,513

10. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On July 30, 2018, the Sponsor loaned the Company $200,000, of which $135,000 was used to finance transaction costs in connection with a Business Combination and $65,000 was used to fund the deposit required in order to extend the period of time with which the Company has to complete a Business Combination (see below). The loan is evidenced by a promissory note, is non-interest bearing, unsecured and due to be paid on the earlier of (i) the consummation of a Business Combination or (ii) the Company’s liquidation. The loan may also be converted into Units of the post-Business Combination entity at a price of $10.00 per Unit. In September 2018, the promissory note was amended to provide for aggregate borrowings of up to $135,000 and the previously funded $65,000 loan was applied to the $575,000 extension loan described below.

On September 19, 2018, the period of time for the Company to consummate a Business Combination was extended for an additional three month period ending on December 19, 2018, and, accordingly, $575,000 was deposited into the Trust Account. The deposit was funded by a non-interest bearing unsecured loan from the Sponsor. The loan is repayable upon the consummation of a Business Combination.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

CONDENSED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current Assets
Cash	$7,685	$334,020
Prepaid expenses	23,441	48,477
Total Current Assets	31,126	382,497

Marketable securities held in Trust Account	58,905,007	57,667,513
Total Assets	$58,936,133	$58,050,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$269,150	$85,585
Income taxes payable	53,492	—
Advance from related party	10,400	—
Promissory note – related party	575,000	—
Convertible promissory note – related party	135,000	—
Total Current Liabilities	1,043,042	85,585

Commitments

Common stock subject to possible redemption, 5,168,804 and 5,281,057 shares at redemption values at September 30, 2018 and December 31, 2017, respectively	52,893,090	52,964,424

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—	—
Class A Common stock, $0.0001 par value; 15,000,000 shares authorized; 968,696 and 856,443 issued and outstanding (excluding 5,168,804 and 5,281,057 shares subject to possible redemption) at September 30, 2018 and December 31, 2017, respectively	97	85
Class F Common stock, $0.0001 par value; 3,000,000 shares authorized; 1,437,500 shares issued and outstanding	144	144
Additional paid-in capital	5,157,373	5,086,051
Accumulated deficit	(157,613)	(86,279)
Total Stockholders’ Equity	5,000,001	5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,936,133	$58,050,010

The accompanying notes are an integral part of the unaudited condensed financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	For the Period from April 27, 2017 (inception) through September 30,
	2018	2017	2018	2017

Operating costs	$313,054	$10,425	$736,162	$11,925
Loss from operations	(313,054)	(10,425)	(736,162)	(11,925)

Other income:
Interest income	274,089	3,306	716,156	3,306
Unrealized gain (loss) on marketable securities held in Trust Account	(3,207)	12,169	2,164	12,169
Other income, net	270,882	15,475	718,320	15,475

Income (loss) before provision for income taxes	(42,172)	5,050	(17,842)	3,550
Provision for income taxes	(48,383)	(1,207)	(53,492)	(1,207)
Net income (loss)	$(90,555)	$3,843	$(71,334)	$2,343

Weighted average shares outstanding, basic and diluted (1)	2,326,779	1,353,526	2,309,823	1,310,390

Basic and diluted net loss per common share (2)	$(0.13)	$(0.01)	$(0.29)	$(0.01)

(1)	Excludes an aggregate of up to 5,168,804 and 5,303,877 shares subject to redemption at September 30, 2018 and 2017, respectively.
(2)	Net loss per common share – basic and diluted excludes interest income attributable to common stock subject to redemption of $200,583 and $587,760 for the three and nine months ended September 30, 2018, respectively, and $13,067 and $13,067 for the three months ended September 30, 2017 and for the period from April 27, 2017 (inception) through September 30, 2017, respectively.

The accompanying notes are an integral part of the unaudited condensed financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30, 2018	For the Period from April 27, 2017 (inception) through September 30, 2017
Cash Flows from Operating Activities:
Net (loss) income	$(71,334)	$2,343
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(716,156)	(3,306)
Unrealized gain on marketable securities held in Trust Account	(2,164)	(12,169)
Changes in operating assets and liabilities:
Prepaid expenses	25,036	(75,500)
Accounts payable and accrued expenses	183,565	—
Income taxes payable	53,492	1,207
Net cash used in operating activities	(527,561)	(87,425)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(575,000)	(57,500,000)
Cash withdrawn from Trust Account	55,826	—
Net cash used in investing activities	(519,174)	(57,500,000)

Cash Flows from Financing Activities:
Proceeds from promissory notes – related party	710,000	—
Advance from related party	10,400	247,580
Proceeds from issuance of Class F common stock to initial stockholders	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	—	55,775,000
Proceeds from sale of Placement Units	—	2,725,000
Proceeds from Unit Purchase Option	—	100
Repayment of advances from related parties	—	(247,580)
Payment of offering costs	—	(474,396)
Net cash provided by financing activities	720,400	58,050,704

Net Change in Cash	(326,335)	463,279
Cash – Beginning	334,020	—
Cash – Ending	$7,685	$463,279

Non-cash investing and financing activities:
Initial classification of common stock subject to redemption	$—	$53,049,200
Change in value of common stock subject to redemption	$(71,334)	$3,845

The accompanying notes are an integral part of the unaudited condensed financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Draper Oakwood Technology Acquisition, Inc. (the “Company”) is a blank check company incorporated in Delaware on April 27, 2017. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets (a “Business Combination”). On September 4, 2018, the Company entered into a Business Combination Agreement with DOTA Holdings Limited, a newly formed Cayman Islands exempted company, Reebonz Limited, a Singapore corporation (“Reebonz”) and certain other parties (see Note 8).

At September 30, 2018, the Company had not yet commenced operations. All activity through September 30, 2018 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination and activities in connection with the proposed Business Combination, as described in Note 8.

The registration statement for the Company’s Initial Public Offering was declared effective on September 14, 2017. On September 19, 2017, the Company consummated the Initial Public Offering of 5,000,000 units (“Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $50,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 250,000 units (the “Placement Units”) at a price of $10.00 per Unit in a private placement to Draper Oakwood Investments, LLC (“Sponsor”) and EarlyBirdCapital, Inc. (“EarlyBirdCapital”), generating gross proceeds of $2,500,000, which is described in Note 5.

Following the closing of the Initial Public Offering on September 19, 2017, an amount of $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Placement Units was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to pay its franchise and income tax obligations.

On September 27, 2017, in connection with the underwriters’ exercise of their over-allotment option in full, the Company consummated the sale of an additional 750,000 Units at $10.00 per Unit, and the sale of an additional 22,500 Placement Units, of which 18,000 Placement Units were purchased by the Sponsor and 4,500 Placement Units were purchased by EarlyBirdCapital and their designees at $10.00 per Unit, generating gross proceeds of $225,000. Following the closing, an additional $7,500,000 of net proceeds was placed in the Trust Account, resulting in $57,500,000 held in the Trust Account as of September 27, 2017.

Transaction costs amounted to $2,199,396, consisting of $1,725,000 of underwriting fees and $474,396 of Initial Public Offering costs. At September 30, 2018, $7,685 of cash was held outside of the Trust Account and was available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding franchise and income taxes payable) at the time of the signing of an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(Unaudited)

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.10 per share (after giving effect to the deposit into the Trust Account with respect to the extension described below), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor, officers and directors (the “Initial Stockholders”) have agreed to (a) vote their Founder Shares (as defined in Note 6), Placement Shares (as defined in Note 5) and any Public Shares held by them in favor of approving a Business Combination and (b) not to convert any Founder Shares, Placement Shares and Public Shares in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

The Company initially had until September 19, 2018 to consummate a Business Combination. However the Board of Directors has the right to extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months from the closing of the Initial Public Offering to complete a Business Combination) (the “Combination Period”). Pursuant to the terms of the Amended and Restated Certificate of Incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its designees must deposit into the Trust Account $575,000 ($0.10 per share) for each three month extension (up to an aggregate of $1,150,000, or $0.20 per share, if the deadline is extended for the full six months) in exchange for a non-interest bearing unsecured promissory note. The Sponsor and its designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.

On September 19, 2018, the period of time for the Company to consummate a Business Combination was extended for an additional three month period ending on December 19, 2018, and, accordingly, $575,000 was deposited into the Trust Account. The deposit was funded, in part, by a non-interest bearing unsecured loan from the Sponsor. The loan is repayable upon the consummation of a Business Combination (see Note 6).

The Initial Stockholders have agreed (i) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares, Placement Shares, Placement Rights (as defined in Note 5) and Placement Warrants (as defined in Note 5) if the Company fails to consummate a Business Combination within the Combination Period and (ii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution (including Trust Account assets) will be less than the $10.10 per Unit in the Initial Public Offering (after giving effect to the deposit into the Trust Account with respect to the extension described below). In order to protect the amounts held in the Trust Account, Mr. Aamer Sarfraz, the Company’s Chief Executive Officer, has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Sarfraz will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that Mr. Sarfraz will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

2. LIQUIDITY AND GOING CONCERN

As of September 30, 2018, the Company had $7,685 in its operating bank accounts, $58,905,007 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and a working capital deficit of $1,011,916. As of September 30, 2018, approximately $1,405,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations. During the nine months ended September 30, 2018, the Company withdrew $55,826 of interest income from the Trust Account in order to pay its franchise taxes.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(Unaudited)

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

On July 30, 2018, the Sponsor loaned the Company $200,000, of which $135,000 was used to finance transaction costs in connection with a Business Combination and $65,000 was used to fund the deposit required in order to extend the period of time with which the Company has to complete a Business Combination. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on March 29, 2018, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2017 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The interim results for the three and nine months ended September 30, 2018 are not necessarily indicative of the results to be expected for the year ending December 31, 2018 or for any future interim periods.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(Unaudited)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from the Company’s estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less, when purchased, to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2018 and December 31, 2017.

Marketable securities held in Trust Account

At September 30, 2018 and December 31, 2017, the assets held in the Trust Account were substantially held in cash and U.S. Treasury Bills.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2018 and December 31, 2017, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Income taxes

The Company complies with the accounting and reporting requirements of Accounting Standards Codification (“ASC”) Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2018 and December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

On December 22, 2017 the U.S. Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into law. As a result of Tax Reform, the U.S. statutory tax rate was lowered from 35% to 21% effective January 1, 2018, among other changes. ASC Topic 740 requires companies to recognize the effect of tax law changes in the period of enactment; therefore, the Company was required to revalue its deferred tax assets and liabilities at the new rate.

The effective income tax rate for the three and nine months ended September 30, 2018 was 115% and 300%, respectively. The income tax expense for the three and nine months ended September 30, 2018 differs from the amount that would be expected after applying the statutory income tax rate primarily due to the non-deductibility of transactional costs incurred in connection with the search for potential targets for a Business Combination.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(Unaudited)

Net loss per common share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at September 30, 2018 and 2017, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and private placement to purchase 3,011,250 shares of Class A common stock, (2) rights sold in the Initial Public Offering and private placement that convert into 602,250 shares of Class A common stock and (3) 500,000 shares of Class A common stock, warrants to purchase 250,000 shares of Class A common stock and rights that convert into 50,000 shares of Class A common stock in the unit purchase option sold to the underwriter, in the calculation of diluted loss per share, since the exercise of the warrants, the conversion of the rights into shares of common stock and the exercise of the unit purchase option is contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for the periods.

Reconciliation of net loss per common share

The Company’s net income (loss) is adjusted for the portion of income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,	For the Period from April 27, 2017 (inception) through September 30,
	2018	2017	2018	2017
Net income (loss)	$(90,555)	$3,843	$(71,334)	$2,343
Less: Income attributable to common stock subject to redemption	(200,583)	(13,067)	(587,760)	(13,067)
Adjusted net loss	$(291,138)	$(9,224)	$(659,094)	$(10,724)

Weighted average shares outstanding, basic and diluted	2,326,779	1,353,526	2,309,823	1,310,390

Basic and diluted net loss per common share	$(0.13)	$(0.01)	$(0.29)	$(0.01)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance coverage of $250,000. At September 30, 2018 and December 31, 2017, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 5,750,000 Units at a purchase price of $10.00 per Unit, which includes the exercise by the underwriters of their overallotment option in full of 750,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock, one right (“Public Right”) and one-half of one warrant (“Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one share of Class A common stock upon consummation of a Business Combination (see Note 9). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 9).

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(Unaudited)

5. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Sponsor and EarlyBirdCapital purchased an aggregate of 250,000 Placement Units (200,000 Placement Units by the Sponsor and 50,000 Placement Units by EarlyBirdCapital) at a price of $10.00 per Placement Unit, for an aggregate purchase price of $2,500,000). On September 27, 2017, the Company consummated the sale of an additional 22,500 Placement Units at a price of $10.00 per Placement Unit, of which 18,000 Placement Units were purchased by the Sponsor and 4,500 Placement Units were purchased by EarlyBirdCapital (and their designees), generating gross proceeds of $225,000. Each Placement Unit consists of one share of Class A common stock (“Placement Share”), one right (“Placement Right”) and one-half of one warrant (each, a “Placement Warrant”). Each Placement Right will convert into one-tenth (1/10) of one share of Class A common stock upon consummation of a Business Combination (see Note 8). Each whole Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50. The proceeds from the Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Placement Rights and Placement Warrants will expire worthless.

6. RELATED PARTY TRANSACTIONS

Founder Shares

On May 11, 2017, the Company issued an aggregate of 1,437,500 shares of Class F common stock to the Sponsor (“Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustments as described in Note 9. The 1,437,500 Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding the Placement Units and the Representative Shares (as defined in Note 9)). As a result of the underwriters’ election to fully exercise their over-allotment option on September 27, 2017, 187,500 Founder Shares are no longer subject to forfeiture.

The Initial Stockholders have agreed that, subject to certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, the last sales price of the Company’s Class A common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period after a Business Combination, and the remaining 50% of its Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination. All of the Founder Shares may be released from escrow earlier than as described above if, within that time period, the Company consummates a subsequent liquidation, merger, stock exchange, or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Advances from Related Party

In September 2018, the Company received an aggregate of $10,400 in advances from its Chief Executive Officer in order to fund working capital requirements. The advances are non-interest bearing, unsecured and due on demand.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on September 14, 2017 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company pays the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For the three and nine months ended September 30, 2018, the Company incurred $30,000 and $90,000, respectively, in fees for these services. For the three months ended September 30, 2017 and for the period from April 27, 2017 (inception) through September 30, 2017, the Company incurred $10,000 in fees for these services. At September 30, 2018 and December 31, 2017, $15,000 and $5,000 in administrative fees, respectively, are included in accounts payable and accrued expenses in the accompanying condensed balance sheets.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into Units at a price of $10.00 per Unit. The Units would be identical to the Placement Units. On July 30, 2018, the Sponsor loaned the Company $200,000, of which $135,000 was used to finance transaction costs in connection with a Business Combination and $65,000 was used to fund the deposit required in order to extend the period of time with which the Company has to complete a Business Combination. The loan is evidenced by a promissory note, is non-interest bearing, unsecured and due to be paid on the earlier of (i) the consummation of a Business Combination or (ii) the Company’s liquidation. The loan may also be converted into Units of the post-Business Combination entity at a price of $10.00 per Unit. In September 2018, the promissory note was amended to provide for aggregate borrowings of up to $135,000 and the previously funded $65,000 loan was applied to the $575,000 Extension Loan described below.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(Unaudited)

In order to fund the Trust Account to extend the time for the Company to complete a Business Combination, the Sponsor or its designees may, but are not obligated to, loan the Company funds (“Extension Loan”). Any such payments would be made in the form of a non-interest bearing unsecured loan payable upon the consummation of a Business Combination. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. The letter agreement with the Initial Stockholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the Trust Account in the event that the Company does not complete a Business Combination. On September 19, 2018, the period of time for the Company to consummate a Business Combination was extended for an additional three month period, ending on December 19, 2018, and, accordingly, $575,000 was deposited into the Trust Account. In connection with such extension, the Sponsor loaned the Company $575,000 and the Company issued a promissory note to the Sponsor in the principal amount of up to $575,000 to the Sponsor.

At September 30, 2018, an aggregate of $710,000 is owed by the Company to the Sponsor pursuant to the above loans.

7. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on September 14, 2017, the holders of the Founder Shares, Placement Units (and their underlying securities), Representative Shares (as a defined below) and any Units that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. Notwithstanding anything to the contrary, EarlyBirdCapital and its designees may only make a demand registration (i) on one occasion and (ii) during the five year period beginning on the effective date of the registration statement. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the shares of common stock are to be released from escrow. The holders of a majority of the Placement Units or Units issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (in each case, including the underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding anything to the contrary, EarlyBirdCapital and its designees may participate in a “piggy-back” registration during the seven year period beginning on the effective date of the registration statement. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Advisory Services

The Company has engaged EarlyBirdCapital as an advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss a potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with a Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of a Business Combination in an amount equal to $2,300,000 (exclusive of any applicable finders’ fees which might become payable). The Company will have the right to pay up to 25% of such amount to another FINRA member firm retained by the Company to assist the Company in connection with a Business Combination.

8. BUSINESS COMBINATION AGREEMENT

On September 4, 2018, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with DOTA Holdings Limited, a newly formed Cayman Islands exempted company (“Pubco”), DOTA Merger Subsidiary Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of Pubco (“Merger Sub”), Draper Oakwood Investments, LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative thereunder (the “Purchaser Representative”), Reebonz, and the shareholders of Reebonz named therein (the “Sellers”).

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), (a) Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and with holders of the Company’s securities receiving securities of Pubco, and (b) Pubco will (i) acquire all of the issued and outstanding capital shares of Reebonz from the Sellers in exchange for ordinary shares of Pubco, with Reebonz becoming a wholly-owned subsidiary of Pubco, and (ii) assume Reebonz’s outstanding options, warrants and other securities convertible into or that have the right to acquire Reebonz shares.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(Unaudited)

The total consideration to be provided at the Closing by Pubco to the Sellers and the holders of in-the-money Reebonz Convertible Securities that are assumed by Pubco will be based on an enterprise value of Reebonz (the “Exchange Consideration” and the Pubco shares issuable to the Sellers, the “Exchange Shares”) of (i) US$252 million, less (ii) the aggregate amount of any outstanding indebtedness, net of cash and cash equivalents, of Reebonz and its subsidiaries (the “Target Companies”).

However, ten percent (10%) of the Exchange Shares otherwise issuable to the Sellers at the Closing (the “Holdback Shares”) will be held back and not issued until twelve (12) months after the Closing to the extent that the Holdback Shares are not used to satisfy the Sellers’ indemnification obligations under the Business Combination Agreement. For purposes of determining the number of Exchange Shares, each Pubco share will be valued at a price per share equal to the price at which each share of the Company’s common stock is redeemed or converted pursuant to the redemption by the Company of its public stockholders in connection with the Company’s initial Business Combination, as required by its amended and restated certificate of incorporation (the “Redemption”).

In addition to the Exchange Consideration, the Sellers (but not holders of Reebonz Convertible Securities) will also have a contingent earnout right to receive up to an additional 1,000,000 Pubco shares (the “Earnout Shares”) after the Closing based on the consolidated revenues of Pubco and its subsidiaries, including the Target Companies, and Pubco’s stock price, during the calendar years 2019 and 2020.

The obligations of the parties to consummate the Transactions are subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Business Combination Agreement and the transactions contemplated thereby and related matters by the requisite vote of the Company’s stockholders; (ii) expiration of any waiting period under applicable antitrust laws; (iii) receipt of requisite regulatory approvals and specified third party consents; (iv) no law or order preventing or prohibiting the Transactions; (v) no pending litigation to enjoin or restrict the consummation of the Closing; (vi) the Company having at least $5,000,001 in net tangible assets as of the Closing, after giving effect to the completion of the Redemption; (vii) the election or appointment of members to Pubco’s board of directors as described above; (viii) the effectiveness of the Registration Statement; and (ix) the assumption by Pubco of the Reebonz Convertible Securities, as described above.

9. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At September 30, 2018 and December 31, 2017, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 15,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At September 30, 2018 and December 31, 2017, there were 968,696 and 856,443 shares of Class A common stock issued and outstanding, excluding 5,168,804 and 5,281,057 shares of common stock subject to possible redemption, respectively.

Class F Common Stock — The Company is authorized to issue 3,000,000 shares of Class F common stock with a par value of $0.0001 per share. Holders of the Company’s Class F common stock are entitled to one vote for each share. At September 30, 2018 and December 31, 2017, there were 1,437,500 shares of Class F common stock issued and outstanding.

The shares of Class F common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment as follows. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering in connection with the closing of a Business Combination, the ratio at which shares of Class F common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class F common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class F common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering (not including Placement Shares or the Representative Shares) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination or pursuant to Units (and their underlying securities) issued to the Sponsor upon conversion of Working Capital Loans, after taking into account any shares of Class A common stock redeemed in connection with a Business Combination.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(Unaudited)

Holders of Class A common stock and Class F common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

Rights — Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis and each holder of a right will be required to affirmatively covert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the shares of Class A common stock underlying the rights.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within 90 days following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	at any time during the exercise period;
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.
●	If, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(Unaudited)

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Representative Shares

At the closing of the Initial Public Offering, the Company issued EarlyBirdCapital 100,000 shares of Class A common stock (the “Representative Shares”) for no additional consideration. In addition, on September 27, 2017, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company issued an additional 15,000 Representative Shares to the underwriters for no additional consideration. The Company accounted for the Representative Shares as an expense of the Initial Public Offering, resulting in a charge directly to stockholders’ equity. The Company determined the fair value of Representative Shares to be $1,150,000 based upon the offering price of the Units of $10.00 per Unit. The underwriter has agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the underwriter has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the date of the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

Unit Purchase Option

On September 19, 2017, the Company sold to EarlyBirdCapital, for $100, an option to purchase up to 500,000 Units exercisable at $10.00 per Unit (or an aggregate exercise price of $5,000,000) commencing on the later of the first anniversary of the effective date of the registration statement related to the Initial Public Offering and the consummation of a Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement related to the Initial Public Offering. The Units issuable upon exercise of this option are identical to those offered in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity. The Company estimated the fair value of this unit purchase option to be approximately $1,683,789 (or $3.37 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.84% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the common stock underlying such units, the rights included in such units, the common stock that is issuable for the rights included in such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(Unaudited)

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2018 and December 31, 2017, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2018	December 31, 2017
Assets:
Marketable securities held in Trust Account	1	$58,905,007	$57,667,513

11. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Draper Oakwood Technology Acquisition, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Draper Oakwood Technology Acquisition, Inc. (the “Company”) as of December 31, 2017, the related statements of operations, changes in stockholders’ equity and cash flows for the period from April 27, 2017 (inception) through December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from April 27, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

We have served as the Company’s auditor since 2017.

Marcum LLP

New York, NY

March 29, 2018

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

BALANCE SHEET

DECEMBER 31, 2017

ASSETS
Current Assets
Cash	$334,020
Prepaid expenses	48,477
Total Current Assets	382,497

Cash and marketable securities held in Trust Account	57,667,513
Total Assets	$58,050,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities – Accounts payable and accrued expenses	$85,585
Total Current Liabilities	85,585

Commitments
Common stock subject to possible redemption, 5,281,057 shares at redemption value	52,964,424

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—
Class A Common stock, $0.0001 par value; 15,000,000 shares authorized; 856,443 issued and outstanding (excluding 5,281,057 shares subject to possible redemption)	85
Class F Common stock, $0.0001 par value; 3,000,000 shares authorized; 1,437,500 shares issued and outstanding	144
Additional paid-in capital	5,086,051
Retained earnings	(86,279)
Total Stockholders’ Equity	5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,050,010

The accompanying notes are an integral part of the financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM APRIL 27, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

Formation and operating costs	$253,792
Loss from operations	(253,792)

Other income:
Interest income	164,443
Unrealized gain on marketable securities held in Trust Account	3,070
Other income, net	167,513

Net income	$(86,279)

Weighted average shares outstanding, basic and diluted (1)	1,666,791

Basic and diluted net loss per common share	$(0.14)

(1)	Excludes an aggregate of up to 5,281,057 shares subject to redemption at December 31, 2017.

The accompanying notes are an integral part of the financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM APRIL 27, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

	Class A Common Stock		Class F Common Stock		Additional Paid	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	in Capital	Deficit	Equity
Balance – April 27, 2017 (inception)	—	$—	—	$—	$—	$—	$—

Common stock issued to initial stockholders	—	—	1,437,500	144	24,856	—	25,000

Sale of 5,750,000 Units, net of underwriting discount and offering expenses	5,750,000	575	—	—	55,300,029	—	55,300,604

Sale of 272,500 Placement Units	272,500	27	—	—	2,724,973	—	2,725,000

Issuance of Representative Shares	115,000	11	—	—	(11)	—	—

Sale of Unit Purchase Option	—	—	—	—	100	—	100

Common stock subject to possible redemption	(5,281,057)	(528)	—	—	(52,963,896)	—	(52,964,424)

Net loss	—	—	—	—	—	(86,279)	(86,279)

Balance - December 31, 2017	856,443	$85	1,437,500	$144	$5,086,051	$(86,279)	$5,000,001

The accompanying notes are an integral part of the financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM APRIL 27, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

Cash Flows from Operating Activities:
Net loss	$(86,279)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(164,443)
Unrealized gain on marketable securities held in Trust Account	(3,070)
Changes in operating assets and liabilities:
Prepaid expenses	(48,477)
Accounts payable and accrued expenses	85,585
Net cash used in operating activities	(216,684)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(57,500,000)
Net cash used in investing activities	(57,500,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class F common stock to initial stockholders	25,000
Proceeds from sale of Units, net of underwriting discounts paid	55,775,000
Proceeds from sale of Placement Units	2,725,000
Proceeds from Unit Purchase Option	100
Advances from related parties	247,580
Repayment of advances from related parties	(247,580)
Payment of offering costs	(474,396)
Net cash provided by financing activities	58,050,704

Net Change in Cash and Cash Equivalents	334,020
Cash and Cash Equivalents– Beginning	—
Cash and Cash Equivalents– Ending	$334,020

Non-cash investing and financing activities:
Initial classification of common stock subject to redemption	$53,049,200
Change in value of common stock subject to redemption	$(84,776)

The accompanying notes are an integral part of the financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Draper Oakwood Technology Acquisition, Inc. (the “Company”) is a blank check company incorporated in Delaware on April 27, 2017. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that the Company has not yet identified (a “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on the technology industry in North America.

At December 31, 2017, the Company had not yet commenced operations. All activity through December 31, 2017 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for a Business Combination.

The registration statement for the Company’s Initial Public Offering was declared effective on September 14, 2017. On September 19, 2017, the Company consummated the Initial Public Offering of 5,000,000 units (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $50,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 250,000 units (the “Placement Units”) at a price of $10.00 per Unit in a private placement to the Draper Oakwood Investments, LLC (“Sponsor”) and EarlyBirdCapital, Inc. (“EarlyBirdCapital”), generating gross proceeds of $2,500,000, which is described in Note 4.

Following the closing of the Initial Public Offering on September 19, 2017, an amount of $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Placement Units was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to pay its franchise and income tax obligations.

On September 27, 2017, in connection with the underwriters’ exercise of their over-allotment option in full, the Company consummated the sale of an additional 750,000 Units at $10.00 per Unit, and the sale of an additional 22,500 Placement Units, of which 18,000 Placement Units were purchased by the Sponsor and 4,500 Placement Units were purchased by EarlyBirdCapital (and their designees) at $10.00 per Unit, generating gross proceeds of $225,000. Following the closing, an additional $7,500,000 of net proceeds was placed in the Trust Account, resulting in $57,500,000 held in the Trust Account as of September 27, 2017.

Transaction costs amounted to $2,199,396, consisting of $1,725,000 of underwriting fees and $474,396 of Initial Public Offering costs. At December 31, 2017, $334,020 of cash was held outside of the Trust Account and was available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding franchise and income taxes payable) at the time of the signing of an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor, officers and directors (the “Initial Stockholders”) have agreed to (a) vote their Founder Shares (as defined in Note 5), Placement Shares (as defined in Note 4) and any Public Shares held by them in favor of approving a Business Combination and (b) not to convert any Founder Shares, Placement Shares and Public Shares in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

The Company will have until September 19, 2018 to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate Business Combination by September 19, 2018, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination) (the “Combination Period”). Pursuant to the terms of the Amended and Restated Certificate of Incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $575,000 ($0.10 per share), up to an aggregate of $1,150,000, or $0.20 per share, if the Company extends for the full six months, on or prior to the date of the applicable deadline, for each three month extension. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination (see Note 5).

The Initial Stockholders have agreed (i) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares, Placement Shares, Placement Rights (as defined in Note 4) and Placement Warrants (as defined in Note 4) if the Company fails to consummate a Business Combination within the Combination Period and (ii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution (including Trust Account assets) will be less than the $10.00 per Unit in the Initial Public Offering. In order to protect the amounts held in the Trust Account, Mr. Aamer Sarfraz, the Company’s Chief Executive Officer, has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Sarfraz will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that Mr. Sarfraz will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from the Company’s estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less, when purchased, to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2017.

Cash and marketable securities held in Trust Account

At December 31, 2017, the assets held in the Trust Account were held in cash and U.S. Treasury Bills.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2017, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Offering costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $2,199,396 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income taxes

The Company complies with the accounting and reporting requirements of Accounting Standards Codification (“ASC”) Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

On December 22, 2017 the U.S.  Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into law. As a result of Tax Reform, the U.S. statutory tax rate was lowered from 35% to 21% effective January 1, 2018, among other changes. ASC Topic 740 requires companies to recognize the effect of tax law changes in the period of enactment; therefore, the Company was required to revalue its deferred tax assets and liabilities at December 31, 2017 at the new rate. The SEC issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain tax effects of Tax Reform. The ultimate impact may differ from this provisional amount, possibly materially, as a result of additional analysis, changes in interpretations and assumptions the Company has made, additional regulatory guidance that may be issued, and actions the Company may take as a result of Tax Reform.

Net loss per common share

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at December 31, 2017, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and private placement to purchase 3,011,250 shares of Class A common stock, (2) rights sold in the Initial Public Offering and private placement that convert into 602,250 shares of Class A common stock and (3) 500,000 shares of Class A common stock, warrants to purchase 250,000 shares of Class A common stock and rights that convert into 50,000 shares of Class A common stock in the unit purchase option sold to the underwriter, in the calculation of diluted loss per share, since the exercise of the warrants, the conversion of the rights into shares of common stock and the exercise of the unit purchase option is contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic income per common share for the periods.

Reconciliation of net loss per common share

The Company’s net income is adjusted for the portion of income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

For the Period from May 5, 2017 (inception) through December 31,
2017
Net loss	$(86,279)
Less: Income attributable to common stock subject to redemption	(153,844)
Adjusted net loss	$(240,123)

Weighted average shares outstanding, basic and diluted	1,666,791

Basic and diluted net loss per common share	$(0.14)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2017, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018

3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 5,750,000 Units at a purchase price of $10.00 per Unit, which includes the exercise by the underwriters of their overallotment option in full of 750,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock, one right (“Public Right”) and one-half of one warrant (“Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one share of Class A common stock upon consummation of a Business Combination (see Note 7). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 7).

4. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Sponsor and EarlyBirdCapital purchased an aggregate of 250,000 Placement Units (200,000 Placement Units by the Sponsor and 50,000 Placement Units by EarlyBirdCapital) at a price of $10.00 per Placement Unit, for an aggregate purchase price of $2,500,000). On September 27, 2017, the Company consummated the sale of an additional 22,500 Placement Units at a price of $10.00 per Placement Unit, of which 18,000 Placement Units were purchased by the Sponsor and 4,500 Placement Units were purchased by EarlyBirdCapital (and their designees), generating gross proceeds of $225,000. Each Placement Unit consists of one share of Class A common stock (“Placement Share”), one right (“Placement Right”) and one-half of one warrant (each, a “Placement Warrant”). Each Placement Right will convert into one-tenth (1/10) of one share of Class A common stock upon consummation of a Business Combination (see Note 7). Each whole Placement Warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50. The proceeds from the Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Placement Rights and Placement Warrants will expire worthless.

5. RELATED PARTY TRANSACTIONS

Founder Shares

On May 11, 2017, the Company issued an aggregate of 1,437,500 shares of Class F common stock to the Sponsor (“Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustments as described in Note 7. The 1,437,500 Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding the Placement Units and the Representative Shares (as defined in Note 7)). As a result of the underwriters’ election to fully exercise their over-allotment option on September 27, 2017, 187,500 Founder Shares are no longer subject to forfeiture.

The Initial Stockholders have agreed that, subject to certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, the last sales price of the Company’s Class A common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period after a Business Combination, and the remaining 50% of its Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination. All of the Founder Shares may be released from escrow earlier than as described above if, within that time period, the Company consummates a subsequent liquidation, merger, stock exchange, or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Advances

During the period ended December 31, 2017, one of the Company’s officers advanced an aggregate of $247,580 for costs related to the Initial Public Offering. The advances were non-interest bearing, unsecured and due on demand. The advances were repaid upon the consummation of the Initial Public Offering on September 19, 2017.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on September 14, 2017 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For the period from April 27, 2017 (inception) through December 31, 2017, the Company incurred $35,000 in fees for these services, of which $5,000 is included in accounts payable and accrued expenses in the accompanying balance sheets at December 31, 2017.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into Units at a price of $10.00 per Unit. The Units would be identical to the Placement Units.

In order to fund the Trust Account to extend the time for the Company to complete a Business Combination, the Sponsor or its affiliates or designees may, but are not obligated to, loan the Company funds (“Extension Loan”). Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and payable upon the consummation of a Business Combination. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, it will not repay such loans. Furthermore, the letter agreement with the Initial Stockholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the Trust Account in the event that the Company does not complete a Business Combination.

6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on September 14, 2017, the holders of the Founder Shares, Placement Units (and their underlying securities), Representative Shares (as a defined below) and any Units that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. Notwithstanding anything to the contrary, EarlyBirdCapital and its designees may only make a demand registration (i) on one occasion and (ii) during the five year period beginning on the effective date of the registration statement. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the shares of common stock are to be released from escrow. The holders of a majority of the Placement Units or Units issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (in each case, including the underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding anything to the contrary, EarlyBirdCapital and its designees may participate in a “piggy-back” registration during the seven year period beginning on the effective date of the registration statement. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Agreement

The Company has engaged EarlyBirdCapital as an advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss a potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with a Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of a Business Combination in an amount equal to $2,300,000 (exclusive of any applicable finders’ fees which might become payable). The Company will have the right to pay up to 25% of such amount to another FINRA member firm retained by the Company to assist the Company in connection with a Business Combination.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2017, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 15,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At December 31, 2017, there were 856,443 shares of Class A common stock issued and outstanding (excluding 5,281,057 shares of common stock subject to possible redemption).

Class F Common Stock — The Company is authorized to issue 3,000,000 shares of Class F common stock with a par value of $0.0001 per share. Holders of the Company’s Class F common stock are entitled to one vote for each share. At December 31, 2017, there were 1,437,500 shares of Class F common stock issued and outstanding, of which 187,500 shares were subject to forfeiture to the extent that the underwriter’s over-allotment option was not exercised in full so that the Company’s Initial Stockholders would own 20% of the issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders did not purchase any Public Shares in the Initial Public Offering and excluding the Placement Units and the Representative Shares). As a result of the underwriters’ election to fully exercise their over-allotment option on September 27, 2017, 187,500 Founder Shares are no longer subject to forfeiture.

The shares of Class F common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment as follows. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering in connection with the closing of a Business Combination, the ratio at which shares of Class F common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class F common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class F common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering (not including Placement Shares or the Representative Shares) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination or pursuant to Units (and their underlying securities) issued to the Sponsor upon conversion of Working Capital Loans, after taking into account any shares of Class A common stock redeemed in connection with a Business Combination.

Holders of Class A common stock and Class F common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

Rights — Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis and each holder of a right will be required to affirmatively covert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the shares of Class A common stock underlying the rights.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within 90 days following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

The Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	at any time during the exercise period;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

●	If, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Representative Shares

At the closing of the Initial Public Offering, the Company issued EarlyBirdCapital 100,000 shares of Class A common stock (the “Representative Shares”) for no additional consideration. In addition, on September 27, 2017, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company issued an additional 15,000 Representative Shares to the underwriters for no additional consideration. The Company accounted for the Representative Shares as an expense of the Initial Public Offering, resulting in a charge directly to stockholders’ equity. The Company determined the fair value of Representative Shares to be $1,150,000 based upon the offering price of the Units of $10.00 per Unit. The underwriter has agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the underwriter has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the date of the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

Unit Purchase Option

On September 19, 2017, the Company sold to EarlyBirdCapital, for $100, an option to purchase up to 500,000 Units exercisable at $10.00 per Unit (or an aggregate exercise price of $5,000,000) commencing on the later of the first anniversary of the effective date of the registration statement related to the Initial Public Offering and the consummation of a Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement related to the Initial Public Offering. The Units issuable upon exercise of this option are identical to those offered in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity. The Company estimated the fair value of this unit purchase option to be approximately $1,683,789 (or $3.37 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.84% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the common stock underlying such units, the rights included in such units, the common stock that is issuable for the rights included in such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

8. INCOME TAX

The Company’s net deferred tax assets are as follows:

December 31, 2017
Deferred tax asset
Net operating loss carryforward	$16,615
Unrealized gain on marketable securities	(645)
Business combination search expenses	2,148
Total deferred tax assets	18,118
Valuation allowance	(18,118)
Deferred tax asset, net of allowance	$—

The income tax provision (benefit) consists of the following:

For the period from April 27, 2017 (inception) through December 31, 2017
Federal
Current	$—
Deferred	(18,118)

State
Current	$—
Deferred	—
Change in valuation allowance	18,118
Income tax provision (benefit)	$—

As of December 31, 2017, the Company had U.S. federal and state net operating loss carryovers (“NOLs”) of $79,121 available to offset future taxable income. These NOLs expire beginning in 2037. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s NOLs may be subject to an annual limitation in the event of a change in control as defined under the regulations.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from April 27, 2017 (inception) through December 31, 2017, the change in the valuation allowance was $18,118.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2017 is as follows:

Statutory federal income tax rate	(34.0)%
State taxes, net of federal tax benefit	0.0%
Deferred tax rate change	13.0%
Change in valuation allowance	21.0%
Income tax provision (benefit)	0.0%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company considers California to be a significant state tax jurisdiction.

9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2017, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2017
Assets:
Cash and marketable securities held in Trust Account	1	$57,667,513

10. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

In February 2018, the Company withdrew $34,910 of interest income from the Trust Account in order to pay its franchise taxes.

Reebonz Limited

Interim Condensed Consolidated Financial Statements

As at 30 June 2018 and for the six months ended 30 June 2018

Reebonz Limited

Reebonz Limited

Interim Condensed Consolidated Statements of Profit or Loss

		Six months ended
	Note	30/06/2017	30/06/2018	30/06/2018
		$’000	$’000	US$’000

Revenue	3	80,468	58,821	43,039
Cost of revenue		(58,865)	(43,565)	(31,876)

Gross profit		21,603	15,256	11,163

Fulfillment expenses		(12,890)	(10,168)	(7,440)
Marketing expenses		(5,426)	(3,491)	(2,554)
Technology and content expenses		(3,691)	(2,553)	(1,868)
General and administrative expenses		(8,453)	(6,406)	(4,687)
Government grant		127	182	133

Operating loss		(8,730)	(7,180)	(5,253)

Other income		78	296	216
Other expenses		(997)	(435)	(318)
Finance costs		(2,103)	(2,380)	(1,741)
Finance income		17	5	4

		(11,735)	(9,694)	(7,092)
Change in fair value of:
- Convertible preference shares	9	7,084	(18,860)	(13,800)

Loss before tax		(4,651)	(28,554)	(20,892)
Tax expense		(11)	(86)	(63)

Loss for the period		(4,662)	(28,640)	(20,955)

Attributable to:
Owners of the Company		(4,414)	(28,480)	(20,838)
Non–controlling interests		(248)	(160)	(117)

Loss for the period		(4,662)	(28,640)	(20,955)

Loss per share ($)
Basic/diluted loss for the period attributable to ordinary equity holders of the parent	4	(0.41)	(2.65)	(1.94)

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Comprehensive Income

	Six months ended
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

Loss for the period	(4,662)	(28,640)	(20,955)

Other comprehensive loss:
Items that may be reclassified subsequently to profit and loss:
Exchange differences on translation of foreign operations	(22)	(34)	(25)

Other comprehensive loss for the period, net of tax	(22)	(34)	(25)

Total comprehensive loss for the period	(4,684)	(28,674)	(20,980)

Total comprehensive loss attributable to:
Equity holders of the parent	(4,391)	(28,530)	(20,875)
Non–controlling interests	(293)	(144)	(105)

Total comprehensive loss for the period	(4,684)	(28,674)	(20,980)

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Financial Position

	Note	31/12/2017	30/06/2018	30/06/2018
		$’000	$’000	US$’000

Assets
Property and equipment	5	38,947	37,899	27,730
Leasehold land	5	6,790	6,648	4,864
Intangible assets		1,933	1,728	1,264
Goodwill	6	2,121	2,121	1,552
Non–current financial assets		649	640	469

Non–current assets		50,440	49,036	35,879

Inventories	7	29,721	30,206	22,101
Trade and other receivables		6,251	5,944	4,349
Prepayments		3,478	3,857	2,822
Other current financial assets		1,640	841	616
Cash and cash equivalents		9,886	7,106	5,198

Current assets		50,976	47,954	35,086

Total assets		101,416	96,990	70,965

Equity
Share capital	8	20,451	20,451	14,964
Warrants		2,897	2,897	2,120
Accumulated losses		(113,064)	(141,544)	(103,566)
Other components of equity		13,677	11,249	8,231

Shareholders’ deficit attributable to owners of the Company		(76,039)	(106,947)	(78,251)
Non–controlling interests		(2,004)	406	297

Total shareholders’ deficit		(78,043)	(106,541)	(77,954)

Liabilities
Convertible preference shares	9	76,872	95,732	70,046
Contingent settlement provision		415	-	-
Asset reinstatement obligations		225	227	166
Deferred tax liabilities		1,949	1,949	1,426
Other payables and accruals		559	569	415
Interest–bearing loans and borrowings	10	38,852	24,387	17,844

Non-current liabilities		118,872	122,864	89,897

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Financial Position (cont’d.)

	Note	31/12/2017	30/06/2018	30/06/2018
		$’000	$’000	US$’000

Trade and other payables		14,481	12,545	9,179
Deferred revenue		512	949	694
Advances from customers		3,955	3,745	2,740
Provision for sales returns		1,076	1,131	828
Contingent settlement provision		-	421	308
Asset reinstatement obligations		130	131	95
Interest–bearing loans and borrowings	10	40,303	61,607	45,077
Income tax payable		130	138	101

Current liabilities		60,587	80,667	59,022

Total liabilities		179,459	203,531	148,919

Total shareholders’ deficit and liabilities		101,416	96,990	70,965

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Changes in Equity

		Attributable to owners of the Company
	Note	Issued capital	Warrants	Share– based payments	Other reserves	Foreign currency translation reserve	Other components of equity, total	Accumulated losses	Total	Non– controlling interests	Total shareholders’ deficit
		$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000

At 1 January 2017		18,162	2,897	5,999	(896)	(269)	4,834	(189,943)	(164,050)	(1,331)	(165,381)

Total comprehensive loss for the period
Loss for the period		-	-	-	-	-	-	(4,414)	(4,414)	(248)	(4,662)
Other comprehensive loss		-	-	-	-	23	23	-	23	(45)	(22)

Total comprehensive loss for the period		-	-	-	-	23	23	(4,414)	(4,391)	(293)	(4,684)

Issuance of ordinary shares	8	2,289	-	-	-	-	-	-	2,289	-	2,289
Share–based payment transactions	12	-	-	1,065	-	-	1,065	-	1,065	-	1,065

At 30 June 2017		20,451	2,897	7,064	(896)	(246)	5,922	(194,357)	(165,087)	(1,624)	(166,711)

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Changes in Equity (cont’d)

		Attributable to owners of the Company
	Note	Issued capital	Warrants	Share– based payments	Other reserves	Foreign currency translation reserve	Asset revaluation reserve	Other components of equity, total	Accumulated losses	Total	Non– controlling interests	Total shareholders’ deficit
		$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000

At 1 January 2018		20,451	2,897	7,343	(896)	(296)	7,526	13,677	(113,064)	(76,039)	(2,004)	(78,043)

Total comprehensive loss for the period
Loss for the period		-	-	-	-	-	-	-	(28,480)	(28,480)	(160)	(28,640)
Other comprehensive loss		-	-	-	-	(50)	-	(50)	-	(50)	16	(34)

Total comprehensive loss for the period		-	-	-	-	(50)	-	(50)	(28,480)	(28,530)	(144)	(28,674)

Acquisition of non-controlling interest of a subsidiary	6	-	-	-	(2,533)	-	-	(2,533)	-	(2,533)	2,554	21
Share–based payment transactions	12	-	-	155	-	-	-	155	-	155	-	155

At 30 June 2018		20,451	2,897	7,498	(3,429)	(346)	7,526	11,249	(141,544)	(106,947)	406	(106,541)
							5,507
US$		14,964	2,120	5,486	(2,509)	(253)	5,507	8,231	(103,566)	(78,251)	297	(77,954)

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Cash Flows

	Six months ended
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

Cash flows from operating activities
Loss before tax	(4,651)	(28,554)	(20,892)
Adjustments for:
Depreciation of property and equipment	806	1,080	790
Amortization of leasehold land	137	142	104
Amortization of intangible assets	455	394	288
Amortization of deferred government grants	(35)	(62)	(45)
Reversal of asset reinstatement obligation	(45)	-	-
Loss on disposal of property and equipment	6	-	-
Share based payment	1,065	155	113
Inventories written down	219	604	442
Change in fair value of convertible preference shares	(7,084)	18,860	13,800
Finance costs	2,103	2,380	1,741
Finance income	(17)	(5)	(4)
Foreign exchange gain, net	(63)	(147)	(107)

	(7,104)	(5,153)	(3,770)
Changes in:
- inventories	2,615	(1,089)	(798)
- trade and other receivables	1,276	307	224
- prepayments	683	(406)	(297)
- other current financial assets	(293)	798	584
- non–current financial assets	117	9	7
- trade and other payables	(2,158)	(1,482)	(1,084)
- deferred revenue	143	437	320
- advances from customers	(407)	(210)	(154)
- provisions for sales returns	(64)	55	40
- other payables and accruals	(3)	71	52

Cash used in operation activities	(5,195)	(6,663)	(4,876)
Interest received	17	5	4
Interest paid	(1,386)	(1,507)	(1,103)
Tax paid	7	(78)	(57)

Net cash used in operating activities	(6,557)	(8,243)	(6,032)

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Cash Flows (Cont’d)

	Six months ended
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

Cash flows from investing activities
Purchase of property and equipment	(1,481)	(492)	(360)
Addition to intangible assets	(179)	(189)	(138)
Placement of short term deposits	(3)	-	-
Proceeds from disposal of property and equipment	7	-	-

Net cash used in investing activities	(1,656)	(681)	(498)

Cash flows from financing activities
Proceeds from interest–bearing loans and borrowings	47,863	36,874	26,980
Repayment of interest–bearing loans and borrowings	(48,785)	(30,730)	(22,485)
Proceeds from issuance of ordinary shares	2,289	-	-

Net cash from financing activities	1,367	6,144	4,495

Net decrease in cash and cash equivalents	(6,846)	(2,780)	(2,035)
Cash and cash equivalents at 1 January	16,822	9,886	7,233

Cash and cash equivalents at 30 June	9,976	7,106	5,198

Supplemental disclosures:

Purchase of property and equipment and intangible assets included in trade and other payables and interest-bearing loans and borrowings	2,394	-	-

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Cash Flows (Cont’d)

Reconciliation of movements of liabilities to cash flow arising from financing activities:

	Interest bearing loans and borrowing	Interest bearing loans and borrowing	Interest bearing loans and borrowing
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

Balance as at 1 January	69,406	79,155	57,917

Cash flows
Proceeds from interest-bearing loans and borrowings	47,863	36,874	26,980
Repayment of interest-bearing loans and borrowings	(48,785)	(30,730)	(22,485)
Purchase of property and equipment	2,394	-	-
Interest expense	1,466	1,758	1,287
Amortization of deferred transaction costs	578	578	423
Interest paid	(1,386)	(1,507)	(1,103)
Foreign exchange gain	(42)	(113)	(83)
Others	-	(21)	(15)

Balance as at 30 June	71,494	85,994	62,921

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

1.	Corporate information

The interim condensed consolidated financial statements of Reebonz Limited (the “Company”) and its subsidiaries (collectively, the “Group”) for the six months ended 30 June 2017 and 2018 was authorized for issue in accordance with a resolution of the directors on 6 November 2018.

Reebonz Limited (‘the Company’) incorporated and domiciled in the Republic of Singapore. The address of the Company’s registered office is 5 Tampines North Drive 5, Reebonz Building, Singapore 528548.

The principal activities of the Group are mainly as an online retailer of luxury goods and also to provide a marketplace for sellers to sell luxury goods.

2.	Significant accounting policies

2.1	Basis of preparation

The interim condensed consolidated financial statements for the six months ended 30 June 2017 and 2018 have been prepared in accordance with IAS 34 Interim Financial Reporting.

The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the Group’s audited consolidated financial statements for the year ended
31 December 2017.

Operating results for the six months ended 30 June 2018 are not necessarily indicative of the results that may be expected for the year ending 31 December 2018. Due to the seasonal nature of the demand for luxury products, higher revenues are usually expected during festive periods, especially the December holiday season due to consumers’ increased leisure time and discretionary spending. Consequently, revenues for the fourth quarter tend to be higher than the other quarters.

Going concern basis of accounting

The interim condensed consolidated financial statements have been prepared on a going concern basis, which assumes that the Group will be able to meet its financial obligation, working capital requirements and capital expenditures as and when they fall due.

The Group incurred an operating loss of $7,180,000 (US$5,253,000) (30/06/2017: $8,730,000) for the period ended 30 June 2018 and as at that date, the Group recorded a shareholders’ deficit of $106,541,000 (US$77,954,000)(31/12/2017:$78,043,000). The Group recorded net current liabilities of $32,713,000 (US$23,936,000) (31/12/2017:$9,611,000) at 30 June 2018.

The interim condensed consolidated financial statements have been prepared on a going concern basis, based on the following:

1.	Reebonz Limited has entered into a reverse merger agreement with a special purpose acquisition Group, Draper Oakwood Technology Acquisition, Inc., a Delaware corporation listed on NASDAQ, on 4 September 2018. Upon acceptance by United States Securities and Exchange Commission, (“U.S. SEC”) of Draper Oakwood Technology Acquisition, Inc., F-4 filing, Reebonz Limited is expected to be the surviving entity of the reverse merger and be listed on NASDAQ, with an estimated cash inflow of S$34,167,500 (US$25,000,000) from Draper Oakwood Technology Acquisition, Inc., after giving effect to the payment of Draper Oakwood Technology Acquisition, Inc.’s expenses and outstanding liabilities; and

2.	Ability of the Group to continue to access and drawdown on its existing short term financing facilities which will enable the Group to meet its financial obligations, working capital requirements and capital expenditure as and when they fall due.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

2.	Significant accounting policies (cont’d)

2.1	Basis of preparation (cont’d)

Management acknowledges that material uncertainty remains over the Group’s ability to meet its funding requirements and ability to gain continued access to short term financing. However, as described above, management has a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future. If for any reason the Group is unable to continue as a going concern, then this could have an impact on the Group’s ability to realize assets at their recognized values, in particular goodwill and other intangible assets, and to extinguish liabilities in the normal course of business at the amounts stated in the consolidated financial statements.

2.2	Use of judgements and estimates

In preparing these interim condensed consolidated financial statements, management has made judgements and estimates that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates.

The significant judgements made by management in applying the Group’s accounting policies and key sources of estimation uncertainty were the same as described in the last annual financial statements, except for new significant judgements and key sources of estimation uncertainty related to the application of IFRS 15 and IFRS 9, which are described in Note 2.3.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

2.	Significant accounting policies (cont’d)

2.3	Changes in significant accounting policies

Except as described below, the accounting policies applied in these interim financial statements are the same as those applied in the Group’s consolidated financial statements as at and for the year ended 31 December 2017.

The changes in accounting policies are also expected to be reflected in the Group’s consolidated financial statements as at and for the year ending 31 December 2018.

The Group has adopted IFRS 15 Revenue from Contracts with Customers (see a) and IFRS 9 Financial Instruments (see b) from 1 January 2018. A number of other new standards are effective from 1 January 2018 but they do not have a material effect on the Group’s financial statements.

(a)	IFRS 15 Revenue from Contracts with Customers

IFRS 15 establishes a comprehensive framework for determining whether, how much and when revenue is recognized. It replaces IAS 18 Revenue, IAS 11 Construction Contracts and related interpretations.

The Group has adopted IFRS 15 using the full retrospective method (without practical expedients), with the effect of initially applying this standard recognized at the date of the earliest comparative period on initial application (i.e. 1 January 2017).

The Standard presents a new five-step model for the recognition of revenue from contracts with customers:

(1)	Identifying the contract with the customer.
(2)	Identifying separate performance obligations in the contract.
(3)	Determining the transaction price.
(4)	Allocating the transaction price to separate performance obligations.
(5)	Recognizing revenue when the performance obligations are satisfied.

The first-time implementation of the Standard did not have a material retrospective effect on the financial statements as of 1 January 2017 and 2018 and accordingly, have not been restated.

Presented below are the principals of the new accounting policy for revenue recognition, as applied following the adoption of IFRS 15, commencing on 1 January 2017:

Revenue

The Group recognizes revenue when the customer attains control of the promised goods or services. Revenue is measured based on the amount of the consideration to which the Group expects to be entitled in consideration for the transfer of goods and services promised to the customer, excluding amounts collected on behalf of third parties.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

2.	Significant accounting policies (cont’d)

2.3	Changes in significant accounting policies (cont’d)

(a)	IFRS 15 Revenue from Contracts with Customers (cont’d)

Identification of contract

The Group accounts for a contract with a customer only if all of the following conditions have been fulfilled:

(a)	The parties to the contract have approved the contract (in writing, verbally or under other customary business practices) and are obligated to fulfill their related obligations;
(b)	The Group can identify the rights of each of the parties in relation to the products or the services that are to be transferred;
(c)	The Group can identify the terms of payment for the goods or the services that are to be transferred;
(d)	The contract has commercial substance (i.e. the risk, the timing and the amount of the entity’s future cash flows are expected to change as a result of the contract); and
(e)	The Group is expected to collect the consideration to which it is entitled for the goods or the services that will be transferred to the customer.

For the purpose of compliance with section (e) above, the Group examines, inter alia, past experience with the customer and the customer’s condition, as well as the existence of sufficient collateral.

When a contract with a customer does not meet the aforesaid criteria, consideration received from the customer is recognized as a liability until the fulfillment of the criteria or the occurrence of one of the following events: the Group has no remaining obligations to transfer goods or services to the customer and all the consideration promised by the customer has been received and is non-refundable; or the contract has been canceled and the consideration received from the customer is non-refundable.

Identification of the performance obligation

At the inception of the contract, the Group assesses the goods or services that have been promised under a contract with a customer, and identifies as a performance obligation any promise to transfer to the customer any of the following two:

(a)	A good or service (or bundle of goods or services) that is distinct; or
(b)	A series of distinct goods or services that are substantially the same and that have the same pattern of transfer to the customer.

The Group identifies goods or services promised to a customer as distinct if the customer can benefit from the good or service on its own or in conjunction with other readily available resources and the Group’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract. In considering whether a promise to transfer goods or services is separately identifiable, the Group examines whether a significant service is provided of integrating the goods or services with other goods or services promised in the contract that results in an integrated product for which the customer had entered into the contract.

Determining the transaction price

The transaction price is the amount of the consideration to which the Group expects to be entitled in consideration for the transfer of goods and services promised to the customer, excluding amounts collected on behalf of third parties. When determining the transaction price, the Group considers the effects of all of the following: variable consideration, the existence of a significant financing component in the contract, non-cash consideration and consideration payable to the customer.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

2.	Significant accounting policies (cont’d)

2.3	Changes in significant accounting policies (cont’d)

(a)	IFRS 15 Revenue from Contracts with Customers (cont’d)

Variable consideration

The transaction price includes fixed amounts and amounts that may vary as a result of discounts, refunds, credits, price concessions, incentives, claims and disputes as well as modifications to the contract the consideration for which has yet to be agreed by the parties.

The Group includes all or part of the variable consideration in the transaction price only if it is highly probable that a significant reversal in cumulative revenue recognized will not occur when the uncertainties related to the variable consideration are resolved. At the end of each reporting period, the Group updates the amount of the variable consideration included in the transaction price, to the extent necessary.

Variable consideration in the Group arises mainly from returns, discounts and customer loyalty points that the Group offers to its customers.

The Group estimates the amount of the variable consideration by estimating the amount that is most reasonably expected to be received, as this method best reflects the amount of consideration to which it would be entitled.

Satisfaction of performance obligations

Revenue is recognized when the Group satisfies performance obligations by transferring control of a good or a service promised to the customer.

i)	Merchandise revenue

Merchandise revenue is recognized when the customer obtains control the goods. Merchandise revenue is measured at the fair value of the consideration received or receivable, net of returns, discounts and deferred revenue for customer loyalty points.

ii)	Marketplace revenue

Marketplace revenue is commission earned from third party sellers for participating in the Group’s marketplace. Commission fee revenues are recognized on a net basis when the underlying transactions are completed.

iii)	Rental income

Rental income arising from rental of luxury products to customers is accounted for on a straight-line basis over the rental period.  The aggregate costs arising from the underlying transactions are recognized under the cost of revenue.

iv)	Rental income from leasing of office building

Rental income arising from operating leases of space within the Group’s building is accounted for on a straight-line basis over the lease terms. The aggregate costs of incentives provided to lessees are recognized as a reduction of rental income over the lease term on a straight-line basis.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

2.	Significant accounting policies (cont’d)

2.3	Changes in significant accounting policies (cont’d)

(b)	IFRS 9 Financial Instruments

IFRS 9 sets out requirement for recognizing and measuring financial assets, financial liabilities and some contracts to buy or sell non-financial items. This standard replaces IAS 39 Financial Instruments: Recognition and Measurement. The Group has elected to implement the Standard as from 1 January 2018, without adjustment of the comparative figures.

All financial instruments that under IAS 39 had been allocated to the loans and receivables measurement group, have been reallocated to the amortized cost measurement group pursuant to the provisions of IFRS 9. The first-time implementation of the Standard did not have a material effect on the financial statements as of 1 January 2018 and accordingly, have not been restated.

Presented below are the principal changes in the accounting policy following the implementing of the Standard, commencing on 1 January 2018:

Classification and measurement of financial assets and financial liabilities

Initial recognition and measurement

The Group initially recognizes trade receivables on the date that they are originated. All other financial assets and financial liabilities are initially recognized on the date on which the Group becomes a party to the contractual provisions of the instrument. As a rule, a financial asset or a financial liability are initially measured at fair value with the addition, for a financial asset or a financial liability that are not presented at fair value through profit or loss, of transaction costs that can be directly attributed to the acquisition or the issuance of the financial asset or the financial liability. Trade receivables that do not contain a significant financing component are initially measured at the price of the related transaction. Trade receivables originating in contract assets are initially measured at the carrying amount of the contract assets on the date of reclassification from contract assets to receivables.

Financial assets - subsequent classification and measurement

On initial recognition, financial assets are classified to measurement at amortized cost. Financial assets are not reclassified in subsequent periods, unless, and only to the extent that the Group changes its business model for the management of financial debt assets, in which case the affected financial debt assets are reclassified at the beginning of the reporting period following the change in the business model.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

2.	Significant accounting policies (cont’d)

2.3	Changes in significant accounting policies (cont’d)

(b)	IFRS 9 Financial Instruments (cont’d)

A financial asset is measured at amortized cost if it meets the two following cumulative conditions and is not designated for measurement at fair value through profit or loss:

-	The objective of the entity's business model is to hold the financial asset to collect the contractual cash flows; and
-	The contractual terms of the financial asset create entitlement on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

The Group has balances of trade and other receivables and other current financial assets that are held under a business model the objective of which is collection of the contractual cash flows. The contractual cash flows in respect of such financial assets comprise solely payments of principal and interest that reflects consideration for the time-value of the money and the credit risk. Accordingly, such financial assets are measured at amortized cost.

Financial assets at amortized cost

In subsequent periods, these assets are measured at amortized cost, using the effective interest method and net of impairment losses. Interest income, currency exchange gains or losses and impairment are recognized in profit or loss. Any gains or losses on derecognition are also carried to profit or loss.

Financial assets at fair value through profit or loss

In subsequent periods, these assets are measured at fair value. Net gains and losses are carried to profit or loss.

Financial liabilities - classification, subsequent measurement and gains and losses

Financial liabilities are classified to measurement at amortized cost or at fair value through profit or loss. Financial liabilities at fair value through profit or loss are measured at fair value, and any net gains and losses, including any interest expenses, are recognized in profit or loss. Other financial liabilities are measured at amortized cost in subsequent periods, using the effective interest method. Interest expenses and currency exchange gains and losses are recognized in profit or loss. Any gains or losses on derecognition are also carried to profit or loss.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

2.	Significant accounting policies (cont’d)

2.3	Changes in significant accounting policies (cont’d)

(b)	IFRS 9 Financial Instruments (cont’d)

Derecognition of financial liabilities

Financial liabilities are derecognized when the contractual obligation of the Group expires or when it is discharged or canceled. Additionally, a significant amendment of the terms of an existing financial liability, or an exchange of debt instruments having substantially different terms, between an existing borrower and lender, are accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability at fair value.

The difference between the carrying amount of the extinguished financial liability and the consideration paid (including any other non-cash assets transferred or liabilities assumed), is recognized in profit or loss. In the event of a non-material modification of terms (or exchange of debt instruments), the new cash flows are discounted at the original effective interest rate and the difference between the present value of financial liability under the new terms and the present value of the original financial liability is recognized in profit or loss.

Impairment

Financial assets, contract assets and receivables on a lease

The Group creates a provision for expected credit losses in respect of:

-	Contract assets (as defined in IFRS 15).
-	Financial assets measured at amortized cost.

The Group has elected to measure the provision for expected credit losses in respect of trade receivables, contract assets and receivables on a lease at an amount that is equal to the credit losses expected over the life of the instrument.

In assessing whether the credit risk of a financial asset has significantly increased since initial recognition and in assessing expected credit losses, the Group takes into consideration information that is reasonable and verifiable, relevant and attainable at no excessive cost or effort. Such information comprises quantitative and qualitative information, as well as an analysis, based on the past experience of the Group and the reported credit assessment, and contains forward-looking information.

The Group assumes that the credit risk of a financial asset has increased significantly since initial recognition whenever contractual payments are more than 30 days in arrears.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

2.	Significant accounting policies (cont’d)

2.3	Changes in significant accounting policies (cont’d)

(b)	IFRS 9 Financial Instruments (cont’d)

Impairment (cont’d)

The Group considers a financial asset to be in default if:

-	It is not probable that the borrower will fully meet its payment obligations to the Company, and the Company has no right to perform actions such as the realization of collaterals (if any); or
-	The contractual payments in respect of the financial asset are more than 90 days in arrears.

The Group considers a financial asset as having a low credit risk if its credit risk coincides with the global structured definition of “investment rating”.

The credit losses expected over the life of the instrument are expected credit losses arising from all potential default events throughout the life of the financial instrument.

Expected credit losses in a 12-month period are the portion of the expected credit losses arising from potential default events during the period of 12 months from the reporting date.

The maximum period that is taken into account in assessing the expected credit losses is the maximum contractual period over which the Group is exposed to credit risk.

Measurement of expected credit losses

Expected credit losses represent a probability-weighted estimate of credit losses. Credit losses are measured at the present value of the difference between the cash flows to which the Group is entitled under the contract and the cash flows that the Group expects to receive.

Expected credit losses are discounted at the effective interest rate of the financial asset.

Financial assets impaired by credit risk

At each reporting date, the Group assesses whether financial assets that are measured at amortized cost and financial assets that are measured at fair value through other comprehensive income have become impaired by credit risk. A financial asset is impaired by credit risk upon the occurrence of one or more of the events that adversely affect the future cash flows estimated for such financial asset.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

2.	Significant accounting policies (cont’d)

2.3	Changes in significant accounting policies (cont’d)

(b)	IFRS 9 Financial Instruments (cont’d)

Presentation of impairment

A provision for expected credit losses in respect of a financial asset that is measured at amortized cost is presented as a reduction of the gross carrying amount of the financial asset.

The provision for expected credit losses in respect of financial assets that are measured at fair value through other comprehensive income is recognized in other comprehensive income and does not reduce the carrying amount of the financial asset.

Impairment losses in respect of trade and other receivable are presented separately in the statements of profit or loss and other comprehensive income. Impairment losses in respect of other financial assets are presented under financing expenses.

2.4	Standards issued but not yet effective

A number of new standards and amendments to standards are effective for annual periods beginning after 1 January 2018 and earlier application is permitted; however, the Group has not early adopted them in preparing these interim condensed consolidated financial statements.

IFRS 16 Leases

IFRS 16 replaces existing leases guidance, including International Accounting Standard (IAS) No. 17, Leases and the related Interpretations. The provisions of the Standard cancel the existing requirement that lessees classify the lease as an operating or a financing lease. Instead, as for lessees, the new Standard presents a uniform model for the accounting treatment of all leases, pursuant to which the lessee is to recognize the asset and the liability in respect of the lease in its financial statements. IFRS 16 does not change substantially on how a lessor accounts for leases. The Standard also sets out new disclosure requirements that are more extensive than the existing requirements for both lessee and lessor. The Standard is effective for annual periods commencing on January 1, 2019. Early adoption is permitted, provided that the entity also carries out an early adoption of IFRS 15, Revenue from Contracts with Customers. The Group intends to adopt the Standard as from 1 January 2019, using the modified retrospective approach with an adjustment of the balance of retained earnings as of 1 January 2019, with no restatement of comparative information

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

2.	Significant accounting policies (cont’d)

2.4	Standards issued but not yet effective (cont’d)

IFRS 16 Leases (cont’d)

The Group is considering applying the following exemptions at the transition date:

-	Not applying the requirements to recognize an asset for usage rights and a liability for short-term leases of up to one year.
-	Not applying the requirements to recognize an asset for usage rights and a liability for leases with a low-value underlying asset.
-	Examining the existence of a lease in an arrangement only for new or modified contracts.
-	Use of a uniform discount rate for lease portfolios that share similar characteristics.
-	Non-inclusion in the asset of direct costs incurred in a lease on date of initial application date.

The provisions of IFRS 16 could affect the accounting treatment of office and outlets rent contracts. It should be noted that the information presented in this note regarding the effects of the first-time implementation of the standard constitutes a preliminary assessment by the Group. Accordingly, the list of topics presented above represents those topics that the Group has identified to date and may be updated as the examination of the effects of the standard progresses. Additionally, the Group is examining the anticipated effects of the implementation of the standard, but at this stage is unable to reliably estimate the quantitative effect on its consolidated financial statements.

2.5	Convenience translation

The interim condensed consolidated financial statements are stated in thousands of Singapore dollars. However, solely for the convenience of the readers, the consolidated statement of financial position as at 30 June 2018, the consolidated statement of profit or loss and other comprehensive income, and consolidated statement of cash flows for the period ended 30 June 2018 were translated into U.S. dollars at the exchange rate of the buying rate of US$1.00 to S1.3667 on 30 September 2018 in the City of New York for cable transfers of S$ as certified for customs purposes by the Federal Reserve Bank of New York. This convenience translation should be treated as supplementary information and has not been prepared in compliance with IFRS.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

3.	Revenue

The table below shows the Company’s revenue streams disaggregated by its categories that depict the nature, amount, timing and uncertainty of revenue and cash flows by their economic factors.

	Timing of	Six months ended
	revenue recognition	30/06/2017	30/06/2018	30/06/2018
		$’000	$’000	US$’000

Merchandise revenue	Merchandise revenue recognized at a point in time	78,415	55,669	40,732
Marketplace revenue	Service revenue recognized at a point in time	1,864	2,858	2,092
Rental revenue	Rental revenue recognized over time	189	294	215

		80,468	58,821	43,039

4.	Loss per share

Basic loss per share amounts are calculated by dividing loss for the period attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the period.

Diluted loss per share amounts are calculated by dividing the loss attributable to ordinary equity holders of the parent (after adjusting for change in fair value of the convertible preference shares and warrants) by the weighted average number of ordinary shares outstanding during the period plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares. The dilutive effect of outstanding share options is reflected as additional share dilution.

The following reflects the income and share data used in the basic and diluted loss per share computations:

Basic loss per share

The calculation of basic loss per share has been based on the following loss attributable to ordinary equity holders of the parent and weighted-average number or ordinary shares outstanding.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

4.	Loss per share (cont’d)

	Six months ended
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

I. Loss attributable to ordinary equity holders of the parent (basic):
Loss for the period attributable to ordinary equity holders of the parent	(4,414)	(28,480)	(20,838)

	No. of shares	No. of shares	No. of shares

II. Weighted-average number of ordinary shares in thousands (basic):
Issued ordinary shares at 1 January	10,564	10,767	10,767
Effect of share options exercised	-	-	-
Effect of shares issued in February 2017	100	-	-
Effect of shares issued in March 2017	42	-	-
Weighted-average number of ordinary shares at 30 June	10,706	10,767	10,767

Basic/diluted loss per share ($ per share)	(0.41)	(2.65)	(1.94)

Diluted loss per share

The effect of share options, warrants and Preference Shares have been excluded from the computation of diluted loss per share for the six months ended 30 June 2017 and 2018 as their effects would be anti-dilutive.

If a qualified initial public offering is completed, all of the Series A, Series B, Series C and Series D Preference Shares outstanding will automatically convert into ordinary shares of the Company.

5.	Property and equipment

Leasehold land

Acquisitions

During the six months ended 30 June 2017 and 2018, the Group acquired property and equipment of $1,481,000 and $492,000 (US$360,000), respectively.

The company’s leasehold land which was acquired from an affiliate of the Singapore Government, is pledged to secure the company’s term loan and trust receipts facilities (note 10).

The carrying value of the building as at 30 June 2018 was $36,049,000 (US$26,377,000) (31/12/2017:$36,729,000). The building is valued every 3 years on 31 December by an independent professional valuer. The most recent valuation of the building was performed as at 31 December 2017. Valuations are made on the basis of open market value. It is the intention of the management to hold the building for long term. The building is pledged to secure the company’s term loan and trust receipts (note 10).

See Note 13 for capital commitments.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

6.	Goodwill

The carrying amount of goodwill allocated to each of the CGU is as follows:

	31/12/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

Reebonz Korea	1,176	1,176	860
Invitree	945	945	692

Total	2,121	2,121	1,552

Impairment

Goodwill is tested for impairment annually (as at 31 December) and when circumstances indicate the carrying value may be impaired. The Group’s impairment test for goodwill is based on value-in-use calculations. The key assumptions used to determine the recoverable amount for the different cash generating units were disclosed in the annual consolidated financial statements for the year ended 31 December 2017.

As at 30 June 2018 (30 June 2017), there were no circumstances that indicated that the carrying value of goodwill may be impaired.

Information about subsidiaries

The consolidated financial statements of the Group include:

Name of significant subsidiaries	Principal activity	Country of business/ incorporation	Percentage of ownership interest
			31/12/2017	30/06/2018
			%	%
Held by the Company

Reebonz Pty. Ltd. (“Reebonz Australia”)	Provide marketing support and sale of luxury products	Australia	100	100

Reebonz Korea Co., Ltd. (“Reebonz Korea”)*	Import, export, wholesale and retail of luxury products	Korea	49.2*	58.4**

Held by Reebonz Korea

Invitree Co., Ltd. (“Invitree”)	Sale of luxury products	Korea	90	90

*	Pursuant to the shareholders’ agreement, the Company is entitled to appoint and has the majority of directors who direct key activities of the entity. The Company concluded that it has control over Reebonz Korea as it has power to direct the relevant activities of Reebonz Korea and is exposed to the variable returns of the operations, and has consolidated this entity in its consolidated financial statements.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

6.	Goodwill (cont’d)

**	On 28 March 2018, the Company increased the paid-up capital of Reebonz Korea through cash injection of Korean Won (“KRW”) KRW 241 million ($324,000). This resulted in an increase of the Company’s shareholdings in Reebonz Korea from 49.2% to 49.7%.

On 27 April 2018, an outstanding loan and amounts due from Reebonz Korea of KRW 4,856 million ($5,916,000) were converted to ordinary shares in Reebonz Korea. This resulted in an increase of the Company’s shareholdings in Reebonz Korea from 49.7% to 58.4%.

The increase in shareholding from 49.2% to 58.4% in 2 stages resulted in a loss on acquisition of non-controlling interest of $2,533,000 for the 6 months period ended 30 June 2018 which has been recognized in other reserves.

Material partly-owned subsidiaries

The Group has the following subsidiaries that has NCI that is material to the Group.

Name of Subsidiaries	Principal place of business	Proportion of ownership interest held by NCI	Loss allocated to NCI during the reporting period	Accumulated NCI at the end of reporting period
		%	$’000	$’000

31 December 2017
Reebonz Korea	Korea	50.8	(170)	569

30 June 2018
Reebonz Korea	Korea	41.6	34	3,196

Name of Subsidiaries	Principal place of business	Proportion of ownership interest held by NCI	Loss allocated to NCI during the reporting period	Accumulated NCI at the end of reporting period
		%	$’000	$’000
Held by Reebonz Korea

31 December 2017
Invitree Co., Ltd	Korea	55.7	(461)	(2,514)

30 June 2018
Invitree Co., Ltd	Korea	47.4	(195)	(2,730)

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

6.	Goodwill (cont’d)

Summarized financial information about subsidiaries with material NCI

Summarized financial information including goodwill on acquisition and consolidation adjustments but before intercompany eliminations of subsidiaries with material NCIs are as follows:

Reebonz Korea sub-group	31/12/2017	30/6/2018	30/6/2018
	$’000	$’000	US$’000
Summarized statement of financial position
Current assets	4,332	4,386	3,209
Non-current assets	232	218	160
Goodwill	2,121	2,121	1,552
Current liabilities	(9,096)	(3,137)	(2,295)
Non-current liabilities	(408)	(408)	(299)
Total (deficit)/surplus	(2,819)	3,180	2,327

Attributable to NCI, allocated according to changes in equity interest during the year	(1,945)	466	341

	31/12/2017	30/6/2018	30/6/2018
	$’000	$’000	US$’000
Summarized statement of comprehensive income
Revenue	29,288	13,566	9,926
Loss for the year	(1,160)	(308)	(225)
Other comprehensive loss	(39)	19	14
Total comprehensive loss	(1,199)	(289)	(211)

Attributable to NCI, allocated according to changes in equity interest during the year	(631)	(161)	(116)

Summarized cash flow information
Operating	(619)	(4,529)	(3,314)
Investing	(13)	(1)	(1)
Financing	–	5,222	3,821
Net (decrease)/increase in cash and cash equivalents	(632)	692	506

7.	Inventories

During the six months ended 30 June 2017 and 2018, $219,000 and $604,000 (US$442,000) respectively were recognized as an expense for inventories carried at net realizable values, in cost of revenue.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

8.	Share capital

	31/12/2017	30/06/2018
Issued and paid up shares
Ordinary shares	10,766,609	10,766,609

Issued and fully paid ordinary shares	No. of shares	$’000
At 1 January 2017	10,564,037	18,162
Issuance of new ordinary shares	202,572	2,289
At 31 December 2017	10,766,609	20,451
Issuance of new ordinary shares	-	-
At 30 June 2018	10,766,609	20,451

US$		14,964

The holders of ordinary shares are entitled to receive dividends as and when declared by the Company. All ordinary shares carry one vote per share without restriction. The ordinary shares have no par value.

On 21 February 2017, 139,292 ordinary shares were issued at 11.30 per share.

On 2 March 2017, 63,280 ordinary shares were issued at 11.30 per share.

9.	Convertible preference shares

Reconciliation of fair value measurement of Series C and Series D Preference Shares:

	Series A Preference Shares	Series B Preference Shares	Series C Preference Shares	Series D Preference Shares	Total
	$’000	$’000	$’000	$’000	$’000

At 1 January 2017	20,265	28,777	56,867	68,252	174,161
Change in fair value	628	(1,581)	(6,913)	782	(7,084)

At 30 June 2017	20,893	27,196	49,954	69,034	167,077

At 1 January 2018	9,618	12,403	21,103	33,748	76,872
Change in fair value	4,269	5,505	9,277	(191)	18,860

At 30 June 2018	13,887	17,908	30,380	33,557	95,732

US$	10,161	13,103	22,229	24,553	70,046

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

10.	Interest-bearing loans and borrowings

	31/12/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000
Current
Secured term loan	1,334	1,352	989
Unsecured term loan	138	14,818	10,842
Venture debt term loan	2,087	1,801	1,318
Trust receipts	27,673	34,141	24,981
Loans from a shareholder of a subsidiary	30	249	182
Obligation under finance lease	66	69	50
Other borrowings	8,975	9,177	6,715
	40,303	61,607	45,077
Non-current
Secured term loan	24,593	24,345	17,813
Unsecured term loan	14,181	-	-
Obligation under finance lease	78	42	31
	38,852	24,387	17,844

	79,155	85,994	62,921

The contractual and effective interest rate on the short-term borrowings at reporting dates ranges from 2.71% to 4.12% (2017: 2.48% to 4.52%) per annum.

11.	Related party transactions

The Singapore Government has significant influence over the Group through certain of the holders of the Preference Shares. In accordance with IAS 24 Related Party Disclosures, government-related entities and their subsidiaries, directly or indirectly controlled, jointly controlled or significantly influenced by the Singapore Government are defined as related parties of the Group.

On that basis, related parties comprise mainly companies which are Singapore Government-related, controlled or significantly influenced by the Company's key management personnel and their close family members.

The following transactions took place between the Group and related parties at terms agreed between the parties during the relevant financial period:

(a)	Sales and purchase of goods and services

	Six months ended
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

Maintenance income	(7)	(6)	(4)
Rental Income	(1)	(12)	(9)

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

11.	Related party transactions (cont’d)

(a)	Sales and purchase of goods and services (cont’d)

Terms and conditions of transactions with related parties

Outstanding balances at the period–end are unsecured and payable within 12 months from reporting dates. There have been no guarantees provided or received for any related party receivables or payables. For the periods ended 31 December 2017 and 30 June 2018, the Group has not recorded any impairment of receivables relating to amounts owed by related parties. This assessment is undertaken each financial period through examining the financial position of the related party and the market in which the related party operates.

(b)	Key management personnel compensation is as follows

	Six months ended
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

Salaries, bonus and allowances	875	409	299
Employer's contribution to CPF	46	31	22
Employee share option expense	394	195	143

The amounts disclosed in the table are the amounts recognized as an expense during the period related to key management personnel.

12.	Share-based payments

The expenses recognized for employee services received during the periods are shown in the following table:

	Six months ended
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000
Expenses arising from employee share option scheme	1,065	155	113

On 23 February 2018, the Company granted 424,000 share options, at an exercise price of $2.50 each, to employee under the 2010 Employee Share Option Scheme (the “ESOS”). No stock options were granted in the six months ended 30 June 2017.

The fair value of services received in return for share options granted is measured by reference to the fair value of share options granted. The estimate of the fair values of the share options granted are measured based on the Black Scholes model, taking into account the terms and conditions upon which the options were granted. The Company determined the fair values of the share options granted with the assistance of an external appraiser.

The following table lists the inputs to the model used for the options granted during the periods ended 30 June 2017 and 2018 respectively:

	30/06/2017	30/06/2018

Expected volatility (%)	N/A	44.5 to 49.1
Risk-free interest rate (%)	N/A	1.91 to 2.19
Expected life of share options (years)	N/A	3.25 to 6.25
Share price $	N/A	3.20

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

12.	Share-based payments (cont’d)

The Company estimates expected volatility at the grant dates based on historical volatilities of comparable companies for periods in correspondence to the expected life of share options. Risk–free interest rates are based on zero coupon Singapore risk-free rate for the terms consistent with the expected life of the award at the time of grant. The Company has no historical exercise patterns of employee share options as reference. Expected life is based on management’s estimation, which the Company believes are representative of future behavior.

The weighted average fair value of options granted during the period ended 30 June 2018 was 1.31 (30 June 2017: N/A)

13.	Capital commitments

Capital expenditures contracted for at the reporting dates but not recognized in the financial statements are as follows:

	31/12/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

Office building	1,059	595	435
Property and equipment	414	414	303

14.	Segment information

For management purposes, the Group has only one operating and reportable segment.

Revenue from external customers for the various types of products the Company sells to are not disclosed as the information is not available and the determination is not practicable.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

14.	Segment information (cont’d)

Geographical information

	Southeast Asia					North Asia
	Singapore	Malaysia	Indonesia	The rest of Southeast Asia	Sub-total	South Korea	Hong Kong	China	The rest of North Asia	Sub-total	Australia	Others	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
For the six months ending 30 June 2017
Revenue from external customers*	14,575	3,467	6,801	1,229	26,072	15,792	6,994	9,548	4,681	37,015	9,952	7,429	80,468

As at 31 December 2017
Non–current assets
Property and equipment	38,630	176	17	5	38,828	29	9	2	19	59	53	7	38,947
Leasehold land	6,790	-	-	-	6,790	-	-	-	-	-	-	-	6,790
Intangible assets	1,927	-	-	-	1,927	5	-	-	1	6	-	-	1,933
Goodwill	-	-	-	-	-	2,121	-	-	-	2,121	-	-	2,121

*	The geographical information above is derived based on the registered billing address of the customers

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

14.	Segment information (cont’d)

Geographical information (cont’d)

	Southeast Asia					North Asia
	Singapore	Malaysia	Indonesia	The rest of Southeast Asia	Sub-total	South Korea	Hong Kong	China	The rest of North Asia	Sub-total	Australia	Others	Total	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	US$’000
For the six months ending 30 June 2018
Revenue from external customers*	12,508	3,027	3,005	845	19,385	13,566	3,989	8,986	3,275	29,816	4,990	4,630	58,821	43,039

As at 30 June 2018
Non–current assets
Property and equipment	37,661	141	14	4	37,820	16	6	2	15	39	34	6	37,899	27,730
Leasehold land	6,648	-	-	-	6,648	-	-	-	-	-	-	-	6,648	4,864
Intangible assets	1,725	-	-	-	1,725	2	-	-	1	3	-	-	1,728	1,264
Goodwill	-	-	-	-	-	2,121	-	-	-	2,121	-	-	2,121	1,552

*	The geographical information above is derived based on the registered address of the customers.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

15.	Financial instruments

Set out below is an overview of financial instruments, held by the Group as at 31 December 2017 and 30 June 2018:

As at 31 December 2017	Financial assets at amortized cost	Financial assets at fair value through profit or loss	Total
	$’000	$’000	$’000
Financial assets
Trade and other receivables	6,251	-	6,251
Other current financial assets	1,640	-	1,640
Cash and cash equivalents	9,886	-	9,886

	17,777	-	17,777

Non–current
Non–current financial assets	649	-	649

Total financial assets	18,426	-	18,426

As at 31 December 2017	Financial liabilities at amortized cost	Financial liabilities at fair value through profit or loss	Total
	$’000	$’000	$’000
Financial liabilities
Current
Trade and other payables, excluding deferred government grants	14,357	-	14,357
Interest–bearing loans and borrowings	40,303	-	40,303
Advances from customers	3,955	-	3,955

	58,615	-	58,615
Non–current
Interest–bearing loans and borrowings	38,852	-	38,852
Convertible preference shares	-	76,872	76,872
Other payables and accruals, excluding deferred government grants	305	-	305
Contingent settlement provision	415	-	415

Total financial liabilities	98,187	76,872	175,059

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

15.	Financial instruments (cont’d)

As at 30 June 2018	Financial assets at amortized cost	Financial assets at fair value through profit or loss	Total	Total
	$’000	$’000	$’000	US$’000
Financial assets
Trade and other receivables	5,944	-	5,944	4,349
Other current financial assets	841	-	841	616
Cash and cash equivalents	7,106	-	7,106	5,198

	13,891	-	13,891	10,163

Non–current
Non–current financial assets	640	-	640	469

Total financial assets	14,531	-	14,531	10,632

As at 30 June 2018	Financial liabilities at amortized cost	Financial liabilities at fair value through profit or loss	Total	Total
	$’000	$’000	$’000	US$’000
Financial liabilities
Current
Trade and other payables, excluding deferred government grants	12,420	-	12,420	9,088
Interest–bearing loans and borrowings	61,607	-	61,607	45,077
Contingent settlement provision	421	-	421	308
Advances from customers	3,745	-	3,745	2,740

	78,193	-	78,193	57,213
Non–current
Interest–bearing loans and borrowings	24,387	-	24,387	17,844
Convertible preference shares	-	95,732	95,732	70,046
Other payables and accruals, excluding deferred government grants	375	-	375	274

Total financial liabilities	102,955	95,732	198,687	145,377

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

15.	Financial instruments (cont’d)

Fair value measurement

The Group with the assistance of an external appraiser, measures financial instruments such as convertible preference shares and warrants at fair value at each reporting date. The following table shows the information about fair value measurements using significant unobservable inputs (Level 2 and 3).

Fair value measurement hierarchy for liabilities as at 30 June 2018 and 31 December 2017:

Level 2	Date of valuation	$’000

Unsecured term loans	31 December 2017	14,928

Unsecured term loans	30 June 2018	14,818

Unsecured term loans (US$)	30 June 2018	10,842

The fair value of the unsecured term loans are calculated using discounted cash flow model based on the present value of future principal and interest cash flow, discounted at the market rate of 14.10% (31/12/2017: 10.93%) at the reporting date.

Level 3	Date of valuation	$’000

Convertible preference shares	31 December 2017	76,872

Convertible preference shares	30 June 2018	95,732

Convertible preference shares (US$)	30 June 2018	70,046

Description	Valuation techniques	Unobservable inputs	Weighted average	Sensitivity of the input to fair value
Convertible preference shares	31 December 2017 and 30 June 2018 Hybrid method comprising of: ● Probability weighted expected return method; and ● Option pricing method ● Discounted Cash Flow Method and ● Market Method	31 December 2017 and 30 June 2018 ● Time to IPO ● Time to non-IPO liquidity event ● IPO Price ● WACC	31 December 2017 ● Time to IPO is 0.66 year ● Time to non-IPO liquidity event is 1 year ● IPO price of S$7.60 ● WACC of 15.3%

31 December 2017

The estimated fair value would decrease by 5% if:

● Time to lPO was higher by 0.34 years

● Time to non-IPO liquidity event was higher by 30 years

The estimated fair value would increase/(decrease) by 5% if:

● IPO price was higher/(lower) by S$0.45

● WACC was lower/(higher) by 9.62%/11.18%

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

15.	Financial Instruments (cont’d)

Fair value measurement (cont’d)

Weighted average	Sensitivity of the input to fair value
30 June 2018 ● Time to IPO is 0.42 year ● Time to non-IPO liquidity event is 1.3 year ● IPO price of S$7.60 ● WACC of 17.3%

30 June 2018

The estimated fair value would decrease by 5% if:

● Time to lPO was higher by 0.23 years

● Time to non-IPO liquidity event was higher by n.m years

The estimated fair value would increase/(decrease) by 5% if:

● IPO price was higher/(lower) by S$0.39

● WACC was lower/(higher) by 5.16%/8.22%

n.m – not meaningful

16.	Seasonality

Reebonz’s revenue is subject to fluctuations reflecting a traditional retail seasonality pattern as a result of changes in the timing of local holidays, timing of company promotions and end-off-season sales events that are done on a as need basis, that drive customer demand.

17.	Events occurring after the reporting period

On 1 July 2018, the Company issued 88,495 warrants to a financial institution to secure a trade facility of $5 million for working capital purposes. This entitles the financial institution to subscribe for ordinary shares of the Company at an exercise price of $11.30.

On 31 July 2018, the Company granted 135,875 share options to its employees, under the Employee Share Option Scheme 2010 with an exercise price of $3.50 per share.

On 4 September 2018, the Company entered into a Business Combination Agreement with a special purpose acquisition Group, Draper Oakwood Technology Acquisition, Inc., a Delaware Corporation, listed on NASDAQ. Reebonz is expected to be the surviving entity of the reverse merger and be listed on NASDAQ upon completion of the transaction.

On 18 September 2018, the Company entered into a convertible loan agreement of US$1,500,000 for working capital purposes with a maturity date of 6 months and interest of 8% per annum. The loan, on or before the maturity date, will convert into shares of the Company based on the same terms and conditions of the reverse merger with Draper Oakwood Technology Acquisition, Inc. or based on terms and conditions yet to be determinable under a separate listing exercise. In the event the loan is not converted into shares of the Company, the loan shall be repaid by the Company in full to the Lender on maturity date.

Reebonz Limited and its subsidiaries
Registration Number: 2009-09470-E

Annual Consolidated Financial Statements

Years ended 1 January 2016, 31 December 2016 and 31 December 2017

KPMG LLP (Registration No. T08LL1267L), an accounting limited liability partnership registered in Singapore under the Limited Liability Partnership Act (Chapter 163A) and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

KPMG LLP 16 Raffles Quay #22-00 Hong Leong Building Singapore 048581	Telephone Fax Internet	+65 6213 3388 +65 6225 0984 www.kpmg.com.sg

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Reebonz Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Reebonz Limited (the ‘Company’) and subsidiaries as of 1 January 2016, 31 December 2016 and 31 December 2017, the related consolidated statements of profit or loss, other comprehensive income (loss), changes in equity, and cash flows for each of the years in the year ended 31 December 2016 and 31 December 2017, and the related notes (collectively, the ‘consolidated financial statements’). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries as of 1 January 2016, 31 December 2016 and 31 December 2017, and the results of its operations and its cash flows for each of the years in the year ended 31 December 2016 and 31 December 2017, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

As discussed in Note 37 to the consolidated financial statements, the Company has restated its consolidated statement of changes in equity as of and for the year ended 31 December 2015 to correct misstatements. This consolidated financial statements was previously audited by other auditors, whose report dated 14 March 2016 expressed an unqualified opinion. Our opinion is not modified with respect to this matter.

Going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2.2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2.2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (‘PCAOB’) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements as of and for the year ended 31 December 2017 have been translated into United States dollars solely for the convenience of the reader. We have audited the translation and, in our opinion, the consolidated financial statements expressed in Singapore dollars have been translated into United States dollars on the basis set forth in note 3.2 (iii) of the notes to the consolidated financial statements.

KPMG LLP

Public Accountants and

Chartered Accountants

We have served as the Company’s auditor since 2018.

Singapore

14 September 2018

KPMG LLP (Registration No. T08LL1267L), an accounting limited liability partnership registered in Singapore under the Limited Liability Partnership Act (Chapter 163A) and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of financial position

	Note	1/1/2016	31/12/2016	31/12/2017	31/12/2017
		$’000	$’000	$’000	US$’000
		Restated*			(Refer to
		(Refer to Note 2.3)			Note 3.2 iii)
Assets
Property and equipment	4	7,295	26,687	38,947	28,583
Leasehold land	5	7,180	7,067	6,790	4,983
Intangible assets	6	2,287	2,295	1,933	1,419
Goodwill	7	2,121	2,121	2,121	1,556
Non-current financial assets	8	988	787	649	477
Deferred expenses		4,697	–	–	–
Non-current assets		24,568	38,957	50,440	37,018

Inventories	9	33,046	33,387	29,721	21,812
Trade and other receivables	10	5,231	6,350	6,251	4,588
Prepayments	11	6,706	6,034	3,478	2,552
Other current financial assets	8	1,018	1,308	1,640	1,203
Cash and cash equivalents	12	27,947	16,822	9,886	7,255
Current assets		73,948	63,901	50,976	37,410
Total assets		98,516	102,858	101,416	74,428

Equity
Share capital	13	18,162	18,162	20,451	15,009
Warrants	14(c) (iii,iv)	345	2,897	2,897	2,126
Accumulated losses		(245,992)	(189,943)	(113,064)	(82,977)
Other components of equity	15	1,927	4,834	13,677	10,038
Shareholders’ deficit attributable to owners of the Company		(225,558)	(164,050)	(76,039)	(55,804)
Non-controlling interests		(524)	(1,331)	(2,004)	(1,471)
Total shareholders’ deficit		(226,082)	(165,381)	(78,043)	(57,275)

*	See Note 37

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of financial position (continued)

	Note	1/1/2016	31/12/2016	31/12/2017	31/12/2017
		$’000	$’000	$’000	US$’000
		Restated*			(Refer to
		(Refer to Note 2.3)			Note 3.2 iii)
Liabilities
Convertible preference shares	14(a)	255,825	174,161	76,872	56,416
Contingent settlement provision	14(c)(iii)	340	334	415	305
Asset reinstatement obligations	16	65	25	225	165
Deferred tax liabilities	17	418	419	1,949	1,431
Other payables and accruals	18	1,227	908	559	410
Interest–bearing loans and borrowings	19	8,887	37,530	38,852	28,513
Non-current liabilities		266,762	213,377	118,872	87,240

Trade and other payables	18	22,286	17,120	14,481	10,627
Deferred revenue	20	860	564	512	375
Advances from customers		3,721	3,788	3,955	2,902
Provision for sales returns		976	1,124	1,076	790
Asset reinstatement obligations	16	685	266	130	95
Interest-bearing loans and borrowings	19	29,157	31,876	40,303	29,578
Income tax payable		151	124	130	96
Current liabilities		57,836	54,862	60,587	44,463
Total liabilities		324,598	268,239	179,459	131,703
Total shareholders’ deficit and liabilities		98,516	102,858	101,416	74,428

*	See Note 37

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of profit or loss

	Note	31/12/2016	31/12/2017	31/12/2017
		$’000	$’000	US$’000
		(Refer to Note 2.3)		(Refer to Note 3.2 iii)

Revenue	21	176,478	149,606	109,795
Cost of revenue		(131,294)	(107,793)	(79,108)
Gross profit		45,184	41,813	30,687
Fulfilment expenses		(26,033)	(25,238)	(18,522)
Marketing expenses		(13,430)	(10,515)	(7,717)
Technology and content expenses		(7,240)	(6,680)	(4,902)
General and administrative expenses		(22,023)	(15,354)	(11,268)
Government grant		399	232	171
Operating loss		(23,143)	(15,742)	(11,551)
Other income	22	759	577	424
Other expenses	23	(1,594)	(1,282)	(941)
Finance costs	24	(2,477)	(4,512)	(3,311)
Finance income	24	48	20	14
		(26,407)	(20,939)	(15,365)
Change in fair value of:
- Convertible preference shares	14(a)	81,664	97,289	71,400
Profit before tax	25	55,257	76,350	56,035
Tax expense	17	(14)	(105)	(77)
Profit for the year		55,243	76,245	55,958

Attributable to:
Owners of the Company		56,049	76,879	56,424
Non-controlling interests		(806)	(634)	(466)
Profit for the year		55,243	76,245	55,958

Profit per share ($)
Basic, profit for the year attributable to ordinary equity holders of the parent	26	5.31	7.16	5.25
Diluted, profit for the year attributable to ordinary equity holders of the parent	26	(0.78)	(0.63)	(0.46)

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of comprehensive income

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000
	(Refer to Note 2.3)		(Refer to Note 3.2 iii)

Profit for the year	55,243	76,245	55,958

Other comprehensive income
Items that may be reclassified subsequently to profit and loss:
Exchange differences on translation of foreign operations	(240)	(66)	(48)
Net surplus on revaluation of building	–	7,526	5,523
Other comprehensive (loss)/income for the year, net of tax	(240)	7,460	5,475
Total comprehensive income for the year	55,003	83,705	61,433

Total comprehensive (loss)/income attributable to:
Equity holders of the parent	55,810	84,378	61,927
Non-controlling interests	(807)	(673)	(494)
Total comprehensive income for the year	55,003	83,705	61,433

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of changes in equity

		Attributable to owners of the Company
	Note	Issued capital	Convertible preference shares	Warrants	Share- based payments	Other reserves	Foreign currency translation reserve	Other components of equity, total	Accumulated losses	Total	Non- controlling interests	Total shareholders’ deficit
		$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Group

At 1 January 2016, as previously reported;		18,162	15,250	280	3,064	(896)	(29)	2,139	(185,899)	(150,068)	(524)	(150,592)
Correction of Error (Note 37)		–	(15,250)	65	(211)	–	(1)	(212)	(60,093)	(75,490)	–	(75,490)

At 1 January 2016, as restated		18,162	–	345	2,853	(896)	(30)	1,927	(245,992)	(225,558)	(524)	(226,082)

Total comprehensive income for the year
Profit for the year		–	–	–	–	–	–	–	56,049	56,049	(806)	55,243
Other comprehensive income		–	–	–	–	–	(239)	(239)	–	(239)	(1)	(240)
Total comprehensive income for the year		–	–	–	–	–	(239)	(239)	56,049	55,810	(807)	55,003

Issuance of warrants	14(c)	–	–	2,552	–	–	–	–	–	2,552	–	2,552
Share-based payment transactions	27			–	3,146	–	–	3,146	–	3,146	–	3,146
At 31 December 2016		18,162	–	2,897	5,999	(896)	(269)	4,834	(189,943)	(164,050)	(1,331)	(165,381)

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of changes in equity (continued)

		Attributable to owners of the Company
	Note	Issued capital	Warrants	Share- based payments	Other reserves	Foreign currency translation reserve	Asset revaluation reserve	Other components of equity, total	Accumulated losses	Total	Non- controlling interests	Total shareholders’ deficit
		$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Group

At 1 January 2017		18,162	2,897	5,999	(896)	(269)	–	4,834	(189,943)	(164,050)	(1,331)	(165,381)

Total comprehensive income for the year
Profit for the year		–	–	–	–	–	–	–	76,879	76,879	(634)	76,245
Other comprehensive income		–	–	–	–	(27)	–	(27)	–	(27)	(39)	(66)
Net surplus on revaluation of building		–	–	–	–	–	7,526	7,526	–	7,526	–	7,526
Total comprehensive income for the year		–	–	–	–	(27)	7,526	7,499	76,879	84,378	(673)	83,705

Issuance of ordinary shares	13	2,289	–	–	–	–	–	–	–	2,289	–	2,289
Share-based payment transactions	27	–	–	1,344	–	–	–	1,344	–	1,344	–	1,344
At 31 December 2017		20,451	2,897	7,343	(896)	(296)	7,526	13,677	(113,064)	(76,039)	(2,004)	(78,043)

US$		15,009	2,126	5,389	(657)	(217)	5,523	10,038	(82,977)	(55,804)	(1,471)	(57,275)

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of cash flows

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Cash flows from operating activities
Profit before tax	55,257	76,350	56,035
Adjustments for:
Depreciation of property and equipment	617	2,054	1,507
Amortization of leasehold land	265	277	203
Amortization of intangible assets	800	820	601
Amortization of deferred government grants	(69)	(124)	(91)
Property and equipment disposed	61	–	–
Intangible assets disposed	122	–	–
Reversal of asset reinstatement obligation	(304)	(143)	(105)
(Gain)/loss on disposal of property and equipment	(4)	7	5
Share-based payment	3,146	1,344	986
Allowance for doubtful debt	7	–	–
Deposits written off	–	2	1
Inventories written down/(reversed)	357	(63)	(46)
Change in fair value of convertible preference shares	(81,664)	(97,289)	(71,400)
Finance costs	2,477	4,512	3,311
Finance income	(48)	(20)	(14)
Foreign exchange gain, net	(138)	(334)	(246)
	(19,118)	(12,607)	(9,253)
Changes in:
- inventories	(698)	3,729	2,736
- trade and other receivables	(1,126)	98	72
- prepayments	672	2,481	1,821
- other current financial assets	(193)	(332)	(243)
- non-current financial assets	201	138	101
- deferred expenses	4,697	–	–
- trade and other payables	(2,286)	(2,277)	(1,671)
- deferred revenue	(296)	(52)	(38)
- advances from customers	67	167	123
- provisions for sales returns	148	(48)	(35)
- other payables and accruals	(202)	219	161
Cash used in operating activities	(18,134)	(8,484)	(6,226)
Interest received	48	20	14
Interest paid	(1,340)	(3,027)	(2,223)
Tax paid	(42)	(111)	(81)
Receipts of government grants	–	189	139
Net cash used in operating activities	(19,468)	(11,413)	(8,377)

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of cash flows (continued)

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Cash flows from investing activities
Purchase of property and equipment	(6,232)	(3,107)	(2,280)
Additions to leasehold land	(152)	–	–
Additions to intangible assets	(930)	(458)	(336)
Placement of short-term deposits	(97)	(2)	(1)
Proceeds from disposal of property and equipment	23	7	5
Net cash used in investing activities	(7,388)	(3,560)	(2,612)

Cash flows from financing activities
Proceeds from interest-bearing loans and borrowings	121,593	92,363	67,784
Repayment of interest-bearing loans and borrowings	(105,862)	(86,616)	(63,567)
Proceeds from issuance of ordinary shares	–	2,289	1,680
Net cash from financing activities	15,731	8,036	5,897

Net decrease in cash and cash equivalents	(11,125)	(6,937)	(5,092)
Cash and cash equivalents at 1 January	27,947	16,822	12,346
Effect of exchange rate fluctuations on cash held	–	1	1
Cash and cash equivalents at 31 December	16,822	9,886	7,255

Supplemental disclosures of non-cash activities:
Purchase of property and equipment and intangible assets included in trade and other payables and interest-bearing loans and borrowings	18,532	2,931	2,151

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of cash flows (continued)

Reconciliation of movements of liabilities to cash flows arising from financing activities:

	Interest-bearing loans and borrowing	Interest-bearing loans and borrowing
	31/12/2017	31/12/2017
	S$’000	US$’000

Balance as at 1 January	69,406	50,937

Cash flows
Proceeds from interest-bearing loans and borrowings	92,363	67,784
Repayment of interest-bearing loans and borrowings	(86,616)	(63,567)
Purchase of property and equipment	2,940	2,158
Interest expense	3,203	2,351
Amortization of deferred transactions cost	1,155	848
Interest paid	(3,027)	(2,223)
Foreign exchange gain	(269)	(197)

Balance as at 31 December	79,155	58,091

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Notes to the financial statements

These notes form an integral part of the financial statements.

The consolidated financial statements of Reebonz Limited (the ” Company”) and its subsidiaries (collectively, the “Group”) for the years ended 31 December 2016 and 2017 were authorized for issue in accordance with a resolution of the directors on 14 September 2018.

1	Domicile and activities

Reebonz Limited (‘the Company’) is incorporated and domiciled in the Republic of Singapore. The address of the Company’s registered office is 5 Tampines North Drive 5, Reebonz Building, Singapore 528548.

The principal activities of the Group are mainly as an online retailer of luxury goods and also to provide a marketplace for sellers to sell luxury goods. The principal activities of its subsidiaries are shown in Note 7 to the financial statements respectively.

2	Basis of preparation

2.1	Statement of compliance

The consolidated financial statements of the Group have been prepared in accordance with the International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

2.2	Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis except as otherwise described in the notes below.

Going concern basis of accounting

The consolidated financial statements have been prepared on a going concern basis, which assumes that the Group will be able to meet its financial obligation, working capital requirements and capital expenditures as and when they fall due.

The Group incurred an operating loss of $15,742,000 (US$11,551,000) (31/12/2016: $23,143,000) for the year ended 31 December 2017 and as at that date, the Group recorded a shareholders’ deficit of $78,043,000 (US$57,275,000) (31/12/2016: $165,381,000). The Group recorded net current liabilities of $9,611,000 (US$7,053,000) (31/12/2016: net current assets of $9,039,000) at 31 December 2017.

The financial statements have been prepared on a going concern basis, based on the following:

1.	Successful reverse merger with a special purpose acquisition Group, Draper Oakwood Technology Acquisition, Inc., a Delaware corporation listed on NASDAQ, by Quarter 4 of 2018. Reebonz Limited is expected to be the surviving entity of the reverse merger and be listed on NASDAQ, with an estimated cash inflow of S$34,065,000 (US$25,000,000) from Draper Oakwood Technology Acquisition, Inc., after giving effect to the payment of Draper Oakwood Technology Acquisition, Inc.’s expenses and outstanding liabilities; and

2.	Ability of the Group to continue to access and drawdown on its existing short term financing facilities which will enable the Group to meet its financial obligation, working capital requirements and capital expenditure as and when they fall due.

Reebonz Limited and its subsidiaries
Financial statements

Management acknowledges that uncertainty remains over the Group’s ability to meet its funding requirements and ability to gain continued access to short term financing. However, as described above, management has a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future. If for any reason the Group is unable to continue as a going concern, then this could have an impact on the Group’s ability to realize assets at their recognized values, in particular goodwill and other intangible assets, and to extinguish liabilities in the normal course of business at the amounts stated in the consolidated financial statements.

2.3	Functional and presentation currency

These consolidated financial statements are presented in Singapore dollars, which is the Company’s functional currency. All financial information presented in Singapore dollars has been rounded to the nearest thousand, unless otherwise stated.

2.4	Use of estimates and judgments

The preparation of the Group’s consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities at the end of each reporting period. Uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future periods.

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below. The Group based its assumptions and estimates on parameters available when the consolidated financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond the control of the Group. Such changes are reflected in the assumptions when they occur.

(a)	Impairment of non-financial assets

Impairment exists when the carrying value of an asset or Cash Generating Unit (“CGU”) exceeds its recoverable amount, which is the higher of its fair value less costs of disposal and its value in use. The fair value less costs of disposal calculation is based on available data from binding sales transactions, conducted at arm’s length, for similar assets or observable market prices less incremental costs for disposing of the asset. The value in use calculation is based on a discounted cash flow (“DCF”) model. The estimated cash flows are derived from the future budgets and do not include restructuring activities that the Group is not yet committed to or significant future investments that will enhance the asset’s performance of the CGU being tested. The recoverable amount is sensitive to the discount rate used for the DCF model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes. These estimates are most crucial in determining the recoverable amount of goodwill recognized by the Group. The key assumptions used to determine the recoverable amount for the CGU, including a sensitivity analysis, are disclosed and further explained in Note 7.

Reebonz Limited and its subsidiaries
Financial statements

(b)	Fair value of financial instruments

When the fair values of financial liabilities recorded in the statement of financial position cannot be measured based on quoted prices in active markets, their fair value is measured using valuation techniques including the DCF model and significantly influenced by the movement in the estimated initial public offering (“IPO”) prices. The inputs to these models are taken from observable markets where possible, but where this is not feasible, a degree of judgment is required in establishing fair values. Judgments include considerations of inputs such as discount rate and the IPO price. Changes in assumptions about these factors could affect the reported fair value of financial instruments. See Note 31 for further disclosures.

(c)	Share-based payments

The Group initially measures the cost of equity-settled transactions with employees using a Black Scholes model to determine the fair value of the equity incurred. Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model including the expected life of the share option, volatility and dividend yield and making assumptions about them. The assumptions and models used for estimating fair value for share-based payment transactions are disclosed in Note 27.

(d)	Revenue recognition – Provision for sales returns

The Group made an estimate on the provision for sales returns based on the historical rate of returns. Provision for sales returns are recorded as a reduction to revenue. As at 31 December 2017, the provision for sales returns was $1,076,000 (US$790,000) (31/12/2016: $1,124,000; 1/1/2016: $976,000).

(e)	Revaluation of property and equipment - Building

The Group carries its building at its revalued amount, which approximates its fair value. Changes in fair values are recognized in other comprehensive income. The Group engaged a real estate valuation expert to assess the fair value as at 31 December 2017. The fair value of the building is determined by an independent real estate valuation expert using an open market value approach.

(f)	Taxes

Deferred tax assets are recognized for unused tax losses and temporary differences to the extent that it is probable that taxable profit will be available against which the losses and temporary differences can be utilized. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and the level of future taxable profits together with future tax planning strategies.

As at 31 December 2017, the Group has $122,257,000 (US$89,723,000) (31/12/2016: $103,810,000) of tax losses carried forward. These losses relate to the Company and subsidiaries that have a history of losses, do not expire and may not be used to offset taxable income elsewhere in the Group. It is not probable that taxable profit will be available for the Group’s subsidiaries for deferred tax assets to be utilized against. On this basis, the Group has determined that it cannot recognize deferred tax assets on the tax losses carried forward.

If the Group was able to recognize all unrecognized deferred tax assets, losses would have decreased by $22,151,000 (US$16,256,000) (31/12/2016: $19,218,000).

Reebonz Limited and its subsidiaries
Financial statements

(g)	Measurement of fair values

A number of the Group’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

Management determines the policies and procedures for both recurring and non-recurring fair value measurements.

External valuers are involved for valuation of significant assets and liabilities. Involvement of external valuers is decided upon annually by Management after discussion with and approval by the Board. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained. The Management decides, after discussions with the Group’s external valuers, which valuation techniques and inputs to use for each case.

At each reporting date, the Group analyses the movements in the values of assets and liabilities which are required to be measured or re-assessed as per the Group’s accounting policies. For this analysis, Management verifies the major inputs applied in the latest valuation by agreeing the information in the valuation computation to contracts and other relevant documents.

The Group, in conjunction with the Group’s external valuers, also compares the change in the fair value of each asset and liability with relevant external sources to determine whether the change is reasonable.

For the purpose of fair value disclosures, the Group has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the asset or liability and the level of the fair value hierarchy as explained below.

When measuring the fair value of an asset or a liability, the Group uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

Level 1:	quoted prices (unadjusted) in active markets for identical assets or liabilities

Level 2:	inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

Level 3:	inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement (with Level 3 being the lowest).

The Group recognizes transfers between levels of the fair value hierarchy as of the end of the reporting period during which the change has occurred.

Reebonz Limited and its subsidiaries
Financial statements

3	Significant accounting policies

The accounting policies set out below have been applied consistently to all periods presented in these financial statements except for the following:

Revised standards

The Group has applied the following amendments for the first time for the annual period beginning on 1 January 2017:

●	Disclosure Initiative (Amendments to IAS 7);

●	Recognition of Deferred Tax Assets for Unrealized Losses (Amendments of IAS 12); and

●	Clarification of the scope of IFRS 112 (Improvements to IFRSs 2016).

From 1 January 2017, as a result of the amendments to IAS 7, the Group has provided an additional disclosure in relation to the changes in liabilities arising from financial activities for the year ended 31 December 2017. Comparative information has not been presented.

Other than the amendments to IAS 7, the adoption of these amendments did not have any impact on the current or prior period and is not likely to affect future periods.

3.1	Basis of consolidation

(i)	Business combinations

Business combinations are accounted for using the acquisition method in accordance with IFRS 3 Business Combinations as at the date of acquisition, which is the date on which control is transferred to the Group.

The Group measures goodwill at the date of acquisition as:

●	the fair value of the consideration transferred; plus

●	the recognized amount of any non-controlling interests (“NCI”) in the acquiree; plus

●	if the business combination is achieved in stages, the fair value of the pre-existing equity interest in the acquiree, over the net recognized amount (generally fair value) of the identifiable assets acquired and liabilities assumed. Any goodwill that arises is tested annually for impairment.

●	less the net amount of the fair value of identifiable assets acquired, less the fair value of liabilities assumed.

When the excess in negative, a bargain purchase gain is recognized immediately in profit or loss. The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognized in profit or loss.

Any contingent consideration payable is recognized at fair value at the date of acquisition and included in the consideration transferred. If the contingent consideration that meets the definition of a financial instrument is classified as equity, it is not remeasured and settlement is accounted for within equity. Otherwise, other contingent consideration is remeasured at fair value at each reporting date and subsequent changes to the fair value of the contingent consideration are recognized in profit or loss.

Reebonz Limited and its subsidiaries
Financial statements

NCI that are present ownership interests and entitle their holders to a proportionate share of the acquiree’s net assets in the event of liquidation are measured either at fair value or at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets, at the date of acquisition. The measurement basis taken is elected on a transaction-by-transaction basis. All other NCI are measured at acquisition-date fair value, unless another measurement basis is required by IFRSs.

Costs related to the acquisition, other than those associated with the issue of debt or equity securities, that the Group incurs in connection with a business combination are expensed as incurred.

Changes in the Group’s interest in a subsidiary that do not result in a loss of control are accounted for as transactions with owners in their capacity as owners and therefore no adjustments are made to goodwill and no gain or loss is recognized in profit or loss. Adjustments to NCI arising from transactions that do not involve the loss of control are based on a proportionate amount of the net assets of the subsidiary.

(ii)	Subsidiaries

Subsidiaries are entities controlled by the Group. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

The accounting policies of subsidiaries have been changed when necessary to align them with the policies adopted by the Group. Losses applicable to the NCI in a subsidiary are allocated to the NCI even if doing so causes the NCI to have a deficit balance.

3.2	Foreign currency

(i)	Foreign currency transactions

Transactions in foreign currencies are translated to the respective functional currencies of Group entities at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the year, adjusted for effective interest and payments during the year, and the amortized cost in foreign currency translated at the exchange rate at the end of the year.

Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items in a foreign currency that are measured in terms of historical cost are translated using the exchange rate at the date of the transaction. The gain or loss arising on translation of non-monetary items measured at fair value is treated in line with the recognition of the gain or loss on the change in fair value of the item (i.e., translation differences on items whose fair value gain or loss is recognized in OCI or profit or loss are also recognized in OCI or profit or loss, respectively).

Reebonz Limited and its subsidiaries
Financial statements

(ii)	Group companies

On consolidation, the assets and liabilities of foreign operations are translated into Singapore Dollar at the rate of exchange prevailing at the reporting date and their statement of profit or loss are translated at exchange rates prevailing at the dates of the transactions. The exchange differences arising on translation for consolidation are recognized in OCI. On disposal of a foreign operation, the component of OCI relating to that particular foreign operation is recognized in profit or loss.

Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition are treated as assets and liabilities of the foreign operation and translated at the spot rate of exchange at the reporting date.

(iii)	Convenience translation

The consolidated financial statements are stated in thousands of Singapore dollars. However, solely for the convenience of the readers, the consolidated statement of financial position as at 31 December 2017, the consolidated statement of profit or loss and other comprehensive income, and consolidated statement of cash flows for the year ended 31 December 2017 were translated into U.S. dollars at the exchange rate of the buying rate of US$1.00 to S1.3626 on 30 June 2018 in the City of New York for cable transfers of S$ as certified for customs purposes by the Federal Reserve Bank of New York. This convenience translation should be treated as supplementary information and has not been prepared in compliance with IFRS.

3.3	Financial instruments

(i)	Non-derivative financial assets

The Group initially recognizes loans and receivables on the date that they are originated. All other financial assets (including assets designated at fair value through profit or loss) are recognized initially on the trade date, which is the date that the Group becomes a party to the contractual provisions of the instrument.

The Group derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred, or it neither transfers nor retains substantially all of the risks and rewards of ownership and does not retain control over the transferred asset Any interest in transferred financial assets that is created or retained by the Group is recognized as a separate asset or liability.

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group currently has a legally enforceable right to offset the amounts and intends either to settle them on a net basis or to realize the asset and settle the liability simultaneously.

The Group classifies non-derivative financial assets into the following categories: financial assets at fair value through profit or loss, held-to-maturity financial assets, loans and receivables and available-for-sale financial assets.

Reebonz Limited and its subsidiaries
Financial statements

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are initially measured at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses.

Loans and receivables comprise cash and cash equivalents, non-current and current financial assets and trade and other receivables (excluding construction contract in progress).

Cash and cash equivalents

Cash and cash equivalents comprise cash balances and short-term deposits with maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, and are used by the Group in the management of its short-term commitments. For the purpose of the statement of cash flows, pledged deposits are excluded whilst bank overdrafts that are repayable on demand and that form an integral part of the Group’s cash management are included in cash and cash equivalents.

Available-for-sale financial assets

Available-for-sale financial assets are non-derivative financial assets that are designated as available for sale or are not classified in any of the above categories of financial assets. Available-for-sale financial assets are initially measured at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, they are measured at fair value and changes therein, other than impairment losses and foreign currency differences on available-for-sale debt instruments, are recognized in OCI and presented in the fair value reserve in equity. When an investment is derecognized, the gain or loss accumulated in equity is reclassified to profit or loss.

Available-for-sale financial assets comprise equity securities and debt securities.

(ii)	Non-derivative financial liabilities

The Group initially recognizes debt securities issued and subordinated liabilities on the date that they are originated. Financial liabilities for contingent consideration payable in a business combination are recognized at the date of acquisition. All other financial liabilities (including liabilities designated at fair value through profit or loss) are recognized initially on the trade date, which is the date that the Group becomes a party to the contractual provisions of the instrument.

The Group derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire.

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group currently has a legally enforceable right to offset the amounts and intends either to settle them on a net basis or to realize the asset and settle the liability simultaneously.

The Group classifies non-derivative financial liabilities into following categories: financial liabilities at fair value through profit or loss and other financial liabilities.

Reebonz Limited and its subsidiaries
Financial statements

A financial liability is classified as at fair value through profit or loss if it is classified as held for trading or is designated as such on initial recognition. Directly attributable transaction costs are recognized in profit or loss as incurred. Financial liabilities at fair value through profit or loss are measured at fair value and changes therein, including any interest expense, are recognized in profit or loss.

Other non-derivative financial liabilities are initially measured at fair value less any directly attributable transaction costs. Subsequent to initial recognition, these financial liabilities are measured at amortized cost using the effective interest method. These financial liabilities comprise loans and borrowings, bank overdrafts, accruals and trade and other payables (excluding deferred government grants).

(iii)	Share capital

Ordinary shares

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity, net of any tax effects.

3.4	Property and equipment

(i)	Recognition and measurement

Items of property and equipment other than building are measured at cost, which includes capitalized finance costs, less accumulated depreciation and accumulated impairment losses.

Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets includes:

●	the cost of materials and direct labor;

●	any other costs directly attributable to bringing the assets to a working condition for their intended use;

●	when the Group has an obligation to remove the asset or restore the site, an estimate of the costs of dismantling and removing the items and restoring the site on which they are located; and

●	capitalized finance costs.

Cost may also include transfers from equity of any gain or loss on qualifying cash flow hedges of foreign currency purchases of property and equipment. Purchased software that is integral to the functionality of the related equipment is capitalized as part of that equipment.

When parts of an item of property and equipment have different useful lives, they are accounted for as separate items (major components) of property and equipment and depreciated separately.

The gain or loss on disposal of an item of property and equipment (calculated as the difference between the net proceeds from disposal and the carrying amount of the item) is recognized in profit or loss.

The Group capitalizes interest with respect to major assets under construction based on the actual interest incurred for specific borrowings. Assets under construction included in property and equipment are not depreciated as these assets are not yet available for use.

Reebonz Limited and its subsidiaries
Financial statements

Buildings are measured at their revalued amounts, less accumulated depreciation and impairment losses recognized after the date of the revaluation. Valuations are performed with sufficient regularity to ensure that the carrying amount does not differ materially from the fair value of the building at the end of the reporting period.

Any revaluation surplus is recognized in other comprehensive income and accumulated in equity under the asset revaluation reserve, except to the extent that it reverses a revaluation decrease of the same asset previously recognized in profit or loss, in which case the increase is recognized in profit or loss. A revaluation deficit is recognized in profit or loss, except to the extent that it offsets an existing surplus on the same asset carried in the asset revaluation reserve.

Any accumulated depreciation as at the revaluation date is eliminated against the gross carrying amount of the asset and the net amount is restated to the revalued amount of the asset. The revaluation surplus included in the asset revaluation reserve in respect of an asset is transferred directly to retained earnings on retirement or disposal of the asset.

(ii)	Subsequent costs

The cost of replacing a component of an item of property and equipment is recognized in the carrying amount of the item if it is probable that the future economic benefits embodied within the component will flow to the Group, and its cost can be measured reliably. The carrying amount of the replaced component is derecognized. The costs of the day-to-day servicing of property and equipment are recognized in profit or loss as incurred.

(iii)	Depreciation

Depreciation is based on the cost of an asset less its residual value. Significant components of individual assets are assessed and if a component has a useful life that is different from the remainder of that asset, that component is depreciated separately.

Depreciation is recognized as an expense in profit or loss on a straight-line basis over the estimated useful lives of each component of an item of property and equipment, unless it is included in the carrying amount of another asset. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Group will obtain ownership by the end of the lease term. Freehold land is not depreciated.

Depreciation is recognized from the date that the property and equipment are installed and are ready for use, or in respect of internally constructed assets, from the date that the asset is completed and ready for use.

The estimated useful lives for the current and comparative years are as follows:

●	Furniture and fittings	3 years
●	Motor vehicles	5 years
●	Office equipment	3 years
●	Leasehold improvements	3 years
●	Computers and software	3 years
●	Building	28 years

Depreciation methods, useful lives and residual values are reviewed at the end of each reporting period and adjusted if appropriate.

Reebonz Limited and its subsidiaries
Financial statements

3.5	Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is their fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses. Internally generated intangibles, excluding capitalized development costs, are not capitalized and the related expenditure is reflected in profit or loss in the period in which the expenditure is incurred.

Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible assets may be impaired. The amortization period and the amortization method for an intangible assets with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the consolidated statements of profit or loss in the expense category that is consistent with the function of the intangible assets.

Platform development costs

A platform arising from development is recognized as an intangible asset if the Group is able to satisfy the requirement to demonstrate how its platform will generate probable future economic benefits. If the Group is not able to demonstrate how the platform developed solely or primarily for promoting and advertising its own products and services will generate probable future economic benefits, all expenditure on developing such a platform should be recognized as an expense when incurred.

Any internal expenditure on the development and operation of the Group’s platform is accounted for in accordance with the nature of each activity for which expenditure is incurred as follows;

●	Planning:

Expenditure incurred in this stage is recognized as an expense as and when it is incurred.

●	Application and infrastructure development, graphical design and content development stages:

To the extent that content is developed for purposes other than to advertise and promote an Group’s own products and services, expenditure incurred in these stages are included in the cost of a platform recognized as an intangible asset when the expenditure can be directly attributed, or allocated on a reasonable and consistent basis, to preparing the platform for its intended use.

●	Content development:

Expenditure incurred in the content development stage, to the extent that content is developed to advertise and promote an enterprise’s own products and services, is recognized as an expense when incurred.

●	Operating:

The operating stage begins once development of a platform is complete. Expenditure incurred in this stage is recognized as an expense when it is incurred.

Reebonz Limited and its subsidiaries
Financial statements

Following initial recognition of the platform development costs, the asset is carried at cost less any accumulated amortization and accumulated impairment losses. Amortization of the asset begins when development is complete and the asset is available for use. It is amortized over the period of expected future benefit. Amortization is recorded in technology and content expenses. During the period of development, the asset is tested for impairment annually.

Amortization of the following intangibles assets are provided for on a straight-line basis over the estimated useful lives:

Platform development costs	-	5 years
Software	-	5 years

Gains or losses arising from derecognition of an intangible assets are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the consolidated statements of profit or loss when the asset is derecognized.

3.6	Leasehold land

Leasehold land is initially measured at cost. Following initial recognition, leasehold land is measured at cost less accumulated depreciation. The leasehold land is depreciated on a straight-line basis over the lease term of 30 years.

3.7	Leases

The determination of whether an arrangement is (or contains) a lease is based on the substance of the arrangement at the inception of the lease. The arrangement is, or contains, a lease if fulfilment of the arrangement is dependent on the use of a specific asset or assets and the arrangement conveys a right to use the asset or assets, even if that right is not explicitly specified in an arrangement.

Group as a lessee

A lease is classified at the inception date as a finance lease or an operating lease. A lease that transfers substantially all the risks and rewards incidental to ownership to the Group is classified as a finance lease.

Finance lease is capitalized at the commencement of the lease at the inception date fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognized in finance costs in the statement of profit or loss. A leased asset is depreciated over the useful life of the asset.

Operating lease payments are recognized as an operating expense in the consolidated statements of profit or loss on a straight-line basis over the lease term.

Group as a lessor

Leases in which the Group does not transfer substantially all the risks and rewards of ownership of the asset are classified as operating leases. Initial direct costs incurred in negotiating an operating lease are added to the carrying amount of the leased asset and recognized over the lease term on the same bases as rental income. The accounting policy for rental income is set out in Note 3.15.(d) Contingent rents are recognized as revenue in the period in which they are earned.

Lessors present assets subject to operating leases in their statement of financial position according to the nature of the asset.

Reebonz Limited and its subsidiaries
Financial statements

3.8	Finance costs

Finance costs directly attributable to the acquisition or construction of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of the asset. All other finance costs are expensed in the period in which they occur. Finance costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

3.9	Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the weighted average cost methodology, and includes expenditure incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition.

Where necessary, allowance is provided for damaged, obsolete, and slow moving items to adjust the carrying value of inventories to the lower of cost and net realizable value.

3.10	Impairment

(i)	Non-derivative financial assets

A financial asset not carried at fair value through profit or loss, including an interest in an associate and joint venture, is assessed at the end of each reporting period to determine whether there is objective evidence that it is impaired. A financial asset is impaired if objective evidence indicates that a loss event(s) has occurred after the initial recognition of the asset, and that the loss event(s) has an impact on the estimated future cash flows of that asset that can be estimated reliably.

Objective evidence that financial assets (including equity securities) are impaired can include default or delinquency by a debtor, restructuring of an amount due to the Group on terms that the Group would not consider otherwise, indications that a debtor or issuer will enter bankruptcy, adverse changes in the payment status of borrowers or issuers, economic conditions that correlate with defaults or the disappearance of an active market for a security. In addition, for an investment in an equity security, a significant or prolonged decline in its fair value below its cost is objective evidence of impairment.

(ii)	Non-financial assets

The carrying amounts of the Group’s non-financial assets, other than biological assets, investment property, inventories and deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. For goodwill, and intangible assets that have indefinite useful lives or that are not yet available for use, the recoverable amount is estimated each year at the same time. An impairment loss is recognized if the carrying amount of an asset or its related CGU exceeds its estimated recoverable amount.

Reebonz Limited and its subsidiaries
Financial statements

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Subject to an operating segment ceiling test, for the purposes of goodwill impairment testing, CGUs to which goodwill has been allocated are aggregated so that the level at which impairment testing is performed reflects the lowest level at which goodwill is monitored for internal reporting purposes. Goodwill acquired in a business combination is allocated to groups of CGUs that are expected to benefit from the synergies of the combination.

The Group’s corporate assets do not generate separate cash inflows and are utilized by more than one CGU. Corporate assets are allocated to CGUs on a reasonable and consistent basis and tested for impairment as part of the testing of the CGU to which the corporate asset is allocated.

Impairment losses are recognized in profit or loss. Impairment losses recognized in respect of CGUs are allocated first to reduce the carrying amount of any goodwill allocated to the CGU (group of CGUs), and then to reduce the carrying amounts of the other assets in the CGU (group of CGUs) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

Goodwill that forms part of the carrying amount of an investment in an associate is not recognized separately, and therefore is not tested for impairment separately. Instead, the entire amount of the investment in an associate is tested for impairment as a single asset when there is objective evidence that the investment in an associate may be impaired.

3.11	Employee benefits

(i)	Defined contribution plans

The Group participates in the national pension schemes as defined by the laws of the countries in which it has operations. In particular, the Singapore companies in the Group make contributions to the Central Provident Fund scheme (“CPF”) in Singapore, a defined contribution pension scheme. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

(ii)	Share-based payments

Employees (including senior executives) of the Group receive remuneration in the form of share–based payments, whereby employees render services as consideration for equity instruments (“equity-settled transactions”).

Reebonz Limited and its subsidiaries
Financial statements

(iii)	Equity-settled transactions

The cost of equity-settled transactions is determined by the fair value at the date when the grant is made using an appropriate valuation model.

That cost is recognized, together with a corresponding increase in other capital reserves in equity, over the period in which the performance and/or service conditions are fulfilled in employee benefits expense (Note 29). The cumulative expense recognized for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The consolidated statements of profit or loss expense or credit for a period represents the movement in cumulative expense recognized as at the beginning and end of that period and is recognized in employee benefits expense (Note 29).

No expense is recognized for awards that do not ultimately vest, except for equity-settled transactions for which vesting is conditional upon a market or non-vesting condition. These are treated as vesting irrespective of whether or not the market or non-vesting condition is satisfied, provided that all other performance and/or service conditions are satisfied.

When the terms of an equity-settled award are modified, the minimum expense recognized is the grant date fair value of the unmodified award, provided the original terms of the award are met. An additional expense, measured as at the date of modification, is recognized for any modification that increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee. Where an award is cancelled by the entity or by the counterparty, any remaining element of the fair value of the award is expensed immediately through profit or loss.

3.12	Cash and cash equivalents

Cash and cash equivalents in the consolidated financial statements of financial position comprises cash at banks and on hand and short-term deposits with a maturity of three months or less, which are subject to an insignificant risk of changes in value.

For the purposes of the consolidated statements of cash flows, cash and cash equivalents consist of cash and short-term deposits with a maturity of three months or less, net of outstanding bank overdrafts as they are considered an integral part of the Group’s cash management.

Short-term deposits represent cash at banks with maturity above three months and subject to an insignificant risk of changes in value.

3.13	Convertible preference shares – Series A, B, C and D

The Preference Shares contain conversion features that may not settled by an exchange of a fixed number of the Preference Shares for a fixed number of the Company’s Ordinary Shares, resulting in them being financial liabilities.  On initial recognition, the Group designated the convertible preference shares in their entirety as financial liabilities at fair value through profit or loss. Subsequent to initial recognition, at each reporting date, the convertible preference shares are remeasured at fair value through profit or loss.  If the convertible preference shares are converted, the carrying amounts are transferred to share capital as consideration for the shares issued.

Reebonz Limited and its subsidiaries
Financial statements

3.14	Provisions

General

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the Group expects some or all of a provision to be reimbursed, the reimbursement is recognized as a separate asset, but only when the reimbursement is virtually certain. The expense relating to a provision is presented in the consolidated statements of profit or loss net of any reimbursement.

If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, when appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost.

3.15	Revenue

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. Revenue is measured at the fair value of consideration received or receivable, taking into account contractually defined terms of payment and excluding goods and services tax. The Group evaluates whether it is appropriate to record the gross amount of service sales and related costs or the net amount earned as commissions. Provision for sales returns is estimated using historical experience. Sales returns are recorded as a reduction to revenue.

Generally, when the Group is primarily responsible in a transaction, is subject to inventory risk and/or has latitude in establishing prices, or has several but not all of these indicators, revenue is recorded at the gross sale price. When the Group does not have the primary responsibility in a transaction, does not bear the inventory risk and does not have the ability to establish the price, revenues are recorded on a net basis. Refundable payments received from customers, where risks and rewards of the goods have yet to transfer over, are recorded as “advances from customers” as at the end of each reporting date.

The following specific recognition criteria must also be met before revenue is recognized.

(a)	Merchandise revenue

The Group primarily sells luxury products through both online and offline channels. Revenue is recognized when the significant risks and rewards of ownership of the goods have passed to the buyer in the course of ordinary activities is measured at the fair value of the consideration received or receivable, net of returns and trade discounts.

The Group operates a customer loyalty program, where customers who purchase from the Group will be given credits entitling them to a discount on future purchases, subject to a minimum number of loyalty points being obtained. A portion of the revenue from the sale of goods attributable to the award of loyalty points is deferred until they are redeemed or used. Any remaining unutilized credits are recognized as revenue upon expiry.

(b)	Marketplace revenue

The Group earns commission from third party sellers for participating in the Group’s marketplace. Commission fee revenues are recognized on a net basis when the underlying transactions are completed.

Reebonz Limited and its subsidiaries
Financial statements

(c)	Rental income from leasing of inventories

Rental income arising from rental of luxury products to customers is accounted for on a straight-line basis over the rental period.  The aggregate costs arising from the underlying transactions are recognized under the cost of revenue.

(d)	Rental income from leasing of office building

Rental income arising from operating leases on building is accounted for on a straight-line basis over the lease terms. The aggregate costs of incentives provided to lessees are recognized as a reduction of rental income over the lease term on a straight-line basis.

3.16	Cost of revenue

Cost of revenue consists of the purchase price of luxury products, inbound shipping charges, allowance for inventories and staffing attributable to inspecting inventories. Inbound shipping charges relating to cost of receiving products from our suppliers are included in inventories, and recognized as cost of sales upon sale of products to customers.

3.17	Fulfilment expenses

Fulfilment expenses consist primarily of expenses incurred in shipment, operations and staffing of the Group’s logistics, retail and customer service centers. Such expenses include costs attributable to receiving and warehousing inventories; picking, packaging and preparing customer orders for shipment; collecting payments from customers; warehouse and retail shops rental expenses; and customer services. Fulfilment expenses also include amounts payable to third parties that assist the Group in fulfilment.

3.18	Interest income

Interest income is recognized using the effective interest method (“EIR”). EIR is the rate that exactly discounts the estimated future cash payments or receipts over the expected life of the financial instrument or a shorter period, where appropriate, to the net carrying amount of the financial asset or liability. Interest income is included in finance income in the consolidated statements of profit or loss.

3.19	Deferred expenses

Direct costs incurred by the Company attributable to the proposed initial public offering of ordinary shares have been deferred. Such costs, including legal and other professional fees, are recorded as deferred expenses in the consolidated statements of financial position and will be charged against the gross proceeds received from such offering.

3.20	Operating segment and geographic information

The Group’s CEO and CFO are considered to be the Group’s chief operating decision maker (“CODM”). Based on the internal financial information provided to the CODM, the Group has determined that there is one reportable segment.

The CODM reviews financial information presented on a consolidated basis, for purposes of allocating resources and evaluating financial information.

Reebonz Limited and its subsidiaries
Financial statements

The CODM evaluates the consolidated assets and liabilities. The accounting policies used in the determination of the segment amounts are the same as those used in the preparation of the Group’s consolidated financial statement.

In determining of the information to be presented on a geographical basis, revenue are based on the geographical location of the customer and non-current assets are based on the geographic location of the assets.

3.21	Tax

Tax expense comprises current and deferred tax.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years in the countries where the Group operates and generates taxable income. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any.

Current income tax relating to items recognized directly in equity is recognized in equity and not in the consolidated statements of profit or loss.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

●	temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent that the Group is able to control the timing of the reversal of the temporary difference and it is probable that they will not reverse in the foreseeable future; and

●	Taxable temporary differences arising on the initial recognition of goodwill.

The measurement of deferred taxes reflects the tax consequences that would follow the manner in which the Group expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Reebonz Limited and its subsidiaries
Financial statements

In determining the amount of current and deferred tax, the Group takes into account the impact of uncertain tax positions and whether additional taxes and interest may be due. The Group believes that its accruals for tax liabilities are adequate for all open tax years based on its assessment of many factors, including interpretations of tax law and prior experience. This assessment relies on estimates and assumptions and may involve a series of judgments about future events. New information may become available that causes the Group to change its judgment regarding the adequacy of existing tax liabilities; such changes to tax liabilities will impact tax expense in the period that such a determination is made.

3.22	New standards and interpretations not adopted

A number of new standards and interpretations to standards are effective for annual periods beginning after 1 January 2017 and earlier application is permitted; however, the Group has not early applied the following new or amended standards in preparing these statements. The Group is currently still assessing the potential impact of adopting these new standards and interpretations, on the financial statements of the Group.

Applicable to 2018 financial statements

New standards Summary of the requirements	Potential impact on the financial statements
IFRS 15 Revenue from Contracts with Customers

IFRS 15 establishes a comprehensive framework for determining whether, how much and when revenue is recognized. It also introduces new cost guidance which requires certain costs of obtaining and fulfilling contracts to be recognized as separate assets when specified criteria are met.

When effective, IFRS 15 replaces existing revenue recognition guidance, including IAS 18 Revenue, IAS 11 Construction Contracts, IFRIC 13 Customer Loyalty Programs, IFRIC 15 Agreements for the Construction of Real Estate, IFRIC 18 Transfers of Assets from Customers and SIC-31 Revenue – Barter Transactions Involving Advertising Services.

The Group is currently assessing the new standard on its existing revenue transactions.

Based on the initial assessment, the Group expects the following key changes:

Variable consideration – The Group currently recognizes revenue from the sale of goods at the fair value of the consideration received or receivable, net of returns, discounts, loyalty points, provided the level of expected return of goods and amount of discounts and loyalty points can be estimated reliably. Such clauses represent variable consideration under IFRS 15 and revenue is recognized to the extent that it is highly probable that there will be no significant reversal when the uncertainty is resolved. The Group does not expect a significant amount of revenue to be deferred under IFRS 15.

Reebonz Limited and its subsidiaries
Financial statements

New standards Summary of the requirements	Potential impact on the financial statements
IFRS 15 Revenue from Contracts with Customers (continued)
IFRS 15 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. IFRS 15 offers a range of transition options including full retrospective adoption where an entity can choose to apply the standard to its historical transactions and retrospectively adjust each comparative period presented in its 2018 financial statements. When applying the full retrospective method, an entity may also elect to use a series of practical expedients to ease transition.

Right of return – For sale of goods, if it is probable that returns will be given and the amount can be measured reliably, a provision of such expected returns will be recognized by the Group. Historically, the amount of provision is small compared to the statement of financial position. Under IFRS 15, a liability is recognized for the gross amount of the expected returns and the right to recover the returned goods is recognized separately as an asset. The Group does not expect a significant increase in liabilities and assets arising from the obligation of refunds and right to recover the returned goods respectively.

Transition – The Group plans to adopt the standard when it becomes effective in 2018 without restating comparative information; and is gathering data to quantify the potential impact arising from the adoption.

Reebonz Limited and its subsidiaries
Financial statements

New standards Summary of the requirements	Potential impact on the financial statements

IFRS 9 Financial Instruments

IFRS 9 replaces most of the existing guidance in IAS 39 Financial Instruments: Recognition and Measurement. It includes revised guidance on the classification and measurement of financial instruments, a new expected credit loss model for calculating impairment on financial assets, and new general hedge accounting requirements. It also carries forward the guidance on recognition and derecognition of financial instruments from IAS 39.

IFRS 9 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. Retrospective application is generally required, except for hedge accounting. For hedge accounting, the requirements are generally applied prospectively, with some limited exceptions. Restatement of comparative information is not mandatory. If comparative information is not restated, the cumulative effect is recorded in opening equity as at January 1, 2018.

The Group is currently assessing the new standard on its existing financial instruments. Based on the initial assessment, the Group does not expect a significant impact on its opening equity.

The Group’s initial assessment of the elements of IFRS 9 is as described below.

Classification and measurement – The Group does not expect a significant change to the measurement basis arising from adopting the new classification and measurement model under IFRS 9, other than the following:

Fair value changes in relation to financial liabilities designated at fair value to profit and loss shall be presented as follows:

●   Changes in fair value that is attributable to changes in credit risk of the financial liability is presented in the consolidated statement of other comprehensive income.

●   Remaining changes in fair value of the financial liability is presented in the statement of profit and loss. The Group is currently performing a detailed analysis of this requirement.

Loans and receivables that are currently accounted for at amortized cost will continue to be accounted for using amortized cost model under IFRS 9.

Impairment – The Group plans to apply the simplified approach and record lifetime expected impairment losses on all trade receivables arising from the application of IFRS 15. On adoption of IFRS 9, the Group expect an immaterial increase in the impairment loss allowance.

Transition – The Group plans to adopt the standard when it becomes effective in 2018. In connection with the first-time application of IFRS 9, the Group will make use of the accounting option based on which its hedge accounting will continue to be based on IAS 39 as opposed to IFRS 9.

Reebonz Limited and its subsidiaries
Financial statements

Applicable to 2019 financial statements

New standards
Summary of the requirements	Potential impact on the financial statements
IFRS 16 Leases

IFRS 16 eliminates the lessee’s classification of leases as either operating leases or finance leases and introduces a single lessee accounting model. Applying the new model, a lessee is required to recognize right-of-use (ROU) assets and lease liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value.	The Group has performed a preliminary high-level assessment of the new standard on its existing operating lease arrangements as a lessee. Based on the preliminary assessment, the Group expects these operating leases to be recognized as ROU assets with corresponding lease liabilities under the new standard.

IFRS 16 substantially carries forward the lessor accounting requirements in IAS 17 Leases. Accordingly, a lessor continues to classify its leases as operating leases or finance leases, and to account for these two types of leases using the IAS 17 operating lease and finance lease accounting models respectively. However, IFRS 16 requires more extensive disclosures to be provided by a lessor.	The operating lease commitments on an undiscounted basis amount to 2.5% of the total assets and 1.4% of total liabilities. Assuming no additional new operating leases in future years until the effective date, the Group expects the amount of ROU asset and lease liability to be lower due to discounting and as the lease terms run down.

When effective, IFRS 16 replaces existing lease accounting guidance, including IAS 17, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases – Incentives, and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease.	The Group plans to adopt the standard when it becomes effective in 2019. The Group is currently performing a detailed analysis of the standard, including the transition options and practical expedients.

IFRS 16 is effective for annual periods beginning on or after January 1, 2019, with early adoption permitted if IFRS 15 is also applied.

Reebonz Limited and its subsidiaries
Financial statements

Other standards

The following amended standards and interpretations are not expected to have a significant impact on the Group’s financial statements.

●	Classification and Measurement of Share-based Payment Transactions (Amendments to IFRS 2);

●	Transfers of Investment Property (Amendments to IAS 40);

●	Deletion of short-term exemptions for first-time adopters (Amendments to IFRS 1);

●	Measuring an Associate or Joint Venture at Fair Value (Amendments to IAS 28);

●	Applying IFRS 9 Financial Instruments with IFRS 4 Insurance Contracts (Amendments to IFRS 4);

●	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (Amendments to IFRS 10 and IAS 28);

●	Prepayment Features with Negative Compensation (Amendments to IFRS 9);

●	Long-term Interests in Associates and Joint Ventures (Amendments to IAS 28);

●	IFRIC 22 Foreign Currency Transactions and Advance Consideration; and

●	IFRIC 23 Uncertainty over Income Tax Treatments.

Reebonz Limited and its subsidiaries
Financial statements

4	Property and equipment

	Furniture and fittings	Motor vehicles	Office equipment	Leasehold improvements	Computers and software	Building	Assets under construction	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Cost
1 January 2016	504	127	719	2,596	1,100	–	6,402	11,448
Additions	22	24	266	41	203	–	19,531	20,087
Disposals	(54)	(54)	(69)	(826)	(62)	–	–	(1,065)
Reclassification	–	–	–	25	–	–	(25)	–
Currency translation difference	2	–	–	7	–	–	–	9
At 31 December 2016	474	97	916	1,843	1,241	–	25,908	30,479
Additions	70	2	286	646	44	4,214	–	5,262
Disposals	(92)	(24)	(1)	(1,259)	(10)	–	–	(1,386)
Reclassification	–	–	1,149	280	7	24,472	(25,908)	–
Revaluation surplus	–	–	–	–	–	8,043	–	8,043
Currency translation difference	(1)	–	–	(13)	(7)	–	–	(21)
At 31 December 2017	451	75	2,350	1,497	1,275	36,729	–	42,377

Reebonz Limited and its subsidiaries
Financial statements

	Furniture and fittings	Motor vehicles	Office equipment	Leasehold improvements	Computers and software	Building	Assets under construction	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Accumulated depreciation
1 January 2016	436	83	599	2,174	861	–	–	4,153
Depreciation charge	24	27	84	306	176	–	–	617
Disposals	(39)	(48)	(69)	(767)	(62)	–	–	(985)
Reclassification	13	–	(13)	–	–	–	–	–
Currency translation difference	1	–	–	6	–	–	–	7
At 31 December 2016	435	62	601	1,719	975	–	–	3,792
Depreciation charge	33	11	429	395	162	1,024	–	2,054
Disposals	(92)	(10)	(1)	(1,259)	(10)	–	–	(1,372)
Reclassification	–	–	(5)	–	5	–	–	–
Elimination of accumulated depreciation on revaluation	–	–	–	–	–	(1,024)	–	(1,024)
Currency translation difference	–	–	–	(13)	(7)	–	–	(20)
At 31 December 2017	376	63	1,024	842	1,125	–	–	3,430

Carrying amounts
At 1 January 2016	68	44	120	422	239	–	6,402	7,295
At 31 December 2016	39	35	315	124	266	–	25,908	26,687
At 31 December 2017	75	12	1,326	655	150	36,729	–	38,947

US$	55	9	973	481	110	26,955	–	28,583

Buildings are valued every 3 years on 31 December by an independent professional valuer. Valuations are made on the basis of open market value. It is the intention of the Management to hold the building for the long term. The building is pledged to secure the Company’s term loan and trust receipts (Note 19).

Finance lease

The carrying value of a motor vehicle held under finance lease obligation as at 31 December 2017 was $6,500 (US$: $4,770) (31/12/2016: $11,000). The leased asset is pledged as security for the related finance lease liability.

The carrying value of a telephony system held under finance lease obligation as at 31 December 2017 was $135,000 (US$99,075) (31/12/2016: $181,000).

Reebonz Limited and its subsidiaries
Financial statements

5	Leasehold land

	Note	Total
		$’000
Cost
1 January 2016		7,450
Capitalization of finance costs	24	152
At 31 December 2016		7,602
Capitalization of finance costs	24	–
At 31 December 2017		7,602

Accumulated amortization
1 January 2016		270
Amortization of the year		265
At 31 December 2016		535
Amortization of the year		277
At 31 December 2017		812

Carrying amount
At 1 January 2016		7,180
At 31 December 2016		7,067
At 31 December 2017		6,790

US$		4,983

The Company’s leasehold land which was acquired from an affiliate of the Singapore Government, is pledged to secure the Company’s term loan and trust receipts facilities (Note 19).

Capitalized finance costs

The Company acquired the leasehold land for the construction of a new logistics center in December 2014. The amount of finance costs capitalized during the year ended 31 December 2017 was Nil (31/12/2016: $152,000). The rate used to determine the amount of finance costs eligible for capitalization was Nil% (31/12/2016: 2.24%) per annum, which is the effective interest rate of the borrowing.

Reebonz Limited and its subsidiaries
Financial statements

6	Intangible assets

	Platform development costs	Software	Total
	$’000	$’000	$’000
Cost
1 January 2016	2,910	1,130	4,040
Additions	814	116	930
Disposals	(509)	–	(509)
At 31 December 2016	3,215	1,246	4,461
Additions	390	68	458
Disposals	–	–	–
At 31 December 2017	3,605	1,314	4,919

Accumulated amortization
1 January 2016	1,177	576	1,753
Amortization of the year	624	176	800
Disposals	(387)	–	(387)
At 31 December 2016	1,414	752	2,166
Amortization of the year	628	192	820
Disposals	–	–	–
At 31 December 2017	2,042	944	2,986

Carrying amounts
At 1 January 2016	1,733	554	2,287
At 31 December 2016	1,801	494	2,295
At 31 December 2017	1,563	370	1,933

US$	1,147	272	1,419

Other than the platform development costs capitalized, research and development costs of $5,483,000 (US$: $4,024,000) that are not eligible for capitalization have been expensed as incurred and recognized in technology and content expenses (31/12/2016: $5,784,000). Amortization of intangible assets of $820,000 (US$: $601,000) (31/12/2016: $800,000) are recognized in technology and content expenses in the statement of profit or loss.

7	Goodwill

The carrying amount of goodwill allocated to each of the CGU is as follows:

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Reebonz Korea	1,176	1,176	1,176	863
Invitree	945	945	945	693
	2,121	2,121	2,121	1,556

Reebonz Limited and its subsidiaries
Financial statements

The Company performed its annual impairment test on 31 December 2017 and 2016 respectively.

The recoverable amounts of the CGUs have been determined based on value in use calculations using the cash flow projections from financial budgets approved by management covering a five-year period. The growth rate beyond the five-year period did not exceed the long-term average growth rate of the business in which the CGU operates in. The pre-tax discount rate applied to the cash flow projections and the forecasted growth rates used to extrapolate cash flow projections beyond the five-year period are stated below. No impairment losses were recognized for the years ended 31 December 2017 and 2016.

	1/1/2016			31/12/2016			31/12/2017
	Revenue CAGR*	Terminal Growth rates	Pre-tax discount rates	Revenue CAGR*	Terminal Growth rates	Pre-tax discount rates	Revenue CAGR*	Terminal Growth rates	Pre-tax discount rates
	%	%	%	%	%	%	%	%	%

Reebonz Korea	17.5	3.0	20.6	15.6	3.0	18.0	15.6	3.0	17.8
Invitree	13.8	3.0	19.0	15.6	3.0	18.1	15.6	3.0	17.3

*	Revenue CAGR relates to the revenue compounded annual growth rate for the five-year cash flow projection period.

The calculations of value in use for the CGUs are most sensitive to the following assumption:

a)	Revenue - Revenue was projected taking into account the average growth levels experienced over the past five years and the estimated sales volume and price growth for the next five years.

Sensitivity to changes in assumption

The implications of the key assumption of the recoverable amount are discussed below:

a)	Revenue - Decreased demand can lead to a decline in revenue. A decrease in the forecasted annual revenue of Reebonz Korea and Invitree by 9% and 12% respectively (31/12/2016: of Reebonz Korea and Invitree by 7% and 3% and 1/1/2016: of Reebonz Korea and Invitree by 2% and 7%) would result in impairment.

Reebonz Limited and its subsidiaries
Financial statements

Information about subsidiaries

The consolidated financial statements of the Group include:

Name of significant subsidiaries	Principal activity	Country of business/ incorporation	Percentage of ownership interest
			1/1/2016	31/12/2016	31/12/2017
			%	%	%

Held by the Company
Reebonz Pty. Ltd. (“Reebonz Australia”)	Provide marketing support and sale of luxury products	Australia	100	100	100

Reebonz Korea Co., Ltd. (“Reebonz Korea”)*	Import, export, wholesale and retail of luxury products	Korea	49.20	49.20	49.20

Held by Reebonz Korea
Invitree Co., Ltd. (“Invitree”)**	Sale of luxury products	Korea	90	90	90

*	Pursuant to the shareholders’ agreement, the Company is entitled to appoint and has the majority of directors who direct key activities of the entity. The Company concluded that it has control over Reebonz Korea as it has power to direct the relevant activities of Reebonz Korea and is exposed to the variable returns of the operations, and has consolidated this entity in its consolidated financial statements.

On 30 September 2015, an outstanding loan and amounts due from Reebonz Korea Co., Ltd. and a non-controlling interest shareholder were converted to ordinary shares in Reebonz Korea Co., Ltd. As a result, the Company has increased its ownership in Reebonz Korea Co., Ltd from 43.91% to 49.20%.

**	On 1 April 2014, the Company had acquired an effective interest of 39.52% in Invitree through its subsidiary, Reebonz Korea. As a result of the increase in ownership in Reebonz Korea Co., Ltd. on 30 September 2015, the Company had increased its effective interest to 44.28%.

8	Non-current and current financial assets

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Non–current
Deposits	988	787	649	477

Current
Deposits	989	1,294	1,591	1,167
Others	29	14	49	36
	1,018	1,308	1,640	1,203

Reebonz Limited and its subsidiaries
Financial statements

9	Inventories

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Products available for sale	31,534	30,006	25,638	18,815
Products available for rent	–	–	741	544
Goods in transit	1,512	3,381	3,342	2,453
Total inventories at lower of cost and net realizable value	33,046	33,387	29,721	21,812

In 2017, $(63,000) (US$46,000) (31/12/2016: $357,000) was recognized as a (reversal)/expense for inventories carried at net realizable value. This is recognized in cost of revenue.

In 2017, inventories of $107,610,000 (US$78,974,000) (31/12/2016: $130,112,000) was recognized as an expense during the year and included in cost of revenue.

10	Trade and other receivables

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Trade and other receivables
Trade receivables	2,976	4,235	4,866	3,571
Other receivables	2,239	2,099	1,370	1,006
Related party	16	16	15	11
	5,231	6,350	6,251	4,588

Trade receivables are non–interest bearing and generally have credit terms of 5 to 30 days.

Other receivables are non–interest bearing with no fixed terms of repayment.

An analysis of the allowance for doubtful accounts is as follows:

Individually impaired

$’000

1 January 2016	36
Charged during the year	7
Written off	(1)
At 31 December 2016	42
Exchange differences	(2)
At 31 December 2017	40

US$	29

Reebonz Limited and its subsidiaries
Financial statements

As at 31 December the ageing analysis of trade and other receivables is as follows:

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Neither past due nor impaired	1,753	2,032	1,333	978
Past due but not impaired
- Less than 30 days	581	1,610	2,482	1,822
- 30 – 60 days	428	395	852	625
- 61– 90 days	39	131	–	–
- More than 90 days	175	67	199	146
	2,976	4,235	4,866	3,571

See Note 35 which explains how the Group manages its credit quality of trade receivables that are neither past due nor impaired.

11	Prepayments

Prepayments mainly include advance payment made to suppliers for the purchase of goods. Such amounts as at 31 December 2017, 31 December 2016 and 1 January 2016 were $2,750,000 (US$2,018,000) , $4,948,000 and $5,907,000 respectively.

12	Cash and cash equivalents

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Cash at bank and on hand	24,947	16,822	9,886	7,255
Short-term bank deposits with tenors less than three months	3,000	–	–	–
Cash and cash equivalents	27,947	16,822	9,886	7,255

Cash at banks earns interest at floating rates based on daily bank deposit rates. Short-term deposits are held at varying periods, depending on the immediate cash requirements of the Group, and earn interests at the respective short-term deposit rates. The interest rates as at 1 January 2016 for the Group is 0.49% to 1.20%.

13	Share capital

	1/1/2016	31/12/2016	31/12/2017

Issued and paid up shares
Ordinary shares	10,564,037	10,564,037	10,766,609

Reebonz Limited and its subsidiaries
Financial statements

	31/12/2016		31/12/2017
	No. of shares	$’000	No. of shares	$’000

At 1 January	10,564,037	18,162	10,564,037	18,162
Exercise of warrants	–	–	–	–
Issuance of new ordinary shares	–	–	202,572	2,289
At 31 December	10,564,037	18,162	10,766,609	20,451

US$				15,009

The holders of ordinary shares are entitled to receive dividends as and when declared by the Company. All ordinary shares carry one vote per share without restriction. The ordinary shares have no par value.

On 25 February 2015, 59,474 of the 2014 Warrants were exercised and converted into ordinary shares at S$11.14 per share.

On 3 November 2015, 1,504,563 ordinary shares were issued at S$11.30 per share.

On 21 February 2017, 139,292 ordinary shares were issued at $11.30 per share.

On 2 March 2017, 63,280 ordinary shares were issued at $11.30 per share.

Capital management

For the purpose of the Group’s capital management, capital includes issued capital, preference shares, warrants and all other equity reserves attributable to the equity holders of the parent. The primary objective of the Group’s capital management is to maximize the shareholder value.

The Group manages its capital structure and makes adjustments in light of changes in economic conditions and the requirements of the financial covenants. In order to fund its growth and working capital requirements, the Group issued ordinary shares and preference shares. These preference shares include clauses that provide the holders with significant benefits including liquidation preference and conversion options. To maintain or adjust the capital structure, the Group may issue new shares for new capital injection.

No changes were made in the objectives, policies or processes during the years ended 31 December 2017 and 2016.

14	Preference shares, convertible loan and warrants

a)	Preference shares

Series A convertible preference shares

On 5 February 2010, the Company issued in aggregate 3,000,000 Series A convertible Preference Shares (“Series A Preference Shares”) for total gross proceeds of $3,000,000.

Reebonz Limited and its subsidiaries
Financial statements

Series B convertible preference shares

On 8 December 2010, the Company issued in aggregate 3,868,418 Series B convertible preference shares (’’Series B Preference Shares’’) for gross proceeds of $12,250,000.

Series C convertible preference shares

On 21 December 2011, the Company issued 525,231 Series C convertible preference shares (’’Series C Preference Shares’’) to the Convertible Loan Holders upon the conversion of the Convertible Loan with total deemed proceeds of $2,830,000.

On 21 December 2011 and 6 January 2012, the Company issued in aggregate 5,970,565 Series C Preference Shares to the Series A and Series B Preference Shares investors and a new third party investor for gross proceeds of $32,170,000.

On 7 November 2014, the Company issued 63,139 Series C Preference Shares upon the exercise of detachable warrants for deemed proceeds comprised of the fair value of the warrants at the date of exercise and the related exercise price totaling $340,000 (Note 14(c)(i)).

Series D convertible preference shares

On 30 April 2013, the Company issued in aggregate 6,732,935 Series D convertible preference shares (’’Series D Preference Shares’’) to the Series A, Series B and Series C Preference Shares investors and a group of new third party investors for gross proceeds of $50,000,000.

Certain of the holders of the Preference Shares are affiliates of the Singapore Government.

The key features of the Series A, Series B, Series C and Series D Preference Shares are as follows:

Voting

The holder of each class of Series A, Series B, Series C and Series D Preference Shares is entitled to the number of votes into which such Series A, Series B, Series C and Series D Preference Share could be converted into ordinary shares. In addition, prior to the closing of a qualified initial public offering (Qualified “IPO”) as defined in the Preference Share agreements, certain decisions require the approval of the majority of the holders of the Series A and Series B Preference Shares and the holders of at least 75% of the Series C and Series D Preference Shares voting as a separate class.

Dividends

The holders of the Preference Shares shall be entitled to receive dividends at an annual rate of 8%, when as and if declared by the Board of Directors of the Company on a non-cumulative basis. The holders of the Preference Shares are also entitled to participate pro rata on an if-converted basis together with the holders of ordinary shares.

Reebonz Limited and its subsidiaries
Financial statements

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary or the occurrence of a Deemed Liquidation Event defined as (a) a sale, lease, transfer, exclusive license or disposition of the Company or its subsidiaries of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, or the sale or dispositions through merger, amalgamation, restructuring, reconstruction, consolidation or other reorganization of its subsidiaries which hold substantially all of the assets of the Company and its subsidiaries taken as whole; (b) an acquisition through merger, amalgamation, restructuring, reconstruction, consolidation or other reorganization such that the Company is the constituent party and the existing shareholders cease to retain a majority of the voting power in the surviving corporation; and (c) a sale of 50% or more of the voting rights in the capital of the Company, the holders of the Preference Shares shall be entitled to receive a liquidation preference amount of 200% of the original issuance price according to the seniority of the Preference Shares, prior to any distribution to the holders of the ordinary shares.

Series D Preference Shares has the highest seniority, followed by Series C Preference Shares, Series B Preference Shares and Series A Preference Shares. After full payment of the liquidation preference amounts to the holders of the Preference Shares, the remaining assets would be distributed pro rata to all holders of the ordinary shares on an as-converted basis assuming that all Preference Shares had been converted to ordinary shares.

Conversion

Each class of the Series A and Series B Preference Shares will be converted into ordinary shares at an agreed conversion rate, either at the closing of an initial public offering or at the consent of the majority of the Series B Preference Shares investors.

Each class of Series C and Series D Preference Shares will be automatically converted into ordinary shares at an agreed conversion rate upon the closing of a Qualified IPO. Qualified IPO is defined as an initial public offering on a recognized stock exchange. A Qualified IPO is further defined in Series C and D as means (i) the listing of all Ordinary Shares of the Company on the Recognized Stock Exchange at a listing price of at least $15.00 per Ordinary Share (as adjusted for stock splits, stock dividends, and like events), or (ii) a firmly underwritten public offering of Ordinary Shares of the Company registered on Form F-1 under the U.S. Securities Act of 1933, managed by a lead underwriter of international standing reasonably acceptable to holders of 51% of the then outstanding Shares (including Preferred Shares on an as-if converted basis), voting as a class, at an offering price to the public of at least $15.00 per Ordinary Share (as adjusted for stock splits, stock dividends, and like events) and which results in aggregate proceeds to the Company (net of underwriters discounts and commissions) of at least $80,000,000.

The agreed conversion rate for the Preference Shares shall be determined by dividing the total aggregate proceeds for each of the Preference Shares by its conversion price. The initial conversion price and conversion ratio for each series of the Preference Shares shall be their respective original issuance price and one–for–one, respectively.

Reebonz Limited and its subsidiaries
Financial statements

The above conversion prices are subject to adjustments in the event that the Company issues additional ordinary shares or additional deemed ordinary shares through options (share options as disclosed in Note 27 are permitted issuances) or convertible instruments for a consideration per share received by the Company less than the conversion prices of the Series A, Series B, Series C or Series D Preference Shares in effect on the date of and immediately prior to such issue. In such event, the Series A, Series B, Series C or Series D conversion price is reduced, concurrently with such issue, to a price as adjusted according to an agreed-upon formula. The above conversion prices are also subject to adjustments on a proportional basis upon other dilution events. Individual preference shareholders may, subject to agreement by ordinary shareholders and other relevant preference shareholders, obtain alternative exit strategies in the event that a Qualified IPO does not take place.

In 2018, the Company entered into a letter of intent for a reverse merger, where it is expected to be the surviving entity of the reverse merger and be listed on NASDAQ. In the absence of a Qualified IPO event, conversion of each class of Series A, B, C and D Preference Shares to ordinary shares would be subject to ordinary shareholders’ approval upon the successful exercise of the reverse merger.

Redemption

The holders of the Series C and Series D Preference Shares have the option to demand redemption upon the commencement of an investigation (i) of a corruption or bribery event by any regulatory, governmental body or agency into any entity within the group or the founder; or (ii) into any representation, warranty, covenant, undertaking or other term relating to compliance with the Foreign Corrupt Practices Act of 1977 or the UK Bribery Act given by or in respect of any entity within the group or the founder at a redemption price of 200% of the original issuance price plus all declared but unpaid dividends, proportionally adjusted for any recapitalizations, share combinations, share dividends, share splits.

Registration rights

The Series A, Series B, Series C and Series D Preference Shares contain registration rights which: (1) allow the holders to demand the Company to file a registration statement covering the offer and sale of Series A, Series B, Series C and Series D Preference Shares after a Qualified IPO; (2) require the Company to offer Preference Shares holders an opportunity to include in a registration if the Company proposes to file a registration statement for a public offering of other securities; (3) allow the Preference Shares holders to request the Company to file a registration statement on Form F-2/F-3 when the Company is eligible to use Form F-2/F-3. The Company is required to use its best effort to effect the registration if requested by the Preference Shares holders, but there is no requirement to pay cash damages in the event that Company fails to register its shares.

Accounting for Series A, Series B, Series C and Series D Preference Shares

The conversion features for the Preference Shares may be subject to adjustments in certain circumstances such that they will not be settled by an exchange of a fixed number of the Preference Shares for a fixed number of the Company’s Ordinary Shares. As a result, they are financial liabilities.  On initial recognition, the Company designated the Series A, B, C and Series D Preference Shares in their entirety as financial liabilities at fair value through profit or loss.

Reebonz Limited and its subsidiaries
Financial statements

Reconciliation of fair value measurement of Series A, B, C and Series D Preference Shares:

	Series A Preference Shares	Series B Preference Shares	Series C Preference Shares	Series D Preference Shares	Total
	$’000	$’000	$’000	$’000	$’000

At 1 January 2016, prior to restatement*	–	–	84,807	95,463	180,270
Correction of Error*	34,129	44,940	(3,161)	(353)	75,555
At 1 January 2016, restated*	34,129	44,940	81,646	95,110	255,825
Change in fair value	(13,864)	(16,163)	(24,779)	(26,858)	(81,664)
At 31 December 2016	20,265	28,777	56,867	68,252	174,161
Change in fair value	(10,647)	(16,374)	(35,764)	(34,504)	(97,289)
At 31 December 2017	9,618	12,403	21,103	33,748	76,872

US$	7,059	9,103	15,487	24,767	56,416

*	See Note 37

b)	Convertible loan

On 9 November 2011, the Company issued a convertible interest-bearing shareholder bridging loan (“Shareholders’ Loan”) and detachable warrants (“Series C Warrants”) (Note 14(c) (i)) to certain Series B Preference Shares investors for total gross cash proceeds of $3,000,000. The principal sum of the Shareholders’ Loan bears interest at the rate of 5% per annum and is repayable upon the occurrence of certain defined events. The Shareholders’ Loan will be automatically converted into Series C Preference Shares should the Company issue Series C Preference Shares within 12 months at the then subscription price of the Series C Preference Shares. Otherwise, the Shareholders’ Loan is automatically converted into Series B Preference Shares at the subscription price equivalent to that of the Series B Preference Shares previously issued.

The Shareholders’ Loan is a financial liability and has conversion features that are embedded derivatives. On initial recognition, the Company designated the Shareholders’ Loan in its entirety as financial liabilities at fair value through profit or loss with an initial carrying value of total consideration less the estimated fair value of the detachable Series C Warrants.

On 21 December 2011, the Company issued Series C Preference Shares (Note 14(a)). Accordingly, the Shareholders’ Loan was converted to Series C Preference Shares.

Reebonz Limited and its subsidiaries
Financial statements

c)	Warrants issue

i.	Series C Warrants

On 9 November 2011, in conjunction with the issuance of the Shareholders’ Loan, warrants with an aggregate face value of $600,000 were issued to the Series B Preference Shares investors (“Series C Warrants”). Similar to the Shareholders’ Loan, the warrants could be exercised into Series C Preference Shares should the Company issue Series C Preference Shares within 12 months at the then subscription price of the Series C Preference Shares. Otherwise, the warrants could be converted into Series B Preference Shares at the subscription price equivalent to that of the Series B Preference Shares previously issued. Upon the occurrence of a certain defined events, the warrants could be converted to Series B Preference Shares at a subscription price equivalent to 75% of the then purchase price of the Series B Preference Shares then offered. The warrants shall expire at the earlier of (i) three years from the date of the agreement; or (ii) upon the occurrence of certain defined events.

The Series C Warrants can be separately exercised and the number of shares to be issued pursuant to the exercise of the warrants is not fixed. Hence, it will not result in settlement by the exchange of a fixed amount of cash for a fixed number of the Company’s shares. Therefore, the Series C Warrants are financial liabilities and are carried at fair value on the consolidated statements of financial position with any changes in fair value being recognized in profit or loss in the period when such change occurs.

On 7 November 2014, the Company issued 63,139 Series C Preference Shares upon the exercise of certain Series C Warrants for deemed proceeds comprised of the fair value of the warrants at the date of exercise and the related exercise price totaling $340,000 (Note 14(a)). The remaining unexercised warrants expired on 9 November 2014.

ii.	2014 Warrants

The Company entered into a trade financing facility in 2014, for an aggregate period of three years which is required to be renewed on an annual basis. In conjunction with the trade financing facility, the Company entered into a warrant agreement with the third party for a total contract value of US$500,000 at an exercise price of $11.14 per share. Warrants will be issued on the one–year anniversary of the facility with a 60-day period to exercise the warrants to subscribe for such number of ordinary shares of the Company based on the average US$ exchange rate on the exercise date of the warrants quoted by specified local banks (the “2014 Warrants”).

As the number of shares issued is dependent on the US$ exchange rate on the exercise date, the number of shares to be issued pursuant to the exercise of the 2014 Warrants is not fixed and hence it will not result in settlement by the exchange of a fixed amount of cash for a fixed number of Company’s shares. Therefore the 2014 Warrants are financial liabilities and are carried at fair value on the consolidated statements of financial position with any changes in fair value being recognized in profit or loss in the period when such change occurs.

On 2 January 2015, the Company issued the 2014 Warrants. Subsequently, on 25 February 2015, a total of 59,474 ordinary shares were issued upon the exercise of the warrants at the exercise price of $11.14 per share (Note 13).

Reebonz Limited and its subsidiaries
Financial statements

iii.	2015 Warrants

In October 2015, the Company issued 130,255 warrants (“2015 Warrants”) to a bank to secure a term loan facility of $4,000,000 for working capital purpose. This entitles the bank to subscribe for ordinary shares of the Company at an exercise price of $11.52. The warrants shall lapse and expire after four years from their issuance date. If a Qualified IPO does not occur on or before 31 December 2017, the Company shall pay S$500,000 to the bank within 30 days upon the expiration of the warrants (“Contingent Settlement”).

As the 2015 Warrants were granted to the bank to secure the venture debt term loan facility (Note 19), its fair value on the issuance date is deferred and presented as a deduction of the carrying value of the term loan. The deferred borrowing cost was recognized over the life of the term loan as finance costs, using the EIR method. As the Contingent Settlement is not within the control of the Company, it is recognized as a financial liability, at the present value of the repayment amount. As both the exercise price and number of shares from which the 2015 Warrants are converted into are fixed, the 2015 Warrants are accounted for as equity instruments, at a carrying value equivalent to the residual fair value of the 2015 Warrants less the present value of the Contingent Settlement on the issuance date.

iv.	2016 Warrants

On 10 May 2016, the Company issued two warrants (“2016 Warrants”) to a financial institution and its associated company upon drawn down of an unsecured term loan facility for working capital purpose (Note 19). This entitles the financial institution and its associated company to subscribe for ordinary shares of the Company at an exercise price of $9.66 each ordinary share, where the number of ordinary shares is computed in accordance to a specified formula in the agreement. The warrants shall lapse and expire after three years from their issuance date. The warrants shall void if they were not being exercised within 15 days after the receipt of a Liquidity Event (as defined in Note 19) notice. The warrants are not transferrable, assigned, pledged or otherwise disposed of, without the consent from the Company.

As the 2016 Warrants were granted to the bank to secure the unsecured term loan facility, its fair value on the issuance date is deferred and presented as a deduction of the carrying value of the term loan. The deferred borrowing cost was recognized over the life of the term loan as finance costs, using the EIR method. As the exercise price and maximum number of ordinary shares from which the 2016 Warrants are converted into are pre-determined based on a fixed percentage of the loan amount for each drawdown, the 2016 Warrants are accounted for as equity instruments.

Reebonz Limited and its subsidiaries
Financial statements

15	Other components of equity

Share-based payments

The share-based payment reserve is used to recognize the value of equity-settled share-based payments provided to employees, including key management personnel, as part of their remuneration. Refer to Note 27 for further details.

Foreign currency translation reserves

The foreign currency translation reserve represents exchange differences arising from the translation of the financial statements of foreign operations whose functional currencies are different from that of the Group’s presentation currency.

Other reserves

Other reserve represents the effect of dilution of equity interests or acquisition of NCIs in Reebonz Korea in FY2015.

Asset revaluation reserves

The asset revaluation reserve represents increases in the fair value of building, net of tax, and decreases to the extent that such decrease relates to an increase on the same asset previously recognized in other comprehensive income.

16	Asset reinstatement obligations

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

At 1 January	650	750	291	213
Additions	65	8	274	201
Unwinding of discount	35	17	8	6
Reversal of provision of reinstatement	–	(304)	(143)	(105)
Utilized	–	(180)	(75)	(55)
At 31 December	750	291	355	260

Current	685	266	130	95
Non-current	65	25	225	165
	750	291	355	260

Asset reinstatement obligations are made for the reinstatement of the lease premises to its original condition. The reinstatement costs are provided at the present value of expected costs to settle the obligation and are recognized as part of the leasehold improvement costs at a discount rate of 5% for all years. The unwinding of discount is expensed as incurred and recognized in profit or loss as a finance cost.

Reebonz Limited and its subsidiaries
Financial statements

17	Tax expense

Income tax expense in the consolidated statements of profit or loss consists of:

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000
Current tax expense
Current income tax charge	(27)	(95)	(70)
Over/(Under) provision in prior years	14	(10)	(7)
	(13)	(105)	(77)
Deferred tax expense
Relating to origination and reversal of temporary differences	(1)	–	–
Total tax expense	(14)	(105)	(77)

Reconciliation of effective tax rate

Profit before tax	55,257	76,350	56,035

Tax calculated using Singapore tax rate of 17% (31/12/2016:17%)	(9,394)	(12,980)	(9,526)
Non-deductible expenses	(2,239)	(1,543)	(1,132)
Income not subject to taxation	13,898	17,183	12,610
Deferred tax assets not recognized	(2,509)	(2,933)	(2,153)
Tax rate differential	216	178	131
Over/(Under)provision of tax in prior years	14	(10)	(7)
	(14)	(105)	(77)

Deferred tax benefits not recognized arises as a result of:

	31/12/2016		31/12/2017		31/12/2017
	Gross amount	Tax effect	Gross amount	Tax effect	Gross amount	Tax effect
	$’000	$’000	$’000	$’000	US$’000	US$’000

Unutilized tax losses	103,810	17,648	122,257	20,784	89,723	15,253
Difference in depreciation for tax purposes	7,845	1,334	6,684	1,136	4,906	834
Provisions	1,390	236	1,357	231	996	169
	113,045	19,218	130,298	22,151	95,625	16,256

Deferred tax

Deferred tax liabilities relate to the following:

	Balance as at 1 January 2016	Recognised in profit or loss	Recognised in other comprehensive income	Balance as at 31 December 2016	Recognised in profit or loss	Recognised in other comprehensive income	Balance as at 31 December 2017	Balance as at 31 December 2017
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	US$’000

Goodwill	408	–	–	408	–	–	408	300
Revaluation of building	–	–	–	–	–	1,541	1,541	1,131
Others	10	1	–	11	(11)	–	–	–
	418	1	–	419	(11)	1,541	1,949	1,431

Reebonz Limited and its subsidiaries
Financial statements

18	Trade and other payables

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Current
Trade payables	4,375	5,369	5,314	3,900
Other payables	7,684	5,833	4,059	2,978
Accrued operating expenses	10,158	5,849	4,984	3,658
Deferred government grants	69	69	124	91
	22,286	17,120	14,481	10,627
Non-current
Other accruals	936	664	202	149
Deferred government grants	291	244	254	186
Deposit	–	–	103	75
	1,227	908	559	410

These amounts are non–interest bearing. Trade payables are normally settled on 45 to 60 day terms.

Deferred government grants relate to government grants received for the acquisition of a warehouse management system, which was recognized as intangible assets during the years ended 31 December 2017 and 2016. There are no unfulfilled conditions attached to these grants.

The government grants are recognized in profit or loss on a systematic basis over the periods in which the Group recognizes the expenses of the related assets for which the grants are intended to compensate.

Reebonz Limited and its subsidiaries
Financial statements

19	Interest-bearing loans and borrowings

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000
	Restated*
Current
Secured term loan	–	862	1,334	979
Unsecured term loan	–	121	138	101
Venture debt term loan	573	573	2,087	1,532
Trust receipts	28,552	26,369	27,673	20,309
Loans from a shareholder of a subsidiary	30	30	30	22
Obligation under finance lease	2	57	66	48
Other borrowings	–	3,864	8,975	6,587
	29,157	31,876	40,303	29,578
Non-current
Secured term loan	6,214	22,124	24,593	18,049
Unsecured term loan	–	13,187	14,181	10,407
Venture debt term loan	2,660	2,087	–	–
Obligation under finance lease	13	132	78	57
	8,887	37,530	38,852	28,513

	38,044	69,406	79,155	58,091

*	See Note 37

Trust receipts

The short-term borrowings from financial institutions are denominated in Singapore dollar and repayable within 120 to 180 days from invoice date. The contractual and effective interest rate on the short-term borrowings at reporting date ranges from 2.48% to 4.52% (31/12/2016: 2.39% to 3.46%; 1/1/2016: 2.53% to 3.17%) per annum. Some of the trust receipts facilities are secured by a first legal charge over the Company’s leasehold land and building.

Loans from a shareholder of a subsidiary

Loans from a shareholder of a subsidiary are unsecured and denominated in Korean Won (“KRW”). The effective interest rate is 6.90% (31/12/2016: 6.90%; 1/1/2016: 6.90%).

On 30 September 2015, loans of KRW 1,000 million ($1,238,000) were converted to ordinary shares in Reebonz Korea Co., Ltd (Note 28)

Secured term loan

The total term loan facility available is $28,200,000, with a tenure of 22 years. As at 31 December 2017, the Company has drawn down a total of $25,927,000 (31/12/2016: $22,986,000; 1/1/2016: $6,214,000) since 2014, in relation to the construction of the new logistic center. The term loan is to be repaid through 240 monthly instalments of $112,500 per month. The term loan is secured by a first charge over the Company’s leasehold land and building. The contractual and effective interest rate ranges from 2.55% to 2.88% (31/12/2016: 2.24%; 1/1/2016: 3.27%) per annum.

Reebonz Limited and its subsidiaries
Financial statements

Unsecured term loan

On 10 May 2016 and 15 November 2016, the Company drew down S$7,500,000 and S$7,500,000 respectively on the term loan facility from a financial institution and its associated company. The total term loan facility available is $15,000,000 with a tenure of 36 months. The contractual interest rate is 6% per annum for the first year, follow by 7% per annum on the second year and 8% on the third year. Concurrently, the Company issued the 2016 Warrants (Note 14(c) (iv)) to the financial institution and its associated company.

The term loan facility include the following key terms:

Redemption premium

On the repayment date of the term loan, either maturity date (36 months from the first drawn down date) or Voluntary Prepayment (as defined below), the term loan facility is to be repaid with a redemption premium of 5% per annum, compounded annually, unless a Liquidity Event defined as (i) an IPO and listing on a recognized stock exchange by the Company, (ii) a transfer, sale or other disposition of all or substantially all of the business and/or assets of the Group, whether in a single transaction or a series of related transactions, (iii) an event which results in any person having the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the issued capital of the Company, or (iv) any consolidation, amalgamation or merger of the Group with any other corporation, which will result in a material change in the shareholding structure of the Group, occurred on or before the date of term loan repayment or prepayment. As the Liquidity Event is a non-financial variable specific to the Company, it does not fulfil the derivative definition.

Voluntary prepayment

The Company may prepay the whole or part of the term loan, with minimum amount of S$2,000,000, together with Redemption Premium two years after the date of the term loan agreement.

Mandatory prepayment

Upon completion of Liquidity Event, the Company shall prepay the outstanding loan in an amount equivalent to the warrant conversion amount and ratio specified in the term loan agreement without prepayment fee, premium or penalty to the financial institution and its associated company.

As the Liquidity Event is a non-financial variable that is specific to the Company, it does not fulfil the derivative definition and is not separately accounted for. Similarly, the embedded Voluntary and Mandatory Prepayment options are not separately accounted for as such features are considered clearly and closely related to the host debt instrument, given that the exercise price on each exercise date is equal to the amortized cost of the host debt instrument.

Reebonz Limited and its subsidiaries
Financial statements

Venture debt term loan

The venture debt term loan facility of $4,000,000 is unsecured and is repayable through 36 monthly instalments of $67,000 commencing on 1 November 2015 to 1 September 2018, with the last instalment of $1,667,000 on 1 October 2018. The contractual and effective interest rate is 2.78% (31/12/2016: 2.49%; 1/1/2016: 3.27%) per annum. As at 31 December 2017 the venture debt term loan has been reclassified to current interest-bearing loans and borrowings as they are due on 1 October 2018.

Obligation under finance lease

This obligation is secured by a charge over the leased asset (Note 4). The average discount rate implicit in the leases range from 3.75% to 9.91% per annum (31/12/2016: 3.75% to 9.91%; 1/1/2016: 3.75%). This obligation is denominated in the respective functional currency of the relevant entity in the Group.

20	Deferred revenue

Deferred revenue represents consideration received from customers for which revenue has not yet been recognized. Such amounts are non-refundable.

Deferred revenue for each year are as follows:

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

As at 31 December	860	564	512	375

21	Revenue

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Merchandise revenue	173,398	144,896	106,338
Marketplace revenue	3,080	4,244	3,115
Rental revenue	–	466	342
	176,478	149,606	109,795

22	Other income

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Maintenance income	13	13	10
Forfeiture of customer deposit	208	–	–
Others	538	564	414
	759	577	424

Reebonz Limited and its subsidiaries
Financial statements

23	Other expenses

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Foreign exchange losses, net	1,428	1,269	932
Others	166	13	9
	1,594	1,282	941

24	Finance costs and income

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Interest expense:
Bank borrowings	2,618	4,423	3,245
Others	11	89	66
	2,629	4,512	3,311
Less:
Finance costs capitalized in leasehold land (Note 5)	(152)	–	–
	2,477	4,512	3,311

Interest income – bank deposits	(48)	(20)	(14)

25	Profit before tax

Expenses recognized in profit or loss includes the following:

	Note	31/12/2016	31/12/2017	31/12/2017
		$’000	$’000	US$’000

Inventories recognized in cost of revenue		130,112	107,610	78,974
Inventories written down/(reversed)		357	(63)	(46)
Allowance for doubtful debts		7	–	–
Deposits written off		–	2	1
Freight and delivery charges		10,337	10,961	8,044
Employee compensation	29	21,754	18,171	13,335
Intangible assets disposed		122	–	–
Legal and professional fees		2,146	787	578
Rental on operating leases		3,507	2,228	1,635
Payment transaction fees		4,789	4,190	3,075

Reebonz Limited and its subsidiaries
Financial statements

26	Profit per share

Basic profit per share amounts are calculated by dividing profit for the year attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year.

Diluted profit/(loss) per share amounts are calculated by dividing the profit/(loss) attributable to ordinary equity holders of the parent (after adjusting for change in fair value of the convertible preference shares and warrants) by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares. The dilutive effect of outstanding share options is reflected as additional share dilution.

The following reflects the income and share data used in the basic and diluted earnings per share computations:

Basic earnings per share

The calculation of basic earnings per share has been based on the following (loss)/profit attributable to ordinary equity holders of the parent and weighted-average number of ordinary shares outstanding.

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

I. Profit attributable to ordinary equity holders of the parent (basic):
Profit for the year, attributable to ordinary equity holders of the parent	56,049	76,879	56,424
Dividends on non-redeemable preference shares	–	–	–
Profit attributable to ordinary equity holders of the parent	56,049	76,879	56,424

	No. of shares	No. of shares	No. of shares

II. Weighted-average number of ordinary shares in thousands (basic)
Issued ordinary shares at 1 January	10,564	10,564	10,564
Effect of share options exercised	–	–	–
Effect of shares issued in February 2017	–	120	120
Effect of shares issued in March 2017	–	53	53
Weighted-average number of ordinary shares at 31 December	10,564	10,737	10,737

Basic profit per share ($ per share)	5.31	7.16	5.25

Reebonz Limited and its subsidiaries
Financial statements

Diluted earnings per share

The calculation of diluted earnings per share has been based on the following (loss)/profit attributable to ordinary equity holders of the parent and weighted-average number of ordinary shares outstanding after adjustment for the effects of all dilutive potential ordinary shares.

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

I. Profit attributable to ordinary equity holders of the parent (diluted):
Profit attributable to ordinary equity holders of the parent	56,049	76,879	56,424
Change in fair value of convertible preference shares:
Series A	(13,864)	(10,647)	(7,814)
Series B	(16,163)	(16,374)	(12,017)
Series C	(24,779)	(35,764)	(26,247)
Series D	(26,858)	(34,504)	(25,322)
Unwinding of discount on contingent settlement provision	(6)	81	59
Profit/(loss) attributable to ordinary equity holders of the parent (diluted)	(25,621)	(20,329)	(14,917)

	31/12/2016	31/12/2017	31/12/2017
	No. of shares	No. of shares	No. of shares

II. Weighted-average number of ordinary shares in thousands (diluted)
Weighted-average number of ordinary shares (basic)	10,564	10,737	10,737
Effect of conversion of preference shares	20,160	20,160	20,160
Effect of share options on issue	2,330	981	981
Effect of conversion of warrants	–	–	–
	33,054	31,878	31,878

Diluted profit/(loss) per share ($ per share)	(0.78)	(0.63)	(0.46)

If a qualified initial public offering is completed, all of the Series A, Series B, Series C and Series D Preference Shares outstanding will automatically convert into ordinary shares of the Company.

27	Share-based payments

In order to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of the Company’s business, the Company adopted an Employee Share Option Scheme in 2010 (the “ESOS”). Under the ESOS, the Company may grant options to its employees, directors and consultants to purchase ordinary shares of the Company, subject to different vesting schedules as shown below:

1)	Vest 1/3 each on the first, second and third anniversaries of the stated vesting commencement date; and
2)	Vest 1/4 on the first, second third and fourth anniversaries of the stated vesting commencement date.

Reebonz Limited and its subsidiaries
Financial statements

The vesting of granted options is conditional on the grantee holding employment with the Group. Once the options are vested, they are exercisable, in whole or in part, for a period of five years from its vesting date.

The following table illustrates the number and weighted average exercise prices (“WAEP”) of, and movements in, share options during the years:

	1/1/2016 (Restated*)		31/12/2016		31/12/2017
	Number	WAEP	Number	WAEP	Number	WAEP

Outstanding at 1 January	3,318,813	2.31	4,345,188	3.05	4,374,250	3.09
- Granted	1,368,000	5.00	249,000	5.00	–	–
- Forfeited	(341,625)	3.62	(219,938)	4.45	(139,750)	4.31
- Expired	–		–		(17,500)	1.00
Outstanding at 31 December	4,345,188	3.05	4,374,250	3.09	4,217,000	3.06

Exercisable at 31 December	1,552,750	1.87	2,471,458	2.44	3,314,333	2.74

*	See Note 37

The range of exercise prices for options outstanding as at 31 December 2017 was $1.00 to $5.00 (31/12/2016: $1.00 to $5.00; 1/1/2016: $1.00 to $5.00).

Reebonz Limited and its subsidiaries
Financial statements

Grant date/employees entitled	Number of instruments in thousands	Vesting conditions	Contractual life of options

Options granted to key management personnel

On 10 August 2012	150,000	3 years	5 years
	60,000	4 years	5 years
On 10 August 2012	50,000	4 years	5 years
On 10 August 2012	75,000	3 years	5 years
	105,000	4 years	5 years
On 7 March 2013	96,000	3 years	5 years
	165,000	4 years	5 years
On 23 February 2014	240,000	3 years	5 years
	645,000	4 years	5 years
On 5 September 2014	25,000	4 years	5 years

On 12 November 2014	30,000	3 years	5 years
	80,000	4 years	5 years
On 12 February 2015	72,000	3 years	5 years
	123,000	4 years	5 years
On 16 October 2015	70,000	3 years	5 years
	225,000	4 years	5 years
On 15 April 2016	20,000	3 years	5 years
	40,000	4 years	5 years
Total share options	2,271,000

The fair value of services received in return for share options granted is measured by reference to the fair value of share options granted. The estimate of the fair values of the share options granted are measured based on the Black Scholes model, taking into account the terms and conditions upon which the options were granted. The Company determined the fair values of the share options granted with the assistance of an external appraiser. The following table lists the inputs to the model used for the options granted during the years ended 31 December 2017 and 2016 respectively:

	1/1/2016	31/12/2016	31/12/2017
Restated*

Expected volatility (%)	49.5 to 55.7	49.5 to 51.0	N/A
Risk-free interest rate (%)	1.22 to 1.96	1.28 to 1.76	N/A
Expected life of share options (years)	3.25 to 6.5	3.25 to 6.25	N/A
Weighted average share price $	9.10	11.30	N/A

*	See Note 37

The Company estimates expected volatility at the grant dates based on historical volatilities of comparable companies for periods in correspondence to the expected life of share options. Risk–free interest rates are based on zero coupon Singapore risk-free rate for the terms consistent with the expected life of the award at the time of grant. The Company has no historical exercise patterns of employee share options as reference. Expected life is based on management’s estimation, which the Company believes are representative of future behavior.

Reebonz Limited and its subsidiaries
Financial statements

The weighted average fair value of options granted during the year ended 31 December 2017 was N/A (31/12/2016: $5.90; 1/1/2016: $4.43).

There has been no cancellation or modification to the ESOS during 2017 and 2016.

28	Material partly-owned subsidiaries

The Group has the following subsidiaries that has NCI that is material to the Group.

Name of Subsidiaries	Principal place of business	Proportion of ownership interest held by NCI	Loss allocated to NCI during the reporting period	Accumulated NCI at the end of reporting period
		%	$’000	$’000
1 January 2016
Reebonz Korea	Korea	50.80	(486)	1,238

31 December 2016
Reebonz Korea	Korea	50.80	(483)	738

31 December 2017
Reebonz Korea	Korea	50.80	(170)	569

Held by Reebonz Korea

1 January 2016
Invitree Co., Ltd	Korea	55.72	(1,077)	(1,716)

31 December 2016
Invitree Co., Ltd	Korea	55.72	(310)	(2,013)

31 December 2017
Invitree Co., Ltd	Korea	55.72	(461)	(2,514)

Reebonz Limited and its subsidiaries
Financial statements

Summarized financial information about subsidiaries with material NCI

Summarized financial information including goodwill on acquisition and consolidation adjustments but before intercompany eliminations of subsidiaries with material NCIs are as follows:

	Sub-consolidation of Reebonz Korea
	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Summarized statement of financial position
Current assets	2,066	4,913	4,332	3,179
Non-current assets	300	74	232	170
Goodwill	2,121	2,121	2,121	1,556
Current liabilities	(3,805)	(8,300)	(9,096)	(6,675)
Non-current liabilities	(640)	(408)	(408)	(299)
Total surplus/(deficit)	42	(1,600)	(2,819)	(2,069)

Attributable to NCI, allocated according to changes in equity interest during the year	(478)	(1,275)	(1,945)	(1,428)

Summarized statement of comprehensive income
Revenue	22,085	26,706	29,288	21,494
Loss for the year	(2,609)	(1,511)	(1,160)	(851)
Other comprehensive income/(loss)	51	(4)	(39)	(29)
Total comprehensive loss	(2,558)	(1,515)	(1,199)	(880)

Attributable to NCI, allocated according to changes in equity interest during the year	(1,563)	(793)	(631)	(462)

Summarized cash flow information
Operating	33	341	(619)	(454)
Investing	(281)	(128)	(13)	(9)
Financing	462	–	–	–
Net increase/(decrease) in cash and cash equivalents	214	213	(632)	(463)

Increase of equity interest in Reebonz Korea

On 30 September 2015, an outstanding loan and amounts due from Reebonz Korea Co., Ltd. of KRW2,000 million ($2,432,000) were converted to ordinary shares in Reebonz Korea Co. Ltd. Concurrently, loans from a shareholder of Reebonz Korea Co., Ltd of KRW1,000 million ($1,238,000) were also converted to ordinary shares in Reebonz Korea Co., Ltd. This resulted in an increase of the Company’s shareholdings in Reebonz Korea from 43.91% to 49.20%. The Company had also increased its effective interest in Invitree from 39.52% to 44.28% as a result.

The equity attributable to the non-controlling interest has decreased by $1,941,000.

Reebonz Limited and its subsidiaries
Financial statements

29	Employee compensation

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000
Included in:
Fulfillment expenses	6,059	5,474	4,017
Marketing expenses	2,454	2,477	1,818
Technology and content expenses	3,619	3,332	2,445
General and administrative expenses	9,622	6,888	5,055
Total employee compensation	21,754	18,171	13,335

Share-based payments of $ 1,344,000 (US$ 986,000) (31/12/2016: $3,146,000) were included in the employee compensation expense.

Defined contribution plans of $1,184,000 (US$869,000) (31/12/2016: $1,354,000) were included in the employee compensation expense.

30	Depreciation and amortization

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Included in:
Technology and content expenses	976	982	720
General and administrative expenses	706	2,169	1,591
	1,682	3,151	2,311

31	Fair value measurement

The Group with the assistance of an external appraiser, measures financial instruments such as convertible preference shares and warrants at fair value at each reporting date. Fair value related disclosures for financial instruments and non–financial assets that are measured at fair value are disclosed in this note.

When the fair values of financial assets and financial liabilities recorded in the consolidated statements of financial position cannot be measured based on quoted prices in active markets, their fair value is measured using valuation techniques including the DCF model and market method. The inputs to these models are taken from observable markets where possible, but where this is not feasible, a degree of judgment is required in establishing fair values. Judgments include considerations of inputs such as liquidity risk, credit risk and volatility. Changes in assumptions about these factors could affect the reported fair value of financial instruments and is discussed further below.

Reebonz Limited and its subsidiaries
Financial statements

Valuation methods and assumptions

Management assessed that cash and cash equivalents, short–term deposits, trade and other receivables, other current financial assets (excluding government grants), trade and other payables, advances from customers and interest-bearing loans and borrowings (current) approximate their carrying amounts largely due to the short-term maturities of these instruments. The carrying amount of loans and borrowings (non-current) approximates its fair values since it bears interest rates which approximate market rates except as disclosed below. The fair value of other non-current financial assets is not materially different from their carrying amount. The fair value of the financial assets and liabilities is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

The following table provides the fair value measurement hierarchy of the Group’s liabilities.

Fair value measurement hierarchy for liabilities as at 31 December 2017 and 2016:

Level 2	Date of valuation	$’000

Unsecured term loans	31 December 2016	13,149

Unsecured term loans	31 December 2017	14,928

The fair value of the unsecured term loans are calculated using discounted cash flow model based on the present value of future principal and interest cash flow, discounted at the market rate of 10.93% (31/12/2016: 15.50%) at the reporting date.

Level 3	Date of valuation	$’000

Convertible preference shares	1 January 2016	255,825

Convertible preference shares	31 December 2016	174,161

Convertible preference shares	31 December 2017	76,872

The following table shows the information about fair value measurements using significant unobservable inputs (Level 3).

Reebonz Limited and its subsidiaries
Financial statements

Description	Valuation techniques	Unobservable inputs	Weighted average	Sensitivity of the input to fair value

1 January 2016 (Restated)*
Convertible preference shares	Hybrid method comprising of: ● Probability Weighted Expected Return Method ● Option Pricing Method ● Discounted Cash Flow Method and ● Market Method	● Time to IPO ● Time to non-IPO liquidity event ● IPO price ● WACC	● Time to IPO is 0.19 year ● Time to non-IPO liquidity event is 1 year ● IPO price of S$15 ● WACC of 17.69%

The estimated fair value would decrease by 5% if:

●   Time to IPO was higher by 0.24 year

●   Time to non-IPO liquidity event was higher by 3.6 years

The estimated fair value would increase /(decrease) by 5% if

●   IPO price was higher/(lower) by S$0.85

●   WACC was lower/(higher) by #/41%

# minimum increase is 2.5% at WACC of 0%
* See Note 37

31 December 2016
Convertible preference shares	Hybrid method comprising of: ● Probability Weighted Expected Return Method ● Option Pricing Method ● Discounted Cash Flow Method and ● Market Method	● Time to IPO ● Time to non-IPO liquidity event ● Qualified IPO* price ● WACC	● Time to IPO is 0.75 year ● Time to non-IPO liquidity event is 1 year ● IPO price of S$15 ● WACC of 17.24%

The estimated fair value would decrease by 5% if:

●   Time to IPO was higher by 0.35 year

●   Time to non-IPO liquidity event was higher by 3.3 years

The estimated fair value would increase /(decrease) by 5% if

●   Qualified IPO* price was higher/(lower) by S$1.06

●   WACC was lower/(higher) by 10.23%/12.08%

Reebonz Limited and its subsidiaries
Financial statements

Description	Valuation techniques	Unobservable inputs	Weighted average	Sensitivity of the input to fair value

31 December 2017
Convertible preference shares	Hybrid method comprising of: ● Probability Weighted Expected Return Method ● Option Pricing Method ● Discounted Cash Flow Method and ● Market Method	● Time to IPO ● Time to non-IPO liquidity event ● IPO price ● WACC	● Time to IPO is 0.66 year ● Time to non-IPO liquidity event is 1 year ● IPO price of S$7.60 ● WACC of 15.3%

The estimated fair value would decrease by 5% if:

●  Time to IPO was higher by 0.34 year

●  Time to non-IPO liquidity event was higher by 30 years

The estimated fair value would increase /(decrease) by 5% if

●  IPO price was higher/(lower) by S$0.45

●  WACC was lower/(higher) by 9.62%/11.18%

Reebonz Limited and its subsidiaries
Financial statements

32	Segment information

For management purposes, the Group has only one operating and reportable segment.

Revenue from external customers for the various types of products the Company sells are not disclosed as the information is not available and the determination is not practicable.

Geographical information

	Southeast Asia					North Asia
	Singapore	Malaysia	Indonesia	The rest of Southeast Asia	Subtotal	South Korea	Hong Kong	China	The rest of North Asia	Subtotal	Australia	Others	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000

1 January 2016
Revenue from external customers*	48,195	12,863	16,064	5,158	82,280	21,290	17,021	5,223	13,718	57,252	28,356	6,077	173,965

Non-current assets
Property and equipment	6,769	85	30	64	6,948	86	28	4	48	166	181	–	7,295
Leasehold land	7,180	–	–	–	7,180	–	–	–	–	–	–	–	7,180
Intangible assets	2,266	–	–	2	2,268	14	1	1	3	19	–	–	2,287
Goodwill	–	–	–	–	–	2,121	–	–	–	2,121	–	–	2,121
Deferred expenses	4,697	–	–	–	4,697	–	–	–	–	–	–	–	4,697

*	The geographical information above is derived based on the registered billing address of the customers

Reebonz Limited and its subsidiaries
Financial statements

	Southeast Asia					North Asia
	Singapore	Malaysia	Indonesia	The rest of Southeast Asia	Subtotal	South Korea	Hong Kong	China	The rest of North Asia	Subtotal	Australia	Others	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000

31 December 2016
Revenue from external customers*	44,230	10,794	15,484	4,019	74,527	26,690	15,924	11,482	11,291	65,387	27,984	8,580	176,478

Non-current assets
Property and equipment	26,386	55	34	9	26,484	45	10	3	32	90	113	–	26,687
Leasehold land	7,067	–	–	–	7,067	–	–	–	–	–	–	–	7,067
Intangible assets	2,277	–	–	1	2,278	14	–	1	2	17	–	–	2,295
Goodwill	–	–	–	–	–	2,121	–	–	–	2,121	–	–	2,121

*	The geographical information above is derived based on the registered billing address of the customers

Reebonz Limited and its subsidiaries
Financial statements

	Southeast Asia					North Asia
	Singapore	Malaysia	Indonesia	The rest of Southeast Asia	Subtotal	South Korea	Hong Kong	China	The rest of North Asia	Subtotal	Australia	Others	Total	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	U$’000

31 December 2017
Revenue from external customers*	30,346	6,170	10,727	2,111	49,354	29,288	12,126	19,674	8,474	69,562	18,191	12,499	149,606	109,795

Non-current assets
Property and equipment	38,630	176	17	5	38,828	29	9	2	19	59	53	7	38,947	28,583
Leasehold land	6,790	–	–	–	6,790	–	–	–	–	–	–	–	6,790	4,983
Intangible assets	1,927	–	–	–	1,927	5	–	–	1	6	–	–	1,933	1,419
Goodwill	–	–	–	–	–	2,121	–	–	–	2,121	–	–	2,121	1,556

*	The geographical information above is derived based on the registered billing address of the customers

Major customer

The Group does not have any major customers during the financial years ended 31 December 2017 and 2016.

Reebonz Limited and its subsidiaries
Financial statements

33	Commitments and contingencies

a)	Capital commitments

Capital expenditures contracted for at the reporting date but not recognized in the financial statements are as follows:

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Office building	2,013	1,059	777
Property and equipment	3,217	414	304

b)	Operating lease commitments – Group as lessee

The Group has entered into commercial leases on certain motor vehicles and items of machinery. These leases run for a period of three to five years with no renewal option included in the contracts. There are no restrictions placed upon the Group by entering into these leases.

Future minimum rentals payable under non–cancellable operating leases as at 31 December are as follows:

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Within one year	1,760	1,500	1,101
After one year but not more than five years	1,511	1,067	783
	3,271	2,567	1,884

The minimum lease payments recognized as an expense in the years ended 31 December 2017, 31 December 2016 and 1 January 2016 amounted to $2,228,000, $3,507,000 and $3,789,000 respectively.

c)	Operating lease commitments - Group as lessor

The Group has entered into commercial leases on certain floors of its building. These non-cancellable leases have remaining lease terms of between two to three years. All leases include a clause to enable upward revision of the rental charge on second year of the lease term based on pre-agreed rates and an option of the lessee to extend the lease term for a further two years.

Future minimum rentals receivable under non–cancellable operating leases as at 31 December are as follows:

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Within one year	–	428	314
After one year but not more than five years	–	715	525
	–	1,143	839

Reebonz Limited and its subsidiaries
Financial statements

d)	Finance lease commitment – Group as lessee

The Group acquired a motor vehicle and office equipment under finance lease arrangements. The Group’s obligation under finance lease for the motor vehicle is secured by the lessor’s title to the leased asset. Future minimum lease payments under finance leases together with the present value of the net minimum lease payments are, as follows:

	31/12/2016			31/12/2017			31/12/2017
	Minimum payments	Interest	Present value of payments	Minimum payments	Interest	Present value of payments	Minimum payments	Interest	Present value of payments
	$’000	$’000	$’000	$’000	$’000	$’000	US$’000	US$’000	US$’000

Within one year	73	(16)	57	77	(11)	66	56	(8)	48
After one year but not more than five years	145	(13)	132	82	(4)	78	60	(3)	57
	218	(29)	189	159	(15)	144	116	(11)	105

34	Related party transactions

In addition to the information disclosed elsewhere in the financial statements, the following transactions took place between the Group and related parties at terms agreed between the parties during the relevant financial year:

a)	Sales and purchase of goods and services

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Platform development costs	35	–	–
Maintenance income	(13)	(13)	(10)
Rental income	(11)	(3)	(2)

Terms and conditions of transactions with related parties

Outstanding balances at the year-end are unsecured and payable within 12 months from reporting date. There have been no guarantees provided or received for any related party receivables or payables. For the year ended 31 December 2017, the Group has not recorded any impairment of receivables relating to amounts owed by related parties (31/12/2016: Nil). This assessment is undertaken each financial year through examining the financial position of the related party and the market in which the related party operates.

Reebonz Limited and its subsidiaries
Financial statements

b)	Key management personnel compensation

Key management personnel of the Group are those persons having the authority and responsibility for planning, directing and controlling the activities of the Group. The Chief Executive Officer, Chief Brand Officer, Chief Financial Officer, Chief Operating Officer, Chief Revenue Officer, Chief Technology Officer, Chief People Officer and Regional General Manager are considered key management personnel of the Group. Compensation payable to key management personnel comprise:

	Group
	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Salaries, bonus and allowances	1,750	1,232	904
Employer’s contribution to CPF	111	77	56
Employee share option expense	2,525	2,516	1,846

The amounts disclosed in the table are the amounts recognized as an expense during the reporting period related to key management personnel.

35	Financial risk management objectives and policies

Overview

The Group has exposure to the following risks arising from financial instruments:

●	Market risk
●	Interest rate risk
●	Foreign currency risk
●	Credit risk
●	Liquidity risk

This note presents information about the Group’s exposure to each of the above risks, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital.

Risk management framework

The Board of Directors has overall responsibility for the establishment and oversight of the Group’s risk management framework. The Board is responsible for developing and monitoring the Group’s risk management policies.

The Group’s principal financial liabilities comprise loans and borrowings, advances from customers, trade and other payables, warrants, contingent settlement provision and convertible preference shares. The main purpose of these financial liabilities is to raise financing for the Group’s operations. The Group has trade and other receivables, cash and cash equivalents and short-term deposits that are derived directly from its operations.

Reebonz Limited and its subsidiaries
Financial statements

Market risk

Market risk is the risk that changes in market prices, such as interest rates and foreign exchange rates will affect the Group’s income or the value of its holdings of financial instruments. The objective of the market risk management is to manage and control market risk exposures within acceptable parameters while optimizing the return on risk.

Interest rate risk

The primary source of the Group’s interest rate risk relates to interest bearing bank deposits and its borrowings from banks and financial institutions. The interest bearing loans and borrowings of the Group are disclosed in Note 19 to the financial statements. As certain rates are based on interbank offer rates, the Group is exposed to cash flow interest rate risk. This risk is not hedged. Interest bearing bank deposits are short to medium-term in nature but given the significant cash and bank balances held by the Group, any variation in the interest rates may have a material impact on the results of the Group.

The Group manages its interest rate risk by having a mixture of fixed and variable rates for its deposits and borrowings.

Interest rate sensitivity

The sensitivity analyses below have been determined based on the exposure to interest rates for bank deposits and interest bearing financial liabilities at the end of the reporting period and the stipulated change taking place at the beginning of the year and held constant throughout the reporting period in the case of instruments that have floating rates. A 50 basis point increase or decrease is used and represents management’s assessment of the possible change in interest rates.

If the interest rate had been 50 basis points higher or lower and all other variables were held constant, the loss for the year ended 31 December 2017 of the Group would increase/decrease by $346,000 (31/12/2016: increase/decrease by $263,000).

Foreign currency risk

The Group are exposed to foreign currency risk on sales, purchases and borrowings that are denominated in currencies other than the respective functional currencies of entities within the Group. The currencies giving rise to this risk are primarily the Singapore Dollar (“SGD”), Taiwan Dollar (“TWD”), Euro (“EUR”), Australian Dollar (“AUD”), US Dollar (“USD”), Hong Kong Dollar (“HKD”) and Korean Won (“KRW”). The Group relies on natural hedging as a risk management tool and does not enter into derivative foreign exchange contracts to hedge its foreign currency risk.

Foreign currency translation exposure is managed by incurring debt in the operating currency so that where possible operating cash flows can be primarily used to repay obligations in the local currency. This also has the effect of minimizing the exchange differences recorded against income, as the exchange differences on the net investment are recorded directly against equity.

Reebonz Limited and its subsidiaries
Financial statements

Group	SGD	TWD	EUR	AUD	USD	HKD	KRW	Others	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
1 January 2016 (Restated)*
Financial assets
Non–current financial assets	419	179	–	133	–	27	189	41	988
Trade and other receivables	2,654	373	24	270	–	332	447	1,131	5,231
Other current financial assets	428	–	320	63	–	14	51	142	1,018
Cash and cash equivalents	19,419	467	–	93	1,573	565	858	4,972	27,947
	22,920	1,019	344	559	1,573	938	1,545	6,286	35,184
Financial liabilities
Other payables and accruals (non-current), excluding deferred government grants	(628)	–	–	(8)	–	–	(232)	(68)	(936)
Convertible preference shares	(255,825)	–	–	–	–	–	–	–	(255,825)
Interest-bearing loans and borrowings	(38,000)	–	–	–	–	–	(30)	(14)	(38,044)
Contingent settlement provision	(340)	–	–	–	–	–	–	–	(340)
Trade and other payables, excluding deferred government grants	(11,621)	(246)	(1,444)	(727)	(4,810)	(336)	(2,040)	(993)	(22,217)
Advances from customers	(1,045)	(280)	–	(978)	(62)	(282)	(291)	(783)	(3,721)
	(307,459)	(526)	(1,444)	(1,713)	(4,872)	(618)	(2,593)	(1,858)	(321,083)

Net financial (liabilities)/assets	(284,539)	493	(1,100)	(1,154)	(3,299)	320	(1,048)	4,428	(285,899)
Less: Financial (liabilities)/assets denominated in the respective entities’ functional currencies	(284,539)	771	–	(21)	–	435	(1,052)	4,593	(279,813)
Currency exposure of financial liabilities net of those denominated in the respective entities’ functional currencies	–	(278)	(1,100)	(1,133)	(3,299)	(115)	4	(165)	(6,086)

*	See Note 37

Reebonz Limited and its subsidiaries
Financial statements

	SGD	TWD	EUR	AUD	USD	HKD	KRW	Others	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
31 December 2016
Financial assets
Non-current financial assets	343	184	–	160	–	–	14	86	787
Trade and other receivables	2,396	256	5	341	188	609	1,372	1,183	6,350
Other current financial assets	460	–	299	96	12	32	328	81	1,308
Cash and cash equivalents	9,594	300	–	1,254	60	256	1,075	4,283	16,822
	12,793	740	304	1,851	260	897	2,789	5,633	25,267
Financial liabilities
Other payables and accruals (non-current), excluding deferred government grants	(580)	–	–	(15)	–	–	–	(69)	(664)
Convertible preference shares	(174,161)	–	–	–	–	–	–	–	(174,161)
Interest-bearing loans and borrowings	(65,499)	–	–	–	(3,864)	–	(30)	(13)	(69,406)
Contingent settlement provision	(334)	–	–	–	–	–	–	–	(334)
Trade and other payables, excluding deferred government grants	(8,378)	(215)	(1,445)	(1,564)	(1,081)	(186)	(2,992)	(1,190)	(17,051)
Advances from customers	(785)	(239)	–	(782)	(79)	(402)	(590)	(911)	(3,788)
	(249,737)	(454)	(1,445)	(2,361)	(5,024)	(588)	(3,612)	(2,183)	(265,404)

Net financial (liabilities)/assets	(236,944)	286	(1,141)	(510)	(4,764)	309	(823)	3,450	(240,137)
Less: Financial (liabilities)/assets denominated in the respective entities’ functional currencies	(236,944)	569	–	241	–	272	(823)	4,214	(232,471)
Currency exposure of financial liabilities net of those denominated in the respective entities’ functional currencies	–	(283)	(1,141)	(751)	(4,764)	37	–	(764)	(7,666)

Reebonz Limited and its subsidiaries
Financial statements

	SGD	TWD	EUR	AUD	USD	HKD	KRW	Others	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
31 December 2017
Financial assets
Non-current financial assets	–	187	–	156	–	33	198	75	649
Trade and other receivables	1,476	94	–	622	541	762	1,083	1,673	6,251
Other current financial assets	997	–	299	31	14	1	174	124	1,640
Cash and cash equivalents	3,882	167	–	79	4,385	198	458	717	9,886
	6,355	448	299	888	4,940	994	1,913	2,589	18,426
Financial liabilities
Other payables and accruals (non-current), excluding deferred government grants	(102)	–	–	(20)	–	–	–	(183)	(305)
Convertible preference shares	(76,872)	–	–	–	–	–	–	–	(76,872)
Interest-bearing loans and borrowings	(70,140)	–	–	–	(8,975)	–	(30)	(10)	(79,155)
Contingent settlement provision	(415)	–	–	–	–	–	–	–	(415)
Trade and other payables, excluding deferred government grants	(8,242)	(98)	(906)	(475)	(909)	(158)	(2,349)	(1,220)	(14,357)
Advances from customers	(1,077)	(124)	–	(810)	(118)	(544)	(586)	(696)	(3,955)
	(156,848)	(222)	(906)	(1,305)	(10,002)	(702)	(2,965)	(2,109)	(175,059)

Net financial (liabilities)/assets	(150,493)	226	(607)	(417)	(5,062)	292	(1,052)	480	(156,633)
Less: Financial (liabilities)/assets denominated in the respective entities’ functional currencies	(150,493)	366	–	(145)	80	232	(1,052)	722	(150,290)
Currency exposure of financial liabilities net of those denominated in the respective entities’ functional currencies	–	(140)	(607)	(272)	(5,142)	60	–	(242)	(6,343)

US$	–	(102)	(445)	(200)	(3,774)	44	–	(178)	(4,655)

Reebonz Limited and its subsidiaries
Financial statements

The Group’s exposures to foreign currency are as follows:

Foreign currency risk sensitivity

A 10% strengthening of the following major currencies against the functional currency of each of the Group’s entities at the reporting date would increase/(decrease) profit or loss by the amounts shown below.  This analysis assumes that all other variables, in particular interest rates, remain constant.

	31/12/2016	31/12/2017	31/12/2017
	Profit before tax	Profit before tax	Profit before tax
	$’000	$’000	U$’000

TWD against $
- strengthened	(28)	(14)	(10)
- weakened	28	14	10

EUR against $
- strengthened	(114)	(61)	(45)
- weakened	114	61	45

AUD against $
- strengthened	(75)	(27)	(20)
- weakened	75	27	20

USD against $
- strengthened	(476)	(514)	(377)
- weakened	476	514	377

HKD against $
- strengthened	4	6	4
- weakened	(4)	(6)	(4)

Others against $
- strengthened	(76)	(24)	(18)
- weakened	76	24	18

Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises mainly from the Group’s trade and other receivables and deposits with banks.

Trade and other receivables are regularly monitored by the Group and reviewed for impairment. Most of the receivables are within the credit terms. Although the receivables are generally unsecured, the credit risk is considered to be low.

The credit risk on deposits with banks is limited because the Group mainly places the deposits in banks with high credit ratings.

Reebonz Limited and its subsidiaries
Financial statements

Liquidity risk

The Group monitors its liquidity risk and maintains a level of cash and cash equivalents deemed adequate by management to finance the Group’s operations and to mitigate the effects of fluctuations in cash flows, and having adequate amounts of committed credit facilities.

The table below summarizes the maturity profile of the Group’s financial liabilities based on contractual undiscounted payments.

	One year or less	One to five years	More than five years	Total
	$’000	$’000	$’000	$’000
1 January 2016 (Restated)*
Financial assets
Trade and other receivables	5,231	–	–	5,231
Other financial assets	1,018	988	–	2,006
Cash and cash equivalents	27,947	–	–	27,947
	34,196	988	–	35,184
Financial liabilities
Trade and other payables, excluding deferred government grants	22,217	936	–	23,153
Interest-bearing loans and borrowings	29,658	12,058	23,964	65,680
Convertible preference shares	–	255,825	–	255,825
Contingent settlement provision	–	340	–	340
Advances from customers	3,721	–	–	3,721
	55,596	269,159	23,964	348,719

Net financial liabilities	(21,400)	(268,171)	(23,964)	(313,535)

*	See Note 37

31 December 2016
Financial assets
Trade and other receivables	6,350	–	–	6,350
Other financial assets	1,308	787	–	2,095
Cash and cash equivalents	16,822	–	–	16,822
	24,480	787	–	25,267
Financial liabilities
Trade and other payables, excluding deferred government grants	17,051	664	–	17,715
Interest-bearing loans and borrowings	33,868	26,569	22,131	82,568
Convertible preference shares	–	174,161	–	174,161
Contingent settlement provision	–	334	–	334
Advances from customers	3,788	–	–	3,788
	54,707	201,728	22,131	278,566

Net financial liabilities	(30,227)	(200,941)	(22,131)	(253,299)

Reebonz Limited and its subsidiaries
Financial statements

	One year or less	One to five years	More than five years	Total	Total
	$’000	$’000	$’000	$’000	U$’000
31 December 2017
Financial assets
Trade and other receivables	6,251	–	–	6,251	4,588
Other financial assets	1,640	649	–	2,289	1,680
Cash and cash equivalents	9,886	–	–	9,886	7,255
	17,777	649	–	18,426	13,523
Financial liabilities*
Trade and other payables, excluding deferred government grants	14,357	305	–	14,662	10,760
Interest-bearing loans and borrowings	42,496	24,412	21,302	88,210	64,737
Contingent settlement provision	–	415	–	415	305
Advances from customers	3,955	–	–	3,955	2,902
	60,808	25,132	21,302	107,242	78,704

Net financial liabilities	(43,031)	(24,483)	(21,302)	(88,816)	(65,181)

*	Excludes convertible preference shares because redemption is unlikely, attributable to the expected reverse merger.

	Loans and receivables	Financial liabilities at fair value through profit or loss	Other financial liabilities at amortized cost	Total
	$’000	$’000	$’000	$’000
1 January 2016 (Restated)*
Financial assets
Trade and other receivables	5,231	–	–	5,231
Other current financial assets	1,018	–	–	1,018
Cash and cash equivalents	27,947	–	–	27,947
	34,196	–	–	34,196
Non-current
Non-current financial assets	988	–	–	988
Total financial assets	35,184	–	–	35,184

Reebonz Limited and its subsidiaries
Financial statements

	Loans and receivables	Financial liabilities at fair value through profit or loss	Other financial liabilities at amortized cost	Total
	$’000	$’000	$’000	$’000
1 January 2016 (Restated)*
Financial liabilities
Current
Trade and other payables, excluding deferred government grants	–	–	22,217	22,217
Interest-bearing loans and borrowings	–	–	29,157	29,157
Advances from customers	–	–	3,721	3,721
	–	–	55,095	55,095
Non-current
Interest-bearing loans and borrowings	–	–	8,887	8,887
Convertible preference shares	–	255,825	–	255,825
Other payables and accruals, excluding deferred government grants	–	–	936	936
Contingent settlement provision	–	–	340	340
Total financial liabilities	–	255,825	65,258	321,083

*	See Note 37

31 December 2016
Financial assets
Trade and other receivables	6,350	–	–	6,350
Other current financial assets	1,308	–	–	1,308
Cash and cash equivalents	16,822	–	–	16,822
	24,480	–	–	24,480
Non-current
Non-current financial assets	787	–	–	787
Total financial assets	25,267	–	–	25,267

Financial liabilities
Current
Trade and other payables, excluding deferred government grants	–	–	17,051	17,051
Interest-bearing loans and borrowings	–	–	31,876	31,876
Advances from customers	–	–	3,788	3,788
	–	–	52,715	52,715
Non-current
Interest-bearing loans and borrowings	–	–	37,530	37,530
Convertible preference shares	–	174,161	–	174,161
Other payables and accruals, excluding deferred government grants	–	–	664	664
Contingent settlement provision	–	–	334	334
Total financial liabilities	–	174,161	91,243	265,404

Reebonz Limited and its subsidiaries
Financial statements

	Loans and receivables	Financial liabilities at fair value through profit or loss	Other financial liabilities at amortized cost	Total	Total
	$’000	$’000	$’000	$’000	U$’000
31 December 2017
Financial assets
Trade and other receivables	6,251	–	–	6,251	4,588
Other current financial assets	1,640	–	–	1,640	1,203
Cash and cash equivalents	9,886	–	–	9,886	7,255
	17,777	–	–	17,777	13,046
Non-current
Non-current financial assets	649	–	–	649	477
Total financial assets	18,426	–	–	18,426	13,523

Financial liabilities
Current
Trade and other payables, excluding deferred government grants	–	–	14,357	14,357	10,536
Interest-bearing loans and borrowings	–	–	40,303	40,303	29,578
Advances from customers	–	–	3,955	3,955	2,902
	–	–	58,615	58,615	43,016
Non-current
Interest-bearing loans and borrowings	–	–	38,852	38,852	28,513
Convertible preference shares	–	76,872	–	76,872	56,416
Other payables and accruals, excluding deferred government grants	–	–	305	305	224
Contingent settlement provision	–	–	415	415	305
Total financial liabilities	–	76,872	98,187	175,059	128,474

Reebonz Limited and its subsidiaries
Financial statements

36	Events occurring after reporting date

On 23 February 2018, the Company granted 424,000 share options to its employees, under the Employee Share Option Scheme 2010 with an exercise price of $2.50 per share.

On 28 March 2018, the Company increased the paid-up capital of Reebonz Korea through cash injection of Korean Won (“KRW”) KRW 241 million ($324,000). This resulted in an increase of the Company’s shareholdings in Reebonz Korea from 49.2% to 49.7%.

On 27 April 2018, an outstanding loan and amounts due from Reebonz Korea of KRW 4,856 million ($5,916,000) were converted to ordinary shares in Reebonz Korea. This resulted in an increase of the Company’s shareholdings in Reebonz Korea from 49.7% to 58.4%.

On 28 June 2018, the Company entered into a trade facility agreement of S$5 million with a financial institution for working capital purposes.

On 1 July 2018, the Company issued 88,495 warrants to a financial institution to secure a trade facility of $5 million for working capital purposes. This entitles the financial institution to subscribe for ordinary shares of the Company at an exercise price of $11.30.

On 31 July 2018, the Company granted 135,875 share options to its employees, under the Employee Share Option Scheme 2010 with an exercise price of $3.50 per share.

On 4 September 2018, the Company entered into a Business Combination Agreement with a special purpose acquisition Group, Draper Oakwood Technology Acquisition, Inc., a Delaware Corporation, listed on NASDAQ. Reebonz is expected to be the surviving entity of the reverse merger and be listed on NASDAQ upon completion of the transaction.

37	Correction of Error

The Group effected certain adjustments to restate the opening balance of the financial year ended 31 December 2016, as follows:

a.	Reclassified Series A and B convertible preference shares from equity to liability, to appropriately reflect the contractual arrangement of these convertible preference shares;
b.	Revised the fair values of Series A, B, C and D convertible preference shares;
c.	Corrected the fair values of the share-based payments. The share-based payments reserve was recorded within the other components of equity on the balance sheet; and
d.	Corrected the fair values of the warrants, which affected measurement of the contingent settlement provision and the deferred transactions cost, which were related to the accounting of these warrants. The deferred transactions cost were recorded within the interest-bearing loans and borrowings line item on the balance sheet.

The effects of the above adjustments are as follows:

1/1/2016	As previously stated	Adjustments		Restated
	$’000		$’000	$’000
Equity
Convertible preference shares	15,250	a, b	(15,250)	–
Warrants	280	d	65	345
Accumulated losses	(185,899)	a, b, c, d	(60,093)	(245,992)
Other components of equity	2,139	c	(212)	1,927

1/1/2016	As previously stated	Adjustments		Restated
	$’000		$’000	$’000

Non-current liabilities
Convertible preference shares	180,270	a, b	75,555	255,825
Contingent settlement provision	374	d	(34)	340
Interest-bearing loans and borrowings	8,907	d	(20)	8,887

Current liabilities
Interest-bearing loans and borrowings	29,168	d	(11)	29,157

DOTA HOLDINGS LIMITED

FINANCIAL STATEMENTS

FOR THE PERIOD FROM JULY 27, 2018 (INCEPTION) THROUGH AUGUST 31, 2018

DOTA HOLDINGS LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
DOTA Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of DOTA Holdings Limited (the “Company”) as of August 31, 2018, the related statements of loss, changes in shareholders’ equity and cash flows for the period from July 27, 2018 (inception) through August 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2018 and the results of its operations and its cash flows for the period from July 27, 2018 (inception) through August 31, 2018, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2018.

New York, NY

September 17, 2018

DOTA HOLDINGS LIMITED

STATEMENT OF FINANCIAL POSITION

AUGUST 31, 2018

SHAREHOLDERS’ EQUITY

Commitments

Ordinary shares, $1.00 par value; 50,000 shares authorized; 200 shares issued and outstanding	200
Share subscription receivable	(200)
Accumulated deficit	—
TOTAL SHAREHOLDERS’ EQUITY	$—

The accompanying notes are an integral part of the financial statements.

DOTA HOLDINGS LIMITED

STATEMENT OF LOSS

FOR THE PERIOD FROM JULY 27, 2018 (INCEPTION) THROUGH AUGUST 31, 2018

Operating costs	$-
Net Loss	$-

Weighted average shares outstanding, basic and diluted	200

Basic and diluted net loss per common share	$(0.00)

The accompanying notes are an integral part of the financial statements.

DOTA HOLDINGS LIMITED

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM JULY 27, 2018 (INCEPTION) THROUGH AUGUST 31, 2018

	Ordinary Shares		Additional Paid-in	Stock Subscription	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance – July 27, 2018 (inception)	—	$—	$—	$—	$—	$—

Issuance of ordinary shares to founders	200	200	—	(200)	—	—

Balance – August 31, 2018	200	$200	$—	$(200)	$—	$—

The accompanying notes are an integral part of the financial statements.

DOTA HOLDINGS LIMITED

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JULY 27, 2018 (INCEPTION) THROUGH AUGUST 31, 2018

Net Change in Cash	—
Cash – Beginning	—
Cash – Ending	$—

Non-cash investing and financing activities:
Subscription receivable for ordinary shares	$200

The accompanying notes are an integral part of the financial statements.

DOTA HOLDINGS LIMITED

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2018

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

The financial statements of the Company for the period from July 27, 2018 (inception) through August 31, 2018 were authorized for issue in accordance with a resolution of the directors on September 13, 2018.

DOTA Holdings Limited (the “Company”) is a Cayman Island exempted company incorporated on July 27, 2018. The Company was formed for the purpose of effecting the Business Combination Agreement by and among Draper Oakwood Technology Acquisition, Inc., a Delaware corporation (“DOTA”), the Company, DOTA Merger Subsidiary Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Merger Sub”), Draper Oakwood Investments, LLC (in the capacity as the Purchaser Representative) and Reebonz Limited (the “Business Combination Agreement”), which, among other things, provides for (a) the merger of Merger Sub with and into DOTA, with DOTA surviving the merger and the securityholders of DOTA becoming securityholders of Holdco, which will become a new public company, and (b) upon the effectiveness of such merger, the exchange of 100% of the outstanding ordinary shares of Reebonz by the shareholders of Reebonz for ordinary shares of Holdco (see Note 4).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with the International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Basis of measurement

The financial statement have been prepared on the historical cost basis except as otherwise described in the notes below.

Functional and presentation currency

The financial statements are presented in US dollars, which is the Company’s functional currency. All financial information presented in US dollars has been rounded to the nearest dollar amount, unless otherwise stated.

Use of estimates

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from the Company’s estimates.

Income taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction, and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision is zero.

DOTA HOLDINGS LIMITED

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2018

Ordinary shares

Ordinary shares are classified as equity.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. SHARE CAPITAL

The Company is authorized to issue 50,000 ordinary shares with a par value of $1.00 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. On August 1, 2018, the Company issued an aggregate of 200 ordinary shares to its founders for an aggregate purchase price of $200. As of August 31, 2018, the Company had not yet received payment for the shares. Accordingly, at August 31, 2018, the $200 payment due to the Company is recorded as share subscription receivable in the shareholders’ equity section of the accompanying balance sheet.

4. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to September 17, 2018, the date that the financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On September 4, 2018, the Company entered into the Business Combination Agreement by and among the DOTA, the Company, Merger Sub, Draper Oakwood Investments, LLC and Reebonz Limited (the “Merger”).

Consummation of the Merger is subject to customary and other closing conditions, including regulatory approvals and approval by DOTA’s shareholders. There is no guarantee that the closing conditions will be met. More information on these conditions will be included in the preliminary proxy statement/prospectus that the Company intends to file with the Securities and Exchange Commission.

PROSPECTUS FOR UP TO 7,575,000 ORDINARY SHARES, 3,011,250 WARRANTS, 3,613,500 ORDINARY SHARES ISSUABLE UPON EXERCISE OF WARRANTS AND EXCHANGE OF RIGHTS, 500,000 UNIT PURCHASE OPTIONS, 500,000 UNITS, 550,000 ORDINARY SHARES AND 250,000 WARRANTS ISSUABLE UPON EXERCISE OF UNIT PURCHASE OPTIONS

OF

DOTA HOLDINGS LIMITED

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against fraud or willful default or the consequences of committing a crime. Holdco’s amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

Exhibit no	Description
2.1†*	Business Combination Agreement, dated as of September 4, 2018, by and among Draper Oakwood Technology Acquisition, Inc., DOTA Holdings Limited, DOTA Merger Subsidiary Inc., Reebonz Limited, the Security Holders of Reebonz named therein, and Draper Oakwood Investments, LLC, in the capacity of Purchaser Representative (included as Annex A to the proxy statement/prospectus).
3.1*	Memorandum and Articles of Association of Holdco
3.2*	Form of Amended and Restated Memorandum and Articles of Association of Holdco (included as Annex B to the proxy statement/prospectus).
3.3	Amended and Restated Certificate of Incorporation of DOTA (incorporated by reference to Exhibit 3.1 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 20, 2017).
3.4	Bylaws of DOTA (incorporated by reference to Exhibit 3.3 of DOTA’s Form S-1 (File No. 333-220180), filed with the SEC on August 25, 2017).
4.1	Specimen Unit Certificate of DOTA (incorporated by reference to Exhibit 4.1 of DOTA’s Form S-1/A-1 (File No. 333-220180), filed with the SEC on September 11, 2017).
4.2	Specimen Class A Common Stock Certificate of DOTA (incorporated by reference to Exhibit 4.2 of DOTA’s Form S-1/A-1 (File No. 333-220180), filed with the SEC on September 11, 2017).
4.3	Specimen Warrant Certificate of DOTA (incorporated by reference to Exhibit 4.4 of DOTA’s Form S-1/A-1 (File No. 333-220180), filed with the SEC on September 11, 2017).
4.4	Specimen Rights Certificate of DOTA (3) (incorporated by reference to Exhibit 4.3 of DOTA’s Form S-1/A-1 (File No. 333-220180), filed with the SEC on September 11, 2017).
4.5*	Specimen Ordinary Share Certificate of Holdco.
4.6*	Specimen Warrant Certificate of Holdco.
4.7	Warrant Agreement, dated September 14, 2017, between Continental Stock Transfer & Trust Company and DOTA (incorporated by reference to Exhibit 4.1 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 20, 2017).
5.1*	Opinion of Maples and Calder.
5.2*	Opinion of Ellenoff Grossman & Schole LLP.
8.1*	Tax Opinion of Ellenoff Grossman & Schole LLP.

10.1	Letter Agreement by and between DOTA and Draper Oakwood Investments, LLC (incorporated by reference to Exhibit 10.5 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 20, 2017).
10.2	Letter Agreement by and between DOTA and its officers and directors (incorporated by reference to Exhibit 10.6 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 20, 2017).
10.3	Investment Management Trust Account Agreement, dated September 14, 2017, between Continental Stock Transfer & Trust Company and DOTA (incorporated by reference to Exhibit 10.1 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 20, 2017).
10.4	Registration Rights Agreement among DOTA and Draper Oakwood Investments, LLC (incorporated by reference to Exhibit 10.4 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 20, 2017).
10.5	Stock Escrow Agreement, dated September 14, 2017, between DOTA, Draper Oakwood Investments, LLC and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.3 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 20, 2017).
10.6	Rights Agreement, dated September 14, 2017, between DOTA and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 20, 2017).
10.7	Securities Subscription Agreement, dated May 11, 2017, between the Registrant and Draper Oakwood Investments, LLC (incorporated by reference to Exhibit 10.8 of DOTA’s Form S-1 (File No. 333-220180), filed with the SEC on August 25, 2017).
10.8	Unit Subscription Agreement, by and between the Registrant and the Initial Stockholder, dated August 24, 2017 for founders’ units (incorporated by reference to Exhibit 10.5 of DOTA’s Form S-1 (File No. 333-220180), filed with the SEC on August 25, 2017).
10.9	Unit Subscription Agreement, by and between the Registrant and EarlyBirdCapital, Inc., dated August 24, 2017 for founders’ units (incorporated by reference to Exhibit 10.6 of DOTA’s Form S-1 (File No. 333-220180), filed with the SEC on August 25, 2017).
10.10	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.9 of DOTA’s Form S-1/A-1 (File No. 333-220180), filed with the SEC on September 11, 2017).
10.11	Administrative Services Agreement, dated September 14, 2017, between DOTA and Draper Oakwood Investments, LLC (incorporated by reference to Exhibit 10.7 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 20, 2017).
10.12*	Form of Unit Purchase Option between Holdco and EarlyBirdCapital, Inc. and its designees.
10.13	Business Combination Marketing Agreement, dated September 14, 2017, between DOTA and EarlyBirdCapital, Inc. (incorporated by reference to Exhibit 10.8 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 20, 2017).
10.14	Form of Lock-Up Agreement, dated as of September 4, 2018, by and among DOTA Holdings Limited, Draper Oakwood Investments, LLC, in the capacity as the Purchaser Representative, and the shareholder of Reebonz Limited party thereto. (incorporated by reference to Exhibit 10.1 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 5, 2018).
10.15	Registration Rights Agreement, dated as of September 4, 2018, by and among DOTA Holdings Limited, Draper Oakwood Investments LLC, in the capacity as the Purchaser Representative, and the shareholders of Reebonz Limited named therein. (incorporated by reference to Exhibit 10.2 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 5, 2018).
10.16	Form of Non-Competition and Non-Solicitation Agreement, dated as of September 4, 2018, by and among the shareholder of Reebonz Limited party thereto, DOTA Holdings Limited, Draper Oakwood Technology Acquisition, Inc., Reebonz Limited and Draper Oakwood Investments LLC, in the capacity as the Purchaser Representative. (incorporated by reference to Exhibit 10.3 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 5, 2018).

10.17*	Form of Amended Founders Registration Rights Agreement
10.18*	Form of Stock Escrow Agreement Amendment
10.19*	Land Lease Letter of Offer, dated September 3, 2014, by and between Reebonz and Jurong Town Corporation.
10.20	Reebonz Holding Limited 2018 Omnibus Equity Incentive Plan (included as Annex C-1 to the joint proxy statement/prospectus).
10.21	Reebonz Holding Limited Management Performance Plan (included as Annex C-2 to the joint proxy statement/prospectus).
10.22	Reebonz Holding Limited 2018 Share Option Plan (included as Annex C-3 to the joint proxy statement/prospectus).
10.23*	Sponsor Promissory Note, dated July 30, 2018
10.24*	Amended and Restated Sponsor Promissory Note, dated September 19, 2018
10.25	Sponsor Promissory Note, dated September 19, 2018 (incorporated by reference to Exhibit 10.1 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 20, 2018).
10.26*	Shareholder Agreement, dated May 23, 2012, by and among Reebonz Pte. Ltd. and security holders of Reebonz named therein.
10.27*	Addendum to Shareholders’ Agreement, dated June 3, 2013, by and among Reebonz Pte. Ltd. and security holders of Reebonz named therein.
21.1*	List of Subsidiaries of Holdco.
23.1**	Consent of Marcum LLP.
23.2*	Consent of KPMG LLP.
23.3*	Consent of Maples and Calder (to be included in Exhibit 5.1).
24.1*	Power of Attorney.
99.1*	Form of Proxy for Draper Oakwood Technology Acquisition, Inc. Special Meeting of Stockholders (included as Annex D to the proxy statement/prospectus).
99.2*	Consent of Samuel Lim to be Named as a Director
99.3*	Consent of Chua Kee Lock to be Named as a Director
99.4*	Consent of Jeffrey Richards to be Named as a Director

*	Previously filed
**	Filed herewith

†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of form 20-F at the start of any delayed offering or throughout a continuous offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on the 4th day of December, 2018.

DOTA HOLDINGS LIMITIED

By:	/s/ Aamer Sarfraz
Aamer Sarfraz
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Aamer Sarfraz	Chief Executive Officer, Chief Financial Officer and Director	December 4, 2018
Aamer Sarfraz	(Principal Executive Officer and Principal Financial and
Accounting Officer)

/s/ Roderick Perry	Director	December 4, 2018
Roderick Perry

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of DOTA Holdings Limited, has signed this registration statement in the City of Newark, State of Delaware, on  December 4, 2018.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

ANNEX A

EXECUTION COPY

CONFIDENTIAL

BUSINESS COMBINATION AGREEMENT

by and among

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.,
as Purchaser,

DOTA HOLDINGS LIMITED,
as Pubco,

DOTA MERGER SUBSIDIARY INC.,
as Merger Sub,

DRAPER OAKWOOD INVESTMENTS, LLC,
in the capacity as the Purchaser Representative,

REEBONZ LIMITED,
as the Company,

and

THE SHAREHOLDERS OF THE COMPANY NAMED HEREIN,

as the Sellers

Dated as of September 4, 2018

Page

I. MERGER	Annex A-2
1.1. Merger	Annex A-2
1.2. Effective Time	Annex A-2
1.3. Effect of the Merger	Annex A-2
1.4. Organizational Documents of Surviving Corporation	Annex A-3
1.5. Directors and Officers of the Surviving Corporation	Annex A-3
1.6. Effect of Merger on Issued Securities of Purchaser	Annex A-3
1.7. Effect of Merger on Merger Sub and Pubco Capital Stock	Annex A-5
1.8. Surrender of Purchaser Certificates	Annex A-5
1.9. Lost, Stolen or Destroyed Purchaser Certificates	Annex A-5
1.10. Tax Consequences	Annex A-5
1.11. Taking of Necessary Action; Further Action	Annex A-5

Ii. SECURITIES EXCHANGE	Annex A-6
2.1. Exchange of Company Securities	Annex A-6
2.2. Exchange Consideration	Annex A-6
2.3. Holdback	Annex A-7
2.4. Surrender of Company Securities and Payment of Exchange Consideration	Annex A-7
2.5. Seller Consent	Annex A-8
2.6. Termination of Certain Agreements	Annex A-8
2.7. Recapture by Sellers of Unused Assumed Options	Annex A-8
2.8. Earnout	Annex A-9

III. CLOSING	Annex A-11
3.1. Closing	Annex A-11

IV. representations and warranties of purchaser	Annex A-11
4.1. Organization and Standing	Annex A-11
4.2. Authorization; Binding Agreement	Annex A-11
4.3. Governmental Approvals	Annex A-12
4.4. Non-Contravention	Annex A-12
4.5. Capitalization	Annex A-12
4.6. SEC Filings and Purchaser Financials	Annex A-13
4.7. Absence of Certain Changes	Annex A-14
4.8. Compliance with Laws	Annex A-14
4.9. Actions; Orders; Permits	Annex A-14
4.10. Taxes and Returns	Annex A-15
4.11. Employees and Employee Benefit Plans	Annex A-15
4.12. Properties	Annex A-15
4.13. Material Contracts	Annex A-15
4.14. Transactions with Affiliates	Annex A-16
4.15. Investment Company Act	Annex A-16
4.16. Finders and Brokers	Annex A-16
4.17. Certain Business Practices	Annex A-16
4.18. Insurance	Annex A-17
4.19. Trust Account	Annex A-17

V. representations and warranties of pubco	Annex A-17
5.1. Organization and Standing	Annex A-17
5.2. Authorization; Binding Agreement	Annex A-18
5.3. Governmental Approvals	Annex A-18

i

5.4. Non-Contravention	Annex A-18
5.5. Capitalization	Annex A-19
5.6. Ownership of Consideration Shares	Annex A-19
5.7. Pubco and Merger Sub Activities	Annex A-19
5.8. Finders and Brokers	Annex A-19
5.9. Investment Company Act	Annex A-19

vI. representations and warranties of THE COMPANY	Annex A-20
6.1. Organization and Standing	Annex A-20
6.2. Authorization; Binding Agreement	Annex A-20
6.3. Capitalization	Annex A-20
6.4. Subsidiaries	Annex A-22
6.5. Governmental Approvals	Annex A-22
6.6. Non-Contravention	Annex A-22
6.7. Financial Statements	Annex A-23
6.8. Absence of Certain Changes	Annex A-24
6.9. Compliance with Laws	Annex A-24
6.10. Company Permits	Annex A-24
6.11. Litigation	Annex A-25
6.12. Material Contracts	Annex A-25
6.13. Intellectual Property	Annex A-27
6.14. Taxes and Returns	Annex A-29
6.15. Real Property	Annex A-30
6.16. Personal Property	Annex A-31
6.17. Title to and Sufficiency of Assets	Annex A-31
6.18. Employee Matters	Annex A-31
6.19. Benefit Plans	Annex A-32
6.20. Environmental Matters	Annex A-33
6.21. Transactions with Related Persons	Annex A-34
6.22. Insurance	Annex A-35
6.23. Top Suppliers	Annex A-35
6.24 Certain Business Practices	Annex A-35
6.25 Investment Company Act	Annex A-36
6.26. Finders and Brokers	Annex A-36
6.27. Information Supplied	Annex A-36
6.28. Disclosure	Annex A-36

vII. representations and warranties of THE SELLERS	Annex A-37
7.1. Organization and Standing	Annex A-37
7.2. Organization and Standing	Annex A-37
7.3. Ownership	Annex A-37
7.4. Government Approvals	Annex A-37
7.5. Non-Contravention	Annex A-38
7.6. No Litigation	Annex A-38
7.7. Investment Representations	Annex A-38
7.8. Finders and Brokers	Annex A-39

VIII. COVENANTS	Annex A-39
8.1. Access and Information	Annex A-39
8.2. Conduct of Business of the Company	Annex A-40
8.3. Conduct of Business of Purchaser and Pubco	Annex A-43

8.4. Annual and Interim Financial Statements	Annex A-45
8.5. Purchaser Public Filings	Annex A-45
8.6. No Solicitation	Annex A-45
8.7. No Trading	Annex A-46
8.8. Notification of Certain Matters	Annex A-46
8.9. Efforts	Annex A-47
8.10. Further Assurances	Annex A-48
8.11. The Registration Statement	Annex A-49
8.12. Public Announcements	Annex A-50
8.13. Confidential Information	Annex A-51
8.14. Documents and Information	Annex A-52
8.15. Post-Closing Board of Directors and Executive Officers	Annex A-53
8.16. Indemnification of Officers and Directors; Tail Insurance	Annex A-53
8.17. Trust Account Proceeds	Annex A-54
8.18. PIPE Investment	Annex A-54

IX. survival and indemnification	Annex A-54
9.1. Survival	Annex A-54
9.2. Indemnification	Annex A-55
9.3. Limitations and General Indemnification Provisions	Annex A-56
9.4. Indemnification Procedures	Annex A-56
9.5. Indemnification Payments	Annex A-58
9.5. Exclusive Remedy	Annex A-58

X. Closing conditions	Annex A-59
10.1. Conditions of Each Party’s Obligations	Annex A-59
10.2. Conditions to Obligations of the Company and the Sellers	Annex A-60
10.3. Conditions to Obligations of Purchaser	Annex A-61
10.4. Frustration of Conditions	Annex A-63

XI. TERMINATION AND EXPENSES	Annex A-63
11.1. Termination	Annex A-63
11.2. Effect of Termination	Annex A-64
11.3. Fees and Expenses	Annex A-65

XII. WAIVERs and releases	Annex A-65
12.1. Waiver of Claims Against Trust	Annex A-65
12.2. Release and Covenant Not to Sue	Annex A-65

xIII. MISCELLANEOUS	Annex A-66
13.1. Notices	Annex A-66
13.2. Binding Effect; Assignment	Annex A-67
13.3. Third Parties	Annex A-67
13.4. Arbitration	Annex A-67
13.5. Governing Law; Jurisdiction	Annex A-68
13.6. WAIVER OF JURY TRIAL	Annex A-68
13.7. Specific Performance	Annex A-68
13.8. Severability	Annex A-69
13.9. Amendment	Annex A-69
13.10. Waiver	Annex A-69
13.11. Entire Agreement	Annex A-69

13.12. Interpretation	Annex A-70
13.13. Counterparts	Annex A-70
13.14. Purchaser Representative	Annex A-71
13.15. Legal Representation	Annex A-72

XIV DEFINITIONS	Annex A-72
14.1. Certain Definitions	Annex A-72
14.2. Section References	Annex A-84

INDEX OF ANNEXES AND EXHIBITS

Annex	Description

Annex I	List of Sellers

Exhibit	Description

Exhibit A	Form of Lock-Up Agreement
Exhibit B	Registration Rights Agreement
Exhibit C	Form of Non-Competition Agreement
[reserved]
Exhibit E	Form of Pubco Equity Plans
Exhibit F	Form of Amended Pubco Charter
Exhibit G	Form of Amended Founders Registration Rights Agreement
Exhibit H	Form of Stock Escrow Agreement Amendment

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of September 4, 2018 by and among (i) Draper Oakwood Technology Acquisition, Inc., a Delaware corporation (together with its successors, “Purchaser”), (ii) DOTA Holdings Limited, a Cayman Islands exempted company (“Pubco”), (iii) DOTA Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Merger Sub”), (iv) Draper Oakwood Investments, LLC, a Delaware limited liability company, in the capacity as the representative from and after the Closing (as defined below) for the shareholders of Pubco (other than the Sellers and their successors and assignees and the holders of Assumed Convertible Securities (as defined below)) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (v) Reebonz Limited, a Singapore corporation (the “Company”), and (vi) each of the holders of the Company’s outstanding capital shares named on Annex I hereto (collectively, the “Sellers”). Purchaser, Pubco, Merger Sub, the Purchaser Representative, the Company and the Sellers are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

A. The Company, directly and indirectly through its subsidiaries, engages in the business of online purchases and sales of luxury goods;

B. Pubco is a newly-incorporated Cayman Islands exempted company shell entity that is owned entirely by certain directors of Purchaser that are not U.S. citizens or residents;

C. The Parties desire and intend to effect a business combination transaction whereby (a) Purchaser will merge with and into Merger Sub, with Purchaser continuing as the surviving entity (the “Merger”), as a result of which, (i) Purchaser shall become a wholly-owned subsidiary of Pubco and (ii) each issued and outstanding security of Purchaser immediately prior to the Effective Time (as defined below) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, and (b) Pubco will (the “Securities Exchange” and, together with the Merger and the other transactions contemplated by this Agreement, the “Transactions”) (i) acquire all of the issued and outstanding Company Shares from the Sellers in exchange for ordinary shares of Pubco (the “Acquisition”), and (ii) assume the Company’s outstanding options, warrants and other Company Convertible Securities (with equitable adjustments to the number and exercise price of such assumed Company Convertible Securities) with the result that such assumed Company Convertible Securities shall be exercisable into ordinary shares of Pubco, all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware Act (as defined herein);

D. Simultaneously with the execution and delivery of this Agreement, (a) Pubco, Purchaser, the Purchaser Representative and each Seller are entering into a Lock-Up Agreement, the form of which is attached as Exhibit A hereto (each, a “Lock-Up Agreement”), which will become effective as of the Closing, (b) Pubco, Purchaser, the Purchaser Representative and each Seller are entering into the Registration Rights Agreement, the form of which is attached as Exhibit B hereto (the “Registration Rights Agreement”), which will become effective as of the Closing, and (c) each Seller that is a Significant Insider is entering into a Non-Competition and Non-Solicitation Agreement with Pubco, Purchaser, the Company and the Purchaser Representative, the form of which is attached as Exhibit C hereto (each, a “Non-Competition Agreement”), which will become effective as of the Closing;

Annex A-1

E. Simultaneously with the execution and delivery of this Agreement, the holder of each Company Warrant has executed and delivered to the Company, the Purchaser and Pubco a Consent and Acknowledgement in a form acceptable to the Purchaser and Pubco (each, a “Company Warrant Acknowledgement”), consenting, as applicable, to the assumption and amendment of their Company Warrant by Pubco effective as of the Closing in accordance with the terms and conditions of this Agreement or the termination of such Company Warrant as of the Closing;

F. Simultaneously with the execution and delivery of this Agreement, the holders of at least 75% of the outstanding Company Warrants have executed and delivered to the Company a Consent and Acknowledgement in a form acceptable to the Purchaser and Pubco (each, an “Option Warrant Acknowledgement”), consenting to the assumption and amendment of their Company Option by Pubco effective as of the Closing in accordance with the terms and conditions of this Agreement;

G. The boards of directors of Purchaser, Pubco, Merger Sub and the Company have each (i) determined that the Transactions are fair, advisable and in the best interests of their respective companies and security holders, and (ii) approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein; and

H. Certain capitalized terms used herein are defined in Article XIV hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I
MERGER

1.1 Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the Delaware Act, Purchaser and Merger Sub shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into Purchaser, following which the separate corporate existence of Merger Sub shall cease and Purchaser shall continue as the surviving corporation. Purchaser, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation” (provided, that references to Purchaser for periods after the Effective Time shall include the Surviving Corporation).

1.2 Effective Time. Purchaser and Merger Sub shall cause the Merger to be consummated by filing a Certificate of Merger for the merger of Merger Sub with and into Purchaser (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the Delaware Act (the time of such filing, or such later time as may be specified in the Certificate of Merger, being the “Effective Time”).

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the Delaware Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and Purchaser shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and Purchaser set forth in this Agreement to be performed after the Effective Time.

Annex A-2

1.4 Organizational Documents of Surviving Corporation. At the Effective Time, the Certificate of Incorporation and Bylaws of Purchaser, each as in effect immediately prior to the Effective Time, shall cease and the Certificate of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the respective Certificate of Incorporation and Bylaws of the Surviving Corporation.

1.5 Directors and Officers of the Surviving Corporation. At the Effective Time, the board of directors and executive officers of the Surviving Corporation shall be the board of directors and executive officers of Pubco, after giving effect to Section 8.15, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

1.6 Effect of Merger on Issued Securities of Purchaser. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of securities of Purchaser, Pubco or Merger Sub:

(a) Purchaser Units. At the Effective Time, every issued and outstanding Purchaser Unit shall be automatically detached and the holder thereof shall be deemed to hold one share of Purchaser Class A Common Stock, one-half of a Purchaser Warrant and one Purchaser Right in accordance with the terms of the applicable Purchaser Unit, which underlying Purchaser Securities shall be converted in accordance with the applicable terms of this Section 1.6 below.

(b) Purchaser Common Stock. At the Effective Time, every issued and outstanding share of Purchaser Common Stock (other than those described in Section 1.6(g) below) shall be converted automatically into one Pubco Ordinary Share, following which, all shares of Purchaser Common Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing shares of Purchaser Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each certificate previously evidencing shares of Purchaser Common Stock shall be exchanged for a certificate (if requested) representing the same number of Pubco Ordinary Shares upon the surrender of such certificate in accordance with Section 1.7. Each certificate formerly representing shares of Purchaser Common Stock (other those described in Section 1.6(g) below) shall thereafter represent only the right to receive the same number of Pubco Ordinary Shares. To the extent required by Section 262 of the Delaware Act, each certificate formerly representing shares of Purchaser Common Stock owned by holders of Purchaser Common Stock who have validly elected to dissent from the Merger pursuant to Section 262 of the Delaware Act shall thereafter represent only the right to receive fair value for their shares of Purchaser Common Stock in accordance with the applicable provisions of the Delaware Act.

(c) Purchaser Preferred Shares. At the Effective Time, every issued and outstanding Purchaser Preferred Share (other than those described in Section 1.6(g) below), if any, shall be converted automatically into one Pubco Preferred Share, following which, all Purchaser Preferred Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing Purchaser Preferred Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each certificate previously evidencing Purchaser Preferred Shares shall be exchanged for a certificate representing the same number of Pubco Preferred Shares upon the surrender of such certificate in accordance with Section 1.7. Each certificate formerly representing Purchaser Preferred Shares (other those described in Section 1.6(g) below) shall thereafter represent only the right to receive the same number of Pubco Preferred Shares. To the extent required by Section 262 of the Delaware Act, each certificate formerly representing Purchaser Preferred Shares owned by holders of Purchaser Preferred Shares who have validly elected to dissent from the Merger pursuant to Section 262 of the Delaware Act shall thereafter represent only the right to receive fair value for their Purchaser Preferred Shares in accordance with the applicable provisions of the Delaware Act.

Annex A-3

(d) Purchaser Warrants. At the Effective Time, each outstanding Purchaser Public Warrant shall be converted into one Pubco Public Warrant and each outstanding Purchaser Private Warrant shall be converted into one Pubco Private Warrant. At the Effective Time, the Purchaser Warrants shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Pubco Public Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Public Warrants, and each of the Pubco Private Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Private Warrants, except that in each case they shall represent the right to acquire Pubco Ordinary Shares in lieu of shares of Purchaser Class A Common Stock. At or prior to the Effective Time, Pubco shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Pubco Warrants remain outstanding, a sufficient number of Pubco Ordinary Shares for delivery upon the exercise of such Pubco Warrants.

(e) Purchaser Rights. At the Effective Time, each issued and outstanding Purchaser Right shall be automatically converted into the number of Pubco Ordinary Shares that would have been received by the holder thereof if the Purchaser Right had been converted upon the consummation of a Business Combination in accordance with Purchaser’s Organizational Documents, the IPO Prospectus and the Right Agreement into shares of Purchaser Class A Common Stock, but for such purposes treating it as if such Business Combination had occurred immediately prior to the Effective Time and the shares of Purchaser Class A Common Stock issued upon conversion of the Purchaser Rights had then automatically been converted into Pubco Ordinary Shares in accordance with Section 1.6(b) above. At the Effective Time, the Purchaser Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of certificates previously evidencing Purchaser Rights outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Purchaser Rights, except as provided herein or by Law. Each certificate formerly representing Purchaser Rights shall thereafter represent only the right to receive Pubco Ordinary Shares as set forth herein.

(f) Purchaser UPO. At the Effective Time, the Purchaser UPO shall be cancelled and converted into an identical right to acquire the same securities of Pubco that the holder thereof would have received if the Purchaser UPO were to have been exercised immediately prior to the Effective Time (notwithstanding the provisions thereof prohibiting exercise at such time), including any successor securities to such Pubco securities, and shall no longer represent the right to receive securities of Purchaser.

(g) Cancellation of Capital Stock Owned by Purchaser. At the Effective Time, if there are any shares of capital stock of Purchaser that are owned by Purchaser as treasury shares, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(h) Transfers of Ownership. If any certificate for securities of Purchaser is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Purchaser or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of Purchaser in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such tax has been paid or is not payable.

Annex A-4

(i) No Liability. Notwithstanding anything to the contrary in this Section 1.6, none of the Surviving Corporation, Pubco or any Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.7 Effect of Merger on Merger Sub and Pubco Capital Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any shares of capital stock of Purchaser, Pubco or Merger Sub: (a) all of the shares of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and (b) all of the shares of Pubco issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or payment therefor.

1.8 Surrender of Purchaser Certificates. All securities issued upon the surrender of Purchaser Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of Purchaser Securities shall also apply to the Pubco Securities so issued in exchange.

1.9 Lost, Stolen or Destroyed Purchaser Certificates. In the event any certificates shall have been lost, stolen or destroyed, Pubco shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof, such securities, as may be required pursuant to Section 1.6; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

1.10 Tax Consequences. The Parties hereby agree and acknowledge that, for U.S. federal income tax purposes, the Merger and the Acquisition, taken together, are intended to qualify as exchanges described in Section 351 of the Code. The Parties hereby agree to file all Tax and other informational returns on a basis consistent with such characterization. Each of the Parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger and the Acquisition, taken together, does not qualify under Section 351 of the Code.

1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Purchaser and Merger Sub, the officers and directors of Purchaser and Merger Sub are fully authorized in the name of their respective entities to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Annex A-5

Article II
SECURITIES EXCHANGE

2.1 Exchange of Company Securities. At the Closing, and subject to and upon the terms and conditions of this Agreement:

(a) the Sellers shall sell, transfer, convey, assign and deliver to Pubco, and Pubco shall purchase, acquire and accept from the Sellers, all of the issued and outstanding Company Shares (collectively, the “Purchased Shares”), free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws), and

(b) each issued and outstanding Company Convertible Security shall be assumed by Pubco (as so assumed by Pubco, an “Assumed Convertible Security”), and shall continue to be subject to the same terms and conditions set forth in such Company Convertible Security (including the same vesting schedule, if applicable), except that each Company Convertible Security shall be amended as an Assumed Convertible Security such that (i) Pubco Ordinary Shares shall be substituted for any capital shares of the Company that otherwise would have been acquired under such Company Convertible Security, (ii) the number of Pubco Ordinary Shares that can be acquired under such Assumed Company Security shall instead be equal to (as rounded down to the nearest whole number) (A) the number of Company Ordinary Shares (treating Company Preferred Shares on an as-converted to Company Ordinary Share basis, as if the Company had liquidated at such time) which the Company Convertible Security had the right to acquire or convert into immediately prior to the Closing, multiplied by (B) the Conversion Ratio, and (iii) the exercise or conversion price of such Assumed Convertible Security shall be instead equal to (as rounded up to the nearest whole cent) the quotient of (A) the exercise or conversion price of the Company Convertible Security (if not expressed in U.S. dollars, as converted into U.S. Dollars based on the applicable exchange rate using the Fed Noon Buying Rate on the Closing Date), divided by (B) the Conversion Ratio; provided, that with respect to each Company Option that becomes an Assumed Convertible Security (an “Assumed Option”), it shall also be amended to provide that notwithstanding its current vesting schedule or expiration date, (I) it will be exercisable on a cashless basis, (II) fifty percent (50%) of the unvested portion of the Company Option will accelerate and become vested as of the Closing, (III) any remaining unvested portion of the Company Option will vest on the one (1) year anniversary of the Closing Date and (IV) if as of the Closing, after giving effect to clause (II) above, it is (x) vested, it will expire and terminate on the fifteen (15) month anniversary of the Closing Date or (y) unvested, it will expire and terminate on the ninetieth (90th) day after the one (1) year anniversary of the Closing Date.

2.2 Exchange Consideration.

(a) Subject to and upon the terms and conditions of this Agreement, in full payment for the Purchased Shares, Pubco shall (i) assume the Company Convertible Securities in accordance with Section 2.1(b) and (ii) issue and deliver to each Seller for each Company Share held (treating Company Preferred Shares on an as-converted to Company Ordinary Share basis, as if the Company had liquidated at such time) a number of Pubco Ordinary Shares equal to (x) the Per Share Price, divided by (y) the Redemption Price (with the aggregate Pubco Ordinary Shares issuable to all Sellers hereunder at the Closing (prior to the reduction for and holdback of the Holdback Shares) being the “Exchange Shares”). The number of Exchange Shares issued and delivered to the Sellers at the Closing shall be subject to the reduction and holdback of the Holdback Shares in accordance with Section 2.3. Additional Pubco Ordinary Shares may also be issued to the Sellers after the Closing pursuant to Sections 2.7 and 2.8.

Annex A-6

(b) Schedule 2.2(b) sets forth for illustrative purposes only a sample capitalization table of Pubco immediately after the Closing with certain assumptions set forth therein and assuming for such purposes that the Closing occurred on the date of this Agreement. In the event of any conflict between the sample capitalization table in Schedule 2.2(b) hereto and the terms of this Agreement, the terms of this Agreement shall prevail.

2.3 Holdback.

(a) Notwithstanding anything to the contrary in this Agreement, ten percent (10%) of the Exchange Shares otherwise issuable to the Sellers at the Closing (subject to equitable adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted, the “Holdback Shares”) shall not be issued by Pubco at the Closing and instead shall be held back and kept in reserve by Pubco to satisfy any indemnity claims made in accordance with the terms of Article IX hereof. To the extent that the Sellers are entitled to receive the Holdback Shares in accordance with the terms of this Agreement, the Holdback Shares shall be allocated among and issued to the Sellers pro rata based on their respective Pro Rata Shares. The Holdback Shares shall serve as a source of payment of the Indemnitees’ indemnity rights pursuant to Article IX. If the Holdback Shares are issued to the Sellers in accordance with the terms of this Agreement, they shall be treated by the Parties as an adjustment to the number of Exchange Shares received by the Sellers pursuant to this Article II.

(b) The Holdback Shares shall be issued by Pubco to the Sellers promptly after the date which is twelve (12) months after the Closing Date (the “Holdback Release Date”); provided, however, that the number of Holdback Shares to be so issued after the Holdback Release Date shall be reduced by (up to a maximum equal to the total number of Holdback Shares) (i) the number of Holdback Shares used to satisfy indemnification claims that have been made and resolved in accordance with Article IX hereof on or prior to the Holdback Release Date, and (ii) a number of Holdback Shares necessary to satisfy indemnification claims that have been made in accordance with Article IX hereof and that remain unresolved on or prior to the Holdback Release Date (“Pending Claims”) (with such Holdback Shares under this clause (ii) determined based on the amount of the indemnification claim included in the Claim Notice provided by the Purchaser Representative under Article IX and the Pubco Share Price as of the Holdback Release Date). After the Holdback Release Date, promptly after the final resolution of all Pending Claims, the remaining Holdback Shares, if any, after using the Holdback Shares to satisfy the indemnification obligations for the Pending Claims that have been resolved, shall be issued by Pubco to the Sellers, with each such Seller receiving its Pro Rata Share of such Holdback Shares.

2.4 Surrender of Company Securities and Disbursement of Exchange Consideration.

(a) At the Closing, Pubco shall cause the Exchange Shares (less the Holdback Shares) to be issued to the Sellers in exchange for their Company Securities in accordance with each Seller’s Pro Rata Share.

(b) At the Closing, each Seller will deliver to Pubco their Company Securities, including any certificates representing Company Shares (“Company Certificates”) and any certificates or instruments for Company Convertible Securities, along with applicable share power or transfer forms reasonably acceptable to Pubco. In the event that any Company Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Company Certificate to Pubco, the Seller may instead deliver to Pubco an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to Pubco (a “Lost Certificate Affidavit”), which at the reasonable discretion of Pubco may include a requirement that the owner of such lost, stolen or destroyed Company Certificate deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Pubco or the Company with respect to the Company Shares represented by the Company Certificates alleged to have been lost, stolen or destroyed.

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(c) Notwithstanding anything to the contrary contained herein, no fraction of a Pubco Ordinary Share will be issued by Pubco by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a Pubco Ordinary Share (after aggregating all fractional Pubco Ordinary Shares that would otherwise be received by such Person) shall instead have the number of Pubco Ordinary Shares issued to such Person rounded down in the aggregate to the nearest whole Pubco Ordinary Share.

2.5 Seller Consent. Each Seller, as a shareholder or other security holder of the Company, hereby approves, authorizes and consents to the Company’s execution and delivery of this Agreement and the Ancillary Documents to which it is or is required to be a party or otherwise bound, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby. Each Seller acknowledges and agrees that the consents set forth herein are intended and shall constitute such consent of the Sellers as may be required (and shall, if applicable, operate as a written shareholder resolution of the Company) pursuant to the Company Organizational Documents, any other agreement in respect of the Company to which any Seller is a party or bound and all applicable Laws.

2.6 Termination of Certain Agreements. Without limiting the provisions of Section 12.2, the Company and the Sellers hereby agree that, effective at the Closing, (a) any shareholders, voting or similar agreement among the Company and any of the Sellers or among the Sellers with respect to the Company’s capital shares, including the Amended and Restated Shareholders Agreement, dated as of May 7, 2013, as amended (the “Company Shareholders Agreement”), by and among the Company and the shareholders of the Company named therein, and (b) any registration rights agreement between the Company and its shareholders, in each case of clauses (a) and (b), shall automatically, and without any further action by any of the Parties, terminate in full and become null and void and of no further force and effect. Further, each Seller and the Company hereby waive any obligations of the parties under the Company Shareholders Agreement or the Company’s Organizational Documents with respect to the transactions contemplated by this Agreement and the Ancillary Documents, and any failure of the parties to comply with the terms thereof in connection with the transactions contemplated by this Agreement and the Ancillary Documents.

2.7 Recapture by Sellers of Unused Assumed Options. In the event that after the Closing Date, and on or prior to the later of (x) the fifteen (15) month anniversary of the Closing Date and (y) the ninetieth (90th) day after the one (1) year anniversary of the Closing Date (such later date, the “Option Recapture Date”), any Assumed Options that were In-the-Money Company Convertible Securities (i) that are unvested as of the Closing Date do not vest (and accordingly are forfeited by the holder thereof without compensation therefor) or (ii) are not exercised prior to their expiration or termination date (and accordingly expire unused without any compensation to the holder therefor), in each case, after giving effect to the amendments to the Assumed Options as contemplated by Section 2.1(b) hereof (collectively “Unused Assumed Options”), then promptly after the Option Recapture Date (subject to compliance with applicable securities Laws) Pubco will issue to the Sellers a number of Pubco Ordinary Shares (subject to equitable adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted) equal to the difference between (i) the number of Exchange Shares as was determined at the time of the Closing in accordance with this Agreement and (ii) the number of Exchange Shares that would have been determined at the time of Closing in accordance with this Agreement if the Unused Assumed Options as of immediately after the Option Recapture Date had not been issued and outstanding at time of the Closing, with each Seller receiving its Pro Rata Share of such Pubco Ordinary Shares.

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2.8 Earnout.

(a) After the Closing, subject to the terms and conditions set forth herein, the Sellers shall have the contingent right to receive additional consideration from Pubco based on the performance of Pubco and its Subsidiaries, including the Company, during the calendar years 2019 and 2020 (each such calendar year, an “Earnout Year” and such two-year calendar period, the “Earnout Period”) if the requirements as set forth in this Section 2.8 are met. In the event that (A) the Consolidated Revenue for the calendar year ended December 31, 2019 is at least One Hundred and Ninety-Nine Million Singapore Dollars (S$199,000,000) (the “2019 Revenue Target”), and (B) the closing sale price of Pubco Ordinary Shares on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) (the “2019 Share Price Target”) for any twenty (20) Trading Days within any thirty (30) Trading Day period occurring in the calendar year ended December 31, 2019, then, subject to the terms and conditions of this Agreement, the Sellers shall be entitled to receive from Pubco, as additional consideration for the Acquisition, an additional Five Hundred Thousand (500,000) Pubco Ordinary Shares (subject to equitable adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted) (the “2019 Earnout Shares”). In the event that (A) the Consolidated Revenue for the calendar year ended December 31, 2020 is at least Two Hundred and Ninety Million Singapore Dollars (S$290,000,000) (the “2020 Revenue Target” and, each of the 2019 Revenue Target and the 2020 Revenue Target, an “Earnout Revenue Target”), and (B) the closing sale price of Pubco Ordinary Shares on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) (the “2020 Share Price Target” and, each of the 2019 Share Price Target and the 2020 Share Price Target, an “Earnout Share Price Target”) for any twenty (20) Trading Days within any thirty (30) Trading Day period occurring in the calendar year ended December 31, 2020, then, subject to the terms and conditions of this Agreement, the Sellers shall be entitled to receive from Pubco, as additional consideration for the Acquisition, an additional Five Hundred Thousand (500,000) Pubco Ordinary Shares (subject to equitable adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted) (the “2020 Earnout Shares”, and collectively with the 2019 Earnout Shares, the “Earnout Shares”). In the event that the Earnout Revenue Target and Earnout Share Price Target are not both met for any Earnout Year, the Sellers shall not be entitled to receive any Earnout Shares for such Earnout Year. Notwithstanding the foregoing, (i) in the event that (A) the 2019 Revenue Target, but not the 2019 Share Price Target, is met for the 2019 calendar year and (B) the closing sale price of Pubco Ordinary Shares on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) Trading Days within any thirty (30) Trading Day period occurring in the calendar year ended December 31, 2020, then the Sellers shall be entitled to receive the 2019 Earnout Shares under this Section 2.8 as if 2019 Share Price Target had been met in the 2019 calendar year (other than the timing of the delivery of the 2019 Earnout Shares as set in forth in Section 2.8(b) below) (the “2019 Lookback Earnout”), and (ii) in the event that (A) the 2020 Revenue Target, but not the 2020 Share Price Target, is met for the 2020 calendar year and (B) the closing sale price of Pubco Ordinary Shares on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) Trading Days within any thirty (30) Trading Day period occurring in the calendar year ended December 31, 2021, then the Sellers shall be entitled to receive the 2020 Earnout Shares under this Section 2.8 as if 2020 Share Price Target had been met in the 2020 calendar year (other than the timing of the delivery of the 2020 Earnout Shares as set in forth in Section 2.8(b) below) (the “2020 Lookback Earnout” and, together with the 2019 Lookback Earnout, the “Lookback Earnouts”).

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(b) As soon as practicable (but in any event within ten (10) Business Days) after Pubco’s filing of the annual audited consolidated financial statements for Pubco and its Subsidiaries with the SEC on Form 20-F or 10-K (or other equivalent SEC form) for each Earnout Year, Pubco’s Chief Financial Officer will prepare and deliver to Pubco’s Board of Directors a written statement (each, an “Earnout Statement”) that sets forth such Chief Financial Officer’s determination in accordance with the terms of this Section 2.8 of (i) the Consolidated Revenue for such Earnout Year based on such audited financial statements, (ii) the closing sale price of Pubco Ordinary Shares for each Trading Day of such Earnout Year on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded, and (iii) whether the Sellers are entitled to receive Earnout Shares for such Earnout Year as a result of achieving the applicable Earnout Revenue Target and the applicable Earnout Share Price Target. Within thirty (30) days after receipt of the Earnout Statement, the independent directors serving on Pubco’s board of directors at such time that are disinterested in the Earnout Shares (i.e., such independent director is not a Seller, an Affiliate of a Seller, or an officer, director, manager, employee, trustee or beneficiary of a Seller, nor an immediate family member of any of the foregoing) (each, a “Disinterested Independent Director”) shall determine, by vote or consent of a majority of the Disinterested Independent Directors, whether the applicable Earnout Revenue Target and the applicable Earnout Share Price Target were met for such Earnout Year and whether the Sellers are entitled to receive Earnout Shares for such Earnout Year as a result thereof, and such determination by the Disinterested Independent Directors shall be final and binding upon all Parties (other than for fraud). In the event that the Earnout Revenue Target, but not the Earnout Share Price Target, is met for any Earnout Year, the CFO shall monitor, on at least a monthly basis, the closing sale price of Pubco Ordinary Shares for each Trading Day of the subsequent calendar year on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded to see if the Sellers are entitled to a Lookback Earnout. If the CFO determines that the Sellers are entitled to a Lookback Earnout, the CFO will notify the Disinterested Independent Directors in writing, and within thirty (30) days after receipt of such written notice from the CFO, the Disinterested Independent Directors shall determine, by vote or consent of a majority of the Disinterested Independent Directors, whether the Sellers are entitled to receive the Lookback Earnout for the applicable Earnout Year as a result of achieving the applicable Earnout Share Price Target in the subsequent calendar year, and such determination by the Disinterested Independent Directors shall be final and binding upon all Parties (other than for fraud). If for any Earnout Year there is a final determination by the Disinterested Independent Directors in accordance with this Section 2.8(b) that the Sellers are entitled to receive Earnout Shares for such Earnout Year (including pursuant to a Lookback Earnout), then such Earnout Shares will be due upon such final determination and Pubco will deliver such shares within ten (10) Business Days thereafter.

(c) Following the Closing (including during the Earnout Period), Pubco and its Subsidiaries, including the Target Companies, will be entitled to operate their respective businesses based upon the business requirements of Pubco and its Subsidiaries. Each of Pubco and its Subsidiaries, including the Target Companies will be permitted, following the Closing (including during the Earnout Period), to make changes at its sole discretion to its operations, organization, personnel, accounting practices and other aspects of its business, including actions that may have an impact on the Consolidated Revenue, the share price of Pubco Ordinary Shares and the ability of the Sellers to earn the Earnout Shares, and the Sellers will not have any right to claim the loss of all or any portion of any Earnout Shares or other damages as a result of such decisions.

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(d) For the avoidance of doubt, the holders of Assumed Convertible Securities shall have no right under this Agreement to receive any of the Earnout Shares or any additional consideration issued to the Sellers after the Closing, and the Assumed Convertible Securities shall not be adjusted in connection with the issuance of any Earnout Shares or other additional consideration issued to the Sellers after the Closing.

Article III
CLOSING

3.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article X, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Ellenoff Grossman & Schole, LLP (“EGS”), 1345 Avenue of the Americas, New York, NY 10105, on the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived at 10:00 a.m. local time, or at such other date, time or place as the Purchaser and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

Article IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth in (i) the disclosure schedules delivered by Purchaser to the Company and the Sellers on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR, Purchaser represents and warrants to the Company, the Sellers and Pubco, as of the date hereof and as of the Closing, as follows:

4.1 Organization and Standing. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Purchaser has heretofore made available to the Company accurate and complete copies of its Organizational Documents as currently in effect. Purchaser is not in violation of any provision of its Organizational Documents in any material respect.

4.2 Authorization; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of Purchaser Sub and (b) other than the Required Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Purchaser is a party has been or shall be when delivered, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

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4.3 Governmental Approvals. Except as otherwise described in Schedule 4.3, no Consent of or with any Governmental Authority, on the part of Purchaser is required to be obtained or made in connection with the execution, delivery or performance by Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by Purchaser of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Purchaser.

4.4 Non-Contravention. Except as otherwise described in Schedule 4.4, the execution and delivery by Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by Purchaser of the transactions contemplated hereby and thereby, and compliance by Purchaser with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of Purchaser’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to be material to Purchaser or materially impair the ability of Purchaser on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder.

4.5 Capitalization.

(a) Purchaser is authorized to issue 15,000,000 shares of Purchaser Class A Common Stock, 3,000,000 shares of Purchaser Class F Common Stock and 1,000,000 Purchaser Preferred Shares. The issued and outstanding Purchaser Securities as of the date of this Agreement are set forth on Schedule 4.5(a). As of the date of this Agreement, there are no issued or outstanding Purchaser Preferred Shares. All outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware Act, the Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. None of the outstanding Purchaser Securities has been issued in violation of any applicable securities Laws. Prior to giving effect to the transactions contemplated by this Agreement, Purchaser does not have any Subsidiaries or own any equity interests in any other Person.

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(b) Except as set forth in Schedule 4.5(a) or Schedule 4.5(b) there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of Purchaser or (B) obligating Purchaser to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 4.5(b), there are no shareholders agreements, voting trusts or other agreements or understandings to which Purchaser is a party with respect to the voting of any shares of Purchaser.

(c) All Indebtedness of Purchaser as of the date of this Agreement is disclosed on Schedule 4.5(c). No Indebtedness of Purchaser contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser or (iii) the ability of Purchaser to grant any Lien on its properties or assets.

(d) Since the date of formation of Purchaser, and except as contemplated by this Agreement, Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.

4.6 SEC Filings and Purchaser Financials.

(a) Purchaser, since the IPO, has filed all forms, pro formas, reports, schedules, statements, registration statements, prospectuses, proxies and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, pro formas, reports, schedules, statements, proxies and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) Purchaser’s annual reports on Form 10-K for each fiscal year of Purchaser beginning with the first year Purchaser was required to file such a form, (ii) Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of Purchaser referred to in clause (i) above, (iii) all other forms, pro formas, reports, registration statements, prospectuses, proxies and other documents (other than preliminary materials) filed by the Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, pro formas, reports, registration statements, prospectuses, proxies and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As used in this Section 4.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the Purchaser Public Units, the Purchaser Class A Common Stock and the Purchaser Public Warrants are listed on Nasdaq, (B) Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of Purchaser, threatened against Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq and (D) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

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(b) The financial statements and notes of Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c) Except as and to the extent reflected or reserved against in the Purchaser Financials, Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since Purchaser’s formation in the ordinary course of business.

4.7 Absence of Certain Changes. As of the date of this Agreement, except as set forth in Schedule 4.7, Purchaser has, (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities and (b) since December 31, 2017, not been subject to a Material Adverse Effect.

4.8 Compliance with Laws. Purchaser is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on Purchaser, and Purchaser has not received written notice alleging any violation of applicable Law in any material respect by Purchaser.

4.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of Purchaser, threatened material Action to which Purchaser is subject which would reasonably be expected to have a Material Adverse Effect on Purchaser, nor, to the Knowledge of Purchaser, is there any reasonable basis for any such Action to be made. There is no material Action that Purchaser has pending against any other Person. Neither Purchaser, nor, to the Knowledge of Purchaser, any of its directors or officers, are subject to any material Orders of any Governmental Authority, nor are any such Orders pending. As of the date of this Agreement, none of the directors nor officers of Purchaser have in the past five (5) years been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud. Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on Purchaser.

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4.10 Taxes and Returns.

(a) Purchaser has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. Schedule 4.10(a) sets forth each jurisdiction where Purchaser files or is required to file a Tax Return. There are no audits, examinations, investigations or other proceedings pending against Purchaser in respect of any Tax, and Purchaser has not been notified in writing of any proposed Tax claims or assessments against Purchaser (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of Purchaser’s assets, other than Permitted Liens. Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b) Since the date of its formation, Purchaser has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

4.11 Employees and Employee Benefit Plans. Purchaser does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

4.12 Properties. Purchaser does not own, license or otherwise have any right, title or interest in any material Intellectual Property. Purchaser does not own or lease any material real property or Personal Property.

4.13 Material Contracts.

(a) Except as set forth on Schedule 4.13(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of Purchaser as its business is currently conducted, any acquisition of material property by Purchaser, or restricts in any material respect the ability of Purchaser from engaging in business as currently conducted by it or from competing with any other Person (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

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(b) With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against Purchaser and, to the Knowledge of Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Purchaser under any Purchaser Material Contract.

4.14 Transactions with Affiliates. Schedule 4.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between Purchaser and any (a) present or former director, officer or employee or Affiliate of Purchaser, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of Purchaser’s outstanding capital stock as of the date hereof.

4.15 Investment Company Act. Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

4.16 Finders and Brokers. Except as set forth on Schedule 4.16, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

4.17 Certain Business Practices.

(a) Neither Purchaser, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act of 2010, (iii) made any other unlawful payment or (iv) since the formation of Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Purchaser or assist it in connection with any actual or proposed transaction.

(b) The operations of Purchaser are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving Purchaser with respect to the any of the foregoing is pending or, to the Knowledge of Purchaser, threatened.

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(c) None of Purchaser or any of its directors or officers, or, to the Knowledge of Purchaser, any other Representative acting on behalf of Purchaser is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and Purchaser has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

4.18 Insurance. Schedule 4.18 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by Purchaser relating to Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by Purchaser. Purchaser has each reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on Purchaser.

4.19 Trust Account. As of the date hereof, there is at least $58,234,000 invested in the Trust Account, maintained by the Trustee pursuant to the Trust Agreement. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions, under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. Purchaser has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice in lapse of time or truth, would constitute a breach thereunder. As of the date hereof, there are no claims or proceedings pending with respect to the Trust Account. As of the date hereof, assuming the accuracy of the representations and warranties of the Company and the Sellers contained herein and the compliance by the Company and the Sellers with their respective obligations hereunder and the satisfaction of the other conditions to Closing set forth in Article X, Purchaser has no reason to believe that any of the conditions to the use of the funds in the Trust Account on the Closing Date (net of obligations with respect to redemptions and the payment of Taxes and other permitted payments or distributions) will not be available to Purchaser on the Closing Date.

Article V
REPRESENTATIONS AND WARRANTIES OF PUBCO

Pubco and Purchaser represent and warrant to the Company, the Sellers, as of the date hereof and as of the Closing, as follows:

5.1 Organization and Standing. Pubco is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands, and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of Pubco and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Pubco and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Pubco has heretofore made available to the Company accurate and complete copies of the Organizational Documents of Pubco and Merger Sub, each as currently in effect. Neither Pubco nor Merger Sub is in violation of any provision of its Organizational Documents in any material respect.

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5.2 Authorization; Binding Agreement. Subject to filing the Amended Pubco Charter, each of Pubco and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors and shareholders of Pubco and Merger Sub and no other corporate proceedings, other than as set forth elsewhere in the Agreement (including the filing of the Amended Pubco Charter), on the part of Pubco or Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Pubco or Merger Sub is a party has been or shall be when delivered, duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

5.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of Pubco or Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by such Party of this Agreement and each Ancillary Document to which it is a party or the consummation by such Party of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, including the Amended Pubco Charter, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Pubco.

5.4 Non-Contravention. The execution and delivery by Pubco and Merger Sub of this Agreement and each Ancillary Document to which it is a party, the consummation by such Party of the transactions contemplated hereby and thereby, and compliance by such Party with any of the provisions hereof and thereof, will not (a) subject to the filing of the Amended Pubco Charter, conflict with or violate any provision of such Party’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Party, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to be material to Pubco or materially impair the ability of Pubco on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder.

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5.5 Capitalization. As of the date hereof, (i) Pubco is authorized to issue 50,000 Pubco Ordinary Shares, of which 200 Pubco Ordinary Shares are issued and outstanding, 100 of which are owned by Roderick Perry and the other 100 of which are owned by Aamer Sarfraz, and (ii) Merger Sub is authorized to issue 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding, and all of which are owned by Pubco. Prior to giving effect to the transactions contemplated by this Agreement, other than Merger Sub, Pubco does not have any Subsidiaries or own any equity interests in any other Person.

5.6 Ownership of Consideration Shares. (i) All Exchange Shares and Earnout Shares (collectively, “Consideration Shares”) to be issued and delivered in accordance with Article II to the Sellers shall be, upon issuance and delivery of such Consideration Shares, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens, and (ii) upon issuance and delivery of such Consideration Shares each Seller shall have good and valid title to its portion of such Consideration Shares, in each case of clauses (i) and (ii), other than restrictions arising from applicable securities Laws, the Lock-Up Agreements, the Registration Rights Agreement, the provisions of this Agreement and any Liens incurred by the Sellers, and (iii) the issuance and sale of such Consideration Shares pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

5.7 Pubco and Merger Sub Activities. Since their formation, Pubco and Merger Sub have not engaged in any business activities other than as contemplated by this Agreement, do not own directly or indirectly any ownership, equity, profits or voting interest in any Person (other than Pubco’s 100% ownership of Merger Sub) and have no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which they are a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which they are a party, Pubco and Merger Sub are not party to or bound by any Contract.

5.8 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Pubco.

5.9 Investment Company Act. Pubco is not an “investment company” or, a Person directly or indirectly controlled by or acting on behalf of an “investment company”, in each case within the meanings of the Investment Company Act of 1940, as amended.

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Article VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to Purchaser and Pubco on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to Purchaser and Pubco, as of the date hereof and as of the Closing, as follows:

6.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of Singapore and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each other Target Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Schedule 6.1 lists all jurisdictions in which any Target Company is qualified to conduct business and all names other than its legal name under which any Target Company does business. The Company has provided to Purchaser and Pubco accurate and complete copies of the Organizational Documents of each Target Company, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents.

6.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the board of directors and shareholders of the Company in accordance with the Company’s Organizational Documents, the Singapore Act, any other applicable Law and any Contract to which the Company or any of its shareholders are party or bound and (b) no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

6.3 Capitalization.

(a) The issued and outstanding capital shares of the Company consists of 10,766,609 Company Ordinary Shares and 20,160,288 Company Preferred Shares, of which 3,000,000 are Company Series A Preferred Shares, 3,868,418 are Company Series B Preferred Shares, 6,558,935 are Company Series C Preferred Shares and 6,732,935 are Company Series D Preferred Shares. The Sellers are the legal (registered) and beneficial owners of all of the issued and outstanding Company Ordinary Shares and Company Preferred Shares and other equity interests of the Company, with each Seller owning the Company Shares and other equity interests of the Company set forth on Schedule 6.3(a), all of which shares and other equity interests are owned free and clear of any Liens other than those imposed under the Company Charter and applicable securities Laws. There are currently no accrued dividends payable in accordance with the Company’s Organizational Documents to holders of Company Preferred Shares in preference to holders of Company Common Shares. The Purchased Shares to be delivered by the Sellers to Pubco at the Closing constitute all of the issued and outstanding shares and other equity interests of the Company. All of the outstanding shares and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Singapore Act, any other applicable Law, the Company’s Organizational Documents or any Contract to which the Company is a party or by which the Company or its securities are bound. The Company does not directly or indirectly hold any of its shares or other equity interests in treasury. None of the outstanding shares or other equity interests of the Company were issued in violation of any applicable securities Laws. The rights, privileges and preferences of the Company Preferred Shares are as stated in the Company Organizational Documents and as provided by the Singapore Act.

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(b) The Company has reserved 4,600,000 Company Ordinary Shares for issuance to officers, directors, employees and consultants of the Company pursuant to the Company Equity Plan, which was duly adopted by the Company’s board of directors and approved by the Company’s shareholders. Of such Company Ordinary Shares reserved for issuance under the Company Equity Plan, (x) 4,600,000 of such shares are reserved for issuance upon exercise of currently outstanding Company Options, (y) 0 of such shares are currently issued and outstanding that were issued upon exercise of Company Options previously granted under the Company Equity Plan, and (z) 0 shares remain available for future awards permitted under the Company Equity Plan. The Company has furnished to Purchaser and Pubco complete and accurate copies of the Company Equity Plan and forms of agreements used thereunder.

(c) Schedule 6.3(c) sets forth the beneficial and record owners of all outstanding Company Options and Company Warrants (including in each case the grant date, number and type of shares issuable thereunder, the exercise price, the expiration date and any vesting schedule). Except for the Company Options and Company Warrants set forth on Schedule 6.3(c), there are no options, warrants or other rights to subscribe for or purchase any equity interests of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any equity interests of the Company, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its shareholders are a party or bound relating to any equity securities of the Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Except as set forth on Schedule 6.3(c), there are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in the Organizational Documents of the Company, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its equity interests or securities, nor has the Company granted any registration rights to any Person with respect to its equity securities. All of the Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(d) Since January 1, 2016, the Company has not declared or paid any distribution or dividend in respect of its equity interests or has repurchased, redeemed or otherwise acquired any equity interests of the Company, and the board of directors of the Company have not authorized any of the foregoing.

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6.4 Subsidiaries. Schedule 6.4 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary (a) its jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), and (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by one or more of the Target Companies free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. No Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law. Except for the equity interests of the Subsidiaries listed on Schedule 6.4, the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. No Target Company is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of a Target Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

6.5 Governmental Approvals. Except as otherwise described in Schedule 6.5, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws and (c) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to be material to the Target Companies or materially impair the ability of the Company on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder.

6.6 Non-Contravention. Except as otherwise described in Schedule 6.6, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party or otherwise bound, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 6.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its material properties or material assets, or (c) (i) violate, conflict with or result in a material breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any material obligation to make payments or provide material compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any Target Company other than Permitted Liens under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a material default, exercise any remedy, claim a material rebate, material chargeback, material penalty or material change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, material benefit, material obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract.

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6.7 Financial Statements.

(a) As used herein, the term “Company Financials” means the (i) consolidated financial statements of the Target Group (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of the Target Companies as of December 31, 2017 and December 31, 2016, and the related consolidated audited income statements, changes in shareholder equity and statements of cash flows for the years then ended, each audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor, and (ii) the Company prepared financial statements of the Target Companies, consisting of the consolidated balance sheet of the Target Companies as of June 30, 2018 (the “Interim Balance Sheet Date”) and the related consolidated income statement, changes in shareholder equity and statement of cash flows for the six (6) months then ended. True and correct copies of the Company Financials have been provided to Purchaser and Pubco. The Company Financials (i) accurately reflect the books and records of the Target Group as of the times and for the periods referred to therein, (ii) were prepared in accordance with IFRS, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for IFRS and exclude year-end adjustments which will not be material in amount), and (iii) fairly present in all material respects the consolidated financial position of the Target Group as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Group for the periods indicated. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b) Each Target Company maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) such Target Company does not maintain any off-the-book accounts and that such Target Company’s assets are used only in accordance with such Target Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iv) access to such Target Company’s assets is permitted only in accordance with management’s authorization, (v) the reporting of such Target Company’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. Since January 1, 2016, no Target Company or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

(c) The Target Companies do not have any outstanding Indebtedness for more than $250,000 other than the Indebtedness set forth on Schedule 6.7(c), and in such amounts (including principal and any accrued but unpaid interest or other obligations with respect to such Indebtedness), as set forth on Schedule 6.7(c). Except as disclosed on Schedule 6.7(c), no outstanding Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.

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(d) No Target Company is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with IFRS or GAAP), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Company and its Subsidiaries as of the Interim Balance Sheet Date contained in the Company Financials or (ii) not material and that were incurred after the Interim Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

(e) All financial projections with respect to the Target Companies that were delivered by or on behalf of the Company to Purchaser or Pubco or their respective Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.

(f) All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of the Target Companies (the “Accounts Receivable”) arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to a Target Company arising from its business. None of the Accounts Receivable are subject to any right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor in excess of any amounts reserved therefore on the Company Financials. All of the Accounts Receivable are, to the Knowledge of the Company, fully collectible according to their terms in amounts not less than the aggregate amounts thereof carried on the books of the Target Companies (net of reserves) within ninety (90) days.

6.8 Absence of Certain Changes. Since December 31, 2017, each Target Company has (a) conducted its business in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 8.2(b) (without giving effect to Schedule 8.2) if such action were taken on or after the date hereof without the consent of Purchaser.

6.9 Compliance with Laws. No Target Company is or has been in material conflict or material non-compliance with, or in material default or violation of, nor has any Target Company received, since January 1, 2014, any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

6.10 Company Permits. Each Target Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company), holds all material Permits necessary to lawfully conduct in all material respects its business as presently conducted and as currently contemplated to be conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to Purchaser and Pubco true, correct and complete copies of all material Company Permits, all of which material Company Permits are listed on Schedule 6.10. All of the material Company Permits are in full force and effect, and no suspension or cancellation of any of the material Company Permits is pending or, to the Company’s Knowledge, threatened. No Target Company is in violation in any material respect of the terms of any material Company Permit.

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6.11 Litigation. There is no (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened, nor, to the Knowledge of the Company, is there any reasonable basis for any Action to be made (and no such Action has been brought or, to the Company’s Knowledge, threatened since January 1, 2013); or (b) Order pending now or rendered by a Governmental Authority since January 1, 2013, in either case of (a) or (b) by or against any Target Company, its current or former directors or officers (provided, that any litigation involving the directors or officers of a Target Company must be related to the Target Company’s business, equity securities or assets), its business, equity securities or assets. In the past five (5) years, none of the current or former officers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

6.12 Material Contracts.

(a) Schedule 6.12(a) sets forth a true, correct and complete list of, and the Company has made available to Purchaser and Pubco (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound or affected (each Contract required to be set forth on Schedule 6.12(a), a “Company Material Contract”) that:

(i) contains covenants that limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $500,000;

(v) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $500,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;

(vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;

(vii) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $500,000 per year or $1,000,000 in the aggregate;

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(viii) is with any Top Supplier;

(ix) obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $500,000;

(x) is between any Target Company and any directors, officers or employees of a Target Company (other than employment arrangements with non-executive employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person (provided that templates and standard forms were provided in the electronic data site maintained by the Company, as opposed to all individual contracts, since all such agreements are in the form of the templates and standard forms);

(xi) obligates the Target Companies to make any capital commitment or expenditure in excess of $500,000 (including pursuant to any joint venture);

(xii) relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which any Target Company has outstanding obligations (other than customary confidentiality obligations);

(xiii) provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney other than in the ordinary course of business;

(xiv) relates to the development, ownership, licensing or use of any Intellectual Property by, to or from any Target Company, other than Off-the-Shelf Software;

(xv) will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form F-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant; or

(xvi) is otherwise material to the Target Companies and not described in clauses (i) through (xiv) above.

(b) With respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all material respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) no Target Company is in breach or default in any material respect, and, to the Knowledge of the Company, no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and, to the Knowledge of the Company, no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (v) no Target Company has received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not materially and adversely affect any Target Company; and (vi) no Target Company has waived any rights under any such Company Material Contract.

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6.13 Intellectual Property.

(a) Schedule 6.13(a)(i) sets forth: (i) all registered Patents, Trademarks, Copyrights and Internet Assets owned or licensed by a Target Company or otherwise used or held for use by a Target Company in which a Target Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or licensed or purported to be owned or licensed by a Target Company. Schedule 6.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) for which a Target Company pays license, maintenance, support and other fees of more than $100,000 per year or which is otherwise material to a Target Company (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $100,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from a Target Company, if any. Each Target Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by such Target Company, and previously used or licensed by such Target Company, except for the Intellectual Property that is the subject of the Company IP Licenses. All Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP and such Target Company has recorded assignments of all Company Registered IP.

(b) Each Target Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. The Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the Target Companies as presently conducted. Each Target Company has performed all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Target Companies of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of any Target Company. All Copyrights, Patents, Trademarks and Internet Assets owned by or licensed to any Target Company are valid, in force, and in good standing with all required fees and maintenance fees having been paid with no Actions pending. No Target Company is party to any Contract that requires a Target Company to assign to any Person all of its rights in any Intellectual Property developed by a Target Company under such Contract.

(c) There are no material Intellectual Property licenses, sublicenses or other agreements or permissions under which a Target Company is the licensor.

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(d) Except as disclosed on Schedule 6.13(d), no Action is pending or, to the Company’s Knowledge, threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Intellectual Property currently owned, licensed, used or held for use by the Target Companies. Except as disclosed on Schedule 6.13(d), no Target Company has received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of any Target Company. There are no Orders to which any Target Company is a party or its otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third Person’s Intellectual Property, or (iii) grant any third Person any right with respect to any Intellectual Property owned by a Target Company. Except as disclosed on Schedule 6.13(d), no Target Company is currently, or in past five (5) years has been, infringing upon, misappropriating or violating any Intellectual Property of any other Person in any material respect in connection with the ownership, use or license of any Intellectual Property owned or purported to be owned by a Target Company or, to the Knowledge of the Company, otherwise in connection with the conduct of the respective businesses of the Target Companies. Except as disclosed on Schedule 6.13(d), to the Company’s Knowledge, no third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or is otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by any Target Company (“Company IP”) in any material respect.

(e) All employees and independent contractors of a Target Company have assigned to the Target Companies all Intellectual Property arising from the services performed for a Target Company by such Persons and all such assignments of Company Registered IP have been recorded. No current or former officers, employees or independent contractors of a Target Company have claimed any ownership interest in any Intellectual Property owned by a Target Company. To the Knowledge of the Company, there has been no violation of a Target Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by a Target Company. The Company has made available to Purchaser and Pubco true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their Intellectual Property to a Target Company. To the Company’s Knowledge, none of the employees of any Target Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of the Target Companies, or that would materially conflict with the business of any Target Company as presently conducted or contemplated to be conducted. Each Target Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

(f) To the Knowledge of the Company, since January 1, 2014, no Person has obtained unauthorized access to third party confidential information or confidential data in the possession of a Target Company, nor has there been any other material compromise of the security, confidentiality or integrity of such confidential information or confidential data. Each Target Company has complied with all applicable Laws relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. The operation of the business of the Target Companies has not and does not violate any right to privacy of any third person.

(g) The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by a Target Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under such Contracts or Company IP Licenses to the same extent that the Target Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

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6.14 Taxes and Returns. Except as disclosed on Schedule 6.14:

(a) Each Target Company has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established. Each Target Company has complied in all material respects with all applicable Laws relating to Tax.

(b) There is no current pending or, to the Knowledge of the Company, threatened in writing Action against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) No Target Company is being audited by any Tax authority or has been notified in writing by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against a Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d) There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(e) Each Target Company has collected or withheld all Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.

(f) No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(g) No Target Company has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on its Taxes following the Closing.

(h) No Target Company has participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulation section 1.6011-4.

(i) To the Knowledge of the Company, no Target Company has any Liability for the Taxes of another Person (other than another Target Company) (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract or indemnity (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on such Target Company with respect to any period following the Closing Date.

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(j) No Target Company has requested, or is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(k) No Target Company: (i) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code within the two-year period ending on the date hereof; or (ii) is or has ever been (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, or (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

(l) No Target Company is treated as a domestic corporation (as such term is defined in Section 7701of the Code) for U.S. federal income tax purposes.

6.15 Real Property.

(a) Schedule 6.15(a) contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to Purchaser and Pubco a true and complete copy of each of the Company Real Property Leases. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received notice of any such condition.

(b) A Target Company has good and marketable fee title to the Tampines Property, free and clear of all Liens of any nature whatsoever (including any leases, licenses, occupancy, rights of first refusal, options to purchase or rights of occupancy), except for Permitted Liens. The Tampines Property, including fixtures and improvements thereon, (i) is in reasonable operating condition without material structural defects, and all mechanical and other systems located thereon are in reasonable operating condition, and no condition exists requiring material repairs, alterations or corrections, and (ii) are suitable, sufficient and appropriate in all material respects for their current and contemplated uses. No part of the Tampines Property is subject to any building or use restrictions that would materially prevent or materially restrict the ongoing use and operation of the Tampines Property by the Target Companies as currently operated. None of the improvements located on the Tampines Property constitute a legal non-conforming use or otherwise require any special dispensation, variance or special permit under any Laws. The Company has made available to Purchaser true, correct and complete copies of all deeds, title reports and surveys for the Tampines Property. Other than the Tampines Property, no Target Company owns or has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

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6.16 Personal Property. Details of each item of Personal Property which is currently owned, used or leased by a Target Company with a book value or fair market value of greater than Two Hundred Fifty Thousand Dollars ($250,000) is set forth on Schedule 6.16, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 6.16, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by, or otherwise contracted to, a Target Company The Company has provided to Purchaser and Pubco a true and complete copy of each of the material Company Personal Property Leases. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Personal Property Leases, and no Target Company has received notice of any such condition.

6.17 Title to and Sufficiency of Assets. Each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its material assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (iii) Liens specifically identified on the Interim Balance Sheet and (d) Liens set forth on Schedule 6.17. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the material assets, material rights and material properties that are used in the operation of the businesses of the Target Companies as it is now conducted and presently proposed to be conducted or that are used or held by the Target Companies for use in the operation of the businesses of the Target Companies, and taken together, are adequate and sufficient in all material respects for the operation of the businesses of the Target Companies as currently conducted.

6.18 Employee Matters.

(a) No Target Company is a party to any collective bargaining agreement or other Contract covering a group of employees, labor organization or other representative of any of the employees of any Target Company and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. There are no unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between any Target Company and Persons employed by or providing services as independent contractors to a Target Company. No current Key Manager of a Target Company has provided any Target Company written or, to the Knowledge of the Company, oral notice of his or her intention to terminate his or her employment with any Target Company within six (6) months after the date of this Agreement.

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(b) Each Target Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) Schedule 6.18(c) hereto sets forth a complete and accurate list as of the date hereof of all Key Managers of the Target Companies showing for each as of such date the employee’s name, job title or description, employer, location, and the aggregate salary, bonus and other remuneration for all of the Key Managers in the aggregate for the calendar year ending December 31, 2017. The Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Each Target Company employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with a Target Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to Purchaser and Pubco by the Company, except where such failure to enter into such agreement has not been and would not reasonably be expected to be, individually or in the aggregate, material to a Target Company.

(d) All independent contractors currently engaged by a Target Company are a party to a written Contract with a Target Company, and each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with a Target Company, a copy of which has been provided to Purchaser and Pubco by the Company, except where such failure to be a party to a written Contract or have such customary covenants has not been and would not reasonably be expected to be, individually or in the aggregate, material to a Target Company. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last six (6) years have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company, except where such failure has not been and would not reasonably be expected to be, individually or in the aggregate, material to a Target Company.

6.19 Benefit Plans.

(a) Set forth on Schedule 6.19(a) is a true and complete list of each Foreign Plan of a Target Company (each, a “Company Benefit Plan”). No Target Company has ever maintained or contributed to (or had an obligation to contribute to) any Benefit Plan, whether or not subject to ERISA, which is not a Foreign Plan.

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(b) With respect to each Company Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of a Target Company, the Company has made available to Purchaser and Pubco accurate and complete copies, if applicable, of: (i) all plan documents and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto), and written descriptions of any Company Benefit Plans which are not in writing; (ii) the most recent annual and periodic accounting of plan assets; (iii) the most recent actuarial valuation; and (iv) all communications with any Governmental Authority concerning any matter that is still pending or for which a Target Company has any outstanding Liability or obligation.

(c) With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms and the requirements of all applicable Laws, and has been maintained, where required, in good standing with applicable regulatory authorities and Governmental Authorities; (ii) no breach of fiduciary duty has occurred; (iii) no Action is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) all contributions, premiums and other payments (including any special contribution, interest or penalty) required to be made with respect to a Company Benefit have been timely made; (v) all benefits accrued under any unfunded Company Benefit Plan has been paid, accrued, or otherwise adequately reserved in accordance with IFRS and are reflected on the Company Financials; and (vi) no Company Benefit Plan provides for retroactive increases in contributions, premiums or other payments in relation thereto. No Target Company has incurred any obligation in connection with the termination of, or withdrawal from, any Company Benefit Plan.

(d) To the extent applicable, the present value of the accrued benefit liabilities (whether or not vested) under each Company Benefit Plan, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Company Benefit Plan allocable to such benefit liabilities.

(e) Except to the extent required by applicable Law, no Target Company provides health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

(f) All Company Benefit Plans can be terminated at any time as of or after the Closing Date without resulting in any Liability to any Target Company, Pubco, Purchaser or their respective Affiliates for any additional contributions, penalties, premiums, fees, fines, excise taxes or any other charges or liabilities.

6.20 Environmental Matters.

(a) Each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b) No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. No Target Company has assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

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(c) No Action has been made or is pending, or to the Company’s Knowledge, threatened against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(d) No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of any Target Company or any property currently or formerly owned, operated, or leased by any Target Company or any property to which a Target Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in a Target Company incurring any material Environmental Liabilities.

(e) There is no investigation of the business, operations, or currently owned, operated, or leased property of a Target Company or, to the Company’s Knowledge, previously owned, operated, or leased property of a Target Company pending or, to the Company’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

(f) The Company has provided to Purchaser and Pubco all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of any Target Company.

6.21 Transactions with Related Persons. Except as set forth on Schedule 6.21, no Target Company nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past three (3) years, has been, a party to any transaction with a Target Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 6.21, no Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. The assets of the Target Companies do not include any receivable or other obligation from a Related Person, and the liabilities of the Target Companies do not include any payable or other obligation or commitment to any Related Person. Schedule 6.21 specifically identifies all Contracts, arrangements or commitments set forth on such Schedule 6.21 that cannot be terminated upon sixty (60) days’ notice by the Target Companies without cost or penalty.

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6.22 Insurance.

(a) Schedule 6.22(a) lists all material insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Target Company relating to a Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser and Pubco. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. No Target Company has any self-insurance or co-insurance programs. Since January 1, 2015, no Target Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b) Schedule 6.22(b) identifies each individual insurance claim in excess of $500,000 made by a Target Company since January 1, 2015. Each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies. To the Knowledge of the Company, no event has occurred that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. No Target Company has made any claim against an insurance policy as to which the insurer is denying coverage.

6.23 Top Suppliers. Schedule 6.23 lists, by dollar volume paid for each of (a) the twelve (12) months ended on December 31, 2017 and (b) the period from January 1, 2018 through the Interim Balance Sheet Date, the ten (10) largest suppliers of goods or services to the Target Group (the “Top Suppliers”), along with the amounts of such dollar volumes. The relationships of each Target Company with such suppliers are good commercial working relationships and (i) no Top Supplier within the last twelve (12) months has cancelled or otherwise terminated, or, to the Company’s Knowledge, intends to cancel or otherwise terminate, any material relationships of such Person with a Target Company, (ii) no Top Supplier has during the last twelve (12) months decreased materially or, to the Company’s Knowledge, threatened to stop, decrease or limit materially, or intends to modify materially its material relationships with a Target Company or intends to stop, decrease or limit materially its products or services to any Target Company, (iii) to the Company’s Knowledge, no Top Supplier intends to refuse to pay any amount due to any Target Company or seek to exercise any remedy against any Target Company, (iv) no Target Company has within the past two (2) years been engaged in any material dispute with any Top Supplier, and (v) to the Company’s Knowledge, the consummation of the transactions contemplated in this Agreement and the Ancillary Documents will not affect the relationship of any Target Company with any Top Supplier. Each Target Company provides services and has never sold, licensed or distributed any product to any Person.

6.24 Certain Business Practices.

(a) No Target Company, nor any of their respective directors or officers, nor to the Knowledge of the Company, any other Representative acting on behalf of a Target Company, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 or Prevention of Corruption Act (Cap. 241 of Singapore) or (iii) made any other unlawful payment. No Target Company, nor any of their respective Representatives acting on their behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

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(b) The operations of each Target Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving a Target Company with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) No Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and no Target Company has, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

6.25 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

6.26 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company (excluding arrangements made by Purchaser or Pubco prior to the Closing).

6.27 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to Purchaser’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser, Pubco or their respective Affiliates.

6.28 Disclosure. No representations or warranties by the Company in this Agreement (as modified by the Company Disclosure Schedules) or the Ancillary Documents, (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, the Company Disclosure Schedules and the Ancillary Documents, any fact necessary to make the statements or facts contained therein not materially misleading.

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Article VII
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the Company Disclosure Schedules, the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Sellers hereby severally and not jointly represent and warrant to Purchaser and Pubco, as of the date hereof and as of the Closing, as follows:

7.1 Organization and Standing. Each Seller, if not an individual person, is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted

7.2 Authorization; Binding Agreement. Each Seller has all requisite power, authority and legal right and capacity to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform such Seller’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which a Seller is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by such Seller and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the Enforceability Exceptions.

7.3 Ownership. Each Seller owns good and valid title to the Purchased Shares set forth opposite such Seller’s name on Annex I, free and clear of any and all Liens (other than those imposed by applicable securities Laws or the Company’s Organizational Documents or the Company Shareholders Agreement). Except for the Company Shareholders Agreement, there are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which a Seller is a party or by which a Seller is bound, with respect to the voting or transfer of any of such Seller’s Purchased Shares other than this Agreement. Upon delivery of the Purchased Shares to Pubco on the Closing Date in accordance with this Agreement, the entire legal and beneficial interest in the Purchased Shares and good and valid title to the Purchased Shares, free and clear of all Liens (other than those imposed by applicable securities Laws or those incurred by Pubco), will pass to Pubco.

7.4 Government Approvals. No Consent of or with any Governmental Authority on the part of any Seller is required to be obtained or made in connection with the execution, delivery or performance by such Seller of this Agreement or any Ancillary Documents or the consummation by a Seller of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement and (b) pursuant to Antitrust Laws.

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7.5 Non-Contravention. The execution and delivery by each Seller of this Agreement and each Ancillary Document to which it is a party or otherwise bound and the consummation by such Seller of the transactions contemplated hereby and thereby, and compliance by each Seller with any of the provisions hereof and thereof, will not, (a) conflict with or violate any provision of such Seller’s Organizational Documents, (b) conflict with or violate any Law, Order or Consent applicable to such Seller or any of its properties or assets or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Seller under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Seller under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which such Seller is a party or such Seller or its properties or assets are otherwise bound, except for any deviations from any of the foregoing clauses (a), (b) or (c) that has not had and would not reasonably be expected to have a Material Adverse Effect on such Seller.

7.6 No Litigation. There is no Action pending or, to the Knowledge of such Seller, threatened, nor any Order is outstanding, against or involving such Seller, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to materially and adversely affect the ability of such Seller to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which such Seller is or is required to be a party.

7.7 Investment Representations. Each Seller: (a) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act; (b) is acquiring its portion of the Consideration Shares for itself for investment purposes only, and not with a view towards any resale or distribution of such Consideration Shares; (c) has been advised and understands that the Consideration Shares (i) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities Laws, (ii) have not been and shall not be registered under the Securities Act or any applicable state securities Laws and, therefore, must be held indefinitely and cannot be resold unless such Consideration Shares are registered under the Securities Act and all applicable state securities Laws, unless exemptions from registration are available and (iii) are subject to additional restrictions on transfer pursuant to such Seller’s Lock-Up Agreement; (d) is aware that an investment in Pubco is a speculative investment and is subject to the risk of complete loss; and (e) acknowledges that except as set forth in the Registration Rights Agreement, Pubco is under no obligation hereunder to register the Consideration Shares under the Securities Act. No Seller has any Contract with any Person to sell, transfer, or grant participations to such Person, or to any third Person, with respect to the Consideration Shares. By reason of such Seller’s business or financial experience, or by reason of the business or financial experience of such Seller’s “purchaser representatives” (as that term is defined in Rule 501(h) under the Securities Act), each Seller is capable of evaluating the risks and merits of an investment in Pubco and of protecting its interests in connection with this investment. Each Seller has carefully read and understands all materials provided by or on behalf of Pubco, Purchaser or their respective Representatives to such Seller or such Seller’s Representatives pertaining to an investment in Pubco and has consulted, as such Seller has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for such Seller. Each Seller acknowledges that the Consideration Shares are subject to dilution for events not under the control of such Seller. Each Seller has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for such Seller and its particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by Pubco, Purchaser or their respective Representatives. Each Seller acknowledges and agrees that, except as set forth in Article IV (including the related portions of the Purchaser Disclosure Schedules) and Article V, no representations or warranties have been made by Pubco, Purchaser or any of their respective Representatives, and that such Seller has not been guaranteed or represented to by any Person, (i) any specific amount or the event of the distribution of any cash, property or other interest in Pubco or (ii) the profitability or value of the Consideration Shares in any manner whatsoever. Each Seller: (A) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (B) has had the full right and opportunity to consult with such Seller’s attorneys and other advisors and has availed itself of this right and opportunity; (C) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it or him by such counsel; (D) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (E) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

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7.8 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Seller.

Article VIII
COVENANTS

8.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 11.1 or the Closing (the “Interim Period”), subject to Section 8.13, the Company shall give, and shall cause its Representatives to give, Purchaser, Pubco and their respective Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies, as Purchaser, Pubco or their respective Representatives may reasonably request regarding the Target Companies and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with Purchaser, Pubco and their respective Representatives in their investigation; provided, however, that Purchaser, Pubco and their respective Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies.

(b) During the Interim Period, subject to Section 8.13, each of Purchaser and Pubco shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Purchaser or Pubco or their respective Subsidiaries, as the Company or its Representatives may reasonably request regarding Purchaser, Pubco, their respective Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of their respective Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Purchaser, Pubco or any of their respective Subsidiaries.

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8.2 Conduct of Business of the Company.

(a) Unless Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or as set forth on Schedule 8.2, the Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Target Companies and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b) Without limiting the generality of Section 8.2(a) and except as contemplated by the terms of this Agreement or as set forth on Schedule 8.2, during the Interim Period, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause each of its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $300,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $100,000 individually or $300,000 in the aggregate;

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(v) increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans or in the ordinary course of business consistent with past practice;

(vi) make or rescind any material election relating to Taxes (other than elections made in the ordinary course of business), settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to material Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with IFRS;

(vii) transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, Company Licensed IP or other Company IP, or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(viii) terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract outside of the ordinary course of business consistent with past practice;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x) establish any Subsidiary or enter into any new line of business;

(xi) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xii) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with IFRS and after consulting with the Company’s outside auditors;

(xiii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company or its Affiliates) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

(xiv) close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

(xv) acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;

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(xvi) make capital expenditures in excess of $250,000 (individually for any project (or set of related projects) or $500,000 in the aggregate);

(xvii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xviii) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $250,000 individually or $500,000 in the aggregate other than pursuant to the terms of a Company Material Contract or Company Benefit Plan or in the ordinary course of business;

(xix) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xx) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company;

(xxi) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxii) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liability other than in the ordinary course of business consistent with past practice;

(xxiii) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(xxiv) authorize or agree to do any of the foregoing actions.

(c) Without limiting Sections 8.2(a) and 8.2(b), during the Interim Period, without the prior written consent of Purchaser and Pubco, (i) the Company shall not issue any Company Securities, and (ii) no Seller shall sell, transfer or dispose of any Company Securities owned by such Seller, in either case of clauses (i) and (ii), unless the recipient or transferee of such Company Securities (the “New Seller”) executes and delivers to Pubco, Purchaser, Merger Sub, the Company and the Purchaser Representative a joinder agreement in form and substance reasonably acceptable to Purchaser and Pubco to become bound by the terms and conditions of this Agreement as a Seller hereunder, as well as execute and deliver to Pubco, Purchaser, Merger Sub, the Company and the Purchaser Representative any Ancillary Documents which such New Seller would have been required to be a party or bound if such New Seller were a Seller on the date of this Agreement. The Parties shall make any appropriate adjustments to Annex I and each Seller’s Pro Rata Share to account for such New Seller.

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8.3 Conduct of Business of Purchaser and Pubco.

(a) Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or as set forth on Schedule 8.3, each of Purchaser and Pubco shall, and shall cause their respective Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to such Party and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 8.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending, in accordance with the Purchaser Charter and IPO Prospectus, the deadline by which it much complete its Business Combination (an “Extension”), and no consent of any other Party shall be required in connection therewith.

(b) Without limiting the generality of Section 8.3(a) and except as contemplated by the terms of this Agreement (including as contemplated by any PIPE Investment) or as set forth on Schedule 8.3, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), each Purchaser and Pubco shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $250,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 8.3(b)(iv) shall not prevent Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Transactions, including any PIPE Investment, and costs and expenses necessary for an Extension (such expenses, “Extension Expenses”), up to aggregate additional Indebtedness during the Interim Period of $1,000,000);

(v) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

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(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to Purchaser;

(vii) terminate, waive or assign any material right under any material agreement to which it is a party;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xi) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting the Purchaser’s outside auditors;

(xii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, such Party or its Subsidiary) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

(xiii) acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) make capital expenditures in excess of $100,000 individually for any project (or set of related projects) or $250,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

(xvi) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 8.3 during the Interim Period;

(xvii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

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(xviii) enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx) authorize or agree to do any of the foregoing actions.

8.4 Annual and Interim Financial Statements. During the Interim Period, within thirty (30) calendar days following the end of each calendar month and each three-month quarterly period, the Company shall deliver to Purchaser an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Target Companies for the period from the Interim Balance Sheet Date through the end of such calendar month or quarterly period and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Target Companies as of the date or for the periods indicated, in accordance with IFRS, subject to year-end audit adjustments and excluding footnotes.

8.5 Purchaser Public Filings. During the Interim Period, Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Merger to maintain the listing of the Purchaser Public Units, the Purchaser Class A Common Shares and the Purchaser Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the Pubco Ordinary Shares and the Pubco Public Warrants.

8.6 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company, the Sellers and their respective Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Target Companies (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Target Companies, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to Purchaser, Pubco and their respective Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination for Purchaser.

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and the Purchaser, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates (or with respect to any Seller, any Target Company) or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

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(c) Each of Pubco and Purchaser, on the one hand, and the Company, on the other hand, shall notify the other as promptly as practicable (and in any event within 48 hours) orally and in writing of the receipt by such Party or any of its Representatives (or with respect to the Company, any Seller) of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates (or with respect to any Seller, any Target Company), specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each of Pubco and Purchaser, on the one hand, and the Company, on the other hand, shall keep the other promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

8.7 No Trading. The Company and the Sellers each acknowledge and agree that it is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company and the Sellers each hereby agree that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of Purchaser (other than to engage in the Securities Exchange in accordance with Article II), communicate such information to any third party, take any other action with respect to Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

8.8 Notification of Certain Matters. During the Interim Period, each of Purchaser and Pubco, on the one hand, and the Company, on the other hand, shall give prompt notice to the other if such Party or its Affiliates (or, with respect to the Company, any Seller): (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates (or, with respect to the Company, any Seller) hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates (or, with respect to the Company, any Seller); (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to set forth in Article X not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates (or, with respect to the Company, any Seller), or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates (or, with respect to the Company, any Seller) with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

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8.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 8.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

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(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall cooperate in all material respects with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each of Purchaser and Pubco, on the one hand, and the Company, on the other hand, shall give prompt written notice to the other if such Party or its Representatives (or, with respect to the Company, any Seller) receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each of Pubco, the Purchaser and the Company shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, cooperate in all material respects with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

8.10 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all reasonably necessary notices, reports and other filings.

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8.11 The Registration Statement.

(a) As promptly as practicable after the date hereof, Purchaser and Pubco shall prepare with the reasonable assistance of the Company, and file with the SEC a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Pubco Securities to be issued under this Agreement to the holders of Purchaser Securities prior to the Effective Time, which Registration Statement will also contain a proxy statement of Purchaser (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser shareholders for the matters to be acted upon at the Special Meeting and providing the Public Stockholders an opportunity in accordance with Purchaser’s Organizational Documents and the IPO Prospectus to have their Purchaser Class A Common Stock (or if after the Effective Time, their Pubco Ordinary Shares) redeemed (the “Redemption”) in conjunction with the stockholder vote on the Purchaser Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser shareholders to vote, at an extraordinary general meeting of Purchaser stockholders to be called and held for such purpose (the “Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Transactions (including, to the extent required, the issuance of any PIPE Shares) by the holders of Purchaser Common Shares in accordance with the Purchaser’s Organizational Documents, the DCGL and the rules and regulations of the SEC and Nasdaq, (ii) the adoption and approval of three equity incentive plans for Pubco in substantially the forms attached as Exhibit E hereto (collectively, the “Pubco Equity Plans”): (A) one of which (the “Assumed Plan”) will cover the Assumed Options and provide that the Assumed Options continue to be subject to the same terms as the Company Equity Plan, as adjusted in accordance with Section 2.1(b) for the revised terms of the Assumed Options, (B) another of which (the “Management Performance Plan”) will provide for up to a total of 1,500,000 Pubco Ordinary Shares (as equitably adjusted for share splits, share dividends, combinations, recapitalizations and the like after the Closing) (the “Management Earnout Shares”) to be issued to participating management of Pubco and its Subsidiaries if Pubco attains certain consolidated revenue and stock price targets in the calendar years 2019 and 2020, and (C) the last of which (the “Omnibus Equity Incentive Plan”) will cover any other future equity incentive grants made by Pubco after the Closing Date (other than the Assumed Options or the Management Earnout Shares), and will provide that the total awards under the Omnibus Equity Incentive Plan (excluding, for the avoidance of doubt, Assumed Options and the Management Earnout Shares) will be for a number of Pubco Ordinary Shares equal to ten percent (10%) of the aggregate number of Pubco Ordinary Shares issued and outstanding immediately after the Closing, (iii) the appointment, and designation of classes, of the members of the Post-Closing Pubco Board, in each case in accordance with Section 8.15 hereof, (iv) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clauses (i) through (iv), collectively, the “Purchaser Shareholder Approval Matters”), and (v) the adjournment of the Special Meeting, if necessary or desirable in the reasonable determination of Purchaser. If on the date for which the Special Meeting is scheduled, Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Shareholder Approval, whether or not a quorum is present, Purchaser may make one or more successive postponements or adjournments of the Special Meeting. In connection with the Registration Statement, Purchaser and Pubco will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the Purchaser’s Organizational Documents, the Delaware Act and the rules and regulations of the SEC and Nasdaq. Purchaser and Pubco shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide Purchaser and Pubco with such information concerning the Target Companies and their stockholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(b) Purchaser and Pubco shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Special Meeting and the Redemption. Each of Purchaser, Pubco and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Pubco, Purchaser and, after the Closing, the Purchaser Representative and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser and Pubco shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to Purchaser’s stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Purchaser’s Organizational Documents.

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(c) Purchaser and Pubco, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use their commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Purchaser and Pubco shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that Purchaser, Pubco or their respective Representatives receive from the SEC or its staff with respect to the Registration Statement, the Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(d) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, Purchaser and Pubco shall distribute the Registration Statement to Purchaser’s shareholders and, pursuant thereto, shall call the Special Meeting in accordance with the Delaware Act for a date no later than thirty (30) days following the effectiveness of the Registration Statement.

(e) Purchaser and Pubco shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Special Meeting and the Redemption.

8.12 Public Announcements.

(a) The Parties agree that no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Purchaser, Pubco, the Company and, after the Closing, the Purchaser Representative, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow Purchaser, Pubco, the Company and, after the Closing, the Purchaser Representative reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

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(b) Purchaser, Pubco and the Company shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). Pubco and the Purchaser Representative shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Pubco shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Purchaser Representative shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Purchaser Representative reviewing, commenting upon and approving such Closing Filing in any event no later than the third (3rd) Business Day after the Closing). In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by Pubco, Purchaser, the Company or the Purchaser Representative, furnish Pubco, Purchaser, the Company and the Purchaser Representative with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Authority in connection with the transactions contemplated hereby (provided, that any information to be provided by a Seller pursuant to this sentence to a third party that is not a Governmental Authority or otherwise required to be disclosed pursuant to applicable Law shall not be disclosed without the consent of such Seller, not to be unreasonably withheld, delayed or conditioned).

8.13 Confidential Information.

(a) The Company and the Sellers hereby agree that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article XI, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without Purchaser’s prior written consent; and (ii) in the event that the Company, any Seller or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article XI, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser to the extent legally permitted with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 8.13(a), and (B) in the event that such protective Order or other remedy is not obtained, or Purchaser waives compliance with this Section 8.13(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company and the Sellers shall, and shall cause their respective Representatives to, promptly deliver to Purchaser or destroy (at the Company’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, that the Company and the Sellers and their respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; provided, further that any Purchaser Confidential Information that is not returned or destroyed, including any oral Purchaser Confidential Information, shall remain subject to the confidentiality obligations set forth in this Agreement.

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(b) Each of Purchaser and Pubco hereby agree that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article XI, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that Purchaser, Pubco or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article XI, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 8.13(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 8.13(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, each of Purchaser and Pubco shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at Purchaser’s and/or Pubco’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, that Purchaser and Pubco and their respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; provided, further that any Company Confidential Information that is not returned or destroyed, including any oral Company Confidential Information, shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, Purchaser, Pubco and their respective Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.

8.14 Documents and Information. After the Closing Date, Pubco, Purchaser and the Company shall, and shall cause their respective Subsidiaries (including the Target Companies) to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of Purchaser, Pubco, and the Target Companies in existence on the Closing Date and make the same available for inspection and copying by the Purchaser Representative during normal business hours of Pubco and its Subsidiaries, as applicable, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed after the seventh (7th) anniversary of the Closing Date by Pubco, Purchaser, the Company or their respective Subsidiaries (including any Target Company) without first advising the Purchaser Representative in writing and giving the Purchaser Representative a reasonable opportunity to obtain possession thereof.

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8.15 Post-Closing Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of the Pubco to resign, so that effective as of the Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of five (5) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Pubco Board (i) the two (2) persons that are designated by Purchaser prior to the Closing (the “Purchaser Directors”), at least one of whom shall qualify as an independent director under Nasdaq rules and (ii) the three (3) persons that are designated by the Company prior to the Closing (the “Company Directors”), at least two (2) of whom shall be required to qualify as an independent director under Nasdaq rules. Pursuant to the Amended Pubco Charter as in effect as of the Closing, the Post-Closing Pubco Board will be a classified board with three classes of directors, with (I) one class of directors, the Class I Directors, initially serving a one (1) year term, such term effective from the Closing (but any subsequent Class I Directors serving a three (3) year term), (II) a second class of directors, the Class II Directors, initially serving a two (2) year term, such term effective from the Closing (but any subsequent Class II Directors serving a three (3) year term), and (III) a third class of directors, the Class III Directors, serving a three (3) year term, such term effective from the Closing. One (1) Company Director and one (1) Purchaser Director shall be Class III Directors, and the other Purchaser Director shall be a Class II Director. In accordance with the Amended Pubco Charter as in effect at the Closing, no director on the Post-Closing Pubco Board may be removed without cause. At or prior to the Closing, Pubco will provide each Purchaser Director with a customary director indemnification agreement, in form and substance reasonable acceptable to such Purchaser Director.

(b) The Parties shall take all action necessary, including causing the executive officers of Pubco to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Pubco immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

8.16 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of Purchaser, Pubco or Merger Sub and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of Purchaser, Pubco or Merger Sub (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and Purchaser, Pubco or Merger Sub, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, Pubco shall cause the Organizational Documents of Pubco and Purchaser to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of Purchaser, Pubco and Merger Sub to the extent permitted by applicable Law. The provisions of this Section 8.16 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) For the benefit of the Purchaser’s, Pubco’s and Merger Sub’s directors and officers, Purchaser shall be permitted prior to the Effective Time to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, Pubco and Purchaser shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and Pubco and Purchaser shall timely pay all premiums with respect to the D&O Tail Insurance.

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8.17 Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, and any proceeds received by Pubco from any PIPE Investment shall first be used (i) to pay Purchaser’s and Pubco’s accrued Expenses, (ii) to pay Purchaser’s deferred Expenses (including cash amounts payable to EBC and any legal fees) of the IPO and (iii) to pay any loans owed by Purchaser or Pubco to Sponsor for Expenses (including deferred Expenses), other administrative costs and expenses incurred by or on behalf of Purchaser or Pubco or Extension Expenses. Such amounts, as well as any Expenses that are required or permitted to be paid by delivery of Pubco Securities, will be paid at the Closing. Promptly (and in any event within two (2) weeks) after the Closing, any remaining cash at Pubco will be distributed to a Target Company and used for working capital and general corporate purposes.

8.18 PIPE Investment. Without limiting anything to the contrary contained herein, during the Interim Period, Pubco may enter into and consummate subscription agreements with investors relating to a private equity investment in Pubco to purchase shares of Pubco (“PIPE Shares”) in connection with a private placement, and/or enter into backstop arrangements with potential investors, in either case on terms mutually agreeable to the Company, Purchaser and Pubco, acting reasonably (a “PIPE Investment”), and, if Pubco elects to seek a PIPE Investment, Pubco, Purchaser and the Company shall, and shall cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with such PIPE Investment and use their respective commercially reasonable efforts to cause such PIPE Investment to occur (including having the Company’s senior management participate in any investor meetings and roadshows as requested by Purchaser or Pubco).

Article IX
SURVIVAL AND INDEMNIFICATION

9.1 Survival.

(a) The representations and warranties of (i) the Company contained in Sections 6.1 (Organization and Standing), 6.2 (Authorization; Binding Agreement), 6.3 (Capitalization), 6.4 (Subsidiaries), 6.26 (Finders and Brokers), and (ii) the Sellers contained in Sections 7.1 (Organization and Standing), 7.2 (Authorization; Binding Agreement), 7.3 (Ownership) and 7.8 (Finders and Brokers) (such representations and warranties in clauses (i) and (ii), collectively, the “Fundamental Reps”) and Fraud Claims relating to the Company or any Seller shall survive the Closing through and until and including the Holdback Release Date. All other representations and warranties of the Company and the Sellers contained in this Agreement shall not survive the Closing, and from and after the Closing, the Company and the Sellers shall not have any further obligations, nor shall any claim be asserted or action be brought against the Company and the Sellers with respect thereto. The covenants and agreements made by the Company and/or the Sellers in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms). If written notice of a claim for breach of any representation or warranty has been given before the applicable date when such representation or warranty no longer survives in accordance with this Section 9.1(a), then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants, obligations and agreements of the Company and the Sellers contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished by the Company or any Seller pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms.

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(b) The representations and warranties of Purchaser and Pubco contained in this Agreement or in any certificate or instrument delivered by or on behalf of Purchaser or Pubco pursuant to this Agreement shall not survive the Closing, and from and after the Closing, Purchaser, Pubco, the Purchaser Representative, and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against Purchaser, Pubco, the Purchaser Representative or their respective Representatives with respect thereto. The covenants and agreements made by Purchaser, Pubco, Merger Sub and/or the Purchaser Representative in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

9.2 Indemnification. Subject to the terms and conditions of this Article IX, from and after the Closing, the Sellers and their respective successors and assigns (each, with respect to any claim made pursuant to this Section 9.2, an “Indemnitor”), solely utilizing the Holdback Shares and without any requirement for a Seller to come out of pocket with respect thereto, will indemnify, defend and hold harmless Purchaser, Pubco, the Purchaser Representative, their respective Affiliates and each of their respective officers, directors, managers, employees, successors and permitted assigns (each, with respect to any claim made pursuant to this Section 9.2, an “Indemnitee”):

(a) severally (in accordance with this Section 9.2) from and against any and all losses, Actions, Orders, Liabilities, damages, diminution in value, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses) (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnitee to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): (i) the breach of any Fundamental Rep made by the Company set forth in this Agreement; (ii) any Fraud Claim relating to the Company; (iii) the breach of any covenant or agreement on the part of the Company or, with respect to covenants or agreements to be performed after the Closing, Pubco or Purchaser, set forth in this Agreement or in any certificate delivered by the Company, Pubco or Purchaser pursuant to this Agreement; or (iv) any Action by Person(s) who were holders of equity securities of a Target Company, including options, warrants, convertible debt or other convertible securities or other rights to acquire equity securities of a Target Company, prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities; or

(b) severally (in accordance with this Section 9.2) from and against any and all Losses paid, suffered or incurred by, or imposed upon, any Indemnitee to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): for: (i) the breach of any Fundamental Rep made by a Seller set forth in this Agreement; (ii) any Fraud Claim relating to a Seller; or (iii) the breach of any covenant or agreement on the part of a Seller set forth in this Agreement or in any certificate delivered by a Seller pursuant to this Agreement.

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Indemnification obligations of the Sellers for claims under Section 9.2(a) shall be allocated among all of the Sellers based on their respective Pro Rata Shares, and any offsets against issuances of Holdback Shares to satisfy such indemnification obligations shall be allocated among all of the Sellers based on their respective Pro Rata Shares. Indemnification obligations of a Seller for a claim under Section 9.2(b) shall be fully borne by the breaching Seller and shall not be allocated to the other Sellers, and any issuances of Holdback Shares to the Sellers in accordance with this Agreement shall be adjusted to deduct from such distributions the obligations owed on behalf of such breaching Seller.

9.3 Limitations and General Indemnification Provisions.

(a) The maximum aggregate amount of indemnification payments to which the Indemnitors will be obligated to pay in the aggregate under Section 9.2 shall not exceed an amount equal to the value of the Holdback Shares in accordance with this Agreement.

(b) For purposes of determining the amount of Losses with respect to any indemnification claim (but not for purposes of determining whether there has been a breach giving rise to the indemnification claim), all of the representations, warranties and covenants set forth in this Agreement (including the disclosure schedules hereto) or any Ancillary Document that are qualified by materiality, Material Adverse Effect or words of similar import or effect will be deemed to have been made without any such qualification.

(c) No investigation or knowledge by an Indemnitee, Purchaser, Pubco or the Purchaser Representative, or their respective Representatives, of a breach of a representation, warranty, covenant or agreement of Pubco, the Company, the Sellers or any Indemnitor shall affect the representations, warranties, covenants and agreements of the Company or the Sellers or the recourse available to an Indemnitee under any provision of this Agreement, including this Article IX, with respect thereto.

(d) The amount of any Losses suffered or incurred by any Indemnitee shall be reduced by the amount of any insurance proceeds paid to the Indemnitee or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), net of the costs of collection and the increases in insurance premiums resulting from such Loss or insurance payment.

9.4 Indemnification Procedures.

(a) The Purchaser Representative shall have the sole right to act on behalf of the Indemnitees with respect to any indemnification claims made pursuant to this Article IX, including bringing and settling any indemnification claims hereunder and receiving any notices on behalf of the Indemnitees. Notwithstanding anything to the contrary contained herein, the Parties, including each of the Sellers, hereby agree that the Company shall have the sole right to act on behalf of the Indemnitors with respect to any indemnification claims made pursuant to Section 9.2(a), including defending and settling any indemnification claims hereunder and receiving any notices on behalf of the Indemnitors, including enforcing any rights of the Indemnitors under Section 9.4(c) with respect to Third Party Claims or under Section 9.4(d) with respect to claims that are not Third Party Claims (and any references to the rights of the Indemnitor thereunder with respect to such claims shall instead be a right of the Company), and the Indemnitors, by executing and delivering this Agreement, hereby agree that they shall be bound by any decisions, acts or omissions of the Company with respect thereto. The Indemnitors hereby acknowledge and agree that they shall only be entitled to act on their own behalf with respect to indemnification claims made pursuant to Section 9.2(b).

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(b) In order to make a claim for indemnification hereunder, the Purchaser Representative on behalf of an Indemnitee must provide written notice (a “Claim Notice”) of such claim to the Indemnitor (or, with respect to a claim under Section 9.2(a), the Company), which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnitee in connection with the claim to the extent known or reasonably estimable (provided, that the Purchaser Representative may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to the Indemnitor (or, with respect to a claim under Section 9.2(a), the Company).

(c) In the case of any claim for indemnification under this Article IX arising from a claim of a third party (including any Governmental Authority) (a “Third Party Claim”), the Purchaser Representative must give a Claim Notice with respect to such Third Party Claim to the Indemnitor promptly (but in no event later than thirty (30) days) after the Indemnitee’s receipt of notice of such Third Party Claim; provided, that the failure to give such notice will not relieve the Indemnitor of its indemnification obligations except to the extent that the defense of such Third Party Claim is materially and irrevocably prejudiced by the failure to give such notice. The Indemnitor will have the right to defend and to direct the defense against any such Third Party Claim, in its name and at its expense and with counsel selected by the Indemnitor, unless (i) the Indemnitor fails to acknowledge fully to the Purchaser Representative the obligations of the Indemnitor to the Indemnitee within twenty (20) days after receiving notice of such Third Party Claim or contests, in whole or in part, its indemnification obligations therefor or (ii) at any time while such Third Party Claim is pending, (A) there is a conflict of interest between the Indemnitor and the Purchaser Representative on behalf of the Indemnitee in the conduct of such defense, (B) the applicable third party alleges a Fraud Claim, (C) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnitee or (D) the amount of the Third Party Claim exceeds or is reasonably expected to exceed the value of the remaining Holdback Shares (after deducting any amounts for pending but unresolved indemnification claims and resolved but unsatisfied indemnification claims). If the Indemnitor elects, and is entitled, to compromise or defend such Third Party Claim, it will within twenty (20) days (or sooner, if the nature of the Third Party Claim so requires) notify the Purchaser Representative of its intent to do so, and the Purchaser Representative and the Indemnitee will, at the request and expense of the Indemnitor, cooperate in the defense of such Third Party Claim. If the Indemnitor elects not to, or at any time is not entitled under this Section 9.4 to, compromise or defend such Third Party Claim, fails to notify the Purchaser Representative of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the Purchaser Representative on behalf of the Indemnitee may pay, compromise or defend such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnitor will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnitee or the Purchaser Representative without the prior written consent of the Indemnitor (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnitee will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnitee or where any delay in payment would cause the Indemnitee material economic loss. The Indemnitor’s right to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, that no such compromise or settlement will obligate the Indemnitee to agree to any settlement that that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnitee other than the execution of a release for such Third Party Claim and/or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the Purchaser Representative on behalf of the Indemnitee (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding the Indemnitor’s right to compromise or settle in accordance with the immediately preceding sentence, the Indemnitor may not settle or compromise any Third Party Claim over the objection of the Purchaser Representative on behalf of the Indemnitee; provided, however, that consent by the Purchaser Representative on behalf of the Indemnitee to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Purchaser Representative on behalf of the Indemnitee will have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnitor’s right to direct the defense.

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(d) With respect to any direct indemnification claim that is not a Third Party Claim, the Indemnitor will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If the Indemnitor does not respond within such thirty (30) days, the Indemnitor will be deemed to have accepted responsibility for the Losses set forth in such Claim Notice subject to the limitations on indemnification set forth in this Article IX and will have no further right to contest the validity of such Claim Notice. If the Indemnitor responds within such thirty (30) days and rejects such claim in whole or in part, the Purchaser Representative on behalf of the Indemnitee will be free to pursue such remedies as may be available under this Agreement (subject to Section 13.4), any Ancillary Documents or applicable Law.

9.5 Indemnification Payments. Any indemnification obligation of an Indemnitor under this Article IX will be satisfied promptly, but in any event within five (5) Business Days, after the determination of such obligation in accordance with Section 9.4. Any indemnification claims against the Indemnitors shall be satisfied by offsetting the amount of such indemnification obligations against the Holdback Shares. Notwithstanding anything to the contrary contained herein, any indemnification payments will be made to Pubco or its successors, by the offset of such Holdback Shares. With respect to the satisfaction of any indemnification obligation, the value of each Holdback Share or any other Pubco Ordinary Shares for purposes of determining the satisfaction of the indemnification obligation shall be the Pubco Share Price on the date that the indemnification claim is finally determined in accordance with this Article IX. Without limiting any of the foregoing or any other rights of the Indemnitees under this Agreement or any Ancillary Document or at law or equity, in the event that an Indemnitor fails or refuses to promptly indemnify an Indemnitee as provided herein or otherwise fails or refuses to make any payments required under any Ancillary Document, in either case, where it is established that such Indemnitor is obligated to provide such indemnification or to make such payment, the applicable Indemnitee shall, in its sole discretion, be entitled to claim a portion of the Pubco Ordinary Shares then owned by such Indemnitor up to an amount equal in value (based on the then current Pubco Share Price) to the amount owed by such Indemnitor. In the event that such Indemnitor fails to promptly transfer any such Pubco Ordinary Shares pursuant to this Section 9.5, the Purchaser Representative on behalf of Pubco shall be and hereby is authorized as the attorney-in-fact for such Indemnitor to transfer such Pubco Ordinary Shares to the proper recipient thereof as required by this Section 9.5 and may transfer such Pubco Ordinary Shares and cancel the stock certificates for such Pubco Ordinary Shares on the books and records of Pubco and issue new stock certificates to such transferee and may instruct its agents and any exchanges on which Pubco Ordinary Shares are listed or traded to do the same.

9.6 Exclusive Remedy. From and after the Closing, except with respect to Fraud Claims relating to the Company or any Seller or claims seeking injunctions, specific performance or other equitable relief (including pursuant to Section 13.7), or claims under the terms of the Ancillary Documents, indemnification pursuant to this Article IX shall be the sole and exclusive remedy for the Parties with respect to matters arising under this Agreement of any kind or nature, including for any misrepresentation or breach of any warranty, covenant, or other provision contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or otherwise relating to the subject matter of this Agreement, including the negotiation and discussion thereof.

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Article X
CLOSING CONDITIONS

10.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Transactions shall be subject to the satisfaction or written waiver (where permissible) by the Company and Purchaser of the following conditions:

(a) Required Shareholder Approval. The Purchaser Shareholder Approval Matters that are submitted to the vote of the shareholders of Purchaser at the Special Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the shareholders of Purchaser at the Special Meeting in accordance with Purchaser’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Shareholder Approval”).

(b) Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(c) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(d) Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 10.1(d) shall have each been obtained or made.

(e) No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(f) No Litigation. There shall not be any pending Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

(g) Net Tangible Assets Test. Upon the Closing, after giving effect to the Redemption and any PIPE Investment, the Purchaser shall have net tangible assets of at least $5,000,001.

(h) Appointment to the Board. The members of the Post-Closing Pubco Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 8.15.

(i) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing.

(j) Assumption by Pubco of Existing Company Convertible Securities. Pubco shall have assumed all issued and outstanding Company Options, Company Warrants and other Company Convertible Securities as of the Closing as Assumed Convertible Securities in accordance with the requirements of Section 2.1(b).

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10.2 Conditions to Obligations of the Company and the Sellers. In addition to the conditions specified in Section 10.1, the obligations of the Company and the Sellers to consummate the Transactions are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of Purchaser and Pubco set forth in this Agreement and in any certificate delivered by Purchaser or Pubco pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Purchaser or Pubco.

(b) Agreements and Covenants. Purchaser, Pubco and Merger Sub shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to Purchaser or Pubco since the date of this Agreement which is continuing and uncured.

(d) Pubco Charter Amendment. Prior to the Closing, the shareholders of Pubco shall have amended and restated the memorandum and articles of association of Pubco in substantially the form attached as Exhibit F hereto (the “Amended Pubco Charter”).

(e) Closing Deliveries.

(i) Officer Certificates. Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 10.2(a), 10.2(b) and 10.2(c) with respect to Purchaser. Pubco shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of Pubco in such capacity, certifying as to the satisfaction of the conditions specified in Sections 10.2(a), 10.2(b) and 10.2(c) with respect to Pubco and Merger Sub, as applicable.

(ii) Secretary Certificates. Purchaser shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Purchaser’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of Purchaser’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required Shareholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which Purchaser is or is required to be a party or otherwise bound. Pubco shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Pubco’s Organizational Documents as in effect as of the Closing Date, (B) the resolutions of Pubco’s board of directors and shareholders authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, and (C) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which Pubco is or is required to be a party or otherwise bound.

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(iii) Good Standing. Purchaser shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for each of Purchaser and Pubco certified as of a date no later than sixty (60) days prior to the Closing Date from the proper Governmental Authority of Purchaser’s and Pubco’s jurisdiction of organization and from each other jurisdiction in which Purchaser or Pubco is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) Amended Founders Registration Rights Agreement. The Company shall have received a copy of the Amended and Restated Registration Rights Agreement, in substantially the form attached as Exhibit G hereto, duly executed by Purchaser, Pubco, the Sponsor and EBC.

(v) Stock Escrow Agreement Amendment. The Company shall have received a copy of the Amendment to Stock Escrow Agreement, in substantially the form attached as Exhibit H hereto, duly executed by Purchaser, Pubco, the Sponsor and Continental Transfer & Trust Company.

10.3 Conditions to Obligations of Purchaser. In addition to the conditions specified in Section 10.1, the obligations of Purchaser, Pubco and Merger Sub to consummate the Transactions are subject to the satisfaction or written waiver (by Purchaser and Pubco) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company and the Sellers set forth in this Agreement and in any certificate delivered by the Company or any Seller pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, any Target Company or any Seller.

(b) Agreements and Covenants. The Company and each Seller shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to any Target Company since the date of this Agreement which is continuing and uncured.

(d) Closing Deliveries.

(i) Officer Certificate. Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 10.3(a), 10.3(b) and 10.3(c).

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(ii) Seller Certificate. Purchaser shall have received a certificate from each Seller, dated as the Closing Date, signed by such Seller, certifying as to the satisfaction of the conditions specified in Sections 10.3(a) and 10.3(b) with respect to such Seller.

(iii) Secretary Certificate. The Company shall have delivered to Purchaser and Pubco a certificate from its secretary certifying as to the validity and effectiveness of, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date, (B) the resolutions of its board of directors and shareholders authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or bound, and the consummation of the Merger, the Securities Exchange and the other transactions contemplated hereby and thereby, and (C) the incumbency of its officers authorized to execute this Agreement or any Ancillary Document to which it is or is required to be a party or otherwise bound.

(iv) Good Standing. The Company shall have delivered to Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for each Target Company certified as of a date no later than sixty (60) days prior to the Closing Date from the proper Governmental Authority of the Target Company’s jurisdiction of organization and from each other jurisdiction in which the Target Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(v) Certified Company Charter. The Company shall have delivered to Purchaser a copy of the Company Charter, as in effect as of the Closing, certified by the appropriate Governmental Authority of Singapore as of a date no more than ten (10) Business Days prior to the Closing Date.

(vi) Employment Agreements. Purchaser and Pubco shall have received employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to the Company and Purchaser, between each of the persons set forth Schedule 10.3(d)(vi) hereto and the applicable Target Company or Pubco, as noted in Schedule 10.3(d)(vi), each such employment agreement duly executed by the parties thereto.

(vii) Share Certificates and Transfer Instruments. Pubco shall have received from each Seller Company Certificates and other instruments or documents representing the Purchased Shares (or Lost Certificate Affidavits), if applicable, together with executed instruments of transfer in respect of the Purchased Shares in favor of Pubco (or its nominee) and in form reasonably acceptable for transfer on the books of the Company.

(viii) Resignations. Purchaser shall have received written resignations, effective as of the Closing, of each of the directors and officers of the Company as requested by Purchaser prior to the Closing.

(e) Certain Ancillary Documents.

(i) Lock-Up Agreements. Each Lock-Up Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing, and Purchaser shall have received a Lock-Up Agreement for each Seller that is not otherwise a party to a Lock-Up Agreement, duly executed by such Seller.

(ii) Registration Rights Agreement. The Registration Rights Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing, and Purchaser shall have received a duly executed joinder agreement to the Registration Rights Agreement from any Seller that is not otherwise already a party thereto.

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(iii) Non-Competition Agreements. Each Non-Competition Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing, and Purchaser shall have received a Non-Competition Agreement for each Significant Insider that is not otherwise a party to a Non-Competition Agreement, duly executed by such Significant Insider.

(iv) Company Warrant Acknowledgement. Each Company Warrant Acknowledgement shall be in full force and effect in accordance with the terms thereof as of the Closing, and Purchaser shall have received a Company Warrant Acknowledgement for each holder of a Company Warrant that is not otherwise a party to a Company Warrant Acknowledgement, duly executed by such holder.

(v) Company Option Acknowledgement. Each Company Option Acknowledgement shall be in full force and effect in accordance with the terms thereof as of the Closing.

10.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article X to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company or Seller) to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article XI
TERMINATION AND EXPENSES

11.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of Purchaser, Pubco and the Company;

(b) by written notice by Purchaser or the Company to the other if any of the conditions to the Closing set forth in Article X have not been satisfied or waived by December 19, 2018 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Company, the Sellers) of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either Purchaser or the Company to the other if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(c) shall not be available to a Party if the failure by such Party or its Affiliates (or with respect to the Company, the Sellers) to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

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(d) by written notice by the Company to Purchaser and Pubco, if (i) there has been a material breach by Purchaser, Pubco or Merger Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Purchaser or Pubco shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 10.2(a) or Section 10.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by the Company or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 11.1(d) if at such time the Company or any Seller is in material uncured breach of this Agreement;

(e) by written notice by Purchaser or Pubco to the Company, if (i) there has been a breach by the Company or any Seller of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 10.3(a) or Section 10.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by Purchaser or Pubco or (B) the Outside Date; provided, that Purchaser and Pubco shall not have the right to terminate this Agreement pursuant to this Section 11.1(e) if at such time Purchaser, Pubco or Merger Sub is in material uncured breach of this Agreement;

(f) by written notice by Purchaser or Pubco to the Company, if there shall have been a Material Adverse Effect on any Target Company following the date of this Agreement which is uncured and continuing;

(g) by written notice by either Purchaser or the Company to the other if the Special Meeting is held (including any adjournment or postponement thereof) and has concluded, Purchaser’s stockholders have duly voted, and the Required Shareholder Approval was not obtained; or

(h) by written notice executed by Sellers holding in the aggregate a Pro Rata Share of at least 50.1% provided to both Purchaser and the Company if the Closing shall not have occurred on or prior to June 30, 2019; provided, that such Sellers shall not be entitled to terminate under this Section 11.1(h) if the breach of violation by any such terminating Sellers of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before June 30, 2019.

11.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 11.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 11.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 8.12, 8.13, 11.3, 12.1, Article XIII and this Section 11.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 12.1). Without limiting the foregoing, and except as provided in Sections 11.3 and this Section 11.2 (but subject to Section 12.1, and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 13.7), the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 11.1.

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11.3 Fees and Expenses. Subject to Sections 12.1 and 13.14, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement. With respect to Purchaser, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination, as well as any costs and expenses incurred in connection with any PIPE Investment or any Extension.

Article XII
WAIVERS AND RELEASES

12.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company and each Seller hereby acknowledges that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by Purchaser’s underwriters (including interest accrued from time to time thereon) for the benefit of Purchaser’s public stockholders (including overallotment shares acquired by Purchaser’s underwriters) (including any successors after the Merger, the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their shares of Purchaser Class A Common Stock (or Pubco Ordinary Shares upon the Merger) in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to Purchaser’s Organizational documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Stockholders if the Purchaser fails to consummate a Business Combination within twelve (12) months (or up to twenty (21) months if extended pursuant to the terms of the Purchaser Charter) after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any franchise or income taxes or for any liquidation expenses, and (d) to Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each Seller hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company, any Seller nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Purchaser, Pubco or any of their respective Representatives, on the one hand, and the Company, any Seller or their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company and each Seller on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Company, any Seller or any of their respective Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser, Pubco or their respective Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser, Pubco or their respective Affiliates). The Company and each Seller each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser, Pubco and their respective Affiliates to induce Purchaser, Pubco and Merger Sub to enter in this Agreement, and the Company and each Seller further intends and understands such waiver to be valid, binding and enforceable against the Company, each Seller and each of their respective Affiliates under applicable Law. To the extent the Company, any Seller or any of their respective Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Purchaser, Pubco or their respective Representatives, which proceeding seeks, in whole or in part, monetary relief against Purchaser, Pubco or their respective Representatives, the Company and each Seller hereby acknowledges and agrees that their and their Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit any the Company, any Seller or any of their respective Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company, any Seller or any of their respective Affiliates commences Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser, Pubco or their respective Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, Purchaser, Pubco and their respective Representatives, as applicable, shall be entitled to recover from the Company, the Sellers and their respective Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event Purchaser, Pubco or their respective Representatives, as applicable, prevails in such Action. This Section 12.1 shall survive termination of this Agreement for any reason.

12.2 Release and Covenant Not to Sue. Effective as of the Closing, to the fullest extent permitted by applicable Law, each Seller, on behalf of itself and its Affiliates that owns any share or other equity interest in or of such Seller (the “Releasing Persons”), hereby releases and discharges the Target Companies from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against the Target Companies arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from a Target Company, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against the Target Companies or their respective Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any party pursuant to the terms and conditions of this Agreement or any Ancillary Document or any of the other matters set forth on Schedule 12.2.

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Article XIII
MISCELLANEOUS

13.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser, Pubco or Merger Sub at or prior to the Closing, to:

Draper Oakwood Technology Acquisition, Inc.
c/o Draper Oakwood Investments, LLC
55 East 3rd Ave.
San Mateo, CA 94401, USA
Attn: Aamer Sarfraz
Telephone No.: +44-777-049-0449
Email: aamer@draperoakwood.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, USA
Attn:    Stuart Neuhauser, Esq.
             Douglas Ellenoff, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:   sneuhauser@egsllp.com
              ellenoff@egsllp.com

If to the Purchaser Representative, to: Draper Oakwood Investments, LLC 55 East 3rd Ave. San Mateo, CA 94401, USA Attn: Aamer Sarfraz Telephone No.: +44-777-049-0449 Email: aamer@draperoakwood.com with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, USA
Attn:    Stuart Neuhauser, Esq.
             Douglas Ellenoff, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:   sneuhauser@egsllp.com
              ellenoff@egsllp.com

If to the Company prior to the Closing, to:

Reebonz Limited
5 Tampines North Drive 5
Singapore 528548
Attn: Samuel Lim Kok Eng
Facsimile No.: 011 65 6499 9443
Telephone No.: 011 65 6511 8475
Email:   samuel.lim@reebonz.com

with a copy (which will not constitute notice) to:

Dentons Rodyk & Davidson LLP
80 Raffles Place, #33-00 UOB Plaza 1
Singapore 048624
Attn: S. Sivanesan
Facsimile No.: 011 65 6532 1838
Telephone No.: 011 65 6885 3685
Email:   sivanesan.s@dentons.com

If to any Seller, to: the address of such Seller set forth under such Seller’s name on the signature pages hereto with a copy (which will not constitute notice) to:

Dentons Rodyk & Davidson LLP
80 Raffles Place, #33-00 UOB Plaza 1
Singapore 048624
Attn: S. Sivanesan
Facsimile No.: 011 65 6532 1838
Telephone No.: 011 65 6885 3685
Email:   sivanesan.s@dentons.com

If to Pubco, Purchaser or the Company after the Closing, to:

Reebonz Holding Limited
5 Tampines North Drive 5
Singapore 528548
Attn: Samuel Lim Kok Eng
Facsimile No.: 011 65 6499 9443
Telephone No.: 011 65 6511 8475
Email:   samuel.lim@reebonz.com

with a copy (which will not constitute notice) to:

Dentons Rodyk & Davidson LLP
80 Raffles Place, #33-00 UOB Plaza 1
Singapore 048624
Attn: S. Sivanesan
Facsimile No.: 011 65 6532 1838
Telephone No.: 011 65 6885 3685
Email:   sivanesan.s@dentons.com

and

the Purchaser Representative (and its copies for notices hereunder)

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13.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of Purchaser, Pubco, the Company and the Purchaser Representative, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

13.3 Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 8.16, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

13.4 Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 13.4) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 13.4. A Party must, in the first instance, provide written notice of any Disputes to the other Parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The Parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other Parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any Party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each Party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the Parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the state of New York. Time is of the essence. Each Party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any Party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant Party (or Parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English.

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13.5 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Subject to Section 13.4, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 13.4, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 13.1. Nothing in this Section 13.5 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

13.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.6.

13.7 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each of Purchaser, Pubco, Merger Sub, the Company and the Purchaser Representative shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

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13.8 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

13.9 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by Purchaser, Pubco, the Company and the Purchaser Representative; provided that (i) any amendment that imposes additional material liabilities or obligations on the Sellers requires the prior written consent of Sellers holding in the aggregate a Pro Rata Share of at least 50.1%, and (ii) no amendment shall affect a Seller in a manner materially and adversely disproportionate to the other Sellers without the prior written consent of such Seller.

13.10 Waiver. Each of Purchaser, Pubco, the Company and, after the Closing, the Purchaser Representative, on behalf of itself and its Affiliates (and the Company on behalf of the Sellers), may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other Party here that is not such Party’s Affiliate (or, with respect to the Company, not a Seller), (ii) waive any inaccuracy in the representations and warranties by any other Party here that is not such Party’s Affiliate (or, with respect to the Company, not a Seller) contained herein or in any document delivered pursuant hereto and (iii) waive compliance by any other Party here that is not such Party’s Affiliate (or, with respect to the Company, not a Seller) with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby (including by the Purchaser Representative in lieu of such Party to the extent provided in this Agreement, and provided that the Company may execute such instrument on behalf of the Sellers). Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Closing shall also require the prior written consent of the Purchaser Representative.

13.11 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

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13.12 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, “Annex” and “Exhibit” are intended to refer to Sections, Articles, Schedules, Annexes and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Except as otherwise stated in this Agreement, any U.S. dollar thresholds or currency amounts expressed in U.S. dollars in this Agreement for activities that are operated in Singapore dollars and not otherwise converted into U.S. dollars will be treated for purposes of this Agreement as if converted into U.S. dollars based on the exchange rate using the Fed Noon Buying Rate for Singapore dollars on August 24, 2018, which was 1.3651. Any reference in this Agreement to a Person’s directors shall including any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall including any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to Purchaser or Pubco or their respective Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of Purchaser and Pubco and their respective Representatives and Purchaser, Pubco and their respective Representatives have been given access to the electronic folders containing such information.

13.13 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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13.14 Purchaser Representative.

(a) Each of Purchaser and Pubco, on behalf of itself and its Subsidiaries, successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints Draper Oakwood Investments, LLC in the capacity as the Purchaser Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) bringing, managing, controlling, defending and settling on behalf of an Indemnitee any indemnification claims by any of them under Article IX, and satisfaction of such claims in accordance with Section 2.3 and Article IX; (ii) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which the Purchaser Representative is a party; (iii) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under this Agreement or any Ancillary Documents to which the Purchaser Representative is a party; (iv) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Purchaser Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Purchaser Representative and to rely on their advice and counsel; (v) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable out-of-pocket fees and expenses allocable or in any way relating to such transaction or any post-Closing consideration adjustment or indemnification claim; and (vi) otherwise enforcing the rights and obligations of any such Persons under this Agreement and the Ancillary Documents to which the Purchaser Representative is a party, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that the Parties acknowledge that the Purchaser Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the holders of Pubco Securities from and after the Closing (other than the Sellers and their respective successors and assigns and the holders of Assumed Convertible Securities). All decisions and actions by the Purchaser Representative, including any agreement between the Purchaser Representative and Pubco, Purchaser, the Company, any Seller or other Indemnitor relating to the defense or settlement of any indemnification claims for which an Indemnitor may be required to indemnify an Indemnitee pursuant to Article IX, shall be binding upon Pubco, Purchaser and their respective Subsidiaries, successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 13.14 are irrevocable and coupled with an interest. The Purchaser Representative hereby accepts its appointment and authorization as the Purchaser Representative under this Agreement.

(b) The Purchaser Representative shall not be liable for any act done or omitted under this Agreement or any Ancillary Document as the Purchaser Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. Pubco shall indemnify, defend and hold harmless the Purchaser Representative from and against any and all Losses incurred without gross negligence, bad faith or willful misconduct on the part of the Purchaser Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Purchaser Representative’s duties under this Agreement or any Ancillary Document, including the reasonable fees and expenses of any legal counsel retained by the Purchaser Representative. In no event shall the Purchaser Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Purchaser Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Purchaser Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, including bringing and enforcing any indemnification or other claims against any Seller or other Indemnitor in any applicable jurisdiction worldwide, the Purchaser Representative shall have the right at any time and from time to time to select and engage, at the sole cost and expense of Pubco, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses (including court costs and filing fees), in each case, as the Purchaser Representative may deem necessary or appropriate from time to time, and to the extent not directly paid by Pubco, Pubco shall promptly upon request by the Purchaser Representative advance any such costs and expenses to the Purchaser Representative in connection therewith. All of the indemnities, immunities, releases and powers granted to the Purchaser Representative under this Section 13.14 shall survive the Closing and continue indefinitely.

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(c) The Person serving as the Purchaser Representative may resign upon ten (10) days’ prior written notice to Pubco, provided, that the Purchaser Representative appoints in writing a replacement Purchaser Representative. Each successor Purchaser Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Purchaser Representative, and the term “Purchaser Representative” as used herein shall be deemed to include any such successor Purchaser Representatives.

13.15 Legal Representation. The Parties agree that, notwithstanding the fact that EGS may have, prior to Closing, jointly represented Purchaser, Pubco, Merger Sub and the Purchaser Representative in connection with this Agreement, and has also represented Purchaser and its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, EGS will be permitted in the future, after Closing, to represent the Purchaser Representative, the Sponsor or their respective Affiliates in connection with matters in which such Persons are adverse to Pubco or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company and the Sellers, who are or have the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’s future representation of one or more of the Purchaser Representative, the Sponsor or their respective Affiliates in which the interests of such Person are adverse to the interests of Pubco, Purchaser, the Company and/or the Sellers or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by EGS of Purchaser, Pubco, Merger Sub, the Purchaser Representative or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Purchaser Representative shall be deemed the client of EGS with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Purchaser Representative, shall be controlled by the Purchaser Representative and shall not pass to or be claimed by Pubco or Purchaser; provided, further, that nothing contained herein shall be deemed to be a waiver by Pubco, Purchaser or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

Article XIV
DEFINITIONS

14.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.

“Accounting Principles” means in accordance with IFRS as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the latest audited Financial Statements.

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“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of Purchaser and Pubco prior to the Closing.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, including the Non-Competition Agreements, the Lock-Up Agreements and the Registration Rights Agreement, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Cash” means, as of the applicable time of determination, the aggregate cash and cash equivalents of the Target Companies on hand or in bank accounts, including deposits in transit, minus the aggregate amount of outstanding and unpaid checks issued by or on behalf of the Target Companies as of such time.

“Company Charter” means the Certificate of Incorporation of the Company, as amended and in effect under the Singapore Act.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies or the Sellers or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company, the Sellers or their respective Representatives to Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

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“Company Convertible Securities” means, collectively, the Company Options, Company Warrants and any other options, warrants or rights to subscribe for or purchase any capital shares of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital shares of the Company.

“Company Equity Plan” means the Reebonz 2010 Employee Share Option Scheme.

“Company Option” means an option to purchase Company Ordinary Shares that was granted pursuant to the Company Equity Plan.

“Company Ordinary Shares” means the ordinary shares, no par value, of the Company.

“Company Preferred Shares” means the preference shares, no par value, of the Company, including the Company Series A Preferred Shares, the Company Series B Preferred Shares, the Company Series C Preferred Shares and the Company Series D Preferred Shares.

“Company Securities” means, collectively, the Company Shares, the Company Options, the Company Warrants and other Company Convertible Securities.

“Company Series A Preferred Shares” means the Series A convertible preference shares of the Company.

“Company Series B Preferred Shares” means the Series B convertible preference shares of the Company.

“Company Series C Preferred Shares” means the Series C contingently redeemable convertible preference shares of the Company.

“Company Series D Preferred Shares” means the Series D contingently redeemable convertible preference shares of the Company.

“Company Shares” means, collectively, the Company Ordinary Shares and the Company Preferred Shares.

“Company Warrants” means those warrants entitling the holders thereof to purchase Company Shares.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Consolidated Revenue” means with respect to any designated period of time, the amount of consolidated revenue of Pubco and its Subsidiaries, on a consolidated basis, for such period, as determined in accordance with IFRS, consistently applied.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

Annex A-74

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Conversion Ratio” means an amount equal to (i) the Per Share Price, divided by (ii) the Redemption Price.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Delaware Act” means the Delaware General Corporation Law, as amended.

“EBC” means EarlyBirdCapital, Inc., the lead underwriter in the IPO.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Consideration” means Two Hundred and Fifty-Two Million U.S. Dollars ($252,000,000), minus (or plus if negative) (ii) the Net Debt as of the Reference Time.

Annex A-75

“Fed Noon Buying Rate” for any applicable date means the noon buying rate in the City of New York for cable transfers in the applicable currency as published by the Federal Reserve Bank of New York for such date.

“Foreign Plan” means any plan, fund (including any superannuation fund) or other similar program or arrangement established or maintained outside the United States by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States, which plan, fund or other similar program or arrangement provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“IFRS” means international financial reporting standards, as adopted by the International Accounting Standards Board.

“In-the-Money Company Convertible Securities” means a Company Option, Company Warrant or other Company Convertible Security with an exercise or conversion price less than the Per Share Price.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP or IFRS (as applicable to such Person), (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

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“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Internet Assets” means any all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“IPO” means the initial public offering of Purchaser Public Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of Purchaser, dated September 14, 2017, and filed with the SEC on September 15, 2017 (File No. 333-220180).

“Key Managers” means the Company’s C-level employees and their direct reports.

“Knowledge” means, with respect to (i) the Company, the actual knowledge of the executive officers or directors of any Target Company, after reasonable inquiry, or (ii) any other Party, (A) if any entity, the actual knowledge of its directors and executive officers, after reasonable inquiry or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, IFRS or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

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“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in IFRS, GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared), mass cyber attack or natural disaster; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) and (vi), with respect to Purchaser or Pubco, the consummation and effects of the Redemption; provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to Purchaser and Pubco, the amount of the Redemption or the failure to obtain the Required Shareholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to Purchaser or Pubco.

“Merger Sub Common Stock” means the shares of common stock, par value $0.0001 per share, of Merger Sub.

“Nasdaq” means the Nasdaq Capital Market.

“Net Debt” means, as of the Reference Time, (i) the aggregate Indebtedness of the Target Companies, less (ii) the Company Cash, in each case of clauses (i) and (ii), on a consolidated basis and as determined in accordance with the Accounting Principles.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

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“Per Share Price” means an amount equal to (a) the sum of (i) the Exchange Consideration, plus (ii) the aggregate amount of the exercise prices for all Company Shares under In-the-Money Company Convertible Securities (and assuming no cashless exercise), divided by (b) the total number of issued and outstanding Company Ordinary Shares as of immediately prior to the Closing, treating for such purposes (i) Company Preferred Shares on an as-converted to Company Ordinary Share basis (as if the Company had liquidated at such time), and (ii) all outstanding Company Convertible Securities as fully vested and as if the Company Convertible Security had been exercised or converted at such time (but excluding any Company Convertible Securities that are not In-the-Money Company Convertible Securities).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Pro Rata Share” means, with respect to each Seller, a fraction express as a percentage equal to (i) the number of Exchange Shares that such Seller is entitled to receive in accordance with Section 2.2, divided by (ii) the total number of Exchange Shares, in each case, prior to the reduction for and holdback of the Holdback Shares.

“Pubco Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of Pubco, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

“Pubco Preferred Shares” means the preference shares, par value $0.0001 par value per share, of Pubco.

“Pubco Private Warrant” means one whole warrant entitling the holder thereof to purchase one (1) Pubco Ordinary Share at a purchase price of $11.50 per share.

“Pubco Public Warrant” means one whole warrant entitling the holder thereof to purchase one (1) Pubco Ordinary Share at a purchase price of $11.50 per share.

Annex A-79

“Pubco Securities” means the Pubco Ordinary Shares, the Pubco Preferred Shares and the Pubco Warrants, collectively.

“Pubco Share Price” means an amount equal to the VWAP of the Pubco Ordinary Shares over the twenty (20) Trading Days ending at the close of business on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded immediately prior to the date of determination (provided, that if the date of determination within twenty (20) Trading Days after the Closing Date, the applicable period of Trading Days for the VWAP shall be the Trading Day starting immediately after the Closing Date and ending on the Trading Day immediately prior to the date of determination), as equitably adjusted for share splits, share dividends, combinations, recapitalizations and the like after the Closing, such price not to be less than $0.0001 per share.

“Pubco Warrants” means Pubco Private Warrants and Pubco Public Warrants, collectively.

“Purchaser Charter” means the certificate of incorporation of Purchaser, as amended and in effect under the Delaware Act; provided, that references herein to the Purchaser Charter for periods after the Merger includes the certificate of incorporation of the Surviving Corporation.

“Purchaser Class A Common Stock” means the shares of Class A Common Stock, par value $0.0001 per share, of Purchaser.

“Purchaser Class F Common Stock” means the shares of Class F Common Stock, par value $0.0001 per share, of Purchaser.

“Purchaser Common Shares” means shares of Purchaser Class A Common Stock and Purchaser Class F Common Stock, collectively; provided, that references herein to Purchaser Common Shares for periods after the Merger includes the shares of common stock of the Surviving Corporation.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning the Purchaser, Pubco or any of their respective Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company, any Seller or their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by Purchaser, Pubco or their respective Representatives to the Company, any Seller or their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Target Companies.

“Purchaser Preferred Shares” means shares of preferred stock, par value $0.0001 par value per share of Purchaser.

“Purchaser Private Right” means one right that was included as part of each Purchaser Private Unit entitling the holder thereof to receive one-tenth (1/10th) of a share of Purchaser Class A Common Stock upon the consummation by Purchaser of its Business Combination.

“Purchaser Private Unit” means the units issued in private placements to EBC and the Sponsor at the time of the consummation of the IPO consisting of one (1) share of Purchaser Class A Common Stock, one (1) Purchaser Private Right, and one-half (1/2) of a Purchaser Private Warrant.

Annex A-80

“Purchaser Private Warrant” means one whole warrant that was included in as part of each Purchaser Private Unit, entitling the holder thereof to purchase one (1) share of Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Public Right” means one right that was included as part of each Purchaser Public Unit entitling the holder thereof to receive one-tenth (1/10th) of a share of Purchaser Class A Common Stock upon the consummation by Purchaser of its Business Combination.

“Purchaser Public Unit” means the units issued in the IPO (including overallotment units acquired by Purchaser’s underwriter) consisting of one (1) share of Purchaser Class A Common Stock, one (1) Purchaser Public Right, and one-half (1/2) of a Purchaser Public Warrant.

“Purchaser Public Warrants” means one whole warrant that was included in as part of each Purchaser Public Unit, entitling the holder thereof to purchase one (1) share of Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Rights” means Purchaser Private Rights and Purchaser Public Rights, collectively.

“Purchaser Securities” means the Purchaser Units, the Purchaser Common Shares, the Purchaser Preferred Shares, the Purchaser Rights, the Purchaser Warrants and the Purchaser UPO, collectively.

“Purchaser Units” means Purchaser Private Units and Purchaser Public Units, collectively.

“Purchaser UPO” means the option issued to EBC and/or its designee to purchase up to 500,000 Purchaser Public Units at a price of $10.00 per unit, provided the exercise price per unit may be adjusted as stated in the option.

“Purchaser Warrants” means Purchaser Private Warrants and Purchaser Public Warrants, collectively.

“Redemption Price” means an amount equal to price at which each share of Purchaser Class A Common Stock (or after the Merger, Pubco Ordinary Share) is redeemed or converted pursuant to the Redemption (as equitably adjusted for share splits, share dividends, combinations, recapitalizations and the like after the Closing).

“Reference Time” means the close of business of the Company as of June 30, 2018; provided, that in the event that prior to the Closing, the Company has Company prepared and auditor reviewed financial statements of the Target Companies for September 30, 2018 (or any subsequent fiscal quarter), the Reference Time shall mean September 30, 2018 (or, if applicable, the date of any subsequent fiscal quarter).

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

Annex A-81

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“Right Agreement” means the Right Agreement, dated as of September 14, 2017, by and between Purchaser and Continental Stock Transfer & Trust Company, as rights agent thereunder, as amended.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Insider” means a Seller that (i) is or was an executive officer or director of the Company or its Subsidiaries as of the Closing or during the one year period prior thereto and (ii) has a Pro Rata Share of at least one-quarter percent (0.25%).

“Singapore Act” means the Singapore Companies Act (Cap. 50), as amended.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“Sponsor” means Draper Oakwood Investments, LLC, a Delaware limited liability company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Tampines Property” means the premises located at 5 Tampines North Drive 5, Reebonz Building, Singapore 528548, including improvements thereon and easements appurtenant thereto.

“Target Companies” or “Target Group” means the Company and its direct and indirect Subsidiaries, collectively.

Annex A-82

“Target Company” means each of the Company and its direct and indirect Subsidiaries.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which Pubco Ordinary Shares are actually traded on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded.

“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of September 14, 2017, as it may be amended, by and between Purchaser and the Trustee, as it may be amended to add Pubco to accommodate the Merger, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement

Annex A-83

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as reasonably determined reasonably and in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

14.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section

2019 Earnout Shares	2.8	(a)
2019 Lookback Earnout	2.8	(a)
2019 Revenue Target	2.8	(a)
2019 Share Price Target	2.8	(a)
2020 Earnout Shares	2.8	(a)
2020 Lookback Earnout	2.8	(a)
2020 Revenue Target	2.8	(a)
2020 Share Price Target	2.8	(a)
AAA Procedures	13.4
Accounts Receivable	6.7	(f)
Acquisition	Recitals
Acquisition Proposal	8.6	(a)
Agreement	Preamble
Alternative Transaction	8.6	(a)
Amended Pubco Charter	10.2	(d)
Antitrust Laws	8.9	(b)
Assumed Convertible Security	2.1	(b)
Assumed Options	2.1	(b)
Assumed Plan	8.11	(a)
Business Combination	12.1
Certificate of Merger	1.2
Claim Notice	9.4	(b)
Closing	3.1
Closing Date	3.1
Closing Filing	8.12	(b)
Closing Press Release	8.12	(b)
Company	Preamble
Company Benefit Plan	6.19	(a)
Company Certificates	2.4	(b)
Company Directors	8.15	(a)
Company Disclosure Schedules	Article VI
Company Financials	6.7	(a)
Company IP	6.13	(d)
Company IP Licenses	6.13	(a)
Company Material Contract	6.12	(a)
Company Option Acknowledgement	Recitals
Company Permits	6.10
Company Personal Property Leases	6.16
Company Real Property Leases	6.15	(a)
Company Registered IP	6.13	(a)
Company Shareholders Agreement	2.6
Company Warrant Acknowledgement	Recitals
Consideration Shares	5.6
D&O Indemnified Person	8.16	(a)
D&O Tail Insurance	8.16	(b)
Disinterested Independent Directors	2.8	(b)
Dispute	13.4
Earnout Period	2.8	(a)
Earnout Revenue Target	2.8	(a)
Earnout Share Price Target	2.8	(a)
Earnout Shares	2.8	(a)
Earnout Statement	2.8	(b)
Earnout Year	2.8	(a)

Annex A-84

Term	Section
Effective Time	1.2
EGS	3.1
Enforceability Exceptions	4.2
Environmental Permit	6.20	(a)
Exchange Shares	2.2	(a)
Expenses	11.3
Extension	8.3	(a)
Extension Expenses	8.3	(b)(iv)
Federal Securities Laws	8.7
Fundamental Reps	9.1	(a)
Holdback Release Date	2.3	(b)
Holdback Shares	2.3	(a)
Indemnitee	9.2
Indemnitor	9.2
Interim Balance Sheet Date	6.7	(a)
Interim Period	8.1	(a)
Lock-Up Agreement	Recitals
Lookback Earnouts	2.8	(a)
Loss	9.2
Lost Certificate Affidavit	2.4	(b)
Management Earnout Shares	8.11	(a)
Management Performance Plan	8.11	(a)
Merger Sub	Preamble
Merger	Recitals
New Seller	8.2	(c)
Non-Competition Agreement	Recitals
OFAC	4.17	(c)
Off-the-Shelf Software	6.13	(a)
Omnibus Equity Incentive Plan	8.11	(a)
Option Recapture Date	2.7
Outside Date	11.1	(b)
Party(ies)	Preamble
Pending Claims	2.3	(b)
PIPE Investment	8.18
PIPE Shares	8.18
Post-Closing Pubco Board	8.15	(a)
Proxy Statement	8.11	(a)
Pubco	Preamble
Pubco Equity Plans	8.11	(a)
Public Certifications	4.6	(a)
Public Stockholders	12.1
Purchased Shares	2.1	(a)
Purchaser	Preamble
Purchaser Directors	8.15	(a)
Purchaser Disclosure Schedules	Article IV
Purchaser Financials	4.6	(b)
Purchaser Material Contract	4.13	(a)
Purchaser Representative	Preamble
Purchaser Shareholder Approval Matters	8.11	(a)
Redemption	8.11	(a)
Registration Rights Agreement	Recitals
Registration Statement	8.11	(a)
Related Person	6.21
Released Claims	12.1
Releasing Persons	12.2
Required Shareholder Approval	10.1	(a)
Resolution Period	13.4
SEC Reports	4.6	(a)
Securities Exchange	Recitals
Sellers	Preamble
Signing Filing	8.12	(b)
Signing Press Release	8.12	(b)
Special Meeting	8.11	(a)
Specified Courts	13.5
Surviving Corporation	1.1
Third Party Claim	9.4	(c)
Top Supplier	6.23
Transactions	Recitals
Unused Assumed Options	2.7

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

Annex A-85

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

Purchaser:

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

By:	/s/ Aamer Sarfraz
Name: Aamer Sarfraz
Title: Chief Executive Officer

Pubco:

DOTA HOLDINGS LIMITED

By:	/s/ Aamer Sarfraz
Name: Aamer Sarfraz
Title: Director

Merger Sub:

DOTA MERGER SUBSIDIARY INC.

By:	/s/ Aamer Sarfraz
Name: Aamer Sarfraz
Title: Secretary

The Purchaser Representative:

DRAPER OAKWOOD INVESTMENTS, LLC, solely in its capacity as the Purchaser Representative hereunder

By:	/s/ Aamer Sarfraz
Name: Aamer Sarfraz
Title: Managing Member

The Company:

REEBONZ LIMITED

By:	/s/ Samuel Lim Kok Eng
Name: Samuel Lim Kok Eng
Title: Chief Executive Officer

{Signature Page to Business Combination Agreement}

Annex A-86

The Sellers:

GGV III ENTREPRENEURS FUND L.P.

By:	/s/ Stephen Hyndman
Name: Stephen Hyndman
Title: Attorney in Fact

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

GRANITE GLOBAL VENTURES III L.P.

By:	/s/ Stephen Hyndman
Name: Stephen Hyndman
Title: Attorney in Fact

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

Annex A-87

The Sellers (cont.):

SINGAPORE INNOVATE PTE. LTD.

By:	/s/ Pang Heng Soon
Name: Pang Heng Soon
Title: Head, Venture Building

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

INTEL CAPITAL CORPORATION

By:	/s/ David Getzinger
Name: David Getzinger
Title: Authorized Signatory

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

Annex A-88

The Sellers (cont.):

MATRIX PARTNERS CHINA I HONG KONG LIMITED

By:	/s/ Yibo Shao
Name: Yibo Shao
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

MEDIACORP PTE. LTD.

By:	/s/ Tham Loke Kheng
Name: Tham Loke Kheng
Title: CEO

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

Annex A-89

The Sellers (cont.):

PARADISE TANAGER LIMITED

By:	/s/ Teoh Sin Rui
Name: Teoh Sin Rui
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

/s/ Samuel Lim Kok Eng
Samuel Lim Kok Eng

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

Annex A-90

The Sellers (cont.):

SIRIUS ANGEL FUND PTE. LTD.

By:	/s/ Eugene Wong
Name: Eugene Wong
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

SIRIUS SME GROWTH PARTNERS I LIMITED

By:	/s/ Glenn Chao
Name: Glenn Chao
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

Annex A-91

The Sellers (cont.):

VERTEX ASIA GROWTH LTD.

By:	/s/ Chua Kee Lock
Name: Chua Kee Lock
Title: Corporate Representative

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

VERTEX ASIA INVESTMENTS PTE. LTD.

By:	/s/ Chua Kee Lock
Name: Chua Kee Lock
Title: Corporate Representative

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

Annex A-92

The Sellers (cont.):

VIOLET KITE LIMITED

By:	/s/ Teoh Sin Rui
Name: Teoh Sin Rui
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

YUAN CAPITAL PTE. LTD.

By:	/s/ Goh Tiow Guan
Name: Goh-Tiow Guan
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

Annex A-93

The Sellers (cont.):

YUAN RESOURCES PTE. LTD.

By:	/s/ Goh Tiow Guan
Name: Goh Tiow Guan
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

LION-OCBC CAPITAL ASIA I HOLDING PTE. LTD.

By:	/s/ Daniel Kwan Chieu Bock
Name: Daniel Kwan Chieu Bock
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

Annex A-94

The Sellers (cont.):

OVERSEA-CHINESE BANKING CORPORATION LIMITED

By:	/s/ Daniel Kwan Chieu Bock
Name: Daniel Kwan Chieu Bock
Title: Head, Mezzanine Capital Unit, OCBC Bank

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

/s/ Ji Weidong (Richard)
Ji Weidong (Richard)

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

Annex A-95

The Sellers (cont.):

VENTURECRAFT TWO PTE LTD.

By:	/s/ Ong Jeong Shing
Name: Ong Jeong Shing
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

/s/ Liu Qin (Richard)
Liu Qin (Richard)

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

Annex A-96

ANNEX B

THE COMPANIES LAW (2018 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

Reebonz Holding Limited

(adopted by special resolution passed with effect on [ ] 2018)

THE COMPANIES LAW (2018 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Reebonz Holding Limited

(adopted by special resolution passed with effect on [ ] 2018)

1	The name of the Company is Reebonz Holding Limited

2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5	The share capital of the Company is US$20,500 divided into 200,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

Annex B-1

THE COMPANIES LAW (2018 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Reebonz Holding Limited

(adopted by special resolution passed with effect on [ ] 2018)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Applicable Law”	means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.
“Articles”	means these articles of association of the Company.
“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).
“Cause”	means where a Director: (a) becomes ineligible to act as a director of the Company; (b) is convicted of a felony; (c) does not accept or no longer accepts their appointment as Director; or (d) conducts himself or herself in a manner that is materially prejudicial to the interests of the Company (as determined by resolution of the other Directors).
“Commission”	means the United States Securities and Exchange Commission.
“Company”	means the above named company.
“Directors”	means the directors for the time being of the Company.
“Designated Stock Exchange”	means the Nasdaq Stock Market or any other stock exchange or automated quotation system on which the Company’s securities are then traded.

Annex B-2

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.
“Electronic Record”	has the same meaning as in the Electronic Transactions Law.
“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.
“Member”	has the same meaning as in the Statute.
“Memorandum”	means the memorandum of association of the Company.
“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.
“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.
“Registered Office”	means the registered office for the time being of the Company.
“Seal”	means the common seal of the Company and includes every duplicate seal.
“Share”	means a share in the Company and includes a fraction of a share in the Company.
“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.
“Statute”	means the Companies Law (2018 Revision) of the Cayman Islands.
“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

Annex B-3

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)	sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

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2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares

3.1	Subject to the provisions, if any, in the Memorandum and Articles (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may, in their absolute discretion and without approval of the holders of ordinary Shares, allot, issue, grant options over or otherwise dispose of Shares (including preference shares and fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise, any or all of which may be greater than the powers and rights associated with the ordinary Shares, and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights. The authority of the Directors with respect to each class or series of Shares shall include, but not be limited to, determination of the following:

(a)	The number of Shares constituting that series or class and the distinctive designation of that series or class;

(b)	The dividend rate on the Shares of that series or class, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series or class;

(c)	whether that series or class shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d)	whether that series or class shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Directors shall determine;

(e)	whether or not the Shares of that series or class shall be issued as redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and

(f)	the rights of the Shares of that series or class in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the rights of priority, if any, of payment of shares of that series relative to other series of Shares.

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3.2	The Company shall not issue Shares to bearer.

4	Register of Members

4.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5	Closing Register of Members or Fixing Record Date

5.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6	Certificates for Shares

6.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

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6.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

7	Transfer of Shares

7.1	Subject to Article 3.1, the applicable rules, regulations and/or requirements of the Commission and/or the Designated Stock Exchange or any relevant securities laws (including, but not limited to U.S. federal and state securities law provisions related to insider trading), any Member may transfer all or any of his Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors and may be under hand or, if the transferor or transferee is a clearing house or it nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

7.2	The instrument of transfer shall be executed by or on behalf of the transferor. Without prejudice to the last preceding Article, the Directors may also resolve, either generally or in any particular case, upon request by the transferor or transferee to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee in entered into the Register of Members in respect thereof.

7.3	The Directors may, in their absolute discretion, decline to register any transfer of Shares, subject to the applicable rules, regulations and/or requirements of the Commission and/or the Designated Stock Exchange or any relevant securities laws (including, but not limited to U.S. federal and state securities law provisions related to insider trading).

7.4	Without limiting the generality of the foregoing, the Directors may decline to recognise any instrument of transfer unless:

(a)	a fee of such maximum sum as the Directors may from time to time require is paid to the Company in respect thereof;

(b)	the instrument of transfer is in respect of only one class of share;

(c)	the instrument of transfer is lodged at the registered office or such other place as the Register of Members is kept in accordance with the Statute accompanied by the relevant share certificate(s) (if any) or such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

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(d)	the instrument of transfer is duly and properly signed.

7.5	If the Directors refuse to register a transfer of any Share, the Company shall, within two months from the date on which the proposed transfer was lodged with the Company, send to each of the transferor and the transferee notice of the refusal.

8	Redemption, Repurchase and Surrender of Shares

8.1	Subject to the provisions of the Statute the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the Shares.

8.2	Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

8.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4	The Directors may accept the surrender for no consideration of any fully paid Share.

9	Treasury Shares

9.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10	Variation of Rights of Shares

10.1	If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

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10.2	For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

11	Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13	Lien on Shares

13.1	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

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13.3	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14	Call on Shares

14.1	Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5	An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

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14.7	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15	Forfeiture of Shares

15.1	If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

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15.6	The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16	Transmission of Shares

16.1	If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17	Amendments of Memorandum and Articles of Association and Alteration of Capital

17.1	The Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

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(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)	cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

17.2	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

17.3	Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

18	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

19	General Meetings

19.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2	The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

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19.3	The Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

19.4	A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than fifty per cent of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

19.5	The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

19.6	If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

19.7	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

20	Notice of General Meetings

20.1	At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent of the Shares giving that right.

20.2	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

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21	Proceedings at General Meetings

21.1	No business shall be transacted at any general meeting unless a quorum is present. Members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy holding at least one third of the issued Shares shall be a quorum.

21.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

21.3	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

21.4	If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

21.5	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

21.6	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

21.7	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

21.8	When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

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21.9	A resolution put to the vote of the meeting shall be decided on poll.

21.10	A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

21.11	In the case of an equality of votes the chairman shall be entitled to a second or casting vote.

22	Votes of Members

22.1	Subject to any rights or restrictions attached to any Shares, every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or by proxy, shall have one vote for every Share of which he is the holder.

22.2	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

22.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in such matters, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

22.4	No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

22.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

22.6	Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

22.7	A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

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23	Proxies

23.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

23.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

23.3	The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

23.4	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

23.5	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

24	Corporate Members

Any corporation, recognised clearing house (or its nominee(s)), depositary (or its nominee(s)) or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation, recognised clearing house (or its nominee(s)), depositary (or its nominee(s)) or other non-natural person could exercise if it were an individual Member.

Annex B-17

25	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

26	Directors

26.1	There shall be a board of Directors consisting of not less than one person (exclusive of alternate Directors) provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

26.2	The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as follows: Class I: two Directors; Class II: one Director; and Class III: three directors. Upon the adoption of the Articles, the existing Directors shall by resolution classify themselves as Class I, Class II or Class III Directors. The Class I Directors shall stand appointed for a term expiring at the Company’s first annual general meeting, the Class II Directors shall stand appointed for a term expiring at the Company’s second annual general meeting and the Class III Directors shall stand appointed for a term expiring at the Company’s third annual general meeting. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors appointed to succeed those Directors whose terms expire shall be appointed for a term of office to expire at the third succeeding annual general meeting after their appointment. Except as the Statute or other Applicable Law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the appointment of Directors and the filling of any vacancy, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for Cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in the Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal for Cause of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been appointed and qualified.

27	Powers of Directors

27.1	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

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27.2	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

27.3	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

27.4	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

28	Appointment and Removal of Directors

28.1	To the fullest extent permitted by Applicable Law, each Director shall be appointed by a plurality of the votes cast at a general meeting of the Company in accordance with Article 26 by the Members entitled to vote for the appointment of Directors and otherwise by an Ordinary Resolution. In relation to a vote for the appointment of a particular Director, any votes at a general meeting of the Company not specifically for or against the appointment of such Director shall be deemed to be a waiver of entitlement to vote by such Member and shall not be counted in the calculation of the total of the Members entitled to vote in relation to such matter.

28.2	The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

28.3	A Director may not be removed without Cause.

29	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)	the Director absents himself (for the avoidance of doubt, without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)	the Director is found to be or becomes of unsound mind; or

Annex B-19

(d)	all of the other Directors determine that he should be removed as a Director for Cause, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

30	Proceedings of Directors

30.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director. A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

30.2	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

30.3	A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

30.4	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution (an alternate Director being entitled to sign such a resolution on behalf of his appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of his appointer and in his capacity as a Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

30.5	A Director or alternate Director may, or other officer of the Company on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

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30.6	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

30.7	The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

30.8	All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

30.9	A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

31	Presumption of Assent

A Director or alternate Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director or alternate Director who voted in favour of such action.

32	Directors’ Interests

32.1	A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

32.2	A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

32.3	A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

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32.4	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

32.5	A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

33	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

34	Delegation of Directors’ Powers

34.1	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.2	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

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34.3	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

34.4	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

34.5	The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

35	Alternate Directors

35.1	Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him; provided however, that for a proposed alternate Director who is not otherwise a Director, such appointment as an alternate Director must first be approved by resolution of the other Directors.

35.2	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of his appointor as a Director in his absence.

35.3	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

Annex B-23

35.4	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

35.5	Subject to the provisions of the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

36	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

37	Remuneration of Directors

37.1	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

37.2	The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

38	Seal

38.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

38.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

38.3	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

Annex B-24

39	Dividends, Distributions and Reserve

39.1	Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

39.2	Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

39.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

39.4	The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

39.5	Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

39.6	The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

39.7	Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

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39.8	No Dividend or other distribution shall bear interest against the Company.

39.9	Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

40	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

41	Books of Account

41.1	The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

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41.2	The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

41.3	The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

42	Audit

42.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

42.2	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

42.3	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

43	Notices

43.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent by airmail.

43.2	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

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43.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

43.4	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

44	Winding Up

44.1	If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

44.2	If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

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45	Indemnity and Insurance

45.1	Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

45.2	The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

45.3	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

46	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

47	Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

48	Mergers and Consolidations

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

Annex B-29

ANNEX C-1

REEBONZ HOLDING LIMITED

2018 OMNIBUS EQUITY INCENTIVE PLAN

PAGE

Article 1. Effective Date, Objectives and Duration		Annex C1-1
1.1	Effective Date of the Plan	Annex C1-1
1.2	Objectives of the Plan	Annex C1-1
1.3	Duration of the Plan	Annex C1-1

Article 2. Definitions		Annex C1-1
2.1	“Applicable Law”	Annex C1-1
2.2	“Award”	Annex C1-1
2.3	“Award Agreement”	Annex C1-1
2.4	“Board”	Annex C1-2
2.5	“Bonus Shares”	Annex C1-2
2.6	“Cause”	Annex C1-2
2.7	“CEO”	Annex C1-2
2.8	“Code”	Annex C1-2
2.9	“Committee”	Annex C1-2
2.10	“Company”	Annex C1-2
2.11	“Compensation Committee”	Annex C1-2
2.12	“Corporate Transaction”	Annex C1-2
2.13	“Deferred Shares”	Annex C1-2
2.14	“Disability” or “Disabled”	Annex C1-2
2.15	“Dividend Equivalent”	Annex C1-3
2.16	“Effective Date”	Annex C1-3
2.17	“Eligible Person”	Annex C1-3
2.18	“Exchange Act”	Annex C1-3
2.19	“Exercise Price”	Annex C1-3
2.20	“Fair Market Value”	Annex C1-3
2.21	“Grant Date”	Annex C1-3
2.22	“Grantee”	Annex C1-3
2.23	“Incentive Share Option”	Annex C1-3
2.24	“Including” or “includes”	Annex C1-3
2.25	“Management Committee”	Annex C1-4
2.26	“Non-Employee Director”	Annex C1-4
2.27	“Option”	Annex C1-4
2.28	“Other Share-Based Award”	Annex C1-4
2.29	“Performance Period”	Annex C1-4
2.30	“Performance Share” and “Performance Share Unit”	Annex C1-4
2.31	“Period of Restriction”	Annex C1-4
2.32	“Person”	Annex C1-4
2.33	“Restricted Shares”	Annex C1-4
2.34	“Restricted Share Units”	Annex C1-4
2.35	“Rule 16b-3”	Annex C1-4
2.36	“SEC”	Annex C1-4
2.37	“Section 16 Non-Employee Director”	Annex C1-4
2.38	“Section 16 Person”	Annex C1-4
2.39	“Share”	Annex C1-4
2.40	“Share Appreciation Right” or “SAR”	Annex C1-4
2.41	“Subsidiary”	Annex C1-4
2.42	“Surviving Company”	Annex C1-5
2.43	“Term”	Annex C1-5
2.44	“Termination of Affiliation”	Annex C1-5

i

PAGE
Article 3. Administration		Annex C1-5
3.1	Committee	Annex C1-5
3.2	Powers of Committee	Annex C1-5
3.3	No Repricings	Annex C1-7

Article 4. Shares Subject to the Plan		Annex C1-7
4.1	Number of Shares Available for Grants	Annex C1-7
4.2	Adjustments in Authorized Shares and Awards; Corporate Transaction, Liquidation or Dissolution	Annex C1-8

Article 5. Eligibility and General Conditions of Awards		Annex C1-9
5.1	Eligibility	Annex C1-9
5.2	Award Agreement	Annex C1-9
5.3	General Terms and Termination of Affiliation	Annex C1-9
5.4	Nontransferability of Awards	Annex C1-9
5.5	Cancellation and Rescission of Awards	Annex C1-10
5.6	Stand-Alone, Tandem and Substitute Awards	Annex C1-10
5.7	Compliance with Rule 16b-3	Annex C1-10
5.8	Deferral of Award Payouts	Annex C1-11

Article 6. Share Options		Annex C1-11
6.1	Grant of Options	Annex C1-11
6.2	Award Agreement	Annex C1-11
6.3	Option Exercise Price	Annex C1-11
6.4	Grant of Incentive Share Options	Annex C1-11
6.5	Payment of Exercise Price	Annex C1-12

Article 7. Share Appreciation Rights		Annex C1-13
7.1	Issuance	Annex C1-13
7.2	Award Agreements	Annex C1-13
7.3	SAR Exercise Price	Annex C1-13
7.4	Exercise and Payment	Annex C1-13

Article 8. Restricted Shares		Annex C1-13
8.1	Grant of Restricted Shares	Annex C1-13
8.2	Award Agreement	Annex C1-13
8.3	Consideration for Restricted Shares	Annex C1-14
8.4	Effect of Forfeiture	Annex C1-14
8.5	Escrow; Legends	Annex C1-14

Article 9. Performance Share Units and Performance Shares		Annex C1-14
9.1	Grant of Performance Share Units and Performance Shares	Annex C1-14
9.2	Value/Performance Goals	Annex C1-14
9.3	Earning of Performance Share Units and Performance Shares	Annex C1-14

Article 10. Deferred Shares and Restricted Share Units		Annex C1-15
10.1	Grant of Deferred Shares and Restricted Share Units	Annex C1-15
10.2	Vesting and Delivery	Annex C1-15
10.3	Voting and Dividend Equivalent Rights Attributable to Deferred Shares and Restricted Share Units	Annex C1-15

ii

PAGE
Article 11. Dividend Equivalents		Annex C1-16

Article 12. Bonus Shares		Annex C1-16

Article 13. Other Share-Based Awards		Annex C1-16

Article 14. Non-Employee Director Awards		Annex C1-16

Article 15. Amendment, Modification, and Termination		Annex C1-16
15.1	Amendment, Modification, and Termination	Annex C1-16
15.2	Awards Previously Granted	Annex C1-16

Article 16. Compliance with Code Section 409A		Annex C1-17

Article 17. Withholding		Annex C1-17
17.1	Required Withholding	Annex C1-17
17.2	Notification under Code Section 83(b)	Annex C1-18

Article 18. Additional Provisions		Annex C1-18
18.1	Successors	Annex C1-18
18.2	Severability	Annex C1-18
18.3	Requirements of Law	Annex C1-18
18.4	Securities Law Compliance	Annex C1-18
18.5	Forfeiture Events	Annex C1-19
18.6	No Rights as a Shareholder	Annex C1-19
18.7	Nature of Payments	Annex C1-19
18.8	Non-Exclusivity of Plan	Annex C1-19
18.9	Governing Law	Annex C1-19
18.10	Unfunded Status of Awards; Creation of Trusts	Annex C1-19
18.11	Affiliation	Annex C1-20
18.12	Participation	Annex C1-20
18.13	Construction	Annex C1-20
18.14	Headings	Annex C1-20
18.15	Obligations	Annex C1-20
18.16	No Right to Continue as Director	Annex C1-20
18.17	Shareholder Approval	Annex C1-20
18.18	Forfeiture of Shares	Annex C1-20
18.19	Share Issuances	Annex C1-20

iii

REEBONZ HOLDING LIMITED

2018 OMNIBUS EQUITY INCENTIVE PLAN

Article 1.
Effective Date, Objectives and Duration

1.1 Effective Date of the Plan. The Board of Directors of Reebonz Holding Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”) adopted the Reebonz Holding Limited 2018 Omnibus Incentive Plan (the “Plan”) effective as of ______________, 2018 (the “Effective Date”).

1.2 Objectives of the Plan. The Plan is intended (a) to allow selected employees of and consultants to the Company and its Subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees, officers and consultants and retaining existing employees and consultants, (b) to optimize the profitability and growth of the Company and its Subsidiaries through incentives which are consistent with the Company’s goals, (c) to provide Grantees with an incentive for excellence in individual performance, (d) to promote teamwork among employees, consultants and Non-Employee Directors, and (e) to attract and retain highly qualified persons to serve as Non-Employee Directors and to promote ownership by such Non-Employee Directors of a greater proprietary interest in the Company, thereby aligning such Non-Employee Directors’ interests more closely with the interests of the Company’s shareholders.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 15 hereof, until the earlier of the tenth anniversary of the Effective Date, or the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions.

Article 2.
Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Applicable Law” means (i) the laws of the Cayman Islands as they relate to the Company and its Shares; (ii) the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents; and (iii) the rules of any applicable securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.

2.2 “Award” means Options (including non-qualified options and Incentive Share Options), SARs, Restricted Shares, Performance Share Units (which may be paid in cash), Performance Shares, Deferred Shares, Restricted Share Units, Dividend Equivalents, Bonus Shares or Other Share-Based Awards granted under the Plan.

2.3 “Award Agreement” means either (a) a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written statement issued by the Company to a Grantee describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Grantee.

Annex C1-1

2.4 “Board” means the Board of Directors of the Company, from time to time.

2.5 “Bonus Shares” means Shares that are awarded to a Grantee with or without cost and without restrictions either in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise), as an inducement to become an Eligible Person or, with the consent of the Grantee, as payment in lieu of any cash remuneration otherwise payable to the Grantee.

2.6 “Cause” means, except as otherwise defined in an Award Agreement:

(a) the commission of any act by a Grantee constituting a felony or crime of moral turpitude (or their equivalent in a non-United States jurisdiction);

(b) an act of dishonesty, fraud, intentional misrepresentation, or harassment which, as determined in good faith by the Committee, would: (i) materially adversely affect the business or the reputation of the Company or any of its Subsidiaries with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (ii) expose the Company or any of its Subsidiaries to a risk of civil or criminal legal damages, liabilities or penalties;

(c) any material misconduct in violation of the Company’s or a Subsidiary’s written policies; or

(d) willful and deliberate non-performance of the Grantee’s duties in connection with the business affairs of the Company or its Subsidiaries;

provided, however, that if the Grantee has a written employment or consulting agreement with the Company or any of its Subsidiaries or participates in any severance plan established by the Company applicable to Awards granted to the Grantee under the Plan that includes a definition of “cause” (or a substantially equivalent term), then Cause shall have the meaning set forth in such employment or consulting agreement or severance plan.

2.7 “CEO” means the Chief Executive Officer of the Company.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.9 “Committee” has the meaning set forth in Section 3.1(a).

2.10 “Company” means Reebonz Holding Limited, an exempted company incorporated under the laws of the Cayman Islands, formerly known as DOTA Holdings Limited.

2.11 “Compensation Committee” means the compensation committee of the Board.

2.12 “Corporate Transaction” has the meaning set forth in Section 4.2(b).

2.13 “Deferred Shares” means a right, granted under Article 10, to receive Shares at the end of a specified deferral period.

2.14 “Disability” or “Disabled” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, a Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

Annex C1-2

2.15 “Dividend Equivalent” means a right to receive payments equal to dividends or property, if and when paid or distributed, on a specified number of Shares.

2.16 “Effective Date” has the meaning set forth in Section 1.1.

2.17 “Eligible Person” means any individual who is an employee (including any officer) of, a non-employee consultant to, or a Non-Employee Director of, the Company or any Subsidiary; provided, however, that solely with respect to the grant of an Incentive Share Option, an Eligible Person shall be any employee (including any officer) of the Company or any Subsidiary. Notwithstanding the foregoing, an Eligible Person shall also include an individual who is expected to become an employee to, non-employee consultant of or Non-Employee Director of the Company or any Subsidiary within a reasonable period of time after the grant of an Award (other than an Incentive Share Option); provided that any Award granted to any such individual shall be automatically terminated and cancelled without consideration if the individual does not begin performing services for the Company or any Subsidiary within twelve (12) months after the Grant Date. Solely for purposes of Section 5.6(b), current or former employees or non-employee directors of, or consultants to, an Acquired Entity who receive Substitute Awards in substitution for Acquired Entity Awards shall be considered Eligible Persons under this Plan with respect to such Substitute Awards.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.19 “Exercise Price” means (a) with respect to an Option, the price at which a Share may be purchased by a Grantee pursuant to such Option or (b) with respect to an SAR, the price established at the time an SAR is granted pursuant to Article 7, which is used to determine the amount, if any, of the payment due to a Grantee upon exercise of the SAR.

2.20 “Fair Market Value” means, as of any date, unless otherwise specifically provided in an Award Agreement, the value of Shares determined as follows:

(a) If the Shares are listed on one or more established and regulated securities exchanges, national market systems or automated quotation systems on which Shares are listed, quoted or traded, Fair Market Value means a price that is based on the opening, closing, actual, high, low, or the arithmetic mean of selling prices of a Share reported on the principal exchange or system on which the Shares are traded on the applicable date or the preceding trading day.

(b) If the Shares are traded over the counter at the time a determination of Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or if no such trades were made that day then the most recent date on which Shares were publicly traded.

(c) In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

2.21 “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.22 “Grantee” means a person who has been granted an Award.

2.23 “Incentive Share Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.24 “Including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

Annex C1-3

2.25 “Management Committee” has the meaning set forth in Section 3.1(b).

2.26 “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Subsidiary.

2.27 “Option” means an option granted under Article 6 of the Plan.

2.28 “Other Share-Based Award” means a right, granted under Article 13 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.29 “Performance Period” means, with respect to an Award of Performance Shares or Performance Share Units, the period of time during which the performance vesting conditions applicable to such Award must be satisfied.

2.30 “Performance Share” and “Performance Share Unit” have the respective meanings set forth in Article 9.

2.31 “Period of Restriction” means the period during which Restricted Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.32 “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.33 “Restricted Shares” means Shares, granted under Article 8, that are both subject to forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.34 “Restricted Share Units” are rights, granted under Article 10, to receive Shares if the Grantee satisfies the conditions specified in the Award Agreement applicable to such rights.

2.35 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.36 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.37 “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.38 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.39 “Share” means an ordinary share of the Company, par value US$0.0001, and such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.40 “Share Appreciation Right” or “SAR” means an Award granted under Article 7 of the Plan.

2.41 “Subsidiary” means any corporation or other entity, including but not limited to partnerships, limited liability companies, exempted companies and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable (a) shares possessing more than fifty percent (50%) of the total combined voting power of all classes of shares entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of shares of such corporation, or (b) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of a non-corporate entity.

Annex C1-4

2.42 “Surviving Company” means (a) the surviving entity in any merger, consolidation or similar transaction, involving the Company (including the Company if the Company is the surviving entity), (b) or the direct or indirect parent company of such surviving entity or (c) the direct or indirect parent company of the Company following a sale of substantially all of the issued and outstanding Shares of the Company.

2.43 “Term” of any Option or SAR means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled. No Option or SAR granted under this Plan shall have a Term exceeding 10 years

2.44 “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer performing services for the Company or any Subsidiary in the capacity of an employee of, a non-employee consultant to, or a Non-Employee Director of, the Company or any Subsidiary or with respect to an individual who is an employee of, a non-employee consultant to or a Non-Employee Director of a Subsidiary, the first day on which such entity ceases to be a Subsidiary of the Company unless such individual continues to perform Services for the Company or another Subsidiary without interruption after such entity ceases to be a Subsidiary.

Article 3.
Administration

3.1 Committee.

(a) Subject to Article 14, and to subsection (b) and to Section 3.2, the Plan shall be administered by the Compensation Committee and the Compensation Committee shall be the Committee hereunder. The Committee may delegate to the CEO any or all of the authority of the Committee with respect to Awards to Grantees other than Grantees who are executive officers, Non-Employee Directors, or Section 16 Persons at the time any such delegated authority is exercised.

(b) Unless the context requires otherwise, any references herein to “Committee” include references to the CEO to the extent the CEO has been delegated authority pursuant to subsection (a); provided that (i) for purposes of Awards to Non-Employee Directors, “Committee” shall include only the full Board, and (ii) for purposes of Awards intended to comply with Rule 16b-3, the “Committee” shall include only the Compensation Committee.

3.2 Powers of Committee. Subject to and consistent with the provisions of the Plan (including Article 14), the Committee has full and final authority and sole discretion as follows; provided that any such authority or discretion exercised with respect to a specific Non-Employee Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the Non-Employee Director with respect to whom such authority or discretion is exercised:

(a) to determine when, to whom and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any Exercise Price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or a Subsidiary and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c) to determine the benefit payable, including where applicable the number of Shares issued, under any Performance Share Unit, Performance Share, Dividend Equivalent, Other Share-Based Award or Cash Incentive Award and to determine whether any performance or vesting conditions have been satisfied;

Annex C1-5

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e) to determine the Term of any Option or SAR;

(f) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h) to determine with respect to Awards granted to Eligible Persons whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or automatically pursuant to the terms of the Award Agreement;

(i) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(j) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(k) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(m) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new Applicable Law or change in an existing Applicable Law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(n) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(o) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

Annex C1-6

(p) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or a Subsidiary or the financial statements of the Company or a Subsidiary, or in response to changes in Applicable Law, regulations or accounting principles;

(q) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(r) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and shareholders. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Subject to Section 3.1(b), the Committee may delegate to officers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan.

3.3 No Repricings. Notwithstanding any provision in Section 3.2 to the contrary, the terms of any outstanding Option or SAR may not be amended to reduce the Exercise Price of such Option or SAR or cancel any outstanding Option or SAR in exchange for other Options or SARs with an Exercise Price that is less than the Exercise Price of the cancelled Option or SAR or for any cash payment (or Shares having a Fair Market Value) in an amount that exceeds the excess of the Fair Market Value of the Shares underlying such cancelled Option or SAR over the aggregate Exercise Price of such Option or SAR or for any other Award, without shareholder approval; provided, however, that the restrictions set forth in this Section 3.3, shall not apply (i) unless the Company has a class of shares that is registered under Section 12 of the Exchange Act or (ii) to any adjustment allowed under to Section 4.2.

Article 4.
Shares Subject to the Plan

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.6(b), the maximum number of Shares hereby reserved for delivery under the Plan (including Incentive Share Options) shall be equal to ten percent (10%) of the aggregate number of Shares issued and outstanding immediately after the closing of the transaction contemplated by the Business Combination Agreement, dated as of September 4, 2018, as amended, by and among the Company, Draper Oakwood Technology Acquisition, Inc., DOTA Merger Subsidiary Inc., Draper Oakwood Investments, LLC, in its capacity as the Purchaser Representative thereunder, Reebonz Limited, and the shareholders of Reebonz Limited named as Sellers therein.

If any Shares subject to an Award granted hereunder (other than a Substitute Award granted pursuant to Section 5.6(b)) are forfeited or such Award otherwise terminates without payment or delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan except where otherwise specified hereunder. For avoidance of doubt, however, if any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. Moreover, the number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options granted hereunder. Upon settlement of an SAR, the number of Shares underlying the portion of the SAR that is exercised will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for issuance under the Plan.

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Shares issued pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan. Additionally, at the discretion of the Committee, any Shares distributed pursuant to an Award may be represented by American Depositary Shares.

4.2 Adjustments in Authorized Shares and Awards; Corporate Transaction, Liquidation or Dissolution.

(a) Adjustment in Authorized Shares and Awards. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, equity, or other property), recapitalization, forward or reverse share split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Exercise Price with respect to any Option or SAR or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the number and kind of Shares of outstanding Restricted Shares, or the Shares underlying any other form of Award. Notwithstanding the foregoing, no such adjustment shall be authorized with respect to any Options or SARs to the extent that such adjustment would cause the Option or SAR to violate Section 424(a) of the Code or otherwise subject any Grantee to taxation under Section 409A of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b) Merger, Consolidation or Similar Corporate Transaction. In the event of a merger or consolidation of the Company with or into another entity or a sale of substantially all of the Shares of the Company (a “Corporate Transaction”), unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and non-forfeitable as of the consummation of such Corporate Transaction (unless the Committee accelerates the vesting of any such Awards) and with respect to any vested and non-forfeitable Awards, the Committee may either (i) allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding Options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding Awards in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price with respect to any Options or SARs) if such vested Awards were settled or distributed or such vested Options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Option or SAR is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to any outstanding Option or SAR exceeds the Fair Market Value of the Shares immediately prior to the consummation of the Corporation Transaction, such Awards shall be cancelled without any payment to the Grantee.

(c) Liquidation or Dissolution of the Company. In the event of the proposed liquidation or dissolution of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. Additionally, the Committee may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable and cause any conditions on any such Award to lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable and allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of such proposed action. Any Awards that remain unexercised upon consummation of such proposed action shall be cancelled.

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Article 5.
Eligibility and General Conditions of Awards

5.1 Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award; provided, however, that all Awards made to Non-Employee Directors shall be determined by the Board in its sole discretion.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 General Terms and Termination of Affiliation. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 15.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Awards may be granted for no consideration other than prior and future services. Except as set forth in an Award Agreement or as otherwise determined by the Committee, (a) all Options and SARs that are not vested and exercisable at the time of a Grantee’s Termination of Affiliation, and any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested at the time of the Grantee’s Termination of Affiliation shall be forfeited to the Company and (b) all outstanding Options and SARs not previously exercised shall expire three months after the Grantee’s Termination of Affiliation. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Law.

5.4 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, mortgaged, encumbered, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement or as otherwise approved by the Committee, Options (other than Incentive Share Options) and Restricted Shares, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Option may be exercised by such transferee in accordance with the terms of the Award Agreement. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

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5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

5.6 Stand-Alone, Tandem and Substitute Awards.

(a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan unless such tandem or substitution Award would subject the Grantee to tax penalties imposed under Section 409A of the Code. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits; provided, however, that if any SAR is granted in tandem with an Incentive Share Option, such SAR and Incentive Share Option must have the same Grant Date, Term and the Exercise Price of the SAR may not be less than the Exercise Price of the Incentive Share Option.

(b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for Shares and Share-based awards (“Acquired Entity Awards”) held by current or former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or shares of the Acquired Entity immediately prior to such merger, consolidation or acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations in Section 4.1 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this Section 5.6(b).

5.7 Compliance with Rule 16b-3. The provisions of this Section 5.7will not apply unless and until the Company has a class of Shares that is registered under Section 12 of the Exchange Act and fails to qualify as a foreign private issuer as defined therein.

(a) Six-Month Holding Period Advice. Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares issued under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b) of the Exchange Act: (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

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(b) Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(c) Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

5.8 Deferral of Award Payouts. The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Restricted Share Units, the satisfaction of any requirements or goals with respect to Performance Share Units or Performance Shares, the lapse or waiver of the deferral period for Deferred Shares, or the lapse or waiver of restrictions with respect to Other Share-Based Awards or Cash Incentive Awards. If the Committee permits such deferrals, the Committee shall establish rules and procedures for making such deferral elections and for the payment of such deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.

Article 6.
Share Options

6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Term of the Option, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3 Option Exercise Price. The Exercise Price of an Option under this Plan shall be determined in the sole discretion of the Committee but may not be less than 100% of the Fair Market Value of a Share on the Grant Date.

6.4 Grant of Incentive Share Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Share Option. Any Option designated as an Incentive Share Option:

(a) shall be granted only to an employee of the Company or a Subsidiary;

(b) shall have an Exercise Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns Shares (including Shares treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary (a “More Than 10% Owner”), have an Exercise Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

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(c) shall be for a period of not more than 10 years (five years if the Grantee is a More Than 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Share Options (whether granted under the Plan or any other share option plan of the Grantee’s employer or any parent or Subsidiary (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds US$100,000 (the “$100,000 Limit”);

(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Share Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Share Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Share Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within 10 days of such a Disqualifying Disposition;

(g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Share Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Share Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Share Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Share Option), take any action necessary to prevent such Option from being treated as an Incentive Share Option.

6.5 Payment of Exercise Price. Except as otherwise provided in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a) cash, personal check or wire transfer;

(b) with the approval of the Committee, delivery of Shares owned by the Grantee prior to exercise, valued at Fair Market Value on the date of exercise;

(c) with the approval of the Committee, Shares acquired upon the exercise of such Option, such Shares valued at Fair Market Value on the date of exercise;

(d) with the approval of the Committee, Restricted Shares held by the Grantee prior to the exercise of the Option, valued at Fair Market Value on the date of exercise; or

(e) subject to Applicable Law (including the prohibited loan provisions of Section 402 of the Sarbanes Oxley Act of 2002 if applicable), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

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The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Exercise Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7.
Share Appreciation Rights

7.1 Issuance. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2 Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee.

7.3 SAR Exercise Price. The Exercise Price of a SAR shall be determined by the Committee in its sole discretion; provided that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of the grant of the SAR.

7.4 Exercise and Payment. Upon the exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b) The number of Shares with respect to which the SAR is exercised.

SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. The Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine or, to the extent permitted under the terms of the applicable Award Agreement, at the election of the Grantee.

Article 8.
Restricted Shares

8.1 Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

8.2 Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or a Subsidiary without Cause.

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8.3 Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares.

8.4 Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.5 Escrow; Legends. The Committee may provide that the certificates (if any) for any Restricted Shares (x) shall be held (together with a share transfer power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become non-forfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become non-forfeitable, the Company shall cause certificates (if any) for such shares to be delivered without such legend.

Article 9.
Performance Share Units and Performance Shares

9.1 Grant of Performance Share Units and Performance Shares. Subject to and consistent with the provisions of the Plan, Performance Share Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

(a) Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(b) Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

9.3 Earning of Performance Share Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee.

At the discretion of the Committee, the settlement of Performance Share Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.

At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares issuable in connection with vested Performance Shares which have been earned, but not yet issued to the Grantee.

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Article 10.
Deferred Shares and Restricted Share Units

10.1 Grant of Deferred Shares and Restricted Share Units. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Shares and/or Restricted Share Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine.

10.2 Vesting and Delivery.

(a) Deferred Shares. Delivery of Shares subject to a Deferred Shares grant will occur upon expiration of the deferral period or upon the occurrence of one or more of the distribution events described in Section 409A(a)(2) of the Code as specified by the Committee in the Grantee’s Award Agreement for the Award of Deferred Shares. An Award of Deferred Shares may be subject to such substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon the achievement of such objectives as the Committee shall determine at the time of grant or thereafter. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Deferred Shares remains subject to a substantial risk of forfeiture, such Deferred Shares shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or a Subsidiary without “cause.”

(b) Restricted Share Units. Delivery of Shares subject to a grant of Restricted Share Units will occur upon the expiration of the period during which the Restricted Share Units are subject to a substantial risk of forfeiture. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Restricted Share Units remains subject to a substantial risk of forfeiture, such Restricted Share Units shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or a Subsidiary without “cause.”

10.3 Voting and Dividend Equivalent Rights Attributable to Deferred Shares and Restricted Share Units. A Grantee awarded Deferred Shares or Restricted Share Units will have no voting rights with respect to such Deferred Shares or Restricted Share Units prior to the delivery of Shares in settlement of such Deferred Shares and/or Restricted Share Units. Unless otherwise determined by the Committee, a Grantee will have the rights to receive Dividend Equivalents in respect of Deferred Shares and/or Restricted Share Units, which Dividend Equivalents shall be deemed reinvested in additional Shares of Deferred Shares or Restricted Share Units, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Deferred Shares or Restricted Share Units to which such Dividend Equivalents relate.

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Article 11.
Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested subject to distribution at the same time and subject to the same conditions as the Award to which it relates; provided, however, that any Dividend Equivalents granted in conjunction with any Award that is subject to forfeiture conditions shall remain subject to the same forfeiture conditions applicable to the Award to which such Dividend Equivalents relate and any payments in respect of any Dividend Equivalents granted in conjunction with any Options or SARs may not be conditioned, directly or indirectly, on the Grantee’s exercise of the Options or SARs or paid at the same time that the Options or SARs are exercised.

Article 12.
Bonus Shares

Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

Article 13.
Other Share-Based Awards

The Committee is authorized, subject to limitations under Applicable Law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares issued pursuant to a purchase right granted under this Article 13 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

Article 14.
Non-Employee Director Awards

Subject to the terms of the Plan, the Board may grant Awards to any Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the full Board in its sole discretion. Except as otherwise provided in Section 5.6(b), a Non-Employee Director may not be granted Awards with respect to Shares that have a Fair Market Value (determined as of the date of grant) in excess of US$500,000 in a single calendar year.

Article 15.
Amendment, Modification, and Termination

15.1 Amendment, Modification, and Termination. Subject to Section 15.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s shareholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s shareholders if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to shareholders for approval.

15.2 Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

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Article 16.
Compliance with Code Section 409A

To the extent that the Committee determines that any Award is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, if the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and each applicable Award Agreement as the Committee determines necessary or appropriate to (a) exempt the Award from Section 409A of the Code, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

Article 17.
Withholding

17.1 Required Withholding.

(a) The Committee in its sole discretion may provide that when taxes under any Applicable Law are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of taxes under Applicable Law, including without limitation United States federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted an irrevocable instructions to deliver promptly to the Company, the amount to be withheld);

(ii) delivering part or all of the amount to be withheld in the form of Shares valued at its Fair Market Value on the Tax Date;

(iii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iv) withholding from any compensation otherwise due to the Grantee.

The Committee shall provide that the amount of tax withholding upon exercise of an Option or SARs, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, pursuant to clause (iii) above shall not exceed the maximum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

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(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

17.2 Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 18.
Additional Provisions

18.1 Successors. Subject to Section 4.2(b), all obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.2 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.3 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all Applicable Law, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Subsidiary) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any Applicable Law or regulation.

18.4 Securities Law Compliance.

(a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Company and any underwriter engaged by the Company, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s initial public offering or 90 days in the case of any other public offering. All certificates (if any) for Shares issued under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates (if any) to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

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(b) If the Committee determines that the exercise or non-forfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, non-forfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.5 Forfeiture Events. Notwithstanding any provisions herein to the contrary, the Committee shall have the authority to determine (and may so provide in any Award Agreement) that a Grantee’s (including his or her estate’s, beneficiary’s or transferee’s) rights (including the right to exercise any Option or SAR), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by Applicable Law) in the event of the Participant’s termination for Cause; serious misconduct; violation of the Company’s or a Subsidiary’s policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary; breach of applicable noncompetition, nonsolicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Company or a Subsidiary, or otherwise detrimental to the business, reputation or interests of the Company and/or a Subsidiary; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Grantee is then an Employee or Non-Employee Director). The determination of whether a Grantee's conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Grantee’s outstanding Awards pending any investigation of the matter.

18.6 No Rights as a Shareholder. No Grantee shall have any rights as a shareholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Share dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

18.7 Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

18.8 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Employee Directors as it may deem desirable.

18.9 Governing Law. The Plan and all Award Agreements shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

18.10 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

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18.11 Affiliation. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to or Non-Employee Director of the Company or any Subsidiary.

18.12 Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

18.13 Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, (b) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”, and (c) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

18.14 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.15 Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

18.16 No Right to Continue as Director. Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a director of the Company.

18.17 Shareholder Approval. All Incentive Share Options granted on or after the Effective Date and prior to the date the Company’s shareholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company’s shareholders.

18.18 Forfeiture of Shares. Any forfeiture of Shares described in this Plan will take effect as a surrender for no consideration of such Shares as a matter of Cayman Islands law.

18.19 Share Issuances. The allotment and issuance of Shares pursuant to the terms of this Plan shall be subject to the Amended and Restated Memorandum and Articles of Association of the Company. Shares shall not in fact be allotted and issued (or repurchased or forfeited) until the time at which the Participant's name (and number of Shares to be allotted and issued) is entered on the Company's Register of Members (or the existing entry is updated to reflect the repurchase or forfeiture) (the register being prima facie evidence of legal title to Shares) which entry shall occur promptly after the determination is made of Shares to be allotted and issued.

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ANNEX C-2

REEBONZ HOLDING LIMITED

2018 SHARE OPTION PLAN

1.	ESTABLISHMENT, EFFECTIVE DATE AND PURPOSE OF PLAN

The Board of Directors of Reebonz Holding Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), adopted the Reebonz Holding Limited Share Option Plan (the “Plan”) effective as of _______________, 2018 (“Effective Date”).

Reebonz Limited, a subsidiary of the Company and formerly known as Reebonz Pte LTD (“Reebonz”), maintained the Reebonz 2010 Employee Share Option Scheme (the “Prior Plan”) for the purpose of retaining, rewarding and recognizing employees, consultants and directors of Reebonz by giving them an opportunity to have a real and direct personal interest in Reebonz and its subsidiaries (collectively the “Group”) thereby aligning the interests of such individuals with those of the shareholders of the Group through option grants and motivating such individuals to contribute to the future growth and profitability of the Group. The Prior Plan was terminated in connection with the closing of the transactions under the Business Combination Agreement. All outstanding options under the Prior Plan were deemed by Reebonz and the Company to be cancelled by upon the termination of the Prior Plan and no payment was made in cash or otherwise with respect to such outstanding options, except for the right to receive replacement options to be granted under the Plan. The purpose of the Plan is to provide option awards to those individuals who were employees, consultants and directors of the Group whose outstanding options under the Prior Plan were cancelled upon the termination of the Prior Plan such that all such employees, consultants and directors will be in a like position with their Options under the Plan as they were with respect to options granted to them under the Prior Plan and cancelled upon the termination of the Prior Plan, but subject to the revised terms and conditions with respect to such options as set forth in the Plan. The Board intends that the Awards under the Plan will align the interests of Plan Participants with those of the shareholders of the Company thereby strengthening the desire of such individuals to remain with the Company and its Subsidiaries and to contribute to the future growth and profitability of the Company.

2.	DEFINITIONS AND INTERPRETATION

2.1	In the Plan, unless the context otherwise requires and where not otherwise defined, the following words and expressions shall have the following meanings:

“Aggregate Subscription Cost”	The total amount payable for the Shares subscribed on the exercise of Options.

“Applicable Law”	The laws of the Cayman Islands as they relate to the Company and its Shares; the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents; and the rules of any applicable securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.

“Award”	The grant or offer of an Option under the Plan.

“Board”	The board of directors of the Company, from time to time.

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“Business Combination Agreement”	means the Business Combination Agreement, dated as of September 4, 2018, as amended, by and among the Company, Draper Oakwood Technology Acquisition, Inc., DOTA Merger Subsidiary Inc., Draper Oakwood Investments, LLC, in its capacity as the Purchaser Representative thereunder, Reebonz, and the shareholders of Reebonz named as Sellers therein.

“Cause”	The commission of any act by a Grantee constituting a felony or crime of moral turpitude (or their equivalent in a non-United States jurisdiction); or an act of dishonesty, fraud, intentional misrepresentation, or harassment which, as determined in good faith by the Committee, would: (i) materially adversely affect the business or the reputation of the Company or any of its Subsidiaries with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (ii) expose the Company or any of its Subsidiaries to a risk of civil or criminal legal damages, liabilities or penalties; or any material misconduct in violation of the Company’s or a Subsidiary’s written policies; or willful and deliberate non-performance of the Grantee’s duties in connection with the business affairs of the Company or its Subsidiaries; provided, however, that if the Grantee has a written employment or consulting agreement with the Company or any of its Subsidiaries or participates in any severance plan established by the Company or a Subsidiary that would apply to the Awards granted to the Grantee under the Plan that includes a definition of “cause” (or a substantially equivalent term), then Cause shall have the meaning set forth in such employment or consulting agreement or severance plan.

“CEO”	The Chief Executive Officer of the Company.

“Code”	The Internal Revenue Code of 1986, as amended from time to time. References to a particular paragraph of the Code include references to regulations and rulings thereunder and to successor provisions.

“Committee”	The committee as described in paragraph 3.1.

“Company”	Reebonz Holding Limited, an exempted company incorporated under the laws of the Cayman Islands, formerly known as DOTA Holdings Limited.

“Compensation Committee”	The compensation committee of the Board.

“Consultant”	Persons who provide consulting services to the Company or a Subsidiary for essential or necessary services as determined by the Committee.

“Corporate Transaction”	An event described in paragraph 4.3.

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“Date of Grant”	The date of the Letter of Offer granting the Option in accordance with paragraph 5.

“Eligible Person”	Employees, former employees of the Group who are not Employees, Non-Employee Directors and Consultants who had outstanding options under the Prior Plan which were cancelled upon the termination of the Prior Plan, including both vested options and unvested options.

“Employee”	Any confirmed full-time employee of the Company or a Subsidiary.

“Exchange Act”	The Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

“Expiration Date”	The final date on which a Participant may provide to the Company a notice to exercise an Option as required by paragraph 8.2, which (i) for Options that are vested upon the Date of Grant under this Plan shall be fifteen (15) months after the Effective Date and (ii) for Options that are unvested upon the Date of Grant under this Plan and become vested in accordance with the Vesting Schedule shall be ninety (90) days after becoming so vested.

“Fair Market Value”	As of any date, the value of Shares determined as follows:

(a) If the Shares are listed on one or more established and regulated securities exchanges, national market systems or automated quotation systems on which Shares are listed, quoted or traded, Fair Market Value means the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported) as reported on the website maintained by such exchange or market system or such other source as the Committee deems reliable;

(b) if the Shares are not listed on an established and regulated securities exchange, national market system or automated quotation system, but are regularly quoted by a recognized securities dealer at the time a determination of Fair Market Value is required to be made hereunder, Fair Market Value shall be the closing sales price for such Shares as quoted by such securities dealer on the date of determination, but if selling prices are not reported, Fair Market Value shall equal the arithmetic mean between the reported high and low or closing bid and asked prices of Shares on the date of determination, or if no such trades were made that day then the most recent date on which trades were made as determined by the Committee; or

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(c) in the absence of an established market for Shares of the type described in (a) and (b) above on the date of determination, Fair Market Value shall be determined by the Committee in good faith and in a manner consistent with Applicable Laws.

“Grantee”	The person to whom the Award is made and the Option is offered.

“Letter of Offer”	Letter of offer to grant the Option to an Eligible Person.

“Memorandum and Articles”	The Amended and Restated Memorandum and Articles of Association of the Company (as may be amended and/or restated from time to time).

“Non-Employee Director”	A member of the Board who is not an employee of the Company or a Subsidiary.

“Option”	The right to subscribe for Shares granted or to be granted pursuant to the Plan.

“Participant”	The holder of an Option, or where applicable, the legal representative of any such holder.

“Prior Plan”	Reebonz 2010 Employee Share Option Scheme.

“Rule 16b-3”	Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

“SEC”	The United States Securities and Exchange Commission, or any successor thereto.

“Section 16 Person”	A person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

“Share”	An ordinary share of the Company, par value US$0.0001, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to paragraph 4.2.

“Subscription Price”	The price at which a Participant shall subscribe for each Share upon the exercise of an Option as determined in accordance with paragraph 6.

“Subsidiary”	Any corporation or other entity, including but not limited to partnerships, limited liability companies, exempted companies and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable (a) shares possessing more than fifty percent (50%) of the total combined voting power of all classes of shares entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of shares of such corporation, or (b) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of a non-corporate entity.

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“Surviving Company”	The surviving entity in any merger, consolidation or similar transaction, involving the Company (including the Company if the Company is the surviving entity), or the direct or indirect parent company of such surviving entity, or the direct or indirect parent company of the Company following a sale of substantially all of the issued and outstanding Shares of the Company.

“Vesting Schedule”	Subject to paragraph 7.1, a schedule for the vesting of the Option, which in all cases will be twelve (12) months after the Effective Date.

2.2	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing a specific gender shall include the other genders (male, female or neuter).

2.3	Any forfeiture of Shares described in this Plan will take effect as a surrender for no consideration of such Shares as a matter of Cayman Islands law.

2.4	The allotment and issuance of Shares pursuant to the terms of this Plan following the exercise of an Option shall be subject to the Amended and Restated Memorandum and Articles of Association of the Company. Shares shall not in fact be allotted and issued (or repurchased or forfeited) until the time at which the Participant’s name (and number of Shares to be allotted and issued) is entered on the Company’s Register of Members (or the existing entry is updated to reflect the repurchase or forfeiture) (the register being prima facie evidence of legal title to Shares).

3.	ADMINISTRATION

3.1	Committee.

(a)	The Plan shall be administered by the Compensation Committee and the Compensation Committee shall be the “Committee” hereunder.

3.2	Powers of Committee. Subject to and consistent with the provisions of the Plan, the Committee has full and final authority and sole discretion as follows; provided that any such authority or discretion exercised with respect to a specific Non-Employee Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the Non-Employee Director with respect to whom such authority or discretion is exercised:

(a) to determine when, to whom and in what number of Shares the Awards should be granted;

(b) to grant Awards to Eligible Persons in any number and to determine the terms and conditions applicable to each Award (including the number of Shares, the Subscription Price, any limitation or restriction, the term of the Option, and vesting based on the passage of time, based in each case on such considerations as the Committee shall determine consistent with the purpose of the Plan);

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(c) to grant, offer to exchange, or buy out any previously granted Award for a payment in cash, Shares or other Award;

(d) to construe and interpret the terms of the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(e) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(f) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(g) to determine the terms and conditions of all Awards (which need not be identical) and, with the consent of the Grantee, to amend any such Award at any time, among other things, to permit transfers of such Award to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new Applicable Law or change in an existing Applicable Law, or (iii) to the extent the Letter of Offer specifically permits amendment without consent;

(h) to cancel, with the consent of the Grantee unless otherwise permitted hereunder, outstanding Awards and to grant new Awards in substitution therefor;

(i) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate;

(j) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in paragraph 4.2) affecting the Company or a Subsidiary or the financial statements of the Company or a Subsidiary, or in response to changes in Applicable Laws, regulations or accounting principles;

(k) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Letter of Offer or any other instrument entered into or relating to an Award under the Plan; and

(l) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and shareholders. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Subject to paragraph 3.1, the Committee may delegate to officers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan.

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4.	SHARES SUBJECT TO PLAN; ADJUSTMENTS; CORPORATE TRANSACTION

4.1	Number of Shares Available for Grant. Subject to adjustment as provided in paragraph 4.2 the maximum number of Shares hereby reserved for delivery under the Plan shall be _________________. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without payment or delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall not again be available for grant under the Plan. Any Shares subject to an Award granted hereunder that are withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. Shares issued pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2	Adjustment in Authorized Shares and Awards. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, equity, or other property), recapitalization, forward or reverse share split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment to the subscription price or number of Shares subject to the Option, or both, is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the number and kind of Shares underlying the Award; and (iv) the Subscription Price.

4.3	Merger, Consolidation or Similar Corporate Transaction. In the event of a merger or consolidation of the Company with or into another entity or a sale of substantially all of the Shares of the Company (a “Corporate Transaction”), unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and non-forfeitable as of the consummation of such Corporate Transaction (unless the Committee accelerates the vesting of any such Awards) and with respect to any vested and non-forfeitable Awards, the Committee may cancel any or all of such outstanding Awards in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the Grantee would have received if such vested Awards were settled or distributed immediately prior to the consummation of the Corporate Transaction.

4.4	Liquidation or Dissolution of Company. In the event of the proposed liquidation or dissolution of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee; provided, that the Committee may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable and cause any conditions on any such Award to lapse, as to all or any part of such Award.

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5.	GRANT AND ACCEPTANCE OF OPTIONS

5.1	Immediate Grants Only; Termination of Plan. The Committee will grant Options to Eligible Persons solely as necessary to fulfill the purpose of the Plan to grant Options to those individuals whose outstanding options under the Prior Plan were cancelled as of the termination of the Prior Plan. No further or additional Options or Awards will be granted under the Plan, and the Plan will thereupon terminate except with respect to outstanding Options or Awards.

5.2	Letter of Offer. The Letter of Offer to grant the Option shall be in, or substantially be in, the form set out in Schedule A, subject to such modification as the Committee may from time to time determine to be appropriate; provided, that in the event of any conflict between the terms of a Letter of Offer and this Plan, the terms of the Plan shall govern.

5.3	Death or Other Termination Prior to Acceptance. In the event that a Grantee who has not yet accepted the grant of the Option (a) dies, (b) ceases to be an Employee, or (c) ceases to be a Non-Employee Director, during the acceptance period provided in paragraph 5.5, the offer to grant the Option shall lapse (as the case may be) as of the date of death or the date of the notice of termination or resignation is given to or tendered by him.

5.4	Non-transferability. An Option shall be personal to the Participant to whom it is granted and shall not be transferred (other than to a Participant’s personal representative as provided in paragraph 7 on the death of that Participant), charged, assigned, pledged, mortgaged, encumbered or otherwise disposed of, in whole or in part, by the Participant unless with the prior written approval of the Committee.

5.5	Acceptance of Award. The grant of an Option under this paragraph 5 shall be accepted within thirty (30) days from the Date of Grant by completing, signing and returning to the address therein specified, the Acceptance Form in, or substantially in, the form set out in Schedule B (subject to such modification as the Committee may from time to time determine). A Grantee will become a Participant upon acceptance as provided in this paragraph 5.5.

5.6	Expiration if No Acceptance. If a grant of an Option is not accepted during the applicable time period and in the manner provided in paragraph 5.5, such offer shall, upon the expiration of such applicable time period, automatically lapse and become null, void and of no effect.

5.7	Agreement. The grant of an Option shall be made on the basis that participation in the Plan upon acceptance by the Grantee under paragraph 5.5 shall be deemed to constitute an agreement to be bound by the terms and conditions of the Plan and the Option shall be personal to the Participant and may not be transferred, assigned or charged to or, subject to the provisions of paragraph 7 in the event the Participant is deceased, exercised by any other person.

6.	SUBSCRIPTION PRICE

6.1	Subscription Price. Subject to any subsequent adjustment pursuant to paragraph 4.2, the Subscription Price for each Share shall be the price stipulated in the Letter of Offer.

7.	RIGHT TO EXERCISE OPTIONS

7.1	General Rule. Subject to the provisions of this paragraph 7 and paragraph 8, and the conditions (if any) imposed by the Committee, an Option will vest in accordance with the Vesting Schedule, provided that Options granted in replacement of (A) vested options granted under the Prior Plan shall be 100% vested, and (B) unvested options granted under the Prior Plan shall vest 50% on the Date of Grant and the remaining 50% in accordance with the Vesting Schedule, and (ii) upon vesting, shall be exercisable, in whole or in part, no earlier than an effective registration with the SEC of the Shares reserved for delivery under the Plan and no later than the Expiration Date, subject to an event described in paragraph 4.3 or 4.4, or when called upon by the Committee to exercise the Options.

Annex C2-8

7.2	Lapse of Option. An Option shall, whether vested or unvested or unexercised, immediately lapse without any claim against the Company upon the occurrence of the first to occur of any of the following circumstances:

(a)	upon the bankruptcy of the Participant or the happening of any other event which results in the Participant being deprived of the legal or beneficial ownership of such Option;

(b)	upon an act of the Participant constituting Cause;

(c)	in the event that the Participant breaches any of the terms of the Plan or his or her respective employment agreement;

(d)	if the Participant is a Consultant and breaches the terms of his or her consulting agreement or arrangement;

(e)	upon the Expiration Date.

7.3	Cessation as Eligible Person. If a Participant ceases to be an Employee, Consultant, or Non-Employee Director by reason of the Participant’s:

(a)	ill health, injury or disability (in each case, evidenced to the satisfaction of the Committee);

(b)	retirement at or after the legal retirement age;

(c)	retirement before the legal retirement age with the consent of the Committee;

(d)	redundancy; or

(e)	current contract of service or contract for service coming to its natural expiry,

the Participant may, subject to the earlier lapse of the Option under the provisions of paragraph 7.2, continue to hold the Participant’s vested Option and exercise such Options only in the event of a Corporate Transaction to the extent permitted or when requested by the Committee to do so. Options which are not vested at the date of such cessation shall lapse and be null and void. Upon the expiry of the period for exercise, if any, in the event of a Corporate Transaction, or notice of request from the Committee, the vested Options, if not exercised, shall lapse and be null and void.

7.4	Involuntary Cessation as Eligible Person. Except to the extent an Option lapses under paragraph 7.2(a) through (e), if a Participant involuntarily ceases to be employed by the Company, involuntarily ceases to provide services as a Consultant or involuntarily ceases to be a Non-Employee Director, the Participant may continue to hold any vested Option in respect of all or such number of Shares and exercise such vested Option only in the event of a Corporate Transaction to the extent permitted or when requested by the Committee to do so. To the extent an Option is not vested at the date of such cessation the Option shall lapse and be null and void. Upon the expiry of the period for exercise, if any, in the event of a Corporate Transaction, or notice of request from the Committee, the vested Option, if not exercised, shall lapse and be null and void.

7.5	Resignation or Voluntary Termination. Except to the extent an Option lapses under paragraph 7.2(a) through (e), if a Participant resigns as an Employee, or resigns as a Non-Employee Director, or voluntarily terminates as a Consultant, the Participant may, notwithstanding anything hereunder to the contrary, continue to hold any vested Option in respect of all or such number of Shares and exercise such vested Option only in the event of a Corporate Transaction to the extent permitted or when requested by the Committee to do so. To the extent an Option is not vested at the date of such resignation or voluntary termination the Option shall lapse and be null and void. Upon the expiry of the period for exercise, if any, in the event of a Corporate Transaction, or notice of request from the Committee, the vested Option, if not exercised, shall lapse and be null and void.

Annex C2-9

7.6	Death of Participant. If a Participant dies and at the date of his death holds any vested and unexercised Option, except to the extent the Option lapses under paragraph 7.2(e), such Option may, notwithstanding anything hereunder to the contrary, be exercised by the duly appointed personal representatives of the Participant only in the event of a Corporate Transaction to the extent permitted or when requested by the Committee to do so. Upon the expiry of the period for exercise, if any, in the event of a Corporate Transaction, or notice of request from the Committee, the vested Option, if not exercised, shall lapse and be null and void.

7.7	Sale to Company. In connection with any of the events in paragraph 7.3, 7.4, 7.5 or 7.6, if the vested Options are exercised by the Participant (or the personal representatives of the Participant under paragraph 7.6), the Committee may, in its absolute discretion request the Participant to sell back to the Company the resulting Shares. In the event of receipt of such request, the Participant (or the personal representatives of the Participant under paragraph 7.6) shall be obliged to sell the resulting Shares back to the Company.

7.8	Suspension of Exercise. Notwithstanding any provision to the contrary, the Committee may, in its absolute discretion, by notice to the Participants (or the personal representatives of the Participant under paragraph 7.6), suspend the exercise of any Option for such period as the Committee may determine, provided that the period of suspension shall not exceed in the aggregate sixty (60) days in any one (1) year.

8.	EXERCISE OF OPTIONS

8.1	Minimum Exercise. An Option may be exercised (provided and to the extent it has vested), in whole or in part (provided that, unless the Committee otherwise agrees, an Option may be exercised in part only in respect of 1,000 Shares or any integral multiple thereof) in accordance with this paragraph 8.

8.2	Notice of Exercise. A Participant who intends to exercise an Option must shall do so by first giving notice in writing to the Company in, or substantially in, the form set out in Schedule C (subject to such modification as the Committee may from time to time determine). The exercise of an Option will be invalid unless the Notice is provided prior to the Expiration Date. The exercise of the Option will not be complete until payment is provided, and payment must be provided by the deadline specified by the Committee.

8.3	Payment. Subject to Applicable Law, the method of payment for the Shares to be issued upon exercise of an Option shall be determined by the Committee. In addition to any other types of payment the Committee may determine, the Committee is authorized to accept as payment for Shares issued under the Plan the following:

(a)	Cash;

(b)	Check;

(c)	Surrender of Shares held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes, or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

Annex C2-10

(d)	Payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates (if requested) for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(e)	Payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Committee) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(f)	any combination of the foregoing methods of payment.

8.4	Allotment and Issue of Shares. Subject to such consents or other actions required by any competent authority under any regulations or enactments for the time being in force as may be necessary and subject to the compliance with the terms of the Plan and the Memorandum and Articles, the Company shall, within thirty (30) days after the exercise of Options, allot and issue the relevant Shares, arrange for the Register of Members to be updated accordingly, and dispatch to the Participant a share certificate (if requested) by ordinary post or such other mode as the Committee may deem fit.

8.5	Issuance in Participant’s Name. Shares which are allotted and issued on the exercise of Options by a Participant shall be issued in the name of that Participant only.

8.6	Pari Passu. Shares allotted and issued on the exercise of Options shall be subject to all the provisions of the Memorandum and Articles and to such additional specifications or conditions as may be prescribed by the Committee, and shall rank in full for all entitlements, including dividends or other distributions declared or recommended in respect of the then existing Shares on the Record Date for which will be on or after the relevant date upon which such exercise occurred, and shall in all other respects rank pari passu with other existing Shares then in issue on the date of such allotment. “Record Date” means the date fixed by the Company for the purposes of determining entitlements to dividends or other distributions or rights of holders of Shares.

9.	REQUIRED WITHHOLDING

9.1	Tax Withholding. The Committee in its sole discretion may provide that when taxes under any Applicable Laws are to be withheld upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee shall be required to make payment for the withholding of taxes under Applicable Laws, including without limitation United States federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, by electing one or a combination of the following methods:

(a)	payment of an amount in cash equal to the amount to be withheld, including cash obtained upon the transfer of Shares, through a broker-dealer to whom the Participant has submitted irrevocable instructions to deliver promptly to the Company, the amount to be withheld;

(b)	delivering part or all of the amount to be withheld in the form of Shares (which are not subject to any pledge or other security interest) valued at Fair Market Value on the Tax Date;

Annex C2-11

(c)	requesting the Company or any Subsidiary to withhold from those Shares that would otherwise be received upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld (but no more than the maximum required statutory withholding liability); or

(d)	withholding from any compensation otherwise due to the Participant.

10.	NOTICES

10.1	Notice to Company. Any notice required to be given by a Participant to the Company shall be in writing and shall be sent or made to the principal office of the Company or such other addresses as may be notified by the Company to the Participant in writing.

10.2	Notice to Participant. Any notices or documents required to be given to a Participant or any correspondence to be made between the Company and the Participant shall be given or made by the Committee (or such person(s) as it may from time to time direct) on behalf of the Company and shall be delivered to the Participant by hand or sent to the Participant at the Participant’s home address according to the records of the Company or the last known address of the Participant and if sent by post, shall be deemed to have been given on the day following the date of posting.

11.	MODIFICATIONS TO THE PLAN

11.1	Modifications with Consent. Any or all the provisions of the Plan may be modified and/or altered at any time and from time to time by resolution of the Board, upon the recommendation, and subject to the approval, of the Compensation Committee, except that no modification or alteration shall alter adversely the rights attaching to any Award granted prior to such modification or alteration except with the consent in writing of such number of Participants who, if they were to exercise their Options in full, would thereby become entitled to not less than three-quarters in nominal amount of all the Shares which would fall to be allotted upon exercise in full of all outstanding Options.

11.2	Modifications without Consent. Notwithstanding anything to the contrary contained in paragraph 11.1, the Board may at any time by resolution (and without other formality) amend or alter the Plan in any way to the extent necessary to cause the Plan to comply with Applicable Law. Nothing in this paragraph 11 shall be a restriction on the power otherwise given to the Committee under the Plan to modify the Plan or any Award.

11.3	Shareholder Consent. Notwithstanding the foregoing in this paragraph 11, this Plan not be amended without the approval of the Company’s shareholders if (i) such shareholder approval is require including the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted or (ii) the proposed amendment amends the maximum number of Shares under Section 4.1 (other than such adjustments under Section 4.2, 4.3 or 4.4) or amends Section 5.1.

11.4	Notice. Written notice of any modification or amendment made in accordance with this paragraph 11 shall be given to all affected Participants.

12.	ADDITIONAL PROVISIONS

12.1	Successors. Subject to paragraph 4.3, all obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

Annex C2-12

12.2	Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

12.3	Requirements of Law. The granting of Awards and the issue of Shares under the Plan shall be subject to all Applicable Law, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Subsidiary) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any Applicable Law or regulation.

12.4	Securities Law Compliance.

(a)	If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares issued pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Company and any underwriter engaged by the Company, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s initial public offering or 90 days in the case of any other public offering. All certificates (if any) for Shares issued under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates (if any) to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

Annex C2-13

(b)	If the Committee determines that the exercise or non-forfeitability of, or issue of Shares pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, non-forfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

12.5	Compliance with Rule 16b-3. The provisions of this paragraph 12.5 will not apply unless and until the Company has a class of Shares that is registered under Section 12 of the Exchange Act and fails to qualify as a foreign private issuer as defined therein.

(a)	Six-Month Holding Period Advice. Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares issued under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b) of the Exchange Act: (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the Date of Grant of an Award.

(b)	Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or Letter of Offer or other instrument relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(c)	Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

12.6	Code Section 409A. It is anticipated that no Award will be subject to Code Section 409A. However, to the extent Code Section 409A applies to an Award, the Plan will be interpreted and administered in compliance with Code Section 409A and U.S. Department of Treasury regulations so as not to result in taxes or penalties under Code Section 409A. Notwithstanding any provision of the Plan or any Letter of Offer to the contrary, if the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and each applicable Letter of Offer as the Committee determines necessary or appropriate to (a) exempt the Award from Section 409A of the Code, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

12.7	No Rights as a Shareholder. No Grantee shall have any rights as a shareholder of the Company with respect to the Shares which may be deliverable upon payment of such Award until such Shares have been delivered to him or her.

12.8	Nature of Payments. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

12.9	Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Employee Directors as it may deem desirable.

12.10	Governing Law. The Plan and all Awards and Options shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

12.11	Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Letter of Offer shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

Annex C2-14

12.12	Affiliation. Nothing in the Plan or Letter of Offer shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Grantee’s employment at any time, nor confer upon any Grantee the right to continue in the employ of the Company or any Subsidiary.

12.13	Participation. No employee shall have the right to be selected to receive an Award under this Plan.

12.14	Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, (b) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”, and (c) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

12.15	Headings. The headings of paragraphs are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

Annex C2-15

Schedule A

REEBONZ HOLDING LIMITED SHARE OPTION PLAN

LETTER OF OFFER

[Date2]

To:	[Name]

[Designation]

[Address]

Private and Confidential

Dear Sir/Madam,

We have the pleasure of informing you that you have been nominated by the Committee of the Reebonz Holding Limited Share Option Plan (the “Plan”), adopted effective as of __________, 20183 (the “Effective Date”). Terms as defined in the Plan shall have the same meaning when used in this letter. The Plan is to replace the options granted under the Reebonz 2010 Employee Share Option Schedule (the “Prior Plan”).

Accordingly, an offer is hereby made to grant you an option (the “Option”), to subscribe for and be allotted and issued __________ ordinary shares in the share capital of Reebonz Holding Limited (“Share”) at the price of US$[_____] for each Share to replace your option that was granted under the Prior Plan.

The Option shall be exercisable at the relevant times (according to the rules, terms and provisions of the Plan and the Amended and Restated Memorandum and Articles of Association of the Company) and in respect of that percentage and number of Shares which have vested in accordance with the Vesting Schedule attached in Part A of this letter. In order to exercise the vested Option a Notice of Exercise must be provided to the Company no later than the applicable Expiration Date in Part A of this letter.

The Option is personal to you and shall not be transferred, charged, pledged, assigned or otherwise disposed by you, in whole or in part, except with the prior written approval of the Committee.

The Option shall be subject to the rules, terms and provisions of the Plan, a copy of which is enclosed herewith.

If you wish to accept this Letter of Offer and have the right to exercise your vested Option subject to the rules, terms and provisions of the Plan, please sign the enclosed Acceptance Form and return the signed Acceptance Form to the address on the Acceptance Form no later than thirty (30) days after the date stated above. If you fail to timely return a signed Acceptance Form, this offer will lapse and shall thereafter be null and void and you will have no Option rights.

Yours faithfully,

For and on behalf of the Plan Committee

2 This will be the date of closing of the Business Combination Agreement.

3 This will be the date of closing of the Business Combination Agreement.

Annex C2-16

Part A

Vesting Schedule and Expiration Dates

Subject to the Plan and to the terms of the accompanying Letter of Offer, the Option will vest to the Participant at the following times and in the following percentages and must be exercised, if at all, no later than the following Expiration Dates:

Vesting Schedule	Number of Shares and percentage of Option vested on Corresponding Date in Column 1	Expiration Date for Option (Last date on which Notice of Exercise of Option may be Provided to Company)
Date of Letter of Offer	: ________Shares / [___]%[4]	15 months after Effective Date

12 Months after Effective Date	: ________Shares / [___]%[5]	12 months after Effective Date plus an additional 90 days

An Option may be exercised in whole or in part, provided however, that an Option may be exercised in part only in respect of 1,000 Shares or any integral multiple thereof.

4 This will be 100% for participants who had vested options under the Prior Plan and 50% for participants who had unvested options under the Prior Plan.

5 This will be 50% for participants who had unvested options under the Prior Plan. This line will not be included for participants who are 100% vested on the date of the Letter of Offer.

Annex C2-17

Schedule B

REEBONZ HOLDING LIMITED SHARE OPTION PLAN

ACCEPTANCE FORM

To:	The Plan Committee,

Reebonz Holding Limited Share Option Plan

[address]

Number of Shares Offered comprising the Option	:	[_________]

Subscription Price for each Share	:	US$ [_____]

Total Amount Payable	:	US$[_____]

I have read your letter of offer dated __________________ (the “Letter of Offer”) and agree to be bound by the terms of the Letter of Offer and the Plan referred to therein. Terms defined in the Plan shall have the same meaning when used in this Acceptance Form.

I hereby accept the option (the “Option”) to subscribe for ________________ Shares at a price of US$[_____] for each Share.

I acknowledge that the Option shall be vested at the relevant times and in respect of that number of Shares specified, as set out in the Vesting Schedule in Part A of the Letter of Offer, subject to and in accordance with the provisions of the Plan. I understand that if I do not exercise the Option by delivering the Notice of Exercise to the Company on or before the Expiration Date in Part A of the Letter of Offer, the Option will expire and I will no longer have an ability to exercise the Option.

I understand that I am not obliged to exercise the Option.

I further acknowledge that you have not made any representation to induce me to accept the offer and that the terms of the Letter of Offer and the provisions of the Plan and this Acceptance Form constitute the entire agreement between us with regard to my participation in the Plan.

Please print in block letters

Name in full	:

Designation	:

Address	:

Nationality	:

*NRIC/Passport No.	:

Signature	:

Date	:

*Delete accordingly

Annex C2-18

Schedule C

REEBONZ HOLDING LIMITED SHARE OPTION PLAN

NOTICE OF EXERCISE OF OPTION

Total number of ordinary shares (the “Shares”) offered at US$[_____] for each Share under the Plan on	:
Date of Letter of Offer
Number of Shares previously allotted thereunder	:
Outstanding balance of Shares to be allotted thereunder	:
Number of Shares now to be subscribed (in integral multiples of 1,000 Shares)	:

To:	Reebonz Holding Limited

c/o The Plan Committee,

Reebonz Holding Limited Share Option Plan

[address]

1.	Pursuant to your letter of offer dated (the “Letter of Offer”) and my acceptance thereof, I hereby exercise the Option to subscribe for ___________________ Shares in the Company (the “Company”) at the price of US$[_____] for each Share.

2.	I have made or will make provisions for payment set forth in a separate written agreement between me and the Plan Committee.

3.	I agree to subscribe for the said Shares subject to the terms of the Letter of Offer, the Reebonz Holding Limited Share Option Plan and the Amended and Restated Memorandum and Articles of Association of the Company.

4.	I declare that I am subscribing for the said Shares for myself and not as a nominee for any other person.

Please print in block letters

Name in full	:
Designation	:
Address	:
Nationality	:
*NRIC/Passport No.	:
Signature	:
Date	:

Annex C2-19

ANNEX C-3

REEBONZ HOLDING LIMITED
MANAGEMENT PERFORMANCE PLAN

PAGE

Article 1. Establishment, Effective Date, and Purpose		Annex C3-1

1.1	Establishment and Effective Date of the Plan	Annex C3-1
1.1	Purpose of the Plan	Annex C3-1

Article 2. Definitions		Annex C3-1

Article 3. Administration		Annex C3-4

3.1	Committee	Annex C3-4
3.2	Powers of Committee	Annex C3-4

Article 4. Shares Subject to the Plan		Annex C3-5

4.1	Number of Shares Available for Grants	Annex C3-5
4.2	Adjustments in Authorized Shares and Awards; Corporate Transaction, Liquidation or Dissolution	Annex C3-5

Article 5. Eligibility and General Conditions of Awards		Annex C3-6

5.1	Eligibility	Annex C3-6
5.2	Award Agreement	Annex C3-6
5.3	General Terms and Termination of Affiliation	Annex C3-6
5.4	Non-transferability of Awards	Annex C3-6
5.5	Cancellation and Rescission of Awards	Annex C3-7
5.6	Compliance with Rule 16b-3	Annex C3-7

Article 6. Performance Share Units (PSUs)		Annex C3-7

6.1	General Provisions and Special Definitions	Annex C3-7
6.2	Targets as Threshold for Allocation of Shares to PSU Pool for Calendar Year 2019	Annex C3-8
6.3	Allocation of Shares to PSU Pool Based on 2019 Targets	Annex C3-8
6.4	Special Subsequent Determination of Allocation of Shares to PSU Pool based on 2019 Targets	Annex C3-8
6.5	Targets for Determining Allocation of Shares to PSU Pool for Calendar Year 2020	Annex C3-8
6.6	Allocation of Shares to PSU Pool Based on 2020 Targets	Annex C3-9
6.7	Special Subsequent Determination of Allocation of Shares to PSU Pool based on 2020 Targets	Annex C3-9
6.8	Adjustment of Number of Shares Allocated to PSU Pool	Annex C3-9
6.9	Number of Shares to be Paid to Grantee	Annex C3-9
6.10	Vesting and Forfeiture	Annex C3-9
6.11	Vesting Upon Involuntary Termination of Affiliation Other Than for Cause	Annex C3-10
6.12	Vesting Upon Termination of Affiliation on Account of Disability	Annex C3-10
6.13	Vesting Upon Termination of Affiliation on Account of Death; Death of Vested Grantee Prior to Payment	Annex C3-10
6.14	Settlement - Delivery of Shares	Annex C3-10
6.15	Termination of Award	Annex C3-10

Article 7. Amendment, Modification, and Termination		Annex C3-10

7.1	Amendment, Modification, and Termination	Annex C3-10
7.2	Awards Previously Granted	Annex C3-10

Article 8. Withholding		Annex C3-10

8.1	Required Withholding	Annex C3-10

i

PAGE

Article 9. Additional Provisions		Annex C3-11

9.1	Successors	Annex C3-11
9.2	Severability	Annex C3-11
9.3	Requirements of Law	Annex C3-11
9.4	Securities Law Compliance	Annex C3-12
9.5	Code Section 409A	Annex C3-12
9.6	No Rights as a Shareholder	Annex C3-12
9.7	Nature of Payments	Annex C3-12
9.8	Non-Exclusivity of Plan	Annex C3-12
9.9	Governing Law	Annex C3-12
9.10	Unfunded Status of Awards; Creation of Trusts	Annex C3-12
9.11	Affiliation	Annex C3-13
9.12	Participation	Annex C3-13
9.13	Construction	Annex C3-13
9.14	Headings	Annex C3-13
9.15	Forfeiture of Shares	Annex C3-13
9.16	Share Issuances	Annex C3-13

ii

REEBONZ HOLDING LIMITED
MANAGEMENT PERFORMANCE PLAN

Article 1.
Establishment, Effective Date, and Purpose

1.1 Establishment and Effective Date of the Plan. The Board of Directors of Reebonz Holding Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), adopted the Reebonz Holding Limited Management Performance Plan (the “Plan”) effective as of ______________, 2018 (the “Effective Date”).

1.1 Purpose of the Plan. The parties to the Business Combination Agreement agreed that the Company would establish the Plan. The purpose of the Plan is to attract, encourage and retain select management employees of the Company and its Subsidiaries by rewarding them with ordinary shares of the Company upon the satisfaction of certain Company milestones for calendar year 2019 and upon the satisfaction of certain Company milestones for calendar year 2020. It is anticipated that providing such persons with an opportunity to receive an ownership interest directly related to the success of the Company will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

Article 2.
Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Applicable Law” means (i) the laws of the Cayman Islands as they relate to the Company and its Shares; (ii) the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents; and (iii) the rules of any applicable securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.

2.2 “Award” means an award of one or more Performance Share Units for the calendar year or years stated in the Award.

2.3 “Award Agreement” means a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award in addition to, and modifying if applicable, the terms and provisions of the Plan.

2.4 “Beneficiary” means the person or persons designated by the Grantee on the beneficiary designation form provided to the Grantee under the Plan to receive the Grantee’s payment under the Award, if any, upon the Grantee’s death. If the Grantee does not have an effective beneficiary designation form, then Beneficiary means the duly appointed personal representative of the Grantee.

2.5 “Board” means the board of directors of the Company, from time to time.

2.6 “Business Combination Agreement” means the Business Combination Agreement, dated as of September 4, 2018, as amended, by and among the Company, Draper Oakwood Technology Acquisition, Inc., DOTA Merger Subsidiary Inc., Draper Oakwood Investments, LLC, in its capacity as the Purchaser Representative thereunder, Reebonz Limited, and the shareholders of Reebonz Limited named as Sellers therein.

Annex C3-1

2.7 “Cause” means, except as otherwise defined in an Award Agreement:

(a) the commission of any act by a Grantee constituting a felony or crime of moral turpitude (or their equivalent in a non-United States jurisdiction);

(b) an act of dishonesty, fraud, intentional misrepresentation, or harassment which, as determined in good faith by the Committee, would: (i) materially adversely affect the business or the reputation of the Company or any of its Subsidiaries with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (ii) expose the Company or any of its Subsidiaries to a risk of civil or criminal legal damages, liabilities or penalties;

(c) any material misconduct in violation of the Company’s or a Subsidiary’s written policies; or

(d) willful and deliberate non-performance of the Grantee’s duties in connection with the business affairs of the Company or its Subsidiaries;

provided, however, that if the Grantee has a written employment agreement with the Company or a Subsidiary or participates in any severance plan established by the Company or a Subsidiary that would apply to the Awards granted to the Grantee hereunder which includes a definition of “cause” (or a substantially equivalent term), then Cause shall have the meaning set forth in such employment or consulting agreement or severance plan.

2.8 “CEO” means the Chief Executive Officer of the Company.

2.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.10 “Company” means Reebonz Holding Limited, an exempted company incorporated under the laws of the Cayman Islands, formerly known as DOTA Holdings Limited.

2.11 “Committee” has the meaning set forth in Section 3.1.

2.12 “Compensation Committee” means the compensation committee of the Board.

2.13 “Consolidated Revenue” means, with respect to a particular calendar year, the consolidated revenues of the Company and its Subsidiaries for such year, after intercompany eliminations, determined in accordance with International Financial Reporting Standards, consistently applied, as reported on the Company’s audited financial statements for such year.

2.14 “Corporate Transaction” has the meaning set forth in Section 4.2(b).

2.15 “Disability” or “Disabled” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, a Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

Annex C3-2

2.17 “Fair Market Value” means, as of any date, unless otherwise specifically provided in an Award Agreement, the value of Shares determined as follows:

(a) If the Shares are listed on one or more established and regulated securities exchanges, national market systems or automated quotation systems on which Shares are listed, quoted or traded, Fair Market Value means the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported) as reported on the website maintained by such exchange or market system or such other source as the Committee deems reliable.

(b) If the Shares are not listed on an established and regulated securities exchange, national market system or automated quotation system, but are regularly quoted by a recognized securities dealer at the time a determination of Fair Market Value is required to be made hereunder, Fair Market Value shall be the closing sales price for such Shares as quoted by such securities dealer on the date of determination, but if selling prices are not reported, Fair Market Value shall equal the arithmetic mean between the reported high and low or closing bid and asked prices of Shares on the date of determination, or if no such trades were made that day then the most recent date on which trades were made as determined by the Committee.

(c) In the absence of an established market for Shares of the type described in (a) and (b) above on the date of determination, Fair Market Value shall be determined by the Committee in good faith and in a manner consistent with Applicable Laws.

2.18 “Grantee” means a current or former management employee of the Company or a Subsidiary who has been granted an Award.

2.19 “Performance Share Unit” or “PSU” has the meaning set forth in Article 6.

2.20 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.21 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.22 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.23 “Share” means an ordinary share of the Company, par value US$0.0001, and such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.24 “Subsidiary” means any corporation or other entity, including but not limited to partnerships, limited liability companies, exempted companies and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable (a) shares possessing more than fifty percent (50%) of the total combined voting power of all classes of shares entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of shares of such corporation, or (b) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of a non-corporate entity.

2.25 “Surviving Company” means (a) the surviving entity in any merger, consolidation or similar transaction, involving the Company (including the Company if the Company is the surviving entity), (b) or the direct or indirect parent company of such surviving entity or (c) the direct or indirect parent company of the Company following a sale of substantially all of the issued and outstanding Shares of the Company.

Annex C3-3

2.26 “Termination of Affiliation” occurs on the first day on which a Grantee is for any reason no longer performing services for the Company or any Subsidiary.

2.27 “Trading Day” means any day on which Shares are actually traded on the principal securities exchange or securities market on which the Shares are then traded.

Article 3.
Administration

3.1 Committee.

(a) The Plan shall be administered by the Compensation Committee and the Compensation Committee shall be the “Committee” hereunder. The Committee may delegate to the CEO any or all of the authority of the Committee with respect to the granting or awarding of Awards to Grantees other than Grantees who are executive officers or Section 16 Persons at the time any such delegated authority is exercised; provided, that the Committee may not delegate its other rights or responsibilities hereunder, including to make any determination or action under Article 4 or 6 or to make any amendment to the Plan under Section 7.1.

(b) Unless the context requires otherwise, any references herein to “Committee” include references to the CEO to the extent the CEO has been delegated authority pursuant to and in accordance with subsection (a); provided that for purposes of Awards intended to comply with Rule 16b-3, the “Committee” shall include only the Compensation Committee.

3.2 Powers of Committee. Subject to and consistent with the provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

(a) to determine when, to whom and in what number of units Awards should be granted;

(b) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(c) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(d) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(e) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(f) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new Applicable Law or change in an existing Applicable Law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(g) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

Annex C3-4

(h) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate;

(i) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or a Subsidiary or the financial statements of the Company or a Subsidiary, or in response to changes in Applicable Laws, regulations or accounting principles;

(j) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(k) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and shareholders. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Subject to Section 3.1 and Applicable Law, the Committee may delegate to officers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan.

Article 4.
Shares Subject to the Plan

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 the maximum number of Shares hereby reserved for delivery under the Plan shall be 1,500,000.

If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without payment or delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall not again be available for grant under the Plan except where otherwise specified hereunder. For avoidance of doubt, however, if any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan.

Shares issued pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan. Additionally, at the discretion of the Committee, any Shares issued pursuant to an Award may be represented by American Depositary Shares.

4.2 Adjustments in Authorized Shares and Awards; Corporate Transaction, Liquidation or Dissolution.

(a) Adjustment in Authorized Shares, Awards and Share Price Targets. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, equity or other property), recapitalization, forward or reverse share split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the number and kind of Shares underlying the Award, and (iv) the 2019 Share Price Target and the 2020 Share Price Target as defined in Article 6.

Annex C3-5

(b) Merger, Consolidation or Similar Corporate Transaction. In the event of a merger or consolidation of the Company with or into another entity or a sale of substantially all of the Shares of the Company (a “Corporate Transaction”), unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and non-forfeitable as of the consummation of such Corporate Transaction (unless the Committee accelerates the vesting of any such Awards) and with respect to any vested and non-forfeitable Awards, the Committee may cancel any or all of such outstanding Awards in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the Grantee would have received if such vested Awards were settled or distributed immediately prior to the consummation of the Corporate Transaction.

(c) Liquidation or Dissolution of the Company. In the event of the proposed liquidation or dissolution of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. Additionally, the Committee may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable and cause any conditions on any such Award to lapse, as to all or any part of such Award.

Article 5.
Eligibility and General Conditions of Awards

5.1 Eligibility. The Committee may in its discretion grant Awards to any management employee of the Company or a Subsidiary. The Committee may in its discretion not immediately grant all Awards available for grant hereunder, and may instead reserve Awards to be granted to management employees who may be hired at a future date. In addition, if an Award has been forfeited on account of a Grantee’s Termination of Affiliation, the Committee may in its discretion grant an Award representing all or part of such forfeited Award to a management employee who has not previously received a grant of an Award.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement. An Award Agreement may specify, if applicable, that an Award is for calendar year 2020 only and based only on the satisfaction of 2020 Targets (including pursuant to Section 6.7).

5.3 General Terms and Termination of Affiliation. The Committee may impose on any Award at the date of grant or, subject to the provisions of Section 7.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Awards may be granted for no consideration other than prior and future services.

5.4 Non-transferability of Awards. No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, mortgaged, encumbered, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

Annex C3-6

5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any outstanding Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

5.6 Compliance with Rule 16b-3. The provisions of this Section 5.6 will not apply unless and until the Company has a class of Shares that is registered under Section 12 of the Exchange Act and fails to qualify as a foreign private issuer as defined therein.

(a) Six-Month Holding Period Advice. Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares issued under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b) of the Exchange Act: (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(b) Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(c) Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

Article 6.
Performance Share Units (PSUs)

6.1 General Provisions and Special Definitions. Each Performance Share Unit or PSU represents a right to receive [____] percent of the number of Shares, if any, allocated to the PSU Pool as of each Determination Date in accordance with and subject to the terms and conditions of the Plan and the Award Agreement; provided, that for the avoidance of doubt, the Company may not grant PSUs that in the aggregate are for more than 100% of the total Shares for each of the calendar years 2019 and 2020. “PSU Pool” means the Shares, if any, determined by the Committee as of a Determination Date in accordance with Sections 6.3 and 6.4 with respect to the 2019 calendar year to be available for issuance pursuant to this Article 6, and the number of Shares, if any, determined by the Committee as of the Determination Date in accordance with Sections 6.6 and 6.7 with respect to the 2020 calendar year to be available for issuance pursuant to this Article 6. The number of Shares that may be allocated to the PSU Pool with respect to the 2019 calendar year is 750,000, and the number of Shares that may be allocated to the PSU Pool with respect to the 2020 calendar year is 750,000, with a total number of 1,500,000 Shares that may be allocated to the PSU Pool. “Determination Date” means, with respect to each potential allocation of Shares to the PSU Pool under Sections 6.3, 6.4. 6.6 and 6.7, the applicable date that the Committee makes the determination of a number of Shares, if any, to be allocated to the PSU Pool in accordance with Sections 6.3, 6.4. 6.6 and 6.7. The Committee will document in such manner as the Committee determines each determination by the Committee of Shares, if any, to be allocated to the PSU Pool together with the Determination Date of such determination.

Annex C3-7

6.2 Targets as Threshold for Allocation of Shares to PSU Pool for Calendar Year 2019. The allocation of 750,000 Shares to the PSU Pool for calendar year 2019 will occur only if the Company satisfies the following targets (“2019 Targets”) as determined by the Committee:

(a) 2019 Revenue Target. The Consolidated Revenue for calendar year 2019 is at least SGD$199,000,000 (“2019 Revenue Target”); and

(b) 2019 Share Price Target. The closing sale price of Shares on the principal securities exchange or securities market on which the Shares are then traded equals or exceeds US$11.50 per share (subject to adjustment pursuant to Section 4.2(a), “2019 Share Price Target”) for any twenty (20) Trading Days within any thirty (30) Trading Day period occurring in the calendar year ended December 31, 2019 (except as otherwise provided in Section 6.4).

6.3 Allocation of Shares to PSU Pool Based on 2019 Targets. The Committee will determine whether the 2019 Targets are satisfied as soon as administratively possible and practical after the filing of the annual audited consolidated financial statements for the Company and its Subsidiaries with the SEC on Form 20-F or 10-K (or other equivalent SEC form) for the year ended December 31, 2019. If the Committee determines that the 2019 Revenue Target and the 2019 Share Price Target are both satisfied, then 750,000 Shares will be allocated to the PSU Pool for the year ended December 31, 2019, as of such Determination Date. If the Committee determines under this Section 6.3 that either or both of the 2019 Revenue Target and the 2019 Share Price Target are not satisfied, then no Shares will be allocated to the PSU Pool under this Section 6.3; however, if the 2019 Revenue Target is satisfied but the 2019 Share Price Target is not satisfied, then Shares may be allocated to the PSU Pool for the year ended December 31, 2019 under Section 6.4 if the 2019 Share Price Target is subsequently satisfied as provided in Section 6.4.

6.4 Special Subsequent Determination of Allocation of Shares to PSU Pool based on 2019 Targets. If as of the Determination Date under Section 6.3 the Committee determines that the 2019 Revenue Target is satisfied, but the Committee determines that the 2019 Share Price Target is not satisfied for the calendar year 2019, then as soon as administratively possible and practical after the Determination Date for the calendar year 2019 under Section 6.3, the Committee will again determine whether the 2019 Share Price Target is satisfied by substituting “December 31, 2020” for “December 31, 2019” in Section 6.2(b). If the Committee determines under this Section 6.4 that the 2019 Share Price Target is satisfied, then 750,000 Shares will be allocated to the PSU Pool for the year ended December 31, 2019, as of such subsequent Determination Date under this Section 6.4.

6.5 Targets for Determining Allocation of Shares to PSU Pool for Calendar Year 2020. The allocation of 750,000 Shares to the PSU Pool for calendar year 2020 will occur only if the Company satisfies the following targets (“2020 Targets”) as determined by the Committee:

(a) 2020 Revenue Target. The Consolidated Revenue for calendar year 2020 is at least SGD$290,000,000 (“2020 Revenue Target”); and

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(b) 2020 Share Price Target. The closing sale price of Shares on the principal securities exchange or securities market on which the Shares are then traded equals or exceeds US$13.00 per share (subject to adjustment pursuant to Section 4.2(a), “2020 Share Price Target”) for any twenty (20) Trading Days within any thirty (30) Trading Day period occurring in the calendar year ended December 31, 2020 (except as otherwise provided in Section 6.7).

6.6 Allocation of Shares to PSU Pool Based on 2020 Targets. The Committee will determine whether the 2020 Targets are satisfied as soon as administratively possible and practical after the filing of the annual audited consolidated financial statements for the Company and its Subsidiaries with the SEC on Form 20-F or 10-K (or other equivalent SEC form) for the year ended December 31, 2020. If the Committee determines that the 2020 Revenue Target and the 2020 Share Price Target are both satisfied, then 750,000 Shares will be allocated to the PSU Pool for the year ended December 31, 2020, as of such Determination Date. If the Committee determines under this Section 6.6 that either or both of the 2020 Revenue Target and the 2020 Share Price Target are not satisfied, then no Shares will be allocated to the PSU Pool under this Section 6.6; however, if the 2020 Revenue Target is satisfied but the 2020 Share Price Target is not satisfied, then Shares may be allocated to the PSU Pool for the year ended December 31, 2020 under Section 6.7 if the 2020 Share Price Target is subsequently satisfied as provided in Section 6.7.

6.7 Special Subsequent Determination of Allocation of Shares to PSU Pool based on 2020 Targets. If as of the Determination Date under Section 6.6 the Committee determines that the 2020 Revenue Target is satisfied, but the Committee determines that the 2020 Share Price Target is not satisfied for the calendar year 2020, then as soon as administratively possible and practical after the Determination Date for the calendar year 2020 under Section 6.6, the Committee will again determine whether the 2020 Share Price Target is satisfied by substituting “December 31, 2021” for “December 31, 2020” in Section 6.5(b). If the Committee determines under this Section 6.7 that the 2020 Share Price Target is satisfied, then 750,000 Shares will be allocated to the PSU Pool for the year ended December 31, 2020, as of such subsequent Determination Date under this Section 6.7.

6.8 Adjustment of Number of Shares Allocated to PSU Pool. The number of Shares, if any, allocated to the PSU Pool under Sections 6.3, 6.4, 6.6, and 6.7 may be adjusted as determined by the Committee applying the principals applicable under Section 4.2(a).

6.9 Number of Shares to be Paid to Grantee. This Section 6.9 is subject to the vesting and forfeiture provisions of Section 6.10. The number of Shares to be paid to the Grantee with respect to the PSU Pool will be determined as of each Determination Date and will equal the number of Shares allocated to the PSU Pool, if any, as of such Determination Date multiplied by the representative percentage of the PSUs awarded to the Grantee applicable to such Determination Date as stated in the Award Agreement (subject for all Grantees in the aggregate of a maximum of 100% of the total Shares for the applicable calendar year). If after applying the preceding provisions of this Section 6.9 to designate payment of Shares with respect to the PSU Pool as of a specific Determination Date there are Shares allocated to the PSU Pool that are not designated for payment (“remaining Shares”), then such remaining Shares will be paid to those Grantees receiving other Shares allocated to the PSU Pool as of such Determination Date, with such Grantees participating in the payment of the remaining Shares on a pro rata basis determined by their relative percentages of the PSU Pool per their Award Agreements. If the number of Shares to be paid to a Grantee under the preceding provisions of this Section 6.9 as of any Determination Date is not a whole number, then notwithstanding the preceding provisions of this Section 6.9, the Committee will adjust the number of Shares payable to the Grantee to be either the next highest or next lowest whole number of Shares as the Committee determines (subject to the maximum number of shares that may be allocated to the PSU Pool for each calendar year under Section 6.1).

6.10 Vesting and Forfeiture. Except as provided in Sections 6.11, 6.12 and 6.13, if the Grantee has a Termination of Affiliation on or prior to a Determination Date, then upon such Termination of Affiliation the Grantee will forfeit all rights under the Grantee’s Award and under the Plan and no Shares will be issued to the Grantee or the Grantee’s beneficiary (except to the extent Shares have been issued or are to be issued with respect to a preceding Determination Date) and the Grantee’s Award will be of no further force and effect.

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6.11 Vesting Upon Involuntary Termination of Affiliation Other Than for Cause. If the Grantee has a Termination of Affiliation due to an involuntary termination of the Grantee by the Company other than for Cause, then the Grantee’s Award will remain in force and effect until terminated under Section 6.15, and the Grantee will be vested in the Grantee’s Award with respect to all Determination Dates.

6.12 Vesting Upon Termination of Affiliation on Account of Disability. If the Grantee has a Termination of Affiliation on account of Disability, then the Grantee’s Award will remain in force and effect until terminated under Section 6.15, and the Grantee will be vested in Grantee’s Award with respect to all Determination Dates.

6.13 Vesting Upon Termination of Affiliation on Account of Death; Death of Vested Grantee Prior to Payment. If the Grantee has a Termination of Affiliation on account of death, then the Grantee’s Award will remain in force and effect until terminated under Section 6.15, and the Grantee’s Beneficiary will receive payment of the Shares, if any, otherwise payable to the Grantee under this Article 6 if the Grantee had been living.

6.14 Settlement - Delivery of Shares. The Company shall issue and deliver Shares, if any, payable to the Grantee or to the Grantee’s Beneficiary as of a Determination Date as soon as soon as reasonably practicable after the Determination Date and, to the extent reasonably practicable, not later than the time that Shares for the same period of time designated as “Earnout Shares” are issued and delivered to recipients under the Business Combination Agreement.

6.15 Termination of Award. Unless earlier terminated under Section 6.10, an Award will terminate upon the earlier of (a) the delivery to the Grantee or the Grantee’s Beneficiary of all Shares payable under the Grantee’s Award, or (b) as of the final Determination Date under this Article 6 if no Shares are payable under the Award.

Article 7.
Amendment, Modification, and Termination

7.1 Amendment, Modification, and Termination. Subject to Section 7.2, the Board, upon the recommendation, and subject to the approval, of the Compensation Committee, may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s shareholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s shareholders if such shareholder approval is require including the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to shareholders for approval.

7.2 Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee.

Article 8.
Withholding

8.1 Required Withholding.

(a) The Committee shall provide that when taxes under any Applicable Laws are to be withheld upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of taxes under Applicable Laws, including without limitation United States federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld, including cash obtained upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted an irrevocable instructions to deliver promptly to the Company, the amount to be withheld;

Annex C3-10

(ii) delivering part or all of the amount to be withheld in the form of Shares valued at its Fair Market Value on the Tax Date;

(iii) requesting the Company to withhold from those Shares that would otherwise be received upon the transfer of Shares, a number of Shares having a value on the Tax Date equal to the amount to be withheld; or

(iv) withholding from any compensation otherwise due to the Grantee.

The Committee shall provide that the amount of tax withholding upon the transfer of Shares, to be satisfied by withholding Shares, or upon the transfer of Shares pursuant to clause (iii) above, shall not exceed the maximum amount of taxes, including FICA taxes, required to be withheld under Applicable Law. An election by the Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

Article 9.
Additional Provisions

9.1 Successors. Subject to Section 4.2(b), all obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

9.2 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

9.3 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all Applicable Law, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Subsidiary) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any Applicable Law or regulation.

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9.4 Securities Law Compliance.

(a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares issued pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Company and any underwriter engaged by the Company, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s initial public offering or 90 days in the case of any other public offering. All certificates (if any) for Shares issued under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates (if any) to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Committee determines that the exercise or non-forfeitability of, or delivery of Shares pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, non-forfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

9.5 Code Section 409A. It is anticipated that no Award will be subject to Code Section 409A. However, to the extent Code Section 409A applies to an Award, the Plan will be interpreted and administered in compliance with Code Section 409A and U.S. Department of Treasury regulations so as not to result in taxes or penalties under Code Section 409A. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, if the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and each applicable Award Agreement as the Committee determines necessary or appropriate to (a) exempt the Award from Section 409A of the Code, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

9.6 No Rights as a Shareholder. No Grantee shall have any rights as a shareholder of the Company with respect to the Shares which may be deliverable upon payment of such Award until such Shares have been delivered to him or her.

9.7 Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

9.8 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees of the Company or any Subsidiary as it may deem desirable.

9.9 Governing Law. The Plan and all Award Agreements shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

9.10 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

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9.11 Affiliation. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Grantee’s employment at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of the Company or any Subsidiary.

9.12 Participation. No employee of the Company or any Subsidiary shall have the right to be selected to receive an Award under this Plan.

9.13 Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, (b) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”, and (c) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

9.14 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

9.15 Forfeiture of Shares. Any forfeiture of Shares described in this Plan will take effect as a surrender for no consideration of such Shares as a matter of Cayman Islands law.

9.16 Share Issuances. The allotment and issuance of Shares pursuant to the terms of this Plan shall be subject to the Amended and Restated Memorandum and Articles of Association of the Company. Shares shall not in fact be allotted and issued (or repurchased or forfeited) until the time at which the Participant’s name (and number of Shares to be allotted and issued) is entered on the Company’s Register of Members (or the existing entry is updated to reflect the repurchase or forfeiture) (the register being prima facie evidence of legal title to Shares) which entry shall occur promptly after the determination is made of Shares to be allotted and issued.

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ANNEX D

PROXY CARD

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Roderick Perry and Aamer Sarfraz (each, a “Proxy”) as proxies, each with full power to act without the other and the power to appoint a substitute to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of Draper Oakwood Technology Acquisition, Inc. to be held on December 19, 2018 at 10:00 a.m., Eastern time at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

~ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ~

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.— THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 and 4.			Please mark votes as ☐ indicated in this example

(1) The Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of September 4, 2018 (as may be amended), by and among Draper Oakwood Technology Acquisition, Inc., DOTA Holdings Limited, DOTA Merger Subsidiary Inc., Draper Oakwood Investments, LLC (in the capacity as the Purchaser Representative), Reebonz Limited and the other parties thereto, and the transactions contemplated thereby (the “Business Combination”);	FOR ☐	AGAINST ☐	ABSTAIN ☐	☐ Intention to Exercise Redemption Rights If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must also vote either for or against the Business Combination Proposal. In addition, you must comply with the procedures set forth in the proxy statement/prospectus under the heading “Special Meeting of DOTA Stockholders — Redemption Rights.”

(2) The Incentive Compensation Proposals — To consider and vote upon proposals to approve the adoption of the following incentive compensation plans: a. 2018 Omnibus Equity Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
b. 2018 Reebonz Share Option Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

c. Management Performance Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3) The Share Issuance Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable NASDAQ Stock Market LLC listing rules, the issuance of more than 20% of the issued and outstanding common stock of Draper Oakwood Technology Acquisition, Inc. in financing transactions in connection with the Business Combination; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4) The Adjournment Proposal — To consider and vote upon a proposal to adjourn the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date: , 2018

Signature

Signature (if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote AGAINST proposals 1, 2, 3 and 4. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of proposals 1, 2, 3 and 4. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

~ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ~